EXHIBIT 4.11

DATED 26 APRIL 2003

TERMS OF OFFER

- relating to -

THE SALE OF ALSTOM’S

SMALL GAS TURBINES BUSINESS

LOVELLS

Schedules

1.	SGT Companies

2.	Minor Units

3.	Apportionments

4.	Net Asset Statement

5.	General Warranties

6.	Tax Covenant and Tax Warranties

7.	Pensions

8.	Form of Spanish Local Transfer Agreement

9.	Form of Singapore Local Transfer Agreement

10.	Intentionally left blank

11.	Form of US Local Transfer Agreement

12.	Description of Shared Services Agreement and IT Services Principles

13.	Pre-Completion Reorganisation

14.	Intentionally Left Blank

15.	Warranties Matrix

16.	Environmental Indemnity

17.	Asbestos Indemnity

18.	Properties

19.	Purchaser’s Warranties

20.	Support for US Business

21.	Excluded Contracts

22.	GE Restrictions

23.	Third Party Consents

24.	Risk Sharing Mechanism and List of Relevant Contracts and Relevant Litigation

Annexes

1.	SGT Intellectual Property

2.	Criteria for disclosed bids and tenders

3.	List of settled litigation

4.	List of finance leases

5.	Panel of Queen’s Counsel

6.	List of uncapped liability contracts

7.	List of contracts which may not have an exclusion of liablity for consequential loss

Agreed form documents

-	Transitional Services Agreements

-	Data Room Index

-	Financial Book

-	Completion Memorandum

-	Reporting and Accounting Manual December 2002

Terms of Offer made the 26th day of April 2003

By:

(1)	ALSTOM (registered under number B389 058 447 at the Paris Registry of Companies) whose registered office is at 25 Avenue Kléber, 75116 Paris (the “Seller”); and

(2)	ALSTOM Power UK Ltd (registered in England and Wales under number 1174710) whose registered office is at Ruston House, Waterside South, Lincoln LN5 7FD and ALSTOM Power Industrial Turbine Services Ltd (registered in England and Wales under number 305622) whose registered office is at Ruston House, Waterside South, Lincoln LN5 7FD (the “UK Sellers”);

To:

(3)	Demag Delaval Industrial Turbomachinery N.V. (registered under number 08115006 at the Kamer van Koophandel Veluwe en Twente in the Netherlands) whose registered office is Lansinkesweg 1, 7553 AE Hengelo (Ov.) (the “Purchaser”); and

(4)	Demag Delaval Industrial Turbomachinery Limited (registered in England and Wales under number 4729734) whose registered office is Great West House, Great West Road, Brentford, Middlesex TW8 9DF (the “UK Purchaser”).

Recitals:

(A)	The Seller is the ultimate holding company in the ALSTOM Group and (directly or indirectly) controls the companies which carry on the SGT Business.

(B)	The Seller has offered to sell or procure the sale of the SGT Business to the Purchaser and/or subsidiaries of the Purchaser on and subject to the terms and conditions of this Offer.

(C)	To the extent that any assets, liabilities, contracts and/or employees of the SGT Business are not transferred to either the Purchaser or a Purchaser’s Group member pursuant to this Offer, the parties intend that such assets, liabilities, contracts and/or employees will be so transferred. To the extent that any assets, liabilities, contracts and/or employees of the Retained Business are transferred to either the Purchaser or a Purchaser’s Group member pursuant to this Offer, the parties intend that such assets, liabilities, contracts and/or employees will be transferred back to the Retained ALSTOM Group.

It is Agreed:

1.	Interpretation

1.1	In this Offer:

“ABB Ltd Excluded Liabilities” has the meaning given in the Share Purchase and Settlement Agreement between ABB Ltd, ALSTOM and ABB ALSTOM Power NV dated as of 31 March 2000, as amended and in effect on the date of this Offer the relevant provisions of such agreement being disclosed at Tab G/26/107 in the Data Room;

“Acquired Rights Directive” means the EC directive relating to the transfer of undertakings (77/187/EEC);

“Actual Fixed Asset Amount” has the meaning given in Part A of Schedule 4;

“Actual Net Working Capital” has the meaning given in Part A of Schedule 4;

“Affected Unit” has the meaning given in clause 6.6;

“Affiliate” means any holding company or subsidiary undertaking of any company or any subsidiary undertaking of any such holding company;

“ALSTOM Group” means the Seller and its subsidiary undertakings from time to time;

“ALSTOM Group Trade Marks” means the mark or name “ALSTOM” and any name confusingly similar thereto and the marks or names “AGT”, “EGT” and “EUROPEAN GAS TURBINES”;

“ALSTOM Holdings” means ALSTOM Holdings (registered under number B347 951 238 at the Paris Registry of Companies) whose registered office is at 25 Avenue Kléber, 75116 Paris;

“ALSTOM NV” means ALSTOM NV, a company limited by shares incorporated in the Netherlands whose registered number is 34116556;

“API” means ALSTOM Power, Inc., a Delaware corporation and the sole entity that currently conducts the SGT Business in the United States;

“Approval of the CE Plan” means the occurrence of the effective date of the CE Plan (within the meaning of “the effective date of the plan” as used in Section 1129 of the United States Bankruptcy Code);

“Asbestos Indemnity” means the indemnity given by the Seller in the terms of Schedule 17;

“Asbestos Liabilities” has the meaning given in Schedule 17;

“Asset Sale Businesses” means the UK Business, the businesses to be transferred pursuant to the Local Transfer Agreements set out in Schedules 8, 9 and 11 (if the option to acquire the US Business is exercised) and the Minor Units;

“Asset Sale Employees” means those persons who are wholly or predominantly employed in the SGT Business by the Asset Transferors and who are either listed in the document at tab A/168 of the Data Room or who become so employed between the date of this Offer and Completion in accordance with clause 5;

“Asset Transferor” means a transferor of SGT Assets to a Purchaser’s Group member pursuant to this Offer or a Local Transfer Agreement, or to an SGT Company pursuant to the Pre-Completion Reorganisation, including the transferor of a Minor Unit;

“Assigned IP” has the meaning given in clause 3.5;

“Balance Sheet Date” means 31 December 2002;

“Books and Records” has its common law meaning and includes, without limitation, all notices, correspondence, orders, enquiries, drawings, plans, books of account and other documents and all computer discs or tapes or other machine legible programmes or other records;

“Business Day” means any day (except any Saturday or Sunday) on which banks in Frankfurt and the City of London are open for business;

“Call Option” has the meaning given in clause 3.4;

“CE Plan” means Combustion Engineering, Inc.’s plan of reorganisation in its Chapter 11 case currently pending in the United States Bankruptcy Court for the District of Delaware, either in its present form or as it may be amended, supplemented or otherwise modified from time to time;

“Claim” means any claim under the Warranties;

“Code” means the United States Internal Revenue Code of 1986, as amended;

“Company-Wide Employee Benefit Plan” means each Employee Benefit Plan, other than the SGT Employee Benefit Plans, that is (i) maintained or sponsored by one or more members of the ALSTOM Group or to which one or more members of the ALSTOM Group contributes or is obligated to contribute or is a party or otherwise bound, and (ii) in which any SGT Group Employee is eligible to participate or otherwise receive or accrue any benefit, right or entitlement or which otherwise governs any of the terms and conditions of employment of any SGT Group Employee;

“Competition Conditions” means the conditions set out in clause 2.1;

“Completion” means completion of the sale and purchase of the Asset Sale Businesses, the Shares and the Minor Units and the assignment of the Assigned IP pursuant to this Offer in accordance with its terms as evidenced by the delivery of the Completion Memorandum;

“Completion Date” means, subject to clauses 5.4 and 6.6:

(a)	if the Conditions are duly satisfied or waived by 6:00 pm on 30 April 2003, 30 April 2003; or

(b)	if the Conditions are not duly satisfied or waived by 6:00 pm on 30 April 2003, the date specified in a notice by either the Seller or the Purchaser which is the last Business Day of the month in which the Conditions are duly satisfied or waived save that if the Conditions are duly satisfied or waived on a date that is less than five Business Days from the end of a month, the Completion Date shall be the last Business Day of the next month (provided that if the Completion Date would otherwise be 30 September it will occur on 1 October) or such other date as the Purchaser and the Seller may otherwise agree in writing.

Notwithstanding any other provision of this Offer, the Completion Date in relation to any Affected Unit, the US Business and the US Company shall be the date on which such Affected Unit, the US Business and/or the US Company is actually transferred to a Purchaser’s Group member pursuant to clause 6 or pursuant to the provisions governing the Call Option, as the case may be;

“Completion Memorandum” means the memorandum in the terms to be agreed describing certain documents to be executed and certain actions to be taken upon Completion pursuant to clause 6.4;

“Computer Programs” means any and all software programs as well as all associated documentation including, but not limited to, operating manuals, user instructions, technical literature, and other documentation of a similar nature, used in the SGT Business;

“Computer Systems” means any and all components of the computer systems used in the SGT Business, comprising the hardware, Computer Programs, firmware, peripherals and networks;

“Conditions” means the Competition Conditions and the Other Conditions;

“Consideration” has the meaning given in clause 4.1;

“Data Room” means the documents made available to the Purchaser in the course of its due diligence, an index of which is attached to the Disclosure Letter and is in the agreed terms;

“December Accounts” means the pro forma balance sheet of the SGT Business as at 31 December 2002 and the pro forma profit and loss account of the SGT Business for the nine months ended on 31 December 2002, in the form disclosed as an addendum to the Financial Book;

“Derivative Contracts” means all forms of derivative contracts, including without limitation forward purchases and/or sales of any commodity, stock or currency, export insurance contracts and interest rate swaps;

“Disclosed” means fairly disclosed by the Seller on or prior to the date hereof pursuant to the Disclosure Letter and for this purpose a matter shall only be ‘fairly’ disclosed if the extent of the disclosure is sufficiently detailed to enable a reasonable purchaser with knowledge of the industry to assess the nature and extent of the matters described;

“Disclosure Letter” means the letter from the Seller to the Purchaser delivered immediately prior to the making of this Offer;

“EC Merger Regulation” means Council Regulation 4064/89 as amended by Council Regulation 1310/97;

“Employee Benefit Plan” means each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, maintained in any jurisdiction, and each other employment, termination, severance, unemployment, retirement, vacation, bonus, incentive or deferred compensation, stock option or other equity based, change in control, retention, profit sharing, welfare or fringe benefit plan, agreement, policy, program, arrangement or understanding or other similar plan, agreement, policy, program, arrangement or understanding setting for the terms and conditions of employment or termination of employment of or in respect of any employee;

“Encumbrance” includes any charge, debenture, mortgage, pledge, lien, assignment, hypothecation, security interest, title retention or other security agreement or arrangement, any option, right to acquire, right of pre-emption, right of set-off or other type of preferential arrangement the effect of which is to give a creditor a preferential position in relation to any asset of a person on any insolvency proceeding of that person;

“Enterprise Value” means €575,000,000;

“Environment” means air (including air within buildings and air within other natural or manmade structures above or below ground), water (including territorial and coastal and inland waters, ground water and water in drains and sewers), land (including surface land and sub-surface land and land under any water), and any organisms supported by such media;

“Environmental Indemnity” means the indemnity given by the Seller in the terms of Schedule 16;

“Environmental Laws” means all or any applicable law (including without limitation statute, secondary legislation, directives, regulations, decrees, judicial, administrative or any other orders, agreements with any environmental authority (including Environmental Permits), statutory guidance and administrative codes of practice, civil, criminal or administrative law, or common law) relating to (i) protection of the Environment (ii) emissions, seepages, spillages, discharges, escapes or releases of, presence of, or exposure to, Hazardous Substances or other waste, pollutant or contaminant, (iii) management, use, treatment, storage, transport or disposal of Hazardous Substances or other waste, pollutant or contaminant, (iv) notification, investigation, clean up, treatment, remediation, control or removal of any contamination in the Environment, or (v) human health or safety;

“Environmental Liabilities” has the meaning given to that term in Schedule 16;

“Environmental Permit” means any permit, licence, consent, authorisation, registration of any other approval required by or issued pursuant to Environmental Laws;

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended;

“EURIBOR” means, in relation to any amount in EURO on which interest for a given period is to accrue:

(a)	the percentage rate per annum equal to the offered quotation which appears on the Reuters page which displays an average rate for the EURO (being currently the page described as Reuters Euribor 01) for such period at or about 11.00 am (London time) on the first Business Day of such period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying an average rate for the EURO as the Seller shall select; or

(b)	if no quotation for the EURO for the relevant period is displayed and the Seller has not selected an alternative service on which a quotation is displayed, the arithmetic mean (rounded upwards to three decimal places) of the rates (as notified to the Seller) at which each of Dresdner Bank and Crédit Agricole was offering to prime banks in the European Interbank Euro-currency Market deposits in the EURO of an equivalent amount and for such period at or about 11.00 am (London time) on the first Business Day of such period;

“EURO” or “€” means the single currency of the European Union as constituted by the Treaty on European Union;

“Excluded Assets” means:

(a)	(i) any assets formerly owned by Combustion Engineering Inc. and its subsidiary undertakings or (ii) save with the express written consent of the Purchaser, any other assets the transfer of which to a Purchaser’s Group member would give rise to Asbestos Liabilities in that company;

(b)	any shares other than the shares in the SGT Companies; and

(c)	the benefit of the Excluded Contracts;

“Excluded Contracts” means the contracts listed in Schedule 21;

“Excluded Liabilities” means:

(a)	the debts, liabilities (whether or not contingent and whether or not accrued) and obligations of the Asset Transferors, to the extent that they constitute ABB Ltd Excluded Liabilities;

(b)	any Asbestos Liabilities;

(c)	any liability for Taxation relating to matters or events arising prior to the Completion Date;

(d)	liabilities relating to Former Properties insofar as they relate to compliance with Environmental Laws or liability to a landlord for reinstatement of real property;

(e)	liabilities to ABB Ltd or any of its Affiliates pursuant to the Share Purchase and Settlement Agreement dated as of 31 March 2000 between ABB Ltd, ALSTOM and ABB ALSTOM Power NV, as amended and in effect on the date of this Offer;

(f)	liabilities relating to Retained Employees, including liabilities relating to retirement, pension and life assurance rights and benefits and accrued pension entitlements of the SGT Group Employees (save to the extent that they constitute Pension Obligations as defined in Schedule 4);

(g)	liabilities relating to those Excluded Assets referred to in clause (a)(i) of the definition of Excluded Assets;

(h)	any liability for which the ALSTOM Group is covered under an insurance policy to the extent that the ALSTOM Group recovers its losses and costs in relation to such liability;

(i)	subject to the provisions of Schedule 21, any liability arising out of the Excluded Contracts, except to the extent assumed by the Purchaser pursuant to support arrangements entered into in connection with such contracts;

(j)	liabilities to terminate current agency agreements not listed at Tab M/102 in the Data Room (except any agency agreements entered into in relation to a specific project);

(k)	any liability which was not included in the Net Asset Statement but which ought to have been so included, in accordance with the provisions of Schedule 4 (“Net Asset Statement Omissions”);

(l)	the counter-indemnity provided to any issuer of bonds which (i) relate to contracts for which the warranty period has expired and all obligations of the SGT Business have been fulfilled, (ii) have expired, and (iii) have not been returned by the beneficiary;

(m)	all liabilities for Financial Debt, including Intra-Group Debt, whether actual or contingent, of the Asset Transferors;

(n)	the UK Sellers’ VAT registration number (728 4619 11) and ALSTOM Ltd’s VAT registration number (531 9423 54); and

(o)	any liability or obligation arising under the letters referred to in clause 12.2(c);

“Financial Book” means the document containing a compilation of financial data concerning the SGT Business as well the Seller’s medium gas turbines and industrial steam turbines businesses prepared by Deloitte & Touche, including the addendum thereto, disclosed in the Data Room at Tab G/26/93 and in the agreed terms;

“Financial Debt” has the meaning given in Schedule 4;

“Forecast Fixed Asset Amount” has the meaning given in Schedule 4;

“Forecast Net Working Capital” has the meaning given in Schedule 4;

“Foreign Country Currency Reserve” has the meaning given in Schedule 4;

“Former Property” means any property owned, leased, operated or occupied by any of the SGT Group Companies prior to Completion other than the Properties;

“Frame Agreement” means any agreement entered into in connection with or otherwise relating to two or more Supply Agreements;

“Gas Turbines” means those gas turbine engines (excluding aero gas turbines and aeroderivative gas turbines) which comprise rotating and static elements and which primarily utilise air as their working gas (including the structural and auxiliary systems required for the operation of such gas turbine engines), but excludes:

(a)	the stack and air filtration system connected to such gas turbine engines;

(b)	the electrical generator of such gas turbine engines and any electrical equipment downstream of it;

(c)	the distributed control systems used with such gas turbine engines;

(d)	the fuel supply systems of such gas turbine engines outside the turbine enclosure; and

(e)	the lube oil systems of such gas turbine engines which are not integrated into the engine underbase,

in each of (a) to (e) above, with all related valves, pumps, piping, filters and controls;

“GE Transaction Agreement” means the agreement between ALSTOM, ALSTOM NV and General Electric Company, as amended, dated 23 March 1999 and relating to the sale by ALSTOM of its heavy duty gas turbine business;

“General Warranties” means those Warranties set out in Schedule 5;

“Governmental Authority” means any person exercising executive, legislative, regulatory or administrative functions of or pertaining to the government of any state or political subdivision thereof;

“Group” means the ALSTOM Group or the Purchaser’s Group, as appropriate;

“Hazardous Substance” means any waste, pollutant, contaminant or other hazardous, toxic, radioactive, noxious, flammable, corrosive or caustic matter (whether in solid, liquid or gaseous form or any combination thereof) including Asbestos;

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976;

“Indemnities” means the Asbestos Indemnity and the Environmental Indemnity together with the indemnities set out in clause 13 and Part B of Schedule 18;

“Intellectual Property” means inventions, patents (including supplementary protection certificates), trade marks, service marks, registered designs, utility models, design rights, topography rights, copyrights, rights in databases, trade secrets, rights in Know-how, business or trade names, get-up, domain names and all other intellectual property and neighbouring rights and rights of a similar or corresponding character in any part of the world (whether or not the same are registered or capable of registration) and all applications and rights to apply for or for the protection of any of the foregoing;

“Intra-Group Debt” has the meaning given in Schedule 4;

“Iran Loan” means the loan by ALSTOM Power UK Ltd to ALSTOM Desoil Services PJSC (of which the principal amount at the date of this Offer is approximately £350,000);

“Key Employee” means any SGT Group Employee entitled to a base salary in excess of €100,000 per annum in Europe and North America and €75,000 per annum elsewhere;

“Know-how” means confidential industrial and commercial information and techniques in any form (including paper, electronically stored data, magnetic media, film and microfilm) including, without limiting the foregoing, drawings, formulae, test results, reports, project reports and testing procedures, shop practices, instruction and training manuals, tables of operating conditions, market forecasts, specifications, quotations, tables, lists and particulars of customers and suppliers, technical methods and procedures;

“Law” means any law, statute, ordinance, code, rule, regulation, decree, order or determination of any Governmental Authority having the force of law;

“Local Transfer Agreements” means each of the agreements for the sale of the Shares and the Asset Sale Businesses in the agreed form attached as Schedules 8, 9 and 11;

“Local Transferors” means the relevant transferor under each of the Local Transfer Agreements;

“Long-Stop Date” means subject to clause 5.4, 31 March 2004 or such date as shall be agreed in accordance with clause 2.8;

“LTM Agreement” means any long-term maintenance agreement and service agreement relating to Gas Turbines which has a duration of at least three years, or which is renewable at the option of either of the parties thereto for a total period (including the initial contract period) of at least three years, which is an SGT Contract and as to which the total value is in excess of €500,000;

“March Accounts” means an audited balance sheet and an audited profit and loss account of the UK Sellers and each of its subsidiaries as at and for the year ended on 31 March 2003, including all notes, reports, statements and other documents annexed to them, whether or not pursuant to any legal requirement;

“Material Contracts” means all contracts, agreements, obligations and commitments, (excluding bids and tenders) (for the purposes of this definition, “Agreements”) which are SGT Contracts (a) which relate to the supply of goods or services by the SGT Business (i) which goods or services remain to be delivered or performed, or (ii) as to which the warranty period has not expired, and as to which the total value is in excess of €2,000,000 (for contracts involving the sale of equipment) or €500,000 (for aftermarket contracts); or (b) which constitute agency, distribution or licensing arrangements (other than agency or consultancy agreements specific to an individual project) that are material to the SGT Business; or (c) which do not exclude the liability (joint and several or otherwise) of the SGT Business for consequential damages other than in cases of gross negligence or fraud; or (d) which do not limit the liability (joint and several or otherwise) of the SGT Business to an aggregate amount no greater than the contract price thereunder or €2,000,000 (whichever is the higher) other than in cases of wilful misconduct, gross negligence, third party claims indemnity and any intellectual property rights indemnity;

“MGT/IST Agreement” means the agreement of even date herewith between the Seller, the Purchaser and others relating to the sale and purchase of the Seller’s medium gas turbines and industrial steam turbines businesses;

“Minor Units” means the parts of the SGT Business briefly described in Part A of Schedule 2;

“Net Assets Date” has the meaning given in Schedule 4;

“Net Asset Statement” has the meaning given in Schedule 4;

“Net Cash” has the meaning given in Schedule 4;

“Net Debt” has the meaning given in Schedule 4;

“Net Tax Asset” has the meaning given in Schedule 4;

“Net Tax Liability” has the meaning given in Schedule 4;

“Newco” means ACP Corporation;

“Option Period” has the meaning given in clause 3.4;

“Other Conditions” means the conditions set out in clause 2.5;

“Partial Completion” has the meaning given to that term in clause 6.6;

“Pension Obligations” has the meaning given in Schedule 4;

“Pension Schemes” means:

(a)	the pension arrangements relating to the SGT Employees of ALSTOM Power, Inc.; and

(b)	the pension scheme relating to the SGT Employees of ALSTOM Power UK Ltd governed by a Definitive Trust Deed dated 22 July 1998 (as amended) (which for the avoidance of doubt shall mean the main section or retirement capital plan section of the scheme save where a notification is made by the Seller under paragraph 2.3 of Schedule 7)

in each case as detailed in the Data Room;

“Pre-Completion Reorganisation” means the reorganisation in the agreed terms by the ALSTOM Group of the US Business and Iran carried out or to be carried out in all material respects before Completion on terms consistent with the description of such reorganisation set out in Schedule 13;

“Postponed Completion Date” has the meaning given in clause 6.10;

“Properties” means all land and premises listed in Part A of Schedule 18;

“Property Agreement” means the agreement relating to the transfer of the UK Properties to the Purchaser or its Affiliates entered into on the date of this Offer;

“Protected Person” means Siemens AG and any of its Affiliates from time to time (except for Affiliates with no other business purpose than to divest any part of the business conducted by the Purchaser’s Group from time to time to third parties) and any of its or their directors, officers or employees from time to time (whether or not such entity is an Affiliate at the time it suffers Asbestos Liabilities) and any successor to or assignee of their respective businesses or assets), provided that the Purchaser may nominate no more than three successors or assignees (other than Affiliates) as Protected Persons;

“Purchaser’s Group” means Siemens AG and its subsidiary undertakings from time to time and “Purchaser’s Group member” shall be construed accordingly; including, after Completion, SGT Group Companies who become subsidiary undertakings of the Purchaser;

“Purchaser’s Licence Agreement” means the agreement in the agreed terms to be entered into pursuant to clause 11.3;

“Purchaser’s Warranties” means those warranties set out in Schedule 19;

“Retained ALSTOM Group” means the ALSTOM Group as of and from Completion excluding the SGT Companies but including any Affected Unit that for the time being is part of the ALSTOM Group;

“Retained Business” means the business of the ALSTOM Group excluding the SGT Business;

“Retained Contracts” means all contracts, engagements and commitments of the ALSTOM Group other than SGT Contracts;

“Retained Employees” means all current or former employees of the ALSTOM Group, other than the SGT Group Employees;

“Retained Liabilities” means each of the debts, liabilities (whether or not contingent and whether actual or accrued) and obligations of any SGT Group Company (including those arising under the Retained Contracts) of any nature whatsoever to the extent arising in the course of the Retained Business;

“SBE Company” means (i) (x) any successor, assignee or direct or indirect transferee of any portion of the SGT Business resulting from the consummation of the Pre-Completion Reorganisation or the Transaction, or from any subsequent direct or indirect transfer, assignment or other disposition (whether by asset transfer, stock transfer, merger or consolidation, by operation of law or otherwise) of any portion of the SGT Business or any of the assets associated therewith, or (y) any direct or indirect successor to any of the foregoing, and (ii) any Subsidiary or Controlled Affiliate at any time of any person within the ambit of clause (i). For purposes of this definition only, (x) the term “Controlled Affiliate” means, with respect to any specified person, any other person that is directly or indirectly controlled by such specified person, and (y) the term “Subsidiary” means with respect to any specified person its subsidiary undertakings and/or any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such specified person;

“Scottish Leases” means the leases relating, respectively, to land at Kirkton Drive, Raiths Industrial Estate, Aberdeen and land at the Airport Industrial Park, Aberdeen;

“Seller Guarantee” means the guarantee given by the Seller in the agreed terms;

“Seller’s Licence Agreement” means the agreement in the agreed terms to be entered into pursuant to clause 11.4;

“Seller’s Solicitors” means Lovells of Atlantic House, Holborn Viaduct, London EC1A 2FG;

“Seller’s UK Pension Scheme” means the plan identified at paragraph (b) of the definition of “Pension Schemes”;

“SGT Assets” means any assets (other than the Excluded Assets) which are reflected in the Financial Book in so far as the Financial Book relates to the SGT Business or are used wholly or predominantly in the SGT Business together with any other assets that are agreed to be transferred pursuant to Schedule 12 (and including for the avoidance of doubt the benefit of the Iran Loan);

“SGT Business” means that part of the business of the “I Segment” forming part of the ALSTOM Group’s Power Sector which consists of the development, manufacture, sale, supply, servicing, operation and maintenance of small Gas Turbines (with a power output up to 15 Megawatts) and turbochargers, including facilities in Lincoln (UK), Houston (USA), Qeshm Free Zone (Iran), and Aberdeen (UK) and operations in the locations described in Schedule 2 (Minor Units and Shared Units), but excluding for the avoidance of doubt the manufacture of prototypes and testing activities conducted by ALSTOM Power Ltd through its ALSTOM Power Technology Centre in Whetstone (UK) and Advanced Manufacturing Facility in Lincoln (UK);

“SGT Companies” means the companies whose details are set out in Schedule 1;

“SGT Contracts” means those contracts, agreements, obligations and commitments (including outstanding bids and tenders) of the SGT Business which are reflected in the Financial Book (in so far as it relates to the SGT Business) or have been entered into or undertaken wholly or predominantly in the course of the SGT Business and whether or not the same remain to be performed (in whole or in part) at Completion and (save as expressly provided above) including all those which have been entered into by a Minor Unit or Shared Unit whether or not such Minor Unit or Shared Unit is transferred to the Purchaser pursuant to clause 3) but excluding the Excluded Contracts and the Derivative Contracts (but subject as provided in clause 24);

“SGT Employee Benefit Plan” means each Employee Benefit Plan in respect of which solely SGT Group Employees are eligible to participate or otherwise receive or accrue any benefit, right or entitlement and that is (i) maintained or sponsored solely by one or more SGT Group Companies or (ii) other than the applicable SGT Group Employee, to which solely one or more SGT Group Companies is a party or is otherwise bound;

“SGT Group Companies” means the SGT Companies and, prior to Completion, any Asset Transferor to the extent it is engaged in the SGT Business;

“SGT Group Employees” means the Asset Sale Employees, the Share Sale Employees and each individual currently employed by, or serving as an officer of, an SGT Company together with those employees listed in the Transitional Services Agreement and/or in Schedule 12;

“SGT Intellectual Property” means the Intellectual Property owned by the ALSTOM Group which relates directly to manufacturing technology and product technology which at Completion or in the five years prior to Completion: (a) is or has been used exclusively in the SGT Business or (b) (excluding tools, methods and design practices) is or has been used predominantly in the SGT Business, including without limitation the registered Intellectual Property described in Annex 1 (and, for the purposes of this definition, the adverb “predominantly” may, in appropriate cases, be assessed by consideration of the number of applications of the relevant Intellectual Property to products, the sales volume of products to which the Intellectual Property has been applied or other suitable criteria);

“SGT Intellectual Property Assignments” means the assignments of SGT Intellectual Property to be entered into on the date hereof but becoming effective at Completion pursuant to clause 11.2 in the agreed terms;

“SGT Liabilities” means each of the debts, liabilities (whether or not contingent and whether or not accrued) and obligations of the ALSTOM Group (including those arising under the SGT Contracts) of any nature whatsoever arising in the course of the SGT Business other than Excluded Liabilities;

“Share Sale Employees” means those persons who are employed wholly or predominantly in the SGT Business whose employment will transfer to the US Company pursuant to the Pre-Completion Reorganisation;

“Shared Services Agreements” means the agreements in the agreed terms brief particulars of which are set out in Schedule 12, and “Shared Services Agreement” means any one of them;

“Shared Units” means the business briefly described in Part B of Schedule 2;

“Shares” means the shares in the SGT Companies;

“Source Material” means all logic diagrams, flowcharts, orthographic representations, algorithms, routines, sub-routines, utilities, modules, file structures, coding sheets, coding, source codes, listings, functional specifications and program specifications, whether in eye-readable or machine-readable form;

“Specified Claim” means any claim arising under any of the Warranties contained in paragraphs 2 and 3 of Schedule 5;

“Stamp Duty Deed” means the deed entered into by the parties on the date of this Offer in relation to UK Stamp Duty;

“Supply Agreement” means any agreement for the supply to the SGT Business of goods or services with a value of at least €500,000 to which any SGT Company is a party or which is an SGT Contract;

“Tax” has the meaning ascribed to it in Part A of Schedule 6 and “Taxation” shall be construed accordingly;

“Tax Covenant” means the covenant set out in Part B of Schedule 6;

“Tax Warranties” means those warranties set out in Part C of Schedule 6;

“tools, methods and design practices” means:

(a)	software used for design and development, including Source Material;

(b)	databases and reports of materials data;

(c)	technology development and test results;

(d)	PDQ design processes and development procedures; and

(e)	written design practices and work instructions;

“Transaction” means the sale and purchase of the Asset Sale Businesses, the Properties and the Shares and the assignment of the Assigned IP in accordance with this Offer and the Property Agreement;

“Transfer Regulations” means the UK’s Transfer of Undertakings (Protection of Employment) Regulations 1981;

“Transferor” means each of the Asset Transferors and each of the transferors of the Shares and the Assigned IP;

“Transitional Services Agreement” means the agreement in the agreed terms relating to the provision of transitional services in the UK;

“UK” or “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland;

“UK Assets” means the SGT Assets of the UK Business;

“UK Books and Records” means the Books and Records used predominantly in the course of the UK Business;

“UK Business” means the entire business of the UK Sellers, being that part of the SGT Business that is carried on in Lincoln (UK) and Aberdeen (UK);

“UK Employees” means the SGT Employees of the UK Business;

“UK Properties” means the Properties brief particulars which are set out in Part A of Schedule 18;

“UK Sellers” means ALSTOM Power UK Ltd, a private company limited by shares registered in England and Wales under number 1174710 whose registered office is at Ruston House, Waterside South, Lincoln LN5 7FD;

“US” or “United States” means the United States of America;

“US Business” means that part of the SGT Business that is carried on in Houston, Anchorage and Syracuse, USA and Vera Cruz, Mexico;

“US Company” means ACP Corporation, a Delaware corporation;

“US Employee Benefit Plan” means each Employee Benefit Plan covering any current or former employee of the portion of the SGT Business engaged or operated in the United States or in respect of which any such current or former employee (or the beneficiaries and dependents of any such employee) may be entitled to any benefit, right or entitlement;

“US Pension Scheme” means the plan identified at paragraph (a) of the definition of “Pension Schemes”

“VAT” means value added tax;

“VATA” means the UK’s Value Added Tax Act 1994;

“VAT Regulations” means the UK’s Value Added Tax Regulations 1995;

“Warranties” means the General Warranties and the Tax Warranties; and

“Warranties Matrix” means the table set out in Schedule 15.

1.2	In this Offer, unless the context otherwise requires:

(a)	references to this Offer or any other document include this Offer or such other document as varied, modified or supplemented in any manner from time to time;

(b)	references to recitals, clauses and schedules and sub-divisions of them are references to the recitals and clauses of, and schedules to, this Offer and sub-divisions of them respectively;

(c)	references to any enactment include references to such enactment as re-enacted, amended or extended on or before the date of this Offer and any subordinate legislation made under it on or before the date of this Offer;

(d)	any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any other legal concept or thing shall in respect of any relevant jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

(e)	references to any English statute shall be construed so as to include equivalent or analogous laws of any other relevant jurisdiction;

(f)	the interpretation rule known as the eiusdem generis rule shall not apply, nor shall any similar rule or approach to interpretation and accordingly where a general statement is followed by the words “including” or “in particular” or where in some other way specific examples are given of matters included in the general statement, the words “including” or “in particular” or the specific examples shall not limit the scope of the ordinary meaning of the general statement;

(g)	references to a “person” include any individual, company, corporation, firm, partnership, joint venture, association, organisation, institution, trust or agency, whether or not having a separate legal personality;

(h)	references to the one gender include all genders, and references to the singular include the plural and vice versa;

(i)	references to a date or time of day shall be to such date or time of day in London;

(j)	headings are inserted for convenience only and shall be ignored in construing this Offer;

(k)	the words “company”, “subsidiary”, “subsidiary undertaking” and “holding company” have the meanings given to them by the UK’s Companies Act 1985; and

(l)	any obligation placed on a party by acceptance of this Offer shall be construed, where appropriate, as including an obligation on such party to procure the observance of such obligation by its subsidiary undertakings and any agreement of or obligation on a Purchaser’s Group member shall be deemed to arise only upon acceptance by the Purchaser of this Offer.

1.3	The Recitals and Schedules to this Offer form part of it.

1.4	Any reference in this Offer to a document being “in the agreed terms” is to a document in the terms agreed between the parties and for identification purposes only signed or initialled by them or on their behalf on or before the date of this Offer.

2.	Conditions to Seller’s and Purchaser’s obligations

2.1	The obligations of the Seller and the Purchaser to complete the Transaction are conditional upon the satisfaction or waiver by both the Seller and the Purchaser on or before the Long-Stop Date of the following conditions:

(a)	all waiting periods applicable to the Transaction under the HSR Act shall have expired or have been terminated; and

(b)	the suspension under Article 7 of the EC Merger Regulation shall no longer apply.

2.2	The Purchaser and the Seller shall use their best efforts to procure satisfaction of the Competition Conditions as soon as practicable, and in any event not later than 6:00 p.m. on the Long-Stop Date.

2.3	The Purchaser and the Seller shall co-operate with each other in relation to contacts with the US Federal Trade Commission, the US Department of Justice, the EC Commission or any other relevant regulatory authority in the following ways:

(a)	the Purchaser and the Seller shall to the extent practical co-operate, consult and agree in relation to any substantive submission, correspondence, communication or discussion with any regulatory authority relating to the Transaction;

(b)	the Purchaser and the Seller shall supply each other copies of the final form of any substantive submission, correspondence or communication sent to or received from any regulatory authority relating to the Transaction; and

(c)	the Purchaser and the Seller shall to the extent practical advise each other of and will be entitled to participate in all substantive meetings and contacts with a regulatory authority relating to the Transaction, whether in person, by telephone or by other means.

2.4	The fees charged by the competent merger control authorities for the merger control proceedings to be carried out in connection with the transactions contemplated by this Offer shall be borne by the Purchaser. Any other costs resulting from the merger control proceedings shall be borne by the party that incurred the said cost.

2.5	The obligations of the Purchaser to complete the Transaction are also conditional upon the satisfaction or the waiver by the Purchaser as soon as practicable but in any event on or before the Long-Stop Date of the following conditions:

(a)	the obtaining of the formal written consent (by deed) of each of the relevant landlords to the assignment of the Leases listed in Schedule 23 to the UK Purchaser;

(b)	fulfilment in all material respects of all obligations to inform and consult with employee representatives in connection with the Transaction pursuant to the Acquired Rights Directive or analogous regulations;

(c)	the Warranties indicated in column 2 of the Warranties Matrix being true and accurate as at Completion by reference to the circumstances at that time (save that Warranties expressly made as at another date shall be made only with reference to the facts existing as of that date), unless such a failure of the Warranties to be true and accurate at such time (when aggregated with breach of any warranty contained in Schedule 5 to the MGT/IST Agreement which is then outstanding (an “MGT/IST Breach”) does not or is not reasonably likely to have an adverse effect on the value of SGT Business (or, in the case of an MGT/IST Breach, on the value of the MGT/IST Business) amounting to an aggregate in relation to both businesses of at least €110 million, (excluding the effect of any events or changes in circumstances not occasioned by any such breach or breaches);

(d)	no event as described in paragraph 9 of Schedule 5 having occurred and not been remedied in relation to the Seller or any Transferor;

(e)	the obtaining of such other regulatory consents as the Purchaser may identify as being necessary to complete the Transaction and the fulfilment of all other mandatory provisions of law in any relevant jurisdiction necessary for completion of the Transaction; and

(f)	the delivery by the Seller to the Purchaser of duly executed Local Transfer Agreements substantially in the forms of Schedules 8 and 9 (together with schedules and exhibits duly completed) or in such other form as may be agreed.

2.6	In connection with the Pre-Completion Reorganisation the Seller and to the extent relevant, each Local Transferor shall:

(a)	use all reasonable endeavours to obtain the consents of all relevant third parties necessary to complete the Pre-Completion Reorganisation as soon as practicable and in any event prior to completion of the sale of the US Company, including all relevant board or shareholder approvals;

(b)	provide drafts of all documentation relating thereto which shall be consistent with the description of such reorganisation set out in Schedule 13 and with the other terms of this Offer; and

(c)	save as expressly provided in this Offer, be responsible for and shall indemnify the Purchaser against all costs and expenses (including Taxation) incurred as a result thereof and so that none of such costs and expenses shall be borne by any Purchaser’s Group member or be SGT Liabilities.

2.7	Without prejudice to the foregoing, the Seller shall use its best efforts to ensure that the Other Conditions are satisfied no later than the date on which the Competition Conditions are satisfied and in any event not later than 6.00 p.m. on the Long-Stop Date and, in relation to the Other Condition in clause 2.5(a), the Purchaser shall procure that the landlord of each of the properties in Schedule 23 is offered an acceptable financial covenant. However, if the Conditions have not been satisfied or have not been waived by the party or parties entitled to waive the relevant condition (by express written agreement) by 6.00 p.m. on the Long-Stop Date then, unless a Partial Completion has taken place in accordance with clause 6:

(a)	the agreement arising on acceptance of this Offer shall terminate and have no further effect (subject only to clause 15 (insofar as it relates to information about the Purchaser) and clause 16 (Announcements) which shall continue in force); and

(b)	subject to any liability which may arise from this clause 2, the parties shall be released from all liabilities and obligations hereunder.

2.8	If the parties agree that it appears that the Conditions which have not been or are not likely to be satisfied by the Long-Stop Date are likely to be satisfied within 40 Business Days thereafter, the Long-Stop Date shall be postponed by up to 40 Business Days by written agreement between the parties.

3.	Sale and purchase

3.1	Shares

(a)	On and subject to the terms and conditions of this Offer, the Seller (and each Local Transferor in respect of the Shares shown against its name in Schedule 1) shall sell or procure the sale of, and the Purchaser shall purchase or procure the purchase of the Shares (except the Shares in the US Company) on and with effect from the Completion Date, free from all Encumbrances and together with all rights which are on the Completion Date, or may after the Completion Date become, attached to them (including the right to receive all dividends and distributions declared, made or paid after the Completion Date). Without prejudice to the foregoing, the Shares shall be sold and purchased on and subject to the terms and conditions of the Local Transfer Agreements relating to those Shares.

(b)	The Seller (and each Local Transferor in respect of the Shares shown against its name in Schedule 1) shall procure that any other person shall waive any rights which may have been conferred on it or them under the Articles of Association (or equivalent constitutional documents) of the SGT Companies or otherwise or in any other way to have any of the Shares offered to it or them for purchase at any time on or before the transfer of the Shares pursuant to the provisions of this Offer.

3.2	Asset Sale Businesses

(a)	On and subject to the terms and conditions of this Offer, the Seller and the UK Sellers (and each Local Transferor in respect of the relevant parts of the SGT Business) shall sell or procure the sale of, and the Purchaser (and the UK Purchaser in respect of the UK Business) shall purchase or procure the purchase of, the Asset Sale Businesses (except the US Business) as going concerns, together with all assets (including goodwill, stock, SGT Contracts, plant and equipment, Properties (in each case free from all Encumbrances)) and all SGT Liabilities. Without prejudice to the foregoing, each Asset Sale Business shall be sold and purchased on and subject to the terms and conditions of the Local Transfer Agreement relating to that Asset Sale Business except the UK Business which shall be sold and purchased on and subject to the terms and conditions of this Offer.

(b)	The terms of the Local Transfer Agreement relevant to Iran shall be agreed. In the event of any conflict between this Agreement and the Local Transfer Agreements, the provisions of this agreement shall prevail.

3.3	Minor Units

(a)	On and subject to the terms of this Offer, the Seller shall sell or procure the sale of, and the Purchaser shall purchase or procure the purchase of, the Minor Units on and with effect from the Completion Date. Without prejudice to the foregoing, each Minor Unit shall be sold and purchased substantially on the terms of the Local Transfer Agreements set out in Schedules 8 and 9 as modified to the extent necessary to comply with local requirements.

(b)	Until the earlier of the transfer of the Shared Unit to a Purchaser’s Group member or the Long Stop Date under the MGT/IST Agreement each Shared Unit shall provide to the SGT Business the same services as are currently provided and on the same terms provided that those terms are at arm’s length.

3.4	Call Option

(a)	On and subject to the terms and conditions of this Offer, the Seller shall procure that the relevant member of the Retained ALSTOM Group shall on Completion grant to the Purchaser the right to require such member of the Retained ALSTOM Group to sell the US Business or the US Company (provided that the Purchaser will only be entitled to exercise its option to purchase the US Business after Approval of the CE Plan) to a Purchaser’s Group member, free from all Encumbrances (the “Call Option”) and the parties thereto shall execute a deed in the form of Part B of Schedule 6 which shall apply to the US Company or US Business, as the case may be. The US Business or US Company, as the case may be, shall be sold and purchased substantially on and subject to the terms and conditions of the Local Transfer Agreement set out in Schedule 11. In the event the Purchaser elects to exercise its option to purchase the US Company, it shall have the right to require that the relevant member of the Retained ALSTOM Group shall be a person other than API. The consideration for the US Business or the US Company shall be that part of the Enterprise Value apportioned to the US Business as adjusted pursuant to clause 4.2 as if it were an Affected Unit other than a Minor Unit.

(b)	The Call Option may be exercised by service of notice to the US Company and the Seller (such notice to be served in accordance with the provisions of this

Offer) at any time until 6:00 pm on the ninetieth day following the Completion Date (or, if such day is not a Business Day, the next following Business Day) (the “Option Period”). Within 5 Business Days of such service, API (or such other entity as may be the transferor) shall (and the Seller shall procure that API shall) duly execute the Local Transfer Agreement relating to the US Business or US Company. If the Call Option is not duly exercised before the end of the Option Period, then the Call Option shall lapse.

(c)	If Completion has occurred but the Call Option is not exercised before the end of the Option Period, the Purchaser shall pay to ALSTOM Holdings the sum of €17.6 million in consideration of the continuing application of the covenants given in clause 12 to the US Business, on the Business Day following expiry of the Option Period by telegraphic transfer in immediately available funds to such account as ALSTOM Holdings shall notify in writing to the Purchaser.

(d)	The provisions of Schedule 20 shall apply to:

(i)	the conduct of the US Business by API until completion of its sale pursuant to the Call Option; and

(ii)	the rights and obligations of the Retained ALSTOM Group and the Purchaser’s Group in relation to the US Business if the Call Option is not exercised during the Option Period.

3.5	Assigned IP

The SGT Intellectual Property shall be assigned to the Purchaser pursuant to the SGT Intellectual Property Assignments (such Intellectual Property, the “Assigned IP”).

3.6	Simultaneous completion

Subject to clause 6.6, the Purchaser shall not be obliged to complete the purchase of the Shares, the Asset Sale Businesses and the Assigned IP unless at Completion all of the Shares, the Asset Sale Businesses and the Assigned IP are transferred to a Purchaser’s Group member.

3.7	Property

The provisions of Part B of Schedule 18 shall apply.

4.	Consideration and Apportionments

4.1	Consideration

The total consideration payable by the Purchaser for the entire SGT Business (comprising the Asset Sale Businesses, Shares and the Assigned IP being assigned or transferred by the Seller or its subsidiaries together with the assets agreed to be transferred pursuant to Schedule 12) (the “Consideration”) shall be the Enterprise Value as adjusted pursuant to clause 4.2.

4.2	Adjustments to the Enterprise Value

(a)	The Enterprise Value will be adjusted for amounts reflected in the Net Asset Statement as follows:

(i)	if and to the extent that the amount of the Actual Net Working Capital is:

(1)	less than the amount of the Forecast Net Working Capital by more than €3 million, then the amount of the Enterprise Value shall be reduced by an amount equal to the entire amount of the shortfall in the Actual Net Working Capital below the Forecast Net Working Capital; or

(2)	more than the amount of the Forecast Net Working Capital by more than €3 million, then the amount of the Enterprise Value shall be increased by an amount equal to the entire amount of the excess in the Actual Net Working Capital over the Forecast Net Working Capital;

(ii)	the amount of the Enterprise Value shall be increased by an amount equal to the entire amount of the Net Cash or, as the case may be, reduced by an amount equal to the entire amount of the Net Debt;

(iii)	the amount of the Enterprise Value shall be reduced by an amount equal to the entire amount of the Pension Obligations;

(iv)	the amount of the Enterprise Value shall be increased by an amount equal to the entire amount of the Net Tax Asset or, as the case may be, reduced by an amount equal to the entire amount of the Net Tax Liability; and

(v)	to the extent that the Actual Fixed Asset Amount is less than the Forecast Fixed Asset Amount by more than €1 million, then the amount of the Enterprise Value shall be reduced by an amount equal to the entire amount of the shortfall; and

(b)	the amount of the Enterprise Value shall be reduced by €23.9 million as an agreed final adjustment in relation to the liability under US GAAP of the SGT Business pursuant to finance leases referred to in Annex 4.

4.3	Net Asset Statement

The provisions of Schedule 4 shall apply to the drawing up and finalising of the Net Asset Statement.

4.4	Apportionments

The Enterprise Value shall be apportioned in accordance with Schedule 3 and as otherwise agreed. Any adjustments made pursuant to clause 4.2 shall be made on the following basis:

(a)	for clause 4.2(a)(i) the differences between Forecast Net Working Capital and Actual Net Working Capital of the units concerned;

(b)	for clauses 4.2(a)(ii) to 4.2(a)(iv) the Net Cash, Net Debt, the Pension Obligations, the Net Tax Asset and Net Tax Liability of the units concerned;

(c)	for clause 4.2(a)(v) the differences between the Forecast Fixed Asset Amount and Actual Fixed Asset Amount of the units concerned; and

(d)	for clause 4.2(b) the deduction relates to the UK Business,

save as otherwise agreed.

4.5	Minor Unit teams

Without prejudice to their respective obligations under the agreement created by the acceptance of this Offer, the Seller and the Purchaser shall establish teams to facilitate completion of the transfer of the Minor Units that do not transfer on Completion in accordance with this Offer. They shall exchange full details of the members of those teams. The Minor Unit teams shall hold joint meetings (by telephone or otherwise) at regular intervals (but no less frequently than twice a month) to discuss progress in relation to the transfer of those Minor Units. They shall co-operate, exchange information and to all such things as are reasonably necessary to effect a prompt transfer of those Minor Units.

5.	Pre-Completion matters

5.1	Management of the SGT Business

Pending Completion (or, in the case of the US Business, pending a sale of the US Company or US Business, upon exercise of the Call Option or the lapsing of the Call Option, whichever occurs first) the Seller shall procure and hereby undertakes to the Purchaser that, except as agreed with the Purchaser or in connection with the Pre-Completion Reorganisation:

(a)	the Seller shall use all reasonable endeavours to avoid any material breach of a Warranty with reference to the facts existing at Completion, whether or not the Warranty is deemed to be repeated as at Completion pursuant to and on the terms of clause 8.2;

(b)	the SGT Business will be carried out in the ordinary course and that it will comply, in all material respects, with all applicable laws and will maintain all licences, consents and authorisations of any nature whatsoever (public or private) from which it, (i) currently benefits and which are material, or (ii) are necessary to carry on the SGT Business from time to time and each member of the ALSTOM Group will use best endeavours to continue to perform all Material Contracts to which it is a party in accordance with their terms in the ordinary course in all material respects;

(c)	all debts which are or have been incurred by each SGT Group Company in the ordinary course of business shall be settled within the relevant credit period or (if different) in the ordinary course as permitted by any particular creditor;

(d)	there shall be no change in the manner or time of the issues of invoices, the collection of debts or the policy of reserving for debtors in relation to any of the SGT Group Companies other than in the ordinary course of business, consistent with past practice;

(e)	no SGT Group Company will enter into any commitment (be that an individual commitment or a series of related commitments) for capital expenditure in an amount exceeding €250,000, nor shall any material capital expenditure which is included in the capital expenditure budget set out in the Financial Book be deferred, cancelled or delayed (but it is acknowledged that the Seller shall have no liability under Warranty 5.2 of Schedule 5 to the extent that the Purchaser does not give its consent to any such capital expenditure in accordance with this clause 5.1) and to the extent that consent to capital expenditure is denied there shall be no adjustment pursuant to clause 4.2(a)(v);

(f)	no material assets (being any with a value in excess of €200,000 (including any assets held under finance lease arrangements) or otherwise being material for the operation of the business of any of the SGT Group Companies), and no undertaking of any of the SGT Group Companies shall be disposed of or agreed to be disposed of or sold or agreed to be sold (in whole or part) and there shall be no grant of any Encumbrance in respect thereof;

(g)	no SGT Group Company shall incur any additional borrowings or other indebtedness or accept any financial facility (save for the use of an existing overdraft facility within its current limits, details of which are Disclosed) or make or grant any loan or other financial facility other than in the ordinary course of business consistent with past practice;

(h)	no SGT Group Company will discount, factor, securitise or otherwise dispose of or transfer any debts due to any SGT Group Company or pursuant to any SGT Contract other than in the ordinary course of business, consistent with past practice;

(i)	each SGT Group Company will enforce, to their full extent, the obligations of its Key Employees under their employment or service contracts with them, and each member of the ALSTOM Group will enforce, to their full extent, the obligations of its SGT Employees who are Key Employees under their respective employment contracts and each SGT Group Company and member of the ALSTOM Group will perform their respective obligations to Key Employees under their employment or service contracts;

(j)	each of the SGT Group Companies will keep proper accounting records as required by applicable law and in accordance with its past practice, containing complete and accurate entries of all dealings and transactions. No change shall be made to the accounting policies, practices and principles applied to any of the SGT Group Companies, each of which policies, practices and principles shall be applied on a basis consistent with past practice. The Seller shall provide to the Purchaser a monthly CARAT Summary of the SGT Business showing key performance indicators including profit and loss account, cashflow, capital employed, order intake and order backlog together with such other information as the Purchaser may reasonably request subject to the Seller’s confidentiality or other restrictions;

(k)	the insurance policies relevant to the business of the SGT Group Companies shall be maintained in force and shall not be amended, and all insurance claims of a value greater than €50,000 shall be notified in accordance with the relevant policy provisions and each such claim will be settled only in the ordinary course of business and any individual claims with a value in excess of such amount shall not be settled for an amount less than 75% of the total amount of the claim or (ii) if such settlement would result in the amount recovered being less than the amount claimed by more than €500,000. Promptly following acceptance of this Offer the Seller shall procure that the interest of the Purchaser will be noted on those insurance policies with effect from the date hereof;

(l)	no physical assets of the SGT Group Companies shall be removed from any of the Properties save in the ordinary course of business, consistent with past practice;

(m)	no Material Contracts with a term of five years or more or which relate to the Cyclone turbines or lease relating to the Properties shall be entered into, amended, varied, assigned or terminated or agreed to be entered into, amended, varied, assigned or terminated other than pursuant to a binding offer, bid or tender in force at the date of this Offer, details of which have been Disclosed in accordance with Annex 2 nor shall any binding offer, bid or tender to enter into the same be made.

(n)	other than pursuant to a binding offer, bid or tender, details of which have been Disclosed in accordance with Annex 2 and in force at the date of this Offer or approved by the Purchaser, no SGT Group Company shall enter into a contract binding offer, bid or tender to supply products or services:

(i)	with a forecast negative net margin over the expected life of that contract;

(ii)	in which the liability for consequential damages, other than those resulting from gross negligence or wilful misconduct, is not excluded; or

(iii)	in which the liability is not capped at the higher of €2 million or 100% of the contract price except for wilful misconduct, gross negligence, third party claim indemnity and any intellectual property rights indemnity;

(o)	no Encumbrance shall be created over any of the assets or undertaking of the SGT Group Companies and no guarantee or indemnity of financial obligations shall be given by the SGT Group Companies other than in the ordinary course of business, consistent with past practice;

(p)	the Seller shall until the first Completion Date use its best efforts to procure the issuance, for the benefit of the SGT Business, of bonds (such as performance guarantees, bonds and bid letters) whether provided by banks, insurance companies or any other institution or person sufficient for the business up to an amount of €120 million when aggregated with existing bonds issued for such purpose outstanding from time to time;

(q)	the Seller shall notify the Purchaser promptly of any matter which, so far as the Seller is aware, does or is reasonably likely to constitute a not insignificant breach of Warranties when given as at the date hereof or (to the extent they are to be repeated on Completion pursuant to clause 8.2) repeated as at Completion or, so far as the Seller is aware, does or is reasonably likely to give rise to a claim under the Tax Covenant or the Indemnities;

(r)	no SGT Group Company shall commence, settle or agree to settle any legal or arbitration proceedings save for the collection of debts in the ordinary course of business or shall settle any dispute with a customer on terms that would involve an obligation on the SGT Business to supply parts or services after Completion other than at a price which provides a margin which is consistent with its customary sales;

(s)	the SGT Group Companies shall not incur any obligations or liabilities to the ALSTOM Group (except any other SGT Group Company) and the ALSTOM Group (except any other SGT Group Company) shall not incur any obligations or liabilities to the SGT Group Companies, other than trading liabilities incurred in the ordinary course of business on arm’s length terms consistent with past practice and no existing agreement shall be modified in any way;

(t)	neither ALSTOM (Switzerland) Limited nor any of the SGT Group Companies shall grant, modify or terminate or agree to grant, modify or terminate any rights, or otherwise enter into any agreement or arrangement, relating to SGT Intellectual Property or otherwise permit any of its rights relating to SGT Intellectual Property to lapse, other than in the ordinary course of business, consistent with past practice;

(u)	the SGT Group Companies shall not pay any management charge to the Seller other than in the ordinary course of business, consistent with past practice;

(v)	no person who is employed by, or engaged in the business of, any Minor Unit shall be re-employed, re-engaged, re-assigned or have his employment or engagement with such Minor Unit otherwise altered by the employer;

(w)	no SGT Group Company will agree to become the holder or beneficial or other owner of, or have any interest (legal or beneficial) in any class of any shares, debentures or other capital or securities of, any other body corporate, firm, association, venture, person or entity wherever located; and

(x)	except in the case of arrangements where an MGT/IST Group Company agrees to co-operate exclusively with one or more persons in relation to a particular project, no MGT/IST Group Company shall become a party to any agreement, arrangement, covenant, understanding or practice which limits or restricts its freedom to carry on any business or activity, and to provide and take goods and services in such field and by such means and from, to and with such persons and in, into or from such part of the world, as it thinks fit.

5.2	Without prejudice to the generality of clause 5.1, the Seller shall procure that during the period prior to Completion each SGT Group Company and/or their respective officers and directors shall not, without the prior written consent of the Purchaser (other than pursuant to the Pre-Completion Reorganisation or in the ordinary course of business, consistent with past practice):

(a)	amend the Constitutional Documents (as this term is defined in paragraph 3.1 of Schedule 5) of any SGT Group Company;

(b)	appoint any person as a director of an SGT Group Company;

(c)	appoint or employ any person who, on taking up such appointment or employment, would become a Key Employee;

(d)	except in accordance with binding obligations existing at the date hereof, alter the terms of employment or engagement of any Key Employee in any manner whatsoever, including by way of adjustments to salary, bonus or other incentives (monetary or otherwise);

(e)	institute any new Employee Benefit Plan applicable to any SGT Group Employee or amend, modify or terminate any SGT Employee Benefit Plan or, if such action could result in an increase in the liabilities or obligations of any SGT Group Company in respect of the SGT Group Employees, any Company-Wide Employee Benefit Plan;

(f)	induce or attempt to induce any Key Employee to terminate his employment or transfer the employment of any such Key Employee to any other member of the ALSTOM Group and no SGT Group Company shall terminate or attempt to terminate the employment of any of its Key Employees (save in the event of gross misconduct in which event full details shall be notified to the Purchaser promptly);

(g)	enter into any agreement, arrangement or commitment or modify any existing agreement, arrangement or commitment with any Trade Union (as such term is defined in paragraph 17.15 of Schedule 5); or

(h)	agree to do any of the matters referred to in clauses (a) to (g).

5.3	Remedies for Pre-Completion Breaches

(a)	If at any time on or before Completion the Purchaser becomes aware either (i) of any fact or event (not being a fact or event arising out of the performance, in accordance with its terms, of the agreement arising upon acceptance of this Offer or Disclosed to the Purchaser) which is a breach of any of the Warranties when originally given or repeated as at Completion in accordance with clause 8.2 (b) by reference to the circumstances at that time or of clauses 5.1 or 5.2 and such breach or breaches (when aggregated with any MGT/IST Breach) have an adverse effect on the value of the SGT Business (or, in the case of an MGT/IST Breach, on the value of the MGT/IST Business) amounting to an aggregate in relation to both businesses of at least €110 million (excluding the effect of any events or changes in circumstances not occasioned by any such breach or breaches) or (ii) that any of the Conditions have become incapable of fulfilment prior to the Long-Stop Date then (unless a Partial Completion is possible) the Purchaser may, by written notice to the Seller before the Completion Date, elect to rescind the agreement created by acceptance of this Offer provided that for the purposes of this clause 5.3(a) only the Warranties indicated in column 2 of the Warranties Matrix shall be deemed to be repeated as at Completion. In addition, any breach of Warranty 22.1 or 22.2 in Schedule 5 when originally given or repeated as at Completion shall entitle the Purchaser to elect to rescind the agreement created by acceptance of this Offer whether or not such breach has an adverse effect on the value of the SGT Business as described above but, in the case of a breach of Warranty 22.1, the Purchaser shall only be entitled to elect to rescind the agreement created by acceptance of this Offer if the fact or event that constitutes a breach of Warranty 22.1 results in an increase in the likelihood of any Protected Person becoming subject to any new material Asbestos Liabilities.

(b)	If the Purchaser rescinds the agreement created by acceptance of this Offer pursuant to clause 5.3(a), such rescission shall be its sole remedy and it shall have no further remedy in relation to any breach of the Warranties or of clauses 5.1 or 5.2. If the Purchaser does not rescind the agreement created by acceptance of this Offer pursuant to clause 5.3(a), Completion shall take place without prejudice to any claims which the Purchaser may have for any breach of the Warranties or of clauses 5.1 or 5.2, but for the avoidance of doubt the Purchaser shall have no right to rescind the agreement created by acceptance of this Offer after Completion.

5.4	Disputes relating to pre-Completion breaches

In default of agreement between the Seller and the Purchaser as to whether any breach referred to in clause 5.3(a) (but not the question of whether there has been a breach of

Warranty 22.2) has occurred or as to the amount or nature of the adverse effect of any such breach or the increase in likelihood or materiality of the Asbestos Liability with respect to Warranty 22.1 by 6.00 pm on the tenth Business Day from the date of the Purchaser’s election under clause 5.3 (the “Initial Period”), the Purchaser shall have 10 Business Days from the date of the expiration of the Initial Period to select and brief a Queen’s Counsel listed on the panel listed in Annex 5, provided that if this has not taken place by 6:00 pm on the tenth Business Day following the end of the Initial Period, the Seller shall be entitled immediately to select and brief a Queen’s Counsel from the panel in Annex 5. The fees and expenses of the Queen’s Counsel shall be borne by the parties in the proportions specified by the Queen’s Counsel. The parties shall deliver to such Queen’s Counsel such indemnities as he may reasonably require. The Queen’s Counsel shall act as an expert and not as an arbitrator (taking local advice in the event that the laws of another jurisdiction are relevant, together with such other advice as he may deem appropriate) and his decision shall be final and binding on the parties in relation to the Purchaser’s right to rescind pursuant to clause 5.3(a) and to the allocation of fees and expenses. The Completion Date and the Long-Stop Date shall be deferred to the extent necessary for the procedure set out in this clause 5.4 to take place. If no determination has been made by the Queen’s Counsel briefed pursuant to this clause 5.4 within 60 Business Days of the matter being originally referred to him, then the provisions of this clause shall no longer have any effect other than the obligation on the parties to pay the relevant fees and expenses of the Queen’s Counsel in the proportions deemed appropriate by him.

6.	Completion

6.1	Subject to:

(a)	the due satisfaction or waiver of the Conditions by the party or parties entitled to waive such condition;

(b)	the Purchaser not having elected to rescind the agreement created by acceptance of this Offer pursuant to the provisions of clause 5.3; and

(c)	the provisions of this clause 6,

Completion shall take place at the Brussels offices of the Seller’s Solicitors on the Completion Date.

6.2	UK Business

(a)	Immediately before Completion, the UK Sellers shall ensure that all fastenings attaching any of the plant and machinery owned by the UK Sellers to land which can safely be undone shall be undone so that such plant and machinery are in a state of severance from the land at the time of Completion and title shall pass by delivery under clause 6.2(b).

(b)	On Completion the UK Sellers will place the UK Purchaser in effective possession and control of the UK Business and cause to be delivered to the UK Purchaser:

(i)	all the UK Assets which are capable of passing by delivery, together with all relevant documents of title that are in the possession of the UK Sellers. Where any of the UK Assets are in the possession of a third party, the Seller shall deliver to the UK Purchaser a written instruction in the agreed terms addressed to that third party directing it to hold such UK Assets to the UK Purchaser’s order;

(ii)	a certified copy of special resolutions in agreed terms changing the name of Napier Turbochargers Limited and Ruston Gas Turbines Limited;

(iii)	the UK Books and Records;

(iv)	as and when requested by the Purchaser in writing, copies of all payroll records, and records of National Insurance, relating to all UK Employees duly completed up to the Completion Date;

(v)	the VAT records referred to in clause 22.2; and

(vi)	all the vehicle registration documents and all current licences and certificates in respect of the motor vehicles owned or leased by the UK Sellers and used by any UK Employee.

6.3	Delivery of documents

(a)	On Completion each party shall deliver to the other party:

(i)	duly executed copies of the Local Transfer Agreements, together with any document stated to be deliverable by such party or a member of its Group on Completion pursuant to the Local Transfer Agreements;

(ii)	transfer agreements and transfers in respect of the Minor Units, together with any document stated to be deliverable by such party or a member of its Group on Completion pursuant to such agreements and transfers;

(iii)	the original or a certified copy of any power of attorney under which any document required to be delivered under this Offer has been executed; and

(iv)	duly executed copies of the Stamp Duty Deed and the Property Agreement.

(b)	In addition to the documents to be delivered by it pursuant to clause 6.3(a), on Completion the Seller shall deliver to the Purchaser:

(i)	a certificate in the agreed form signed by a senior executive of the Seller certifying that, as at Completion, the Warranties that are deemed to be repeated on Completion pursuant to clause 8.2 are true and accurate in all material respects or, where a Warranty itself is qualified by reference to materiality, in all respects, by reference to the circumstances at that time (save that Warranties made as at another date shall be made only with reference to the facts existing as of that date) and that no claim has arisen pursuant to the Indemnities;

(ii)	duly adopted resolutions of each of the Transferors approving the sale of the Asset Sale Businesses, Shares and the assignment of the Assigned IP to the Purchaser; and

(iii)	reasonable evidence of satisfaction of the condition in clause 2.5(a), to the extent the same has not been waived by the Purchaser.

6.4	Execution of further Completion documents and performance of certain actions

On Completion the parties shall duly execute outside of the United Kingdom, or shall carry out any actions identified in, or shall procure that the relevant persons shall duly execute outside of the United Kingdom, or shall carry out any actions identified in:

(a)	the agreed form documents referred to in clause 11 (Intellectual Property) including the SGT Intellectual Property Assignments;

(b)	the Transitional Services Agreement; and

(c)	the Completion Memorandum.

6.5	Payment of the Consideration

(a)	The Purchaser shall pay on Completion on account of the Consideration the amount of €505,000,000 by telegraphic transfer in immediately available funds as follows:

Transferor	Amount
ALSTOM Power UK Ltd	€381,799,000
ALSTOM (Switzerland) Ltd	€103,300,000
ALSTOM Power Industrial Turbine Services Ltd	€11,900,000

ALSTOM Power Singapore Pte Ltd	€8,000,000
ALSTOM Holdings	€1,000

(b)	Following the final agreement or determination of the Net Asset Statement (in accordance with Schedule 4) and the adjustments to be made pursuant to clause 4.2, an amount equal to the difference between the amount paid by the Purchaser to the relevant selling entities on account of the Consideration pursuant to clause 6.5(a) and the amount of the Enterprise Value as adjusted pursuant to clause 4.2 shall be payable by the Purchaser to the relevant selling entities or repayable by the relevant selling entities to the Purchaser as applicable.

6.6	Partial Completion

If the transfer of any part of the SGT Business has not occurred on or before the Long-Stop Date because one or more of the Conditions or of the requirements to deliver any document at Completion pursuant to clause 6.3(a)(ii) (a “Requirement”) has or have not then been satisfied or waived, but such Conditions or Requirements would be satisfied if the shares in one or more companies or one or more of the Asset Sale Businesses (each, an “Affected Unit”) were not transferred, then, following notice in writing to this effect served on the Purchaser by the Seller or by the Seller on the Purchaser:

(a)	Completion (“Partial Completion”) shall nevertheless proceed in accordance with this Offer in so far as it does not relate to the Affected Unit(s) provided that upon such Completion (i) the Asset Sale Businesses and the SGT Companies to be transferred would represent at least 85% of the Enterprise Value and would include the entire facilities at Lincoln; and (ii) the Assigned IP would also be transferred to the Purchaser. The Consideration payable in respect of such transferred companies, businesses and assets would equal the aggregate of the amounts of Enterprise Value apportioned to each such company, business or asset in Schedule 3, as adjusted pursuant to clause 4.2 in relation to those units. This clause 6.6 will be applied based on the Enterprise Value and the Net Asset Statement applicable to those transferred units in determining the payment of the Consideration in accordance with clause 6.5(b);

(b)	the transfer of any Affected Unit shall be postponed so as to permit it to be completed after the Completion Date in accordance with the provisions of clauses 6.7 to 6.10;

(c)	upon any actual transfer of an Affected Unit (other than a Minor Unit) to the Purchaser in accordance with clause 6.10 a separate Net Asset Statement shall be drawn up in relation to it in accordance with Schedule 4 and the Consideration shall be the Enterprise Value attributable to that unit in Schedule 3 as adjusted pursuant to clause 4.2 (which in the case of the adjustments to be made under clause 4.2(a)(i) and (v) would be calculated by reference to the Forecast Fixed Asset Amount and Forecast Net Working Capital attributed to that Unit in Schedule 3) but so that clause 4.2(a)(i) shall be applied without reference to the €3 million threshold and so that clause 4.2(a)(v) shall be applied without reference to the €1 million threshold;

(d)	upon any actual transfer of a Minor Unit to the Purchaser in accordance with clause 6.10 the Consideration for that unit will be the Enterprise Value attributed to that unit in Schedule 3 subject to any adjustments to be made pursuant to clauses 4.2(a)(ii), (iii) or (iv) and 6.6(e) but for the avoidance of doubt, without adjustment pursuant to clauses 4.2(a)(i) and (v);

(e)	within 30 Business Days of the agreement or determination of the relevant statements pursuant to subclause (f) below the Seller will pay to the Purchaser the amount (if any) by which the aggregate cumulative Actual Net Working Capital (calculated at the transfer date for each such transfer in accordance with Schedule 4) of all Affected Units which were Minor Units transferred after the Completion Date is negative by more than €1 million (for example, if such Actual Net Working Capital is a negative €3 million, the Seller shall pay to the Purchaser an amount of €2 million). Any payment due from the Seller to the Purchaser at the end of the twelve month period will take account of the previous payment made after six months and if the Seller overpaid after six months, the Purchaser shall reimburse to the Seller any excess (but only up to the amount of the payment made after six months). For the avoidance of doubt, no payment shall be made by the Purchaser to the Seller for any positive amounts of Net Working Capital or negative amounts less than €1 million;

(f)	in order to determine any such working capital adjustment for the delayed transfer of Affected Units which are Minor Units, the Purchaser will provide the Seller 6 months and 12 months after the Completion Date with a statement of the Actual Net Working Capital transferred in the relevant period within 30 Business Days of the period end together with all relevant working papers. Such statements shall then be subject to the dispute resolution procedures as set out in Part D of Schedule 4. If the Actual Net Working Capital has been determined in accordance with those procedures for the first six month period, the result will form the basis of the Actual Net Working Capital for the relevant transfers in the twelve months statement and will not be subject to any further dispute in respect of the twelve months statement;

(g)	without prejudice to clause 2, the parties shall cooperate to identify and implement appropriate measures so that any Affected Unit can be exempted from transfer until its transfer is permitted; and

(h)	pending actual transfer of the Affected Unit in accordance with clause 6.7 or 6.8, the Seller shall procure that the provisions of clauses 5.1 and 5.2 are observed insofar as they relate to the Affected Unit.

6.7	If, at any time during the period of 6 months following Completion, the Conditions are satisfied or waived in relation to an Affected Unit, then, subject as set out in clause 6.8, the Seller and the Purchaser shall be obliged to complete the sale and purchase of the said Affected Unit.

6.8	In the event that an Affected Unit is not transferred to the Purchaser pursuant to clause 6.9 above, then for a period of 6 months following the expiry of the six-month period referred to in clause 6.9, the Purchaser shall have the option, exercisable upon written notice to the Seller, to acquire the Affected Unit upon and subject to the terms of this Offer, including the provisions of clause 2.5. During the said 6 month period, the Seller shall use its best efforts to ensure that the Conditions and Requirements are satisfied as soon as practicable.

6.9	If completion of the sale of an Affected Unit has not taken place after expiry of the second 6 month period referred to in clause 6.8, the Seller shall be entitled (i) to transfer the whole or part of the Affected Unit to any third party, provided that such third party acquirer undertakes to the Purchaser (or its nominee) to comply with the provisions of clause 12 mutatis mutandis, and/or (ii) to retain ownership and control of, and to operate, all or part of the Affected Unit subject to the provisions of clause 12.

6.10	In the case of a transfer of an Affected Unit pursuant to clauses 6.7 and 6.8, unless the Purchaser and the Seller agree otherwise in writing, such transfer shall take place on the date that is the last Business Day of the month in which the Purchaser notifies the Seller that all the Conditions are duly satisfied or waived in relation to that Affected Unit save that (i) if such notification is given to the Seller on a date that is less than five Business Days from the end of the relevant month the Completion Date shall be the last Business Day of the next month and (ii) if the Completion Date would otherwise be 30 September it will occur on 1 October (the “Postponed Completion Date”). If it comes to the attention of the Purchaser that a Condition has been satisfied, then the Purchaser shall notify the Seller of such satisfaction immediately and vice versa. The terms of clauses 6.1 to 6.5 shall apply to any such transfer at the relevant Postponed Completion Date, mutatis mutandis (subject to any alterations agreed in writing between the parties), and the price payable by the Purchaser in respect of such Affected Unit shall be as described in clause 6.6(c), (d) and (e) above. The Enterprise Value attributable to the relevant Affected Unit shall be paid on the date of the relevant completion on account of the Consideration for that unit with the relevant adjustments under clauses 6.6(c), (d) and (e) to be settled between the parties subsequently.

7.	Contracts, liabilities, employees and intra-group guarantees

7.1	SGT Contracts and SGT Liabilities

Without prejudice to the provisions of Schedule 6 and with effect from the Completion Date the Purchaser shall, or shall procure that a Purchaser’s Group member shall:

(a)	assume, perform and discharge all the SGT Liabilities and the Purchaser shall take all such steps as may be required to procure the release of the relevant Retained ALSTOM Group member from any SGT Liability and in the meantime shall indemnify the Seller (for itself and as trustee for any member of the Retained ALSTOM Group) accordingly; and

(b)	be entitled to the benefits under the SGT Contracts. Pending the consent where necessary of the other contracting parties, the Retained ALSTOM Group will hold the benefits under the SGT Contracts for the account of the Purchaser or the relevant Purchaser’s Group member, and in particular shall receive any payment made to a member of the Retained ALSTOM Group in respect of the SGT Contracts as trustee for the Purchaser and shall account to the Purchaser for such payment within five Business Days of its receipt.

7.2	Retained Liabilities and Retained Contracts

With effect from the Completion Date the Seller shall, or shall procure that a member of the Retained ALSTOM Group shall:

(a)	retain the Retained Liabilities and the Seller shall take all such steps as may be required to procure the release of the relevant Purchaser’s Group member from any Retained Liability and in the meantime shall indemnify the Purchaser (for itself and as trustee for any Purchaser’s Group member) accordingly; and

(b)	be entitled to the benefits under the Retained Contracts. Pending the consent where necessary of the other contracting parties, the Purchaser’s Group will hold the benefits under the Retained Contracts for the account of the Seller or the relevant member of the Retained ALSTOM Group and in particular shall receive any payment made to an SGT Company in respect of the Retained Contracts as trustee for the relevant member of the Retained ALSTOM Group and shall account to such member for such payment within five Business Days of its receipt.

7.3	“Wrong pocket” provisions

(a)	In the event and to the extent that the Seller or any of its Affiliates conveys or transfers to the Purchaser or any Purchaser’s Group member title to any assets (including contracts) of the Retained Business, whether by sale, lease, assignment or any other form of disposition (directly or indirectly through the sale of an SGT Group Company), then upon the Purchaser becoming aware of the same (whether by notice from the Seller or otherwise), the Purchaser and each relevant member of its Group shall, at the Seller’s sole cost and expense, re-convey or re-transfer any such assets to the Seller, and the Seller shall be obliged to accept the transfer of such assets upon terms reasonably satisfactory to the Purchaser and the Seller and the Purchaser shall take all such additional steps and make such payments as shall be necessary to place the Seller in the same economic position as if the transfer of the relevant assets had not occurred (deducting the costs to be borne by the Seller pursuant to this clause).

(b)	Subject to clause 6.7, in the event that any SGT Asset is not transferred to the Purchaser or a Purchaser’s Group member on Completion, then upon the Seller becoming aware of the same (whether by notice from the Purchaser or otherwise), the Seller shall, at its sole cost and expense, promptly take all necessary steps to ensure the transfer of any such asset to the Purchaser (or as the Purchaser may direct), in a manner and form reasonably satisfactory to the Purchaser and the Seller, and shall take all such additional steps and make such payments as shall be necessary to place the Purchaser in the same economic position as if the transfer of the relevant SGT Asset had occurred at Completion.

7.4	Assignment etc of SGT Contracts and Retained Contracts

Save as expressly stated otherwise and without prejudice to clauses 2.5(a), 7.1 and 7.2:

(a)	each party shall use its reasonable endeavours (both before and after Completion) to procure the assignments, novations, consents, approvals and waivers (“Third Party Consents”) that are necessary in order to pass the benefit (subject to the burden) of each SGT Contract to an SGT Company or a member of the Purchaser’s Group and where there is a choice of method of so passing the benefit (subject to the burden) of an SGT Contract, provided that there is no disadvantage to either party in pursuing novation of that contract as opposed to any other method, the contract in question shall be novated;

(b)	the provisions of clause 7.4(a) shall not apply where the Purchaser has reasonable cause to believe that to apply them may be disadvantageous to the SGT Business whether because it would result in the counterparty treating the

SGT Contract as repudiated or otherwise so long as the party holding such belief shall first have consulted the other party in good faith; and

(c)	insofar as at completion a Third Party Consent has not been obtained in relation to any SGT Contract (such contract being referred to in this clause as a “Non-Assignable Business Contract”):

(i)	the agreement created by acceptance of this Offer shall not constitute an assignment or attempted assignment if the same would be illegal or would constitute a breach of any Non-Assignable Business Contract;

(ii)	unless and until such Third Party Consent has been obtained and accordingly the Non-Assignable Business Contract has been conveyed:

(1)	the original contracting party shall continue its corporate existence and shall co-operate in any reasonable arrangements designed to provide for the Purchaser the benefits under the Non-Assignable Business Contract;

(2)	the Purchaser shall carry out, perform and complete all the obligations and liabilities of the original contracting party under or in relation to the Non-Assignable Business Contract as the original contracting party’s sub-contractor or agent provided that such sub-contracting or agency is permissible and lawful under the Non-Assignable Business Contract;

(3)	the original contracting party shall give all such assistance as the Purchaser may reasonably require to enable the Purchaser to enforce its rights under or in relation to the Non-Assignable Business Contract including, at the Purchaser’s request, a power of attorney enabling the Purchaser to deal with the Non-Assignable Business contract;

(4)	the original contracting party shall provide access to the Purchaser to all relevant books, records and other documents and information in relation to the Non-Assignable Business Contract as the Purchaser may reasonably require;

(5)	the original contracting party shall deliver promptly to the Purchaser any correspondence, notice or other document or item received by it in relation to the Non-Assignable Business contract.

7.5	Shared contracts

(a)	Where:

(i)	some of the obligations under an SGT Contract with a third party fall to be performed by the SGT Business and other such obligations fall to be performed by the Retained Business; and

(ii)	upon the transfer of that SGT Contract pursuant to clause 7.1 no member of the Retained ALSTOM Group will remain as a party to that SGT Contract and there is no sub-contract or other binding agreement already in place, then as from the Completion Date the relevant Purchaser’s Group member and the relevant member of the Retained ALSTOM Group shall enter into a sub-contract under which the member of the Retained ALSTOM Group will perform the obligations which fall to be performed by the Retained Business with respect to that SGT Contract. The sub-contract shall reflect the terms of the SGT Contract as they apply to the Retained Business’s share to the extent reasonable and reflecting arm’s length market terms having regard to the terms of the relevant SGT Contract.

(b)	Where:

(i)	some of the obligations under a Retained Contract with a third party fall to be performed by the Retained Business and other such obligations fall to be performed by the SGT Business; and

(ii)	Completion no Purchaser’s Group member will remain as a party to that Retained Contract and there is no sub-contract or other binding agreement already in place,

then as from the Completion Date the relevant member of the Retained ALSTOM Group and the relevant Purchaser’s Group member shall enter into a sub-contract under which the Purchaser’s Group member will perform the obligations which fall to be performed by the SGT Business with respect to that Retained Contract. The sub-contract shall reflect the terms of the Retained Contract as they apply to the SGT Business’s share to the extent reasonable and reflecting arm’s length market terms having regard to the terms of the relevant SGT Contract.

7.6	SGT Group Employees

(a)	In member states of the European Union and in other states where employees transfer automatically to a transferee of an undertaking pursuant to the Acquired Rights Directive or provisions having similar effect (including in the UK where the

Transfer Regulations apply) the contract of employment of each Asset Sale Employee who on the Completion Date is actively employed by an Asset Transfor or who is absent from such employment due to temporary illness or and approved vacation or short term leave of absence will (subject to any right of the individual employee to object to such transfer) and in each case in accordance with mandatory applicable local law have effect as if originally made between the relevant member of the Purchaser’s Group and the Asset Sale Employee and the relevant member of the Purchaser’s Group shall assume all rights, power, duties and liabilities under or in connection with the contract of employment of the Asset Sale Employee (except in respect of occupational pension arrangements).

(b)	In jurisdictions other than those referred to in clause 7.6(a), the Purchaser shall procure that a Purchaser’s Group member in the relevant jurisdiction, shall offer suitable employment to each Asset Sale Employee who on the Completion Date is actively employed by an Asset Transferor or who is absent from such employment due to temporary illness or an approved vacation or short term leave of absence with effect from the Completion Date on terms and conditions of employment, including compensation and benefits, that are substantially equivalent, in the aggregate, to those on which such employee is then employed (such offer to be conditional only upon and to take effect from Completion).

(c)	The Seller shall procure that an SGT Company offers employment to take effect prior to Completion to the Share Sale Employees who, on the Completion Date, are actively employed by a member of the Retained ALSTOM Group or who are absent from such employment due to temporary illness or an approved vacation or short term leave of absence, on terms and conditions of employment, including compensation and benefits, that are substantially equivalent, in the aggregate, to those on which such employees are currently employed.

(d)	The Seller shall procure that each member of the Retained ALSTOM Group shall perform and observe all its obligations (including statutory obligations) under or in connection with the contracts of employment of the SGT Group Employees up to the Completion Date, including all obligations to inform and consult with relevant employees or their representatives (and including in relation to the Pre-Completion Reorganisation). The Purchaser shall, or shall procure that a Purchaser’s Group member shall, perform and observe all such obligations with respect to the SGT Group Employees with effect from and after the Completion Date and regarding the time after the Completion Date. Part 2 of Schedule 7 shall also have effect. The Purchaser further agrees to assume the obligations to pay all accrued obligations of the Retained ALSTOM Group to the Asset Sale Employees for salary or hourly wages, vacation leave and sick leave accrued but unpaid as at the Completion Date, to the extent liability therefor is reflected in the Net Asset Statement.

(e)	The Seller shall indemnify and keep indemnified the Purchaser (for itself and as trustee for each Purchaser’s Group member) against all losses, costs, liabilities, expenses, actions, proceedings, claims and demands arising out of or in connection with:

(i)	any claim by an SGT Group Employee in respect of any failure of the Seller to comply with its obligations described in clause 7.6(d);

(ii)	any claim by an SGT Group Employee as a result of anything done or omitted to be done in relation to his employment prior to the Completion Date; and

(iii)	any claim by a person (other than an SGT Group Employee who is listed in Tab A/168 of the Data Room or is to be listed upon the Completion Date in a Local Transfer Agreement or in Schedule 12) that his or her employment is automatically transferred to the Purchaser’s Group pursuant to the transfer of the SGT Business.

(f)	The Purchaser shall indemnify and keep indemnified the Seller (for itself and as a trustee for each member of the Retained ALSTOM Group) against all losses, costs, liabilities, expenses, actions, proceedings, claims and demands arising out of or in connection with:

(i)	any change in the working conditions of the SGT Group Employees or any of them made or proposed to be made by the Purchaser on or after the Completion Date;

(ii)	in relation only to Asset Sale Employees employed within the European Union or Asset Sale Employees whose employment transfers to the Purchaser’s Group pursuant to European Union law, the employment by the Purchaser on or after the Completion Date of the Asset Sale Employees other than on terms that are in accordance with mandatory provisions of applicable law;

(iii)	any claim by an SGT Group Employee as a result of anything done or omitted to be done by the Purchaser after the Completion Date.

(g)	To the extent that SGT Group Employees refuse to transfer to, or accept an offer of employment from, a Purchaser Group member, the Seller shall co-operate in such arrangements as the Purchaser may reasonably request to make the services of such employees available to the relevant Purchaser Group member.

7.7	Shared agency agreements

Where any representation, marketing or agency agreements in existence on the Completion Date relate to both the SGT Business and the Retained Business:

(a)	the Purchaser shall pay all commissions due under, and otherwise comply with the terms of, such agreements, insofar as such fees and terms relate to the SGT Business; and

(b)	the Seller shall procure the termination of any such agreements (to the extent that they relate to the SGT Business) upon expiry of four months from service on the Seller of a notice from the Purchaser requesting such termination.

7.8	Release of guarantees in respect of the Retained Business

(a)	As soon as reasonably practicable following Completion (and at any rate within one month after Completion) the Seller shall procure the release of the SGT Companies from any guarantees or indemnities undertaken by any of them in respect of financial obligations of the Retained Business, including any counter-indemnities in favour of bonding companies or banks with respect to bonds, guarantees, letters of credit or similar instruments issued by such entities with respect to the obligations of the Retained Business, and pending such release shall indemnify the Purchaser (for itself and as trustee for each of the SGT Companies) against any liability, loss, claim or expense whatsoever arising out of such guarantees.

(b)	As soon as reasonably practicable following Completion (and at any rate within six months after Completion) the Seller shall use its reasonable endeavours to procure the release of the SGT Companies from any guarantees or indemnities other than those referred to in clause 7.8(a) undertaken by any of them in respect of the Retained Business, and pending such release shall indemnify the Purchaser (for itself and as trustee for each of the SGT Companies) against any liability, loss, claim or expense whatsoever arising out of such guarantees.

7.9	Release of guarantees in respect of the SGT Business

(a)	As soon as reasonably practicable following Completion (and at any rate within one month after Completion), the Purchaser shall procure the release of each member of the Retained ALSTOM Group from any guarantees or indemnities (other than those which constitute Excluded Liabilities) undertaken by any of them in favour of bonding companies, banks or any other financial institutions with respect to bonds, guarantees, letters of credit or similar instruments issued by such entities with respect to the obligations of the SGT Business, which have either been listed in the Data Room at Tabs A/113, A/162, M/99, L/3.4/1A,

L/3.4/1B, L/3.4/1C, L/3.4/1D, L/3.4/5 and L/3.4/86A or entered into after the date of this Offer in accordance with clause 5 and pending such release shall indemnify the Seller (for itself and as trustee for each member of the Retained ALSTOM Group) against any liability, loss, claim or expense whatsoever arising out of any such guarantees or indemnities (whether or not they have been so listed). The Seller shall provide all information relating to such guarantees and indemnities as the Purchaser may reasonably request and in particular shall provide a complete list as at the Completion Date.

(b)	As soon as reasonably practicable following Completion (and at any rate within six months after Completion) the Purchaser shall use its reasonable endeavours to procure the release of each member of the Retained ALSTOM Group from any guarantees or indemnities (other than those which constitute Excluded Liabilities and those referred to in clause 7.9(a)) undertaken by any of them in respect of the SGT Business, and pending such release shall indemnify the Seller (for itself and as trustee for each member of the Retained ALSTOM Group) against any liability, loss, claim or expense whatsoever arising out of such guarantees.

8.	Warranties and indemnities

8.1	The Seller and the UK Sellers hereby warrant to the Purchaser in the terms of the Warranties. The Purchaser hereby warrants to the Seller in the terms of the Purchaser’s Warranties.

8.2	Dates as of which Warranties are given

(a)	The Warranties shall be deemed to be given at the date of this Offer; and

(b)	those indicated in column 3 of the Warranties Matrix shall be deemed to be repeated as at Completion, with reference to the facts then existing (save that Warranties expressly made as at another date shall be made only with reference to the facts existing as of that date); and

(c)	those indicated in column 3 of the Warranties Matrix shall be deemed to be given again in relation to any Affected Unit, the US Company and/or the US Business (to the extent any of them is purchased by a member of the Purchaser’s Group) on the date that the Affected Unit, US Company and/or US Business are actually purchased by a member of the Purchaser’s Group with reference to the facts then existing (save that Warranties expressly made as at another date shall be made only with reference to the facts existing as of that date), provided that, without prejudice to the provisions of clause 5 (Pre-Completion matters), no right to damages or compensation or otherwise in respect of breach of any Warranty (except Warranties 4.5 to 4.9 in Schedule 5) shall arise to the extent that it is caused by any act or thing done or omitted to be done at any time after the date of this Offer at the written request of or with the written approval of the Purchaser (provided the Purchaser knew or should reasonably have known the consequences of the action or omission).

8.3	Remedies

Without prejudice to the rights of the Purchaser to claim any remedy available to it, including damages on any basis available to it, in the event of a breach of the Warranties (in this clause 8.3, a “Breach”), the Seller shall pay to the Purchaser (or, at the Purchaser’s direction, to any other person) an amount equal to any losses suffered or incurred as a consequence of the Breach, including such losses thereby suffered or incurred by any Purchaser’s Group member (but in the case of a Purchaser’s Group member that is not wholly-owned by the Purchaser, an amount equal to a percentage of such claim that is equal to the percentage of the Purchaser’s interest in such entity). Without prejudice to any rights that may arise under the Asbestos Indemnity, the only remedy of the Purchaser for any breach of Warranties 22.1 or 22.2 in Schedule 5 shall be a right of rescission pursuant to clause 5.3(a).

8.4	Updating of disclosures

In relation to the Warranties indicated in column 4 of the Warranties Matrix written disclosure made between the date of this Offer and Completion with respect to facts, matters or events arising or occurring after the date of this Offer shall be treated as if it were included in the Disclosure Letter for the purpose of considering whether the Warranty has been breached when repeated at Completion provided that such disclosure with respect to Warranties 7.4(a), 7.8 and 10.1(b) shall not be effective to the extent that the losses suffered within six months of Completion or any provision required to be made within six months of Completion in accordance with the Accounting Principles in the agreed terms and paragraphs 9(b) and (c) of Part B of Schedule 4 were not provided for or included in Net Working Capital. Such further disclosure shall not prejudice any claim which the Purchaser may have under the provisions of clauses 5.1 and 5.2.

8.5	Disclosure

The Warranties (save for those referred to in the definition of “Specified Claim”) are given subject to the matters Disclosed.

8.6	Warranties separate

Subject to clause 9.15, each of the Warranties set out in each paragraph, and each paragraph of Schedules 5 and 6, shall be separate and independent.

8.7	Seller’s knowledge

Where any statement set out in Schedule 5 or Part C of Schedule 6 is expressed to be given or made to the best of the Seller’s knowledge or is qualified by reference to the Seller’s awareness or is qualified in some other manner having substantially the same effect, the Seller’s knowledge or awareness shall be taken only to be the actual knowledge of Patrick Kron, Nick Salmon, Philippe Jaffré, Andrew Hibbert, Philippe Soulié, Walter Graenicher, Mike Barrett, Philippe Joubert, Patrick Boissier, Gérard Blanc, Donna Vitter, David Curtis, Jean-Charles Samy, Jean-Michel Cousin, Ian Kellitt, Leif Nilsson, Gert Sköld, Denis Cochet, James Marr and David Allsworth, having made reasonable enquiries of Eduard Palisek, Johan Hansson, Marc Boffo, Olivier Beck, Ralph Davies, EJ Ferdinand, Hans Olsson, Haward Soper and Piotr Dobrowolski.

8.8	Reliance

The Purchaser will accept this Offer on the basis of the Warranties and in reliance on them. Liability under any Warranty shall not in any way be modified or discharged by Completion.

8.9	Environmental matters

The provisions of Schedule 16 shall apply to certain environmental matters described therein.

8.10	Asbestos matters

The provisions of Schedule 17 shall apply to certain matters described therein relating to asbestos liabilities.

8.11	Waiver of claims against the SGT Group Companies etc.

The Seller and each UK Seller hereby waives any rights, remedies or claims which it may have in respect of any misrepresentation in or omission from any information or advice supplied or given by any SGT Company or any of their respective directors, officers, employees or agents or any SGT Employee and on which the Seller has relied in giving the Warranties, the Tax Covenant, the Indemnities and the Disclosure Letter and in making this Offer.

9.	Limitation on Claims

9.1	Time limits

The Seller shall not have any liability in respect of the following provisions of this Offer unless the Purchaser has served on it a written notice:

(a)	subject to paragraph (d) below, within 21 months of the Completion Date with respect to any Claim arising under the General Warranties other than a Specified Claim;

(b)	within 24 months of the Completion Date with respect to any claim under the indemnities set out in clause 13.1;

(c)	with respect to any claim arising under the Tax Warranties, on or before the seventh anniversary of the end of the accounts period of the relevant company in which the Completion Date falls;

(d)	on or before the tenth anniversary of the Completion Date in respect of a Claim arising under the Warranties in paragraph 16 of Schedule 5,

giving such details of the claim as are then available to the Purchaser with the exercise of due diligence and details of the Purchaser’s then best estimate of the amount of the liability of the Seller in respect thereof.

9.2	Thresholds for Warranty claims

The Seller shall not be liable in respect of any Claim under the Warranties (save for a Specified Claim) unless the aggregate amount of all such Claims together with Warranty Claims under the MGT/IST Agreement exceeds €5 million, provided that if such aggregate amount does exceed €5 million, the Seller’s liability shall be in respect of the entire amount and shall not be limited to the excess only. The Seller shall not be liable in respect of any Claim (or series of related Claims based on the same facts or circumstances) under the Warranties unless the amount of that Claim (or series of related Claims based on the same facts or circumstances whether under this Offer or under the MGT/IST Agreement) exceeds €200,000.

9.3	Maximum limit of liability for claims

The total amount of the liability of the Seller and the Local Transferors in respect of the Claims (other than a Specified Claim), the Tax Covenant and the Indemnities (except for the Asbestos Indemnity) contained in this Offer, claims similarly defined in the MGT/IST Agreement and claims under the indemnities given in the Local Transfer Agreements (except for the equivalent Asbestos indemnities or for the ABB Ltd Excluded Liabilities) and claims under the Seller Guarantee taken together shall be limited to and in no event exceed €550 million.

9.4	No double recovery

No member of the Retained ALSTOM Group shall be liable in respect of any claim under the agreement arising on acceptance of this Offer if and to the extent that the loss occasioned thereby has been recovered under any other claim under the agreement arising on acceptance of this Offer or under the Local Transfer Agreements.

9.5	Notification and conduct of claims

(a)	If the Purchaser obtains knowledge of sufficient facts which may give rise to a claim under the Warranties or the Indemnities (except under the Environmental Indemnity or the Asbestos Indemnity) then the Purchaser shall:

(i)	inform the Seller thereof with reasonable promptness;

(ii)	ensure that any further investigation is conducted in consultation with the Seller;

(iii)	ensure that the Seller and its personnel, representatives, accountants and other professional advisers shall be given access to such information, personnel, premises, documents and records relating to the matter as the Seller may reasonably request, subject to appropriate arrangements being made to protect commercial confidentiality and privilege, provided that the Seller shall reimburse the Purchaser’s out-of-pocket costs in relation thereto and shall use all its reasonable endeavours to procure that the auditors (past and present) of any relevant Purchaser’s Group member make available their audit working papers in respect of audits of the relevant Purchaser’s Group member’s accounts for any relevant accounting period in connection with such potential claim;

(iv)	provided that the Seller shall reimburse the Purchaser’s out-of-pocket costs in relation thereto, provide the Seller with any relevant reports or documents together with any cost estimates prepared in connection with the particular matter, subject to appropriate arrangements being made to protect commercial confidentiality and privilege;

(v)	prior to taking any steps which could result in incurring any material costs, notify the Seller and take or refrain from taking such action as the Seller shall reasonably request at the Seller’s cost in relation to such matter, including allowing the Seller to participate from the outset in determining what action (if any) should be taken in the circumstances and carrying out and completing such action provided that subclauses (ii) to (v) inclusive of this clause 9.5(a) shall only apply where the matter involves a claim by a third party against the SGT Business.

(b)	If any third party claim is made which may give rise to or has given rise to a claim under this Offer (except under the Tax Covenant, the Environmental Indemnity,

the indemnity relating to ABB Excluded Liabilities in the Local Transfer Agreements or the Asbestos Indemnity), the Purchaser shall, subject to clause 9.5(c), control the conduct of such third party claim.

(c)	Subject to the Seller first confirming that, should there be any liability under a third party claim, it is liable to the Purchaser under this Offer in respect of such claim, the Seller (or any other person nominated by it) shall have the right at any time to assume conduct of all or any part of a third party claim (including any negotiations or settlement with any person before or after the lodging of any formal action, suit, claim or proceeding) which gives rise or may give rise to a claim under this Offer (except under the Tax Covenant, the Environmental Indemnity, the indemnity relating to ABB Excluded Liabilities in the Local Transfer Agreements or the Asbestos Indemnity). If requested by the Seller, the Purchaser shall, or shall procure that each Purchaser’s Group member shall, at no cost to itself provide all such co-operation required by the Seller, its nominee or their legal advisers in contesting the third party claim and if appropriate in making any counterclaim or any cross complaint against any person with respect to the subject matter of the third party claim.

(d)	If the Purchaser has the conduct of any third party claim pursuant to clause 9.5(b), the Purchaser shall take all reasonable measures to ensure in relation to such claim that (subject to appropriate arrangements being possible to maintain commercial confidentiality and privilege):

(i)	reasonably frequent and detailed reports shall be provided to the Seller or its nominee regarding the progress of such third party claim;

(ii)	there shall be reasonable advance consultation with the Seller in relation to decisions materially affecting the conduct of such claim; and

(iii)	at the Seller’s sole cost and expense, the Seller or its nominee shall be allowed a reasonable opportunity to review and comment in advance (such reasonable comment to be taken into account) on formal filings to be prepared in relation to the third party claim.

(e)	Save in relation to a claim under the Tax Covenant, if the Purchaser does not have the conduct of any claim pursuant to this clause 9 and in any event during the period ending forty-five days from its notification of a claim to the Seller, the Purchaser shall and shall procure that each Protected Person shall (to the extent consistent with applicable law):

(i)	make no admission of liability, or discuss, propose or enter into any agreement, settlement or compromise in relation to any third party claim without the prior written consent of the other party; and

(ii)	take all reasonable action to mitigate any loss giving rise to any claim under this Offer; and

(iii)	the Seller shall make reasonably frequent reports to the Purchaser with respect to the conduct of the claim, use reasonable endeavours to settle the claim as soon as practicable and consider any reasonable request from the Purchaser in respect of settlement proceedings.

9.6	Matters provided for in the Net Asset Statement

The Seller shall not be liable in respect of a claim under the Warranties and only to the extent that:

(a)	in relation to customer contracts, an amount is specifically provided for or is included in the Net Working Capital in respect of the subject matter of such claim; or

(b)	in relation to customer contracts, the valuation of any asset contained in the Net Working Capital has been reduced specifically to take account of the subject matter of such claim; or

(c)	any other amount has been specifically provided for in respect of the subject matter of such claim in the Net Asset Statement.

9.7	Claims due to acts or omissions of the Purchaser

The Seller shall have no liability in respect of any Claim to the extent that such Claim arises or is increased by reason of acts or omissions by the Purchaser or any Purchaser’s Group member after Completion otherwise than in the ordinary course of business or other than pursuant to a contractual requirement of the SGT Business existing as at Completion or to a legal requirement existing as at Completion that was not complied with by the SGT Business before Completion.

9.8	Changes in accounting policy

The Seller shall not be liable in respect of any Claim in respect of any matters resulting from a change of accounting policy or practice or the length of any accounting period of the Purchaser or any Purchaser’s Group member introduced after Completion unless introduced to comply with any requirement of law which was not being properly complied with by any SGT Group Company on or before Completion.

9.9	Claims recoverable from third parties

If the Seller pays to the Purchaser, any Purchaser’s Group member or any Protected Person an amount in respect of any claim under the agreement arising on acceptance of this Offer (other than a claim under the Tax Covenant) and the Purchaser or any Purchaser’s Group member or Protected Person (as the case may be) subsequently recovers from a third party (including any insurer) a sum which is referable to that claim, the Purchaser shall forthwith repay to the Seller so much of the amount paid by the Seller as does not exceed the sum recovered from the third party less any costs reasonably incurred in making that recovery.

9.10	Payment on occurrence of liability

The Seller shall not be liable to make any payment in respect of any Claim which arises in respect of any breach of any Warranty to the extent that such claim relates to a liability to a third party unless and until the Purchaser or any Purchaser’s Group member (as the case may be) has become liable to make payment in respect of the corresponding liability.

9.11	Payment of claims to be reduction of Consideration

Any sum paid by the Seller in respect of any Claim or any claim under the Indemnities or the Tax Covenant shall, to the extent possible, be paid by way of reduction of the Consideration paid for the relevant asset or assets under this Offer.

9.12	Cure period

The Seller shall not be liable in respect of any Claim which arises in respect of any breach of Warranty which is capable of remedy except to the extent that the relevant breach remains unremedied after the expiry of 30 Business Days following receipt by the Seller of a written notice from the Purchaser giving reasonable particulars of the relevant breach and requiring it to be remedied or becomes incapable of remedy within that period.

9.13	Duty to mitigate

Nothing contained in this clause 9 shall limit the Purchaser’s obligations or the obligation of any Purchaser’s Group member at law to mitigate any loss or damage resulting from or arising as a consequence of any circumstances giving rise to any claim under this Offer.

9.14	Claims only actionable by Purchaser

Subject to clause 29.6 and Schedules 16 and 17, claims shall be actionable only by the Purchaser and no other party shall be entitled to make any claim or to take any action whatsoever against the Seller under or arising out of or in connection therewith.

9.15	Environmental Warranties

None of the Warranties other than the Warranties in paragraph 16 of Schedule 5 shall or shall be deemed to be directly or indirectly a Warranty in respect of the Environment or compliance with Environmental Laws or Environmental Permits.

9.16	Purchaser’s knowledge

The Purchaser acknowledges and confirms that at the time of entering into the agreement created by acceptance this Offer it is not aware of any matter or thing which constitutes a breach of any of the Warranties and which would give the Purchaser the right to rescind such agreement, other than as has been disclosed to the Purchaser in a manner specified in clause 8.4. The Purchaser’s knowledge for the purposes of this clause shall be taken to be the actual knowledge of the Vorstand of Siemens AG and of Messrs Stieler, Ischler, Baier, Behrens, Bopp, Brockmöller, Englisch, Gerbaulet, Heckenberger, Krog, Schoepe, Ms Kalbitz, Ms Flesch, Messrs Umlauft, Hekkert, Kotschi, Neumann, Jermis, Brückner, Küpper, Köncke, Adam, Hüttenhofer, Didion, Jones, Hartwig, Heinz, Pflaum, Ott, Biendarra, Reichart, Moenk, Hirschbiegel and Torunski.

9.17	Limitation of Purchaser’s liability pursuant to clause 7

The provisions set out in clauses 9.4, 9.5, 9.7, 9.9 and 9.13 shall apply to any liability of the Purchaser pursuant to clause 7 as if references in such clauses to Claims were references to claims pursuant to clause 7 and as if references to the Purchaser in such clauses were references to the Seller and vice-versa.

9.18	Limitation of Seller’s liability pursuant to clause 7

The provisions set out in clauses 9.4, 9.5, 9.7, 9.9 and 9.13 shall apply to any liability of the Seller pursuant to clause 7 as if references in such clauses to Claims were references to claims pursuant to clause 7.

9.19	US Business/US Company

The Purchaser shall not be entitled to make any claim under the Warranties or Indemnities in respect of the US Business or the US Company unless and until the US Business or the US Company is acquired by the Purchaser pursuant to the terms of this Offer.

10.	Pensions and related employee benefits

The provisions of Schedule 7 shall have effect in relation to the retirement, pension and life assurance rights and benefits enjoyed by the SGT Group Employees.

11.	Intellectual Property

11.1	Replacement of Existing Arrangements

For the avoidance of doubt, the terms set out in this Offer relating to Intellectual Property shall, from Completion, supersede and replace any existing arrangements which the Seller has in place among members of the Seller’s Group with respect to the licensing of SGT Intellectual Property. The Seller undertakes to procure that all intra-group arrangements relating to such Intellectual Property which are inconsistent with the terms of this Offer are terminated, modified or otherwise amended accordingly with effect from Completion.

11.2	Assignment

The Seller shall with effect from Completion, assign or procure the assignment to the Purchaser (or any company within the Purchaser’s Group which is nominated by the Purchaser for that purpose) of all SGT Intellectual Property which is not owned by an SGT Company at Completion or which is not otherwise transferred on Completion (either directly or indirectly) to the Purchaser (or any company within the Purchaser’s Group), on the terms of the SGT Intellectual Property Assignments subject to any licence rights to which the Seller may be entitled pursuant to clause 11.4. The Seller shall provide to the Purchaser all product and component drawings, tangible Know-how and any other materials or documents relating to the SGT Intellectual Property which it owns, save that the Seller may retain any copies thereof which are necessary to enable the Seller to exercise the licence rights granted under clause 11.4 and may retain copies of any documents or other items where part only consists of SGT Intellectual Property. Any Intellectual Property relating directly to manufacturing and product technology or to tools, methods and design practices which is owned by any SGT Company but which is not SGT Intellectual Property shall be assigned with effect from (or prior to) Completion to a member of the Retained ALSTOM Group, subject to any licence rights to which the Purchaser may be entitled pursuant to clause 11.3.

11.3	Licence by Seller

Subject to clauses 11.8 and 11.9, the Seller shall with effect from Completion, grant or procure the grant to the Purchaser (or any company within the Purchaser’s Group which is nominated by the Purchaser for that purpose) of a perpetual, royalty-free licence on the terms of the Purchaser’s Licence Agreement in the agreed terms to use the Intellectual Property (including tools, methods and design practices) owned by any member of the Retained ALSTOM Group which in the five years prior to Completion was used in the SGT Business. Any software programs relating directly to manufacturing and product technology, patents, applications for patents, and documented and filed inventions forming part of the Intellectual Property which shall not be assigned to the Purchaser pursuant to clause 11.2, but licensed pursuant to this clause 11.3, are set out in Part B of Annex 1.

11.4	Licence by Purchaser

The Purchaser shall with effect from Completion grant or procure the grant to the Seller (or any company within the Retained ALSTOM Group which is nominated by the Seller for that purpose) of a perpetual, royalty-free licence on the terms of the Seller’s Licence Agreement in the agreed terms to use the following Intellectual Property to the extent that such Intellectual Property is at Completion owned by any SGT Group Company or forms part of the Assigned IP:

(a)	all rights in the following technology:

(i)	G30 multi-fuel gas, oil and LCV combustion technology as used in Cyclone;

(The Purchaser shall provide the Seller with the detail drawings of the engine combustion system, combustion chamber including cooling air ducting, turbine transition duct, the burner components and fuel system including piping. Emission, stress, life, temperature and performance data and reports of the combustion system available from rig and Cyclone engine testing for liquid and gas fuel will also be provided to the Seller)

(ii)	Gas Turbine controls technology from Lincoln;

(Control technology as documented by function plans, control schemes and control descriptions will be provided to the Seller or its nominee for a typical Gas Turbine employing the latest and best systems)

(b)	all Intellectual Property relating to patents which is set out in Part A of Annex 1 (being patents, applications for patents and documented filed inventions), provided that:

(i)	the licence shall annex a list of such Intellectual Property which is being used by the Seller at Completion; and

(ii)	with respect to such Intellectual Property not used by the Retained ALSTOM Group on the Completion Date, the Seller shall notify the Purchaser in writing, giving details of the Intellectual Property it intends to use, prior to commencing use thereof;

(c)	all unregistered Intellectual Property which in the five years prior to Completion has been used in the Retained Business; and

(d)	the Intellectual Property in all tools, methods and design practices assigned to the Purchaser hereunder, with respect to which the Seller shall notify the Purchaser in writing, giving details of the Intellectual Property it intends to use, prior to commencing use thereof.

11.5	Source Material

Where Source Material is the subject of a licence granted under clause 11.3 then it shall be a term of the licence that each permitted licensee of the Source Material shall ensure that it is held under conditions of strict security and is not divulged in any form to any person save to those who need to have access for the purposes of their permitted use.

11.6	Intellectual Property used under licence

Where Intellectual Property is used under licence from a third party (other than a member of the ALSTOM Group) but would (if owned by a member of the ALSTOM Group immediately prior to Completion) otherwise fall within the categories described in clauses 11.2 to 11.4 then the parties shall (subject to obtaining any necessary consents from third parties) assign or novate the relevant licences (in the circumstances described in clause 11.2) or grant sub-licences thereunder (in the circumstances described in clauses 11.3 and 11.4) in accordance with the principles set out in those clauses and subject to the following provisions:

(a)	where a licence is to be assigned or novated, the assignee or new party shall at Completion assume the obligations and become entitled to the benefits under the licence of the assignor;

(b)	where a sub-licence is to be granted, the sub-licensee shall use the relevant Intellectual Property in accordance with the terms of the licence, subject to any terms which may be imposed by the third party licensor as a condition of granting any necessary consent to the creation of the sub-licence;

(c)	where consent is required from a third party (other than a member of the Purchaser’s Group) then the parties shall co-operate, acting reasonably, in an endeavour to obtain that consent on favourable terms;

(d)	if (as a condition of granting consent) a third party requires the payment of any sum of money or the assumption of any other financial liability, and such sum or liability is reasonable in the circumstances, then this shall be borne by the Purchaser, save that in the case of consents relating to the transfer of the information technology referred to in Schedule 12 the provisions of that Schedule shall apply;

(e)	if the third party is a member of the Purchaser’s Group then the Purchaser shall procure that the necessary consent is promptly provided, without charge;

(f)	where (despite the efforts of the parties) any necessary consent cannot be obtained from a third party, or cannot be obtained on reasonable terms, then the parties shall co-operate in an endeavour to ensure (as far as reasonably possible, and with the minimisation of all associated costs) that the intended assignee or sub-licensee receives benefits equivalent to those which it would have obtained if consent had been granted, which (subject to the terms of the relevant licence) may be achieved by:

(i)	obtaining one or more new licences from the third party;

(ii)	obtaining a licence of rights of equivalent utility from that third party or another person; or

(iii)	performance by the original licensee of appropriate services on behalf of the intended assignee or sub-licensee in which event any costs shall be borne by the Purchaser, save that in the case of consents relating to the transfer of the information technology referred to in Schedule 12 the provisions of that Schedule shall apply.

11.7	Books and Records

(a)	For a period of three years after Completion, the Seller shall maintain and provide copies to the Purchaser of any Books and Records proprietary to the Seller or any member of the Retained ALSTOM Group relating (but not exclusively relating) to the SGT Intellectual Property and the Intellectual Property licensed pursuant to clause 11.3; and

(b)	For a period of three years after Completion, the Purchaser shall maintain and provide copies to the Seller of any Books and Records transferred to the Purchaser by virtue of the agreement arising on acceptance of this Offer relating (but not exclusively relating) to the Intellectual Property licensed pursuant to clause 11.4.

11.8	ALSTOM Group Trade Marks

The Purchaser acknowledges and agrees on behalf of itself and each member of the Purchaser’s Group that nothing in this Offer or in any other document entered into hereunder or referred to herein shall operate as an agreement to transfer (nor shall transfer) any right, title or interest in any trade mark, service mark, trade name, get-up or domain name to the extent it contains or consists of any ALSTOM Group Trade Mark.

For the avoidance of doubt, product-related names and trade marks shall be transferred in accordance with the provisions of this clause 11.

11.9	Use of ALSTOM name

The Purchaser undertakes to the Seller with effect from Completion that:

(a)	the Purchaser shall procure that as soon as reasonably possible, and in any event within three months of the Completion Date, the ALSTOM Group Trade Marks shall cease to be used on the stationery of, and in written communications issued by, any SGT Group Company;

(b)	the Purchaser shall procure that as soon as reasonably possible, and in any event within three months of the Completion Date, each SGT Group Company shall have ceased to use or to authorise any other person to use any of the ALSTOM Group Trade Marks; and

(c)	without prejudice to the generality of clause 11.9(a) or (b):

(i)	it shall do all things necessary as soon as practicable at its cost to register the change of name of each SGT Company with the relevant companies’ registry (or equivalent authority in the relevant jurisdiction) so as to eliminate any reference to any of the ALSTOM Group Trade Marks; and

(ii)	within three months of Completion it shall cause all advertisements, brochures, advertising material, business stationery and websites issued or caused to be issued or used by or in relation to the SGT Business after Completion to be worded so as not to contain any reference to any of the ALSTOM Group Trade Marks.

11.10	NAPIER and RUSTON marks

The Seller undertakes to the Purchaser that as soon as reasonably practicable, and in any event within six months of Completion, it will cease all use of the names NAPIER and RUSTON and shall do all things necessary as soon as practicable at its cost to register the change of name of any Retained ALSTOM Group Company which uses the names NAPIER and/or RUSTON as part of its corporate name.

11.11	Research and development agreements

(a)	This sub-clause (a) applies to agreements for research into and/or development of Gas Turbine technology:

(i)	which are funded (in whole or in part) by government bodies or EC institutions;

(ii)	which relate to technical fields which fall within both the SGT Business and the Retained Business; and

(iii)	the parties to which do not already include at least one SGT Company and one member of the Retained ALSTOM Group.

The Seller and the Purchaser will co-operate with the objective of ensuring that such agreements are modified (with the consent of the other parties thereto) by the addition as a party of (as appropriate) either an SGT Company or a member of the Retained ALSTOM Group, with such amendments as may be necessary fairly to reflect the respective contribution and interest of both the existing and new parties thereto

(b)	For the avoidance of doubt, the Seller agrees that any Intellectual Property owned by the ALSTOM Group created from other research and development into Gas Turbine technology carried out by or on behalf of the SGT Business which is in existence at the date of Completion shall be transferred or licensed in a manner which is consistent with the provisions of this clause 11 and which reflects the applicability of such Intellectual Property to the SGT Business.

11.12	Protection of results of technical programmes

The results of technical programmes undertaken at the Seller’s Technology Centre at Whetstone prior to Completion for application on Gas Turbines which form part of the SGT Business shall be treated with at least the same degree of security as is currently applied by the Technology Centre in respect of project data areas.

11.13	Trade marks

Ownership of the trade mark EDEN shall be transferred to the Purchaser, subject to a licence to the Seller (for the benefit of the Retained ALSTOM Group) to continue use of that mark in the manner in which it has been used in the Retained ALSTOM Group prior to the Completion Date.

12.	Restrictions on Competition

12.1	In this clause:

in the definition of “Excluded Business” below, references to “Gas Turbines” shall be taken to be references to the Gas Turbines further described in the definition of “Restricted Business” unless the context requires otherwise;

“Excluded Business” means:

(a)	research and development work with respect to Gas Turbines (and also with respect to parts thereof) on behalf of third party manufacturers of such turbines,

including the manufacture of prototypes and testing activities as currently conducted by ALSTOM Power Ltd through its ALSTOM Power Technology Centre and its Advanced Manufacturing Facility and by ALSTOM Power Uniturbo; provided that nothing in this Offer shall permit the use of any SGT Intellectual Property by any member of the Retained ALSTOM Group on behalf of third party turbine manufacturers other than as permitted in accordance with the Seller’s Licence Agreement;

(b)	the manufacture of parts of Gas Turbines for any Gas Turbine manufacturer based on technology proprietary to that manufacturer, but not for any Gas Turbines manufactured by the SGT Business from time to time;

(b)	the servicing of Gas Turbine trains that are rented out by the ALSTOM Group’s Power Rental Business;

(c)	the servicing of BBC-technology GT8 and GT9 Gas Turbines; and

(d)	the business as presently conducted of any Affected Unit so long as it has not been transferred to the Purchaser’s Group or to a third party pursuant to clauses 6.8 to 6.11, but only for the period of 12 months after Completion;

“Restricted Area” means the entire world;

“Restricted Business” means:

(a)	the business of research, developing, manufacture, sale and servicing of Gas Turbines with an output greater than 1 Megawatt and lower than or equal to 15 Megawatts; and

(b)	without prejudice to clause (a), the servicing of the installed base of Gas Turbines of the SGT Business from time to time,

but shall exclude the Excluded Business; and

“Restricted Period” means a period of four years from the Completion Date.

12.2	The Seller hereby undertakes to the Purchaser for itself and for the benefit of each member of the Purchaser’s Group and any successor in title to the Shares or any of them or to any part of the SGT Business that, with effect from Completion, it will not, and shall procure that no member of the ALSTOM Group will, either alone or jointly with others, whether as principal, agent, manager, shareholder, independent contractor or in any other capacity, directly or indirectly through any other person, for his own benefit or that of others:

(a)	at any time during the Restricted Period engage in or carry on or be concerned or interested in any Restricted Business within the Restricted Area in competition with the SGT Business (other than as the holder of 10% of the capital stock of ALSTOM SA (Proprietary) Limited or as a holder for investment of no more than 5% of any class of shares or securities dealt in on a recognised stock exchange); provided that nothing in this clause 12.2(a) shall be construed as permitting the Seller or any member of the ALSTOM Group to hold at any time during the Restricted Period any shares or securities of a person whose business predominantly comprises any Restricted Business);

(b)	at any time during the period of two years from the Completion Date solicit any employee earning in excess of €75,000 gross per annum of the SGT Business (an “Employee”) to leave the employment of the SGT Business, whether or not such Employee would by reason of so leaving commit a breach of his contract of employment; or

(c)	at any time during the period of two years from the Completion Date, employ any of the SGT Group Employees to whom the letters Disclosed under Tabs M/127, M/132, M/145, M/150, M/162, M/164, M/167 and M/168 in the Data Room relate except in the circumstances described in such letters and except when the Seller is obliged to reengage such employees in accordance with the terms of such letters.

12.3	It shall be a breach of clause 12.2 if any person which was, either at or at any time after the date of Completion, a member of the ALSTOM Group, but which at the time the activities referred to in this clause 12.3 are undertaken is no longer a member of the ALSTOM Group, undertakes any activities that if undertaken by the Seller would be a breach of clause 12.2.

12.4	None of the covenants set out in clause 12.2 shall inhibit any ALSTOM Group member from acting in the proper performance of its obligations pursuant to the Shared Services Agreements and any other agreement entered into pursuant to this Offer or with any Purchaser’s Group member.

12.5	The word “solicit” in clause 12.2(b) shall not be taken to include general solicitations of employment (whether through advertisements, recruiting agencies or other means) not specifically directed towards Employees.

12.6	Each of the covenants set out in clause 12.2 is entirely separate and severable and enforceable accordingly. Each of such covenants is considered fair and reasonable in all the circumstances by the parties but if any such covenant shall be found to be void or ineffective but would be valid and effective if some part thereof were deleted or the duration or area of application reduced such covenant shall apply with such modification as may be necessary to make it valid and effective.

13.	Seller’s covenants

13.1	The Seller shall indemnify, defend and hold harmless the Purchaser and/or each relevant Purchaser’s Group member against any expenses, costs, claims, obligations, losses, liabilities, damages (whether compensatory, punitive or otherwise), diminution in value, fines, payments and penalties suffered or incurred by the Purchaser or any Purchaser’s Group member arising out of or in connection with the following:

(a)	the transfer to any Purchaser’s Group member of any Excluded Asset or Excluded Liabilities (other than those Excluded Liabilities described in clause (a), (b), (c) and (insofar as it relates to Environmental Laws) (d) of the definition of “Excluded Liabilities” contained herein) provided that the indemnity set out in this clause 13.1(a) so far as it relates to Net Asset Statement Omissions shall expire one year after Completion (without prejudice to any claim made prior to that time);

(b)	the Excluded Contracts and any actual, pending, or threatened judgment, order, injunction or any legal proceedings, including any suit, action or claim, demand, citation, notice or complaint, relating to the Excluded Contracts, subject to the provisions set forth in Schedule 21;

(c)	any liability under those contracts listed in Annex 6 (the “Uncapped Liability Contracts”) to the extent any such liability exceeds (and only in the amount of the excess) the total contract price, except to the extent that the Purchaser’s Group member’s liability is not limited by reason of wilful misconduct or gross negligence (other than of an ALSTOM Group member prior to Completion) or under the relevant third party claim indemnity and any intellectual property rights indemnity; and

(d)	any liability for consequential damages under the contracts listed in Annex 7 to the extent only that such contracts do not contain a clause excluding liability for consequential damages and the relevant Purchaser’s Group member would not have been liable therefor had such contract included such a provision.

13.2	The provisions of Schedule 24 shall apply to all losses, liabilities (whether actual or contingent and whether or not accrued), costs, claims and expenses relating to the contracts listed in Schedule 24 (the “Relevant Contracts”) and the disputes listed in Schedule 24 (the “Relevant Litigation”). No member of the ALSTOM Group shall have any liability to any member of the Purchaser’s Group in connection with any Relevant Contract or Relevant Litigation other than as provided in Schedule 4 or set out in Schedule 24, except to the extent that liability may result by reason of any term of any Relevant Contract which has not been Disclosed.

13.3	The Seller shall deliver to the Purchaser as soon as reasonably practicable the March Accounts.

13.4	The Seller shall use reasonable endeavours to arrange discussions between the Purchaser and the managers of ALSTOM SA (Proprietary) Limited with a view to a purchase by the Purchaser of the business of ALSTOM SA (Proprietary) Limited that operates in the same product and service range as the SGT Business.

14.	Purchaser’s undertaking

The Purchaser hereby irrevocably undertakes to the Seller (for itself and as trustee for each member of the Retained ALSTOM Group) with effect from Completion that it shall, and shall procure that each SBE Company shall, comply with the provisions set out in Schedule 22.

15.	Confidentiality and non-solicitation

15.1	In this clause “Confidential information” means all information relating to the SGT Business or the Purchaser which the Seller knows, or ought reasonably to know, is confidential in nature and not publicly known (other than as a result of disclosure in breach of the provisions of the agreement arising from acceptance of this Offer).

15.2	The Seller hereby undertakes to the Purchaser for itself and for the benefit of each Purchaser’s Group member that it will not, and shall procure that no member of the ALSTOM Group will, either alone or jointly with others, whether as principal, agent, manager, shareholder, independent contractor or in any other capacity, directly or indirectly through any other person, for his own benefit or that of others:

(a)	in the period from the date hereof to Completion:

(i)	have any discussions with any party other than the Purchaser and its directors, officers, agents and advisers regarding the sale, merger or other similar transaction of the SGT Business or the SGT Companies or any of them (whether such transaction is effected by the sale and purchase of shares or assets or any other means whatsoever) to be conducted by any person other than the Purchaser (a “Prohibited Transaction”);

(ii)	directly or indirectly, knowingly encourage, solicit, initiate, respond to or engage or participate in any approach made or discussions or negotiations regarding a Prohibited Transaction; or

(iii)	enter into any agreement or arrangement with anyone regarding a Prohibited Transaction; and

(b)	after Completion, provide any Confidential information to any person other than the Purchaser, its directors, officers, agents and advisers regarding the SGT Business or the SGT Companies or any of them and the transaction contemplated by this Offer, except to the extent required by applicable law, stock exchange regulations, court orders or binding decisions of any regulatory body.

16.	Announcements

16.1	Except as provided in clause 16.2, no announcement or statement about this Offer or the subject matter of, or any matter referred to in, this Offer shall be made or issued before, on or after Completion by or on behalf of either of the parties without the prior written approval of the Seller and the Purchaser.

16.2	If and to the extent that any announcement of the kind referred to in clause 16.1 is required by legal or stock exchange requirements that are mandatory in relation to either party, then:

(a)	the relevant party shall, to the extent reasonably practicable, seek and take into account the other party’s comments on the form, manner of making and timing of such an announcement; and

(b)	the parties shall use their reasonable endeavours to agree the form, manner of making and timing of such an announcement but failure to reach agreement shall not prevent the relevant party from releasing an announcement.

17.	Further assurance and availability of information

17.1	Further assurance

The parties shall execute and deliver all such instruments and other documents and take all such actions as may reasonably be required in order to give full effect to the provisions of the agreement arising as a result of this Offer.

17.2	Information to be made available to Purchaser

The Seller shall deliver to the Purchaser all information relating exclusively to the SGT Assets and the SGT Liabilities and shall cause to be made available to the Purchaser or any Purchaser’s Group member all such other information in its possession or under its control which the Purchaser or any such other person may from time to time reasonably require after Completion relating to the business and affairs of the SGT Business and shall permit the Purchaser and any Purchaser’s Group member and its or their respective representatives after Completion to have reasonable access to documents containing such information and to take copies thereof.

17.3	Information to be made available to Seller

The Purchaser shall cause to be made available to the Seller or any member of the Retained ALSTOM Group all information in its possession or under its control which the Seller or any such other person may from time to time reasonably require after Completion relating to the business and affairs of the Retained Business (including for the preparation of the March Accounts and any other accounts of the Retained ALSTOM Group) and shall permit the Seller and any member of the Retained ALSTOM Group and its or their respective representatives after Completion to have reasonable access to documents containing such information and to take copies thereof. Without prejudice to the foregoing, the Purchaser shall afford to the Seller and each member of the Retained ALSTOM Group and its or their respective representatives such information and assistance as they may reasonably require to prepare any accounts and make all filings and registrations with regulatory and other authorities that may be required after Completion.

17.4	Information made available to others

The Seller shall, to the extent it is permitted to do so and save in relation to any information related to the Retained Business, assign or procure the assignment of the benefit of any confidentiality undertakings obtained from any person (other than any Purchaser’s Group member and any of their respective officers, directors, employees, agents and advisers) to the extent that they relate to the sale of the SGT Business, and shall deliver or procure the delivery to the Purchaser of all and any information relating to the SGT Group Companies or the SGT Business which was made available to such persons, together with any information in whatever form derived from or otherwise based upon such information.

18.	Interest

If any amount required to be paid under this Offer is not paid when it is due, such amount shall bear interest at the rate of 3 per cent per annum over EURIBOR, calculated on a daily basis for the period from the relevant due date for payment up to and including the date of actual payment, as well after as before any judgment.

19.	Currency conversions

Save as expressly provided otherwise, if it is necessary for the purposes of this Offer or any document entered into hereunder or referred to herein to convert sums from any currency into EURO or vice versa, such conversion shall be conducted at the rate of exchange displayed on the relevant Reuters page for conversions into EURO (currently being page EURX=) at 11:00 am on the Completion Date, save that, if the necessity to convert sums from any currency into EURO or vice versa arises in connection with a

Claim, such conversion shall be conducted at the rate of exchange so displayed as at 11:00 am on the date on which payment is made in respect of such Claim. The parties agree that they may designate any other independent provider of rates of exchange (eg the ECB).

20.	Insurance

20.1	The Seller shall, or shall procure that a member of the Retained ALSTOM Group shall maintain all those group policies under which cover is presently provided for the benefit of an SGT Group Company or for the benefit of the SGT Business until Completion.

20.2	If after Completion a Purchaser’s Group member proposes to make a claim in relation to matters occurring prior to the Completion Date against insurers based on a policy that provides insurance cover to the SGT Business on an “occurrence” basis, then the Seller shall, and shall procure that the Retained ALSTOM Group shall, upon reasonable notice and at the Purchaser’s cost, provide such information as is in its possession that relates to such claim and is reasonably requested by the Purchaser.

20.3	In the case of any insurance policies existing in connection with the SGT Business and covering the construction and erection of projects (so-called “erection all risks” policies) that are by their terms assignable, the Seller shall use reasonable endeavours to obtain the assignment of such policies in favour of the relevant SGT Group Company if so requested by the Purchaser. With respect to any erection all risks coverage for specific projects which are already in the process of construction, erection, commissioning or testing, but as to which the take-over date has not occurred at the time of Completion, the Seller shall use all reasonable endeavours to secure extension of coverage until the take-over date, together with any maintenance coverage after the “PAC” date during the defects liability period, to the extent reasonably practicable.

21.	Seller’s disclaimer

Notwithstanding clause 13.1 but without prejudice to the Seller Guarantee, the Seller shall have no liability or obligation pursuant to clause 13.1 (or otherwise pursuant to the agreement arising out of acceptance of this Offer) in respect of any Excluded Asset or Excluded Liability to the extent that it is the subject of an indemnity pursuant to any of the Local Transfer Agreements.

22.	VAT

22.1	The UK Sellers and the UK Purchaser intend that the sale of the UK Business pursuant to this Offer shall be treated as a transfer of the business of the UK Sellers as a going concern for the purposes of section 49 of the VATA and Article 5 of the Value Added Tax (Special Provisions) Order 1995 and shall be treated as neither a supply of goods nor a supply of services for the purposes of the VATA.

22.2	The UK Sellers shall on Completion deliver to the UK Purchaser all records referred to in section 49(1)(b) of and paragraph 6 of schedule 11 to the VATA and shall not thereafter make any request to HM Customs and Excise for such records to be taken out of the custody of the UK Purchaser and the UK Purchaser hereby undertakes to preserve such records for such periods as may be required by law and, upon reasonable notice and during normal business hours, to permit the UK Sellers or its agents to inspect and at the UK Sellers’ expense make copies of such records.

22.3	The UK Sellers and UK Purchaser shall use all reasonable endeavours to ensure that the sale of the UK Business is treated under the Value Added Tax (Special Provisions) Order 1995 as neither a supply of goods nor a supply of services.

22.4	If VAT shall be determined in writing by HM Customs & Excise to be payable on the sale of the UK Business, the UK Purchaser shall in addition to the Consideration pay to the Seller such VAT (plus interest and penalties to the extent that such interest and penalties are not incurred as a result of the Seller’s default), such amount to be payable on the later of:

(a)	ten Business Days after the production to the UK Purchaser of a copy of the written decision of HM Customs & Excise and a VAT invoice containing the details prescribed in Regulation 14 of the VAT Regulations in respect thereof; and

(b)	three Business Days prior to the date on which the UK Sellers must account to HM Customs & Excise for such VAT provided a VAT invoice containing the details prescribed in Regulation 14 of the VAT Regulations in respect thereof has been provided to the UK Purchaser.

22.5	If the UK Purchaser disagrees with the decision of HM Customs & Excise referred to in clause 22.4, it may by notice require the UK Sellers (at the UK Purchaser’s cost and expense) to take such action as the UK Purchaser may require to appeal against or obtain a review of such decision. The Seller shall keep the Purchaser fully informed of all matters relating to such action pursuant to this clause, and ask HM Customs & Excise to consider all comments as the Purchaser may make. The Seller shall notify the UK Purchaser as soon as possible of any decision of HM Customs & Excise in relation to the UK Business. The Seller shall promptly comply with any request by the Purchaser pursuant to this clause.

22.6	If the UK Purchaser pays an amount in respect of VAT and it is subsequently determined by HM Customs & Excise in writing that no VAT was chargeable in respect of the transfer of the UK Business the UK Sellers shall forthwith and in any event no later than two Business Days after receiving (on the earliest of the following events) repayment or credit in respect thereof from HM Customs & Excise pay a sum equal to such repayment or credit to the UK Purchaser. If any payment required to be made by the UK Sellers under this clause is not made when due, the amount thereof shall bear interest in accordance with clause 18.

22.7	The UK Purchaser hereby warrants and undertakes to the UK Sellers that:

(a)	the UK Purchaser has applied to HM Customs & Excise to be registered for VAT; and

(b)	the Purchaser’s present intention at the time of Completion is to continue the UK Business as a going concern.

22.8	The Seller shall properly report all supplies of Goods and Services made by and to the UK Business up to and including Completion in its UK VAT returns, and the Purchaser shall after Completion procure that all information necessary to enable the Seller to do this is supplied to the Seller on a timely basis.

22.9	This clause 22 shall apply (but excluding 22.7 (Purchaser Warranty)) with such modifications as are necessary in any jurisdiction outside of the United Kingdom (including the substitution of all references to section 49 of the VATA and Article 5 of the Value Added Tax (Special Provisions) Order 1995 for Articles 5(8) and 6.5 of the Sixth VAT Directive 77/388 (17 May 1977, OJ 1977 L145/1) or with such equivalent rules in the relevant jurisdiction of transfer) in respect of any transfer of assets of any other part of the SGT Business outside the United Kingdom.

23.	Costs

23.1	Subject as provided in clause 2.4, each party shall pay its own costs and expenses in relation to the negotiation, preparation and implementation the agreement arising out of this Offer (and the documents referred to herein), including the fees and disbursements of their respective legal, accountancy and other advisers. For the avoidance of doubt, the Seller shall pay all the costs, including any and all Taxes, associated with the Pre-Completion Reorganisation.

23.2	The Purchaser shall bear all stamp or other documentary or transaction duties (including without limitation any sales, use, transfer or value added tax) that may arise on the transfer of the SGT Business pursuant to the agreement arising out of this Offer.

23.3	All payments hereunder are expressed exclusive of value added tax which, if chargeable, shall be paid in addition.

24.	Treasury

24.1	FX Forward Contracts

(a)	The parties shall procure that the rights and obligations of any SGT Group Company under all currency exchange contracts (including forward or option contracts) outstanding at the Completion Date between any SGT Group Company and any member of the Retained ALSTOM Group or any third party and which relate to the trading activities of the SGT Business (the “FX Forward Contracts”) are, in the case of FX Forward Contracts entered into with any member of the Retained ALSTOM Group, terminated. The FX Forward Contracts shall be identified in a preliminary schedule (the “Preliminary Schedule”) prepared three weeks prior to the Completion Date and a final schedule (the “Final Schedule”) shall be prepared two Business Days prior to the Completion Date. All changes (including, but not limited to, new FX Forward Contracts, change of existing FX Forward Contracts and cancellation of FX Forward Contracts) which occur during the period between delivery of the Final Schedule and the Completion Date, shall be immediately reported by Seller to Purchaser. The Preliminary Schedule and the Final Schedule will be prepared electronically as MS Excel files by Seller and provided to Purchaser three weeks prior to the Completion Date in relation to the Preliminary Schedule and two Business Days prior to the Completion Date in relation to the Final Schedule and contain, without limitation, information regarding the parties to the FX Forward Contract, the spot rate, the forward rate, the preliminary Mark-to-Market (“MTM”) valuation (in the case of the Final Schedule, obtained no more than 2 Business Days prior to the Completion Date), the underlying contract, the value dates, the trade dates, the amounts, the currency pairs, and any deal remarks.

(b)	The parties shall procure that the relevant members of Seller’s Group and of the Purchaser’s Group as of the Business Day immediately succeeding the Completion Date or such other Business Day as the parties may agree (the “FX Termination Date”) enter into termination agreements (each a “Termination Agreement”) in a form acceptable to both the Purchaser and the Seller, both acting reasonably, to effect the termination of the FX Forward Contracts which have been entered into between the relevant SGT Group Company and a member of the Retained ALSTOM Group. As at the FX Termination Date, the rights and obligations of the relevant SGT Group Company and the relevant member of the Retained ALSTOM Group under each FX Forward Contract shall be terminated. The parties shall procure that the relevant member of the Seller’s Group and of the Purchaser’s Group shall enter into an agreement (each a “Third Party Agreement”) with any third party with whom the relevant member of the Seller’s Group has entered into an FX Forward Contract to terminate, novate or take such other action as may be agreed between the Purchaser and the Seller and in a form acceptable to both the Purchaser and the Seller, both acting reasonably.

(c)	In the case of FX Forward Contracts entered into with any member of the Retained ALSTOM Group, Seller shall pay to the Purchaser the net amount of the MTM valuations of such FX Forward Contracts (the “MTM Net Amount”) if the MTM Net Amount is positive for the SGT Business and the Purchaser shall pay to the Seller the MTM Net Amount if the MTM Net Amount is positive for the Seller.

(d)	The parties further agree that the MTM valuation of each of the FX Forward Contracts shall be determined in accordance with the terms of the corresponding Termination Agreement.

(e)	If settlement is not made within ten Business Days following the FX Termination Date, the payer will compensate the payee by paying interest on the respective MTM Net Amount at a rate of the one month EURIBOR (reset monthly) + 2% p.a. from the date beginning on and including the eleventh Business Day after the FX Termination Date up to and including the date of payment of the respective MTM Net Amount. The respective MTM Net Amount shall be paid to an account to be notified by Purchaser if the payee is the Purchaser and to an account to be notified by Seller if the payee is Seller.

(f)	In the case of each FX Forward Contract entered into with any third party and to the extent such FX Forward Contract is novated or terminated, Seller shall pay to the Purchaser the MTM valuation of such FX Forward Contract (the “Third Party MTM Amount”) if the Third Party MTM Amount is positive for the relevant SGT Group Company and the Purchaser shall pay to the Seller the Third Party MTM Amount if the Third Party MTM Amount is positive for the Seller.

(g)	The parties further agree that the MTM valuation of each of such FX Forward Contract shall be determined in accordance with the terms of the corresponding Third Party Agreement.

(h)	If settlement is not made within ten Business Days following the date of the relevant Third Party Agreement, the payer will compensate the payee by paying interest on the respective Third Party MTM Amount at a rate of the one month EURIBOR (reset monthly) + 2% p.a. from the date beginning on and including the eleventh Business Day after the date of the relevant Third Party Agreement up to and including the date of payment of the respective Third Party MTM Amount. The Third Party MTM Amount shall be paid to an account to be notified by Purchaser if the payee is the Purchaser and to an account to be notified by Seller if the payee is Seller.

(i)	Procedure in relation to unmatched currency exposures:

(i)	If, at any time before the date six months after Completion, a member of the Purchaser Group, acting reasonably and in good faith, identifies:

(1)	a currency exposure (relating to a payment or series of connected payments with a gross value of at least €50,000) relating to the trading activities of the SGT Business which was not hedged or not fully and correctly (including, without limitation, in respect of the amount, currency, rate and payment dates as anticipated by the SGT Business at the Completion Date acting reasonably and whether or not disclosed to the Purchaser or included in the Foreign Country Currency Reserve) hedged from the date a signed contract or firm commitment was made by the FX Forward Contracts;or

(2)	that a FX Forward Contract has been entered into by an SGT Group Company which does not match (including, without limitation, in respect of the amount, currency, and payment dates) a currency exposure arising from trading activities relating to the SGT Business,

each	a “Hedge Mismatch”

it will, as soon as reasonably practicable, inform the Seller and to the extent reasonably practicable enter into a correct hedge for that currency exposure or a hedge to correct any Hedge Mismatch and determine in good faith the gain or loss to the relevant SGT Business arising as a result of such Hedge Mismatch, in each case as at the date the correcting hedge is entered into by the relevant member of the Purchaser Group. The amount of such gain or loss shall be determined by reference to the rates prevailing at the time the correct hedge is entered into as evidenced by the rate or rates provided by a third party financial institution previously identified and agreed by the Purchaser and the Seller at that time or in the absence of such rate, the official rates quoted by the ECB or any other customary independent reference provider and shall reflect an amount equal to any gain or loss to the relevant SGT Business arising after the Completion Date (i.e. based on the dates of the relevant cashflows) as a result of the Hedge Mismatch.

(ii)	If the Purchaser does not enter into a correcting hedge, the gain or loss to the relevant SGT Business will be calculated as described above but as of the date two Business Days after the date on which the Hedge Mismatch was identified by the relevant member of the Purchaser’s Group.

(iii)	For the period up to six months after Completion the Purchaser will deliver to the Seller within 15 Business Days of such period end a summary (the “Statement of Hedging Gains and Losses”) of the calculations of the gains or losses as determined in accordance with the preceding paragraph converted to EURO on the relevant date at the appropriate rate in accordance with clause 19 and the aggregate net gain or loss arising (the “Hedging Net Gain” or “Hedging Net Loss”) together with all relevant working papers. Within 20 Business Days of the delivery to the Seller of the Statement of Hedging Gains and Losses, the Seller shall either confirm its agreement regarding that statement or give to the Purchaser a Notice Of Disagreement. Any items in respect of which the Seller does not give such notice within such period will be deemed to have been accepted by the Seller.. In the event of service of a Notice of Disagreement as to the amount of any such gain or loss, that dispute shall be resolved by the parties following the procedures set out in Part D of Schedule 4 as if references in that Part D to the Net Asset Statement were references to the Statement of Hedging Gains and Losses and as if the references to Objections of the Purchaser were references to Objections of the Seller as necessary in order to give effect thereto.

(iv)	On the date ten Business Days after the later of the date of the delivery of the summary referred to in the preceding paragraph or the date on which any dispute relating to that Statement of Hedging Gains and Losses is resolved the Purchaser will, if the Statement of Hedging Gains and Losses (as adjusted by any dispute resolution) shows a Hedging Net Gain, procure a payment to the Seller of an amount equal to that Hedging Net Gain, if the Statement of Hedging Gains and Losses (as adjusted by any dispute resolution) shows a Hedging Net Loss, the Seller will procure a payment to the Purchaser of any amount equal to that Hedging Net Loss. Any payment made by either party in respect of the Foreign Country Currency Reserve will be treated as a payment on account for a payment that may be due under this paragraph so that, if the Purchaser or the Seller is required to make a payment under this paragraph, that payment will be reduced by any amount already paid by the Purchaser or the Seller in respect of the Foreign Country Currency Reserve or increased by any amount the Purchaser or the Seller has received in respect of the Foreign Country Currency Reserve. If no payment has yet been made in respect of the Foreign Country Currency Reserve at the time a payment is made under this paragraph, the payment under this paragraph will discharge any obligation to make that payment under clause 24.2. Once the amount payable under this paragraph has been determined, no further payments shall be made in respect of the Foreign Country Currency Reserve under clause 24.2. If settlement is not made on the due date pursuant to this paragraph the payer will compensate the payee by paying interest on the amount of the payment that is not made at a rate of the one month EURIBOR (reset monthly) + 2% p.a. from the date beginning on the due date up to and including the date of payment of the amount not paid.

24.2	Foreign Country Currency Reserve

Following the final agreement or determination of the Net Asset Statement (in accordance with Schedule 4) the amount of the Foreign Country Currency Reserve included therein will be settled between the parties by payments between relevant members of the Retained ALSTOM Group and relevant members of the Purchaser’s Group.

25.	Notices

25.1	Any notice or other communication to be given under the agreement flowing from acceptance this Offer shall be in writing (including by facsimile and electronic mail), in English, and shall be deemed to have been duly served on, given to or made in relation to a party if it is left at the authorised address of that party, sent by a recognised overnight delivery service addressed to that party at such address or sent by facsimile transmission to a machine situated at such address, and shall if:

(a)	personally delivered, be deemed to have been received at the time of delivery;

(b)	sent by a recognised overnight delivery service, be deemed to have been received on the second Business Day after the date of sending; or

(c)	sent by facsimile transmission, be deemed to have been received upon receipt by the sender of a facsimile transmission report (or other appropriate evidence) that the facsimile has been transmitted to the addressee;

provided that where, in the case of delivery by hand or facsimile transmission, delivery or transmission occurs after 6.00 pm (local time at the place of receipt) on a Business Day or on a day which is not a Business Day, receipt shall be deemed to occur at 9.00 am (local time at the place of receipt) on the next following Business Day.

25.2	For the purposes of this clause the authorised address of each party shall be:

in the case of the Seller:

25 avenue Kléber

75795 Paris Cedex 16

France

Facsimile number: +33 1 47 55 28 00

for the attention of the General Counsel;

in the case of the UK Sellers:

Newbold Road

Rugby

Warwickshire

CV21 2NH

Facsimile number: +44 1785 272 446

for the attention of Altan Cledwyn-Davies;

in the case of the Purchaser:

Lansinkesweg 1

7553 AE Hengelo (Ov.)

the Netherlands

Facsimile number:+31 074 240 2005

for the attention of Herman Hekkert; and

in the case of the UK Purchaser:

Great West House

Great West Road

Brentford

Middlesex TW8 9DF

Facsimile number: +44 20 8231 7500

for the attention of Christoph Fischer

or such other address as that party may notify to the others in writing from time to time in accordance with the requirements of this clause.

26.	Severability

If any provision of the agreement arising on acceptance of this Offer (or of any document referred to herein) is held to be illegal, invalid or unenforceable in whole or in part in any relevant jurisdiction the legality, validity and enforceability of the remaining provisions of such agreement (or such document) shall not in any way be affected or impaired thereby.

27.	Entire agreement and variation

27.1	The agreement created by the acceptance of this Offer (together with any documents entered into contemporaneously or referred to herein) (together the “Transaction Documents”) contains the entire agreement and understanding of the parties and supersedes all prior agreements, understandings or arrangements (both oral and written) relating to the subject matter of this Offer, save that the confidentiality letter between ALSTOM Holdings and Siemens AG dated 22 November 2002 shall continue in full force and effect until Completion, except to the extent that it relates to the SGT Business.

27.2	Each of the Seller and the UK Sellers acknowledges and agrees that, in making this offer, and the Purchaser and the UK Purchaser in accepting the same, that :

(a)	it does not rely, and has not relied, upon any statement or representation (whether negligent or innocent) or warranty or other provision (in any case whether oral, written, express or implied) made, given or agreed to by any person except those expressly set out or referred to in the Transaction Documents and the only remedy or remedies available in respect of any misrepresentation or untrue statement made to it shall be a claim for breach of contract under the agreement created by acceptance of this Offer; and

(b)	this clause 27.2 shall not apply to any statement, representation or warranty made fraudulently or to any provision of the agreement created by acceptance of this Offer which was induced by, or otherwise entered into as a result of, fraud, for which the remedies shall be all those available under the law governing this Offer.

27.3	No variation, supplement, deletion or replacement of or from this Offer or any of its terms shall be effective unless made in writing and signed by or on behalf of each party.

28.	General provisions

28.1	Waiver

Any waiver of a breach of any of the terms of the agreement created by acceptance of this Offer or of any default hereunder shall not be deemed to be a waiver of any subsequent breach or default and shall in no way affect the other terms of the agreement created by acceptance of this Offer.

28.2	Failure to exercise

No failure to exercise and no delay on the part of any party in exercising any right, remedy, power or privilege of that party under the agreement created by acceptance of this Offer and no course of dealing between the parties shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies provided by the agreement created by acceptance of this Offer are exclusive of any rights or remedies provided by law.

28.3	No rescission

The Purchaser shall not be entitled to rescind or repudiate the agreement created by acceptance of this Offer for any reason after Completion.

28.4	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to the agreement created by acceptance of this Offer has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the agreement created by acceptance of this Offer (but this does not affect any right or remedy of a third party which exists or is available apart from that Act), save that any Indemnity which is expressed to be given for the benefit of a Purchaser’s Group member may be enforced by such company. Notwithstanding the foregoing, the agreement created by acceptance of this Offer may be varied by agreement between the Seller and Purchaser without the agreement of any Purchaser’s Group member or any Local Transferor.

28.5	Assignment

The Purchaser may assign the benefit of any of the Warranties to any Purchaser’s Group member, but no Purchaser’s Group member will continue to be entitled to such benefit upon ceasing to be a Purchaser’s Group member. Subject to the previous sentence, no party shall-nor shall it purport to transfer, assign, charge or otherwise deal with all or any of its rights under the agreement created by acceptance of this Offer nor grant, declare, create or dispose of any right or interest in it without the prior written consent of the other parties. Any purported transfer in contravention of this clause 28.5 shall be void.

29.	Governing law and jurisdiction

29.1	Governing law

This Offer (together with all agreements and documents to be entered into pursuant to it which are not expressed to be governed by another law) shall be governed by, construed and take effect in accordance with English law.

29.2	Jurisdiction

(a)	The parties irrevocably agree (save as otherwise provided in this Offer) that any dispute, claim or matter arising under or in connection with this Offer or the legal relationships established by acceptance of this Offer (and by any documents to be entered into pursuant to it that are not expressed to be subject to any other jurisdiction), including any questions regarding the existence, validity or termination of the agreement created by acceptance of this Offer, shall, upon notice delivered by either party to the other, be finally settled by arbitration. The arbitration shall be conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “ICC”) in effect at the time of the arbitration, except as they may be modified herein or by agreement of the parties.

(b)	The place of the arbitration shall be London and the proceedings shall be conducted in the English language.

(c)	The arbitration shall be conducted by three arbitrators of whom one shall be appointed by the Seller and one shall be appointed by the Purchaser. The parties shall each obtain their respective appointee’s acceptance of such appointment, and deliver written notification of such appointment and acceptance to the other party within thirty days after the dispute has been referred to arbitration in accordance with clause 29.2(a) above. In the event that a party to a dispute fails to appoint an arbitrator or deliver notification of such appointment to the other within this time period, upon request of either such party, such arbitrator shall instead be appointed by the ICC within thirty days or receiving such request. The two arbitrators appointed in accordance with the above provisions shall appoint the third arbitrator, obtain the appointee’s acceptance of such appointment and notify the parties in writing of such appointment and acceptance within thirty days of their appointment. If the first two appointed arbitrators fail to appoint a third arbitrator or notify the parties of that appointment within this time period, then, upon request of either party, the third arbitrator shall be appointed by the ICC within thirty days of receiving such request. The third arbitrator shall serve as the chairman of the arbitration.

(d)	The judgment rendered by the arbitrators shall be final and binding on the parties. Judgment on any award made by the arbitrators may be entered in any court of competent jurisdiction.

(e)	By agreeing to arbitration, the parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration and a request for such provisional remedies by a party to a court shall not be deemed a waiver of this agreement to arbitrate. In addition to the authority conferred upon the arbitrators by the rules specified above, the arbitrators shall also have the authority to grant provisional remedies, including injunctive relief.

(f)	Notwithstanding anything to the contrary herein, the procedural rules of the seat of the arbitration shall apply whenever and to the extent that the ICC Rules are silent.

(g)	Except as may be required by applicable law, stock exchange rules, court order, or in connection with the ordinary course operation of the SGT Business, the parties agree to maintain confidentiality as to all aspects of the arbitration, including its existence and results, except that nothing herein shall prevent any party from disclosing information regarding the arbitration for purposes of enforcing the judgment of the arbitrators or in any court proceedings involving the parties. The parties further agree to obtain the arbitrators’ agreement to preserve the confidentiality of the arbitration.

29.3	Service of process

In the event of any action between any of the parties being commenced in respect of this Offer (or any agreement on document to be entered into pursuant to it) or any matters arising under it, the process by which it is commenced (where consistent with the applicable court rules) may be served on them or on their agent for service in accordance with clauses 26 and 29.4.

29.4	Agent for service

The parties shall at all times maintain an agent for service of process in England. Such agent shall be:

in the case of the Seller and the Local Transferors:

ALSTOM Ltd

Newbold Road

Rugby

Warwickshire

CV21 2NH

For the attention of Altan Cledwyn-Davies; and

in the case of the Purchaser:

Demag Delaval Industrial Turbomachinery Limited

Great West House

Great West Road

Brentford

Middlesex TW8 9DF

for the attention of Christoph Fischer.

Any claim form, judgment or other notice of legal process shall be sufficiently served on either party if delivered to its agent at its address for the time being. Each party undertakes not to revoke the authority of such agent, and if for any reason such agent no longer serves as agent of such party to receive service of process, such party shall promptly appoint another person as its agent (with an address for service within the jurisdiction of the English courts) and notify the other parties thereof.

SCHEDULE 1

The SGT Companies

A.	ALPHA Desoil Service Company PJS

1.	Jurisdiction of incorporation	Qeshm Free Trade Zone of Iran

2.	Registered number	890

3.	Registered office	Property No. 4201 and 4202 Tola Industrial Park Qeshm Free Zone, Iran

5.	Class of Company	Private Joint Stock Company

6.	Authorised share capital	160,000,000 Rials divided into 1,600 registered ordinary shares of 100,000 Rials each divided into 816 Class “A” shares and 784 Class “B” shares

7.	Issued share capital	816 Class “A” Shares and 784 Class “B” Shares

8.	Directors	Ken Winn Jim Marr Dave Allsworth Bryn Roebuck

9.	Accounting reference date	The fiscal year of the Company begins on the first day of Farvadin of each year and ends on the last day of Esfand of the same year

10.	Members	ALPHA Power UK Limited (51%) Desoil International Limited (49%)

SCHEDULE 2

PART A

MINOR UNITS

No.	Country	Main Location	Business	Activity	Legal Status	Employees
1	Singapore	Singapore	SGT	Service centre for SGT in Asia	Division of ALPHA Power Singapore Pte Ltd	18
2	Spain	Madrid	SGT	Service centre for SGT in Southern Europe	Branch of ALPHA Power Industrial Turbine Services Ltd	22
		Office: Mare de Deu de Montserrat no 2, 08940 Sant Joan Despi, Spain

		Area: 520 m² (office) and 198.50 m² (warehouse)

PART B

SHARED UNITS

No.	Country	Main Location	Business	Activity	Legal Status	Employees
1.	Argentina	Buenos Aires (1) /Baja Blanca (3)	ISSF, STS & SGT	Sales and local execution of GT service	Division of ALPHA Argentina SA	5

		Office: Av. L.N Alem 896 5th floor, Buenos Aires, Argentina

		Area:
2.	Canada	Calgary (3) /Toronto (1)	ISSF, IST & STS	Sales and local execution of IST & STS business + field service	Division of ALPHA Canada Inc.	3
		Office: 845 Harrington Court, Burlington, Ontario, Canada

		Area: 75 m²
3.	Dubai/UAE	Jebel Ali	ISSF, IST, MGT & SGT	Sales and local execution of GT service	Division of ALPHA Power Service (Arabia) Ltd	11
		Office: Jebel Ali Free Zone, Dubai (Plot no MO 0682) [from 20 April 2003]

		Area: 190 m²
4.	Finland	Vantaa	ISSF, IST & STS	Sales and local execution of IST & STS business + field service	Division of ALPHA Finland Oy	10
		Office: Martinkyläntie 43, 01721 Vantaa, Finland

		Area: 200 m²

2

No.	Country	Main Location	Business	Activity	Legal Status	Employees
5	France	Levallois (1) / La Courneuve (9)	ISSF, SGT & MGT	Sales and local execution of GT service	Division of ALPHA Power Industrie	10

		Office: 141 Rue Rateau, 93 126 La Corneuve, France

		Area: 402 m²

		2nd Office: Cogeneration SEFERT, Rue Mgr Romero, 37160 Descartes, France

		Area: 10 m²
7	Italy	Milano	ISSF, MGT & STS	Sales of new GT & STS	Division of ALPHA Power Italia SpA	4
		Office: Piazzale Lodi n.3—20137 Milano, Italy

		Area: 150 m²
8	Malaysia	Kuala Lumpur	ISSF, IST, MGT, STS	Sales of GT and ST and local execution of IST & STS business	Division of ALPHA Power Asia Pacific Sdn Bhd	12
		Office: 5th Floor Wisma Genting, 28 Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia

		Area: 2,194 ft²

		Office (STS): 20th Floor Wisma Genting, 28 Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia

3

No.	Country	Main Location	Business	Activity	Legal Status	Employees

		Area: 155 ft²

9	Poland	Elblag	ISSF & MGT	Sales and local execution of new GT	Division of ALPHA Power Sp. z.o.o.	33
		Office: 82-300 Elblag, ul.Stocziniowa 2

		Area: 903m²

		Office: 91.205 Lodz, ul.Aleksandrowska 67/93

		Area: 23.3 m²

		Office: 00-124 Warszawa, al JanaPawla 11 12

		Area: 45.2 m²
10	Russia	Moscow	MGT/ISSF	Sales and local execution of GT service and new GT	Division of ALPHA Ltd (Russia)	15 (Not including 13 shared service employees)
		Office: 91, Vavilova Street, Bldg.2, 117335, Moscow, Russia

		Area: 185 m²
11	Saudi Arabia	Riyadh	ISSF & MGT	Sales and local execution of GT service	Division of Power Equipment and Materials Co Ltd	4
		Office: PEMCO, PO Box 425, Riyadh 11371, Saudi Arabia

4

No.	Country	Main Location	Business	Activity	Legal Status	Employees

		Area: 104 m²
12	UK	Newcastle	ISSF & MGT	Blackburn and Michelin project support and Sales of new GT	Division of ALPHA Ltd	8

13	Norway	Oslo	ISSF	Sales	Division of ALPHA Power Norway AS	1

14	Portugal	Lisbon	ISSF MGT & STS	Sales	Division of ALPHA Power Portugal SA	5
		Office: Av. Almirante Gago Coutinho, No.26 1000-017 Lisboa, Portugal

		Area: 100 m²
15	Turkey	Ankara	ISSF & STS	Sales	Division of ABB ALPHA Power Enerji AS	[ ]
		Office: ALSTOM Elektrik Endustrisi A.S., Tahran Caddesi No:3/7 Kavakliedere 06700 Ankara, Turkey

		Area: N/A
16	Greece	Athens	ISSF	Sales	Division of ALPHA Hellas AE	1

5

No.	Country	Main Location	Business	Activity	Legal Status	Employees
17	Nigeria	Abuja	ISSF	Sales	Division of ALPHA Nigeria Ltd	1

18	Mexico	Mexico City	ISSF, SGT & STS	Sales and service	Division of ALPHA Power Mexico SA de CV	6

19	Chile	Santiago	ISSF	Sales	Division of ALPHA Chile SA	1

20	Colombia	Bogota	ISSF	Sales	Division of ALPHA Power Colombia SA	1

21	Venezuela	Caracas	ISSF	Sales	Division of ALPHA Power Venezuela SA	1

22	Thailand	Bangkok	ISSF SGT & STS	Sales and local execution of IST business	Division of ALPHA Power (Thailand) Ltd	2
		Office: 3354/6 Manorom Building 2nd Floor, Rama 4 Road, Klongton, Klongtoey, Bankgok 10110, Thailand

		Area: 13.5 m²
23	Indonesia	Jakarta	ISSF & IST	Sales	Division of ALPHA Power Energy Systems Indonesia PT	2
		Office: Jalan Panti mulia Baru, Ujung Ujung—Semampir, Surabaya 60155, Indonesia

		Area: 3m²

6

No.	Country	Main Location	Business	Activity	Legal Status	Employees

24	China	Beijing	ISSF	Sales	Division of BEIJING ALPHA Engine Consultants Sces Co Ltd	1

25	Japan	Tokyo	ISSF	Sales	Division of ALPHA KK	1

26	South Korea	Seoul	ISSF & STS	Sales	Division of ALPHA Korea Ltd	1

		Office: 17th Floor, Ilsong Bldg, 157-37 Samsung-dong, Kangnam-ku, Seoul 135-090, Korea

		Area: 15 m²

27	Taiwan	Taipei	ISSF	Sales	Division of ALPHA Taiwan Ltd	1

28	Australia	Sydney	SGT, MGT & STS	Sales and local execution of ST & GT service and field service	Division of ALPHA Power Ltd (Australia)	9

28	Iran	Tehran	ISSF	Sales	Division of ALSTOM Desoil Service PJSC	N/A

29	Brazil		ISSF			2

7

Schedule 3—MGT/IST

MGT Enterprise Value Allocation

All amounts in EURO million

Enterprise Value	525.0
Intellectual Property Rights	(91.1)

Remaining Enterprise Value to be allocated	433.9

			Forecast values for
		Enterprise Value*	NWC	Fixed Assets
Non-minor Units
Finspong	9109	231.2	56.1	27.4
Nuremberg	9065	90.0	(12.1)	1.4
Richmond/Houston	9148	26.3	(3.8)	0.5
Brno	9015	38.9	0.6	6.0
JV Alstom Power Nevsky	9102	6.3	1.7	1.4
Kompressorny Komplex	—	0.0
Nevsky Zavod	—	0.0

Minor Units (according to Schedule 2)
Argentinia	9000	0.0	(0.5)	0.2
Canada	9006	2.7	(0.2)	0.0
Finland	9203	4.4	0.0	0.0
France	9032	0.4	(0.3)	0.0
India	9263/9067/9069	4.7	(2.0)	0.0
Italy	9074	1.0	1.0	0.0
Malaysia	9084	2.5	0.0	0.0
Netherlands	9086	7.7	(0.8)	0.0
Poland	9093	0.0	(1.7)	0.1
Russia	9099	2.8	0.8	0.0
Saudi Arabia	9105/9106	1.1	(0.2)	0.0
Spain	9108	2.5	0.8	0.0
AP Service (Arabia) Ltd. (Dubai)	9140	0.0	0.0	0.0
UK (Newcastle)	9172	0.8	0.1	0.0
Norway	—	—
Portugal	—	0.9
Turkey	—	0.0
Greece	—	—
Nigeria	—	—
Mexico	—	0.4
Chile	—	—
Colombia	—	—
Venezuela	—	—
Thailand	9136	0.4	0.0	0.0
Indonesia	—	0.4
China	—	—
Japan	—	—
South Korea	—	0.4
Taiwan	—	—
Australia	9001	0.0	0.0	0.0
Austria	—	0.4
Denmark	—	1.3
Belgium	9004	1.3	0.0	0.0
Egypt	9021	0.4	0.0	0.0
UK Rugby	—	4.4
Brazil	9005/9259	0.0	(1.6)	1.3

		433.9	37.9	38.3

*	Nil means 1.000€

SGT

Schedule 4

ADJUSTMENTS TO THE ENTERPRISE VALUE AND INTRA-GROUP DEBT

Part A—Interpretation

In this Schedule:

“Accounting Principles” means the accounting principles applied by the SGT Business in accordance with ALSTOM’s accounting and reporting manual in force as at 31 December 2002 in the agreed form, as clarified in Part E of this Schedule;

“Actual Fixed Asset Amount” means the amount of the actual fixed assets (excluding those fixed assets identified as to be included at nil value in accordance with paragraphs 17 and 18 of Part B of this Schedule 4) of the SGT Business (or, where the context requires, of the units concerned) as at the Net Assets Date as shown in the Net Asset Statement in the line labelled “A” in Appendix 1;

“Actual Intra-Group Debt” means the actual Intra-Group Debt as at the Completion Date as shown in the Statement of Actual Intra-Group Debt;

“Actual Net Working Capital” means the amount of the actual Net Working Capital of the SGT Business (or, where the context requires, of the units concerned) as at the Net Assets Date as shown in the Net Asset Statement in the line labelled “B” in Appendix 1;

“Cash” means cash at bank and in hand and marketable short term securities;

“Financial Debt” means the principal amount (together with any premium, penalty or other cost of refinancing) of all borrowings and indebtedness (including but not limited to acceptance credits, discounting or similar facilities, loan stocks, bonds, debentures, notes, debt or inventory financing or overdrafts), together with accrued interest, if any, owed to any third party or to or by any member of the Retained ALSTOM Group, including any amounts owing to or by any member of the Retained ALSTOM Group on intra-group current accounts but excluding for the avoidance of doubt any outstanding invoices for goods supplied or services rendered and any other liabilities of a trading nature;

“Forecast Fixed Asset Amount” means the amount of the forecast fixed assets of the SGT Business (or, where the context requires, of the units concerned) as shown in the Net Asset Statement (in the line labelled “A” in Appendix 1) but restated to take account of actual exchange rates on the Net Assets Date;

“Forecast Net Working Capital” means the amount of the forecast Net Working Capital of the SGT Business (or, where the context requires, of the units concerned) as shown in the Net Asset Statement (this will be the forecast net working capital shown in Appendix 1 (in the line labelled “B”) but restated to take account of actual exchange rates on the Net Assets Date;

“Foreign Country Currency Reserve” means the asset or liability as calculated in accordance with paragraph 21 of Part B of this Schedule;

“Independent Expert” has the meaning given in paragraph 5 of Part D of this Schedule;

“Institute of Chartered Accountants” means the body of the Institute of Chartered Accountants of England and Wales with its registered office at the date of this Agreement at Chartered Accountants’ Hall, PO Box 433, Moorgate Place, London EC2P 2BJ;

“Intra-Group Debt” means, in relation to each SGT Company, its intra-group Financial Debt owed to any member of the Retained ALSTOM Group, together with accrued interest, if any, and, in relation to each member of the Retained ALSTOM Group, its intra-group Financial Debt owed to any SGT Company, together with accrued interest, if any (by way of illustration, the aggregate of such amounts would be the aggregate of the amounts shown in the lines entitled “internal borrowings”, “current accounts (net)” and “internal loans (net)” in the Net Asset Statement labelled respectively “F”, “H” and “I” in Appendix 1);

“material” will be taken in this Schedule 4 to have its usual meaning in accordance with French GAAP as related to the Net Asset Statement;

“Net Assets Date” means the Completion Date;

“Net Asset Statement” means the statement in the form of Appendix 1 to be prepared in accordance with Part B of this Schedule and which will show the amount of Forecast Fixed Assets, the amount of the Forecast Net Working Capital, the amount of Actual Fixed Assets, the amount of the Actual Net Working Capital, the amount of Net Cash or Net Debt, the amount of the Pension Obligations, the amount of the Net Tax Asset or the Net Tax Liability and the amount of the Foreign Country Currency Reserve;

“Net Cash” means the Cash held by the SGT Companies as at the Net Assets Date minus the Financial Debt owed by the SGT Companies as at the Net Assets Date as shown in the line labelled “K” in the Net Asset Statement, so long as the resulting amount is a positive amount;

“Net Debt” means the Cash held by the SGT Companies as at the Net Assets Date minus the Financial Debt owed by the SGT Companies as at the Net Assets Date as shown in the line labelled “K” in the Net Asset Statement, so long as the resulting amount is a negative amount;

“Net Tax Asset” means the amount of current corporation tax (and tax of like nature on profits) receivable by the SGT Companies as at the Net Assets Date minus the amount of current corporation tax (and tax of like nature on profits) payable by the SGT Companies as at the Net Assets Date, being the aggregate figure shown in the line labelled “E” in the Net Asset Statement, so long as the resulting amount is a positive amount, for the avoidance of doubt, excluding any deferred tax assets and tax liabilities;

“Net Tax Liability” means the amount of current corporation tax (and tax of like nature on profits) receivable by the SGT Companies as at the Net Assets Date minus the amount of current corporation tax (and tax of like nature on profits) payable by the SGT Companies as at the Net Assets Date, being the aggregate figure shown in the line labelled “E” in the Net Asset Statement, so long as the resulting amount is a negative amount, for the avoidance of doubt, excluding any deferred tax assets and tax liabilities;

“Net Working Capital” means the aggregate of inventories and contracts in progress (net), advances paid to suppliers, trade receivables (net) and other accounts receivable (net) less provisions for risks and charges, contract completion, customer deposits and advances, trade payables and related accounts, payables to fixed assets suppliers and other payables and accrued expenses as shown in the Net Asset Statement following the composition of the line labelled “B” in Appendix 1.

“Notice of Disagreement” means the written statement of objections submitted by the Purchaser in accordance with paragraph 6 of Part B of this Schedule or paragraph 2 of Part C of this Schedule;

“Objection” has the meaning given in paragraph 2 of Part D of this Schedule;

“Pension Obligations” means the amount calculated following the methodology described in Appendix 3;

“Purchaser’s Accountants” means such of PricewaterhouseCoopers or KPMG as the Purchaser shall decide;

“Schedule 2 Report” means the report of sales and gross profit analysis by contract as used by the SGT Business (an example of which was included as Appendix 1.3 to the Addendum to the Financial Book);

“Seller’s Accountants” means Deloitte & Touche of Hill House, 1 Little New Street, London EC4A 3TR;

“Statement of Actual Intra-Group Debt” has the meaning given in paragraph 1 of Part C of this Schedule;

The Appendices to this Schedule form part of it.

Part B—Net Asset Statement

1.	The Net Asset Statement shall be prepared by the Seller (with the assistance of the Seller’s Accountants) (i) in accordance with the provisions of this Schedule and (ii) in the form set out in Appendix 1 to this Schedule.

2.	The Purchaser will procure that all the units of the SGT Business which have been effectively transferred at the Completion Date and which have been assigned CARAT codes complete in respect of the period ended on the Net Assets Date and deliver to the Seller within 30 Business Days of the Net Assets Date:

(a)	their full CARAT reporting packs and supporting files as though the Net Assets Date were a financial year end subject to audit (for the avoidance of doubt, this means that complete year end closing procedures have to be performed); and

(b)	the Schedule 2 Report.

(c)	To the extent any units effectively transferred have not been assigned CARAT codes, the Purchaser will procure with assistance by Seller (as and when needed) that those units provide as far as possible and relevant the equivalent information within the same time period.

3.	The Purchaser will procure that the SGT Business provides full and free access (including the right to take copies of any relevant documents or other information and any such copies will belong to the Seller) during usual business hours to the books, accounts, records, assets and personnel of the relevant entities to the Seller and the Seller’s Accountants to enable the Seller to prepare the Net Asset Statement.

4.	Within 45 Business Days of the date of delivery by the Purchaser to the Seller of all of the information in accordance with paragraph 2 above, the Seller shall provide a draft Net Asset Statement to the Purchaser.

5.	Immediately after delivery of the draft Net Asset Statement, the Purchaser and Purchaser’s Accountants shall have the right to review the draft Net Asset Statement and shall be given access to all relevant working papers underlying the Net Asset Statement.

6.	Within 30 Business Days of the delivery to the Purchaser of the draft Net Asset Statement, the Purchaser shall either confirm its agreement regarding the Net Asset Statement or give to the Seller a Notice of Disagreement. Any items in respect of which the Purchaser does not give such notice within such period will be deemed to have been accepted by the Purchaser and such items shall be deemed to have been agreed between the Seller and the Purchaser for the purposes of the Net Asset Statement. The provisions of Part D of this Schedule shall apply upon service of a Notice of Disagreement.

7.	The Purchaser and the Seller shall each be responsible for its own costs in connection with the preparation and review of the Net Asset Statement.

8.	When the Net Asset Statement is agreed or otherwise determined in accordance with this Schedule, then the amounts shown therein under “Actual Net Working Capital”, “Actual Fixed Asset Amount”, “Net Cash” or “Net Debt”, “Pension Obligations” and “Net Tax Asset” or “Net Tax Liability” shall be the Actual Net Working Capital, Actual Fixed Asset Amount, Net Cash or Net Debt, Pension Obligations and Net Tax Asset or Net Tax Liability respectively for the purposes of this Agreement.

9.	The Net Asset Statement shall:

(a)	be prepared in accordance with the specific accounting treatments set out in paragraphs 10 to 26 of this Part B below;

(b)	to the extent not covered by (a) be prepared adopting and applying consistently the Accounting Principles, including in relation to the exercise of accounting discretion and judgment; and

(c)	where neither the specific accounting treatments set out in paragraphs 10 to 26 of this Part B below nor the Accounting Principles deal with a matter, be prepared in accordance with French GAAP extant as at the Net Assets Date.

10.	The Net Asset Statement shall be constructed as an aggregated accounting statement in the same manner as the financial information in the Financial Book was aggregated and shall contain the line items shown in Appendix 1 to this Schedule and no others. Such line items shall be prepared with reference to the CARAT reporting of the SGT Business at the Net Assets Date. For the avoidance of doubt, other than specifically excluded in accordance with paragraphs 13 to 22 of this Part B below, the Net Asset Statement will include all assets and liabilities effectively transferred at the Completion Date and no other assets or liabilities. In cases of doubt over the interpretation of preparing the Net Asset Statement in accordance with this Schedule 4 only, the application of the going concern principle in accordance with French GAAP should be taken into account. No step ups of assets or goodwill arising from the Pre-Completion Reorganisation will be taken into account in the Net Asset Statement.

11.	For the avoidance of doubt, no adjustment to the Enterprise Value shall be made on the basis of any individual line item in the Net Asset Statement and only the aggregate amount of the Forecast Net Working Capital, of the Forecast Fixed Asset Amount, of the Actual Fixed Asset Amount, of the Actual Net Working Capital, of the Net Cash or Net Debt, the Pension Obligations and of the Net Tax Asset or Net Tax Liability shall be taken into account in adjusting the Enterprise Value pursuant to clause 4.2(a).

12.	The parties acknowledge that the sole purpose of the Net Asset Statement is to determine the adjustments to be made pursuant to clause 4.2 and to determine the Foreign Country Currency Reserve as of the Net Assets Date.

13.	No account shall be taken in the Net Asset Statement of any event occurring or information received after the Net Assets Date other than where such an event or information is an adjusting event or information which provides additional evidence (up to the date of delivery of the CARAT reporting packs to the Seller in accordance with paragraph 2 of this Part B) of conditions that existed at the Net Assets Date.

14.	Any assets and liabilities included in any heading of Net Working Capital as at 31 December 2002 relating to the Excluded Contracts (Schedule 21) shall be included in the respective heading of the Actual Net Working Capital at the same amount at which it was included in the Net Working Capital as at 31 December 2002.

15.	Any liabilities, including all provisions, accruals and payables, with respect to the Environmental Indemnity (Schedule 16) and the Asbestos Indemnity (Schedule 17) included in Net Working Capital as at December 2002 shall be included in the Actual Net Working Capital at the same amounts at which they were included in the Net Working Capital as at 31 December 2002

16.	If and to the extent Excluded Assets and Excluded Liabilities other than those referred to in paragraphs 14 and 15 of this Part B and other than for Taxation were included in any heading of Net Working Capital at 31 December 2002 as disclosed in the Financial Book, such Excluded Assets and Excluded Liabilities shall be included in the Actual Net Working Capital at the amounts at which they were included in Net Working Capital at 31 December 2002.

17.	Investments (being shares in subsidiaries and affiliates), goodwill and all other intangible fixed assets as well as all financial fixed assets shall be shown at nil value for the purposes of the Net Asset Statement. For the avoidance of doubt, investments, goodwill and all other intangible fixed assets as well as financial fixed assets reported under other headings in CARAT at 31 December 2002 shall not be reclassified to or from these headings.

18.	Other than to reflect material events or changes in circumstances that have arisen since 31 December 2002 up to the date of delivery to the Seller of the CARAT reporting packs in accordance with paragraph 2 of this Part B, no provision in addition to scheduled depreciation will be made for impairment in the value of tangible fixed assets. No value will be included in the Net Asset Statement in fixed assets for the capitalisation in respect of SAP or for any fixed assets associated with the transfer of shared services or IT activities as these were not included in the Forecast Fixed Assets.

19.	The gas turbine engine pool at Lincoln will be included within inventory. Other than to reflect material events or changes in circumstances that have arisen since 31 December 2002 up to the date of delivery to the Seller of the CARAT reporting packs in accordance with paragraph 2 of this Part B, no provision in addition to scheduled depreciation will be made for impairment in the value of the engine pool.

20.	Provisions will be included in the Net Asset Statement after taking account of the following:

(a)	provisions for warranties, penalties and losses in relation to Relevant Contracts (as defined in Schedule 24) will not be increased from the 31 December 2002 level and will only be reduced to reflect the following:

(i)	POC trading for the subsequent period (i.e. the period from 1 January 2003 until the Net Assets Date) resulting in utilisation of loss provisions; and

(ii)	the actual settlement of claims for penalties and costs incurred in respect of warranties against those provisions in the period from 1 January 2003 until the Net Assets Date only if and to the extent such reduction is reflecting actual cash payments or any other equivalent means of settlement (e.g. contra-entry) prior to the Net Assets Date.

For the avoidance of doubt any settlement referred to in (i) and (ii) above shall be truly and completely reflected in the Net Asset Statement; and

(b)	provisions for Relevant Litigation (as defined in Schedule 24) will not be changed from the amount provided at 31 December 2002 other than for the actual settlement of claims between 31 December 2002 and the Net Assets Date only if and to the extent that such reduction reflects actual cash payments or any other equivalent means of settlement (e.g. contra-entry) prior to the Net Assets Date; for the avoidance of doubt any settlement shall be truly and completely reflected in the Net Asset Statement.

21.	The Net Asset Statement will include as Foreign Country Currency Reserve (labelled line “B2” in Appendix 1) an asset or liability for expected gains and losses respectively between foreign currency contracts (between the SGT Business and ALSTOM Treasury) open at the Net Assets Date and the foreign exchange rates used in the associated projects in progress.

22.	No asset or liability (other than accrued contributions which have not been paid) will be included in the Actual Net Working Capital in the Net Asset Statement for any pension arrangements.

23.	Assets and liabilities in the local books of a unit denominated other than in their currency of reporting will be translated into their reporting currency at the closing rate of exchange for the relevant currency at the Net Assets Date except in so far as those assets and liabilities had been hedged at the Net Assets Date in which case the forward exchange rate will be used.

24.	Intra-ALSTOM trading assets and liabilities will be separately identified within the working papers to the Net Asset Statement. They will be further split between balances which are intra-SGT Business and those external to the SGT Business.

25.	All items in the CARAT packages of units reporting in a currency other than EUROS will be translated at the closing rate of exchange according to clause 19 for the relevant currency on the Net Assets Date.

26.	The Net Asset Statement will reflect the trading of margin under contracts taking account of future revenues and costs based on foreign exchange rates assumed in the contract (which take account of forward foreign currency contracts open at the Net Assets Date and the settlement arrangements between the Purchaser and the Seller).

Part C—Intra-Group Debt

1.	Within 15 Business Days after the Completion Date, the Seller shall provide a statement prepared by the Seller in the form of Appendix 2 to this Schedule and in accordance with the provisions of this Schedule showing the amounts of Actual Intra-Group Debt as at the Completion Date (the “Statement of Actual Intra-Group Debt”) to the Purchaser.

2.	Within 15 Business days of the delivery of the Statement of Actual Intra-Group Debt, the Purchaser shall either confirm its agreement regarding the Statement of Actual Intra-Group Debt or give to the Seller a Notice of Disagreement. Any items in respect of which the Purchaser does not give such notice within such period will be deemed to have been accepted by the Purchaser and such items shall be deemed to have been agreed between the Seller and the Purchaser for the purposes of the Statement of Actual Intra-Group Debt. The provisions of Part D of this Schedule shall apply upon service of a Notice of Disagreement.

3.	When the Statement of Actual Intra-Group Debt is agreed or otherwise determined in accordance with the preceding paragraphs:

(a)	the Seller shall procure that any amount owed to each relevant SGT Company at the Completion Date by the relevant member of the Retained ALSTOM Group shall be settled (by repayment or assignment);

(b)	the Purchaser shall procure that any amount owed to the relevant member of the Retained ALSTOM Group at the Completion Date by each relevant SGT Company shall be settled (by repayment or assignment); and

(c)	following compliance with paragraphs (a) and (b), each party shall procure that each member of its Group shall release each member of the other Group from all liability for Intra-Group Debt.

4.	The Purchaser and the Seller shall each be responsible for its own costs in connection with the preparation and review of the Statement of Actual Intra-Group Debt.

5.	The parties acknowledge that the sole purpose of the Statement of Actual Intra-Group Debt is to determine the amount of Actual Intra-Group Debt which, once determined, shall be the amount for Intra-Group Debt to be included within Financial Debt in the Net Asset Statement.

Part D—Dispute resolution procedure

1.	The parties shall use their reasonable endeavours to resolve any disagreement relating to the Net Asset Statement or the Statement of Actual Intra-Group Debt. Any written agreement reached by the parties on any item disputed shall be final, conclusive and binding on the parties and any items which are the subject of such written agreement shall be deemed to have been agreed between the Seller and the Purchaser for the purposes of the Net Asset Statement or the Statement of Actual Intra-Group Debt.

2.	Any Notice of Disagreement shall:

(a)	particularise to the extent possible the specific nature of each objection to any item included in the draft Net Asset Statement or the Statement of Actual Intra-Group Debt submitted by the Seller (an “Objection”);

(b)	not include generalised Objections;

(c)	particularise the reason why, in the Purchaser’s opinion, each matter which is the subject of an Objection has not been properly accounted for pursuant to the provisions of this Schedule;

(d)	include a recalculation setting out the monetary amount concerned in respect of each Objection which shall each be for an amount of at least €10,000; and

(e)	specify the adjustments which, in the Purchaser’s opinion, should be made to the draft Net Asset Statement or the Statement of Actual Intra-Group Debt in order to comply with the requirements of this Agreement.

3.	The Seller and the Purchaser shall use all reasonable endeavours (in conjunction with the Seller’s Accountants and the Purchaser’s Accountants):

(a)	to meet and discuss as soon as reasonably practicable the Objections of the Purchaser; and

(b)	to reach agreement upon the adjustments (if any) required to be made to the draft Net Asset Statement or to the Statement of Actual Intra-Group Debt within a period of 15 Business Days after receipt of the Notice of Disagreement.

4.	If the parties fail to agree on any element of the draft Net Asset Statement or of the Statement of Actual Intra-Group Debt, within the period referred to in paragraph 3(b) of this Part D above, items in the Purchaser’s Notice of Disagreement remaining in dispute may be referred by either party for final determination to the Independent Expert as contemplated by paragraph 5 of this Part D below.

5.	An independent expert (the “Independent Expert”) shall be appointed by the parties or (failing agreement) by the President for the time being of the Institute of Chartered

Accountants on the application of either the Purchaser or the Seller within 5 Business Days of such application. If the Independent Expert delays or becomes unwilling or incapable of acting or, if for any other reason the President for the time being of the Institute of Chartered Accountants thinks fit, the President may discharge the Independent Expert and, in the absence of agreement between the Purchaser and the Seller, appoint another in his or her place within 5 Business Days of such discharge. The Independent Expert shall act as an expert and not as an arbitrator and his or her decision shall (in the absence of manifest error) be final and binding on the parties. The Independent Expert shall afford the Seller and the Purchaser the opportunity of making written representations to him or her. The fees of the Independent Expert shall be borne by the Seller and the Purchaser in equal shares unless the Independent Expert otherwise determines.

6.	For the purposes of preparing the Statement of Actual Intra-Group Debt and of considering any items disputed by the Purchaser under any Notice of Disagreement, after Completion and until the Net Asset Statement and the Statement of Actual Intra-Group Debt are agreed or otherwise determined in accordance with the terms of this Schedule, the Purchaser shall, and shall procure that each member of the Purchaser’s Group shall, promptly provide the Seller and the Seller’s Accountants upon request with full and free access (including the right to take copies of any relevant documents or other information) during usual business hours to the relevant books, accounts, records, assets and personnel of the relevant entities.

Part E

Clarifications to Accounting Principles

1.	The reference in paragraph 9(b) of Part B to the preparation of the Net Asset Statement adopting and applying consistently the Accounting Principles, including in relation to the exercise of accounting discretion and judgment, will be interpreted with reference to principles, practices, evaluation rules, procedures, methods and bases as adopted by the SGT Business in CARAT reporting as at 31 March 2002 and as at 31 December 2002.

2.	For the avoidance of doubt, US GAAP principles will not apply to the preparation of the Net Asset Statement other than in relation to the calculation of Pension Obligations.

3.	The principles, practices, evaluation rules, procedures, methods and bases adopted by the SGT Business include the following:

3.1	Leased assets

All leases are treated as operating leases.

3.2	POC Revenue and recognition

The POC method of revenue recognition on a milestone basis is generally applied to Plant/EPC type new equipment contracts.

Revenue for long term maintenance agreements with fixed fees is recognised evenly on a monthly basis (taking account of price escalation clauses when they apply) over the contract period.

3.3	Inventory provisions

Provision against slow moving and obsolete stock is raised by Lincoln on a formulaic basis (subject, for stock that has not moved in the last year, to adjustments for known future requirements and qualitative review).

Appendix 1

Net Asset Statement

Project Parthenon—SGT Net Asset Statement as at [Date]

(EUR 000s)

		Forecast at budget exchange rates	Forecast at actual exchange rates	Actual
ASSETS

AA290N	Goodwill (net)
AD290N	Total tangible fixed assets (net)	66,342
AG290N	Investments (net)
AT010T	FORECAST/ACTUAL FIXED ASSETS	66,342			A

AJ290N	Inv.and contracts in progress (net)	243,027
AP090N	Advances paid to suppliers	11,254
AK290N	Trade receivables (net)	127,968
AL290N	Other accounts receivable (net)	7,853
AT020T	Total Current assets	390,102

AT000T	Total Assets	456,444

LIABILITIES

LE990N	Provisions for risks and charges	27,845
LG990N	Accrued pensions and retirement benefits	N/a
LT015T	Total Provisions	27,845

LM100N	Contract completion	41,106
LK990N	Customer deposits and advances	75,443
LL390N	Trade payables & related accrued charges	84,729
LL690N	Payables to fixed assets suppliers	0
LL990N	Accrued expenses and other payables	19,554
	Current Liabilities	220,832
	Agreed adjustment to forecast working capital	30,000
	FORECAST/ACTUAL NET WORKING CAPITAL	171,425			B
	FOREIGN COUNTRY CURRENCY RESERVE	0			B2
	NET ASSETS	237,767			C (A+B+B2)

	Not used			N/a	D

AM015N	Corporation tax receivable, net (assets)
AM020N	Deferred tax (assets)			N/a
LP590N	Corp. tax payable, net (liabilities)
LP990N	Deferred tax (liabilities)			N/a
	NET TAX				E

AR090N	Cash and cash equivalent
LJ590N	Internal borrowings				F
LJ690N	Borrowings, bonds and notes issued
LJ990N	Short Term borrow. and bank overdrafts
LJ990T	Sub-total				G

	Current accounts—(net)				H

AI250N	Internal loans (net)				I

AI290N	Other financial fixed assets (net)			N/a	J

	NET CASH/DEBT				K (G+H+I+J)

	PENSION OBLIGATIONS				L

NOTES

Illustrative nature of the forecast in this Appendix

The forecast shown in this appendix represents the full scope of the SGT Business. In accordance with clause 6.6 a Net Asset Statement will be prepared for the relevant businesses transferred under a Partial Completion and subsequent transfers of Affected Units as appropriate.

Change of Forecast Net Working Capital to Actual Exchange rates

The Forecast Net Working Capital in local currencies will be retranslated at the actual exchange rates at the Net Assets Date for the purpose of comparison with Actual Net Working Capital.

Intra Group balances (within Net Cash/Debt)

Appendix 2

Form of Statement Actual Intra-Group Debt

SGT Group Company	Retained ALSTOM Group member	Actual amounts owed by member of the Retained ALSTOM Group on the Completion Date €	Actual amounts owed to member of the Retained ALSTOM Group on the Completion Date €

[Detail per entity]

Total

Appendix 3

Basis of Calculating Pension Obligations

A.	Applicable arrangements

1.	In this appendix, “Applicable Arrangements” means any pension, deferred compensation, life insurance, early retirement, old-age, part time or any other retirement or service-related employee benefit plan or programme for or in respect of any SGT Group Employees in any countries, other than the Seller’s UK Pension Scheme and the US Pension Scheme.

2.	In this appendix, “Transferring Members” means those SGT Group Employees whose accrued rights in the Applicable Arrangements in respect of service before the Completion Date are transferred to the Purchaser under this Agreement.

B.	General Methodology

3.	Methodology

3.1	The Pension Obligations will be the projected benefit obligation in respect of the Transferring Members at the Net Assets Date using the methodology described in the Statement of Financial Accounting Standards No 87 issued by the US Financial Accounting Standards Board, in particular paragraphs 11, 12, 13, 17 and 42 thereof. The use of approximations, as described in paragraph 10 of such Statement, will be permitted where agreed between the Purchaser and Seller.

3.2	No Applicable Arrangement is to be excluded from a calculation of Pension Obligations because it fails to fall within the scope of Statement of Financial Accounting Standards No 87 or for any other reason.

3.3	The Purchaser and the Seller shall jointly prepare a list of the Parthenon Employees who are to be Transferring Members of the Applicable Arrangements within 30 business days after the Net Assets Date.

3.4	The Seller and the Purchaser shall use all reasonable endeavours to procure that the calculations of the Pension Obligations are completed in the timescale required by Schedule 4, including the provision of such information as is required for that purpose.

3.5	The calculations required by paragraph 3.4 to produce the amount of the Pensions Obligations shall be performed by the local actuary or firm of actuaries who were last appointed by the Seller to provide actuarial figures in relation to the Applicable Arrangements or, if such actuary is not acceptable to Purchaser or no actuary has yet been appointed, by such other actuary or firm of actuaries as are agreed between the Seller and the Purchaser. For this purpose, the Seller and the Purchaser shall appoint such actuary or firm of actuaries on identical terms to be agreed between the Seller and the Purchaser.

3.6	In the case of each Applicable Arrangement, the Pension Obligations will be reduced by the amount of any assets transferred in respect of Transferring Members of that Applicable Arrangement to the extent not included as Cash in the Net Asset Statement.

3.7	No amount shall be included under this Appendix for Pension Obligations in respect of any Applicable Arrangements to the extent that Purchaser has otherwise received financial compensation or other specific allowance in the same respect pursuant to this Agreement or in the calculation of the Consideration.

4.	Relevant Dates and Assumptions

4.1	The Projected Benefit Obligation for the Transferring Members of the Applicable Arrangements will be calculated as at the Net Assets Date using the Applicable Arrangements membership data at that date.

4.2	The Actuarial Assumptions to be used will be agreed between the Purchaser and Seller on a plan-by-plan basis.

SCHEDULE 5

General Warranties

1.	Information

True and Complete

1.1	The factual information set out in (i) the recitals and in the Schedules and Annexes to this Offer and (ii) in the Disclosure Letter was when given and is true and complete in all material respects. Insofar as any such information set out in the Disclosure Letter (but not in any documents annexed thereto or referred to therein) amounts to an expression of opinion, such information is at the date of this Offer, so far as the Seller is aware, fair and honest and made on reasonable grounds after due and careful consideration of all relevant factors.

1.2	In relation to the information which is disclosed in the Data Room at tab A 177:

(a)	the information in document 1 relating to orders for turbines of the SGT Business is true and accurate;

(b)	the information relating to orders for turbines of the SGT Business used to calculate the estimated market shares in document 2 of the SGT Business in the territories for the types of machine and in the periods specified is true and accurate;

(c)	the information in document 3 relating to sales by the SGT Business for the financial year ended 31 March 2002 was prepared by the Seller solely for the purposes of disclosure to the Purchaser from its records of sales prepared for other purposes. The preparation of such information required the allocation of figures for turnover between IST, SGT and MGT and of service and other revenue between such businesses. Such information constitutes the Seller’s best estimate of such figures having undertaken the process of allocation with all reasonable care. The Seller warrants that the information in document 5 that US revenues of the SGT business for the relevant period were less than US$ 50 million is true and accurate; and

(d)	the Seller warrants that the information in document 6 regarding MGT service out of Lincoln is true and accurate.

2.	Capacity of the seller

Incorporation

2.1	The Seller and each of the Transferors is a company duly incorporated and validly existing under the laws of its place of incorporation or organisation.

Power to Contract

2.2	The Seller and each of the Transferors has the legal right and full power and authority to enter into and perform this Offer and any other documents to be executed by it pursuant to or in connection with this Offer and, when executed, such Offer and other documents will constitute valid and binding obligations on the Seller and each of the Transferors in accordance with their respective terms.

Power to Sell the Shares and Assets

2.3	Each of the Transferors is entitled to sell and to transfer to the Purchaser or the relevant member of the Purchaser’s Group the full legal and beneficial ownership of the Asset Sale Businesses and the Shares transferred by them and the assignment of the Assigned IP, free from all Encumbrances, on the terms and subject to the conditions of this Offer.

Consents

2.4	No consents of other shareholders in ALSTOM Desoil Services Company (Private Joint Stock) to the transfer of shares in such companies pursuant to the Transaction are required.

3.	Constitution and capital

Constitutional Documents

3.1	The copy of the memorandum and articles of association, certificate of registration, certificate of incorporation and bylaws, or other equivalent constitutional documents of the SGT Companies (the “Constitutional Documents”) which has been Disclosed is current (i.e. at the date of this Offer), true and complete.

Incorporation

3.2

Each of the SGT Companies is (a) duly incorporated, (b) validly existing, (c) of good standing under the laws of its place of incorporation or organisation, (d) duly qualified to do business in each of the jurisdictions in which the character of the properties owned or used by it or the nature of the business transacted by it makes such qualification necessary, and (e) has at all times up to and including the date hereof complied in all material respects with the provisions of applicable companies legislation (the “Companies Legislation”), including any registration or similar requirements under the

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laws of the Russian Federation and any other applicable jurisdiction, and is not, and its directors and officers are not, liable to pay any fines, or to suffer or incur any other penalty or punishment thereunder.

Register of Members

3.3	The register of shareholders, participants or members (or any like register), if any, of each of the SGT Companies contains true and complete records of its shareholders, participants or members, as the case may be, from time to time, and where applicable, all issues and transfers of shares in the capital of a SGT Company have been registered in accordance with all applicable Companies Legislation and the provisions of its Constitutional Documents from time to time in force, and all transfer and other taxes payable in respect thereof have been duly paid prior to registration.

Entire Issued Share Capital

3.4	The Shares comprise the whole of the allotted and issued share capital of the SGT Companies and the Shares have been properly and validly allotted and issued and are each fully paid, no share capital has been paid back to a former or current shareholder and there is no existing obligation, whether contingent or otherwise, to repay any of the share capital of the SGT Companies and, so far as the Seller is aware, no such obligation is likely to arise.

No Option or Encumbrance

3.5	There is no Encumbrance or right:

(a)	on, over or affecting the Shares or the share or loan capital or other securities of the SGT Companies (whether authorised or issued or not); or

(b)	to call for the allotment, conversion, redemption, issue, sale or transfer of (or, as the case may be, into) any such Shares or the share or loan capital or other securities,

held by any person, and whether exercisable at the date hereof or in the future and whether contingent or not, and there are no agreements, arrangements, commitments or obligations to give or create any such Encumbrance or right. So far as the Seller is aware, no person has claimed to be entitled to any such Encumbrance or right.

No Reduction of Capital etc.

3.6	No SGT Company has at any time:

(a)	directly or indirectly provided any financial assistance for the purpose of the acquisition or any proposed acquisition of shares in any SGT Group Company or

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any holding company thereof or for the purpose of reducing or discharging any liability incurred in such an acquisition or proposed acquisition, in circumstances in which any the provision of any such assistance would breach any Companies Legislation or other applicable law or regulation; or

(b)	agreed or passed a resolution, or agreed to pass a resolution, to do any of the matters referred to in paragraph (a).

Other Shareholdings, Operations etc.

3.7	None of the SGT Companies has any subsidiaries.

3.8	True and complete copies of all shareholders’, members’, joint venture, collaboration and all other agreements and arrangements giving any person any rights relating to the ownership or management of any of the SGT Companies are Disclosed.

3.9	None of the SGT Companies:

(a)	is, or has agreed to become, the holder or beneficial or other owner of, or has any interest (legal or beneficial) in any class of any shares, debentures or other capital or securities of, any other body corporate, firm, association, venture, person or entity wherever located; and

(b)	is, or has agreed to become, a member of any partnership, joint venture, consortium or other incorporated or unincorporated association or party to any agreement or arrangement for sharing commissions or other income other than pursuant to project specific contracts entered into in the ordinary course of business.

3.10	[Intentionally left blank]

4.	Accounts

Books and Records

4.1	The statutory books (including all registers and minute books) of each of the SGT Group Companies have been properly kept and contain in all material respects an accurate and complete record of the matters which should be dealt with in those books and no notice or allegation that any of them is incorrect, incomplete or should be rectified has been received.

4.2	All documents and returns of an accounting nature which should have been delivered by each of the SGT Companies to any authority which regulates the registration of companies or the production of accounts on or before the date hereof have been properly so delivered in accordance with legal and regulatory requirements.

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4.3	The accounting records of each of the SGT Group Companies have been properly maintained in accordance with the legal requirements of their countries of incorporation.

4.4	All of the records referred to in 4.1 to 4.3 are in the possession of the SGT Group Companies which have the means of access thereto and therefrom.

Financial Book

4.5	The pro forma financial information in the Financial Book for the periods ending on and as at 31 March 2001, 31 March 2002 and 31 December 2002, was compiled, respectively, from information extracted from the ALSTOM Group’s Solver reporting system and the ALSTOM Group’s CARAT reporting system (Solver until March 2001). The pro forma financial information complies in all material respects with the ALSTOM Group’s accounting and reporting manual as at 31 March 2001, 31 March 2002 and 31 December 2002, respectively. For the avoidance of doubt, this Warranty shall not relate to any forecasts or projections set out or referred to in the Financial Book or in any other document. It is acknowledged that the information in the Financial Book has not been audited and has not been prepared on a statutory basis.

4.6	The pro forma financial information in the Financial Book for the periods ended on and as at 31 March 2002 and 31 December 2002 fairly presents and discloses with reasonable accuracy for the SGT Business, its tangible fixed assets, net working capital and EBIT for the periods ended on those dates.

4.7	The EBIT of the SGT Business (in the form in which it is to be transferred to the Purchaser’s Group on Completion) for the year that ended on each of 31 March 2001 and 31 March 2002 and the period of nine months that ended on 31 December 2002 as shown by the Financial Book has not been affected to a material extent by inconsistencies of accounting practices and changes in accounting valuation practices or by the inclusion of non-recurring items of income or expenditure. Taking into account the elimination of non-trading, restructuring and certain intra-group expenses as well as certain reclassifications made as disclosed in the Financial Book, the pro-forma income statements for the periods ended 31 March 2002 and 31 December 2002 contained therein fairly reflect (in “margin”, “selling OH expenditure”, “admin OH expenditure”, and “R&D OH expenditure” in accordance with the ALSTOM Group’s accounting and reporting manual at those dates) the operating cost structure of the SGT Business (in the form in which it is to be transferred to the Purchaser’s Group on Completion) in the periods ended 31 March 2002 and 31 December 2002.

4.8

The capital employed of the SGT Business as of 31 March 2001, 31 March 2002 and 31 December 2002 as disclosed in the Financial Book includes all material operating assets and material operating liabilities related to the activities of the SGT Business and does not include any material operating assets or material operating liabilities that are not of the

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SGT Business, in each case at those dates and in accordance with the ALSTOM Group’s accounting and reporting manual at those dates.

4.9	The contract completion accruals and the provisions for risks and charges made in the pro forma net assets shown in the Financial Book as at 31 March 2001, 31 March 2002 and 31 December 2002 were appropriately established taking into account the facts known to the CEO, CFO (or their equivalents) and director in charge of operations and/or project management, of each relevant business and each of the SGT Group Companies and the project manager in charge of relevant projects and his immediate superior of the SGT Business at the time of preparation of the relevant Solver or CARAT reporting package for the periods concerned.

4.10	In this paragraph 4, the word “material” shall have the same meaning given to it in Part A of Schedule 4.

5.	Changes since the balance sheet date

Since the Balance Sheet Date:

5.1	each of the SGT Group Companies has carried on the SGT Business in the ordinary course and has maintained its business as a going concern, without any interruption or alteration in the nature, scope or manner of such business;

5.2	the capital expenditure of the SGT Business has been made in the ordinary course of business;

5.3	no SGT Group Company has entered into any single contract or commitment involving capital expenditure in an amount exceeding €2 million;

5.4	no SGT Group Company has declared, made or paid any dividend, bonus or other distribution of capital or income (whether a qualifying distribution or otherwise);

5.5	there has been no material adverse change in the financial position, profits or turnover of the SGT Business;

5.6	no SGT Group Company’s profits have been affected by:

(a)	changes or inconsistencies in accounting treatment or by any extraordinary or non-recurring items of income or expenditure; or

(b)	by any other factors rendering such profits exceptionally high or low;

5.7

no substantial customer or supplier of or to the SGT Business has ceased or substantially reduced its trade with any of the SGT Group Companies or altered the terms of its trade with a SGT Group Company to such company’s disadvantage. For the purposes of this paragraph 5.7, a substantial customer or supplier means one which in either of the two

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financial periods immediately preceding the Balance Sheet Date accounted for five per cent or more of the turnover of the SGT Business (in the case of a customer) or of the goods or services supplied to such business (in the case of a source of a supplier);

5.8	no SGT Group Company has become aware that any event has occurred or not occurred which would entitle any third party to terminate any Material Contract;

5.9	no SGT Group Company has appointed or employed any Key Employee, and the appointment or employment of any person who was a Key Employee of such company at the Balance Sheet Date has not been terminated or the terms of such appointment or employment varied in any material respect, and there has been no agreement, arrangement or proposal in relation to any of the events, facts, circumstances or matters referred to in paragraphs 5.1 to 5.9 provided that, to the extent that the Warranty in this paragraph 5 is to be deemed to be repeated as at Completion, no breach shall occur by reason of any act done or step taken in pursuance of the Pre-Completion Reorganisation.

6.	Finance

Disclosure

6.1	There are Disclosed:

(a)	details of all overdrafts, loans, debentures, acceptance lines or other borrowings or financial facilities in excess of €5 million (in this paragraph 6, “Facilities”) which are outstanding or available to the SGT Group Companies, together with true and complete copies of all documents relating thereto;

(b)	details of whether any such Facilities are dependent on or subject to any guarantee or security or other Encumbrance;

(c)	details of all grants, subsidies or financial assistance made or proposed to be made to any of the SGT Group Companies by or on behalf of the European Union, any government department, agency or local or other authority (in this paragraph 6 “Grants”) in the five years prior to the date of this Agreement.

Third Party Guarantee or Security

6.2	No Facilities are dependent upon any guarantee or security granted by any person other than a SGT Group Company.

Indebtedness of Others

6.3	Other than pursuant to trading related contracts entered into in the ordinary course of business which are not Material Contracts, no SGT Group Company is responsible for the

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indebtedness of any other person which is not a SGT Group Company (any such person a “Third Party”) or is a party to any option or pre-emption right or any guarantee, suretyship or other obligation to pay, purchase or provide funds (by whatever means, including the advance of money, the purchase of or subscription for shares or other securities or the purchase of assets or services) for the payment of any indebtedness of any Third Party or as an indemnity against any default in payment of such indebtedness by such Third Party. All such agreements and arrangements between SGT Group Companies have been Disclosed.

Creation of Encumbrances etc.

6.4	No SGT Group Company has created or agreed to create any Encumbrance or entered into or agreed to give or enter into any guarantee, suretyship, indemnity or similar commitment in relation to financial indebtedness or agreement for the postponement or subordination of debt.

Debts

6.5	No SGT Group Company owns the benefit of any debt (whether present or future) other than debt accrued to it in the ordinary course of its business or pursuant to the operation of ALSTOM Group cash pooling arrangements.

6.6	No SGT Group Company has, pursuant to any arrangement currently in force, discounted, factored, securitised or otherwise disposed of or transferred any debts or trading assets due or becoming due to any SGT Group Company or pursuant to any SGT Contract, or otherwise entered into any “off-balance sheet” financing arrangement (other than finance leases which have been Disclosed).

Prepayment of Facilities

6.7	All Facilities of which any SGT Group Company has the benefit may be prepaid by such company without penalty on the giving of not more than 30 days’ notice to the lender.

Repayment of Grants

6.8	No Grants received by any SGT Group Company in respect of the SGT Business are currently repayable nor, so far as the Seller is aware, are any such Grants reasonably likely to become repayable.

Leases

6.9	The list of leases treated as capital leases for US GAAP purposes disclosed in Annex 4 is true and complete as at the date of this Offer.

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Minority Investments

6.10	No company or partnership which is not wholly-owned by a member of the ALSTOM Group and which conducts SGT Business has any amount owing to any member of the Retained ALSTOM Group other than in the ordinary course of trade.

7.	Laws and litigation

Compliance with Laws

7.1	Each of the SGT Group Companies has conducted and continues to conduct their business and operations in all material respects in accordance with all applicable laws and regulations (including, without limitation, the United States Foreign Corrupt Practices Act and any analogous laws) and its Constitutional Documents (as this term is defined in paragraph 3.1 of this Schedule 5).

No Enquiry

7.2	In the three years prior to the date hereof the Seller has not been notified of any investigation or enquiry by, or order, decree, decision, prosecution or judgment of, any court, tribunal, arbitrator, governmental agency or administrative or regulatory body of any country against or in relation to any of the SGT Group Companies or its officers, nor at the date hereof is any such investigation, enquiry, order, decree, decision, prosecution or judgment outstanding or threatened.

No Notice

7.3	In the three years prior to the date hereof no SGT Group Company has received any written notice, allegation or other communication from any court, tribunal, arbitrator, governmental agency or administrative or regulatory body (a) with respect to an alleged actual or potential violation of and/or failure to comply with by such company or its officers any applicable law or regulation or its Constitutional Documents, or (b) requiring it or any such person to take or omit to take any action.

No Litigation

7.4 (a)	Save as claimant in proceedings for the collection of debts arising in the ordinary course of its business and save where the amount at issue is €500,000 or less, no SGT Group Company or any of its officers is involved or engaged, whether as plaintiff, defendant or other party, in any legal action, proceeding, litigation, suit, prosecution or arbitration (in this paragraph 7, “Litigation”), no such Litigation is pending or, so far as the Seller is aware, threatened by or against such company or any such person and, in the 12 months prior to the date hereof, no such Litigation has resulted in a liability against such company or any such person in an amount in excess of €2,000,000;

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(b)	The SGT Business has no liability in respect of the claims listed in Annex 3 beyond the amounts set out in Annex 3.

7.5	In the three years prior to the date hereof no injunction or order for specific performance has been granted against any SGT Group Company, and no such company has given any undertaking to, nor at the date hereof is subject to any order or judgment given by, any court, arbitrator, tribunal, governmental agency, administrative or regulatory body or other similar body or to any third party arising out of Litigation.

Disputes with Suppliers or Customers

7.6	No SGT Group Company has in the three years prior to the date of this Agreement been involved or engaged in any material dispute with any person who is or was during that period a substantial supplier to or substantial customer of the SGT Business. For the purposes of this paragraph 7.6, a substantial customer or supplier means one which in either of the two financial periods immediately preceding the Balance Sheet Date accounted for five per cent. or more of the turnover of the SGT Business (in the case of a customer) or of the goods or services supplied to the SGT Business (in the case of a source of a supplier).

7.7	No SGT Group Company is subject to any liability or obligation to buy back or, except pursuant to agreements or arrangements for the repair, servicing and/or maintenance of goods entered into in the ordinary course of business, to take back any goods or services manufactured, sold or supplied (or contracted so to do) by it, whether arising from the termination or rescission of any agreement or otherwise.

7.8	There are no outstanding claims, of a separate value exceeding €500,000, against any SGT Group Company by any customer or other party in respect of defects in quality or delays in delivery or completion of contracts or deficiencies of design or performance or otherwise relating to liability for goods or services manufactured, sold or supplied by such company and so far as the Seller is aware no such claims are threatened.

7.9	[Intentionally left blank]

7.10	[Intentionally left blank]

Anti-Trust

7.11	No SGT Group Company is or has, within the three years prior to the date of this Agreement, been a party to or directly or indirectly concerned in any agreement, arrangement, understanding or practice (whether legally binding or not) or in pursuit of any course of conduct which is or was (in whole or in part):

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(a)	in contravention or breach of the EC Treaty, the European Communities Act 1972, the EEA Agreement (being the agreement on the European Economic Area of 2 May 1992) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976; or

(b)	in contravention of or renders such company or any of its officers liable to administrative, civil or criminal proceedings under any anti-trust, trade regulation, fair trading or similar legislation in any jurisdiction or in respect of which any filing, registration or notification is required pursuant to such legislation and which has not been so filed, registered or notified.

7.12	No SGT Group Company is subject to any undertaking or order under EC competition legislation or from any other regulatory body under the competition legislation in any other jurisdiction in which such company does or has done business.

8.	Licences

Necessary

8.1	All licences (including statutory licences), registrations, consents, authorisations, permits, orders, authorities, certificates and approvals (in this paragraph 8, “Licences”) necessary for the lawful carrying on of the business and operations of the SGT Companies in the manner and in the places in which such business and operations are currently carried:

(a)	have been obtained;

(b)	are (where material) Disclosed;

(c)	are valid and subsisting; and

(d)	have been and are being complied with in all material respects.

No Prejudice to Licences

8.2	So far as the Seller is aware, there is no investigation, enquiry or proceeding outstanding or threatened which is likely to result in the suspension, cancellation, modification or revocation of, or prejudice the continuance or renewal of any Licences which are material to the conduct of the SGT Business, whether in connection with the sale of Shares to the Purchaser hereunder or otherwise.

9.	Solvency

Winding-up

9.1

No order has ever been made, petition presented (which remains undischarged), resolution passed or meeting convened for the winding up of any SGT Group Company (or any other process whereby the business of any such company is terminated and its

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assets are distributed among its creditors and shareholders, participants or members) in any jurisdiction (other than a solvent winding up in the course of a reconstruction or reorganisation).

Distress etc.

9.2	No distress, distraint, charging order, garnishee order, execution or other process has been levied or applied in any jurisdiction on any of the assets of the SGT Group Companies which remains undischarged.

Administration Order

9.3	No administration order, Chapter 11 order, or any process by which the affairs, business and assets of a company are managed by a person appointed for the purpose by a court, governmental agency or similar body has been made in respect of any of the SGT Group Companies, and no petition has been presented or other proceedings commenced for such an order to be made in any jurisdiction.

Appointment of Insolvency Official

9.4	No receiver (including an administrative receiver), liquidator, trustee, administrator, custodian or similar official has been appointed in any jurisdiction in respect of the whole or any part of the business or assets of any of the SGT Group Companies other than pursuant to a solvent winding up in the course of a reconstruction or reorganisation.

Proceedings

9.5	There are no cases or proceedings which have been taken or threatened under any jurisdiction to commence or effect any of the events, matters or circumstances referred to in paragraphs 9.1 to 9.4.

Ability to Pay Debts

9.6	No SGT Group Company is insolvent or unable to pay its debts as they fall due.

10.	Trading and contracts

Contracts Entered Into

10.1 (a)	All Material Contracts:

(i)	are Disclosed;

(ii)	are valid, subsisting and in full force and effect and constitute binding and enforceable obligations on the parties thereto; and

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(iii)	have been complied with (1) by the relevant SGT Group Company in such a manner that the other parties thereto do not have any right to avoid the limitations on the liability of the SGT Group Company thereunder and (2) so far as the Seller is aware, by the other parties thereto; and

(b)	so far as the Seller is aware, no notice of the intention to terminate, repudiate or disclaim has been received in respect of and no claim in excess of €500,000 has been made or threatened under, such Material Contracts.

10.2	A list or copies of all LTM Agreements, Supply Agreements and Frame Agreements are Disclosed.

10.3 (a)	No SGT Group Company is a party to any subsisting agency or distributorship agreement or agreements to support or arrange the selling or marketing of products except agency agreements that relate to a specific project.

(b)	All consultancy agreements for representation with respect to a specific project or contract and all representation agreements over a defined period with respect to all sales of certain products or services in certain geographic zones entered into in the course of the SGT Business are on substantially the same terms as those set out in the standard form Consultancy Agreement and standard form Representation Agreement which is disclosed in the Data Room at Tabs M/116 to M/119 .

No Restrictions

10.4	Except in the case of arrangements where a SGT Group Company has agreed to co-operate exclusively with one or more persons in relation to a particular project, no SGT Group Company is or has been party to any agreement, arrangement, covenant, understanding or practice which limits or restricts its freedom to carry on any business or activity, and to provide and take goods and services in such field and by such means and from, to and with such persons and in, into or from such part of the world, as it thinks fit.

No Guarantees Given

10.5	Save as Disclosed, there is not outstanding any guarantee, indemnity or suretyship given by or for the benefit of any SGT Group Company other than in the ordinary course of trading.

Forward Purchases/Hedging etc.

10.6	[Intentionally left blank].

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10.7	No SGT Group Company has any unmatched open positions with respect to Derivative Contracts other than to FX Forward Contracts as defined in clause 24, or if it does, none of such open positions could reasonably be expected to involve it in a loss.

Disposal of Shares etc.

10.8	There are no outstanding liabilities of or commitments on any SGT Company arising from any arrangements for the disposal of any shares, property or other assets previously owned by it.

Powers of Attorney

10.9	There are not in force any powers of attorney given by any SGT Group Company or any other entitlement or authority (whether express, implied or ostensible and as agent or otherwise) given by any SGT Group Company to any person to enter into any contract or commitment or do anything on behalf of such company or otherwise to bind or commit it to any obligations, other than any authority of the directors and the employees of such company to enter into routine trading contracts in the normal course of their duties.

Related Party Transactions

10.10	All outstanding contracts, agreements, transactions, obligations, commitments, understandings or arrangements between any SGT Group Company and any other member of the ALSTOM Group have been entered into on an arms length basis.

10.11	No SGT Group Company is party to any contract, arrangement, agreement or understanding with any current or former employee, director or consultant of any member of the ALSTOM Group or any person connected with any such employee, director or consultant or in which any such person is or was interested (whether directly or indirectly), save for contracts of employment or appointment with such employees, directors or consultants in the ordinary course of business.

10.12	Details of all SGT Contracts or agreements to which any SGT Group Company is a party with a value of over €2million containing a change of control provision that would be implicated by this Offer are Disclosed.

10.13	The information of the nature referred to in Part B of Annex 2 has been Disclosed in relation to all bids and tenders of the SGT Business outstanding on the date of this Offer which fulfil the criteria set out in Part A of Annex 2.

11.	Consequences of this agreement

11.1	The entering into and completion of, and the performance of the obligations under and compliance with, this Offer, the Pre-Completion Reorganisation and any other document to be executed pursuant to and in connection herewith and therewith will not:

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11.2	cause any SGT Group Company to lose the benefit of, or otherwise adversely affect, any right it presently enjoys (including, without limitation, by way of the repayment of any Grants (as this term is defined in paragraph 6.1 of this Schedule));

11.3	relieve any person of any obligation to any SGT Group Company or entitle any person to determine or modify any such obligation or any right or benefit enjoyed by such company or to exercise any right in respect of such company;

11.4	result in the creation, termination or modification of any Encumbrance under any agreement or instrument to which any SGT Company, the Seller, any Newco or any Transferor is a party or by which any of them or their respective assets is bound;

11.5	result in any present or future (i.e. at or after the date of this Offer) indebtedness of any SGT Group Company becoming due and payable or capable of becoming due and payable prior to its stated maturity;

11.6	give rise to or cause to become exercisable any right of pre-emption held by any person;

11.7	result in a breach of, or conflict with or violate any law, regulation, order, writ, decree or judgment applicable to any SGT Company, the Seller, any Newco or any Transferor or by which any of them or their respective assets is bound, which, in any such case, would have a material adverse effect.

12.	Assets

Legal and Beneficial Title

12.1	Each of the SGT Group Companies has the full legal and beneficial title to and is in control of all of its assets (other than the Properties, in respect of which see paragraph 15) (including debts due to such company) included in the Financial Book or which were acquired by or have become due to it since the Balance Sheet Date (except for assets disposed of or realised in the ordinary course of business) and no person other than such company has or claims any material rights in relation thereto (or to the proceeds thereof).

12.2	After the Pre-Completion Reorganisation, each SGT Company shall have the full legal and beneficial title to and shall be in control of all of the assets other than the Properties, in respect of which see paragraph 15 (including debts due to such company) included in the Financial Book (except for assets disposed of or realised in the ordinary course of business) transferred to it pursuant to the Pre-Completion Reorganisation including debts due to such company (such assets, together with the assets described in paragraph 12.1 above, the “Assets”).

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Encumbrances

12.3	Save as Disclosed, no SGT Group Company has created or agreed to create any Encumbrance (except liens arising by operation of law in the ordinary course of trading) over or enter into any factoring arrangement in relation to any of the Assets and all of the Assets are free from any hire or hire purchase agreement, conditional sale or credit sale agreement, leasing or rental agreement or agreement for payment on deferred terms or other Encumbrance. No person has the right to call for the assignment of or any payment in respect of any of the Assets or to retake any Asset into possession and no Asset has been acquired on terms that title to such Asset does not pass to the relevant SGT Group Company until full payment is made.

All Necessary

12.4	In addition to the Properties, the Assets comprise all the assets necessary for the carrying on of the SGT Business in the manner and to the extent to which it is conducted at the date hereof.

Fixed Assets

12.5	The material fixed assets used by the SGT Group Companies in the ordinary course of their business are suitable for the conduct of such business, are in a reasonable condition and state of repair having regard to their age and comply in all material respects with all statutes and regulations applicable thereto.

Combustion Engineering

12.6	None of the Assets has ever been owned or operated by Combustion Engineering Inc. or any of its subsidiaries.

13.	Liabilities

[Intentionally left blank]

14.	Insurance

Fully Insured

14.1

The Properties and all assets of the SGT Group Companies of an insurable nature are fully insured to their full reinstatement or replacement value with a well-established and reputable insurer against fire and all other risks normally insured against by companies carrying on similar business or owning property and/or assets of a similar nature to such companies and each of the SGT Group Companies is covered on normal market terms against all legal liability and risks normally insured against by such companies (including

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liability to employees or third parties for personal injury or loss or damage to property, product liability and loss of profit and environmental liability).

Disclosure

14.2 (a)	Summaries of the terms of the insurance policies which have been globally placed by ALSTOM (in respect of property and business interruption, transit including war risks general liability including operations and products and global construction/erection all risks) and relate to the SGT Business (whether held by a SGT Group Company or not) at the date of this Agreement (in this paragraph 14, the “Policies”) are Disclosed.

(b)	All premiums due on the Policies have been duly paid and all the Policies are valid and in force.

No Acts or Omissions etc.

14.3	So far as the Seller is aware, no material act, omission, misrepresentation or non-disclosure has occurred, or other circumstance exists, nor has there been any material breach of the terms, conditions or warranties of any of the Policies, which makes any of the Policies voidable or which would lead to any of the Policies being void or unenforceable (for illegality or otherwise), or to any of the insurers to decline to pay all or any part of any claim made under the Policies or to renewal of such Policies being refused. Without prejudice to the generality of the foregoing, so far as the Seller is aware, all notification and similar obligations under the Policies have been complied with in all material respects.

Claims

14.4	As at 31 March 2003, there were no claims outstanding under any of the Policies (or under any prior policies relating to the SGT Business whether or not previously held by a SGT Group Company in excess of €1 million), all claims within the past three years have been settled in full and, so far as the Seller is aware, there are no circumstances which exist which are likely to give rise to such a claim.

14.5	Details of all claims made as at 31 March 2003 in excess of €1 million made under insurance policies relating to the SGT Business (whether held by a SGT Group Company or not) during the period of three years prior to the date of this Agreement are Disclosed.

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15.	Properties

15.1	Complete and accurate particulars of all the Properties have been Disclosed, and all deeds and documents necessary to show each SGT Group Company’s title to the Properties have been Disclosed and are in the possession of each such company and are not under the control or direction of any third party.

15.2 (a)	All agreements, covenants, obligations, restrictions or other matters to which the Properties are subject have been complied with and (b) the Seller has not received any claims or notices of disputes or orders or notices affecting the Properties.

15.3	The present use of each of the Properties and all development carried out on them complies with all relevant planning legislation applicable thereto (including all zoning or other similar laws and regulations), and all consents and permissions required thereunder for the operation of the SGT Business have been obtained and are either unconditional or are subject only to conditions which have been satisfied so that nothing further remains to be done under them or, in the case of continuing conditions, are being complied with in all material respects.

15.4	So far as the Seller is aware, compliance has been made in all material respects with all applicable statutory and bye-law requirements with respect to the Properties.

15.5	The Properties are served by all means of access, services and other facilities necessary for their current use, and access is either over roads which have been adopted by the relevant authorities and are maintainable at public expense or any relevant Property has the benefit of all necessary rights of way to and from such roadway.

15.6	So far as the Seller is aware, there are no proposed schemes or orders affecting any road or highway giving access to the Properties.

15.7	No SGT Company has entered into any agreement to acquire or dispose of any land or premises or any interest therein which has not been completed or pursuant to which there remain contingent or actual liabilities.

15.8	The SGT Group Companies will immediately before Completion have good and marketable freehold or leasehold title to the Properties and will be in sole and undisputed occupation of the Properties, subject only to the subleases, tenancies, licences or other rights of occupation disclosed in the Data Room and to the Pre-Completion Reorganisation and the Shared Services Agreements, and there are no other leases, tenancies, licences or other rights of occupation affecting the Properties, no such rights or licences have been granted and nor is there any agreement to grant the same.

15.9	[Intentionally left blank]

15.10	The Properties are not subject to:

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(a)	any matters which have a material adverse effect on the proper use, occupation or enjoyment of the Properties for the purpose for which they are now used and all matters which benefit the Properties have where necessary been properly protected by registration; and

(b)	any Encumbrance full details of which have not been Disclosed.

15.11	[Intentionally left blank]

15.12	No consents are necessary to the charging of the Properties and no notices are required to be given to any person or body of any charge thereon.

There are no rights, easements, privileges, interests, covenants, conditions, restrictions, agreements or declarations or any outstanding notices (whether given by a lessor, local authority or any other person, body, authority or company) or otherwise known to the Seller which materially adversely affect the title of the Properties or conflict with the present use of the Properties or restrict access thereto and/or which have a material adverse effect.

15.13	So far as the Seller is aware there are no proposals for the compulsory acquisition of any of the Properties or any access thereto or egress therefrom, and no compulsory purchase order either confirmed or unconfirmed has been received in respect of any of the Properties or any access thereto or egress therefrom.

15.14	No SGT Group Company is actually or contingently liable as surety of or an original contracting party to, or assignor or assignee of, any lease of property other than the Properties insofar as they comprise a leasehold interest and neither is it so liable under any contract relating to such lease.

15.15	In respect of any works carried out to the Properties within the last ten years, there are no outstanding actions, proceedings, costs, claims, damages or losses arising under or in connection therewith, nor any outstanding defects, liability periods nor retentions under the relevant building contract.

15.16	There are no subsisting grants, subsidies, or compensation payments in respect of the Properties which are required to be repaid in any circumstances.

15.17

In relation to the Property leased by the relevant SGT Group Company at Kirkton Drive, Raiths Industrial Estate, Aberdeen, Scotland by virtue of the lease between 2177th Single Member Shelf Investment Company Limited and ALSTOM Power UK Limited dated 26 July 2002, and the Deed of Variation entered into in connection therewith in December 2002 between ALSTOM Real estate 1 Limited, ALSTOM Power UK Limited, ALSTOM Limited and ALSTOM Real Estate 6 Limited, (a) the heritable interest to the Property so leased is registered in the Land Register of Scotland under Title number ABN9038, and

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the conveyance of the heritable interest to the Property to the said ALSTOM Real Estate 1 Limited contained a warrandice clause which granted absolute warrandice, and (b) the said lease and deed have both been properly stamped by the Inland Revenue and registered in the Books of the Council of Session.

16.	Environmental

16.1	Each SGT Group Company holds and is in compliance with all Environmental Permits required by it for the operation of the SGT Business.

16.2	So far as the Seller is aware no steps are being taken or threatened by any SGT Group Company, regulatory body or third party for the withdrawal, revocation, cancellation, material variation or surrender of any Environmental Permit. All applications to obtain or renew Environmental Permits are Disclosed, and no such applications have been refused. The Seller has not received any notification that any Environmental Permits applied for and not yet received will not be obtained, and it is not aware of any facts that could result in a refusal of such applications.

16.3	(a) No judgment, order, proceeding, suit, action, claim, or written notice or complaint against a SGT Group Company under Environmental Law or relating to Hazardous Substances has occurred or so far as the Seller is aware is threatened. (b) The SGT Business is not in breach of Environmental Law. There has been no inspection of the Properties by an environmental authority under Environmental Laws, the report for which is either pending or which identified current breaches of Environmental Law which have not been rectified.

16.4	The Seller has disclosed to the Purchaser all material, soil and groundwater audits, assessments, investigations, and sampling or similar reports which are in its possession and which have been commissioned in the last five years relating to the presence or release of any Hazardous Substances, to the extent applicable to the activities or operations of any SGT Group Company at the Properties or at any Minor Unit intended to be transferred to Purchaser.

16.5	[Intentionally left blank]

16.6	No Asbestos or Asbestos-containing materials, polychlorinated biphenyls, or underground storage tanks are present at, in, on or under the Properties in breach of Environmental Laws.

16.7	No activity listed in Part A of Schedule 1 to the Pollution Prevention and Control (England and Wales) Regulations 2000 or Pollution Prevention and Control (Scotland) Regulations 2000 (“the Regulations”) is carried out at any Property located in England.

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17.	Employees

Disclosure

17.1	There is Disclosed a true and complete list of each Employee Benefit Plan, separately identifying those plans that are SGT Employee Benefit Plans, Company-Wide Employee Benefit Plans and US Employee Benefit Plans.

17.2	There are Disclosed:

(a)	the total number of SGT Group Employees, including those on maternity or paternity leave or absent on the grounds of sickness or other long-term leave of absence who have or may have a statutory or contractual right to return to work for a SGT Group Company;

(b)	in respect of each Key Employee:

(i)	name;

(ii)	date of birth;

(iii)	position;

(iv)	whether full-time or part-time;

(v)	the name of the employer;

(vi)	place of work;

(vii)	all remuneration payable and other benefits provided or which any SGT Group Company is contractually obliged to provide (whether on or after the date of this Agreement),

all such details being true and complete in all material respects. No employer of a Key Employee is under any contractual obligation to increase the rates of remuneration of or make any bonus or incentive or other similar payment to any of the Key Employees at any future date other than in accordance with the Employee Benefit Plans applicable from time to time or other than periodic increases in the ordinary course of business.

17.3	True and complete copies of:

(a)	all employment, termination, severance, retention, change-in-control or similar agreements or other arrangements to which any SGT Group Company is a party or otherwise contractually obliged and which has been entered into with any Key Employee of any SGT Group Company; and

(b)	all Employee Benefit Plans,

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together with all amendments or supplements thereto, are included in the Disclosure Letter.

Notice Periods

17.4	There is not in force any contract of service or employment between any SGT Group Company and any Key Employee, nor any consultancy agreement, which cannot be terminated on six months’ notice or less given at any time by such company and without any requirement to pay any compensation (other than mandatory compensation payable by virtue of applicable law) or provide any benefits in connection with or as a result of such termination.

Remuneration

17.5	The current basis of the remuneration payable to the Sale Share Employees is the same as that in force at the Balance Sheet Date and the SGT Group Companies are not under any contractual obligation to increase the rates of remuneration of or make any bonus or incentive or other similar payment to any of the Sale Share Employees at any future date other than in accordance with the Employee Benefit Plans applicable from time to time or other than periodic increases in the ordinary course of business.

Incentive Arrangements

17.6	There is not in existence nor is it proposed to introduce, and none of the Key Employees participate in (whether or not established by any SGT Group Company), any share incentive, share option, share trust, share purchase, profit sharing, bonus or other incentive arrangements for or affecting any Key Employees or the dependants of any such persons or any scheme whereunder any Key Employee is entitled to a commission or remuneration of any sort calculated by reference to the whole or part of the turnover, profits, results or sales of such company or of any other person, firm or company or, in relation to the SGT Companies, any such arrangements or schemes in respect of any former director or officer of any SGT Company.

Right to Re-instatement

17.7	No Key Employee who is not currently active has a right to be reengaged under any contract or collective agreement, nor has any Key Employee a right to be reengaged by any member of the Retained ALSTOM Group.

Change of Control

17.8	There is not in force any contract of service or employment between any SGT Group Company and any Key Employee which provides that a change of control of any of the SGT Group Companies (however change of control may be defined therein, if at all) shall entitle the Key Employee to:

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(a)	treat such change of control as amounting to a breach of such contract or agreement;

(b)	any payment or benefit whatsoever; or

(c)	treat himself as redundant or dismissed or released from any obligation.

Except as set forth in the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereunder, either alone or in combination with any other event (whether contingent or otherwise) will (i) entitle any Key Employee to any additional or increased compensation, payment or benefit, including but not limited to severance pay or supplementary unemployment compensation, job security, change-in control or retention or similar compensation, payment or benefit, (ii) accelerate the time of payment, vesting or funding, or increase the amount, of any compensation or benefit that is or may become payable to any such Key Employee, (iii) result in any “parachute payment” or excise tax or any additional tax or penalty under applicable Law, whether or not such payment is considered to be reasonable compensation for services rendered, or (iv) result in any release of any obligation of any Key Employee to their employer.

Liabilities

17.9	All compensation, remuneration, contributions and premiums due or payable in respect of any SGT Group Employees or any Business Employee Benefit Plan relating to periods on or prior to the Completion Date will at Completion have been timely paid in full, in accordance with all applicable Laws and the terms of all applicable Business Employee Benefit Plans save for any provision made in respect thereof in the Net Asset Statement.

Termination etc.

17.10	There are no proposals or agreements to terminate or vary the contracts of service or employment of any Key Employee.

17.11	No Key Employee has given notice terminating his service or employment.

Compliance with Law etc.

17.12	So far as the Seller is aware, each of the respective employers of the SGT Group Employees has in all material respects complied with and performed all obligations under:

(a)	all Laws relevant to the employment, termination of employment, terms and conditions of employment, employment or working conditions, wages and hours, statutory benefit entitlements, equal treatment and opportunity, human rights, labour relations, occupational health and safety, payroll taxes of its employees; and

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(b)	all collective agreements, recognition or other collective labour agreements applicable to any of its employees.

17.13	No employer of any SGT Group Employee is engaged or involved in any material dispute which has been formally instituted or threatened in writing or the subject of any investigation by any Governmental Authority arising out of, affected by or otherwise relating to any Law relating to the employment, employment or working conditions, wages and hours, statutory benefit entitlements, terms or conditions of employment, discrimination, termination of employment, human rights, labour relations, occupational health and safety, payroll taxes of its employees or the adoption, institution, operation, administration, funding, asset management or termination of or in respect of any Employee Benefit Plan, and no such company has notice of any event, condition, act, omission or other circumstance which could, so far as the Seller is aware, reasonably be expected to give rise to any such dispute.

Trade Unions etc.

17.14 (a)	There are no collective bargaining agreements or other material agreements between any employer of any SGT Group Employee or any employers’ or trade association of which such a company is a member and any trade union, staff association, trade association, works council (whether recognised by such a company or not) (in this paragraph 17.11, a “Trade Union”).

(b)	There are no outstanding pay negotiations or any other claim or matter of material importance with Trade Unions. So far as the Seller is aware, no Trade Union is seeking formally to represent any SGT Group Employees. Particulars of all material agreements with Trade Unions are Disclosed.

17.15	No employer of any SGT Group Employee is involved in, and so far as the Seller is aware there are no circumstances likely to give rise to, any industrial or trade dispute.

17.16 (a)	No employer of any SGT Group Employee has had during the preceding three years, any actual strike, lock-out or other concerted labour activity of a material nature nor, as far as the Seller is aware, has there been any adverse change in relations with any of its employees representatives and none is threatened.

(b)	No employer of any SGT Group Employee has made any commitment to any Trade Union relating to the number of its employees or to future dismissals.

17.17	With respect to each US Employee Benefit Plan:

(a)	No US Employee Benefit Plan is, in whole or in part, sponsored or maintained by any US Company and no US Company is a party to, bound by, contributes to, has

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an obligation to contribute to or has or may incur any liability under or in respect of any US Employee Benefit Plan.

(b)	No event, transaction or condition has occurred or exists, or is expected to occur or exist, which, in any such case, has resulted, or could be expected to result, individually or in the aggregate, in any direct or indirect liability or obligation of the ALSTOM Group (including pursuant to any indemnification or joint and several liability agreement or Law) under or pursuant to Title I or IV of ERISA or any penalty or excise tax provision of the US Code applicable to employee benefit or compensation plans which could, from or after Completion, remain or become a liability or obligation of any Purchaser Group member.

(c)	No member of the ALSTOM Group has communicated to any SGT Employee in the United States, whether orally or in writing, regarding the employee benefit plans or arrangements or other terms and conditions that may be or are expected to be made available to any such SGT Employee by or in connection with employment with any member of the Purchaser Group from or after Completion.

18.	Pre-completion reorganisation

18.1	Each of the agreements entered into in connection with the Pre-Completion Reorganisation (the “Reorganisation Agreements”) will have been duly and validly executed by the parties thereto, and will constitute legal, valid and binding agreements under applicable law.

18.2	None of the transfers of assets made pursuant to the Pre-Completion Reorganisation shall be liable to be set-aside or unwound or otherwise compromised by virtue of any insolvency or similar law protecting creditors rights, including without, limitation, applicable bulk sales or transfer laws.

18.3	On Completion, none of the Newcos will have carried on any business, incurred any liabilities or engaged in any activities whatsoever other than in relation to the Pre-Completion Reorganisation.

19.	Intellectual Property / Information Technology

19.1	So far as the Seller is aware, there is no subsisting infringement of any of the SGT Intellectual Property. No claims concerning such infringement are outstanding or are being considered by any member of the ALSTOM Group.

19.2 (a)	A member of the ALSTOM Group is the legal and beneficial owner of all Intellectual Property which is used in the SGT Business or has a subsisting licence in respect of such use.

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(b)	Details of all SGT Intellectual Property which is the subject of a registration or an application for registration have been Disclosed in a manner which is true, accurate and complete (save for any changes which may have taken place in the month prior to the date of this Agreement) and such details are not misleading.

19.3	All registration, maintenance and renewal fees payable up to the date of this Agreement in respect of any SGT Intellectual Property which is the subject of a registration or an application for registration have been paid.

19.4	There are no claims outstanding or being considered by any member of the ALSTOM Group in respect of the infringement of the Intellectual Property of any third party in relation to the operations carried on, services provided, or products manufactured or supplied by the SGT Business, nor, so far as the Seller is aware, is there any fact or matter which could give rise to such infringement.

19.5	There is no subsisting breach, nor, so far as the Seller is aware, is there any fact or matter which would create a breach by any member of the ALSTOM Group of any licences or other agreements, consents or undertakings which have been granted to or granted by a member of the ALSTOM Group in relation to Intellectual Property which is used in the SGT Business.

19.6	The SGT Intellectual Property, together with the Intellectual Property that is intended to be licensed to the Purchaser or to any member of the Purchaser’s Group pursuant to clause 11 of this Offer, constitutes all the Intellectual Property that is required to carry on the SGT Business in the manner in which it is currently carried on.

19.7	No employee of the ALSTOM Group is entitled to or has claimed any payment in respect of any of the SGT Intellectual Property.

19.8	The SGT Intellectual Property is free from any Encumbrances and all other Intellectual Property owned by the Retained ALSTOM Group and used in the SGT Business is free from any Encumbrances which would hinder the grant of the licences contemplated by clause 11 of this Agreement.

19.9	In the 12 months prior to the date of this Agreement there has been no failure or breakdown of the Computer Systems which has caused any material disruption to the operation of such systems or to the SGT Business. At the date of this Agreement the Computer Systems perform substantially in accordance with the capacity required of them.

19.10	As far as the Seller is aware, the Computer Systems contain no virus or potentially harmful program codes which would materially disrupt the operation of the SGT Business.

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19.11	All third party standard Computer Programs used on or before Completion in the SGT Business have been used pursuant to valid licence agreements, and the terms of such licence agreements have been performed by the SGT Companies in all material respects, including, without limitation, such terms as relate to multiple use and copying.

19.12	As far as the Seller is aware, the Computer Programs developed by any member of the ALSTOM Group for the SGT Business do not infringe the Intellectual Property of any third party.

19.13	The Source Material of the Computer Programs developed by any member of the ALSTOM Group for the SGT Business is in the custody of the relevant SGT Company or is available for delivery to the relevant SGT Company upon request.

19.14	The SGT Companies’ information processing has been carried out in accordance with applicable national and international law and regulations, including, without limitation, the Data Protection Act 1998 on processing of personal data, and, as and when required by applicable law and regulations, the SGT Companies have notified the appropriate authorities of their information processing.

20.	Pensions

A. UK

20.1	In this paragraph:

“ICTA 1988” means the Income and Corporation Taxes Act 1988;

“Members” means the SGT Group Employees who are entitled to benefits under the Seller’s UK Pension Scheme and all those persons who are claiming or are entitled to claim through them;

“Opra” means the Occupational Pensions Regulatory Authority;

“Inland Revenue” means the Inland Revenue Savings, Pensions and Share Schemes division;

“1993 Act” means the Pension Schemes Act 1993; and

“1995 Act” means the Pension Act 1995.

20.2	Full written particulars of the Seller’s UK Pension Scheme as it relates to the Members have been disclosed to the Purchaser, including without prejudice to the generality of the foregoing:

(a)	all applicable current trust documentation (including certificates given under section 67 of the 1995 Act);

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(b)	the Inland Revenue letter of approval;

(c)	the Contracting-Out Certificate;

(d)	booklets and announcements given or proposed to be given to Members (including extracts from the current internet site, which is the same as the intranet site);

(e)	full membership data for the Members;

(f)	full details of the employer and employee contributions payable in respect of the Members and the arrangements in place for the payment of additional voluntary contributions;

and all information which has been made available by the Seller or its advisers to the Purchaser or its advisers on or before the date of this Agreement is materially true, complete and accurate and is fairly presented.

20.3	In respect of the Members who are members of the Main Section of the Seller’s UK Pension Scheme, there is no contracting out certificate in force. The membership data provided to the Purchaser shows any Member who could be a member of the contracted out section of the Seller’s UK Pension Scheme.

20.4	All employer and employee contributions and premiums due, for the SGT Group Companies, as at the date of this Agreement to the trustees of the Seller’s UK Pension Scheme or any insurance company have been deducted and paid to the trustees (or insurance company, if applicable).

20.5	No benefits are payable from the Seller’s UK Pension Scheme on early retirement or redundancy except as set out in the rules of that scheme.

B. General

20.6	Apart from under the Pension Schemes or mandatory provisions of applicable law and otherwise as disclosed in the Disclosure Letter, no SGT Group Company has any legal obligation to provide or contribute to the provision of any pension, deferred compensation, life insurance plan or program, early retirement, old-age part time or any other retirement benefit for or in respect of any of the Asset Sale Employees or Share Sale Employees, nor has any proposal been announced to establish or contribute to any arrangement providing such benefits

21.	GE Transaction Agreement

21.1	None of the SGT Companies is a party to the GE Transaction Agreement or has any obligation or liability in respect thereof.

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21.2	The restrictions contained in the GE Transaction Agreement which may restrict the conduct of the SGT Business and which are described in sections 3 and 4 of Schedule 27 will expire on 27 June 2004.

21.3	No ALSTOM Group member currently conducting the SGT Business has engaged in relation to the SGT Business in breach of the GE Transaction Agreement in the manufacture, installation or sale of, or provision of associated contracting services related to Frame 3, Frame 5 or 20 megawatt or greater Relevant Gas Turbines that are based on, or incorporate in any material respect, GE Intellectual Property. For purposes of this paragraph 21.3, “Relevant Gas Turbines” and “GE Intellectual Property” shall have the meanings set out in Schedule 22.

21.4	None of the 20 megawatt or greater Relevant Gas Turbines manufactured, installed or serviced on or after June 27 1999 and up to the Completion Date by any of the SGT Companies is based on, or incorporates in any material respect, GE Intellectual Property. For the purposes of this paragraph 21.4, “Relevant Gas Turbines” shall have the meaning set out in Schedule 22.

21.5	No ALSTOM Group member currently conducting the SGT Business has used the Seller’s Technology in the conduct of the SGT Business for or in connection with 20 megawatt or greater Relevant Gas Turbines or related components, parts or services in breach of the GE Transaction Agreement. For the purposes of this paragraph 21.5, “Seller’s Technology” and “Relevant Gas Turbines” shall have the meaning set out in Schedule 22.

21.6	The SGT Business has been conducted in all respects relevant to compliance with the GE Transaction Agreement in accordance with the guidelines and procedures disclosed at tab L/6.1(a)/72 in the Data Room. The carrying on of the SGT Business in accordance with these guidelines and procedures has not breached any of the obligations under the GE Transaction Agreement.

21.7	The Seller is not aware of any GE Information (as defined in paragraph 2.1 of Schedule 27) in the possession of any Asset Transferor or SGT Company.

22.	Asbestos

22.1	So far as the Seller is aware:

(a)	there are no facts, matters or circumstances (whether past or present) relating to the SGT Business which may give rise to Asbestos Liabilities on the part of any Protected Person following consummation of the Transaction; and

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(b)	the information Disclosed relating to numbers and origin of turbines manufactured by the SGT Business containing Asbestos and sold by it or on its behalf in the US is true and complete.

22.2	No formal proceedings relating to or otherwise involving Asbestos have been commenced in the United States against any SGT Group Company or which otherwise relate to the SGT Business.

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SGT

SCHEDULE 6

Tax Covenant and Tax Warranties

Part A – Definitions

1.	Definitions

1.1	In this Schedule, words and expressions defined in clause 1 of this Offer have the same meaning except where otherwise provided or unless there is something in the subject matter or context herein which is inconsistent with them.

1.2	In this Schedule:

“Company” means each of the SGT Companies separately as if each was referred to expressly;

“Demand” means any document issued or any claim made or action taken whether before or after the date hereof by or on behalf of any person, authority or body whatsoever including any Tax Authority from which it appears to the Purchaser or the Company that the Company has or may have a Tax liability or any such document issued, claim made or action taken from which it appears that the Purchaser may have a claim under paragraph 1.1(e) of Part B of this Schedule;

“Event” means any transaction, act, event, circumstance or omission of whatever nature;

“ICTA 1988” means the UK’s Income and Corporation Taxes Act 1988;

“Post-Completion Relief” means any Relief which arises to the Purchaser or to the Company as a consequence of any Event occurring or from income, profits or gains arising after the Completion Date;

“Relevant Percentage” means:

(a)	in relation to a payment in respect of a secondary Tax liability of the Company, 100%; and

(b)	in relation to any other payment, the percentage shareholding in the Company in question which is acquired by the Purchaser (or any member of the Purchaser’s Group) under the agreement created by the acceptance of this Offer;

“Relief” means any relief, allowance, loss (including for the avoidance of doubt, losses carried forward from earlier years prior to Completion), deduction in computing profits, credit or right to repayment of Tax (including any additional amounts paid by way of compensation or otherwise together with any such repayment of Tax or interest thereon) granted by or pursuant to any legislation or otherwise for Tax purposes anywhere in the world;

“Tax” means any and all forms of taxes, levies, imposts, contributions, social security contributions or similar duties and charges and all withholdings or deductions in respect thereof of whatever nature whenever imposed anywhere in the world and whether directly or primarily chargeable against, recoverable from or attributable to the Company or any other person including all fines, penalties, charges or surcharges and interest relating to the same;

“Tax Authority” means any body in any jurisdiction in the world charged with the administration and/or collection of any Tax;

“TCGA” means the United Kingdom’s Taxation of Chargeable Gains Act 1992;

“US Company” means ACP Corporation, a company incorporated under the laws of Delaware, United States;

“US Shares” means the shares of common stock of the US Company which are owned by the US Transferor;

“US Transferee” means any person nominated by the Purchaser as the acquirer or the US Company;

“US Transferor” means ALSTOM Power, Inc., a company incorporated under the laws of Delaware, United States; and]

“VAT” means value added tax.

1.3	References to income or profits or gains shall include any other measure by reference to which Tax is computed.

1.4	References to income or profits or gains earned, accrued, arising or received by any person shall include income or profits or gains which are for the purposes of any Tax treated as earned, accrued, arising to or received by such person.

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1.5	References to income or profits or gains earned, accrued, arising or received on or before a particular date (including, without limitation, Completion) or in respect of a particular period shall include income or profits or gains which are for the purposes of any Tax treated as earned or accrued, arising or received on or before that date or in respect of that period.

1.6	References to the occurrence of Events on or before a particular date (including, without limitation, Completion) or in respect of a particular period shall include Events which are for the purposes of any Tax treated as having occurred or existed at or before that date or in respect of that period.

1.7	References to any Tax liability of the Company shall include:

(a)	liabilities of the Company to make payments of or in respect of Tax, including secondary liabilities in respect of the Seller or any member of the Retained ALSTOM Group or any other SGT Company;

(b)	the use or setting off in whole or in part against income, profits or gains earned, accrued, arising or received on or before Completion, or Tax thereon, of any Post-Completion Relief;

1.8	References to the “Claimant” are references to whichever of the Purchaser or its successors in title or assigns is making a claim or receiving a payment pursuant to this Schedule.

1.9	References in this Schedule to paragraphs are to paragraphs in Part B of this Schedule unless otherwise stated.

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Part B - Tax Covenant

1.	Covenant

1.1	Subject as hereinafter expressly provided, the Seller hereby covenants, with effect from Completion, to pay to the Purchaser by way of reduction, to the extent possible, of the Consideration, an amount equal to:

(a)	the Relevant Percentage of any Tax liability of the Company arising in respect of or as a consequence of any Event or Events occurring in the time period on or before the Completion Date or arising in respect of or by reference to any income, profits or gains earned, accrued, arising or received on or before the Completion Date; and

(b)	all reasonable out-of-pocket costs and expenses, including (without limitation) costs of legal, accounting and tax advisers, reasonably incurred by the Purchaser and/or the Company in consequence of any successful claim made by the Purchaser under this covenant; and

(c)	the Relevant Percentage of any Tax liability of the Company that arises as a result of the Company leaving the ALSTOM group; and

(d)	the Relevant Percentage of any Tax liability of the Company or Purchaser arising as a direct consequence of the Pre-Completion Reorganisation; and

(e)	the amount (if any) which is taken into account as being an amount receivable in respect of Tax (for the avoidance of doubt, including all assets and liabilities in respect of Tax which are effectively legally transferred under the Transaction for the purposes of paragraph 11 of Schedule 4 - Part B and excluding all deferred tax liabilities, assets and losses) in computing the Net Tax Liability and/or Actual Net Working Capital in the Net Asset Statement (prepared in accordance with Schedule 4 of this Offer) to the extent such amount is disallowed by or not recovered from the relevant Tax Authority.

1.2	For the purposes of this covenant the amount of a Tax liability of the Company falling within paragraph 1.7(b) of Part A of this Schedule shall be taken to be the amount of Tax for which the Company would but for such use or setting-off have been liable and in respect of which a claim could have been made against the Seller under this covenant.

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2.	Limitations and exclusions

2.1	The Seller shall not be liable under the covenants contained in paragraphs 1.1(a) to (d) in respect of any Tax liability of the Company:

(a)	unless the Purchaser has served on the Seller a written notice on or before the seventh anniversary of the end of the accounts period of the relevant Company in which the Completion Date falls, giving such details of the claim as the Purchaser then has; and

(b)	unless the Tax liability in question exceeds €10,000 (aggregating for this purpose a series of individual claims below €10,000 arising in respect of the same subject matter); or

(c)	not used.

(d)	to the extent that the liability in question was taken into account (for the avoidance of doubt, excluding all deferred tax liabilities) in computing the Net Tax Asset, Net Tax Liability and/or Actual Net Working Capital in the Net Asset Statement (prepared in accordance with Schedule 4 of this Offer); or

(e)	to the extent that it would not have arisen but for a voluntary act, omission, transaction or arrangement of the Purchaser (or its successors in title to the Shares) or of the Company occurring after Completion where the person carrying out such voluntary act, omission, transaction or arrangement was aware or should reasonably have been aware that it would directly give rise to a Tax liability; or

(f)	to the extent that the Tax liability would not have arisen or would have been reduced or eliminated but for the failure or omission on the part of the Company to comply with a request of the Seller or its duly authorised advisers to make any valid claim, election, surrender or disclaimer, to give any valid notice or consent, or to do any other thing under the provisions of any enactment or regulation relating to Tax after Completion, the making, giving or doing of which was taken into account (for the avoidance of doubt, excluding all deferred tax liabilities) in computing the Net Tax Asset, Net Tax Liability and/or Actual Net Working Capital in the Net Asset Statement (prepared in accordance with Schedule 4 of this Offer) provided that full details of any such action as is required under this sub-paragraph is notified to the Purchaser in a timely fashion, and no later than 30 days before the time limit for making such claim or taking such action expires; or

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(g)	to the extent that any Relief (other than a Post-Completion Relief) is available to the Company to set against or otherwise mitigate the Tax liability; or

(h)	to the extent that any “Relevant Amount” as defined in paragraph 9.4 below falls to be set off against it; or

(i)	not used;

(j)	to the extent that the Tax liability relates to recovery made after Completion in respect of a debt which was not reflected in the Net Asset Statement; or

(k)	not used;

(l)	not used;

(m)	to the extent that the Tax liability relates to a Demand where the Purchaser has exercised its discretion not to contest that Demand in accordance with paragraph 3.2(d)(i);

(n)	not used;

(o)	if and to the extent that the aggregate liability of the Seller under the agreement created by the acceptance of this Offer exceeds the limits specified in clause 9.3 of this Offer.

2.2	The Seller shall not be liable under the covenant contained in paragraph 1.1(e) unless the Purchaser has served on the Seller a written notice on or before the seventh anniversary of the end of the accounts period of the relevant Company in which the Completion Date falls, giving such details of the claim as the Purchaser then has.

3.	Manner of making and conduct of claims

3.1	If the Purchaser or the Company shall become aware of any Demand which is relevant for the purposes of this covenant or the Tax Warranties the Purchaser shall as soon as reasonably practicable give notice thereof to the Seller.

3.2

If the Seller (or any person it nominates) shall, within 20 Business Days of the date of any notice given to it under paragraph 3.1 of any such Demand, indemnify the Purchaser and the Company to the Purchaser’s reasonable satisfaction against all losses, costs, interest, damages and expenses and any further liability to Tax which may be incurred thereby, then the Purchaser shall procure that the Company, at Seller’s sole cost and expense will take

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such action as the Seller (or its nominee) may reasonably and promptly by written notice request to avoid, dispute, resist, appeal or compromise any Demand, and in connection with any action so requested by the Seller:

(a)	the appointment of lawyers and other professional advisers to the Company shall be subject to the prior written approval of the Purchaser, such approval not to be unreasonably withheld or delayed;

(b)	the Seller (or its nominee) shall ensure that no substantive correspondence, pleading or other document is sent, transmitted, issued, entered into or in any way published in connection with the relevant Demand by the Seller (or its nominee) or its advisers without the prior approval of the Purchaser, such approval not to be unreasonably withheld or delayed;

(c)	the Seller (or its nominee) shall submit no computations or returns, nor make any settlement or compromise of the subject matter of the Demand, nor agree any matter in the conduct of any dispute in relation thereto which is likely to affect the amount of the Demand, or the future liability of the Company to Tax, without the prior written approval of the Purchaser, such approval not to be unreasonably withheld or delayed;

(d)	if any dispute arises between the Purchaser and the Seller (or its nominee) as to whether any Demand should at any time be settled in full, or contested in whole or in part:

(i)	the Purchaser shall have an absolute discretion not to contest the Demand, subject to this sub-paragraph 3.2(d)(i). On receipt of written notice from the Seller setting out the Seller’s reasonable request for action to avoid, dispute, resist, appeal or compromise the relevant Demand, the Purchaser may respond by written notice setting out the Purchaser’s desire not to contest the Demand and making reference to this paragraph 3.2(d)(i), provided that the Seller will have no liability under the agreement created by the acceptance of this Offer in relation to such Demand where the Purchaser exercises its discretion in accordance with this paragraph;

(ii)

if the Purchaser does not exercise its discretion by written notice in accordance with paragraph 3.2(d)(i) above, the dispute as to whether any Demand should be contested shall be referred for determination to a tax adviser of repute in the relevant jurisdiction appointed by agreement between

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the Purchaser and the Seller or (if they do not agree) upon the application by either party to the President of the Institute of Chartered Accountants in England & Wales, or such equivalent institution in jurisdictions other than the UK, whose determination shall be final. The tax adviser so appointed shall be asked to advise whether, in his opinion (acting as an expert and not as an arbitrator) there is a reasonable case for appealing against the Demand. If, but only if, such opinion is in the affirmative shall an appeal be made and that Demand not then settled. The tax adviser’s costs shall be borne solely by the Seller. Any further dispute arising between the parties as to whether any further appeal should be pursued following determination of an earlier appeal (whether or not in favour of the Company) shall be resolved in a similar manner; and

(e)	save as otherwise expressly provided herein, the Purchaser shall procure that the Company shall give the Seller and its nominee all reasonable co-operation and assistance for the purposes of taking such action as aforesaid.

4.	Payment of Claims

4.1	Payments by the Seller pursuant to the covenants in paragraph 1 above shall be made on the days specified in paragraph 4.2 below.

4.2	The days referred to in paragraph 4.1 are as follows:

(a)	if the Tax liability giving rise to claim under this covenant involves an actual payment of Tax by the Company, the day which is the later of five Business Days after demand is made in respect of it by or on behalf of the Claimant, and three Business Days before the date on which that Tax becomes due and payable to the relevant Tax Authority;

(b)	if the Tax liability giving rise to a claim under this covenant does not involve an actual payment of Tax:

(i)	if involving the use or setting-off of any Post-Completion Relief within paragraph 1.2 above, the day which is the later of five Business Days after demand is made in respect of it by or on behalf of the Claimant, and the day on which there becomes due and payable to the relevant Tax Authority an amount of Tax which would, but for the use or set-off of the Relief in question, not have been so due and payable;

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(c)	in any other case, five Business Days after the date on which demand is made in respect of it by or on behalf of the Claimant.

4.3	For the purposes of this paragraph 4, references to the day on which an amount of tax becomes due and payable to the relevant Tax authority shall be the last day on which such Tax is required by law to be paid without incurring any penalty or liability for interest.

5.	Tax Returns and computations

5.1	Without prejudice to paragraph 3 above, the Seller or its duly authorised agents shall be responsible (at the Seller’s sole cost and expense) for, and have the conduct of preparing, submitting to and agreeing with all relevant Tax Authorities, all Tax returns and computations of the Company, including (without limitation) claims and/or surrenders by way of Group Relief, for all Tax accounting periods of the Company ending on or before the Completion Date, and in connection therewith:

(a)	all returns, computations, documents and substantive correspondence relating thereto shall be submitted in draft form by the Seller to the Purchaser or its duly authorised agents for comment;

(b)	the Purchaser or its duly authorised agent shall comment within 15 Business Days of such submission but if the Seller has not received any comments within 15 Business Days, the Purchaser and its duly authorised agents shall be deemed to have approved such draft documents;

(c)	the Seller shall take into account all reasonable comments and suggestions made by the Purchaser or its duly authorised agents;

(d)	the Seller and the Purchaser shall each respectively afford (or procure the affordance) to the other or their duly authorised agents of information and assistance which may reasonably be required to prepare, submit and agree all such outstanding Tax returns and computations;

(e)	the Seller and the Purchaser shall as soon as practicable deliver to each other copies of all correspondence sent to or received from any Tax Authority; and

(f)

the Purchaser undertakes to procure that the Company shall sign and submit to the relevant Tax Authority all such notices of claim, surrender or consent to surrender (including provisional or protective notices of claim, surrender or consent to surrender in cases where any relevant Tax computations have not yet been agreed) and all

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such other documents and returns as the Seller shall reasonably request to give effect to the foregoing provisions.

6.	No withholdings, etc

6.1	All sums payable by either party hereunder shall be paid free of and without any rights of counterclaim or set off, and without deduction or withholding on any ground whatsoever, save only as may be required by law. If any such deduction or withholding is required by law the payer shall be obliged to pay to the payee such amount as will ensure that, after any such deduction or withholding has been made, the payee shall have received a sum equal to the amount that the payee would otherwise have received in the absence of any such deduction or withholding, as reduced by any credit to which the payee may be entitled on account of such deduction or withholding.

6.2	If any Tax Authority charges to Tax any sum paid (the “original payment”) to the payee hereunder the payer shall be obliged to pay to the payee such additional amount (the “additional payment”) as will ensure that, after the payment of the Tax so charged on the original payment and any Tax chargeable on the additional payment, there shall remain a net sum equal to the amount of the original payment, such additional payment to be made three Business Days after the payee has served notice that Tax on the original payment has become due and payable, or would have become due and payable but for the availability of a Relief.

7.	Purchaser’s warranty and indemnity

7.1	The Purchaser warrants and represents to the Seller and its successors in title that the Purchaser does not intend to permit any Tax liabilities of the Company to the extent provided for in the Net Asset Statement and to the extent payable by the Company to remain undischarged, and that it fully intends to ensure that all Tax liabilities of the Company will be satisfied in full in a timely fashion as they become due.

7.2	The Purchaser hereby covenants with the Seller that it will pay to the Seller an amount equal to any liability or increased liability to Tax of ALSTOM or any other member of the Retained ALSTOM Group which arises:

(a)	in respect of or by reference to any income, profits or gains earned, accrued, arising or received by any Company; or

(b)	by reference to supplies made by any Company; or

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(c)	as a consequence of any Company failing to pay any Tax within six months of such Tax becoming due and payable to the relevant Tax Authority;

in each case to the extent that the Tax to which the liability relates:

(i)	has been the subject of a claim by the Purchaser hereunder which has been satisfied; or

(ii)	is one in respect of which the Seller has no liability under the covenant in paragraph 1 above.

7.3	Payments by the Purchaser under paragraph 7.2 shall be made three Business Days before the date on which the Tax to which the payment relates becomes due and payable to the relevant Tax Authority.

8.	Corresponding savings and refunds

8.1	If any Tax liability which has resulted in a payment having been made by the Seller under this covenant or for breach of any of the Tax Warranties has given rise to a Relief for the Company or the Purchaser which would not otherwise have arisen, then:

(a)	the Purchaser shall procure that details of such Relief are given to the Seller as soon as reasonably practicable; and

(b)	to the extent that the liability of the Purchaser or the Company to make an actual payment of or in respect of Tax is reduced by reason of such Relief from the amount that such liability would have been but for the availability of such Relief, the Purchaser shall, on or as soon as reasonably practicable after the date when the Purchaser or the Company would have been under an obligation to pay the Tax liability so reduced, make a repayment to the Seller of an amount equal to the lower of the amount by which such liability is so reduced and the amount of the payment referred to at the beginning of this paragraph 8.1 made by the Seller.

8.2	The Seller shall be entitled, at its sole cost and expense, to require that the Company’s auditors shall certify the amount and date of use of any such Relief for the purposes of this paragraph 8.

8.3	Subject to paragraph 8.4, if the Seller at any time pays to the Purchaser an amount pursuant to a Claim under this covenant or under the Tax Warranties and the Purchaser or the Company is or becomes entitled to recover from some other person (other than the Company or the Purchaser, but including any Tax Authority) any sum in respect of the matter

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giving rise to such claim (other than by reason of any Relief which arises in respect of an Event occurring after Completion or which was taken into account in fixing the amount of the Tax provision (or in determining that no Tax provision was necessary) in the Net Asset Statement), the Purchaser, if so required by the Seller, will (and will procure that the Company will) at the sole cost and expense of the Seller, take all reasonable steps to enforce such recovery and the Purchaser shall promptly following such recovery repay to the Seller the lesser of:

(a)	the sum so recovered by the Purchaser or the relevant Company from such other person (including sums recovered in respect of costs and any interest or repayment supplement received in respect of the sum recovered, but less any costs of recovery not previously reimbursed, and less any Tax chargeable on the sum recovered); and

(b)	the amount referred to above paid by the Seller to the Purchaser pursuant to a Claim under this covenant or under the Tax Warranties.

8.4	The Purchaser may, if it considers it would be contrary to its financial and business interests to enforce recovery of any sum in accordance with paragraph 8.4, elect not to enforce such recovery provided that the Purchaser pays to the Seller the lesser of:

(a)	the sum which would have been recovered by the Purchaser or the relevant Company from such other person; and

(b)	the amount referred to in paragraph 8.4 paid by the Seller to the Purchaser pursuant to a Claim under this covenant or under the Tax Warranties;

and in the event of a dispute relating to the amount which would have been recovered by the Purchaser such dispute shall be referred for determination to a tax adviser on the same terms as are set out in paragraph 3.2(d)(ii).

9.	Net debt excess/ Overprovisions

9.1	If the Seller shall become liable in respect of any claim arising under this Schedule, credit shall be given to the Seller against such liability for the amounts referred to in paragraph 9.2 below which shall be dealt with in accordance with paragraph 9.4 below.

9.2	The amounts referred to in paragraph 9.1 above are the amounts by which any Tax liabilities taken into account in computing the Net Tax Asset, Net Tax Liability and/or Actual Net Working Capital in the Net Asset Statement (prepared in accordance with Schedule 4 of this Offer) are excessive.

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9.3	If the Purchaser becomes aware that there are such amounts as are referred to in paragraph 9.2 above, it shall (or shall procure that the Company shall) promptly inform the Seller of that fact. If the auditors for the time being of the Company are requested by the Purchaser to certify any of such amounts as are referred to above, the Purchaser shall procure that the auditors are instructed to give and shall (at the expense of the Seller) give as soon as practicable such certificate and in so doing they shall act as experts and not as arbitrators and (in the absence of manifest error) their decision shall be final and binding on the parties.

9.4	Where it is provided under paragraph 9.1 above that any amount (the “Relevant Amount”) is to be dealt with in accordance with this paragraph 9:

(a)	the Relevant Amount shall first be set off against any payment then due from the Seller under this covenant, and reduce or eliminate the liability against which it is so set-off, pursuant to paragraph 2.1(h) above; and

(b)	to the extent that there is an excess of the Relevant Amount after any amounts have been set off under paragraph 9.4(a), that excess shall be paid to the Seller.

(c)	not used.

9.5	Where any such certification as is mentioned in paragraph 9.3 above has been made, the Seller or the Purchaser may (at their own cost and expense) request the auditors to review such certification in the light of all relevant circumstances, including any facts which have become known only since such certification, and to certify whether such certification remains correct or whether, in the light of those circumstances, the amount that was the subject of such certification should be amended.

9.6	If the auditors certify under paragraph 9.5 that an amount previously certified should be amended, that amended amount shall be substituted for the purposes of paragraph 9.4 as the Relevant Amount in respect of the certification in question in place of the amount originally certified, and such adjusting payment (if any) as may be required by virtue of the above mentioned substitution shall be made as soon as practicable by the Seller or the Purchaser, as the case may be.

10.	Not used

11.	Not used

12.	Not used

12.1	Not used

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13.	Protection for Asset Sales

13.1	The Seller hereby covenants that, where any part of the SGT Business in any of Singapore, Spain and Mexico or any Minor Unit is acquired by the Asset Purchaser under the terms of the agreement created by acceptance of this Offer by means of a direct transfer of an asset (other than a share in an SGT Company) of the SGT Business, the Seller will pay to the Asset Purchaser an amount equal to:

(i)	any tax liability of the Asset Purchaser which arises in respect of the period up to the Completion Date by virtue of the Asset Purchaser’s ownership of the asset in question and which would have been a tax liability in respect of which the Seller would have been liable had the Seller not sold the asset;

(ii)	any tax liability of the Asset Purchaser which is a liability of the SGT Business arising as a direct consequence of the Pre-Completion Reorganisation; and

(iii)	all reasonable out-of-pocket costs and expenses, including (without limitation) costs of legal, accounting and tax advisers, reasonably incurred by the Asset Purchaser pursuant to a successful claim under this paragraph 13 and the provisions of paragraphs 1 to 12 of this schedule shall apply but excluding paragraphs 5 (Tax Returns) and 7 (Purchaser’s Warranty and Indemnity) to claims under this paragraph with such modifications as are necessary in this context.

13.2	For the purposes of this paragraph 13, the “Asset Purchaser” means the company which is a wholly owned subsidiary of the Purchaser and which is the direct transferee of the relevant asset on Completion of the agreement created by acceptance of this Offer.

14.	US Tax Matters

14.1	If the Purchaser so requests, the Seller and US Transferor shall cooperate with the Purchaser and US Transferee in making an election (the “Election”) under section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to the sale of the US Shares. In the event that Purchaser elects the provisions of section 338(h)(10), the required filing shall be prepared by the Purchaser or its delegate and provided to Seller no later than 45 Business Days prior to the due date for review and approval. Upon receipt of the filing, Seller shall have 20 Business Days to review and sign the Election and return same to Purchaser for filing with the IRS. If the Seller fails to return the Election within the time specified in this section, then the Seller shall indemnify the Purchaser for all losses (of whatever nature), interest and penalties arising from such failure.

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14.2	For any taxable period during which the US Company is included for federal, state or local income or franchise tax purposes in a consolidated, combined or unitary group which includes the US Transferor or any of its Affiliates (any such group, a “Group”), the Seller and the US Transferor shall be responsible for and indemnify the US Transferee for the income and franchise tax liability of the Group. The US Company’s allocable share shall be equal to the amount of tax liability which it would have incurred if it had filed separate returns, without giving effect to any reduction in such liability as a result of losses, credits, or other tax attributes of other members of the Group.

14.3	Notwithstanding the foregoing, the Seller shall be solely responsible, and shall reimburse the US Transferee, for any income or franchise taxes imposed upon the US Company or any Group as a result of the deemed sale of US Company’s assets pursuant to the Election; provided, however, that any sales, use or other transfer taxes imposed as a result of the Election shall be the responsibility of Purchaser pursuant to clause 24.2 of this Offer.

14.4	For the avoidance of doubt, the Tax Covenant shall apply to US Tax Matters, and this paragraph 14 shall not limit the operation of the Tax Covenant in relation to US Tax Matters.

14.5	For the purposes of this Schedule 6 in so far as it applies to any Tax liability of the US Company or the US Business, any reference to Completion Date shall mean a reference to the date on which the sale of the US Company is completed pursuant to the exercise of the call option under clause 3.4 of this Offer.

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Part C - Tax Warranties

1.	Not used

2.	Position since the end of the Last Fiscal Year

Since the end of the last fiscal year prior to Completion, the Company has not engaged in any transaction, which has given rise or will give rise to a liability to Tax (or which, but for the availability of any Relief, would have given or would give rise to such a liability) other than Tax in respect of the normal profits of the Company arising from transactions entered into by it in the ordinary course of business;

3.	Compliance

(a)	All necessary information, notices, returns, particulars, declarations, entries, claims for Reliefs, disclaimers and computations have been properly and duly submitted on time by the Company to the relevant Tax authority and such submissions are true and accurate in all material respects, have been prepared on a proper basis, and are not the subject of any question or dispute nor are likely to become the subject of any question or dispute regarding liability or potential liability of the Company to any Tax or regarding the availability to the Company of any Relief.

(b)	Within the seven years commencing before the date hereof the Company has not been the subject of any investigation, audit or disclosure by or involving any investigation unit of any Tax Authority, and has not paid or become liable to pay any penalty, surcharge, fine or interest in respect of Tax, and there are no circumstances which make it likely that the Company will, in the foreseeable future, be so subject, or will incur any such liability.

(c)	All Tax for which the Company is liable (in so far as such Tax ought to have been paid) has been paid, the Company has duly deducted all amounts from any payments from which Tax falls to be deducted at source, and has duly paid or accounted for such amounts to the relevant Tax Authority.

(d)	Proper records have been maintained:

(i)	in respect of all tax deductions and payments required by any Tax statute and all applicable regulations have been complied with;

(ii)	for the purposes of computing any gains held over under section 116 TCGA, and;

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(iii)	relating to particulars of each claim under sections 152 or 153 TCGA made prior to the date of this Offer to which section 154 TCGA applies.

4.	Residence/overseas activities

The Company is and has always been solely resident in its country of incorporation for the purposes of Taxation and is not and has never been resident in any other jurisdiction, or carried on business through a branch, agency or permanent establishment situated outside its country of incorporation.

5.	Transfer pricing, thin capitalisation

All transactions between the Company on the one hand and the Seller, any parent company of the Seller, and any subsidiary of the Seller or of such parent on the other, have been and are on fully arm’s length terms. So far as the Seller is aware, full records and other documents have been maintained in relation to such transactions as required by or implied in any applicable transfer pricing laws. There are no circumstances which could require the Company or cause any Tax Authority to make any adjustment for Tax purposes to the terms on which any such transaction is treated as taking place, and no such adjustment has been made by the Company or made or proposed by any Tax Authority.

6.	Not used

7.	Tax clearances

The Disclosure Letter contains details of all transactions, schemes or arrangements in respect of which the Company has been a party or has otherwise been involved in respect of which a statutory clearance application was made, together with copies of all relevant applications for clearances and copies of all clearances obtained pursuant thereto, all such clearances having been obtained on the basis of full and accurate disclosure of all material facts and considerations relating thereto, and all such transactions, schemes or arrangements have been implemented strictly in accordance with the terms of such clearances.

8.	VAT

The Disclosure Letter contains full details of the Company’s VAT registration and the VAT office responsible for the Company’s VAT affairs.

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9.	The Company:

(a)	makes no supplies other than taxable supplies for the purposes of VAT;

(b)	obtains credit for all input tax paid or suffered by it;

(c)	is not the grantor or grantee of any interest in land in respect of which an election has been made to waive exemption from VAT; and

(d)	has no interest in any capital items in respect of which it is or may be subject to any restrictions or adjustment of the amount of input credit available to it for the purposes of VAT.

10.	Transfer Tax

All documents which establish or are necessary to establish the title of the Company to any asset, or to enforce any rights, and which attract stamp duty, or any other Tax or duty imposed on, or as a condition to the validity, registrability, or enforceability of any document, have been properly stamped, and the Company has duly paid all stamp duty and other such Taxes and duties to which it is, has been, or may be made, liable.

11.	Anti-Avoidance Provisions

The Company has not entered into or been a party to any scheme or arrangement of which the main purpose, or one of the main purposes, was the avoidance of or the reduction in or the deferral of a liability to Tax.

12.	Section 765 of ICTA

The Company has not without the prior consent of the UK Treasury carried out or agreed to carry out any transaction which, pursuant to Section 765 of ICTA, would be unlawful in the absence of such consent or carried out any transactions to which Section 765A of ICTA could apply without having duly provided the required information to the Board of the Inland Revenue.

13.	Calculation of tax liability

The Company has such records as are required by law relating to past events to permit accurate calculation of the Tax liability or relief which would arise upon a disposal or realisation on Completion of each asset owned by the Company at 31 March 2003 or acquired by the Company since that date but before Completion.

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14.	Leaving the Group

The Disclosure Letter contains details of all charges which will occur under Section 179 TCGA as a result of the execution, completion or performance of the agreement created by acceptance of this Offer.

US TAX WARRANTIES

15.	There is no Tax deficiency outstanding, assessed or proposed against the US Company, and the US Company has not executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any material Tax.

16.	No audit or other examination of any Tax return of the US Company is presently in progress, nor has the US Company been notified of any request for such an audit or other examination.

17.	There are (and immediately following the Completion Date there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, “Liens”) on the assets of the US Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable or Taxes being contested in good faith.

18.	The US Company does not have knowledge of any basis for the assertion of any claim relating or attributable to Taxes, which, if adversely determined, would result in any Lien on the assets of the US Company.

19.	The US Company has not (a) been a member of an affiliated group (within the meaning of Section §1504(a) of the Code) filing a consolidated federal income Tax return (other than a group the common parent of which was the US Transferor or its parent) for any taxable period for which the statute of limitations for any Tax has not expired, (b) ever been a party to any Tax sharing, indemnification or allocation agreement (other than existing tax sharing agreement with US Transferor), and (c) ever been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

20.	No adjustment relating to any Tax return filed by the US Company has been proposed formally or, to the US Company’s knowledge, informally by any tax authority to the US Company or any representative thereof.

21.

Neither the Seller, the US Transferor nor the US Company (a) has made a consent dividend election under section 565 of the Code; (b) has consented at any time under section 341(f)(1) of the Code to have the provisions of section 341(f)(2) of the Code apply to any

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disposition of the US Company’s or any Subsidiaries’ assets; (c) has agreed, or is required, to make any adjustment under section 481(a) of the Code by reason of a change in accounting method or otherwise; or (d) has made an election, or is required, to treat any asset of the US Company or any of its subsidiary undertakings as owned by another person pursuant to the provisions of section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, or as tax-exempt bond financed property within the meaning of section 168(g) of the Code or as tax-exempt use property within the meaning of section 168(h)(1) of the Code.

22.	The US Transferor is not a foreign person within the meaning of Section 1445 of the Code.

23.	Asset Deal Warranties

23.1	In relation to the Minor Units, the UK, Mexican, Spanish and Singapore Businesses:

(a)	All necessary information, notices, returns, particulars, declarations, entries, claims for Reliefs, disclaimers and computations have been properly and duly submitted on time to the relevant Tax authority and such submissions are true and accurate in all material respects, have been prepared on a proper basis, and are not the subject of any question or dispute nor are likely to become the subject of any question or dispute regarding liability or potential liability to any Tax or regarding the availability of any Relief.

(b)	Within the seven years commencing before the date hereof there has been no investigation, audit or disclosure by or involving any investigation unit of any Tax Authority, and the relevant business has not paid or become liable to pay any penalty, surcharge, fine or interest in respect of Tax, and there are no circumstances which make it likely that the relevant business will, in the foreseeable future, be so subject, or will incur any such liability.

(c)	All documents which establish or are necessary to establish the title of the relevant seller to any assets, or to enforce any rights, and which attract stamp duty, or any other Tax or duty imposed on, or as a condition to the validity, registrability or enforceability of any document, have been properly stamped, and the relevant seller has duly paid all stamp duty and other such Taxes and duties to which it is, has been, or may be made, liable.

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24.	The Seller will make available to the Purchaser records of any asset of the UK Business which is a capital item, the input tax on which may be subject to adjustment in accordance with Part XV of the Value Added Tax Regulations 1995 (capital goods scheme).

25.	The Seller has never intended that any of the assets of the UK Business to be sold to the Purchaser under the agreement created by the acceptance of this Offer would become so affixed to any land as to become part of it and so far as the Seller is aware no assets to be sold hereunder are so affixed to the land as to become part of it.

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SGT

SCHEDULE 7

1.	Definitions

1.1	In this Schedule, the following words and phrases have the meanings set opposite them:

“Purchaser’s USA Plan” means any pension arrangement set up by the Purchaser for the benefit of the US Members (as defined in paragraph 2.1 below).

“US Completion Date” means the later of the Completion Date and the date of completion of the sale of the US Business pursuant to the Call Option.

Part 1 - UK Pensions

1.	Communications

1.1	Any announcement issued by either the Seller or the Purchaser or any member of their respective groups concerning the Seller’s UK Pension Scheme or any replacement pension arrangement set up by the Purchaser shall be in writing and shall first be agreed between the Seller and the Purchaser (agreement not to be unreasonably withheld or delayed).

1.2	The Seller shall use its reasonable endeavors to procure that each SGT Group Employee who is a member of the Seller’s UK Pension Scheme shall have a right to a guaranteed statement of entitlement to a cash equivalent transfer value under the Pension Schemes Act 1993 from the trustees of that scheme, subject to the rules of that scheme and any restrictions imposed by the trustees. Such use of reasonable endeavors by the Seller shall not require the increase in any transfer value by the Seller or any member of its group, nor shall it require the payment of additional contributions to the Seller’s UK Pension Scheme.

1.3	The Seller shall notify the Purchaser if any of the shared services employees or IT transitional services employees are contracted out by reference to the Seller’s UK Pension Scheme.

Part 2 - US Pension Arrangements

2.	Participation and Vesting

2.1	The SGT Group Employees who participate in the US Pension Scheme (the “US Members”) will cease to participate in the US Pension Scheme effective on the US Completion Date.

2.2	Benefits of the US Members in the US Pension Scheme up to the US Completion Date will be deferred benefits and will be treated in accordance with the rules of the US Pension Scheme. However, the Seller will cause the US Pension Scheme (or any replacement scheme) to treat as service for vesting purposes only any service completed by a US Member that is recognized for vesting purposes under the Purchaser’s USA Plan.

2.3	The Purchaser shall cause the Purchaser’s USA Plan (or any replacement scheme) to treat as service for vesting purposes only such service of US Members that is recognized for vesting purposes as of the US Completion Date under the US Pension Scheme.

2.4	The Seller and the Purchaser shall provide each other with such information as is required to comply with their obligations under this part of this Schedule and applicable Law.

2.5	Any announcement issued by either the Seller or the Purchaser or any member of their respective groups concerning the US Pension Scheme or the Purchaser’s USA Plan shall first be agreed between the Seller and the Purchaser (agreement not to be unreasonably withheld or delayed).

Part 3 - All other Employee Benefit Plans

3.	Subject to any provisions for the transfer already included in the Local Transfer Agreements, the Purchaser shall provide for the Transferring Members (as defined in Annex 3 to Schedule 4) benefits which are, for service prior to the Completion Date, equal in value (on the basis of the methodology and assumptions used in calculating the Pension Obligations) to the benefits which are reimbursed to the Purchaser in the calculation of the Pension Obligations (as defined in Annex 3 to Schedule 4). This principle shall be reflected in the Local Transfer Agreements.

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Schedule 8

Form of Spanish Local Transfer Agreement

DATED 2003

ALSTOM POWER INDUSTRIAL TURBINE SERVICES

LIMITED, SUCURSAL EN ESPAÑA

- and -

DEMAG DELAVAL INDUSTRIAL TURBOMACHINERY SPAIN,

S.L.U.

LOCAL TRANSFER AGREEMENT

LOVELLS

THIS AGREEMENT is made on                                             2003

Between:

(1)	ALSTOM Power Industrial Turbine Services Limited, Sucursal En España (the “Seller”); and

(2)	Demag Delaval Industrial Turbomachinery Spain, S.L.U. (the “Purchaser”).

Recitals:

A	Pursuant to the terms of offer between ALSTOM, the Seller’s ultimate parent company and Demag Delaval Industrial Turbomachinery N.V. dated 26 April 2003 (the “Terms of Offer”), ALSTOM shall procure the sale of, and the Local Transferors shall sell and transfer, the SGT Business to Demag Delaval Industrial Turbomachinery N.V. and its designated subsidiaries.

B.	The Seller conducts the SGT Business in and from Spain (the “Local SGT Business”) and is therefore the Local Transferor with respect to the Local SGT Business under the Terms of Offer.

C.	The Seller wishes to sell and transfer, and the Purchaser wishes to purchase and acquire as a going concern, the SGT Assets (other than the Excluded Assets) and the SGT Liabilities (other than the Excluded Liabilities) in relation to the Local SGT Business on the terms more fully set out in this Agreement.

D.	The Terms of Offer contains the rights and obligations of the parties thereto in connection with the sale and transfer of the SGT Business as a whole and this Agreement is intended to implement the sale and transfer of the Local SGT Business from the Seller to the Purchaser.

It is Agreed:

1.	Definitions

Unless expressly provided for otherwise in this Agreement, the definitions contained in the Terms of Offer also apply to this Agreement.

2.	Sale and Transfer of Assets

2.1	With effect as of the Completion Date, the Seller hereby sells and transfers to the Purchaser all SGT Assets of the Local SGT Business (herein collectively “Assets”), including but not limited to those which are shown in the draft balance sheet for the Local SGT Business as of the Completion Date attached as Exhibit 2.1 hereto and/or listed in

Exhibits 2.1.1 through 2.1.3 to this Agreement, and the Purchaser hereby purchases and acquires such Assets.

Such Assets sold and transferred include without limitation:

(a)	all Books and Records relating to the Local SGT Business;

(b)	all moveable fixed assets listed without limitation in Exhibit 2.1.1 to this Agreement which shall include:

(i)	technical equipment and machinery; and

(ii)	further business equipment;

(c)	all inventories listed in Exhibit 2.1.2; and

(d)	all receivables and other assets listed in Exhibit 2.1.3.

2.2	Notwithstanding clause 2.1, the Excluded Assets, including but not limited to those assets listed in Exhibit 2.2, are expressly excluded from the sale and transfer to the Purchaser hereunder.

2.3	For the purposes of selling and transferring the Assets, the Seller hereby delivers the Assets to the Purchaser who hereby receives them.

3.	Assumption of Liabilities

3.1	With effect as of the Completion Date, the Seller hereby sells and assigns, and the Purchaser hereby assumes, performs and discharges all the SGT Liabilities of the Local SGT Business (herein collectively “Assumed Liabilities”), including but not limited to those which are shown in the draft balance sheet for the Local SGT Business as of the Completion Date attached as Exhibit 2.1 hereto and/or listed in Exhibit 3.1 to this Agreement, and the Purchaser shall take all such steps as may be required to procure the release of the Seller from any Assumed Liability and in the meantime shall indemnify the Seller accordingly.

3.2	Notwithstanding clause 3.1, the Excluded Liabilities, including but not limited to those liabilities listed in Exhibit 3.2, are expressly excluded from the assumption by the Purchaser hereunder.

3.3	With effect from the Completion Date the Seller shall retain the Retained Liabilities and the Seller shall take all such steps as may be required to procure the release of the Purchaser from any Retained Liability and in the meantime shall indemnify the Purchaser accordingly.

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4.	Transfer of Employees

4.1	The contracts of employment of each Asset Sale Employee of the Local SGT Business who is listed in Exhibit 4.1 (each an “Employee”) and who, on the Completion Date, is actively employed by the Seller or who is absent from such employment due to temporary illness or an approved vacation or short term leave of absence will (subject to any right of the individual employee to object to such transfer and in each case in accordance with mandatory applicable local law) have effect as if originally made between the Purchaser and the Employee and the Purchaser shall assume all rights, power, duties and liabilities under or in connection with the contracts of employment of such Employees (except in respect of occupational pension arrangements, if any).

4.2	The Purchaser shall perform and observe all its obligations (including statutory obligations) with respect to the Employees with effect from and after Completion and regarding the time after the Completion Date. The Purchaser further agrees to assume the obligation to pay all accrued obligations of the Retained ALSTOM Group to the Employees for salary or hourly wages, vacation leave and sick leave accrued but unpaid as at the Completion Date, to the extent liability therefor is reflected in the Net Asset Statement.

4.3	The Seller shall indemnify and keep indemnified the Purchaser against all losses, costs, liabilities, expenses, actions, proceedings, claims and demands arising out of or in connection with:

(a)	any claim by an Employee in respect of any failure of the Seller to perform and observe all its obligations (including statutory obligations) under or in connection with the contracts of employment of the Employees up to the Completion Date, including all obligations to inform and consult with relevant employees or their representatives (and including in relation to the Pre-Completion Reorganisation);

(b)	any claim by an Employee as a result of anything done or omitted to be done in relation to his employment prior to the Completion Date; and

(c)	any claim by a person other than an Employee listed in Exhibit 4.1 that his or her employment is automatically transferred to the Purchaser pursuant to the transfer of the Local SGT Business.

4.4	The Purchaser shall indemnify and keep indemnified the Seller against all losses, costs, liabilities, expenses, actions, proceedings, claims and demands arising out of or in connection with:

(a)	any change in the working conditions of the Employees or any of them made or proposed to be made by the Purchaser on or after the Completion Date;

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(b)	in relation only to Employees employed within the European Union or the employment by the Purchaser on or after the Completion Date of the Employees other than on terms, that are in accordance with mandatory provisions of applicable law;

(c)	any claim by an Employee as a result of anything done or omitted to be done by the Purchaser after the Completion Date.

4.5	To the extent that Employees refuse to transfer to, or accept an offer of employment from, the Purchaser, the Seller shall co-operate in such arrangements as the Purchaser may reasonably request to make the services of such employees available to the Purchaser.

5.	Assumption of Contracts

5.1	With effect from the Completion Date the Purchaser shall be entitled to the benefits under the SGT Contracts of the Local SGT Business (the “Assumed Contracts”), including without limitation those listed in Exhibit 5.1 hereto. Pending the consent where necessary of the other contracting parties, the Seller will hold the benefits under the Assumed Contracts for the account of the Purchaser, and in particular shall receive any payment made to the Seller in respect of the Assumed Contracts as trustee for the Purchaser and shall account to the Purchaser for such payment within five Business Days of its receipt.

5.2	With effect from the Completion Date the Seller shall be entitled to the benefits under the Retained Contracts. Pending the consent where necessary of the other contracting parties, the Purchaser will hold the benefits under the Retained Contracts for the account of the Seller and in particular shall receive any payment made to the Purchaser in respect of the Retained Contracts as trustee for the Seller and shall account to the Seller for such payment within five Business Days of its receipt.

5.3	Save as expressly stated otherwise and without prejudice to clauses 3.1, 3.3, 5.1 and 5.2:

(a)	each party shall use its reasonable endeavours to procure the assignments, novations, consents, approvals and waivers (“Third Party Consents”) that are necessary in order to pass the benefit (subject to the burden) of each Assumed Contract to the Purchaser and where there is a choice of method of so passing the benefit (subject to the burden) of an Assumed Contract, provided that there is no disadvantage to either party in pursuing novation of that contract as opposed to any other method, the contract in question shall be so novated;

(b)	the provisions of clause 5.3(a) shall not apply where the Purchaser has reasonable cause to believe that to apply them may be disadvantageous to the Local SGT Business whether because it would result in the counterparty treating

4

the Assumed Contract as repudiated or otherwise so long as the party holding such belief shall first have consulted the other party in good faith; and

(c)	insofar as at the Completion Date a Third Party Consent has not been obtained in relation to any Assumed Contract (such contract being referred to in this clause as a “Non-Assignable Assumed Contract”):

(i)	this Agreement shall not constitute an assignment or attempted assignment if the same would be illegal or would constitute a breach of any Non-Assignable Assumed Contract;

(ii)	unless and until such Third Party Consent has been obtained and accordingly the Non-Assignable Assumed Contract has been conveyed:

(1)	the original contracting party shall continue its corporate existence and shall co-operate in any reasonable arrangements designed to provide for the Purchaser the benefits under the Non-Assignable Assumed Contract;

(2)	the Purchaser shall carry out, perform and complete all the obligations and liabilities of the original contracting party under or in relation to the Non-Assignable Assumed Contract as the original contracting party’s sub-contractor or agent provided that such sub-contracting or agency is permissible and lawful under the Non-Assignable Assumed Contract;

(3)	the original contracting party shall give all such assistance as the Purchaser may reasonably require to enable the Purchaser to enforce its rights under or in relation to the Non-Assignable Assumed Contract including, at the Purchaser’s request, a power of attorney enabling the Purchaser to deal with the Non-Assignable Assumed Contract;

(4)	the original contracting party shall provide access to the Purchaser to all relevant books, records and other documents and information in relation to the Non-Assignable Assumed Contract as the Purchaser may reasonably require; and

(5)	the original contracting party shall deliver promptly to the Purchaser any correspondence, notice or other document or item received by it in relation to the Non-Assignable Assumed Contract.

5

5.4	Shared Contracts

(a)	Where:

(i)	some of the obligations under an Assumed Contract with a third party fall to be performed by the Local SGT Business and other such obligations fall to be performed by the Seller; and

(ii)	upon the transfer of that Assumed Contract pursuant to clause 5.1 the Seller will not remain as a party to that Assumed Contract and there is no sub-contract or other binding agreement already in place, then as from the Completion Date the Purchaser and the Seller shall enter into a sub-contract under which the Seller will perform the obligations which fall to be performed by the Retained Business with respect to that Assumed Contract. The sub-contract shall reflect the terms of the Assumed Contract as they apply to the Retained Business’s share to the extent reasonable and reflecting arm’s length market terms having regard to the terms of the relevant Assumed Contract.

(b)	Where:

(i)	some of the obligations under a Retained Contract with a third party fall to be performed by the Retained Business and other such obligations fall to be performed by the Local SGT Business; and

(ii)	from Completion the Purchaser will not remain as a party to that Retained Contract and there is no sub-contract or other binding agreement already in place,

then as from the Completion Date the Seller and the Purchaser shall enter into a sub-contract under which the Purchaser will perform the obligations which fall to be performed by the Local SGT Business with respect to that Retained Contract. The sub-contract shall reflect the terms of the Retained Contract as they apply to the Local SGT Business’s share to the extent reasonable and reflecting arm’s length market terms having regard to the terms of the relevant Assumed Contract.

5.5	Notwithstanding clause 5.1, the Excluded Contracts, including but not limited to those contracts listed in Exhibit 5.2, are expressly excluded from the sale to, and the assumption by, the Purchaser hereunder.

6.	Consideration

6.1	The total consideration payable by the Purchaser to the Seller for the Local SGT Business (the “Consideration”) shall be € 9,500,000, as adjusted pursuant to the Terms of Offer.

6

6.2	The amount of the Consideration described in clause 6.1 shall be paid in cash in accordance with the provisions of clause 6.4 of the Terms of Offer. Upon receipt of the Consideration, the Seller will provide to the Purchaser a letter of payment (“carta de pago”)

7.	Completion

7.1	On Completion, the Seller shall deliver to the Purchaser:

(a)	possession of the Premises described in clause 12;

(b)	all other physical assets (including all moveable fixed assets, inventories and other assets referred to in Clause 2.1) agreed to be sold;

(c)	a certified true copy of the resolution of the directors of the Seller approving the sale of the Local SGT Business to the Purchaser on the terms set out in this Agreement; and

(d)	a certified true copy of the ordinary resolution passed at a general meeting of the shareholders of the Seller approving the sale of the Local SGT Business to the Purchaser on the terms set out in this Agreement.

7.2	Completion shall take place at the offices of Lovells at Avenue Louise 523, 1050, Brussels, Belgium.

8.	Amendment of Exhibits

Exhibits 2.1, 2.1.1, 2.1.2, 2.1.3, 3.1 and 5.1 (showing the status as of the date as indicated on each such Exhibit) shall be updated by agreement of the parties without undue delay following the Completion Date in accordance with the actual position of the Local SGT Business as at the Completion Date. All amounts in such updated Exhibits shall also be shown in Euro amounts (converted at the exchange rate as at the Completion Date).

9.	“Wrong pocket” Provisions

9.1	In the event and to the extent that the Seller conveys or transfers to the Purchaser title to any assets (including contracts) of the Retained Business, whether by sale, lease, assignment or any other form of disposition, then upon the Purchaser becoming aware of the same (whether by notice from the Seller or otherwise), the Purchaser shall, at the Seller’s sole cost and expense, re-convey or re-transfer any such assets to the Seller, and the Seller shall be obliged to accept the transfer of such assets upon terms reasonably satisfactory to the Purchaser and the Seller and the Purchaser shall take all such additional steps and make such payments as shall be necessary to place the Seller

7

in the same economic position as if the transfer of the relevant assets had not occurred (deducting the costs to be borne by the Seller pursuant to this clause).

9.2	In the event that any Asset is not transferred to the Purchaser on Completion, then upon the Seller becoming aware of the same (whether by notice from the Purchaser or otherwise), the Seller shall, at its sole cost and expense, promptly take all necessary steps to ensure the transfer of any such asset to the Purchaser, in a manner and form reasonably satisfactory to the Purchaser and the Seller, and shall take all such additional steps and make such payments as shall be necessary to place the Purchaser in the same economic position as if the transfer of the relevant Asset had occurred at the Completion Date.

10.	Joint and Several Liability of the Seller

The Seller hereby agrees to be jointly and severally liable for the due and punctual performance by ALSTOM of all of its obligations under the Terms of Offer (including for the avoidance of doubt making payment pursuant to the Warranties and Indemnities set out therein but subject to the same limitations on ALSTOM’s liability as set out in the Terms of Offer and so that any claim against the Seller hereunder in respect of the performance by ALSTOM of all of its obligations under the Terms of Offer shall be included in calculating the maximum limit of liability for claims under the Terms of Offer and further that no double recovery may be made under both this Agreement and the Terms of Offer) to the extent only that they relate to the Local SGT Business. The Seller’s obligations shall not be affected by any time or indulgence given to ALSTOM or its solvency and the Seller shall be liable pursuant to this clause 10 as if it were the primary obligor.

11.	Indemnity

The parties agree that the indemnity in the Schedule to this Agreement shall apply to the sale of the Local SGT Business hereunder.

12.	Leases

The Seller and the Purchaser shall, on or about the date of this Agreement, enter into an agreement for the assignment of the lease agreement executed by and between the Seller and Matas Negras, S.A. dated October 16, 2002, with respect to the premises occupied by the Local SGT Business (the “Premises”) substantially in the form appearing in Exhibit 6. The Seller shall use all reasonable endeavours to procure (on the Completion Date or as soon as reasonably possible thereafter) the consent of Matas Negras, S.A. to the assignment of such lease agreement to the Purchaser by execution by Matas Negras, S.A. of the document substantially in the form appearing as Exhibit 6.

8

The Purchaser shall, vis-à-vis the Seller, have the right to use the Premises as of Completion as if the Purchaser were the lessee of the Premises.

13.	Shared Services

The Purchaser and the Seller shall, to the extent necessary and appropriate to ensure the continued functioning of their respective business after Completion in the manner in which they were conducted prior to Completion, provide IT services to each other in accordance with the principles set out in Schedule 12 to the Terms of Offer.

14.	VAT and Related Transfer Matters

Any an all indirect taxes (including, without limitation, stamp duty or transfer tax) arising under this Agreement and the transactions contemplated thereby shall be borne by the Purchaser.

The parties agree and acknowledge that the Local SGT Business shall be transferred to the Purchaser as a going concern and therefore VAT should not be chargeable in respect of the Consideration. If VAT is chargeable in respect of the transfer of the Local SGT Business, the Purchaser shall pay the relevant VAT to the Seller upon receipt of a valid tax invoice from the Seller.

Clause 22 of the Terms of Offer shall apply accordingly between the parties.

15.	Relationship with the Terms of Offer

15.1	The Parties acknowledge that this Agreement is entered into pursuant to and in furtherance of the Terms of Offer. In the event of any conflict between the provisions of this Agreement and the Terms of Offer, the provisions of the Terms of Offer shall prevail.

15.2	Unless stated otherwise, the provisions of the Terms of Offer contained in the following clauses: Confidentiality (Clause 15), Further Assurance and Availability of Information (Clause 17), Interest (Clause 18), Currency Conversions (Clause 19), Costs (Clause 23), Notices (Clause 25), Severability (Clause 26), Entire Agreement and Variation (Clause 27) and General Provisions (Clause 28) shall apply to this Agreement as the context requires.

15.3	Subject to compulsory laws of Spain being applicable to legal acts in rem in connection with the transactions contemplated hereby, this Agreement shall be governed and interpreted exclusively in accordance with English law, without reference to the conflict of laws rules thereof.

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15.4	Arbitration

(a)	The parties irrevocably agree (save as otherwise provided in this Agreement) that any dispute, claim or matter arising under or in connection with this Agreement or the legal relationships established by this Agreement (and by any documents to be entered into pursuant to it that are not expressed to be subject to any other jurisdiction), including any questions regarding the existence, validity or termination of this Agreement, shall, upon notice delivered by either party to the other, be finally settled by arbitration. The arbitration shall be conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “ICC”) in effect at the time of the arbitration, except as they may be modified herein or by agreement of the parties.

(b)	The place of the arbitration shall be London and the proceedings shall be conducted in the English language.

(c)	The arbitration shall be conducted by three arbitrators of whom one shall be appointed by the Seller and one shall be appointed by the Purchaser. The parties shall each obtain their respective appointee’s acceptance of such appointment, and deliver written notification of such appointment and acceptance to the other party within thirty days after the dispute has been referred to arbitration in accordance with clause 15.4(a) above. In the event that a party to a dispute fails to appoint an arbitrator or deliver notification of such appointment to the other within this time period, upon request of either such party, such arbitrator shall instead be appointed by the ICC within thirty days or receiving such request. The two arbitrators appointed in accordance with the above provisions shall appoint the third arbitrator, obtain the appointee’s acceptance of such appointment and notify the parties in writing of such appointment and acceptance within thirty days of their appointment. If the first two appointed arbitrators fail to appoint a third arbitrator or notify the parties of that appointment within this time period, then, upon request of either party, the third arbitrator shall be appointed by the ICC within thirty days of receiving such request. The third arbitrator shall serve as the chairman of the arbitration.

(d)	The judgment rendered by the arbitrators shall be final and binding on the parties. Judgment on any award made by the arbitrators may be entered in any court of competent jurisdiction.

(e)	By agreeing to arbitration, the parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration and a request for such provisional remedies by a party to a court shall not be deemed a waiver of this agreement to

10

arbitrate. In addition to the authority conferred upon the arbitrators by the rules specified above, the arbitrators shall also have the authority to grant provisional remedies, including injunctive relief.

(f)	Notwithstanding anything to the contrary herein, the procedural rules of the seat of the arbitration shall apply whenever and to the extent that the ICC Rules are silent.

(g)	Except as may be required by applicable law, stock exchange rules, court order, or in connection with the ordinary course operation of the Local SGT Business, the parties agree to maintain confidentiality as to all aspects of the arbitration, including its existence and results, except that nothing herein shall prevent any party from disclosing information regarding the arbitration for purposes of enforcing the judgment of the arbitrators or in any court proceedings involving the parties. The parties further agree to obtain the arbitrators’ agreement to preserve the confidentiality of the arbitration.

16.	Access to Records

The Seller shall furnish to the Purchaser at the Completion Date all Books and Records maintained by or for the Seller, which relate to the Local SGT Business. The Purchaser shall maintain such Books and Records for a period of the relevant statutory document retention period applicable as at the date of this Agreement and during this period, the Seller shall have access to such Books and Records to the extent necessary for accounting or tax purposes.

AS WITNESS the hands of the parties or their duly authorised representatives the day and year first above written.

11

Executed by the parties

Signed by [ ]	)
)
for and on behalf of	)
ALSTOM Power Industrial	)
Turbine Services Limited	)
)
Signed by [ ]	)
)
for and on behalf of	)
Demag Delaval Industrial	)
Turbomachiney Spain, S.L.U.	)

12

SCHEDULE

INDEMNITY—ABB PROCEEDING

1.	In this Schedule:

(a)	“ABB Proceeding” means any actual, pending or threatened judgment, order, injunction or any legal proceeding including any suit, action or claim, demand, citation, notice or complaint, in each case arising out of or relating to or in connection with any ABB Ltd Excluded Liability relating to or arising out of the Local SGT Business, including without limitation any such matter alleging or based in whole or in part on tort, successor liability, strict liability, joint and several liability, assumption of liability, contribution, indemnity, contract, warranty, fraudulent conveyance, fraudulent transfer, piercing the corporate veil, or any other theory in law or equity; and

(b)	“Excluded Business” means the Retained Business and any current or former activities, operations or businesses directly or indirectly conducted by the Seller, the Retained ALSTOM Group, ALSTOM N.V. and all of its current or former direct or indirect subsidiaries (excluding the MGT/IST Group Companies) and any of their direct or indirect predecessors, successors, Affiliates or assigns but in any event excluding the MGT/IST Business; and

(c)	“Local ABB-related Asbestos Claims” means any ABB Ltd Excluded Liabilities relating to or arising out of the Local SGT Business which are based upon or arise out of the actual or asserted presence, use, storage, removal, disposal, exposure or alleged exposure to Asbestos or Asbestos-containing products, materials or substances but in all cases excluding the same in relation to the Excluded Business or any Former Property save to the extent that any liability is asserted on the basis of acquisitions completed under this Agreement; and

(d)	“Local Asbestos Liabilities” means expenses, costs, claims, legal obligations, losses, liabilities, damages (whether compensatory, punitive or otherwise), fines, payments and penalties, including without limitation, legal and expert expenses and other defence costs, (together “Losses”) suffered or incurred by a Protected Person as a result of any Asbestos Proceeding against or involving any Protected Person relating to or arising out of the Local SGT Business or a Property or Former Property of the Local SGT Business other than to the extent that such Losses arise or increase as a result of activities of the Local SGT Business or any Protected Person after the Completion Date, but in all cases excluding Losses in relation to (i) any Asbestos or Asbestos containing products forming part of any building or building structure at any Property or otherwise in any land and (ii) the

13

Excluded Business or any Former Property save to the extent that any liability is asserted on the basis of the acquisitions completed under this Agreement; and

(e)	“Third Party” means any person other than a Protected Person.

2.	Indemnity

2.1	Subject to paragraph 2.2 below, the Seller shall indemnify and keep indemnified, defend and hold harmless each relevant Protected Person against any and all ABB Excluded Liabilities incurred, by or asserted against a Protected Person by reason of any ABB Excluded Liability being transferred to or assumed by it (notwithstanding the agreement of the parties set out herein that the same should not be transferred or assumed) due to the consummation of the sale and purchase transactions pursuant to this Agreement.

2.2	With respect to Local ABB-related Asbestos Claims which are not Local Asbestos Liabilities, the liability of the Seller under the indemnity in paragraph 2.1 above shall be limited to and shall in no event exceed the amounts actually received by or on behalf of the Seller or its Affiliates (less its or their reasonable costs incurred in recovery) from ABB Ltd or its Affiliates respect of such claims, and the Seller shall not be under any liability under the indemnity in paragraph 2.1 above unless and until such amounts are actually received by it. The Seller shall procure that its rights against ABB Ltd are pursued with respect to any ABB Ltd Excluded Liabilities and, to the extent legally possible, require ABB to make direct payment to the Protected Person.

2.3	If the Purchaser becomes aware of any liability of any Protected Person in relation to an ABB Ltd Excluded Liability and/or any ABB Proceeding against a Protected Person (the Purchaser hereby agreeing to procure that any Protected Person shall notify it of any knowledge of the same), then the Purchaser shall:

(a)	inform the Seller thereof with all reasonable promptness;

(b)	ensure that the Seller and its personnel, representatives, lawyers, accountants and other professional advisers, at the Seller’s cost and expense, shall be given access to such information, personnel, premises, documents and records relating to the ABB Ltd Excluded Liability and circumstances surrounding the same as the Seller may reasonably request, subject to appropriate arrangements being made to protect commercial confidentiality, business secrets and privilege; and

(c)	subject as aforesaid, at the Seller’s cost and expense provide the Seller with any relevant reports or documents prepared in connection with the particular claim.

provided, however, that any failure of the Purchaser to satisfy the terms of this paragraph 2.3 shall not affect the Protected Person’s claim or indemnification against the Seller in any way.

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2.4	In the event of any ABB Proceedings, the Seller or ABB Ltd (or any of its successors or assigns) as its nominee shall control the conduct of such ABB Proceedings (including any negotiations or settlement with any Third Party before or after the lodging of any formal action, suit, claim or proceeding).

2.5	If requested by the person with conduct of proceedings, the Protected Person shall provide all such cooperation required by the party with conduct, its nominee or their legal advisers in contesting the ABB Proceedings and in making any counterclaim or any cross complaint against any person with respect to the subject matter of the ABB Proceedings.

2.6	If the Seller has conduct, the Seller shall use all reasonable endeavours (having regard, inter alia, to the provisions governing its right to be indemnified by ABB Ltd) to ensure in relation to such proceedings that:

(a)	copies of material pleadings, orders, decisions or other filings received or prepared on behalf of the Seller and all other relevant information shall with all reasonable promptness be provided to the relevant Protected Person or its nominee;

(b)	there shall be reasonable advance consultation with the relevant Protected Person or its nominee in relation to decisions materially affecting the conduct of such proceedings; and

(c)	the relevant Protected Person or its nominee shall be allowed an adequate opportunity to review and comment in advance (such comment to be taken into account) on formal filings prepared on behalf of the Seller in relation to the proceedings.

2.7	The party with conduct shall (to the extent consistent with applicable law, and in the case of Seller as the party with conduct, subject to the rights of ABB Ltd with respect to conduct and settlement) not unreasonably admit liability, or enter into any agreement, settlement or compromise in relation to any Asbestos Proceeding without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed).

2.8	The Purchaser shall and shall procure that each Protected Person shall (to the extent consistent with applicable law):

(a)	take all reasonable action to mitigate any ABB Ltd Excluded Liabilities; and

(b)	take reasonable steps to avoid prejudicing any right of recovery of the Seller, the relevant Protected Person or any of their affiliates against any applicable Third Party in respect of which right of recovery the relevant person should have been aware.

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2.9	Each Protected Person shall be entitled to enforce this indemnity pursuant to the Contracts (Rights of Third Parties) Act 1999, but the Agreement may be varied or rescinded without the consent of any Protected Person by written agreement between the Purchaser and the Seller.

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Exhibit 2.1—Draft Balance Sheet Of Local Parthenon Business

BALANCE DE SITUACION

Empresa: ALSTOM Power—Sucursal

Fecha: 24/04/2003

PERIODO : 01-04-03 / 24-04-03 (Importe en Euros)

ACTIVO

B) INMOVILIZADO	76,825.83
III. Inmovilizaciones materiales	63,629.47
3. Otras instalaciones, utillaje y mobiliario	74,164.21
224. UTILLAJE	20,488.71
225. OTRAS INSTALACIONES	16,173.48
226. MOBILIARIO	37,502.02
5. Otro inmovilizado	28,037.08
228. ELEMENTOS DE TRANSPORTE	28,037.08
7. Amortizaciones	-38,571.82
282. AMORTIZACION ACUMULADA DEL INMOVILIZADO MATERIAL	-38,571.82
IV. Inmovilizaciones financieras	13,196.36
7. Depósitos y fianzas constituidos a largo plazo	13,196.36
260. FIANZAS CONSTITUIDAS A LARGO PLAZO	13,196.36

D) ACTIVO CIRCULANTE	10,599,002.83
II. Existencias	1,663,593.03
2. Materias primas y otros aprovisionamientos	1,659,348.20
322. REPUESTOS	1,659,348.20
6. Anticipos	4,244.83
407. ANTICIPOS A PROVEEDORES	4,244.83
III. Deudores	8,342,359.65
1. Clientes por ventas y prestaciones de servicios	3,875,789.63
430. CLIENTES	3,332,426.94
435. CLIENTES DE DUDOSO COBRO	543,362.69
2. Empresas del grupo, deudores	4,425,178.21
434. CLIENTES NO OPERATIVOS—EMPRESAS DEL GRUPO	83,992.07
551. CUENTA CORRIENTE CON EMPRESAS DEL GRUPO	4,341,186.14
4. Deudores varios	129,025.80
440. DEUDORES	128,726.58
555. PARTIDAS PENDIENTES DE APLICACION	299.22
5. Personal	48,548.28
460. ANTICIPOS GASTOS DE VIAJE	48,548.28
6. Administraciones públicas	407,180.44
470. HACIENDA PUBLICA DEUDOR POR DIVERSOS CONCEPTOS	3,078.97
471. ORGANISMOS DE LA SEGURIDAD SOCIAL, DEUDORES	3,149.50
472. HACIENDA PUBLICA, IVA SOPORTADO	182,286.63
473. HACIENDA PUBLICA, RETENCIONES Y PAGOS A CUENTA	175,726.99
474. IMPUESTOS SOBRE BENEF.ANTICIPADOS Y COMPENSAC.PERD	42,938.35
7. Provisiones	-543,362.71
490. PROVISION PARA INSOLVENCIAS DE TRAFICO	-543,362.71
VI. Tesoreria	593,050.15
570. CAJA PESETAS	1,774.76
572. BANCOS E INSTITUCIONES DE CREDITO C.C. VISTA, EUR	287,718.33
573. BANCOS E INSTITUCIONES DE CREDITO C.C. VISTA MON.E	303,557.06

TOTAL ACTIVO	10,675,828.66

BALANCE DE SITUACION

Empresa: ALSTOM Power—Sucursal

Fecha: 24/04/2003

PERIODO : 01-04-03 / 24-04-03 (Importe en Euros)

PASIVO

A) FONDOS PROPIOS	4,254,651.88
I. Capital suscrito	120,202.42
100. CAPITAL SOCIAL	120,202.42
IV. Reservas	1,037,130.20
1. Reserva legal	24,040.00
112. RESERVA LEGAL	24,040.00
5. Otras reservas	1,013,090.20
117. RESERVAS VOLUNTARIAS	1,013,090.20
V. Resultados de ejercicios anteriores	3,016,070.25
1. Remanente	3,016,070.25
120. REMANENTE	3,016,070.25
VI. Pérdidas y ganancias ( Beneficio o Pérdida )	81,249.01
129. PERDIDAS Y GANANCIAS	81,249.01

E) ACREEDORES A CORTO PLAZO	6,421,176.78
III. Deudas con empresas del grupo y asociadas a corto plazo	680,410.60
1. Deudas con empresas del grupo	680,410.60
402. DEUDAS OPERATIVAS EMPRESAS DEL GRUPO	540,193.39
404. DEUDAS NO OPERATIVAS—EMPRESAS DEL GRUPO	140,217.21
IV. Acreedores comerciales	3,671,878.16
1. Anticipos recibidos por pedidos	49.88
437. ANTICIPOS DE CLIENTES	49.88
2. Deudas por compras o prestaciones de servicios	3,673,184.76
400. PROVEEDORES	3,657,342.34
410. ACREDORES POR PRESTACIONES DE SERVICIOS	15,842.42
3. Deudas representadas por efectos a pagar	-1,356.48
411. ACREEDORES EFECTOS COMERCIALES A PAGAR	-1,356.48
V. Otras deudas no comerciales	656,772.29
1. Administraciones públicas	531,213.86
475. HACIENDA PUBLICA ACREEDOR POR CONCEPTOS FISCALES	185,841.32
476. ORGANISMOS DE LA SEGURIDAD SOCIAL ACREEDORES	14,800.20
477. HACIENDA PUBLICA IVA REPERCUTIDO	330,572.34
4. Remuneraciones pendientes de pago	125,558.43
465. REMUNERACIONES PENDIENTES DE PAGO	125,558.43
VI. Provisiones para operaciones de tráfico	1,412,115.73
499. PROVISION PARA OTRAS OPERACIONES DE TRAFICO	1,412,115.73

TOTAL PASIVO	10,675,828.66

Exhibit 2.1.1—Moveable Fixed Assets

FIXED ASSETS—SUMMARY—28/02/03 (Euros)

asset acc	Opening balance	Description	Additions year 2002/2003	Depreciation cum	net balance 28/2/03
224-001	16.862,41	Inspection tooling	3.626,30	-5.152,40	15.336,31
225-001	0,00	warehouse & other	16.173,48	0,00	16.173,48
226-001	21.568,02	Furnitures	0,00	-16.813,60	4.754,42
228-007	14.830,68	Seat Toledo Z-3422-BF	0,00	-12.301,59	2.529,09
228-008	13.206,40	Seat Toledo Z-3508-BF	0,00	-11.512,02	1.694,38
260-001	15.119,60	Other fixed assets	0,00	0,00	15.119,60

	81.587,11		19.799,78	-45.779,61

FIXED ASSETS DEPRECIATION—YEAR 2002 / 2003

euros	Balance at 31/3/02	Additions	Disposals	Balance at 31/3/03
Other installations, fittings & furnitures	38430	35194	0	73624
Co car & other	42406	0	-14369	28037

	80836	35194	-14369	101661

Depreciation cum	-43405	-9416	14249	-38572

Net balance	37431	25778	-120	63089

Exhibit 2.1.2—All Inventories

[As at 31 March 2003—GB£]

Referencia	Descripción	Coste divisa	Stock	Coste total	Ubicación
CT92471D/01	ANALOGUE INPUT MODULE	691.66	10	6916.6251	ARM4/2
64/05010054/8	LUB-OIL PUMP	6886.73	1	6886.726775	E4/5
64/60040160/1	STEAM INJECTION CONTROL VALVE	6824.31	1	6824.314106	E14/2
RM34033/2	JOURNAL PAD	1620.99	4	6483.953	412F2
CT4263/28	BOV MODULE RETROFIC KIT 2	3237.24	2	6474.48009	SALIDAS
SP032593	SPARES KIT	374.42	17	6365.07761	512EF2
RM34033A	TILTING PAD BEARING	3175.52	2	6351.03459	CA2/5
CT3085B/3	PROXIMITY PROBE CML	192.30	33	6346.017975	E1/2
RT22100A/03	GAS FUEL BURNER (02.0)	3138.07	2	6276.14432	E6/1
64/51001208/3	SPARK GENERATOR	1563.51	4	6254.0467	E6/1
SP042940	INDUSTSRIAL PC S814/01	6238.17	1	6238.170032	E3/4
RM33039	SEAL RING	622.17	10	6221.74075	613CD2
CT92429/01	VGV SERVO AMP PCB ASSY.	1034.28	6	6205.68408	ARM3/1
TB21042E	SWIRLER CONE	3063.81	2	6127.6245	E2/2
RM12013A/3	THRUST PAD	340.38	18	6126.78402	412E2
SP038512	A.V.R.CONTROL BOARD	3048.87	2	6097.74534	ARM2/3
SP006808	SIGHT ASSEMBLY FLAME	2992.82	2	5985.636458	58D2
64/91002291/4	U.V.FLAME DETECTOR	2982.18	2	5964.36126	E1/3
RT35437A	INTERDUCT SUPPORT BRACKET	988.01	6	5928.06303	311B2
RT35027A	BUSH VERTICAL	255.28	23	5871.40067	23F2
CT4263/13	RETROFIT IC04 SOL VALVES	2883.42	2	5766.83095	E6/3
SP044432	HIGH PRESSURE SENSOR	1152.37	5	5761.8406	E5/4
CT5086/03	AUTO DRAIN VALVE	1909.41	3	5728.23891	E3/3
SP033491	1 KVA INVERTER	5686.93	1	5686.928421	E4/4
RT35410/01	DOWEL & BRACKET SUB-ASSY	1133.82	5	5669.081375	67D2
CT4010D/09	THERMOCOUPLE PROBE	427.41	13	5556.334485	E8/1
RM22012	SHIM PACK	251.56	22	5534.26313	113EF1
RT34014A	LOCATION BOLT	231.52	23	5324.89606	E7/5
64/60017001/1	HUMIDITY DETECTOR	1755.31	3	5265.925959	E5/2
64/60001071/19	DIFFERENTIAL PRESSURE GAUGE	1311.01	4	5244.03488	E4/1
CT93088A/02	OPERATOR TERMINAL S/F	5196.12	1	5196.121035	E4/2
CT92471C/05	ANALOGUE INPUT MODULE	1288.71	4	5154.835632	ARM3/3
64/62002115/6	RETAINING PLATE—SET OF 6	503.13	10	5031.3234	41B1
RM33038	SUPPORT RING	234.17	21	4917.569685	612CD2
64/07010435/26	ENGINE INTERFACE	2448.71	2	4897.412998	E3/1
64/07004230/20	VIBRATION MONITOR TYPE 4509	1632.07	3	4896.21624	ARM2/1
RT32615/4	PAD STOP	148.18	33	4889.886375	112A5
CT4820B	SOLENOID VALVE	4880.20	1	4880.203345	S/P
64/05401009/3	HAND PUMP	1612.71	3	4838.133135	E5/2
SP013578	BALL BEARING	805.75	6	4834.49349	E7/1
RT21013A	SUPPORT BRACKET	602.69	8	4821.48356	E6/1
RM23105/05	IGNITER UNIT	4755.39	1	4755.392065	E6/4
RT35414A	COUPLING SEAL SUPPT BLK	513.13	9	4618.17495	61B1
64/51001297/31	ACCELEROMETER INPUT MODULE	4583.49	1	4583.494549	ARM2/5
SP042723	COMMON CONTROL MODULE	2285.79	2	4571.58084	E1/2
RT22229C	SHIM PACK	146.19	31	4531.92069	28A3
RT35437B	INTERDUCT SUPPORT BRACKET	1129.38	4	4517.50996	34CD3
SP040912	CLAMP—9014M45P65	747.11	6	4482.657666	E1/3
SP024081	MECHANICAL SEAL	735.77	6	4414.6212	E1/4

SP041332	METER KVARH /KWH	4413.74	1	4413.735491	E3/2
SP021774	NON LOCATING BEARING	4406.31	1	4406.312705	E6/3
CT92474A/07	PROCESSOR MODULE	2200.86	2	4401.71655	ARM3/5
SP034968	HARNESS ASSY	2198.41	2	4396.82749	CA3/1
64/07026005/40	CONNECTOR CIRC.892-26K-14S- 7SX	1463.05	3	4389.15438	55E2
SP006365	ZONE MODULE Mod: k1261	480.38	9	4323.402855	ARM2/2
XRT32017E	LABYRINTH SEAL	4307.66	1	4307.661365	E6/2
CT1027L/2	NOZZLE	120.73	35	4225.60075	E2/3
SP034967	HARNESS ASSY	2100.77	2	4201.53667	CA3/1
64/07010448/24	STANDAR T21 SENSOR (DUAL RTD)	2026.52	2	4053.031446	CA3/1
CT1152/1	BUSH	130.54	31	4046.64855	23D5
CT94419/02	COLOUR MONITOR/DRIVE—8 U	4015.44	1	4015.436975	E4/2
CT94406/02	COLOIR MONITOR/DRIVER	4006.62	1	4006.62069	E4/3
64/51001297/32	ACCELEROMETER INPUT MODULE	3965.57	1	3965.57158	ARM2/5
TB33023A	SPECIAL BOLT	115.83	34	3938.1741	23E2
RT12015	THRUST BEARING	3921.32	1	3921.320725	64E1
CT3078	BEARING—3 POCKET	322.07	12	3864.84222	72EF1
SP034965	HARNESS ASSEMBLY	958.51	4	3834.05964	CA3/1
64/05002074/1	COALESCER MODIFICATION KIT	3822.97	1	3822.973972	E15/2
CT248E/12	CHECK VALVE	119.14	32	3812.41728	811B1
64/07001379/6	DC MOTOR CENELEC	3795.91	1	3795.90535	E5/4
SP902496	PROPORTIONAL RELIEV VALVE	1874.14	2	3748.279986	53C4
RT33028A	SUPPORT RING	234.17	16	3746.71976	612CD1
64/60070063/4	SOLENOID VALVE	1872.27	2	3744.545288	E5/2
RM12017	LABYRINTH SEAL	3744.36	1	3744.364665	CA2/3
EL33626B	BOROSCOPE SCREW	36.67	102	3740.131512	47D3
CT94505C/02	VIBRATION ANALYSIS MODULE	3738.36	1	3738.358735	SALIDAS
CT3009B/7	PALL REPLACAMENT ELEMENTS	196.46	19	3732.7818	E8/4
CT908D/12	SPPED PICK UP ASSY	1208.23	3	3624.67506	E3/3
CT93429/01	COLOUR MONITOR CHASIS 240V.	3545.28	1	3545.282106	E2/5
CT4017K/284	SPARES KIT	588.45	6	3530.69889	E3/2
64/07004230/67	TWO INPUT MODULE	3479.38	1	3479.38164	ARM2/1
64/05002028/2	FILTER ELEMENT	172.41	20	3448.2443	E7/3
64/60050038/1	PILOT REGULATOR	1703.98	2	3407.95379	E1/5
64/07026008/53	ADADPTOR	567.50	6	3405.027174	410E2
CT3078Y/1	BEARING	478.92	7	3352.41207	413A2
SP025229	POTENCIOMETER (POSITION FEEDB	1100.04	3	3300.116076	412A3
64/60040190/2	BELLOWS	656.25	5	3281.242675	67BC1
SP009384	LABYRINTH RING	1088.61	3	3265.816365	51D4
64/07004230/45	POWER SUPPLY MODULE	1632.07	2	3264.14416	E3/3
64/60040155/4C	SOLENOID VALVE	540.31	6	3241.83642	A2/2
64/62002115/8	RETAINING BOLT-SET OF 6	401.73	8	3213.85544	15F5
64/60040197/2	AUTO DRAIN VALVE	642.13	5	3210.6336	E2/2-E2/4
RT31615/100	COUPLING STUD SET	266.62	12	3199.49724	27A3
RT31681Z/02	BLADE ROTOR PT1- MATCHED PAIR	1583.18	2	3166.35081	311A1
SP028587	BEARING—45 MM DIAMETER	3161.59	1	3161.592684	310B3
RT35429A	COVER PLATE	197.08	16	3153.34088	37C1
CT4017T/64	R.V.D.T.	784.26	4	3137.05658	411E2
RT34070C/2	JOURNAL PAD	619.21	5	3096.074425	412E1
CT94025/01	COLOUR MONITOR	3030.50	1	3030.50474	E4/3
L25183P01	BOLT, SHEAR	57.11	53	3026.668191	E11/3
RT31403D/100	COUPLING BOLTS.SET OF 9	604.82	5	3024.108325	28A1
CT92470B/3012154	OSM. RT SINGLE.109.96% TRIP	604.36	5	3021.78825	ARM3/3
64/60070049/1	SOLENOID VALVE	1504.98	2	3009.969	65CD1

SP005038	GAS TEST MODULE	1504.13	2	3008.266304	ARM2/2
CT4010D/14	THERMOCOUPLE	427.41	7	2991.872415	E8/1
RT64416B	SHIM-LARGE	327.52	9	2947.72095	CA2/3
SP036950	COALESCER ELEMENT	170.06	17	2890.97104	E8/3
CT3038B/1	PROBE DRIVER	261.70	11	2878.652755	71D2
RT35445	INTERDUCT SUPPORT BRACKET	1437.16	2	2874.31903	311B1
64/60017002/2	HUMIDITY/TEMPERATURE DETECTOR	1433.78	2	2867.569996	E1/4
RT033A/KIT	AIR INLET & BRNG RE-ASSY	2847.54	1	2847.538428	E3/3
64/62002115/7	DOWEL-SET OF 6	355.36	8	2842.85356	112E1
CT93582/04	INTEGRATED STORAGE MODULE	1420.79	2	2841.57533	ARM3/5
64/60080023/2	SERVO VALVE	1417.57	2	2835.13165	E5/2
RT35419	SCREW	27.80	101	2807.509625	213C2
RM13040	VARIABLE GUIDE VANE	28.06	100	2805.9775	E2/2
SP018537	SCREEN AND GASKET	548.22	5	2741.10295	48BC1
RT35431A	BOLT INTER INTERDUCT	227.54	12	2730.5094	23D4
CT3009B/9	FILTER ELEMENT	136.18	20	2723.6805	E8/4
SP033580	ADAPTOR	2714.95	1	2714.951765	66BC3
SP022640	RTD SENSOR (DUAL)	1342.38	2	2684.75577	512D3
SP012794	POT DRIVER UNIT	2661.41	1	2661.414598	79C1
SP016829	BUSHING, ACT RG	79.63	33	2627.681925	E5/2
64/06017008/1	CLAMP-V BAND	372.86	7	2610.011558	59F1
SP024170	SVATION FILTER ELEMENT	321.97	8	2575.720224	E7/4
CT92474A/09	PROCESSOR MODULE	1277.98	2	2555.95221	ARM3/5
RT64019A	END SEAL RING	851.56	3	2554.69149	CA2/4
SP900937		2546.39	1	2546.38586	ARM1/2
CT3077W/2	BEARING	361.86	7	2533.03162	413BC2
64/60040063/2		1257.30	2	2514.59359	E7/1
EF05008A	GASKET-L.O. TANK LID	417.81	6	2506.865952	CA3/2
64/60040086/7	THERMOSTATIC VALVE	2495.46	1	2495.458143	E7/2
RT05520A/01	VALVE	2480.89	1	2480.892816	E1/3
RT33634	PT SHROUD SEAL ST2	2464.41	1	2464.40993	CA2/5
64/07010435/25	ENGINE INTERFACE	2448.71	1	2448.706499	E3/1
64/07004168/42	PRESSURE SWITCH	305.93	8	2447.40772	611ABC
RM03600A/11	INLET BEARING SPEED/TCLE PROBES	2446.25	1	2446.25206	E2/3
EL33621B	BOROSCOPE PLUG	29.71	82	2436.04247	312F1
CT92745A/01	POWER SUPPLY	1216.49	2	2432.98681	ARM3/4
TA54087A	BEARING HOLDER	199.53	12	2394.3174	62E1
RT35436B	INTERDUCT SUPPORT BRACKET	478.58	5	2392.92367	68CD2
64/07026008/51	ADADPTOR	595.85	4	2383.417164	410D2
RT34023	BOLT C/CASTING	55.38	43	2381.141125	E7/2
RT 34015	OUTER RING	2333.20	1	2333.202436	E3/2
SP038187	GAS DETECTION MODULE (ZSP038187)	2305.23	1	2305.226143	68AB2
SP016427	ELEMENT	765.90	3	2297.688465	E7/4
SP900932	TRACKING FILTER	2294.06	1	2294.055997	ARM1/2
TB34595A	DOWEL	20.84	109	2271.2221	112D5
CT92468A/05	ANALOGUE OUTPUT MODULE	451.73	5	2258.658675	ARM4/1
64/04004036/3	DEMISTER DRAIN VALVE	2232.39	1	2232.393675	E2/4
CT3009B/6	FILTER ELEMENT	200.18	11	2202.013825	E7/3
CT92474A/12	PPM.2MBYTE. 20 MHz V3.1	2200.86	1	2200.858275	ARM3/4
SP037754	NON-RETURN VALVE	550.02	4	2200.077384	E7/2
RT35423	LOCATION BUSH	64.54	34	2194.42324	23D3
RM05403B	DRAIN PIPE GEARBOX	2192.54	1	2192.540915	E2/4
RT13017	CAPTIVE NUT	16.33	134	2187.96205	21F2
SP043840	ALTERNATOR PUMP ISOLATION VALVE	543.23	4	2172.915936	E1/3

RM33335D	ROTOR TIP SEAL HP BOROSCOPE	2157.22	1	2157.223245	E1/2
RM33334D	ROTOR TIP SEAL BOROSCOPE	2157.22	1	2157.223245	E1/3
RM12013A/2	THRUST PAD	215.38	10	2153.81755	412E3
CT4017K/97	SPARES KIT	716.51	3	2149.5276	32B2
CT3036A/1	PROXIMITY PROBE	164.86	13	2143.13645	512C1
RM22100/02	GAS FUEL BURNER ASSEMBLY	1066.25	2	2132.499698	E3/3
SP038145	ELEMENT	1059.30	2	2118.593036	51A2
SP040107	GALVANIC SEPARATOR	689.22	3	2067.665319	ARMAR1
CT1185/3	ROD END	63.61	32	2035.3624	46A3
RT34040D	DISC SPRING PACK	169.40	12	2032.80594	110B3
CT3036M/4	PROXIMITY PROBE	201.75	10	2017.5022	513CD2
SP025228	HIDRAULIC CILYNDER SEAL KIT	1002.05	2	2004.107528	58C4
64/05013021/1	RELIEF VALVE	998.31	2	1996.61277	E14/3
SP044076	DETECTOR SWIVEL MOUNTING	221.12	9	1990.04652	E3/2
64/07026005/9	CIRCULAR CONNECTOR	1987.84	1	1987.84461	47E1
SP009562	SHAFT SEAL RING	280.93	7	1966.51308	42C4
SP041125		1952.23	1	1952.22916	61A2
RT13019	CAPTIVE NUT	15.80	123	1943.741325	21E1
CT4017B/2	BEARING	968.98	2	1937.969398	110C3
CT92940B/01	CONTROL CHASIS ASSY	1936.51	1	1936.509695	E4/1
SP041293	TEMPERATURE GAUGE	960.50	2	1920.993494	E7/2
CT3036N/1	PROXIMITY PROBE—CML	273.70	7	1915.89167	49D2
CT3077Y	BEARING 3 POCKET	381.43	5	1907.145425	413BC3
64/62002065/15	COUPLING BOLT SET OF 20	1905.98	1	1905.98101	66EF2
64/05002028/31	REPLACEMENT FILTER ELEMENT	90.47	21	1899.773715	E7/4
CT190D/8	DOWEL	18.25	103	1880.180025	112E2
SP034966	HARNESS ASSY	1873.73	1	1873.732571	CA3/1
64/60040193/4	OVERHAUL SPARES KIT	369.15	5	1845.7291	E3/2
CT3036A/3	PROXIMITY PROBE	204.01	9	1836.08109	512B1
64/07004230/10	VIB MONITOR TYPE 4510	1832.74	1	1832.73668	ARM2/1
64/07004230/21	TWO INPUT MODULE	1832.74	1	1832.73668	ARM2/1
64/07004230/25	DUAL CHANEL VIBRATION MODULE	1832.74	1	1832.73668	ARM2/1
64/07004230/75	DUAL CHANEL VIBRATION MODULE	1832.74	1	1832.73668	ARM2/1
TB52105B/01	CILINDER ABD SLEEVE ASSEMBLY	1818.26	1	1818.255312	27CD1
X64/51009002/2	IGNITER HEAD/CABLE ASSEMBLY	604.35	3	1813.046685	CA2/5
070324/014	BOLT BI-HEXAGON HEAD	6.02	300	1807.032	E2/1
64/60080023/6	FEEDBACK POTENTIOMETER	902.59	2	1805.17594	E4/2
RM33312B/01	HP BORESCOPE PLUG ASSY	450.88	4	1803.53	813F3
RT22229A	SHIM PACK	81.55	22	1794.16215	113EF2
SP902504		1771.61	1	1771.605523	63D2
072206/055	UNION TWIN FERRULE	58.61	30	1758.44175	210D2
CT1027L/1	STEAM INJECTION NOZZLE	175.64	10	1756.4281	45AB3
CT3077Z	BEARING	350.83	5	1754.1518	39D1
CT3085/1	PROXIMITY PROBE	192.30	9	1730.732175	61C1
SP023443	FILTER ELEMENT	86.46	20	1729.1125	E7/4
RT34025B	MOUNTING BOSS	571.42	3	1714.26402	45C1
CT93619D/01	PROCESSOR MODULE—4.0 MBYTE	1712.63	1	1712.626835	ARM/4
64/07026005/7	CIRCULAR CONNECTOR	566.86	3	1700.578332	47B3
SP043841	PERSPEX COVER PLATE WITH GASKET	848.80	2	1697.590574	E1/3
64/03021020/1	FLEXIBLE SEAL	843.08	2	1686.16047	S/P
T94/04025	DEMISTER BOTTON PLATE	1680.61	1	1680.614668	E2/3
RM12013A/6	JOURNAL PAD	278.84	6	1673.02797	412F3
64/05002050/2	FILTER ELEMENT	111.48	15	1672.161225	E7/3

SP034472	REMOTE READER CONTROL UNIT 220V	417.78	4	1671.10816	ARMAR 1
CT3038B/2	PROXIMITY PROBE	277.84	6	1667.03955	29DE2
CT4017C/126	CONTROLLER	332.77	5	1663.843975	ARM2/3
64/07010448/19	CABLE ( LP ROTOR SPEED SENSOR) E22	1658.78	1	1658.783653	CA3/1
64/07010448/20	CABLE (LP ROTOR SPEED SENSOR) E23	1658.78	1	1658.783653	S/P
RT23103A	IGNITER BODY	824.65	2	1649.30192	E2/3
RT35029	BOLT-M8 x 40mm	17.07	96	1638.936	46D2
CT3036A/2	PROXIMITY PROBE	204.01	8	1632.07208	512D1
64/07004230/2	POWER SUPPLY MODULE	1632.07	1	1632.07208	E1/4
64/07026008/50	ADADPTOR	541.67	3	1625.0016	410D1
CT92745/01	POWER SUPPLY	1611.49	1	1611.48878	ARM3/4
RT03701B/06	CABLE 105-6 I DUCT TCI—16 KIT	1606.43	1	1606.42996	E3/1
64/62002097/3	COUPLING BOLTS-NUTS-SET OF 8	1600.23	1	1600.230145	E2/2
SP030509	ELEMENT	798.06	2	1596.12405	E9/3
SP025911	PISTON ASSY.	796.91	2	1593.81273	E2/4
RT34045	CAP NUT-SPECIAL	15.93	100	1593.41	39B1
64/07004149/26	ACCELEROMETER	530.31	3	1590.92358	812A4
CT1185/4	ROD END	63.61	25	1590.126875	43A2
RT34035A	LOCATION BOLT	143.72	11	1580.94288	69EF1
CT4017P/63	THRUST PAD—SET OF 11-	790.20	2	1580.40007	311CD3
SP034017	GAS DETECTOR—HIGH TEMPERATURE	393.48	4	1573.93888	511E4
EL33645	TAB WASHER	20.13	78	1570.407072	56F5
SP034694	SOLENOID VALVE SPARES KIT	130.76	12	1569.17616	17CD1
CT3078Z	BEARING 3 POCKET	391.63	4	1566.51464	39D2
EL33643	TAB WASHER	21.02	74	1555.196654	56F3
SP005390	ROLLER BEARING	303.84	5	1519.211375	38A1
64/60040175/1	AUTO DRAIN VALVE	377.50	4	1509.99236	E5/2
64/07026008/44	ADAPTOR	376.32	4	1505.287512	47F3
64/60070048/1	VALVE	1491.61	1	1491.60686	64CD2
SP020237	BOLT MACHINE	14.84	100	1483.6942	45AB2
RT13015B	VGV SPINDLE BUSH	31.74	46	1459.89625	210AB2
RT13016	CAPTIVE NUT	19.13	75	1434.725625	25A3
RT21018	FLAME TUBE BOLT	12.24	117	1432.02033	211A3
SP008470	MICROSWITCH ASSEMBLY	119.03	12	1428.39576	77F2
EL32624	TIE-BAR	117.10	12	1405.197576	E7/5
CT3036M/1	PROXIMITY PROBES	175.23	8	1401.8506	513CD1
SP030989	SOLENOID VALVE SPARES KIT	233.45	6	1400.715936	36E3
RM12026A	WATER WASH—NOZZLE BLOCK & PI	231.39	6	1388.3679	66A1
RT13018	CAPTIVE NUT	15.54	89	1383.071125	24F3
CT92471C/06	ANALOGUE INPUT MODULE	690.23	2	1380.45338	ARM3/3
SP020291	GALVANIC SEPARATOR	689.22	2	1378.443546	ARMAR 1
RT64016/04	ACCELEROMETER ON G7B ASSY & C	1372.30	1	1372.298268	CA3/1
RT08277/01	CARTRIDGE HEATER ASSY	685.67	2	1371.33067	E2/3
CT92468A/03	ANALOGIC OUTPUT MODULE	454.63	3	1363.88892	ARM3/2
64/51004008/2	THERMOCOUPLE	679.04	2	1358.072458	E5/4
SP037961	FLEXIBLE TUBING-6IN DIA x 600MM	673.26	2	1346.528842	E7/1
RT32615/3	THRUST PAD	148.07	9	1332.659835	310D2
CT92474A/14	PPM.2MBYTE. 20MHZ. V3.1	1327.77	1	1327.774545	ARM4/2
CT92474A/14	PPM.2MBYTE. 20MHZ. V3.1	1327.77	1	1327.774545	FR46540
RT07011A	FLEXIBLE COUPLING	442.30	3	1326.9078	E11/4
X64/07004252/1	PRESSURE SWITCH	441.25	3	1323.756	E5/2
SP036446	SPARES KIT	128.28	10	1282.7826	17CD2
RT12015/09	SHIM PACK	141.54	9	1273.878765	113C2

EL33644	TAB WASHER	20.13	63	1268.405712	56F4
CT190D/3	DOWEL	17.82	71	1264.966175	112C3
CT4017K/206	BALL AND STEM KIT	97.19	13	1263.460315	310EF1
64/07004171/1	PRESSURE SWITCH	631.43	2	1262.85622	E1/4
RM13018	SEAL—STATOR BLADE 1 & 2	10.51	120	1260.72	612F3
64/60040083/1A	BLOCK VALVE	1250.81	1	1250.80934	E2/4
TB14096A	AIR CYLINDER ASSY	1250.42	1	1250.415365	610CD2
X64/51014002/1	HYDRAULIC ACTUATOR AND FITTINGS	1236.98	1	1236.97644	E4/1
SP038445	Temperature Switch 0-50 DEG C	1232.45	1	1232.450756	E7/1
RM21051	SWIRLER PLATE	205.31	6	1231.839624	35C4
RT07011	COUPLING	407.69	3	1223.05599	E7/1
CT4017K/73	SPARES KIT	64.13	19	1218.477125	33F3
RT35410/03	INTERDUCT BRACKET SUB-ASSY	1213.38	1	1213.381715	49EF1
CT92470B/4213932	OSM.LM1600.LP.104.99% TRIP	604.36	2	1208.7153	ARM3/3
SP025586	O RING SEAL	238.88	5	1194.42473	15D2
SP036726	EXTENSION CABLE	297.72	4	1190.89374	ARM2/5
64/60001057/14	PRESSURE TRANSMITTER—LUB OIL	396.73	3	1190.198475	66BC2
SP041974	PRESSURE DIFFERENCE SWITCH	594.16	2	1188.313402	59BC3
RM13017	SEAL—IGV	22.81	52	1185.9523	612F2
TB12016/2	THRUST PAD	58.91	20	1178.2479	310C3
RT08171/02	EXTRACTOR ASSY PT2 DISC	1172.26	1	1172.25948	ARMARI1
RT12016/06	SHIM PACK	97.31	12	1167.7419	113A4
CT93582/02	INTEGRATED STORAGE MODULE	1163.18	1	1163.180545	ARM3/4
CT4017S/170	2TA PROXIMITY SWITCH	50.50	23	1161.47332	E1/5
SP003626	SPARES KIT	193.53	6	1161.15195	31F2
CT3085/3	PROXIMITY PROBE	192.30	6	1153.82145	512A/2
SP041305	SPARES KIT	568.55	2	1137.0994	E2/1
CT92466A/02	SWITCH INPUT MODULE	186.46	6	1118.73141	ARM4/1
SP014225	ROTARY SEAL	279.42	4	1117.6633	42EF1
64/07004149/27	ACCELEROMETER INTERFACE	372.42	3	1117.25226	812A
CT4017K/325	SPARES KIT	92.51	12	1110.06396	63AB3
64/60001062/17	PRESSURE TRANSMITTER	1107.00	1	1106.99971	E3/3
64/07026008/45	ADAPTOR	548.08	2	1096.168186	47F4
SP033050	INSOLATION VALVE KIT	1093.25	1	1093.248329	54A3
64/05013027/9	RELIEF VALVE	537.39	2	1074.778544	E6/1
RM33324A	LOCATION PIN—ROTOR TIP SEAL	21.45	50	1072.4875	31A5
RT12016/03	PAD STOP	133.25	8	1066.0088	112A4
SP032368	BALL BEARING	133.17	8	1065.37844	E6/3
64/51001237/58	ACCELEROMETER CABLE	354.86	3	1064.592999	CA3/3
CT92328A/03	V.G.V.SERVO AMPLIFIER	1063.02	1	1063.023345	ARM3/1
RT33063	KEY BLOCK CT SEG	58.54	18	1053.80433	110C5
EF05009	GASKET L.O. TANK LID	150.37	7	1052.608011	CA3/2
RT64017	END SEAL RING	1052.51	1	1052.506156	CA2/4
CT248E/15	CHECK VALVE 10 PSI	131.08	8	1048.63888	43CD3
SP044689	SEAL	115.81	9	1042.286661	CA3/5
CT4010E/08	THERMOCOUPLE	65.05	16	1040.7944	E8/1
SP009333	LOCKING WASHER	173.15	6	1038.925434	111D1
64/60030070/1	CHECK VALVE	258.18	4	1032.7398	47A1
SP038513	SLEEVE	514.20	2	1028.40037	59A2
RT35418C	LOCKING PLATE (INNER)	25.70	40	1027.837	111C1
RT64417B	SHIM-SMALL	114.17	9	1027.565595	CA2/3
XRM21031C	SHROUD AND SWIRLER PLATE	170.99	6	1025.9109	43A1
CT92577C/01	FLOPPY DISC MODULE	1025.65	1	1025.650273	ARM3/4
CT92470B/2907372	OVERSPEED TRIP MODULE	512.03	2	1024.05484	ARM3/3

CT4263/14	VALVE COUPLING RETROFIC	341.13	3	1023.38946	64CD1
64/09001191/4	INTERFACE LEAD	337.29	3	1011.859125	68AB1
64/60040083/37	CHANGE-OUT KIT	1003.32	1	1003.323	63D1
EL05022/2	CABLE CLIP	198.69	5	993.470915	24E3
SP027695	ELEMENT—37—47 DGC “C”	164.52	6	987.14376	45D1
64/07004148/7	INSOLATION AND SWITCH UNIT	979.00	1	979.000484	ARMAR 1
SP025245	ACCUMULATOR BLADDER + KIT	976.11	1	976.11458	E8/2
CT4017S/167	SCREWDRIVER	242.47	4	969.8789	80D3
366115012	DRY BEARING	0.72	1350	969.1785	1E/5
RT50101/06	PT SPEED PROBE ARRGT	968.54	1	968.543326	62E3
64/60001060/22	PRESSURE TRANSMITER	965.07	1	965.072405	66A2
RT34067	LOCKING PLATE	64.29	15	964.319475	111D2
CT4263/15	VALVE COUPLING RETROFIC	481.60	2	963.19008	64E2
CT4017K/324	SPARES KIT	68.43	14	958.00712	CA3/4
CT92328A/02	SERVO AMPLIFIER	955.30	1	955.302119	ARM3/1
CT3093/1	PROBE DRIVER	318.38	3	955.126725	E2/2
SP006397	SEALING RING	119.23	8	953.80472	15F3
64/60040159/1C	PILOT SOLENOID VALVE	952.42	1	952.416215	E3/4
SP019183	VITON SEAL KIT	237.90	4	951.601372	411C3
RT64019	END SEAL RING	950.65	1	950.650721	E6/2
CT92467B/03	SWITCH OUTPUT MODULE	237.64	4	950.54786	ARM4/1
366101014	THRUST WASHER 16mm	0.97	974	946.53807	19BC3
64/60070063/2	SOLENOID 74	945.20	1	945.198555	E5/2
SP029750	REPAIR KIT	314.61	3	943.832775	41B3
RM33314	DOWEL—STATOR SUPPORT	22.41	42	941.3376	112F5
SP031480	SPARES KIT	117.31	8	938.46596	42B1
SP040401	MEGAVAR TRANSDUCER	933.67	1	933.674815	56AB2
RT23102A	PISTON	466.24	2	932.47754	57D4
X64/07004191/1	PRESSURE SWITCH	929.94	1	929.93859	E1/4
RM31083A/1	LOCKING STRIP HP	9.90	93	920.877165	210C4
64/60001060/1	PRESS.TRASMITTER	918.25	1	918.250665	E2/3
CT4259/09100	BLOCK & BLEDD VALVE WRG (100M)	458.02	2	916.03565	SALIDAS
64/60070081/3	SPARE COIL & CORE ASSY 24VDC	182.77	5	913.8469	610AB1
SP035879	AUTO FIRE TEST MODULE	913.71	1	913.70682	ARM2/2
CT3085B/4	PROXIMITY PROBE CML	225.75	4	902.9907	49C1
64/60040061/1	TEMPERATURE CONTROL VALVE	902.99	1	902.9907	E3/2
CT190D/4	DOWEL	24.38	37	902.158975	112C4
CT248E/14	NON RETURN VALVE 5 PSI	450.51	2	901.013172	57E1
SP022293	LOCKING PLATES	126.26	7	883.85227	71A3
64/51014003/1	HYDRAULIC PROPORTIONAL VALVE	880.43	1	880.429065	E3/1
RT31401A/100	COUPLING BOLTS-SET OF 12	877.21	1	877.207225	28A2
SP020726	REPAIR KIT	291.04	3	873.127395	53F1
SP028025	ACTUATOR REPAIR KIT	108.54	8	868.28588	CA3/3
RT32615/2	THRUST PAD	96.16	9	865.405485	68AB3
SP034473	RELAY UNIT	432.55	2	865.092156	ARMAR 1
64/07004168/2	PRESSURE SWITCH	287.16	3	861.465735	E1/4
CT92467B/02	SWITCH INPUT CARD	430.58	2	861.153746	ARM3/2
RM33313B/01	LP UP/ST BORESCOPE PLUG ASSY	214.50	4	857.99	812F1
SP019683	ELEMENT	95.04	9	855.319725	E7/4
X64/60040175/3	AUTO DRAIN VALVE	423.60	2	847.20384	56AB1
64/06017008/3	CLAMP-V BAND	167.18	5	835.8936	59E2
RT62013/10	DUO RING	104.32	8	834.59664	E7/2
RM50111	SPEED PICK-UP PROBE	138.29	6	829.71135	68CD1
64/07004168/1	PRESSURE SWITCH	274.24	3	822.72486	62CD2

64/09001062/85	Tx ISOLATION BARRIER KFD2-RR-Ex1	204.76	4	819.04776	77C1
RM06012A	PISTON	816.10	1	816.097325	67A1
SP009778	BALL BEARING	203.84	4	815.37066	E7/1
CT4017C/121	SOLENOID COIL—24V DC	134.48	6	806.8608	53F2
SP030911	CHANEL SELECTOR	804.32	1	804.318414	ARM1/2
070101/010	NUT BI-HEX (AS20627)	2.68	300	803.709	E2/1
RT13022	SLIPPER PAD	26.75	30	802.39575	26F5
64/60001057/29	PRESSURE TRANSMITTER	799.31	1	799.31399	513B1
CT93582A/02	FLOPPY STORAGE MODULE	795.36	1	795.355136	ARM3/5
072213/200	MALE CONNECTOR NPT TWIN FERRULE	35.94	22	790.66405	29DE1
RT23105	BUSH	131.60	6	789.57843	25A2
RU31621	LOCKING WASHER	157.87	5	789.3508	110B2
CT336N/34	O RINGS	43.75	18	787.47723	13BC3
64/05013027/5	PRESSURE CONTROL VALVE	393.37	2	786.731376	52CD1
TA54085A	DIAPHRAGM	43.64	18	785.58615	511BC2
64/05002028/29	HIGH PRESSURE FILTER	391.57	2	783.13475	E7/5
RT35429B	COVER PLATE	259.68	3	779.046165	36F2
CT4012G/2	THERMOCOUPLE PROBE	26.66	29	773.110275	310C2
SP029590	SPARES KIT	36.79	21	772.55871	43CD2
CT4263/35	SEAL AIR NRV REPLACEMENT KIT	386.08	2	772.15598	E5/2
CT4010G/2	THERMOCOUPLE ASSY ANGLED HEAD	154.26	5	771.3155	E1/3
64/04001038/1	FILTER	192.53	4	770.12482	37D1
CT92470A/3012154	OVERSPPED TRIP MODULE	768.70	1	768.702964	ARM2/3
CT92471C/04	ANALOGUE INPUT MODULE	767.89	1	767.892295	ARM3/3
64/60070024/9	SOLENOID VALVE	767.07	1	767.073277	66D2
RT21016A	CLAMP RING	153.16	5	765.79985	210F4
CT778/28	RESTRICTOR DISC	63.74	12	764.8368	E5/2
CT92533/01	BASE INTERFACE ASSY	108.98	7	762.87568	74C3
SP009818	VOLTAGE SETECTOR MODULE	253.84	3	761.52741	ARM 3
64/60001057/3	PRESSURE TRANSMITTER	380.43	2	760.86203	513A1
64/07004169/4	TEMPERATURE SWITCH	378.52	2	757.04485	E7/1
CT4017K/338	REPAIR KIT	378.16	2	756.310552	34E2
ET05762	PIPE ASSEMBLY	753.12	1	753.119082	E11/4
SP018923	VALVE REPAIR KIT	107.56	7	752.915373	45C2
SP001248	DIAPHRAGM	92.91	8	743.26448	810A
X64/51001297/17	DUAL VIBRATION MONITOR	741.50	1	741.504725	ARM2/4
SP008612	ROLLER BEARING	369.76	2	739.51734	38D2
SP014909	SPRING WASHER	21.74	34	739.11461	110A4
RM03700/102	CABLE 102 INTERDUCT T/C 1-6	245.54	3	736.62819	E3/2
64/07004166/17		735.82	1	735.82273	64AB1
CT3037B/2	EXTENSION CABLE	183.79	4	735.17486	61A1
64/07026008/42	ADAPTOR	364.78	2	729.556524	47F2
64/51009003/5	IGNITER—EExe II T4	723.81	1	723.81087	E2/4
64/60093008/3	OLIVER ISO/CAL VALVE 1/4 NPT POR	90.43	8	723.44316	51C1
TB14161	BLOCK WATER WASH FILTER	722.70	1	722.698985	57D1
CT3036A/4	PROXIMITY PROBE	240.80	3	722.39256	512B2
SP040897	CDP SEAL RING	144.11	5	720.5365	CA3/5
CT92470B/01	TRIP WATCHDOG MODULE	720.36	1	720.355584	ARM2/3
RM12013A/7	JOURNAL PAD	359.61	2	719.22325	412F5
TD12028/2	THRUST PADS	65.22	11	717.375945	310D1
64/07010448/11	ACCELEROMETER CABLE ASSY E13	716.05	1	716.05394	CA3/5
CT92469A/04	FRECUENCI INPUT MODULE	715.94	1	715.941848	ARM3/2
SP007880	BALL BEARING	119.23	6	715.35354	E7/1
64/05011021/27	FLEXMASTER 2 STRAIGHT PIPE JOINT	142.98	5	714.889525	E1/3

RT35417D/1	LOCKING PLATE BOTTOM	88.69	8	709.5052	113B4
CT3077W/1	BEARING	354.04	2	708.08689	413BC1
RM12013A/8	JOURNAL PAD	351.92	2	703.83196	412F4
RM31012B	COLLING AIR COLLAR	701.63	1	701.634455	35F2
219562012	HELINUT	2.26	309	697.96611	22EF2
RM22207	SEAL RING	115.16	6	690.97962	49EF2
EX07205/101	HYD.START MOTOR ADAPT. (OUTLE	682.59	1	682.594277	67D3
RM03621	ACCELEROMETER ADAPTOR	136.18	5	680.87635	310B4
RT32022B/1	JOURNAL PAD	225.22	3	675.667125	412E4
SP025242	OIL PUMP	665.46	1	665.455505	54B2
CT466A/11	SPIROLOX RING	60.45	11	664.986025	CA1/4
64/07026006/4	CONNECTOR CIRC. BTG-1210-05SD	47.43	14	663.96169	47E4
SP014217	O RING	8.83	75	661.878	12C1
CT93618A/01	PROCESSOR MODULE	658.53	1	658.529335	ARM3/5
CT3014D	FILTER ELEMENT	163.72	4	654.874	37C3
RM33313Z/01	LP D/ST BORESCOPE PLUG ASSY	327.44	2	654.874	813F4
RM05405A	SEAL LOCATION RING	327.30	2	654.590926	610EF
RT31402A	CLIP-SHAFT COUPLING	31.09	21	652.869105	CA1/3
CT92534/01	24V RELAY INTERFACE ASSY	130.22	5	651.10935	74E1
64/07026005/21	CIRCULAR CONNECTOR	324.72	2	649.43025	55E1
CT4017K/182	SPARES KIT	216.36	3	649.086945	32D2
CT4017K/334	SEAL KIT	647.50	1	647.5	612E
CT3009B/1	FILTER ELEMENT	107.91	6	647.43225	E7/3
CT3009/132	L.F.FILT ELEMENT JOINT	17.96	36	646.43418	13A1
ET05756	FIBREBOARD CASE	642.13	1	642.13061	E3/3
CT3037/4	EXTENSION CABLE	128.21	5	641.0411	513EF2
64/60006018/2	THERMOMETER-20-120 DEG C	320.23	2	640.46327	E2/1
SP035444	HAND PUMP	638.29	1	638.294056	69EF2
35025	BUSH—HORIZONTAL	70.37	9	633.33	23F1
357240136	O RING	6.59	96	632.88144	11C1
SP901513	GASKET	78.59	8	628.74908	53B1
RM33041	SEALING STRIP	7.83	80	626.1576	35A1
CT92133/01	DIGITAL OUTPUT MODULE (DOM) RGT	620.38	1	620.3793	ARM3/1
CT92965/01	ANALOGUE OUT	123.59	5	617.971675	74D2
64/60040083/19	OFFSKID BLOCK/SPEED CONT VALVE	617.92	1	617.922969	E2/4
CT91008/2	PHOTOTUBE U.V. SENSITIVE	51.32	12	615.86172	613B1
CT4017K/178	SEAL KIT	305.40	2	610.793088	33C2
SP035006	AMPLIFIER CARD	609.10	1	609.095498	E4/2
64/60030042/16	NON RETURN VALVE	608.68	1	608.68262	E3/4
64/05011021/37	FLEXMASTER GASKET	151.18	4	604.72536	311EF4
CT92470B/3418257	OVERSPEED TRIP MODULE	604.36	1	604.35765	ARM3/3
CT92470B/4213932	OSM.LM1600.LP.104.99% TRIP	604.36	1	604.35765	FR02/47941
RM03700/101	CABLE 101 INTERDUCT T/C 7-12	301.73	2	603.46464	E4/2
RT08186/01	DOWEL EXTRAVTOR ASSY	100.13	6	600.78561	610AB2
SP012481	SELF LOCKING M30	100.02	6	600.132222	22D2
64/07010099/2	GLAND 474/SB25 NP 25MM Exd	35.21	17	598.61437	37F1
RT62017	THRUST BUTTON	595.65	1	595.646425	27B2
CT92584/04	ANALOGUE IN MODULE	198.30	3	594.90225	74F2
SP004419	MODULE	198.07	3	594.21936	ARM1/2
64/62002165/30	SHEAR PIN SET—1500 RPM Mature	590.29	1	590.288365	612E2
RT35417D/2	LOCKING PLATE TOP	65.00	9	584.97408	111C3
SP028026	ACTUATOR REPAIR KIT	97.19	6	583.13553	CA3/4
SP018050	RING, METAL SEAL	26.28	22	578.131444	411C2
64/07004168/39	PRESSURE SWITCH	287.16	2	574.31049	E1/5

RT03701B/09	CBLE 108 COM OUT TC17 & 18	570.70	1	570.695999	CA3/5
RM33025	SPECIAL BOLT	22.50	25	562.50875	26D1
CT4012J/1	THERMOCOUPLE PROBE	51.10	11	562.132285	49D3
CT93582A/01	INTEGRATE STORAGE MODULE	558.81	1	558.81414	ARM3/5
64/60060082/19	THERMOCOUPLE ASSEMBLY	278.87	2	557.74603	65EF1
SP032370	DEEP GROOVE BALL BEARING	69.46	8	555.69736	E6/3
SP041353	GASKET	277.45	2	554.908406	110B5
SP005521	GASKET	552.91	1	552.90525	55D3
072213/205	MALE CONNECTOR NPT TWIN FERRULE	34.16	16	546.59216	28F2
RT22226/2	DISC SPRING	1.44	380	545.6116	18B5
CT92760/02	AMBIENT COMPENSATION I/F MODULO	136.36	4	545.4365	ARM1/1
64/60070024/20	SOLENOID VALVE	545.05	1	545.05128	69CD3
SP025289	GASKET	181.38	3	544.14	54D2
SP038144	SEAL KIT	271.61	2	543.228984	51A1
SP025235	CILYNDER PISTON ROD (MALE)	543.23	1	543.228984	64AB2
SP025236	CYLINDER PISTON ROD (FEMALE)	543.23	1	543.228984	66EF1
CT4017R/22	JOINT RING	8.23	66	543.1602	63EF1
SP040020	ELECTRONIC SWITCH UNIT	535.76	1	535.759585	59D4
SP002795	GASKET	532.88	1	532.88183	CA2/5
366101010	THRUST WASHER 12mm	0.79	676	532.6542	19BC2
XRT21014B	CROSS LIGHT TUBE	132.50	4	529.99268	37C2
CT94344/01	INTERFACE MODULE (RS232/485)	264.89	2	529.78256	ARM2/4
64/60030042/29	NON RETURN VALVE	529.65	1	529.648259	51B2
SP025244	PRESSURE SWITCH	529.65	1	529.648259	54C2
RT35433A/3	SHIM. 50	6.79	78	529.23975	113D2
CT92467B/01	SWITCH OUTPUT MODULE	263.53	2	527.051	ARM3/1
CT4017K/70	SPARES KIT	65.86	8	526.91092	311EF3
CT3036M/3	PROXIMITY PROBE	175.23	3	525.693975	512A1
CT92614/09	PPM BOOTSTRAP PROM V3.1	30.87	17	524.79221	811F2
SP020981	REPAIR KIT	104.89	5	524.468275	CA3/4
SP035439	HAND PUMP SERVICE KIT	524.05	1	524.04621	48E2
CT92472A/06	BUS EXTENDER MODULE	522.28	1	522.280716	ARM3/5
CT92472A/04	BUS EXTENDER MODULE	522.28	1	522.280716	ARM3/5
SP006473	LAMINATED SHIM	260.92	2	521.839342	73BC2
070326/028	BOLT BI-HEX	8.69	60	521.6229	210AB1
SP021892	SERVICE KIT	173.82	3	521.46531	48E
64/05002058/4	TANK GASKET	86.53	6	519.20652	52CD2
CT4017K/342	SPARES KIT	518.75	1	518.749727	32D1
CT4017K/74	SPARES KIT	73.52	7	514.67143	33F4
64/05002078/1	COALESCER ELEMENT	257.19	2	514.37376	E7/5
64/60020056/4	GATE VALVE—1 IN	256.85	2	513.690908	E5/2
64/05002052/3	SPARE FILTER ELEMENT	170.76	3	512.27256	E7/4
RM33048	SHIM PACK	13.44	38	510.67915	35F5
357240066	O RING `FLOURAZ¦	4.52	113	510.48654	11C2
CT3040/3	TRIPLE SEAL ASSEMBLY	127.29	4	509.15578	412C1
CT4017K/13	VALVE SPARES KIT	100.98	5	504.90085	613B4
RT33031	LOCKING WASHER	1.97	254	500.34825	111C4
SP040019	REMOTE READERE CONTROL UNIT	497.46	1	497.461942	E1/5
RT35434A/1	SHIM. 05	4.38	113	494.6575	113D3
RT21019A	SWIRLER PLATE	98.81	5	494.04465	112B5
64/05002028/35	FILTER ELEMENT	122.47	4	489.89478	E7/4
CT92472A/07	BUS EXTENDER MODULE	243.81	2	487.61848	ARM3/5
CT4017K/301	SEAT AND SEAL KIT	18.67	26	485.30716	55C3

SP030425	SPARES KIT	120.50	4	481.98026	27CD3
RM12013A/5	JOURNAL PAD STOP	36.79	13	478.25063	36B4
RT34036C	SHOULDER SCREW	18.39	26	478.023	212D3
RT08173	BOLT DISC EXTRACTOR	237.66	2	475.32536	E3/3
SP041355		237.22	2	474.442614	CA1/4
SP016812	TIMER R1	474.31	1	474.306806	71EF3
SP902349	FILTER ELEMENT	236.20	2	472.40229	E7/3
64/60070018/18	SOLENOID VALVE	469.08	1	469.084145	69CD2
SP041354		234.27	2	468.534998	CA1/2
SP003084	SEALING RING	16.72	28	468.2174	15F4
SP006190	DIFF.PRESSURE SWITCH—O—20 PSI	464.60	1	464.596588	58AB2
SP035905	SPARES KIT	92.50	5	462.482875	33D3
CT3009/8	FUEL OIL FILTER ELEMENT	76.59	6	459.53244	E8/4
CT4163/3	FILTER DISC	21.73	21	456.32811	45D4
CT4012H/1	THERMOCOUPLE PROBE	30.28	15	454.253175	56E1
RT35417Z/2	LOCKING PLATE—TOP	64.61	7	452.2833	113B5
CT92468A/02	ANALOGUE OUTPUT MODULE	451.62	1	451.61792	ARM3/1
CT1115	ADAPTOR	37.60	12	451.2327	36E2
RT33638B	RADIAL PIN	29.99	15	449.788125	24F2
273412035	TAPPED DOWEL	3.68	122	448.6062	21B4
64/03019016/3	BODY GASKET	40.74	11	448.107165	CA1/1
RT12015/3	THRUST PAD	111.54	4	446.1548	48A1
64/60030042/6	NON-RETURN VALVE	443.13	1	443.134325	53A1
RT34034D		442.88	1	442.88043	E7/5
64/07011046/2	DC CONTACTOR	147.41	3	442.223805	E4/2
SP004784	JOINT WASHER	55.18	8	441.46212	35B1
RT35434A/3	SHIM.50	6.79	65	441.033125	113D5
X64/60050087/1	ELECTRONIC I/P CONVERTER	439.94	1	439.93875	71B4
CT4017K/120	SPARES KIT	145.58	3	436.73442	311EF2
64/62002179/9	SHEARPIN & SETSCREW SET	434.77	1	434.7733	S/P
SP033021	MECHANICAL	434.24	1	434.243669	54A1
113210050	BOLT S/S M10 x 50 MM	3.43	126	432.42696	211EF1
RM83032A	CLAMPLING STRIP SEGMENT	71.66	6	429.95805	S/P
64/09001059/3	SAFETY BARRIER TYPE Z360/Ex	107.02	4	428.08448	77C3
64/60030042/7	NON RETURN VALVE	426.41	1	426.412275	53A2
115612040	BOLT-M20 x 40 MM	8.49	50	424.39765	212D1
CT4012J/2	THERMOCOUPLE PROBE	42.39	10	423.9171	55F
CT92783/01	THERMOCOUPLE I/F MODULE	105.66	4	422.65638	ARM1/1
072287/170	MALE ELBOW POSITIONABLE TWN/F	60.30	7	422.13108	310EF3
SP002272	SEALING RING	11.71	36	421.39566	43E4
RT12013	SPECIAL BOLT	70.14	6	420.81783	23E3
RM33315A/01	BOROSCOPE PLUG ASSY.—LP D/S	210.12	2	420.24	410E5
SP003547	O RING/DIAPHRAGM KIT	26.09	16	417.4384	15D1
CT4017K/72	SPARES KIT	138.78	3	416.35278	33F2
64/06017017/1	CHIP DETECTOR MAGNETIC	206.40	2	412.79825	47F5
SP036006	SET AND GASKET KIT—80MM VALVE	206.15	2	412.29046	67F5
CT3077X/1	BEARING	409.86	1	409.85657	413D3
CT3093A/1	PROBE DRIVER	409.69	1	409.690225	67E3
RT05729A	ADAPTOR	408.57	1	408.569585	61B3
RT62013/13	WASHER	28.99	14	405.927858	49C2
SP003236	SEAL KIT	101.40	4	405.60164	17EF1
SP018845	CONTROL UNIT	404.03	1	404.026557	54C1
CT337/71	DISTANCE PIECE	1.97	204	401.8545	27B4
64/07010139/1024	CABLE MARKET TC24	6.59	61	401.785711	43F3

SP014910	CAP NUT	40.13	10	401.3292	22A4
CT3085B/1	PROXIMITY PROBE	200.66	2	401.3292	46F1
RM33045	METRIC DOWEL	17.38	23	399.709525	112F4
CT92469B/01	FREQUENCY INPUT MODULE	398.16	1	398.15989	ARM3/2
RT64024	END FLOAT LIMITER	43.78	9	393.975	43A4
CT1074C/1	SPECIAL BOLT	32.83	12	393.975	55A3
SP034061	Gland Packing for 1.1/2” Valve	78.59	5	392.968175	46D3
RT31427	SEALING RING	196.13	2	392.25902	CA1/1
SP025243	SAFETY BARRIER	390.45	1	390.445832	53E3
SP016266	FILTER ELEMENT	55.73	7	390.079025	E7/4
RM33369A	STRIP SEALING INNER LP NOZZLE	32.37	12	388.40682	35E1
SP030203	GAS BASKET— STAINLESS STEEL	387.50	1	387.4963	E2/3
RT21714	LOCKING STRIP	5.73	67	384.213175	23B5
EF05011	GASKET—L.O. TANK STRAINER	47.85	8	382.83864	CA3/2
CT93048/01	ANALOGUE O/P I/F MODULE.COM 24\	76.31	5	381.5429	74D1
64/07026008/49	ADAPTOR	381.52	1	381.516505	410E1
CT4017K/84	SPARES KIT	34.68	11	381.464105	49AB1
CT4010G/1	THERMOCOUPLE ASSY ANGLED HEAD	190.41	2	380.82499	E1/3
RM34034A	BOLT-12 POINT HEAD	12.26	31	379.967	26A2
RT35432A	BOLT COVER PLATE	75.77	5	378.82885	23E5
64/07010099/1	GLAND 474/SB20 NP 20MM Exd	29.13	13	378.662505	413D1
ET05018B	FLANGE ADAPTOR	377.25	1	377.252124	54E3
64/07004176/2	PRESSURE SWITCH	376.65	1	376.648855	E1/4
RM31083A/2	LOCKING STRIP HP	9.90	38	376.27239	210C2
CT94120/02	SCSI PATCH DISK	93.87	4	375.48444	510B/5
SP042921	SPARES KIT	374.64	1	374.64396	S/P
CT92584/01	I/F.ANA I/P MODULE.T/C	124.78	3	374.32878	75B1
SP902351		373.47	1	373.469926	52B2
SP902352		373.47	1	373.469926	52B3
64/60020020/4	REPAIR KIT	37.16	10	371.5622	41EF1
CT4017G/60	GASKET	10.03	37	371.22951	CA1/5
CT336H/3	O RING	23.16	16	370.5116	13E2
CT4260/51	GAS FUEL REGULATOR RETROFIC KIT	369.85	1	369.84622	S/P
CT4263/38	GAS FUEL REGULATOR RETROFIC KIT	369.72	1	369.72365	E2/3
SP000873	BALL BEARING	369.22	1	369.224615	38D1
SP031216	BREATHER—1/2 NPT	10.23	36	368.44542	25D5
RT35438	LOCKING WSHER	9.63	38	365.959	19D5
SP014886	SEAL	51.93	7	363.481335	41C3
072179/055	CAP—1 IN O/D	22.71	16	363.420192	26E2
RT33025	DOWEL	24.12	15	361.800375	112D2
SP036179	CLAMP— 6 IN	45.16	8	361.247272	56D1
SP027235	SCREEN	120.40	3	361.19628	55F3
64/60040089/2	ISOLATION & CAL. VALVE	89.66	4	358.63982	52A3
64/07026008/54	ADAPTOR	356.73	1	356.731683	410E3
SP038147	FUSIBLE WASHER	356.49	1	356.49402	51A4
CT3085/2	PROXIMITY PROBE	178.19	2	356.38103	512D2
64/60030041/2	NON-RETURN VALVE	89.05	4	356.18842	57D2
RM13021	THRUST WASHER	4.38	80	350.2	19E5
SP032369	DEEP GROOVE BALL BEARING	43.70	8	349.56964	E6/3
64/60009019/1	RESISTANCE TEMPERATURE DETECTOR	348.28	1	348.282655	E2/3
211137008	NUT-SLOTTED M8 SS	1.56	222	345.96258	21C4
RM33323	OUTER SEAL RING CLIP	24.65	14	345.15712	35E3
64/07004169/22	TEMP.SWITCH	345.12	1	345.1221	E1/4
64/60050060/12	PRESSURE REGULATOR	171.94	2	343.87889	67A2

CT92582A/01	SWITCH I/P INTERFACE	68.05	5	340.263075	74E2
RT32018	JOINT RING	112.21	3	336.638505	CA3/3
64/09001062/117	INSOLATION AND SWITCH UNIT	167.24	2	334.47602	78C2
115610070	BOLT-NICKEL M10 X 70MM	9.03	37	333.976985	211B2
SP024474	S.C.V.	332.77	1	332.768795	79A1
ET71035A	BUSHING	83.18	4	332.727752	510C1
CT92760/01	RTD INTERFACE MODULE	66.48	5	332.383575	ARM1/1
CT92764A/01	OVERSPEED L.P.	332.23	1	332.23474	E3/1
RT31422/100	DOWEL-SET OF 6	331.74	1	331.74315	112D4
CT4012H/2	THERMOCOUPLE PROBE	25.45	13	330.860205	56E2
CT91791/001	RELAY MODULE	110.29	3	330.860205	74D3
RM22012B/1	SHIM—0.5mm	2.58	128	330.5888	113A1
RT31093A/1	LOCKING STRIP	12.69	26	330.0635	23B4
64/07026006/12	CIRCULAR CONNECTOR	328.72	1	328.721439	52A1
CT4017D/4	DIAPHRAGM	81.94	4	327.75218	48D5
RT35439	LOCKING WASHER	9.63	34	327.437	19D4
TD32015A	BEARING BUSH	327.44	1	327.437	54B3
RM31083A/3	LOCKING STRIP HP	9.90	33	326.762865	210C3
ET71034	PIN MOUTING STROT	162.97	2	325.93739	510C2
SP034141	O RING	25.00	13	324.941825	12F1
115612045	BOLT-NICKEL M12 X 45MM	2.02	160	323.5848	211EF2
RT35417Z/1	LOCKING PLATE—BOTTOM	64.61	5	323.0595	111D5
X64/51025007/3	REGULATED POWER SUPPLY	161.06	2	322.11396	79D3
RM22012B/2	SHIM—0.25 mm	2.98	108	321.4836	113A2
SP010079	ROUND CORD RING	40.13	8	321.06336	11F2
SP014879	SCREW PLUG	3.01	106	319.24232	212C2
CT3054B/2	JUNTION BOX	318.48	1	318.480635	33A4
072207/045	UNION ELBOW TWIN FERRULE	52.91	6	317.43879	29B5
RM31383A/1	LOCKING STRIP LP	13.77	23	316.747145	210F1
RT35433A/1	SHIM.05	4.95	64	316.5808	113C1
64/05011021/6	FLEXIBLE JOINT	79.09	4	316.37068	E11/3
192112040	STUD M12 x 40 LONG	2.34	135	315.573975	E2/2
CT3037B/1	EXTENSION CABLE	104.91	3	314.733495	E1/5
CT3009/112	JOINT RING	22.46	14	314.39205	CA1/3
CT4017K/340	REPAIR KIT	104.39	3	313.18386	34E4
64/06017008/4	CLAMP-V BAND	155.13	2	310.251654	59E1
EL33642	TAB WASHER	20.68	15	310.149795	56F2
RM11212/1	PLUG BALANCING M6	38.52	8	308.176	59A3
RM34033/1	STOP JOURNAL PAD (STEEL)	61.54	5	307.694475	412D5
CT130A/5	WASHER TAB STLSS	2.85	108	307.3005	18D1
CT92536/01	VOLTS FREE RELAY ASSY	153.27	2	306.54757	75A2
EL33622/1	WASHER (SOFT NICKEL)	9.88	31	306.279287	28C1
ET05016	FLANGE	152.78	2	305.566304	511D2
RT06073	SEAL`C`RING	20.18	15	302.704125	39D3
CT4017K/98	SPARES KIT	302.69	1	302.686615	32B1
CT5084	SHIM	18.87	16	301.8724	113A3
CT4017K/345	SPARES KIT	300.79	1	300.78678	613A2
64/62002065/16	COUPLING NUT—SET OF 20	299.66	1	299.657385	45AB4
RT33073/4	SEALING STRIP	1.86	160	298.3704	43B5
64/60020041/10	3 WAY BALL VALVE	148.79	2	297.58245	613A3
211169016	NUT M16	5.70	52	296.603008	22D3
64/09001062/14	SAFETY BARRIER TYPE Z378/Ex	147.62	2	295.244952	77B4
RT35026A	DOWEL	49.04	6	294.22053	21A5
RM21717A	LOCKING STRIP	3.06	96	294.168	310D3

SP019348	NIPPLE, TUBE	145.48	2	290.967024	E5/1
SP031215	BREATHER—M12	9.06	32	289.9656	25D4
RT13036	FITTED BOLT	14.49	20	289.7905	23D1
CT336N/20	O RING NON STANDARD SIZE (SOLID	20.67	14	289.38777	16DE2
64/07010099/3	GLAND 474/SB32 NP 32MM Exd	41.32	7	289.2652	37F3
RT95132/100	SEAL RING KIT-2’¿NOM BORE PIPE	96.27	3	288.80994	42A3
RT31093A/2	LOCKING STRIP	12.03	24	288.70488	23B2
SP038146	PLUNGER	288.59	1	288.590398	51A3
64/04001098/6	INLET FILTER ELEMENT W/I	287.25	1	287.25155	E2/3
64/07004168/37	PRESSURE SWITCH	287.16	1	287.155245	63EF2
64/07004168/4	PRESSURE SWITCH	287.16	1	287.155245	E1/4
SP023610	GASKET SET	71.73	4	286.91886	15E4
354240196	O RING	0.48	594	286.02585	12D3
SP000648	O RING SEAL	31.77	9	285.947055	11F3
219551012	HELINUT	2.66	107	284.78264	21D5
64/03001287/1	AIR FILTER	142.22	2	284.44995	E7/4
64/07001200/2	MCB CIRCUIT BREAKER 2POLE 60A	141.84	2	283.67951	E2/1
64/07027002/1	HEAT SHRINKABLE BOOT (202K121)	15.75	18	283.50441	45F4
CT3009/58	COALESCER ELEMENT	283.41	1	283.408105	E8/3
RM34014	LOCATION BOLT	70.70	4	282.7865	27CD2
RM03700A/106	CABLE 106 KIT	281.94	1	281.935842	80F1
RT35434A/2	SHIM. 15	5.12	55	281.692125	113D4
CT3040/1	TRIPLE SEAL	70.42	4	281.66586	37E1
CT3054C/3	JUNTION BOX	281.52	1	281.517025	33A5
RT22234A	PLUG SPECIAL	35.02	8	280.16	48BC2
SP025221	STACK-CV	279.92	1	279.923615	E3/2
RM33042	SEALING STRIP	3.09	90	278.14635	35A2
SP902735	GRUNDFOS PUMP OVERHAUL KIT	278.12	1	278.120085	E1/4
TB12014	SEALING RING	277.59	1	277.58603	42B2
SP041352	GASKET	277.45	1	277.454203	33E4
CT188E	SIGHT WNDW	68.46	4	273.8564	812B
CT336E/1	SEAL BAL	27.32	10	273.24355	812D
SP027886	SEAL KIT	13.66	20	273.156	16F1
CT133A/30	SPRING	54.63	5	273.156	36D2
CT92621A/01	RS232 INTERFACE BOARD	272.79	1	272.78829	79C2
SP011548	SPARES KIT	54.32	5	271.61449	31F4
CT4017K/343	SHAFT SEAL AND GASKET SET	90.30	3	270.89721	73D1
RT33074	RETAINING CLIP	9.02	30	270.5295	43E1
SP035359	TRUNION COVER GASKET	269.98	1	269.984805	55D5
357300345	`O¦ RING `FLOURAZ¦	5.62	48	269.79408	11A5
64/60030022/4	NON RETURN VALVE	134.81	2	269.61898	E2/1
SP031010	SEAL KIT	24.50	11	269.46139	16F2
RT33064	DOWEL	15.76	17	267.903	112D1
CT4017B/167	SUPPRESSION BOARD	88.71	3	266.143245	413A1
RT05011C	FLEXIBLE COUPLING	132.21	2	264.41851	E4/1
SP025553	PACKING TYPE “E”	132.19	2	264.38349	48F3
RT33036	SPECIAL WASHER	6.26	42	262.91265	18A5
28662	NUT UNC 5/8	1.26	208	262.6832	22EF4
SP028758	O RING SPARES KIT	65.57	4	262.2998	CA3/3
SP014888	SEAL	43.48	6	260.86398	41C5
64/09001062/22	SAFETY BARRIER TYPE Z364/Ex	65.22	4	260.86398	77C2
SP023657	WEATHERPROOF HOUSING— PLASTI	129.86	2	259.72583	45AB1
CT336N/25	O RING SEAL— 523 MM I/D	43.06	6	258.34254	16B3
SP029959	DIAPHAGM/DISC SET	129.02	2	258.033768	56C4

SP033370	ACTIVATOR T 7471—500ML BOTTLE	16.00	16	256.06624	A1/3 C-14
SP014885	SEAL	31.77	8	254.17516	41C2
CT92763/01	OVERSPEED L.P.	253.04	1	253.03701	E3/1
T99/03084	DOWEL PIN (SPECIAL)	10.51	24	252.144	38D3
ET05765	PIPE	251.99	1	251.990345	511BC1
CT336N/8	O RING SEAL	22.81	11	250.874525	13D3
CT3095/5	EXTENSION CABLE	125.42	2	250.83075	49D1
119616065	SETSCREW—M16x65MM	6.94	36	249.93774	E2/2
CT93049/01	SINGLE PROBE O/S I/F MOD	61.91	4	247.62642	75A3
CT3077	BEARING 3 POCKET 4’	247.32	1	247.319995	79F1
64/04001147/1	SWAGELOK—60 MICRON SS—6TF-60	123.58	2	247.15365	510A/2
64/05002028/21	FILTER ELEMENT	122.47	2	244.94739	E7/4
CT92584/05	ANALOGUE IN MODULE	122.06	2	244.113524	74F3
SP024372	LOCKING PLATE	7.61	32	243.45904	113B3
SP025061	SAFETY WIRE /LB ROLL)—R297P04	16.17	15	242.557275	E3/3
118606012	SETSCREW M6x12	2.43	100	242.5135	111F2
SP032367	BALL BEARING—55MM I/D	60.41	4	241.638	E7/1
119606020	SETSCREW N/P M6 X 20MM	2.68	90	241.1127	111F1
SP001337	LOCKING RING	18.39	13	239.125315	31B1
RT35019A	M6 SCREW	23.90	10	239.0115	23E1
115612055	BOLT M12 x 55	2.34	102	238.43367	212EF1
CT3014C	FILTER ELEMENT	119.07	2	238.136	37D3
RM34037	DOWEL	19.70	12	236.385	112F1
CT130A/9	TAB WASHER	4.07	58	236.12235	18E2
CT91007/46	TIMER RELAY 12-240 VAC/DC 1S-10HP	47.04	5	235.203075	77F4
CT4017K/16	VALVE SPARES KIT	117.20	2	234.40637	812B
RM21717	LOCKING STRIP	6.50	36	234.09	36D4
SP009101	SPARES KIT	57.72	4	230.87232	31F1
RM33366A	STRIP SEALING OUTER LP NOZZLE	17.70	13	230.13393	35C1
CT4017D/3	DIAPHRAGM	114.13	2	228.26036	47A4
RT83021	BACKING STRIP	28.52	8	228.156176	111B5
CT336N/9	Ê RING SEAL	28.41	8	227.2798	13BC2
SP018407	O RING / DIAPHRAGM KIT	226.82	1	226.815785	15B1
RM33043	WASHER	9.06	25	226.535625	19A3
072201/055	NUT TWIN FERRULE	10.79	21	226.50936	26E1
CT1082/8	WASHER	1.58	142	223.7778	19BC1
TB12015A	PAIR/BEARING BUSH (TOP & BOTTON)	74.58	3	223.751535	39C5
RT33029	SHOULDER SCREW	6.57	34	223.2525	213C3
SP014913	CAPSCREW—M8 x 12 MM	6.19	36	222.83226	21B1
TA05202A	AIR FILTER	111.41	2	222.81475	E1/5
119612045	SETSCREW N/P M12 X 45 MM	3.18	70	222.46455	213DE2
SP014884	SEAL	31.77	7	222.403265	41C1
RM31383A/2	LOCKING STRIP LP	13.77	16	220.34584	210C5
CT4017K/251	VALVE SPARES KIT	219.97	1	219.973787	33C3
CT336N/24	O RING SEAL	36.44	6	218.62986	16B2
EL05022/1	CABLE CLIP	108.93	2	217.851188	24E2
SP030483	GASKET KIT	108.66	2	217.31661	42D2
SP016704	PACKING SET	217.30	1	217.2991	51F5
64/60040086/9	THERMOSTATIC RETROFIT ELEMENT	216.72	1	216.72127	48A4
192612060	STUD-M12x60mm	4.13	52	214.88272	211B1
SP023603	BEARING CHAMBER	71.60	3	214.81311	61B2
CT3009/41	Filter Element	214.13	1	214.13	E2/2
SP014887	SEAL	26.76	8	214.04224	41C4
SP023605	BEARING RING	71.30	3	213.896412	411E5

357240166	O¦ RING `FLOURAZ¦	5.33	40	213.2718	11A4
80L9857	INSERTING TOOL HELICOIL 1/2 UNF	53.27	4	213.0967	E2/2
SP034474	O RING & BELLOFRAM KIT	70.82	3	212.457585	13D1
CT92466A/01	SWITCH INPUT MODULE	212.34	1	212.34377	ARM3/1
RM34029	GASKET	13.25	16	211.94104	39B2
SP014218	O RING	8.83	24	211.80096	12C2
64/60020041/7	DIVERSION VALVE	70.23	3	210.69783	811D4
SP001410	VALVE PAD	25.97	8	207.73864	810A
SP017250	DISC	207.52	1	207.519765	67F3
ET05019	FLANGE	207.11	1	207.10605	511D1
RT06039D	JOINT for PT cooling air manifold	2.22	93	206.81061	36A3
64/60030042/28	NON-RETURN VALVE	205.68	1	205.681215	53A3
CT92832/01	STARTER MOTOR RTD I/F MO	102.26	2	204.5168	74C1
072214/065	MALE CONNECTOR BSPP TWIN FERRULE	7.76	26	201.68018	29A2
RM33032	SHIM CLAMP	50.35	4	201.40002	19A2
SP032373	BALL BEARING—55MM I/D	33.53	6	201.1899	E7/1
RM34047/1	CAPSCREW	11.82	17	200.92725	26C3
SP020633	GASKET KIT	25.08	8	200.6646	53D1
64/07001200/3	MOULDED CASE ISOLATOR 2POLE 1	99.75	2	199.49143	34CD1
SP025379	O RING CORD—8.4 MM DIA x 9FT	24.70	8	197.58284	E1/4
SP013434	THYRISTOR	49.08	4	196.32212	77F3
CT4010E/09	THERMOCOUPLE	65.05	3	195.14895	51E
SP014220	O RING	8.11	24	194.57112	12C4
64/05002028/13	SEAL KIT	12.91	15	193.704375	17EF2
EV05118	ADAPTOR	193.53	1	193.525325	S/P
219551016	HELINUT	3.71	52	193.03024	21B3
SP019334	O RING	48.07	4	192.29482	45F2
115612050	BOLT-NICKEL M12 x 50MM	2.04	94	191.75201	212EF3
SP026814	PACKING SET	190.63	1	190.63137	78F4
RM08207	TIER	95.07	2	190.130144	410F3
RM34057	WASHER	7.31	26	190.07105	19A5
CT93050/01	FREQUENCY/OS I/F MODULE	61.91	3	185.719815	74F4
SP044433	ADAPTER CABLE	46.40	4	185.606	E5/4
CT190D/7	DOWEL	36.77	5	183.855	45E4
64/60030042/27	NON RETURN VALVE	182.27	1	182.270345	52F5
CT4017C/110	COIL 24V DC	90.67	2	181.33356	613B2
SP002481	O RING	20.07	9	180.59814	11F5
RT13039	ROD	19.92	9	179.258625	72AB1
CT3037/2	EXTENSION CABLE	88.77	2	177.53389	513EF1
SP033047	FLANGE GASKET SET	176.55	1	176.54942	54A2
64/07026008/40	ADAPTOR	174.78	1	174.776065	25C4
CT758/13	DISC SPRING	3.63	48	174.3996	25F4
CT91013/104	CIRCUIT BREAKER 1 AMP	28.88	6	173.29647	76D1
SP014223	O RING	6.92	25	172.91125	12D2
CT4017E/57	ELEMENT	172.07	1	172.07077	38E2
64/05002028/5	SEAL KIT	11.43	15	171.51045	16DE1
RM33045A	TAPPED DOWEL—12MMx39MM	14.27	12	171.2478	511F3
CT4017V/1	VALVE & SEAL ASSEMBLY	170.83	1	170.82756	411F1
RT35433A/2	SHIM.15	5.69	30	170.7225	113D1
RT13042C	FITTED BOLT	8.54	20	170.7225	23D2
SP032374	BALL BEARING—50 MM I/D	21.30	8	170.40732	E7/1
CT4017K/79	VALVE SPARES KIT	169.92	1	169.91704	812C
RT21027A	LOCKING STRIP	2.57	66	169.88202	23B3
SP024416	BALL BEARING	169.67	1	169.6719	613E3

CT3009B/5	FILTER ELEMENT	28.28	6	169.6719	E7/3
TB14111	AIR FILTER	56.43	3	169.30419	38F3
RT34060A	SLEEVE	169.05	1	169.050295	43A3
RM33367A	STRIP SEALING OUTER LP NOZZLE	12.97	13	168.560015	35C2
RM33368A	STRIP SEALING OUTER LP NOZZLE	12.97	13	168.560015	35C3
CT251G/27	PRESSURE GAUGE	168.16	1	168.163322	41A2
RT35418B	LOCKING PLATE	7.00	24	167.88588	111C2
SP014891	SCREW PLUG	6.19	27	167.124195	212C4
072195/170	MALE RUN TEE— 3/4 X 1/2 BSP	166.53	1	166.533635	811D2
115612075	BOLT-NICKEL M12 X 75MM	2.31	72	166.41504	211B5
CT3009/7	LUB OIL FILTER ELEMENT	13.82	12	165.88974	E1/2
SP009222	LOCKING PLATED	165.55	1	165.549033	111D2
CT1031/379	SHIM 0.13 mm	18.20	9	163.783539	CA2/1
CT91013/106	CIRCUIT BREAKER 3 AMP	32.56	5	162.799225	76D2
CT91013/108	CIRCUIT BREAKER 5 AMP	32.56	5	162.799225	76D3
SP014892	SCREW PLUG	3.01	54	162.63288	212C5
RT34066/2	LOCKING PLATE	7.05	23	162.098825	112A2
219562016	HELINUT	2.52	64	161.37216	22C4
RT35430	INSERT— THREAD LOCKING	8.90	18	160.26903	36A5
SP014876	SCREW PLUG	4.68	34	159.25345	212C1
CT91717	SUB ASSY VLV BASE & WIRES	39.69	4	158.74566	812B
118606020	SETSCREW N/P M6 X 20MM	3.60	44	158.32542	36F1
RT34068A	SUPAGRAF JOINT	26.35	6	158.1153	37A1
RT22106A/1	GAS FUEL INLET ELBOW	19.72	8	157.73008	29F4
SP031214	BREATHER—M8	8.26	19	157.02968	24B5
SP016601	FULL SEAL KIT	156.86	1	156.857369	33D2
64/60020028/25	COUPLING	155.60	1	155.601152	31A3
072214/170	MALE CONNECTOR BSPP TWIN FERRULE	25.93	6	155.59386	210E5
64/07026006/3	CONNECTOR CIRC.BTG-1210-06SE	155.26	1	155.26117	47E3
SP000982	MICRO SWITCH	38.71	4	154.85844	62E2
357240446	O RING FLOURAZ	7.02	22	154.47322	73A5
SP008096	COVER GASKET	22.02	7	154.131775	CA3/2
RT35424B	SPECIAL BOLT	38.52	4	154.088	23E4
CT450A/9	JOINT	4.65	33	153.413865	34AB1
64/07009025/1K	TERM RES DK4R 067516/1K Exs	19.16	8	153.31756	77B2
SP044975	MEGAWATT METER—0. 20MW	152.78	1	152.783152	S/P
RM34046/01	EXPANDING DOWEL	76.06	2	152.12688	112F3
SP031515	MICROSWITCH	38.02	4	152.09186	77F1
64/06017008/2	FLANGE CLAMP— V BAND	75.93	2	151.86423	59F2
SP034177	FAN	75.58	2	151.16383	E1/4
64/07027002/3	HEAT SHRINKABLE BOOT (202K142)	25.18	6	151.07628	45F5
64/60030052/1	NON RETURN VALVE 3/4	74.70	2	149.39532	66BC1
237115024	TABWASHER M24	1.95	76	148.37974	18D5
80L9855	TAP 1/2” UNF WT INSERT FIN STR/FL	36.15	4	144.59758	E2/2
CT4812	DIAPHRAGM	14.45	10	144.4575	111B1
RM13029	BOLT 12 POINT HEAD	36.11	4	144.4575	211D3
CT4073A/1	SETTING GAUGE	144.40	1	144.396215	73A1
SP014222	O RING	5.77	25	144.238625	12D1
CT1031/382	SHIM 1.5MM	17.93	8	143.412448	CA1/5
072201/045	NUT TWIN FERRULE	5.70	25	142.487625	28D3
CT1185/2	ROD END	35.37	4	141.4808	211C2
CT1185/1	ROD END	35.37	4	141.4808	211D5
SP014214	WAVED WASHER	2.09	67	140.193815	110A3
RT62031	JOINT	11.65	12	139.83486	312AB1

20

SP025239	PILOT OPERATED CHECK VALVE	139.20	1	139.202427	53D2
SP025240	PILOT OPERATED CHECK VALVE	139.20	1	139.202427	53D3
RM03619	TERMINAL BOX “VIB”	138.78	1	138.78426	66D1
SP014212	LOCKING PLATE	11.54	12	138.46908	68EF1
115612070	BOLT-NICKEL M12 X 70MM	2.34	59	137.917515	212EF2
RT21895	STEAM SUPPLY PIPE	68.58	2	137.161924	E5/2
RT35443/2	THREAD INSERT	6.79	20	135.7025	110F5
CT4017K/274	SPARES KIT	67.55	2	135.10716	71D1
RT34027/3	PACKING	11.16	12	133.9515	42C2
SP040191	SPARES KIT	33.44	4	133.7764	16C1
SP029619	SPARES KIT	33.44	4	133.7764	32D3
TB21125	PACKING COMBUSTION-CHAMBER	33.44	4	133.7764	47C1
CT4017E/1	FILTER ELEMENT	66.61	2	133.21608	37D2
RM12012	FITTING BOLT	33.14	4	132.5507	412D1
RM31082A/1	SEALING STRIP	1.65	80	131.6752	210F3
CT251G/17	PRESSURE GAUGE—0-60 PSI	65.72	2	131.43006	E1/2
SP006334	DIAPHRAGM	65.51	2	131.02733	412E5
RT31614	DRIVE DOWEL	10.07	13	130.88725	112C1
192612045	STUD N/P M12 x 45 MM S/O	2.85	46	130.88725	27A5
CT336N/14	O ¦RING	32.61	4	130.4495	12B2
237115006	TABWASHER M6	0.28	465	130.2744	17B2
RT05011E	FLEXIBLE COUPLING	128.36	1	128.357055	E4/1
508746	HELINUT NI PLTD	5.57	23	128.06814	21E4
64/05002028/22	SEAL KIT	18.26	7	127.84051	16F3
RM12018	RETAINING CLIP	21.01	6	126.072	36C1
64/06016009/6	SEAL— 2.1/2 IN	62.71	2	125.42413	S/P
CT3009/120	JOINT RING	12.53	10	125.28405	13F2
SP038522	“O” RING	7.81	16	124.942672	37E3
RT34066/1	LOCKING PLATE	8.32	15	124.75875	111D4
CT336X/2	WASHER VITON BONDED 1/4 BSP	0.97	128	124.39104	811B4
RT22233B	ADAPTOR	31.04	4	124.1459	43CD4
TB07132A	JOINT	62.07	2	124.1459	CA1/5
SP028946	INSULATOR IONIZER CELL	61.93	2	123.856208	E3/1
357240176	O RING FLUORAZ	5.62	22	123.65562	11C3
CT190F/2	SPECIAL DOWEL	10.29	12	123.4455	112C5
273412060	TAPPED DOWEL	3.62	34	122.93771	112C2
CT92584/02	ANALOGUE IN	122.70	1	122.701405	75B2
SP030484	O RING / DIAPHRAGM KIT	121.15	1	121.15169	15B2
CT91006/5	DIODE 3A 100V SILICON	6.02	20	120.4688	76E2
RM13016	SPECIAL WASHER	6.68	18	120.24117	19A1
SP009002	GASKET. ROUND	120.16	1	120.155461	112B3
RM13013	SPECIAL CAPSCREW	11.93	10	119.33065	511F4
SP025452	FILTER ELEMENT (D)	119.10	1	119.102955	E7/4
CT91010/39	LAMP 28V 1W2	0.87	137	118.744065	79D1
CT4017K/208	BALL AND STEM KIT	19.73	6	118.40262	47F1
RM34045/1	`O RING	6.54	18	117.71973	14A2
119616050	SETSCREW N/P M16 x 50 MM	3.84	30	115.30335	25E5
SP030201	3¦ INSERT 300 MESH	115.00	1	114.996925	E2/3
CT91206/143	LIGHT UNIT 28V 8W	28.70	4	114.79556	E1/4
64/09001130/9	240V AXIAL FAN	28.61	4	114.44536	74AB
SP025227	PRESSURE OIL	57.17	2	114.3403	54D1
CT4017K/282	SPARES KIT	38.02	3	114.068895	513B2
SP030202	STAINLESS STEEL BASKET	114.03	1	114.033875	E2/3
119616045	SETSCREW N/P M16 x 45MM	3.68	31	113.9901	213A2

21

64/60030042/24	NON RETURN VALVE	113.71	1	113.70994	67D1
64/07007035/1	EMERGENCY STOP BUTTON	113.71	1	113.70994	E2/2
RT50113	SHIM	37.56	3	112.67685	113B2
RM31087	STRIP SEALING	14.03	8	112.27412	35A3
EL05025	RTD ADAPTOR	112.04	1	112.040978	55E3
119608020	SETSCREW-M8 x 20	2.59	43	111.43364	213B3
RT64434A	SPACER	110.62	1	110.619425	51D1
RT64435	SPACER	110.62	1	110.619425	51D2
SP009095	HELICAL SPRING	36.79	3	110.36553	31B3
SP017449	HELICOIL SPRING	18.39	6	110.36553	36D1
SP013001	SEALING RING	5.02	22	110.36553	42D4
CT92971/01	ACTUATOR I/F MODULE	110.16	1	110.15541	74F1
SP017769	ELEMENT	110.00	1	110.003869	E7/4
115612065	BOLT-NICKEL M12 X 65MM	2.50	44	109.7877	311CD4
CT130G/1	WASHER TAB	7.84	14	109.70015	29DE4
64/09001062/17	SAFETY BARRIER TYPE Z660/Ex	54.54	2	109.0873	77B5
RT31616/100	COUPLING NYLOC NUT SET OF 12	108.96	1	108.96473	111C5
64/04005057/5	SEAL KIT	108.69	1	108.693325	48F1
SP025246	PRESSURE GAUGE	108.65	1	108.645797	54B1
CT130A/3	WASHER TAB STLSS	1.75	62	108.562	18E4
64/04001041/9	FILTER ELEMENT	53.88	2	107.75654	63C1
RT22219J	GASKET	0.84	128	107.58144	32C3
313043020	NICKEL SEAL 1 1/4`	2.68	40	107.1612	43F2
CT93117/01	INTERFACE MODULE	107.06	1	107.064895	ARMAR 1
64/06016009/10	SEAL	106.53	1	106.53084	S/P
CT336D/29	O RING CORD	3.41	31	105.84795	11E1
RM03612/1	SHIM—PROXIMITY	8.80	12	105.5853	35F1
072213/105	MALE CONNECTOR NPT TWIN FERRULE	7.54	14	105.53277	36F4
SP028945	INSULATOR	26.38	4	105.522232	42A4
SP032371	BALL BEARING—60MM I/D	21.09	5	105.453975	39E2
SP016395	O RING / DIAPHRAGM KIT	105.35	1	105.348915	15C1
192616080	STUD N/P M16 x 80 MM S/O	3.34	31	103.67671	27A2
SP025251	LIMIT SWITCH	103.68	1	103.67671	57F2
64/07010139/4055	MARKER SLEEVE ZD10T1	1.69	61	103.072615	44B5
SP014914	SPRING WASHER	2.85	36	102.4335	110A1
SP017916	REPAIR KIT	102.43	1	102.432615	31DE3
TB08273/4	CLEANING AGENT—3.8 L.T.	10.23	10	102.34595	S/P
64/07027002/4	HEAT SHRINKABLE BOOT (202K153)	25.58	4	102.32844	411C5
SP028545	SPARES KIT	14.52	7	101.61053	31F3
64/07010139/4053	MARKER SLEEVE UD10Y1	1.69	60	101.3829	44B4
CT3009/101	FILTER JOINT RING	16.87	6	101.22531	CA1/3
346781304	SPIRAL GASKET—12 IN NPS CL 300	10.12	10	101.2078	CA2/1
SP013327	SEALING RING	16.72	6	100.3323	42D1
CT92584/03	ANALOGUE	100.21	1	100.20833	75B3
RT13047	BEARING	5.88	17	100.01712	38B1
CT4017S/217	SEAL KIT	99.63	1	99.6319	32D4
RM13015/1	DOWEL—RADIAL	24.86	4	99.4568	25F2
508721	HELILOCK NUT 1/4	2.92	34	99.42178	811E3
079013/106	UNC STUD SET—21 IN NPS	99.31	1	99.309049	27B1
64/07010139/4056	MARKER SLEEVE ZD10T2	1.69	58	98.00347	44C1
237115005	TABWASHER M5	0.42	232	97.49568	17B1
041319	STUD BOLT	5.09	19	96.762668	25C2
072203/055	FRONT FERRULE TWIN FERRULE	4.19	23	96.453835	29C1
64/07010139/4051	MARKER SLEEVE UD10x1	1.69	57	96.313755	44B3

22

64/07010139/4058	MARKER SLEEVE ND10K2	1.69	57	96.313755	44C2
RM33336	SEAL STRIP HP TIP SEAL	7.96	12	95.49954	35A4
CT162/221	STUD 5/8 UNF x 2.7/8	6.79	14	94.99175	80F3
313043012	NICKEL SEAL 3/4`	2.26	42	94.86918	44A5
RT35421/01	SHIM 0.05	1.97	48	94.554	113C4
J644P06D	BOLT	5.25	18	94.554	24B2
CT300M/1	20MM PTFE WASHER	5.56	17	94.510225	110C1
CT4017F/85	FUSE-125 AMP.	11.79	8	94.34388	75D2
072217/115	FEMALE CONNECTOR TWIN FERRULE	23.46	4	93.8536	310B5
64/60050060/2	AIR PRES REGULATOR	93.50	1	93.503289	67F1
357160051	O RING FLOURAZ	5.50	17	93.46838	11C5
RT71018B/1	SHIM 0.2MM	10.29	9	92.584125	CA2/1
SP025249	MOTOR/ PUMP COUPLING	92.35	1	92.348927	57E2
64/05002006/3	LUB IOL FILTER	91.51	1	91.50726	E9/3
354240296	¦O RING	0.76	120	91.4022	310D5
RT12018	RETAINING CLIP	11.38	8	91.052	43E2
CT92939/01	50W CABLE (1250mm) ASSEMBLY	45.15	2	90.29907	79E1
117210035	SETSCREW S/S M10 X 35MM	2.37	38	90.15899	111E4
RT05053A	JOINT	8.98	10	89.8263	CA1/2
505728	WASHER	0.72	125	89.73875	35B2
CT4017V/3	NEEDLE VALVE	44.82	2	89.63369	411F3
64/60040079/1	BALL VALVE	89.40	1	89.397305	111B4
CT162D/8	STUD	14.88	6	89.301	813B
64/07026006/13	CONNECTOR CIRC. BTG-1208-03SD	44.55	2	89.09088	52A2
252312120	HELICOIL INSET M12	0.75	118	88.84574	110E4
RT03620A	NIPPLE	29.55	3	88.644375	36E1
237115010	TABWASHER M10	0.33	266	88.49554	17B3
252510150	HELICOIL INSERT	2.57	34	87.51498	58F1
SP019414	ELEMENT	87.12	1	87.12	E7/4
192412080	STUD N/P M12 x 80 MM S/O	2.56	34	86.91964	27A1
64/60020020/3	REPAIR KIT	28.85	3	86.543175	46A1
SP033582	PREFORMED PACKING	5.76	15	86.41185	46C4
CT93476/01	CABLE ASSEMBLY (PC-KEYBOARD)	86.13	1	86.13169	79E2
CT1031/380	SHIM 0.51MM	16.98	5	84.87953	CA2/1
SP030510	GASKET	84.62	1	84.617075	34CD2
RT34027/4	PACKING	6.04	14	84.5733	42C1
64/05013022/1	RELIEF VALVE	83.61	1	83.61025	41B2
CT4017F/81	FUSE 2AMP	1.39	60	83.5227	75C1
RT34037	SPECIAL WASHER	20.79	4	83.1725	18B4
119610025	SETSCREW N/P M10 x 25 MM	2.76	30	82.73475	213A/4
64/06016009/8	SEAL	82.65	1	82.6472	S/P
RM31383A/3	LOCKING STRIP LP	13.77	6	82.62969	210F2
RT22219G	GASKET	1.29	64	82.36704	32F1
SP033584	PREFORME PACKING	13.71	6	82.26198	58F4
RM34041B	DOWEL SPECIAL	40.71	2	81.4215	112F2
ET05728	BKT BREATHER	81.31	1	81.314588	510D1
ET05729	BKT BREATHER	81.31	1	81.314588	510D2
CT4017P/75	PLASTIGAUGE B (PACKET OF 10)	4.76	17	80.96624	311CD2
SP032447	4.36	7.29	11	80.222065	411C4
119612035	SETSCREW N/P M12 X 35MM	2.43	33	80.029455	26E3
64/07001141/3	FUSE LINK	15.75	5	78.751225	75D4
SP031213	BREATHER—1/4 BSP	2.86	27	77.297895	25D3
115612060	BOLT-NICKEL M12 X 60 MM	2.76	28	77.2191	211B3
SP014961	TABWASHER 2BA	0.95	80	76.3436	18E1

23

CT336G/1	SEAL	15.19	5	75.949625	13E1
CT1126B/8	JOINT	5.84	13	75.914605	32A2
64/06016009/7	SEAL	75.84	1	75.844565	S/P
072207/035	UNION ELBOW TWIN FERRULE	25.18	3	75.53814	29B4
RT13042B	FITTED BOLT	9.41	8	75.293	25F1
SP027590	O RING	2.68	28	75.01284	73A3
SP023604	NECK RING	3.26	23	74.965602	110C2
072203/045	FRONT FERRULE TWIN FERRULE	2.34	32	74.80272	29A5
CT4017V/2	NEEDLE VALVE	10.62	7	74.338705	64F4
SP028751	BALL BEARING—50MM I/D	37.12	2	74.2424	38C2
072213/170	MALE CONNECTOR NPT TWIN FERRULE	18.51	4	74.03228	28F3
072214/105	MALE CONNECTOR BSPP TWIN FERRULE	10.57	7	73.970995	28D4
SP042529	FAN 24V DC	73.78	1	73.777286	74C2
CT251G/18	PRESSURE GAUGE	73.65	1	73.64706	41A1
SP014215	WAVED WASHER	1.67	44	73.57702	813C1
119608030	SETSCREW N/P M8 x 30mm	3.68	20	73.542	213F2
RM35634	GASKET-BREATHER PIPE	24.51	3	73.542	613F2
RM33336A	STRIP SEALING TIP SEAL	12.22	6	73.33188	35A5
313043016	NICKEL SEAL 1’	1.79	41	73.22682	43F1
CT450D/1	JOINT	6.64	11	72.99919	37A2
CT162A/14	STUD— 1/4 UNF x 1.5/8	9.11	8	72.8416	48A2
RT71092	RETAINING PLATE	36.38	2	72.75405	71B3
64/60020028/24	COUPLING	72.62	1	72.622925	31A1
252310100	HELICOIL INSERT M10	0.53	138	72.4914	110E2
CT168B/24	SETSCREW	12.04	6	72.22875	813B
64/07010139/1028	CABLE MARKER TC28	1.23	58	71.59839	44B2
CT4017K/152	REPAIR KIT	35.67	2	71.33574	47B1
64/60020041/1	BALL VALVE	35.37	2	70.7404	811E/4
072208/035	UNION TEE TWIN FERRULE	35.05	2	70.09253	28D1
SP000934	FUSE—200 AMP	17.42	4	69.6898	811C2
CT336D/30	`O¦ RING CORD	9.95	7	69.61976	14F1
64/60040141/1	FLOW CONTROL VALVE VITON SEAL	69.46	1	69.46217	53E2
SP014934	DEEP GROOVE BALL BEARING	69.46	1	69.46217	613E2
119608045	SETSCREW-M8 x 45	3.01	23	69.26956	213B5
64/07010061/3	GLAND 501/453/RAC/A/M20 EExd&e	7.70	9	69.260805	56E3
RT21896	STEAM SUPPLY PIPE	69.19	1	69.190765	E5/2
64/07010139/1027	CABLE MARKER TC27	1.23	56	69.12948	44B1
64/60030022/5	NON RETURN VALVE	68.81	1	68.805545	612F1
SP006987	RELAY UNIT	68.75	1	68.752418	ARMAR1
CT92622/04	SCSI/SBC CABLE	68.74	1	68.74426	79E5
072201/035	NUT TWIN FERRULE	3.43	20	68.6392	29B1
CT4017B/108	GUIDE BUTTON	5.27	13	68.51663	812D
CT4017B/47	BALL BEARING 70MM I/D	68.43	1	68.42908	812EF
072204/055	BACK FERRULE TWIN FERRULE	3.25	21	68.210205	29C3
30414	O RING	2.05	33	67.65	12A3
64/07010075/133	CERTIFIED EEXE 25MM BLAK. PLG	5.62	12	67.44852	55B1
072114/170	MALE CONNECTOR BSPP TWIN FERRULE	9.63	7	67.4135	48D4
RT71018B/2	SHIM	16.77	4	67.0633	CA2/1
SP009116	FULL SEAL KIT	66.89	1	66.8882	33D1
SP013589	SPARES KIT	33.44	2	66.8882	812B
CT4017K/330	SET SEALS	33.27	2	66.54555	15B5
64/06016009/12	SEAL	66.23	1	66.231575	S/P
313043008	NICKEL SEAL 1/2’	1.65	40	66.1878	44A3

24

RT35421/03	SHIM 0.50	4.11	16	65.8376	113C5
072204/045	BACK FERRULE TWIN FERRULE	2.06	32	65.8376	29C4
RT34149	METAL O RING	16.26	4	65.03214	43E5
313043010	NICKEL SEAL 5/8	1.58	41	64.970855	44A4
64/07010027/2	CABLE 1prCrAI0.6mmPTFE/Sc/PTFE Bu	3.25	20	64.9621	CA3/5
111208040	BOLT S/S M8 X 40MM	3.23	20	64.6119	21A/1
072113/170	MALE CONNECTOR NPT TWIN FERRULE	8.05	8	64.36676	811C4
64/62002108/2	COUPLING ELEMENT No.96	32.12	2	64.24419	68EF2
64/60050048/28	PARCEL	63.94	1	63.937765	49AB2
SP022252	SPRING RING	15.97	4	63.87648	71C3
219551010	HELINUT N/P	1.97	32	63.036	21D2
SP038812	THERMOCOUPLE ASSY	63.03	1	63.027245	59BC2
RT22219H	GASKET	0.82	76	62.54572	35D1
346781052	GASKET	1.69	37	62.519455	51B1
RT50114	RETAINING PLATE	62.17	1	62.165767	43B1
SP009387	SPRING	61.78	1	61.77528	25A4
CT130A/1	WASHER TAB STLSS	1.01	61	61.416325	18D4
237115012	TABWASHER M12 SS	0.50	123	61.381305	38F5
RT64437	RETAINING COLLAR	61.34	1	61.33753	51D3
RM34058	WASHER HARD	7.66	8	61.285	19E3
64/60050048/29	AIR FILTER	61.02	1	61.02235	E2/2
SP034976	125 MM.SCREEN-GASKET	60.70	1	60.698415	59D1
RM13093/1	SHIM—BLADE 4 STATOR	3.37	18	60.67215	34F1
RT03624	RETAINING CLIP	12.13	5	60.628375	43B4
RT71091A/1	SHIM	7.57	8	60.570032	CA2/1
SP007527	BELLOWS, STEM, 50 SQ. INCH	30.27	2	60.53207	78F5
RT64021C	JOINT	4.03	15	60.4095	31D1
SP038438	BALL BEARING	60.40	1	60.400273	38A2
CT4017K/203	SEAT AND SEAL KIT	30.00	2	60.00677	410D3
354240676	`O RING SEAL	1.93	31	59.980505	14A4
RM13068	BRACKET GUIDE	59.90	1	59.90171	78D5
SP005854	LAMP	2.39	25	59.752875	76F2
64/60030052/3	NON RETURN VALVE	59.74	1	59.735365	39A5
CT4017K/339	SPARES KIT	29.83	2	59.65657	34E3
CT4017B/48	BEARING	59.56	1	59.560265	812EF
CT130A/7	TAB WASHER	2.98	20	59.534	25F3
CT91007/39	RELAY	11.89	5	59.44645	76B4
CT450A/13	JOINT	4.95	12	59.3589	CA1/5
072233/100	FEMALE ELBOW NPT TWIN FERRULE	59.03	1	59.02621	54F2
273412040	DOWEL	3.68	16	58.8336	112E4
235111005	TOOTH WASHER	0.59	100	58.6585	19D3
CT466/16	RING SPIROLOX	1.53	38	58.22075	112B2
TB31016	LOCKING PLATE	57.96	1	57.9581	64F3
SP024442	O RING	19.28	3	57.83553	14C4
SP025263	REPAIR KIT	19.23	3	57.704205	36B5
072129/140	MALE ELBOW—3/4 x 3/4 NPT	28.59	2	57.17485	811E1
SP040408	PIN CONTACT	1.90	30	57.03903	47D1
SP023176	SPRING	14.22	4	56.87248	38A3
CT450D/2	JOINT	5.66	10	56.5573	CA1/4
64/09001059/4	SAFETY BARRIER TYPE Z118/Ex	56.12	1	56.11955	78A1
SP001967	PACKING O RING	28.04	2	56.088392	55D1
64/07010121/3	SLEEVING SHRIK BK 6.5ID VITON	11.21	5	56.032	37B1
313043006	NICKEL SEAL 3/8	1.36	41	55.638025	44A2
64/60040089/1	OLIVER VALVES	55.62	1	55.620515	511B3

346321080	GASKET 3 IN NPS CL 150	1.21	46	55.57674	52E1
SP014231	BALL BEARING—50MM I/D	13.86	4	55.43666	613A4
RM34052	LOCK WSHER	13.83	4	55.3316	19A4
CT168J/1	BOLT—5/8 UNF x 2.1/8	9.19	6	55.1565	48D1
RT03628	RUBBER BUNG	2.50	22	54.89385	112B1
151510055	CAP SCREW	0.46	118	54.75377	26C5
CT162D/9	STUD—3/4 UNF x 3,1/8	10.94	5	54.71875	48D2
SP018434	O RING SEAL	13.55	4	54.187092	36D3
072106/035	UNION—1/2 O/D	7.71	7	53.992085	112A1
RT22226/1	DISC SPRING	13.49	4	53.96582	22B4
SP024437	PACKING PREFORMED	53.92	1	53.915477	55A5
192612090	STUD—M12 x 90MM	3.84	14	53.80823	78F2
CT1126A/1	JOINT	1.12	48	53.79072	32C1
SP010019	FUSE	13.29	4	53.16036	78D4
SP014221	O RING	10.62	5	53.099075	12C5
64/07026006/2	CONNECTOR CIRC.BTG-1210-05SV-Y	52.99	1	52.994015	47E2
TB05026A	GASKET	4.06	13	52.81016	810A
CT450A/15	JOINT	8.80	6	52.79265	CA2/2
RM34047/2	CAPSCREW	13.13	4	52.53	26C4
CT3030/1	BREATHER	26.27	2	52.53	57A2
118705016	SETSCREW S/S M5 X 16 MM	0.71	74	52.47747	213F3
CT4163/1	FILTER DISC	52.29	1	52.28579	45D2
64/60020028/6	SOCKET AND DUSTCAP 3/8 BSPF	52.18	1	52.183934	310EF2
SP014894	LOCKING RING	2.17	24	52.10976	32F2
237115008	TABWASHER M8	0.30	175	52.09225	18F3
346781104	GASKET	3.06	17	52.09225	CA3/4
CT130A/6	WASHER TAB	4.73	11	52.0047	18E5
SP001764	COVER GASKET	51.93	1	51.925905	11E4
CT4163/2	FILTER DISC—3/8 OD	17.31	3	51.925905	45D3
RT12019B	JOINT	8.61	6	51.68952	CA2/2
CT4017S/10	VALVE SEAT	51.62	1	51.61948	47A2
117720050	SETSCREW—M20 x50 MM	1.15	45	51.610725	S/P
SP023338	TAB WASHER	1.84	28	51.4794	17B5
072201/030	NUT TWIN FERRULE	2.14	24	51.26928	29B2
64/07212004/1	GLAND 501/453/RAC/OS/M20/V2EExde	6.37	8	50.98912	57A3
SP038883	JOINT	16.98	3	50.927718	45D5
64/60020028/4	SOCKET AND DUSCAP 1/4 BSPF	16.77	3	50.32374	310EF2
072214/205	MALE CONNECTOR BSPP TWIN FERRULE	50.26	1	50.262455	28F1
119610020	SETSCREW-M10 x 20	2.51	20	50.2537	213A5
271408016	DOWEL 8 MM DIA	2.09	24	50.21868	112E3
SP006022	SEALING RING	50.17	1	50.16615	43B3
SP014896	LOCKING RING	6.19	8	49.51828	32F4
RT71018B/3	SHIM	24.73	2	49.46575	CA1/1
252508120	HELICOIL INSERT	1.54	32	49.30816	58F3
MS9245/25	COTTER. KEY	1.22	40	48.8906	58C2
354240616	O`RING SEAL	1.52	32	48.74784	14A3
TB54043	INSULATING JOINT	8.11	6	48.686898	CA1/4
RT64021D	JOINT	5.37	9	48.301335	32A1
115616180	BOLT—HIGH TEMP	4.01	12	48.11748	211C3
RT34030B	JOINT	23.86	2	47.71475	CA1/3
072129/110	MALE ELBOW—1/2 x 1/2 NPT	11.92	4	47.69724	28D5
313043004	NICKEL SEAL 1/4	1.22	39	47.460855	44A1
SP016724	CUSHION BANK	47.43	1	47.430681	59BC1
072203/030	FRONT FERRULE TWIN FERRULE	1.12	42	47.06688	29C2

CT91013/183	2 POSITION KEY SWITCH	23.38	2	46.7517	35D3
CT4017F/95	FUSE 10 AMP	1.37	34	46.73419	75D1
64/06019001/5	MALE CONNECTOR	46.41	1	46.412126	39A3
346321100	GASKET	1.05	44	46.2264	34AB2
346781082	GASKET	2.70	17	45.84118	CA3/4
SP029870	O RING CORD—8.4MM x 3.5ME LOMG	22.89	2	45.78865	CA3/3
64/07010139/4060	MARKER SLEEVE UD11X2	1.69	27	45.622305	44C4
RT35421/02	SHIM 0.15	2.85	16	45.526	113B1
CT130A/4	WASHER TAB	0.70	65	45.526	18D2
072204/030	BACK FERRULE TWIN FERRULE	1.05	43	45.1758	29C5
SP004180	TAB WASHER	44.85	1	44.850343	56C2
RT03620	NIPPLE	22.33	2	44.6505	35F4
219562010	HELINUT	1.86	24	44.54544	22C3
RM23103A	GASKET	1.05	42	44.1252	412D2
CT1037E	JOINT	11.01	4	44.02014	613F3
SP014933	DEEP GROOVE BALL BEARING	43.70	1	43.696205	613E1
64/05002028/3	FILTER ELEMENT SEAL KIT	8.68	5	43.381025	16C2
211137006	NUT—SLOTTED M6 SS	1.23	35	43.205925	21C3
SP032825	SOLENOID VALVE COIL	43.20	1	43.19717	48F2
SP031096		43.14	1	43.14464	52B5
252308080	HELICOIL INSERT	0.34	126	43.02207	110D4
313904030	PIPE ADAPTOR	8.60	5	42.98705	29A3
SP026089	RETAINER	7.11	6	42.65436	39F3
SP025552	BODY GASKET	14.22	3	42.65436	51F3
CT94120/01	SCSI PATCH DISC	42.09	1	42.09404	510B4
CT4017K/173	SEAT AND SEAL KIT	42.08	1	42.07653	33C1
RM13097/1	SHIM-BLADES 7.8 & 9 STAT	0.69	60	41.4987	34F5
SP028947	INSULATOR COLLECTOR CELL	20.67	2	41.34111	E3/1
30519	SEAL	0.33	125	41.325	16A3
CT4017K/124	SEAL KIT	20.65	2	41.30609	35F3
CT92614/07	PPM BOOTSTRAP PROM V2.7	40.98	1	40.979836	37B3
CT130A/8	S7S TAB WSHER 1 INCH	2.28	18	40.9734	18E3
354300625	O RING SEAL	2.41	17	40.929625	14B2
CT4017K/275	REPAIR KIT	13.54	3	40.631955	33C4
SP023029	DISC	19.90	2	39.80023	39F2
SP030175	3¦ PAFIC ELEMENT	19.90	2	39.80023	65AB1
SP026817	O RING	39.80	1	39.80023	77E4
231121012	WASHER-FLAT M12 NICKEL	0.07	567	39.71268	17A2
64/10008007/51	P.T. PUMP GASKET	5.64	7	39.452007	CA3/5
30514	SEAL	0.26	152	39.3224	16A2
86L9002	DRL 2.50 SS GUHR 605	3.93	10	39.30995	27F1
RT14013	INLET GASKET	19.60	2	39.20489	E1/5
SP041292	FLANGE GASKET “3”	13.04	3	39.112488	52F2
SP014208	CIRCLIP—INTERNAL 90MM	2.79	14	39.09983	37D5
233221012	SPRING WASHER	0.17	235	39.091075	18F4
CT450A/11	JOINT	1.47	26	38.24184	CA3/3
252306060	HELICOIL INSERT M6	0.31	124	37.9967	110D2
SP901514	GLAND PACKING	12.49	3	37.480155	46D4
RT34064	SPECIAL WASHER	3.72	10	37.20875	611D3
500706	SETSCREW 1/4 UNF X 7/8 LG	0.22	170	37.20875	111E1
313854115	REDUCER-20x12MM O/D	36.53	1	36.532149	36F5
CT1126A/2	JOINT	18.08	2	36.15815	32C2
CT4017K/80	SPARES KIT	35.70	1	35.70289	43E3
072113/200	MALE CONNECTOR NPT TWIN FERRULE	11.76	3	35.273895	47C2

251312180	HELICOIL INSERT	0.59	60	35.1951	110E5
072108/035	UNION TEE—1/2 O/D	17.55	2	35.09004	79F3
RT13053	RETAINING BLOCK	8.76	4	35.02	42D3
64/07010024/47	COND. 3/4" CONNECTOR 90 DEG 25 MM	8.73	4	34.91494	11F1
CT133/306	HELICAL SPRING	17.42	2	34.8449	63AB2
271403016	DOWEL 3 MM DIA	1.02	34	34.82739	21A2
CT336E/2	SEAL BAL	34.82	1	34.818635	812B
SP016631	GUIDE LINER	11.37	3	34.118235	37F2
CT4017K/81	O RING KIT	16.98	2	33.95189	31DE2
SP023606	NECK RING RETAINER	1.46	23	33.578344	19D1
509901	BUSH GLACIER	1.67	20	33.4441	24CD3
SP033583	BACK-UP PACKING	5.57	6	33.40908	46F5
RT05017A	JOINT	3.71	9	33.40908	71C2
64/60070052/1	BREATHER	5.53	6	33.19896	33B5
RM13094/1	SHIM—BLADE 6 STATOR	1.84	18	33.0939	34F2
346781050	GASKET	1.64	20	32.7437	39C4
SP032307	REPAIR KIT	32.71	1	32.70868	41A3
CT4017D/2	DIAPHRAGM	10.87	3	32.62113	37E2
26061	NUT PHILIDAS UNF 5/8	0.51	64	32.4992	611D1
346321150	GASKET	2.50	13	32.437275	CA1/2
RT62013/11	O RING SEAL	32.03	1	32.02579	12F2
SP038510	AIR FILTER ELEMENT	15.94	2	31.88571	57E3
41317	STUDBOLT UNC 5/8 x 3 1/4	1.98	16	31.68	25D2
115616215	BOLT-NICKEL M16	10.53	3	31.575186	413EF2
354240166	O RING	0.39	80	31.518	310D4
252412180	HELICOIL INSERT	1.05	30	31.518	32E1
CT91034/139	CROSS CONNECT UNIT Q10	1.58	20	31.518	76F5
SP017446	SPIRAL WOUND GASKET	15.72	2	31.43045	61F1
RM13096/1	SHIM-BLDS 10 & EGV STAT.	0.71	44	31.20282	34F4
SP001517	O RING	15.55	2	31.09776	14C2
CT92652A/03	14W CABLE ASSY TWISTED 4M	31.03	1	31.02772	79E4
SP017463	LEAF ACTUATOR	10.25	3	30.756315	411E4
072207/030	UNION ELBOW TWIN FERRULE	15.30	2	30.60748	29B3
64/07010139/4061	MARKER SLEEVE UD11Y1	1.69	18	30.41487	44C5
CT3053/1	KEONING EXPNADER	3.03	10	30.2923	111B2
CT91010/32	LAMP IND/SIGNAL	5.00	6	29.99463	76C2
SP027553	GASKET—SPIRAL WOUND	29.93	1	29.933345	48F5
EL33627	WASHER	3.73	8	29.877592	28C3
64/07010024/42	COND.1/2`CONNECTOR STRAIGHT 20	3.31	9	29.78451	27F5
SP018327	SPIRAL WOUND GASKET	14.88	2	29.767	77E3
SP022239	NUT SELF-LOCKING	14.78	2	29.554372	22A1
252310150	THREAD INSERT	0.51	58	29.45182	110E3
TA08192B	GAS FILTER KIT	29.23	1	29.232945	15F2
64/07010071/32	REDUCER M25 M TO M20 F Exd	2.07	14	29.04909	24A4
072214/115	MALE CONNECTOR BSPP TWIN FERRULE	14.40	2	28.80395	210E3
64/07010139/4068	MARKER SLEEVE UD12X2	1.69	17	28.725155	44D3
64/07010139/4069	MARKER SLEEVE UD12Y1	1.69	17	28.725155	44D4
64/07010139/4070	MARKER SLEEVE UD12Y2	1.69	17	28.725155	44D5
64/07010139/4078	MARKER SLEEVE UD13Y2	1.69	17	28.725155	44E4
CT450A/79	JOINT	1.44	20	28.7164	53C2
313854110	REDUCER-20 x 10MM O/D	28.62	1	28.621377	38C3
231121006	WASHER—FLAT M6 NICKEL	0.07	408	28.57632	18F1
SP011833	O RING	28.52	1	28.519522	47C3

346321052	GASKET	0.92	31	28.497525	613F1
SP004511	RETAINER	28.43	1	28.427485	611D2
SP040320	SEAL KIT FOR PROP.RELIEF VALVE	14.13	2	28.26114	54B5
SP014898	LOCKING RING	7.02	4	28.08604	33A2
RT13045/5	DISTANCE PIECE	2.80	10	28.016	27B3
072257/170	MALE ADAPTOR	27.78	1	27.779615	33E3
354240396	O RING	0.53	52	27.77086	14B5
SP032310	MAINTENANCE KIT	27.60	1	27.59576	67F2
RT12015/10	SPACER SCREW	4.60	6	27.57825	212A1
072203/035	FRONT FERRULE TWIN FERRULE	1.52	18	27.42066	29A4
354300995	O RING SEAL	2.72	10	27.22805	14B3
SP029958	CAP JOINT	13.58	2	27.16145	56C3
SP039321	HSP TEST POINT	27.16	1	27.161449	411E3
151205025	CAPSCREW M5x25	0.68	40	27.16144	23C5
SP027533	REPAIR KIT	13.54	2	27.08797	67F4
64/07010139/4059	MARKER SLEEVE UD11X1	1.69	16	27.03544	44C3
RM05310	GASKETY (SUCTION FILTER)	1.17	23	26.98291	CA1/4
64/60020028/15	QUICK CONNECTOR PLUG & DUSTCAP	26.92	1	26.921625	39A2
30537	OIL SEAL	1.25	21	26.25	51C3
64/07001201/47	FUSE 4 AMP	1.45	18	26.15994	75F3
072204/035	BACK FERRULE TWIN FERRULE	1.37	19	26.116165	210C1
SP002259	O RING SEAL	2.17	12	26.05488	51F4
64/07010073/1	SHROUD 401AA02	0.87	30	26.00235	510F2
64/07010139/4082	CABLE MARKER ND13K2	1.62	16	25.9148	44F3
SP021677	CIRCLIP INTERNAL	8.61	3	25.84476	613CD1
CT91035/239	TYRAP—HIGH TEMP NYLON	0.39	67	25.80974	39B3
354240276	O RING SEAL	0.82	31	25.51207	14B1
64/07010061/2	GLAND 501/453/RAC/O/M20 EExd & e	6.37	4	25.49456	57A1
64/07010139/4075	MARKER SLEEVE UD13x1	1.69	15	25.345725	44E1
354160111	O RING	0.30	85	25.30195	14B4
509910	BUSH GLACIER	0.97	26	25.26693	24CD2
RT32624	RETAINING BLOCK	12.61	2	25.2144	26F1
SP022381	O RING	25.19	1	25.192244	14C3
SP014890	SCREW PLUG	2.51	10	25.12685	212C3
383711024	EYEBOLT	6.19	4	24.75914	611EF2
CT450C/8	JOINT	1.89	13	24.58404	312EF2
64/07001201/23	LINK FUSE TYPE TCP100	8.12	3	24.37392	75F1
RM35612	SPECIAL STUD	6.04	4	24.1638	812F4
CT4017P/60	VALVE PIN	12.06	2	24.11127	411F2
SP008390	PACKING O RING	12.05	2	24.105786	55D2
RT71091A/3	SHIM	12.05	2	24.105786	CA1/1
072108/045	UNION TEE TWIN FERRULE	23.85	1	23.84862	48BC3
CT92652/03	14 WAY FLAT CABLE CONNECTOR (4	23.56	1	23.559705	79E
64/07001213/8	FUSE CARTRIDGE 10A 1.1/4 029390	2.61	9	23.48091	75C5
CT775A/4	PLUG 3/4 UNF	23.46	1	23.4634	73A2
072229/110	MALE ELBOW NPT TWIN FERRULE	23.26	1	23.262035	210E2
CT4017W/38	LOCKING WIRE 22SWG	0.52	45	23.244525	311CD1
346321050	GASKET	0.46	50	23.20075	411D4
345782050	SPLIT FLANGE—2 IN I/D—PAIR	11.59	2	23.18324	23A5
CT450A/10	JOINT	1.93	12	23.1132	CA1/2
CT336P/2	DOUBLE ACTING BAL SEAL	11.21	2	22.4128	38F5
346781025	GASKET	0.97	23	22.351515	39C2
233221016	SPRING WASHER	0.22	102	22.32525	18C1
369112020	RING SEAL	1.37	16	21.99256	42D5

64/07010139/4077	MARKER SLEEVE UD13Y1	1.69	13	21.966295	44E3
64/07010139/4080	MARKER SLEEVE ZD13T2	1.69	13	21.966295	44F1
SP020965	SOCKET O RING—VITON	10.86	2	21.7124	45F3
64/02001006/19	NEOPRENE SPONGE 1/4’ DIA	0.57	38	21.62485	65AB2
CT148/4	WASHER 1/4	0.57	38	21.62485	811E2
219551008	HELINUT NICKEL M8	3.58	6	21.48477	21B2
354300375	O RING SEAL	0.67	32	21.29216	14A5
CT336F/53	O RING SEAL	1.64	13	21.283405	15C3
84L9048	TAP M12 x 1.75 BOTT STR/FLUTE	7.09	3	21.27465	CONSUMI
231115016	FLAT WASHER	0.11	200	21.012	28C4
CT1126B/2	JOINT	4.18	5	20.92445	38A4
192412040	STUD N/P M12 x 40 MM S/O	1.39	15	20.880675	25C3
88L9145	DRL 4.50 SS GUHR 657	10.40	2	20.80188	27F2
231621006	WASHER—LARGE O/D M6 N/P	0.07	296	20.73184	18F2
072257/105	MALE ADAPTOR—1/2 x 1/2 NPT	10.29	2	20.57425	59A4
ET05716	GASKET	2.04	10	20.37109	73EF
251308160	HELICOIL INSERT	0.35	58	20.3116	110E1
354240116	O RING	0.41	49	20.162765	11B2
RT35443/1	THREAD INSERT	4.03	5	20.1365	110F4
TB54042	INSULATION JOINT	2.48	8	19.827856	31B2
CT1037D	JOINT—LO REL VALVE	3.29	6	19.75128	CA1/2
072273/115	REDUCER—3/8 x 1/2 O/D	9.81	2	19.62871	57A4
CT186/D10	JOINT	1.02	19	19.38	53C3
115420100	BOLT—M20X100mm	3.23	6	19.352532	25E1
SP014210	CIRCLIP-EXTERNAL 55MM	0.67	29	19.29602	37E5
TB21027	JOINT	4.82	4	19.29602	73A4
64/07001201/28	FUSE TIS63M80 63/80AMP	6.37	3	19.12092	75F2
072258/095	MALE TUBE ADAPTOR BSPP TWN FERRULE	9.55	2	19.10341	310B1
RM22013	GASKET	1.12	17	19.05088	412D3
SP027012	O RING—FILTER COVER	18.89	1	18.89329	813D/2
CT596	JOINT RING	2.36	8	18.84076	64F2
SP014895	LOCKING RING	4.68	4	18.7357	32F3
252305050	INSERT M5	0.27	69	18.726945	110D1
64/07010139/4079	MARKER SLEEVE ZD13T1	1.69	11	18.586865	44E5
072209/030	MALE CONNECTOR	18.46	1	18.464295	23A4
118206020	SETSCREW N/P M6 X 20MM	3.68	5	18.3855	111E3
30525	O TING SEAL	0.54	34	18.3736	15A5
SP032978	SEAL KIT	18.36	1	18.359235	15A2
131105012	SCREW C/SK—M5 X12	0.68	26	17.654936	212A3
SP022699	O RING	0.42	42	17.65008	14C5
64/02001006/12	NEOPRENE SPONGE 3/8’ X 3/8 WIDE	0.70	25	17.51	65CD2
231115008	WASHER—FLAT M8 STL ST	0.07	248	17.36992	18C4
346321024	GASKET	0.42	41	17.22984	411D2
CT336F/49	O RING SEAL	1.23	14	17.1598	64F1
RM22117	GASKET	1.42	12	17.01972	811F1
211117020	NUT—M20	0.38	45	16.940925	S/P
CT162/209	STUD—5/8 UNF x 3,3/4	8.43	2	16.86213	48D3
64/07010075/22	LOCKNUT BRASS 20MM	0.65	26	16.84462	22C1
CT130A/2	WASHER TAB STLSS	1.05	16	16.8096	18D3
CT109A/5	STRIP LOCKING	2.10	8	16.8096	78E4
RT14034	JOINT	16.76	1	16.75707	69CD1
115616110	BOLT—HIGH TEMP	4.18	4	16.73956	211C1
354160091	O RING	0.34	49	16.730805	11B1
346781067	GASKET	2.39	7	16.730805	35B3

CT4017F/19	FUSE 6 AMP	1.39	12	16.70454	75E1C10L
CT4017V/4	NEEDLE VALVE	8.33	2	16.65201	411F4
SP019227	PACKING PREFORMED	0.79	21	16.54695	46F2
072113/175	MALE CONNECTOR	8.27	2	16.54695	36F3
64/06018002/4	O RING	0.52	32	16.546752	15C5
CT450A/58	JOINT NON ABESTOS	1.27	13	16.503175	CA1/5
SP035067	SEAL KIT	16.41	1	16.40687	611D4
346781041	SPIRAL GASKET—1.1/2 NPS CL 300	1.62	10	16.19675	35D2
CT169D/5	FERRULE	0.11	142	16.16173	613A1
CT1126A/6	JOINT	0.53	30	16.02165	33A3
SP005873	O RING	15.92	1	15.9234	55E4
119424090	SETSCREW-M24x90MM-	3.97	4	15.889448	25E3
CT450B/21	JOINT	1.22	13	15.820285	810A
RT64436	JOINT	7.83	2	15.65394	CA1/5
CT450C/14	JOINT	7.79	2	15.5839	CA1/5
30549	O RING	0.82	19	15.58	15A3
119416030	SETSCREW N/P M16x30MM	0.27	57	15.470085	311B3
192406040	STUD N/P M6x40MM	1.29	12	15.44382	48A3
64/07010139/4076	MARKER SLEEVE UD13x2	1.69	9	15.207435	44E2
15568	SWL.2 TONELADAS	3.80	4	15.2	511A2
CT450A/16	JOINT	3.78	4	15.12864	CA3/3
CT5085A	JOINT	0.50	30	14.97105	35B4
151206030	CAPSCREW—M6 x 30mm	0.07	213	14.91852	211A2
748509	CABLE CLIP	0.15	100	14.8835	413D2
CT336F/50	O RING SEAL	1.35	11	14.83097	13D2
072214/060	MALE CONNECTOR BSPP TWIN FERRULE	7.35	2	14.7084	29F2
RM34048	THREAS INSERT	1.13	13	14.682135	32E5
115412070	BOLT-NICKEL M12 X 70MM	0.18	79	14.524545	28E1
CT91013/114	CIRCUIT BREAKER BASE	7.22	2	14.44575	76D5
CT91013/257	LAMP T5.5 30V	0.90	16	14.42824	813D1
CT458A/74	GASKET	4.74	3	14.209365	72CD1
115412050	BOLT-NICKEL M12 X 50 MM	0.18	81	14.1831	26D5
CT450A/42	ROUND JOINT 180mm I/D	3.55	4	14.1831	CA1/4
SP036027	5 MICRON FILTER ELEMENT	14.11	1	14.11306	78B2
CT450C/58	JOINT	4.70	3	14.104305	CA1/2
30635	O SEAL	4.70	3	14.1	14D5
CT4017B/111	BULB 36V	1.40	10	14.008	76F3
273410025	DOWEL-12mm dia fot outer interduct	3.48	4	13.90294	21A3
279502020	SPLIT PIN	0.16	88	13.86792	26F2
151210055	CAPSCREW N/P M10 x 55 MM	0.19	72	13.86792	23F4
RM13095/1	SHIM—BLADE 5 STATOR	0.69	20	13.8329	34F3
CT4017F/89	FUSE 32—AMP NS32	2.76	5	13.789125	75E2
506844	O RING SEAL	0.75	18	13.55274	12E5
RM34032	GASKET	3.36	4	13.44768	412D4
SP029927	REPAIR KIT	13.43	1	13.43017	13BC1
215512008	NYLOC NUT M8	0.07	191	13.37764	21D4
CT91035/16	CABLE TIE TYRAP SMALL	0.07	191	13.37764	310A1
231121016	WASHER—FLAT M16 NICKEL	0.07	190	13.3076	17A3
215312006	SELF-LOCKING NUT—M6	0.07	190	13.3076	21C2
SP020162	BODED SEAL	13.31	1	13.3076	411A5
351240196	O RING SEAL	0.07	189	13.23756	67BC2
CT336D/21	O RING CORD	4.40	3	13.18503	29DE3
CT336G/2	HOLLOW SEAL—15MM O/D X 25MM	13.02	1	13.018685	13F1
271410025	DOWEL 10 MM DIA	1.62	8	12.9574	46F3

072217/070	FEMALE CONN NPT TWIN FERRULE	12.94	1	12.93989	31A4
CT4017G/40	DOME GASKET	12.64	1	12.64222	CA1/1
SP016050	NUT.SLFKG	3.16	4	12.630072	22A2
CT3009/102	JOINT RING	2.09	6	12.55467	14F2
64/07001201/48	FUSE LINK NIT 6	1.25	10	12.51965	75F4
072273/150	REDUCER TWIN FERRULE	12.49	1	12.493385	31A2
119612040	SETSCREW N/P M12 X 40 MM	3.09	4	12.36206	213A/1
354240136	O RING	0.39	32	12.32704	46F4
SP015342	BONDED SEAL	12.31	1	12.30953	412B1
36792	O RING SEAL 13 1/2 I/D	1.02	12	12.1992	12A1
64/07001213/6	FUSE CARTRIGDE 5A 1.1/4 029460	1.21	10	12.0819	75C4
SP011038	GASKET	12.05	1	12.052893	55D4
SP007334	O RING	12.05	1	12.052893	56C1
36620	SEAL DOWTY 1 BSP	4.00	3	12	411A2
072214/110	MALE CONNECTOR	11.94	1	11.94182	811D3
64/07010139/4081	MARKER SLEEVE ND13K1	1.49	8	11.9068	44F2
64/07010139/4062	MARKER SLEEVE UD11Y2	1.69	7	11.828005	44D1
CT4017S/8	VALVE SPRING	5.86	2	11.71419	410A5
192412035	STUD N/P M12 x 35 MM S/O	1.67	7	11.705435	27A4
SP035127	CIRCUIT BRAKER	11.71	1	11.705435	76D4
RT31693	LOCKING STRIP	0.53	22	11.5566	23B1
072273/125	REDUCER TWIN FERRULE	11.41	1	11.407765	310B2
506857	O RING SEAL—225	0.15	76	11.31146	12E2
346331040	GASKET	2.83	4	11.31146	53C1
211114012	NUT M12	0.25	44	11.17138	51F1
64/07001201/49	FUSE LINK NIT 10	1.39	8	11.13636	75F5
354240176	O RING—VITON	0.69	16	11.06632	41D1
CT91034/133	TERMINAL SAK4/35	0.37	30	11.0313	78A2
271104020	DOWEL	1.37	8	10.99628	21A4
20465	OIL SEAL 2 3/4 x 3 1/2	1.57	7	10.99	812D
SP024308	WAVED WASHER	10.86	1	10.86458	71A2
SP005649	SEALING RING	2.17	5	10.8562	42C3
119420100	SETSCREW-M20 x100MM-	2.68	4	10.70976	25E2
116408050	BOLT M8 x 50 N/P	0.88	12	10.506	64F5
346321040	GASKET	0.55	19	10.479735	411D3
SP011546	GASKET	5.20	2	10.40094	310C1
15569	SWL.3 TONELADAS	5.20	2	10.4	511A1
SP002459	O RING SEAL	10.37	1	10.36592	55B2
SP013775	O RING SEAL	10.37	1	10.36592	55B3
072213/115	MALE CONNECTOR NPT TWIN FERRULE	10.23	1	10.234595	29F3
12630	WASHER ALUM.1/8 BSP	0.10	102	10.2	18A2
64/07411001/1	CABLE MARKET N¬ O BLACK	0.10	100	10.1855	45E2
64/07411001/2	CABLE MARKET N¬ O BROWN	0.10	100	10.1855	45E3
64/07411001/3	CABLE MARKET N¬ 2 RED	0.10	100	10.1855	45E5
64/07411001/4	CABLE MARKET N¦3 ORANGE	0.10	100	10.1855	46B1
64/07411001/6	CABLEW MARKET N¦ 5	0.10	100	10.1855	46B3
64/07411001/8	CABLE MARKET N¦ 7	0.10	100	10.1855	46B5
64/07411001/9	CABLE MARKET N¦ 8	0.10	100	10.1855	46C1
64/07411001/10	CABLE MARKET N¦ 9 WHITE	0.10	100	10.1855	46C2
271106025	DOWEL	1.45	7	10.17331	21A1
506875	O RING SEAL	0.32	31	10.041985	12E1
SP032807	GASKET—ABESTOS FREE	5.02	2	10.03323	78F3
CT91206/162	FLUORESCENT TUBE	2.00	5	10.024475	510E2
SP017538	BONDED SEAL	9.96	1	9.96319	411B1

32

38003	SOCKET A/F 9/16	2.48	4	9.92	811F3
CT91003/141	RESISTOR 3R01 1%	2.44	4	9.77058	76E3
RT62033	JOINT	1.22	8	9.73556	36A2
CT91012/70	FUSE 3.15A 20MM	0.20	48	9.66552	76B3
SP014213	WAVED WASHER	1.93	5	9.6305	110A2
CT476B/3	SQUARE JOINT	2.41	4	9.6305	813A3
64/06019001/27	UNION MALE BODY	9.52	1	9.516685	54F3
151208010	CAPSCREW M8x10	1.19	8	9.506504	26B3
CT4017S/137	GUIDE BUTTON SCREW	4.74	2	9.48	58F2
RT34026C	JOINT	1.17	8	9.38536	33B1
RM05311	GASKET	3.13	3	9.376605	CA3/2
CT4017B/1	BEARING	9.32	1	9.31532	812C
SP011220	PACKING SCAVENGE INLET	4.61	2	9.22777	510B3
115616060	BOLT-NICKEL M16 x 60MM	4.60	2	9.19275	211D4
117705012	SETSCREW	0.07	131	9.17524	213C4
279503225	SPLIT PIN	0.17	55	9.148975	26F4
SP017473	GASKET	9.11	1	9.113955	46A2
CT450A/49	JOINT NON ASBESTOS	3.03	3	9.08769	CA1/1
SP014897	LOCKING RING	3.01	3	9.03516	33A1
64/07001201/50	FUSE NIT 16 16AMP	1.29	7	9.008895	76A1
30528	Ê RING SEAL	0.45	20	8.986	15A4
15312006	LOCKNUT THIN	0.01	1055	8.9675	21C2
TA05201A	JOINT	4.48	2	8.96512	CA1/1
JP5038	RAYCHEM SLEEVE RNF/30000/9/3/X	2.22	4	8.86006	55F2
64/07010073/2	SHROUD 401AA03	0.88	10	8.84255	510F1
115420120	BOLT M20 x 120 mm	2.21	4	8.827472	41EF3
215512006	SELF-LOCKING NUT—M6	0.07	126	8.82504	78F1
CT4017G/4	GROMMET	1.47	6	8.82504	411F5
192616105	STUD N/P M16 x 105mm S/O	4.35	2	8.70247	33E5
SP029705	INTERNAL CIRCLIP	4.35	2	8.70247	71A1
192610050	STUD N/P M10 x 50 MM S/O	2.17	4	8.68496	35E4
23158	NUT UNF N/PLANTED 3/4	0.14	64	8.64	410F1
64/07010210/3	NEOPRENE SLEEVE	8.60	1	8.59741	52F3
215512016	HELY NUT	0.31	28	8.555848	21D1
SP026816	O RING	8.53	1	8.52737	61F2
64/07010139/4067	MARKER SLEEVE UD12X1	1.69	5	8.448575	44D2
CT450A/1	GASKET	4.21	2	8.42231	CA1/1
237115016	TABWASHER M16	0.84	10	8.4048	17B4
64/02001006/16	NEOPRENE SPONCE 3/16¦x 1/4 WIDE	0.84	10	8.4048	812D
277506035	SPIROL PIN	0.25	32	8.12464	412B5
115412060	BOLT-NICKEL M12 x 60MM	0.18	44	8.08962	80C1
CT91035/169	CONN INS R/A FE SPADE	0.40	20	8.0546	77A1
CT450A/68	JOINT	0.50	16	7.98456	810A1
CT336F/54	O RING SEAL	1.99	4	7.94954	15C2
239111038	EXTERNAL CIRCLIP— 38MM	0.99	8	7.931136	510C3
354240086	O RING	0.26	30	7.8795	11B4
119416080	SETSCREW—M16x80mm	1.29	6	7.741014	27E2
64/07413002/6	S/S CARRIER END PIECE	0.37	20	7.46938	24E5
CT91012/61	FUSE 500MA 20MM ANTI SUR	0.20	37	7.450505	76A5
233215010	SPRING WASHER M10 S/S	0.07	106	7.42424	18B1
354240216	O RING	0.35	21	7.3542	11B3
252410150	HELICOIL INSERT	0.74	10	7.3542	32E2
192610035	STUD N/P M10 x 35 MM S/O	1.84	4	7.3542	35E2
22519	STUD 3/8 UNF 1 SO	0.60	12	7.2	78E2

33

SP016776	RING RETAINING	7.13	1	7.12988	E5/2
SP029929	SERVICE KIT	7.13	1	7.12657	78B1
CT450C/12	JOINT	3.51	2	7.02151	CA1/2
500703	SETSCREW	0.07	100	7.004	111F5
64/07411001/5	CABLE MARKER No.4 YELLOW	0.07	100	7.004	46B2
CT91012/64	FUSE LINK 800MA ANTISURGE	0.15	47	6.995245	76B1
119412070	SETSCREW N/P M12 X 70MM	0.32	22	6.93396	111E5
36608	SEAL DOWTY 9/16 DIA	0.27	25	6.825	411C1
119403020	SETSCREW M3x20	1.70	4	6.790364	111F3
119416100	SETSCREW— M-16 X 100mm	1.70	4	6.790364	41EF2
SP038440	SCHNOR SAFETY WASHER	1.67	4	6.68882	25F5
64/07010164/6	EARTH CABLE 6mm 7/1.04 EPR/CSP	0.82	8	6.58376	510A1
119403008	SETSCREW N/P M3 X 8 MM	0.07	93	6.51372	213C1
346321025	GASKET	0.46	14	6.49621	53B3
CT645A/43	DOWEL 1/8 DIA X 1 LG	1.08	6	6.46119	813A4
233221006	WASHER M6 SPRING	0.07	92	6.44368	18B3
10926	LOCKNUT 3/4 BSP	0.80	8	6.4	21C1
CT91013/163	MEMBRANE SWITCH BLACK	2.13	3	6.382395	76F1
119410050	SETSCREW N/P M10 X 50MM	0.11	56	6.37364	213DE1
SP036028	FILTER SERVICE KIT	6.34	1	6.33862	79B2
505513	STUD 1/2 UNF	0.90	7	6.312355	813B
CT484A/6	SQUARE JOINT—2IN I/D	1.05	6	6.3036	813E4
351300195	O RING	0.37	17	6.25107	11D2
151206025	CAPSCREW N/P M6 X 25 MM	0.07	89	6.23356	23C1
072113/140	MALE CONNECTOR TWIN FERRULE	6.12	1	6.119745	29A1
151510025	M10 CAPSCREW	0.23	26	5.91838	26A1
151212040	CAPSCREW N/P M12 x 40MM	0.22	27	5.909625	24A2
SP016284	COPPER RING	1.97	3	5.907615	25A1
64/07010142/4	SEALING WASHER 20MM	0.18	32	5.88336	22A3
119410020	SETSCREW N7P M10 X 20 MM	0.11	56	5.88336	80C2
790109	FUSE—25 AMP E18/25 (036140)	0.59	10	5.86585	75C2
351240146	O RING SEAL	0.07	82	5.74328	11B5
RT62033A	JOINT	0.95	6	5.72577	36A1
CT186E/2	JOINT	0.23	25	5.69075	811F4
CT450A/53	JOINT	0.57	10	5.69075	813E/2
RT64022A	JOINT	5.66	1	5.664485	CA2/2
64/04001112/3	DEMISTER GASKET	2.83	2	5.65573	CA2/1
CT4017W/34	WIRE 30SWG-50MT	5.60	1	5.6032	46A4
12631	WASHER ALUM.1/4 BSP	0.05	112	5.6	18A3
64/06018003/1	O`RING	1.38	4	5.53316	55A1
T88/62051	JOINT	2.76	2	5.51565	33B2
072113/115	MALE CONNECTOR—3/8 x 1/2 NPT	5.47	1	5.471875	46E2
64/07001201/51	FUSE NIT20 20AMP	1.08	5	5.4	76A2
CT91034/166	FEMALE SCREW CON 12WAY	1.34	4	5.35806	78A4
119412040	SETSCREW N/P M12 X 40MM	0.17	32	5.32304	25E4
CT650B/5	SEAL STRIP	2.64	2	5.28802	16B1
SP023134	WAVED WASHER	1.76	3	5.279265	19E4
RM21052A	SCREW M5 x 18mm	0.18	30	5.253	213F1
758908	SLEEVE H50 BLACK	0.07	74	5.18296	57F4
EV06128	GASKET	1.72	3	5.174205	S/P
CT91012/24	FUSE 250MA 20MM	0.13	39	5.121675	76A3
CT450C/13	JOINT	2.56	2	5.11292	71B2
384127033	PIPE CLAMP 1 NPS	0.84	6	5.04288	411E1
SP033760	FUSE 20MM x 5MM 6.3A	0.19	26	5.00786	80B1

34

SP033764	BULB 30V 2.6W MBC BA9	0.50	10	4.99035	78D1
748503	CABLE CLIP—1.57 mm ID	0.07	71	4.97284	412C3
313874006	FITTING CAP	4.95	1	4.946575	511E3
30510	O RING	0.17	29	4.93	14D2
354160051	O RING	0.25	20	4.9028	11D3
279502025	SPLIT PIN	0.12	40	4.9028	26F3
CT4017W/37	LOCKING WIRE 16SWG	0.35	14	4.9028	43CD1
EF05022	O RING SEAL	4.89	1	4.889061	410B4
9608M12P02	GASKET	2.44	2	4.88906	CA1/3
346781013	GASKET 1/2 NPS	1.22	4	4.86778	39C1
211465008	NUT LH M8	0.37	13	4.78023	22B1
231121010	WASHER-FLAT M10 NICKEL	0.07	68	4.76272	18C3
399990001	LOCKING WIRE 0.7MM (22G)	0.07	68	4.76272	312AB2
CT91012/109	FUSE 20 mm 8A ANTISURGE	0.24	20	4.7277	78B3
239111050	CIRCLIP EXTERNAL	0.43	11	4.718945	37D4
313124010	MALE CONNECTOR—6MM x 1/4 NPTF	4.68	1	4.683925	39A1
313112055	STUD COUPLING	1.56	3	4.67517	21E2
CT91012/66	FUSE 1A25 20MM ANTISURGE	0.11	41	4.666415	76B2
117706020	SETSCREW M6x20MM	0.07	66	4.62264	111F4
131105010	SCREW C/SK M	0.07	66	4.62264	212A3
CT4017K/86	SPARES KIT	1.52	3	4.57011	12A2
12610	WASHER FIBRE 2 BSP	0.75	6	4.5	18A1
152204012	SCREW C/SK N/P M4 X 12 MM	0.30	15	4.46505	212A4
SP035361	O RING	4.41	1	4.413735	55E5
117708016	SETSCREW M8x16	0.12	36	4.41252	111E2
TB21038A	JOINT	0.55	8	4.41252	73D2
12633	WASHER ALUM.1/2 BSP	0.03	146	4.38	18A4
CT4017S/7	SPRING	2.19	2	4.3775	33E1
CT91012/22	FUSE 100MA 20 MM	0.22	20	4.3775	80B5
SP013834	ADJUSTING SCREW GASKET	2.17	2	4.34248	61F3
CT450C/1	ROUND JOINT	2.15	2	4.30746	33B3
252410100	HELICOIL INSERT	0.83	5	4.158625	32E4
119412080	BOLT 12 X 80 mm	0.67	6	4.037544	410F4
RT22104B	GASKET	0.40	10	4.0273	71B1
CT91014/15	CRIMP PIN 62-45P	0.40	10	4.0273	77A5
233221005	SPR WASHER M5	0.15	27	4.018545	18C2
ET05716A	GASKET	2.00	2	4.006314	73EF2
117708012	SETSCREW S7S M8 x 12MM	0.11	38	3.99228	213B2
346331080	GASKET ESPECIAL	3.97	1	3.972362	52E2
057328	PARALLEL KEY 5/16 x7/32 x 2 IN	1.97	2	3.93841	112A3
CT4017B/107	BULB 6.5 VOLT MES	0.35	11	3.8522	76F4
SP024201	FUSE—4A	0.19	20	3.8522	79B4
072113/110	MALE CONNECTOR—3/8 x 3/8 NPT	3.81	1	3.808425	57F3
CT186E/1	JOINT	0.32	12	3.78216	813B
231115012	WASHER—FLAT M12 STL ST	0.10	39	3.755895	51F2
RT64023A	JOINT	3.75	1	3.74714	CA1/4
506814	O-RING SEAL	0.09	42	3.6771	12F4
13524	WASHER	0.46	8	3.6736	28B5
30415	O RING SEAL—11/16 in ID	0.11	32	3.6672	14E4
117716030	SETSCREW	0.90	4	3.598892	213B4
156105008	SETSCREW HEX SOCKET	0.07	51	3.57204	212B4
211165012	NUT-NICKEL M12	0.07	51	3.57204	22D1
36605	SEAL DOWTY 1/8 BSP	0.06	63	3.4713	411B2
211117010	NUT M10	0.09	39	3.41445	23A3

35

117705016	SCREW	0.07	48	3.36192	213F5
151212070	CAPSCREW N/P M12 x 70MM	0.56	6	3.36192	24A1
233221010	SPR WASHER M10	0.07	48	3.36192	28B2
CT91012/29	FUSE 1A 20MM	0.14	24	3.36192	76A4
SP019282	FUSE—4 AMP	0.84	4	3.36192	79B5
239111025	CIRCLIP	0.42	8	3.354432	510C4
30629	O RING	0.67	5	3.35	15B4
198706150	STUDDING M6	1.67	2	3.34441	511E1
RM05306	JOINT	3.33	1	3.3269	CA2/2
64/07010210/12	SS STD.TIE MLT4S-CP 5 x360mm	0.67	5	3.3269	411D5
SP033184	FUSE ANTI-SURGE 1.6AMP	0.17	20	3.3269	78D2
506880	SEAL O RING	0.24	14	3.30939	14A1
64/07010075/23	LOCKNUT BRASS 25MM	0.82	4	3.29188	22C2
346782041	GASKET	1.62	2	3.23935	39C3
273212040	DOWEL 12x40 MM	3.18	1	3.178065	54E4
384126025	TUBE CLAMP	1.58	2	3.16931	54F5
211165006	NUT-NICKEL M6	0.07	45	3.1518	23A1
151510060	CAPSCREW—M10 x 60MM	0.13	24	3.1518	26D4
346331100	GASKET—4 IN NPS CL150	3.14	1	3.143045	S/P
036719	O RING SEAL 1	0.07	44	3.08176	14E5
119410035	SETSCREW— M 10 X 35MM	0.11	27	3.073005	58C1
151108030	CAPSCREW M8 x 30 MM	0.20	15	3.05565	26D2
CT4017K/24	VALVE SPARES KIT	0.30	10	2.9767	57D3
CT91012/25	FUSE 500MA 20MM	0.15	20	2.9767	78B5
CT91012/33	FUSE 2A5 20MM	0.15	20	2.9767	79B1
64/07010129/9	EARTHING TAG 20mm (BICC LTD)	0.59	5	2.932925	57E5
CT450A/47	JOINT (NON ASBESTOS)	0.59	5	2.932925	812C
235111003	TOOTH WASHER	0.07	41	2.87164	19D2
CT91032/41	CABLE 1C 32/0.2MM RED	0.11	25	2.845375	58C3
211165016	NICKLE PLATED NUT—M16	0.08	36	2.83662	E2/2
36614	SEAL DOWTY 5/8 BSP	0.11	25	2.8325	411A4
CT138B/8	NUT 2BA	0.09	32	2.8016	27E1
RT34029A/1	SPACER	1.40	2	2.8016	412B4
SP014219	O RING	0.92	3	2.757825	12C3
RM12027	GASKET	0.13	21	2.757825	513B3
211175020	NUT-THIN M20 NICKEL	0.46	6	2.73156	27E5
CT186E/3	JOINT	0.68	4	2.73156	812C
384126033	PIPE CLAMP	2.72	1	2.722805	510C5
45229	ADAPTOR—MALE	2.72	1	2.72	41D4
RT34029A/2	SPACER	1.31	2	2.6265	412B3
CT91012/65	FUSE 1A 20MM ANTI SURGE	0.13	20	2.6265	78D3
RT05743B	JOINT	1.30	2	2.60899	CA1/5
CT450A/121	ROUND JOINT—76MM I/D	0.87	3	2.600235	55B4
CT91012/15	FUSEHOLDER (20MM)	1.29	2	2.57397	76C1
64/07010077/42	LUG	0.51	5	2.546385	410C1
64/07010139/1025	CABLE MARKER TC25	1.23	2	2.46891	43F4
64/07010139/1026	CABLE MARKER TC26	1.23	2	2.46891	43F5
30522	O RING	0.31	8	2.44	15E2
313014006	NUT 1/4 6 SS	1.22	2	2.43389	54F4
151203010	CAPSCREW N/P M3 x10MM	0.18	13	2.390115	36B3
SP033682	FUSE 20 x 5 MM—2A	0.15	16	2.38136	813D4
CT1126B/5	JOINT	1.17	2	2.34634	CA3/3
31054	O RING	0.15	16	2.3232	14D4
346321018	GASKET	0.39	6	2.31132	411D1

36

251316240	THREAD INSERT M 16	1.16	2	2.31132	32E3
SP015818	PACKING PREFORMED	1.15	2	2.308724	410C2
SP024343	CIRCLIP EXT	1.14	2	2.2763	613B3
RM54003	GASKET (BOV FLANGE)	2.24	1	2.24128	71C1
231121020	WASHER— FLAT M20 NICKEL	0.10	23	2.215015	27E3
CT450A/61	JOINT	2.21	1	2.20626	CA1/4
151206090	CAPSCREW— M6 x90mm	0.55	4	2.186496	211D1
SP030818		2.17	1	2.172916	54A4
507053	3/8¦UNC BOLT x 2 3/4 ‘ LONG	0.27	8	2.17124	25B1
SP000034	O RING SEAL	2.17	1	2.17124	55B5
30314	SEAL	0.05	40	2.144	14F4
313112035	STUD COUPLING	2.14	1	2.13622	41D3
CT450A/48	JOINT (NON ASBESTOS)	0.53	4	2.13622	813E1
151205010	SOCKET HEAD CAPSCREW	0.07	30	2.1012	26B5
CT4017W/30	BRASS WASHER	1.05	2	2.1012	59A1
CT91035/137	TERM-SPADE 6.3MM x 0.8MM	0.07	30	2.1012	77B1
231621008	WASHER-LARGE O/D	0.07	29	2.03116	17A1
CT91010/37	SCREEN FLAT CLEAR TRANSP	0.67	3	1.99614	76C3
277103010	SPRING DOWEL	0.13	15	1.969875	36C3
313112040	CONNECTOR	1.94	1	1.94361	41D2
151112045	CAPSCREW—M12X 45MM	0.48	4	1.9261	26D3
64/04001099/2	O RING SEAL	1.89	1	1.89108	15D3
231121008	WASHER— FLAT M8 NICKEL PLTD	0.07	27	1.89108	28B4
EV05712/1	GASKET	1.89	1	1.89108	S/P
CT450A/56	JOINT (NON ASBESTOS)	0.46	4	1.85606	42A2
CT1037F	JOINT	1.84	1	1.83855	CA1/2
748505	CABLE CLIP	0.07	26	1.82104	413A3
48165		1.81	1	1.81	39A4
506818	O-RING SEAL	0.15	12	1.78602	12F5
137104010	CHEESE HEAD SCREW— M4x 10MM	0.17	10	1.66345	212B2
119410040	SETSCREW M10 x 40 MM	0.15	11	1.637185	812F3
354300245	O RING	0.80	2	1.59341	11D1
354240646	O RING SEAL—64.6MM I/D	1.56	1	1.55839	77E2
151506010	CAPSCREW M6x10	0.07	22	1.54088	26B4
CT91039/21	SCREW 6BA X 3/8`CH/HD	0.10	16	1.54088	37E4
CT91014/181	CRIMP CONTACT	0.15	10	1.48835	77A3
233121010	SP WASHER M10	0.07	21	1.47084	18C5
119406020	SETSCREW-M6 x 20	0.07	21	1.47084	213C5
384127012	PIPE CLAMP 1/2	0.37	4	1.47084	13F4
CT450A/52	JOINT NON ASBESTOS	0.37	4	1.47084	42A1
CT91012/54	FUSE 15A 1 1/4	0.18	8	1.47084	80B4
346321041	GASKET	0.72	2	1.43582	53B4
211175016	LOCKNUT M-16	0.24	6	1.425972	27E4
119406030	SETSCREW N/P M6 X 30MM	0.07	20	1.4008	24CD4
748511	CABLE CLIP—7.92 MM I/D	0.07	20	1.4008	59D3
CT91012/32	FUSE 2A 20MM	0.07	20	1.4008	78B4
CT91014/323	CRIMP PIN	0.08	17	1.339515	77A2
CT91034/134	ENDPLATE AP SAK4	0.15	9	1.339515	78A3
151212030	CAPSCREW N/P M12 x 30 MM	0.17	8	1.33076	23C4
384127011	TUBE CLAMP	0.33	4	1.33076	36C5
CT91206/101	DZUS STUD ASSEMBLY	1.32	1	1.324121	79D4
CT4017S/9	VALVE SPRING	1.32	1	1.322005	410B1
119410025	SETSCREW-M10 x 25	0.09	15	1.31325	213A3
115406075	BOLT-NICKEL M6 X 75MM	0.13	10	1.31325	24A3

37

SP024351	CIRCLIP INT	0.65	2	1.29574	310A3
036724	O RING SEAL 1 5/16 I/D	0.07	18	1.26072	14E3
151210030	CAPSCREW N/P M10 x 30MM	0.16	8	1.26072	25B2
CT91035/327	TERMSPADE 6.3MM X 0.8MM FULL IN	0.11	12	1.26072	76C4
384141007	COVER PLATE	0.20	6	1.20819	24E4
30311	SEAL RING	0.03	39	1.17	12B1
12654	WASHER COPPER 3/4 BSP	0.09	13	1.17	19F1
506874	O RING SEAL—3 3/8 in ID	0.29	4	1.15566	12F3
231115006	PLAIN WASHER M6	0.07	16	1.12064	110B4
CT91014/12	CRIMP SOCKET 62-45S	0.07	16	1.12064	77A4
30520	O RING	0.37	3	1.11	16A1
64/07010148/1301	CABLE AMRKET	0.18	6	1.10313	111A2
CT476A/3	JOINT	0.27	4	1.08562	812C
CT450A/55	JOINT (NON ASBESTOS)	0.27	4	1.08562	813E/3
SP023548	O RING	0.50	2	0.99807	15E3
152206025	COUNTERSUNK SCREW—M6 x25MM	0.17	6	0.99807	511F2
346321013	GASKET-1/2 IN NPS CL 300	0.32	3	0.94554	CA1/5
151506016	CAPSCREW S/S M6 X 16 MM	0.07	13	0.91052	23C2
CT91006/4	DIODE 1N4007	0.07	13	0.91052	76E1
SP033685	FUSE 20 x 5 MM—5A	0.22	4	0.8755	813D5
CT336/29	SEAL O RING	0.07	12	0.84048	11D4
211165008	NUT-NICKEL M8	0.07	12	0.84048	23A2
64/07416001/10	S/S CABLE MARKER BLANK	0.07	12	0.84048	24E1
151506012	CAPSCREW M6 X 12 SS	0.07	12	0.84048	26B1
231121005	WASHER—FLAT M5 NICKEL	0.07	12	0.84048	55C2
64/07010148/1300	CABLE MARKET 0	0.21	4	0.84048	111A1
384127038	TUBE CLAMP	0.84	1	0.84048	36C4
252308120	THREAD INSERT	0.41	2	0.82297	110D5
CT450A/20	JOINT	0.20	4	0.80546	812C
12651	WASHER COPPER 1/4 BSP	0.03	26	0.78	19F4
CT91012/90	FUSE 10A	0.19	4	0.77044	80B2
36712	O RING SEAL 5/8 I/D	0.12	6	0.726	51C2
30312	SEAL	0.04	18	0.72	14F3
506849	O RING SEAL	0.07	10	0.7004	12E4
131104010	SCREW C/SK-M4 x 10	0.07	10	0.7004	212A5
231121003	WASHER-FLAT M3 NICKEL	0.07	10	0.7004	36C2
231111006	PLAIN WASHER—M6	0.09	8	0.7004	57A5
CT4017C/3	RETAINING CLIP	0.70	1	0.7004	80D1
233221008	SPR WASHER M8	0.11	6	0.68289	18B2
119412030	SETSCREW—M12 x30MM	0.11	6	0.68289	511F5
211165020	NUT	0.17	4	0.66538	22B2
CT450A/12	ROUND JOINT	0.33	2	0.66538	33B4
152206008	SCREW C/SK N/P M6 x 8 MM	0.17	4	0.66538	36B1
506876	O RING SEAL—3/4 I/D	0.65	1	0.645084	12E3
119408020	SETSCREW-M8x20MM	0.11	6	0.63036	211D2
119408025	SETSCREW-M8 x 25	0.08	8	0.63036	213B1
SP024020	FUSE—1.25A	0.11	6	0.63036	79B3
36701	O RING SEAL 1/8 I/D	0.01	62	0.62	14E2
SP015893	RUBBER SEAL	0.61	1	0.611132	31C3
27854	PIN SPLIT 1/16 X 7/8 LG	0.03	24	0.6	813B
151206070	CAPSCREW N/P M6 x 70MM	0.30	2	0.59534	26C1
CT450A/62	ROUND JOINT	0.57	1	0.569075	53B2
21710	WASHER SPRING REC.5/8	0.09	6	0.5688	813A
131104012	SCREW C/SK—M4 x 12MM	0.07	8	0.56032	212B3

233121008	SPRING WASHER	0.07	8	0.56032	28B3
151106050	CAPSCREW-M6 x 50 mm	0.07	8	0.56032	79F2
CT450A/43	JOINT-ASBESTOS FREE	0.55	1	0.551565	811F5
64/0301809/3	NUT 12 PT 7/16—20UNFJ	0.01	63	0.5355	21F1
30333	O RING SEAL—2 IN I/D	0.25	2	0.5	14D1
CT336B/14	O RING SEAL—13/16 I/D	0.50	1	0.499035	11A2
ET05026/2	GASKET	0.17	3	0.499035	410A2
152203025	COUNTERSUNK SCREW—M3 X 25MM	0.24	2	0.47277	36B2
152206016	COUNTERSUNK SCREW M6X16MM	0.11	4	0.45526	31C2
354240146	O RING SEAL—14.6MM I/D	0.46	1	0.45526	61F5
ET05026/1	GASKET	0.22	2	0.43775	410A1
30413	O RING	0.09	5	0.425	14E1
J646P23A	BOLT	0.01	50	0.425	24CD1
239111010	EXTERNAL CIRCLIP	0.07	6	0.42024	310A2
CT336B/2	O RING SEAL 5/8 I/D	0.42	1	0.42024	11A3
157106010	GRUBSCREW-M6 x 10	0.20	2	0.40273	212B5
CT501A/1	OVAL FLANGE JOINT	0.20	2	0.40273	33E2
117708025	SETSCREW S/S M8 X 25 MM	0.10	4	0.38522	213F4
M23103A	GASKET	0.01	44	0.374	412D2
45104	PLUG BSP 1/2	0.37	1	0.37	813F
RT0639B	JOINT	0.01	38	0.323	36A4
215111010	PHILIDAS NUT M10	0.32	1	0.31518	54A5
36730	O RING SEAL 1 3/4 I/D	0.05	6	0.3	14C1
12652	WASHER COPPER 3/8 BSP	0.03	10	0.3	19F3
CT91033/1—10	SLEEVE	0.01	35	0.2975	22B3
231621012	LARGE PLAIN WASHER M12	0.10	3	0.288915	412A2
3039T86P03	BOLT MACHINE	0.01	33	0.2805	24B4
SP23316	O RING	0.01	31	0.2635	15E1
384141005	COVER PLATE	0.13	2	0.26265	55A4
354160071	RO RING SEAL 7.1 MM I/D	0.25	1	0.24514	811C3
CT336/38	O RING SEAL	0.07	3	0.21012	11A1
211114006	NUT—M6	0.07	3	0.21012	59A3
3039T85P03	BOLT MACHINE	0.01	22	0.187	24B3
64/06018002/3	O RING	0.18	1	0.183855	15C4
88029/130	BULB WDL 127 V.	0.01	20	0.17	79D2
RT3369A	RADIAL PIN	0.01	19	0.1615	24F1
151206035	CAPSCREW N/P M6 x 35MM	0.08	2	0.15759	26B2
506872	O RING SEL—13/16 I/D	0.07	2	0.14008	61F4
CT91202/65	RES 4K7 M.D/F 1/2W 2%	0.07	2	0.14008	76E5
211165010	NICKLE PLATED NUT—M10	0.07	2	0.14008	812F2
CT91202/45	RES 680R M.D/F 1/2W 2%	0.07	2	0.135806	76E4
23105	NUT UNF 1/2	0.03	4	0.1328	21E3
CT1027L3	NOZZLE	0.01	15	0.1275	58E2
M1141B	FILTER AIR SOLENOID KIT	0.01	15	0.1275	72C2
CT450A10	JOINT	0.01	14	0.119	CA1/2
CT91032/34	CABLE 22 METRE	0.11	1	0.113815	A1/1
5058T67P01	LINK STG 2	0.01	11	0.0935	52E3
M1131B	SOLENOID KIT (3D PILOT	0.01	10	0.085	713C2
CT3058B/1	PROXIMITY PROBES CML	0.01	9	0.0765	49C3
TA23114	JOINT—ORIFICE PLATE	0.07	1	0.07004	80D2
389711016	EYELBOLT M16	0.01	8	0.068	413EF1
TB221044A	SHIM	0.01	8	0.068	CA1/3
SP034780	MOUNT	0.01	8	0.068	E12/3
414-746	FUSE LINK	0.01	7	0.0595	75C3

J643P07A	BOLT MACHINE	0.01	6	0.051	24B1
SP029585	PRESSURE GAUGE SNUBBER	0.01	6	0.051	412A1
21747-080-00	EXTENSION CABLE—8.00 METRE	0.01	6	0.051	74AB2
2920	HYGOOD ACTUATOR AGT	0.01	6	0.051	78C1
CT168/24	BOLT 3/8 x 3.1/2	0.01	6	0.051	80F2
R304P2B	GASKET, O SEAL	0.01	5	0.0425	47C4
SP031903	SHGARPIN & CIRCLIP SET—1500 RM	0.01	4	0.034	212D2
RC-778-NZ-097H	VISUAL INDICATOR	0.01	4	0.034	410B5
D8522-001	KLEM VALVE SOLENOID ASSEMBLY	0.01	4	0.034	412A4
64/07010129/1	EARTHIG TAE	0.01	4	0.034	57E4
RT35436	INTERDUCT SUPPORT BRACKET	0.01	4	0.034	72EF2
RT38013D	BACKING STRIP-SHORT	0.01	4	0.034	CA2/1
SP033195	JOURNAL BEARING	0.01	4	0.034	E11/4
SP027967S	HEAT DETECTOR (SENSOR ONLY)	0.01	4	0.034	E3/1
82120/515	FUSELINK TMF 358	0.01	3	0.0255	75E3
82130/614	FUSE LINK 40 Ka 350V DC	0.01	3	0.0255	77D1
64/09001208/8	85—264V AC (90—130 V DC) PS	0.01	3	0.0255	ARM2/4
L41023P01	SEAL. STG 2	0.01	3	0.0255	E11/3
CT9214/09	P.P.M.BOOTSTRAP PROM V3.1	0.01	2	0.017	111B3
SP0032868	1 IN VALVE REPAIR KIT	0.01	2	0.017	33F1
64/07026005/6	CIRCULAR CONNECTOR	0.01	2	0.017	47B2
56-5525	POLYDOUGH SUPPORT INSULATOR	0.01	2	0.017	511D3
HC506331	SPARES	0.01	2	0.017	53E1
SP031962	STEM ASSEMBLY	0.01	2	0.017	54E1
CT4017K/235	COUPLING OVERHARUL KIT	0.01	2	0.017	58D1
M-326/01	CO RELAIS	0.01	2	0.017	80AB
T34069A	BOLT 12 POINT HEAD	0.01	2	0.017	813F
K1533	BACK PHONE FOR R3 PANEL	0.01	2	0.017	ARM1/4
130822037	RESISTOR PB 130V +/— 10%	0.01	2	0.017	ARMAR 1
L28004P01	GASKET	0.01	2	0.017	CA2/3
64/07010448/17	Cable Assy E21 (Issue 7)	0.01	2	0.017	E1/4
SP033194	JOUIRNAL BEARING	0.01	2	0.017	E11/4
SP035490	MANIFOLD	0.01	2	0.017	E14/2
916151C2	RB—ACTUATOR ELEC—HYD 4.63S TROK	0.01	2	0.017	S/P
SP025401	GASKET—AIR MANIFOLD	0.01	1	0.0085	110F2
RT2107D	SWIRLER PLATE	0.01	1	0.0085	112B4
SP030690	O RING/DIAPHRAGM KIT	0.01	1	0.0085	15B3
CT4017K/100	SPARES KIT	0.01	1	0.0085	26A4
CT92614/05	BOOT	0.01	1	0.0085	37B2
SP017164	CUSHION GASKET	0.01	1	0.0085	410B2
SP017585	VITON GASKET	0.01	1	0.0085	410B3
ET0510	GASKET	0.01	1	0.0085	410C4
SP015760	SOCKET O RING VITON	0.01	1	0.0085	45F1
SP018299	GLASS DISC	0.01	1	0.0085	46E1
SP900959	REPAIR KIT	0.01	1	0.0085	46E3
SP015839	REPAIR KIT	0.01	1	0.0085	510B1
L21131P02	SPPED SENSOR	0.01	1	0.0085	510B2
SP019439	ADAPTER, TC TEST	0.01	1	0.0085	512EF1
136621640	CONTACTOR. 230V/50/60 Hz	0.01	1	0.0085	52B1
SP033725	TEMPERATURE ELEMEN. 51-60 C	0.01	1	0.0085	52B4
L41143P02	DETECTOR CHIP	0.01	1	0.0085	55C1
56-5516	TERMINAL ASSEMBLY	0.01	1	0.0085	56D2
SP901907	TRIP COIL	0.01	1	0.0085	56F1
SP901908		0.01	1	0.0085	610CD1

RT12017B	LABY, SEAL	0.01	1	0.0085	63C2
SP020430	TIME RELAY R2	0.01	1	0.0085	75B4
SP035538	V CLAMP—L41631P05	0.01	1	0.0085	80C3
CT401K/33	VALVE SPARES KIT	0.01	1	0.0085	80D4
72107/045	UNION ELBOW TWIN FERRULE	0.01	1	0.0085	811D1
SP901906	SPARE CLOSING COILS 24 V.D.C.	0.01	1	0.0085	ARM1/1
64/01007251	KILOWAR TRANS	0.01	1	0.0085	ARM1/4
64/07004230/77	TWO INPUT MODULE	0.01	1	0.0085	ARM2/1
CV-CONT-240V	ERSKINE SINGLE PHASE-240VAC	0.01	1	0.0085	ARM2/3
SP013997	POWER FACTOR CARD	0.01	1	0.0085	ARM2/3
CT92471C/02	ANALOGUE INPUT MODULE	0.01	1	0.0085	ARM2/3
5437-092	POWER SOPPLY EXP. CHAS.	0.01	1	0.0085	ARM2/4
64/51001297/30	ACCELEROMETER INPUT MODULE	0.01	1	0.0085	ARM2/5
CT93582A/04	INTEGRATE STORAGE MODULE	0.01	1	0.0085	ARM3/5
SP038057	SW2 AMPLIFIER	0.01	1	0.0085	ARMAR 1
SP038058	SW2 SCALING CARD	0.01	1	0.0085	ARMAR1
9011M60P01	GASKET	0.01	1	0.0085	CA2/3
64/6001084/4	DIFERENTIAL PRESSURE TRANSMITE	0.01	1	0.0085	E1/2
SP039142	CHIP DETECTOR KIT	0.01	1	0.0085	E1/5
SP028798	AUX.CONT.UNIT.ASSEMBLY	0.01	1	0.0085	E1/5
SP033193	JOURNAL BEARING	0.01	1	0.0085	E12/3
64/60040155/13	BLOCK AND BLEND VALVE ASSY	0.01	1	0.0085	E14/2
9602932	AUTO POWER	0.01	1	0.0085	E2/2
64/6006018/11	THERMOMETER -20—120 DEGC	0.01	1	0.0085	E2/2
9602933	MARV AUTO POWER CARD1	0.01	1	0.0085	E2/2
RT6443C/101	PINION & SHAFT ASSY	0.01	1	0.0085	E2/4
SP027967B	HEAT DETECTOR (BODY ONLY)	0.01	1	0.0085	E3/1
70101	BI-HEX BOLT 3/8	0.01	1	0.0085	EA/1
B0122432	REGULADOR DE MEZCLA	0.01	1	0.0085	ROMM D
50-163	2,5% METHANE IN AIR TEST GAS	0.01	1	0.0085	ROOM D
96-02509	PORTABLE VIDEO SYS-2	0.01	1	0.0085	ROOM D
3972	HUMIDITY TEST SET	0.01	1	0.0085	ROOM D
280-005	TRANSFORMER 220-110V	0.01	1	0.0085	ROOM D
555-995	GAS HEAD (GAS 2,5%)	0.01	1	0.0085	ROOM D
25357	HUMIDITY DEW POINT TESTER	0.01	1	0.0085	ROOM D
MR2350	ANALIZADOR DE HUMEDAD RELT.GRAL.	0.01	1	0.0085	ROOM D
154822	PRESSURE TEST SET (NO HOSE)	0.01	1	0.0085	ROOM D
4132	TK81 VIB TEST	0.01	1	0.0085	ROOM D
3781	HUMIDITY TEST SET	0.01	1	0.0085	ROOM D
7756	TK83 VIB METER	0.01	1	0.0085	ROOM D
156208	OIL PRESSURE TESTER 0-350 PSI	0.01	1	0.0085	ROOM D
211388A	BORESCOPE PROBES (3xrigid)	0.01	1	0.0085	ROOM D
DPI 603	PORTABLE PRESSURE CALIBRATOR	0.01	1	0.0085	ROOM D
211388B	BOROSCOPE KIT W LIGHT SOURCE	0.01	1	0.0085	ROOM D
RGT4976	EXT MICROMETER—0-2”	0.01	1	0.0085	ROOM D
20-1381	SOLAR ACCUMULATOR CHARCHING VALVE 0-250 bar.	0.01	1	0.0085	ROOM D
RGT 6208	MICROMETER 0-300 mm	0.01	1	0.0085	ROOM D
4415007	MULTIMETER FLUKE MOD. 8024B w STRAIGHT PROB.	0.01	1	0.0085	ROOM D
19357	CLOCK GAUGE TYPE 251	0.01	1	0.0085	ROOM D
42611764000	RIGHT ANGLED DRILL PDP-13 Mod. WB E500—220 V	0.01	1	0.0085	ROOM D
B024001	TORQUE WRENCH 140-560 Nm	0.01	1	0.0085	ROOM D
B036213	TORQUE WRENCH 140-560 Nm	0.01	1	0.0085	ROOM D

B016735	TORQUE WRENCH 140-560 Nm	0.01	1	0.0085	ROOM D
5417A-600	F-16 SIGNAL GENERATOR/ COUNTER	0.01	1	0.0085	ROOM D
5-30139-12	YALE JACKING P/P CYLINDER TYPE HPS1/0,7—700 bar	0.01	1	0.0085	ROOM D
EL302D	POWER SUPLY	0.01	1	0.0085	ROOM D
6241699	EXT MICROMETER, TYPE 102-119 0-25 mm	0.01	1	0.0085	ROOM D
1179	FLYLOAD SCALES Mod. DE5 5 Ton	0.01	1	0.0085	ROOM D
9801393	IMPACT GUN KIT (SOCKETS & FITTINGS ) MOD.811KP	0.01	1	0.0085	ROOM D
2234F2	TIME MA SOURCE, TYPE 1077	0.01	1	0.0085	ROOM D
2399	MAGNETIC OPTILIGN TARGET CLAMP TYPE ACI 2,230	0.01	1	0.0085	ROOM D
4199	MAGNETIC OPTILIGN CLAMP TYPE ACI 2,230	0.01	1	0.0085	ROOM D
1755	RIGHT ANGLED DRILL	0.01	1	0.0085	ROOM D
RGT3719	STICK MICROMETER 1350mm	0.01	1	0.0085	ROOM D
8166	GAS BOTTLE REG.VALVE 200-125 bar	0.01	1	0.0085	ROOM D
5-38235-37	YALE JACKING P/P AND CYLINDER TYPE HPS1/0,7—700 bar	0.01	1	0.0085	ROOM D
P-391	OIL PUMP (No jack cylinder hose) 10000 psi	0.01	1	0.0085	ROOM D
V05712/2	GASKET	0.01	1	0.0085	S/P
MS3106E14S2S	CONECTOR	0.01	1	0.0085	S/P
SP023487	AIR DIAPHRAGM	79.81	0	0
RT33010/07	STATOR CT STG 1	39883.88	0	0
RT33020B/07	CT STATOR STAGE 2 ASSY & STEAM	33183.88	0	0
RT33602/06	PT STATOR ASSEMBLY—STAGE 1	13755.99	0	0
RT34030	DISC SPRING PACK	0.00	0	0
SP010549	TIMER RELAY	0.00	0	0
SP018774	WASHER FLAT	0.00	0	0
SP019542	PACKING PREFORMED	1.07	0	0
CT886/37	LOCTITE 567	5.96	0	0
SP023474	BEARING	8.97	0	0
RT08009/04	DISC BLADED CT2 SPARE	13858.59	0	0
SP023532	PISTON RING—CARBON PTFE	67.73	0	0
SP023542	SPRING	78.26	0	0
SP023561	VALVE PAD	20.91	0	0
SP034973	HIGH PESSURE SENSOR	0.00	0	0
SP042730		0.00	0	0
SP035878	AUTO GAS TEST MODULE	443.02	0	0
SP036034	GAS DIAPHRAGM— AFLAS	215.71	0	0
SP020173	PRESS SWITCH/GAUGE	0.00	0	0
CT94025/03	14¦PC RACK MT.COLOUR MONITOR	328.91	0	0
CT91009E	FLAME FAIL CARD	70.37	0	0
CT92469B/02	FRECUENCI INPUT MODULE	320.77	0	0
CT92471A/03	ANALOGUE INPUT MODULE	0.00	0	0
CT92601B/02	FRONT PANEL BASIC PARTS	867.01	0	0
CT92622/02	CONNECTING CABLE—SCSI/SBC	18.02	0	0
CT92780/01	MONITOR COLOR DRIVE	0.00	0	0
CT92836	COLOUR MONITOR/DRIVER 240V.	0.00	0	0
RT21044A	JOINTJOINT	0.00	0	0
CT93476A/01	CABLE ASSEMBLY (REPLACEMEN PC)	28.74	0	0
RT21012N	FLAME TUBE ASSY	1222.13	0	0
CT94419/01	COLOUR MONITOR/DRIVER—8 V	1745.56	0	0
CT94861/T732	CHASSIS MOUNT PC 01100-T732	1777.00	0	0
CT94887/01	REPLACEMENT 2U PC MOUNTING KIT	4.08	0	0
EL81002	INLET DUCK INNER	4374.47	0	0

42

RM3793-57	O RING	0.00	0	0
RT033A	JOINT	0.00	0	0
RT08008/01	DISC-BLADED-CT1-OVERSPED	19671.98	0	0
SP041993	CHANGE INSTRUCTIONS—ISM	4.34	0	0
CT93462/01	CABLE ASSEMBLY (PC-KEYBOARD)	44.95	0	0
MS9902-04	PLUG	0.00	0	0
SP036178	FLEXIBLE TUBING-6 IN DIAx400mm	0.00	0	0
0722113/200	STIG INJECTION STUD COUPLING	0.00	0	0
CT4017K/297S GG	TORNADO GAS GENERATOR INSPECTION KIT	8114.94	0	0
LM8K KIT	LM8K INSPECTION KIT	2028.60	0	0
CT4017K/295SG	TORNADO INTERDUCT KIT LIST	2541.09	0	0
RT35016G	INNER INTERDUCT ASSEMBLY	0.00	0	0
CT4017K/298S PT	TORNADO POWER TURBINE OVERHAUL KIT	2632.15	0	0
CT4017K/296SP	TORNADO GAS GENERATOR INSTALLATION KIT	525.31	0	0
9608M12P04	GASKET	0.00	0	0
RM83031D	FLEXIBLE JOINT	0.00	0	0
MS9557-10	BOLT	0.00	0	0
MS9556-10	BOLT	0.00	0	0
L35308G01	MANIFOLD	0.00	0	0
L35306G01	MANIFOLD	0.00	0	0
L35155G01	TUBE	0.00	0	0
SP902488	VT2000 Prop amplifier	0.01	0	0
CT92955/02	HARD DISC DRIVER	953.94	0	0
CT92955A/01	DISK STORAGE MODULE	0.00	0	0
9649M39P05	GASKET	0.00	0	0
SP042922	KIT	0.00	0	0
J644P08D	BOLT	4.51	0	0
T94/0427	FIBREBOARD	0.00	0	0
X64/60040073/1	BLOCK & REGULATOR VALVE	1750.02	0	0
XCT4800/05	3 WAY VALVE ASSEMBLY	497.98	0	0
ZCT92745	POWER SUPPLY (CT92745/01)	0.00	0	0
ZCT93520	COLOUR MONITOR DRIVER (CT93520/01)	0.00	0	0
64/60001052/1E	DIFFERENTIAL PRESSURE GAUGE	456.07	0	0
CT886B/2	COBAS ANTI_SEIZE COMPOUND	0.00	0	0
64/07004168/40	PRESSURE SWITCH	171.72	0	0
SP039000	GASKET—9608M12P04	0.00	0	0
RT34038D	C.T. BEARING INSERT	7120.34	0	0
64/07004230/65	VIBRATION MONITOR	3313.70	0	0
RT64021B	JOINT	11.58	0	0
CT336K/2	SEAL	147.53	0	0
CT92470B/01	TRIP WATCHDOG MODULE	720.36	0	0
RGT3443 3-4”	EXT MICROMETER	0.00	0	0
CT886/5	LIQUID ACTIVATOR— 120 ml bottle	0.00	0	0
TYHEKIT	TYPHOON HOT END STRIP KIT	169.98	0	0
CT3101	BEARING— 0.010 IN OVERSIZE	238.28	0	0
FR03/0760	RT21012M	0.00	0	0
64/60001044/10	PRESSURE GAUGE PI16	103.68	0	0
RT 08060	INTERDUCT CHANGE OUT KIT	0.00	0	0
64/60001080/1	PRESSURE GAUGE 0-500 PSI	115.89	0	0
64/60006018/11	THERMOMETER — 20—120 DEG C	196.30	0	0
21115008	PLAIN WASHER M-8	0.00	0	0
FR03/0776(2)	RT12017A	0.00	0	0

43

64/60001079/4	PRESSURE GAUGE 0-300 PSI	93.10	0	0
FR02/2323	64/60001060/21	0.00	0	0
FR03/0761	RT21011M	0.00	0	0
64/51009004/1	REPLACEABLE IGNITER TIP	152.90	0	0
FR02/2375	CT4700A/02	0.00	0	0
FR03/0883	CT92836/02	0.00	0	0
FR03/0882	RT31611C	0.00	0	0
FR02/2833	CT4010D/10	0.00	0	0
FR02/2712	SP013645	0.00	0	0
FR02/1435	64/07004168/42	0.00	0	0
FR02/1845	CT908D/11	0.00	0	0
FR03/0759	RT33010B/01	0.00	0	0
64/07004120/2	TEMPERATURE SWITCH	313.45	0	0
346321067	GASKET— 2 1/2 IN NPS CL 300	0.67	0	0
354160151	O RING SEAL—15.1 MM I/D	0.73	0	0
354160251	O RING SEAL—25.1 MM I/D	0.50	0	0
354240596	O RING SEAL—59.6 MM.I/D	1.44	0	0
384126020	PIPE CLAMP— ALUMINIUM	0.95	0	0
384127020	TUBE CLAMP	0.27	0	0
64/04004015/2	DEMISTER ELEMENT	223.00	0	0
64/0510090/1	BUMP-ROTARY LUBE AND SCAVENGE	0.00	0	0
64/51013005/2	VORTEX FLOWMETER	1380.00	0	0
64/09001059/5	SAFETY BARRIER	35.00	0	0
64/09001184/1	SWITCH MODE POWER SUPPLY	259.80	0	0
64/51004008/1		214.12	0	0
119406045	SETSCREW N7P M6 x 45MM	0.10	0	0
030447	O RING SEAL 2.11/16 I/D	1.30	0	0
CT4017E/1	FILTER ELEMENT	66.61	0	0
CT93341/01	24V FUSED RELAY SUB ASSEMBLY	126.24	0	0
FR03/0776(1)	RT32017E	0.00	0	0
64/05011021/31	GASKET FOR FLEXMASTER PIPE JOINT	34.70	0	0
CT94527/01	KEYBOARD PROM	0.00	0	0
CT4017K/297./298	FIBREBOARD CASE	0.00	0	0
64/60006026/4	TEMPERATURE GAUGE 20— 120 DEG	202.12	0	0
CT3037/1	EXTENSION CABLE	34.56	0	0
CT3022/1	PILOT PRESSURE CONTRLLER	290.70	0	0
64/60040061/2	THERMOSTATIC VALVE	451.25	0	0
CT1206/20	FLEXIBLE HOSE	73.64	0	0
CT4017W/40	WELDING ROD—BS2901 PT2 1.6 MM	0.36	0	0
9610M50P20	NUT. SELF LOCKING	2.64	0	0
64/62002141/30	80kNm SHEAR PIN SET	408.75	0	0
64/60082013/1	3 WAY SWITCHING BALL VALVE	89.73	0	0
64/60040155/6	BLOCK AND BLEND VALVE ASSY	3784.22	0	0
FR02/2456	CT93582	0.00	0	0
CT93124/03	L.P.PROBE AMPLIFIER	503.13	0	0
CT1208A/9	FLEXIBLE HOSE	72.84	0	0
FR02/1434	CT92474A/14	0.00	0	0
FR02/2349	CT92836/02	0.00	0	0
FR02/1436	CT93675/01	0.00	0	0
FR02/2342	ZSP038187	0.00	0	0
FR02/2172	CT92429/01	0.00	0	0
FR02/0872	CT92955/02	0.00	0	0
RT21015A	TUBE CLAMP—CROSS LIGHT	325.26	0	0
FR02/1975	CT92955A/01	0.00	0	0

44

CT881/197	CLAMP STRIP	2.81	0	0
FR02/2185	SP025252	0.00	0	0
FR02/2184	SP025241	0.00	0	0
FR02/2171	SP902488	0.00	0	0
FR02/2164	CT92470B/4213932	0.00	0	0
FR02/1794	CT92470B/01	0.00	0	0
FR02/2160	64/07004230/65	0.00	0	0
64/60030062/16	N.R.V.	320.01	0	0
64/60040183/6	GAS FUEL PRIMARY SHT-OFF VALVE	3453.10	0	0	.SALIDAS
RT34046A/01	EXPANDING DOWEL	72.60	0	0	112D3
RM21032	PACKING PLATE	17.47	0	0	113C3
31023	O RING SEAL— 1.5x8 I/D	0.00	2	0	11D5
357572693	O RING	61.60	0	0	11E2
354572693	O RING	8.40	0	0	11E3
357572593	O RING SEAL 259.3 mm ID	53.61	0	0	11E3
RT62013/09	O RING SEAL	113.74	0	0	11F4
36791	O RING SEAL	0.00	9	0	13A2
354300445	O RING SEAL—VITON	0.59	0	0	14B1
30527	O RING SEAL	0.00	5	0	14D3
36707	O RING SEAL 3/8 I/D	0.00	32	0	14F5
64/05002028/25	SEAL KIT	26.02	0	0	15A1
SP021149	COVER GASKET	45.15	0	0	15F1
12657	WASHER COPPER 1 1/2 BSP	0.00	20	0	19E1
12334	JOINT RING ALUMINIUM	0.00	2	0	19E2
12653	WASHER COPPER 1/2 BSP	0.00	93	0	19F2
12655	WASHER COPPER 1 BSP	0.00	61	0	19F5
072280/050	PLUG TWIN FERRULE	23.26	0	0	210D1
45103	PLUG BSP 3/8	0.00	1	0	210E4
26057	NUT PHILIDAS UNF 3/8	0.20	0	0	21D3
64/62002056/16	COUPLING NUT SET OF 20	0.01	0	0	22EF1
64/03018019/1	12 PT.NUT 1/2¦20 UNJF	25.70	0	0	22EF3
RT35424	SPECIAL BOLT	413.96	0	0	23F3
RT35416A	DOWEL	165.92	0	0	24A5
41406	STUD BOLT	0.00	4	0	25B3
41316	STUD BOLT	0.00	40	0	25B4
41419	STUD BOLT 5/8 UNC x 3 3/4	0.00	4	0	25C1
41304	STUD BOLT	0.00	16	0	25D1
CT336N/2	O RING SEAL	30.56	0	0	26A3
151210035	CAPSCREW N/P M10 x 35MM	0.15	0	0	26C2
88L9147	DRL 6.80 SS GUHR 657	20.23	0	0	27F3
13186	WASHER FLAT N/PLATED	0.00	6	0	28B1
EL33622/3	WASHER (SOFT NICKEL)	9.88	0	0	28C2
072208/030	UNION TEE TWIN FERRULE	23.06	0	0	28D2
13526	WASHER	0.00	308	0	28E2
072287/140	MALE ELBOW POSITIONABLE TWN/F	32.03	0	0	28F1
RT35436A	INTERDUCT SUPPORT BRACKET	688.07	0	0	312CD
RT31083Z/100	BLADE ROTOR CT1 MATCHED PAIR	1575.00	0	0	313AB
RT31082Z/101	CT ROTOR BLADE STG.1— PAIR	848.84	0	0	313CD
RT35413A	BRACKET	935.14	0	0	313EF1
RT35413	SUPPORT BLOCK	834.76	0	0	313EF2
CT3009/125	JOINT RING	78.37	0	0	31C1
SP032867	2 IN.VALVE REPAIR KIT	87.41	0	0	33A4
RT06039	METAL JOINT	0.01	0	0	36A3
RT34068	SUPAGRAF JOINT	29.95	0	0	37A1

45

SP030206	SPARES KIT	0.00	1	0	38B3
SP014905	FEATHER KEY	0.00	1	0	38B4
SP014902	CONTACT PIN	0.00	1	0	38E1
SP014906	FEATHER KEY	0.00	1	0	38E3
SP014899	SETSCREW	0.00	2	0	38E4
SP014908	CHEESE HEAD SCREW	0.00	4	0	38E5
SP014903	SETSCREW	0.00	1	0	38F1
SP014900	CHEESE HEAD SCREW	0.00	1	0	38F2
SP014904	STRAIGHT PIN	0.00	0	0	38F4
M34029	GASKET	0.01	0	0	39B2
SP032372	BALL BEARING— 55MM I/D	38.88	0	0	39E1
SP014901	SHIM RING	0.00	6	0	39E3
SP014907	FEATHER KEY	0.00	2	0	39E4
RM22012A/1	SHIM	0.00	6	0	39F4
ET05026/3	GASKET	0.17	0	0	410A3
ET05026/4	GASKET	0.15	0	0	410A4
CT903E/201	COUPLING DISC	6.69	0	0	410C3
36613	SEAL DOWTY 1/2 BSP	0.00	14	0	411A1
36612	SEAL DOWTY 3/4 DIA	0.00	7	0	411A3
36616	SEAL DOWTY 3/4 BSP	0.00	55	0	411B3
36629	SEAL DOWTTY 3 BSP	0.00	3	0	411B4
36607	SEAL DOWTY 1/4 BSP	0.00	138	0	411B5
072241/065	MALE RUN TEE-3/4 x 1/2 NPT	275.25	0	0	412B2
SP013224	GASKET	5.09	0	0	412C2
CT188Z	SIGHT WINDOW	84.35	0	0	41A5
036727	O RING SEAL	0.07	0	0	41D5
TB21026F	JOINT	3.21	0	0	41EF4
T34027/3	PACKING	0.01	0	0	42C2
RT33027	SEAL RING	748.02	0	0	42EF2
64/07010139/4089	CABLE MARKER ND14K1	3.34	0	0	44F4
36625	SEAL DOWTTY 1 1/2 BSP	0.00	2	0	44F5
SP027580	SPARES KIT	2371.10	0	0	45E1
27862	SPLIT PIN	0.00	174	0	46C3
36739	O RING SEAL—2.7/8 I/D	0.00	2	0	46D1
SP027552	GRAPHITE GLAND PACKING	29.93	0	0	48F4
CT91293	ASSY TERM BLOCK & CABLE	1440.68	0	0	510E1
13180	WASHER N/PLATED 1/4	0.00	8	0	511E2
RM03611	RETAINING CLIP	0.00	4	0	511F1
SP017879	SINTERMESH SCREEN	328.84	0	0	52F1
45166	PLUG	0.00	1	0	54B4
ET05017	FLANGE ASSEMBLY	463.37	0	0	54E2
313774020	T-LOK SWIVEL NUT ELBOW	56.19	0	0	54F1
41702	SETSCREW	0.00	8	0	56C5
SP025241	FAIL SAFE SOLENOID VALVE	0.00	0	0	57F1
C4-A 40X	REL+	0.01	0	0	59D2
SP009351	IGNITION EXCITER	22571.33	0	0	611EF1
RM33039A	SEAL RING	0.00	6	0	612AB1
CT450A/129	JOINT	0.00	3	0	612AB2
RM13019	SEAL—STATOR BLADE 3	20.09	0	0	613F4
CT4800/03	3 WAY VALVE ASSY 5BAR	3482.71	0	0	61DE1
64/60040083/1B	BLEED VALVE	595.30	0	0	62AB1
CT4800/04	3 WAY VALVE 2.5BAR	3482.71	0	0	62AB2
CT4017K/205	SEAT AND SEAL KIT	16.98	0	0	65AB1
SP032808	GASKET—ASBESTOS FREE	8.36	0	0	65AB2

46

SP025554	DIAPHRAGM C/W PACKING	237.29	0	0	65AB3
X64/60070049/1	SOLENOID VALVE	992.82	0	0	65CD1
K64/60070081/13	SOLENOID VALVE	0.01	0	0	67E1
RT71091A/2	SHIM	59.45	0	0	67E2
CT336D/025	O RING CORD	0.00	2	0	711B4
07408001/21 /40	CABLE MARKER “O” “9”	0.00	180	0	71EF1
RT32628	LAMINATED SHIM	85.58	0	0	73BC1
CT93124/03	L.P.PROBE AMPLIFIER	503.13	0	0	75A1
CT4017F/91	FUSE 160 AMP	11.69	0	0	75D3
CT93341/01	24V FUSED RELAY SUB ASSEMBLY	126.24	0	0	76C5
CT91034/125	TERMINAL	0.35	0	0	77B4
SP032376	PREOLAD WASHER	11.19	0	0	77E1
SP014216	LOCKING PLATE	7.72	0	0	77E5
CT91034/342	TERMINAL AHK 1.5 034046	0.37	0	0	78A5
X64/07004230/2	POWER SUPPLY MODULE	1076.65	0	0	78F1
64/62002175/5	BOLTS AND NUTS SET—TURBINE END	2451.05	0	0	79A2
36795	O RING	0.00	7	0	80D5
36610	SEAL DOWTY 3/8 BSP	0.00	91	0	811B2
30534	O RING SEAL	0.00	19	0	811C1
CT92622/01	SCS1/SBC CABLE	27.61	0	0	811C3
072114/110	MALE CONECTOR 3/8 x 3/8 BSPP	5.88	0	0	811D3
SP031893	O RING SEAL	12.04	0	0	813D3
RT31612A	COOLING AIR COLLAR	248.89	0	0	813E5
XRT51000/11	FUEL VALVE ACTUATOR ASSEMBLY	7304.96	0	0	A2/1
64/07004230/85	THRUST POSITION MODULE	3721.12	0	0	ARM2/1
64/07004230/65	VIBRATION MONITOR	3313.70	0	0	ARM2/1
CT92407/03	RUSTONIC DISPLAY DRIVER	0.01	0	0	ARM2/1
64/07011080/14	CABLE ASSEMBLY	2932.69	0	0	ARM2/2
64/07011080/13	CABLE ASSEMBLY—E20D	3064.29	0	0	ARM2/2
SP009692	GAS DETECTION MODULE	828.01	0	0	ARM2/2
SP044332	GAS DETECTION MODULE—% LEL	0.00	1	0	ARM2/3
SP005717	EXTINGUISHING MODULE	1021.61	0	0	ARM2/3
K1219V3	TARJETA EXTERIOR	0.01	0	0	ARM2/4
CT92407B/03	RUSTONIC DISPLAY DRIVER	793.61	0	0	ARM3/1
CT92468A/01	ANALOGIC OUTPUT MODULE	794.17	0	0	ARM3/2
CT92474A/16	PPM 2.0MB 25 MHZ V3.1	2068.01	0	0	ARM3/2
CT92573/01	H.D.DRIVER	0.01	0	0	ARM3/4
CT93619C/25	PROCESSOR MODULE	0.01	0	0	ARM3/5
CT92968A/02	ACTUATOR MODULE	1353.44	0	0	ARM4/2
CT92968A/01	VSV ACTUATOR MODULE	1688.04	0	0	ARM4/2
CT92968A/07	LM1600 FV ACTUATOR MODULE	1731.15	0	0	ARM4/2
CT92968A/03	LM1600 VBV ACTUATOR MODULE	1653.12	0	0	ARM4/2
SP005544	LIMIT SWITCH	58.94	0	0	ARMAR3
RT05317A	JOINT	6.71	0	0	CA1/1
346321200	GASKET	3.75	0	0	CA1/1
SP041351		0.00	2	0	CA1/2
CT450A/3	JOINT	6.12	0	0	CA1/4
RM05408A	GASKET	4.78	0	0	CA1/4
RT05048C	JOINT	30.19	0	0	CA2/2
RT05047A	JOINT	9.70	0	0	CA2/2
TB21073Z/01	JOINT-ENG SET FOR SPARES	539.76	0	0	CA2/3
SP034969	HARNESS ASSY 9METROS	1771.06	0	0	CA3/2
64/03019017/3	FLAME TRAP BODY GASKET—6 IN	69.74	0	0	CA3/5
CT3041		0.00	2	0	CA3/5

47

CT3041A/1	IGNITER	1526.42	0	0	CA3/5
64/07010125/21	CABLE	3.98	0	0	E03
RW2/940221PT1	RTD ASSEMBLY	0.01	0	0	E1/1
RM33333D	ROTOR TIP SEAL	2157.22	0	0	E1/2
RT31682Z/02	BLADE ROTOR PT2-MATCHED PAIR	1398.58	0	0	E1/2
64/07004230/5	ACCELEROMETER	919.71	0	0	E1/2
RT31682Z/03	PT ROTOR BLADE—STAGE 2— PAIR	1532.03	0	0	E1/2
64/60040083/1	BLOCK AND BLEND VALVE ASSY	10114.79	0	0	E1/2
4/05011021/2		0.00	1	0	E1/3
CT4010G/3	THERMOCOUPLE ASSY ANGLED HEAD	151.53	0	0	E1/3
SP043558	LEVEL INDICATOR TANK UNIT	3055.66	0	0	E1/4
SP032021	RATCHET RING	1542.96	0	0	E1/4
CT93264/01	MONITOR COLOUR	4843.36	0	0	E1/4
CT133/289	SPRING	27.84	0	0	E1/5
64/60017003/1	HUMIDITY/TEMPERATURE TRANSMITI	1906.81	0	0	E1/5
64/60040155/1	BLOCK AND BLEND VALVE ASSY.	10690.44	0	0	E1/6
L41659G01	TUBE MANIFOLD	0.01	0	0	E11/1
L31729G03	NOZZLE FUEL	1342.66	0	0	E11/1
64/51009002/1	IGNITER UNIT (AC) EExdl IIB	2114.33	0	0	E11/1
L28490P05	FLAME SENSOR ULTRAVIOLET	1130.00	0	0	E11/2
L31287G01	BRACKET	0.01	0	0	E11/2
L24001G01	DISTRIBUTOR	0.01	0	0	E11/2
L43014P09	LEAD EXTERIOR	0.01	0	0	E11/2
L45709P01	ISULL BLKT	0.01	0	0	E11/2
L35859G01	TUBE, STEAM , SUPPORT	0.01	0	0	E11/2
L43510P04	CABLE	0.01	0	0	E11/2
L43360P09	CABLE	0.01	0	0	E11/2
L43362P09	CABLE	0.01	0	0	E11/2
L43363P09	CABLE	0.01	0	0	E11/2
L43519P10	CABLE	0.01	0	0	E11/2
64/03002040/1221	THERMOSTATIC—ANTI-HIELO	0.01	0	0	E11/3
J276H0110	FLEX PIPE 8/9 YPT	0.01	0	0	E12/1
L45707P01	INSULATION BRACKET	0.01	0	0	E12/1
CT1207/39	FLEXIBLE HOSE	185.44	0	0	E12/2
CT1207/40	FLEXIBLE HOSE	341.08	0	0	E12/2
CT1207/88	FLEXIBLE HOSE	154.28	0	0	E12/2
CT1207/44	FLEXIBLE HOSE	144.90	0	0	E12/2
CT1207/34	FLEXIBLE HOSE	0.01	0	0	E12/2
CT1207/35	FLEXIBLE HOSE	107.80	0	0	E12/2
CT1207/66	FLEXIBLE HOSE	278.54	0	0	E12/2
CT1207/62	FLEXIBLE HOSE	133.01	0	0	E12/2
CT1207/43	FLEXIBLE HOSE	159.08	0	0	E12/2
CT1207/45	FLEXIBLE HOSE	128.78	0	0	E12/2
CT1207/67	FLEXIBLE HOSE	153.22	0	0	E12/2
CT1207/36	FLEXIBLE HOSE	270.31	0	0	E12/2
CT1207/91	FLEXIBLE HOSE	198.01	0	0	E12/2
CT1207/53	FLEXIBLE HOSE	205.80	0	0	E12/2
CT1207/37	FLEXIBLE HOSE	178.21	0	0	E12/2
CT1207/86	FLEXIBLE HOSE	253.59	0	0	E12/2
CT1207/90	FLEXIBLE HOSE	0.01	0	0	E12/2
CT1207/41	FLEXIBLE HOSE	219.43	0	0	E12/2
CT1207/85	FLEXIBLE HOSE	238.34	0	0	E12/2
CT1207/46	FLEXIBLE HOSE	139.12	0	0	E12/2
CT1207/38	FLEXIBLE HOSE	258.10	0	0	E12/2

48

CT1207/89	FLEXIBLE HOSE	0.01	0	0	E12/2
CT1207/87	FLEXIBLE HOSE	176.99	0	0	E12/2
RT06048	FLEXIBLE PIPE	540.62	0	0	E12/3
CT1208/4	FLEXIBLE HOSE	0.01	0	0	E12/3
CT1208/21	FLEXIBLE HOSE	0.01	0	0	E12/3
CT1208A/33	HIGH PRESSURE HOSE	49.71	0	0	E12/3
CT1208/20	FLEXIBLE HOSE	0.01	0	0	E12/3
CT1208/19	FLEXIBLE HOSE	0.01	0	0	E12/3
CT1208/5	FLEXIBLE HOSE	751.73	0	0	E12/3
CT1207/5	FLEXIBLE HOSE	131.90	0	0	E12/3
SP033540		0.00	70	0	E12/3
CT1207/3	FLEXIBLE HOSE	388.65	0	0	E12/3
CT1208A/27	HIGH PRESSURE HOSE	52.96	0	0	E12/3
CT1206/22	FLEXIBLE HOSE	228.97	0	0	E12/3
CT1207/4	FLEXIBLE HOSE	256.68	0	0	E12/3
CT1206/21	FLEXIBLE HOSE	211.45	0	0	E12/3
SP035502	FLEXIBLE HOSE	0.01	0	0	E12/3
CT1206/42	FLEXIBLE HOSE	303.29	0	0	E12/3
SP035501	FLEXIBLE HOSE	0.01	0	0	E12/3
SP035524	FLEXIBLE HOSE	0.01	0	0	E12/3
9107M23P01	GASKET	0.01	0	0	E12/4
5031T08G01	RETAINER, IGV	0.01	0	0	E12/4
MS21095-367	BOLT	0.01	0	0	E12/4
64/07005005/22	FLOAT SWITCH	1652.37	0	0	E13/1
64/60040058/9	SHUT-OFF VALVE	1183.28	0	0	E13/2
64/60096013/1	RELIEF VALVE	418.05	0	0	E13/2
64/60096013/2	RELIEF VALVE	418.05	0	0	E13/2
64/60020020/2	E.G.T. SPEC	316.98	0	0	E13/2
64/051013005/2	VORTEX FLOWMETER	0.01	0	0	E13/2
Z64/60040086/5	THERMOSTATIC VALVE	0.01	0	0	E13/2
SP041291	VALVE	2526.18	0	0	E13/2
64/60020053/1	DRAIN VALVE	770.71	0	0	E13/2
64/60060082/20	THERMOCOUPLE	406.35	0	0	E13/2
64/60005005/1	STEM TRAP	391.30	0	0	E13/2
T99/05076	PIPE	6.65	0	0	E13/3
CT2081	FLAME TRAP CAGE	709.16	0	0	E13/3
SP031961	STEM ASSEMBLY	762.05	0	0	E13/3
ET0500D/009	PIPE	0.01	0	0	E13/3
ET0500D/008	PIPE	0.01	0	0	E13/3
T99/05173	PIPE	5.30	0	0	E13/3
T99/05074	PIPE	6.35	0	0	E13/3
56/5848	BUSHING ASSEMBLY	0.01	0	0	E13/3
CT1061G/192	PIPE	7.94	0	0	E13/3
T99/05075	PIPE	11.14	0	0	E13/3
EL05053	L.O.DRAIN MANIFOLD	0.01	0	0	E13/3
EL06016A	PIPEN COOLING	112.72	0	0	E13/4
EL06017	PIPEN COOLING	83.56	0	0	E13/4
SP027079	SET OF NITRILE CLIP-ON GASKET	3055.66	0	0	E13/4
RM83011D	FLEXIBLE JOINT	2120.85	0	0	E13/5
RM83031E	FLEXIBLE JOINT—AXIAL ESHAUST	1006.17	0	0	E13/5
CT886/21	ADHESIVE—20 gm tube	9.87	0	0	E14
CT1014/3	HYLOMAR UNIVERSAL BLUE X 100 GM	2.64	0	0	E14/C-5
RM08145	DOUBLE LUG LIFTING BRACKET	417.61	0	0	E14/1
986103/450	LADDER TAPE LTG602 50 x 3 mm	1.05	0	0	E14/1

49

RM08140	SHING ASSEMBLY	0.01	0	0	E14/1
986103/475	LADDER TAPE LTG602 75 x 3 mm	1.69	0	0	E14/1
JP4316	MASKING TAPE 50MM WIDE-50ME ROLL	9.67	0	0	E14/2
64/06016005/1	FLUOROSILICONE GREASE	55.03	0	0	E14/2 C-16
64/60040167/1	BLOCK AND BLEED VALVE ASY	0.00	1	0	E14/3
CT4017A/1	ADHESIVE— TUBE	3.01	0	0	E14/3 C-1
JP3685	KOMOLINE GREASE 1 KG TIN	26.19	0	0	E14/3 C-1
CT886/7	LOCTITE 270 (850ml)	13.98	0	0	E14/3 C-2
JP3612	MOLYKOTE VALVE SEAL	13.38	0	0	E14/3 C6
CT886/13	LOCTITE 572	7.35	0	0	E14/3 C-1
78L9514	LOCITE METAL SET STRIP 1101008	13.40	0	0	E14/3 C-10
JP3720	LION BRAND LIQUID JOINT	14.50	0	0	E14/3 C-10
64/07010328/1	SELF FUSING TAPE (19mm WIDE)	9.01	0	0	E14/3 C-10
CT1045	WELLSEAL (TINS)	15.60	0	0	E14/3 C-11
CT886/38	LIQUID ACTIVATOR— 500mL TIN	32.49	0	0	E14/3 C-13
CT886A/104	HYLOSIL310LIQ GASKET— 80mg TUBE	2.63	0	0	E14/3 C-15
CT886/25	LOCTITE 574 MULTI GASKET	12.00	0	0	E14/3 C-15
SP030215	GRAPHITE 50 (454 grm CAN)	21.00	0	0	E14/3 C-16
CT887B/2	COBAS ANTI-SEIZE 0.40 KG	26.27	0	0	E14/3 C-17
CT886/24	LOCTITE 638	13.98	0	0	E14/3 C-2
CT886/3	LOCTITE 542	14.00	0	0	E14/3 C-3
CT886/16	LOCTITE 242	3.21	0	0	E14/3 C-3
SP010879	GREASE— 100 GRAMME TUBE	30.27	0	0	E14/3 C-6
64/06016003/2	PIPE JOINTING COMPOUND 400 GRM	6.97	0	0	E14/3 C-7
CT1045/100	WELLSEAL—TUBE (100ml)	6.41	0	0	E14/3 C-7
CT886A/103	LIQUID GASKET—80 ML SYRINGE	2.63	0	0	E14/3 C-8
SP029079	EASING OIL— 25O ML TIN	3.26	0	0	E14/3 C-9
64/91002291/7	UV FLAME DETECTOR	3480.70	0	0	E2/1
SP034695	UV DETECTION CONTROL MODULE	7914.17	0	0	E2/1
64/60040197/1	BELLOWS TYPE AUTODRAIN VALVE	642.13	0	0	E2/2
S961159200	MAVR CONTROL CARD	0.01	0	0	E2/2
S960293300	MAVR AUTO POWER CARD	0.01	0	0	E2/2
CT3038/1	PROBE DRIVER	479.73	0	0	E2/2
CT4017K/234	COUPLING OVERHAUL KIT	2479.70	0	0	E2/3
SP902503	PRESSURE SWITCH	623.73	0	0	E2/3
RT64433C/101	PINION AND SHAFT ASSEMBLY	12945.30	0	0	E2/4
SP043864	ALBANY AP11.5 ROTARY PUMP	12154.75	0	0	E2/5
RT11001/101	HALF COUPLING AND BOLT ASSY	29017.21	0	0	E3/1
SP043545	BROADY SURPLIS VALVE	7976.98	0	0	E3/2
CT 93520/01	MONITOR COLOUR	6085.66	0	0	E3/2
RT31082Z/103	BLADE ROTOR CT2 PAIR (SPARES)	945.29	0	0	E3/2
SP034464	SUNWHEL COUPLING FLANGE	10693.75	0	0	E3/3
RT08172A	BOLT EXTRACTOR ASSY	435.41	0	0	E3/3
SP036431	AC POWER SUPPLY	0.01	0	0	E3/3
SP033733	SUNWHEEL COUPLING RING	11070.00	0	0	E3/3
RT22100/05	GAS BUNNER	3138.07	0	0	E3/3
CT4700B/01	VGV ACTATOR RAM KIT	16441.51	0	0	E3/5
SP027677	PARCEL	52801.52	0	0	E4/1
TB080231		0.00	1	0	E4/1

50

RT33081B	CT STATOR BLADE—STAGE 1	965.16	0	0	E4/2
CT94406/01	COLOUR MONITOR / DRIVER	4737.27	0	0	E4/2
SP010969	HEADER BOARD	0.00	1	0	E4/2
SP025252	SERVO VALVE	5790.28	0	0	E4/3
64/51013011/2	VORTEX FLOWMETER	11058.99	0	0	E4/4
64/62002165/13	DRIVE FASTENER ASSEMBLY	0.00	1	0	E4/4
64/07103001/1	HYDRAULIC STARTER MOTOR	19021.98	0	0	E4/5
CT94025A/01	COLOUR MONITOR— 15 IN	3172.05	0	0	E5/1
EV14006	INLET SEAL (INNER)	634.90	0	0	E5/1
CT91206/330	PC CABLE 9W D SKT—9 W D SKT 2 M	15.05	0	0	E5/1
CT95075/01	OPERATOR REAR COVER ASSY	1060.52	0	0	E5/1
CT95076/01	OPERATER PANEL ASSY. S.F.	1676.84	0	0	E5/1
64/10008007/20	IGNITION EXCITER & HT CABLE	18910.21	0	0	E5/2
CT91292	ACTUATOR CIRCUIT BOARD ASSEMBLY	6771.71	0	0	E5/2
SP038211	ENERGY METER	4403.55	0	0	E5/2
M-35	DIGITAL DRIVER	0.01	0	0	E5/3
CT4120C/05	VALVE CORE ASSY—STANDARD	8056.37	0	0	E5/4
64/60040144/2	STEAM PURGE VALVE	10840.81	0	0	E5/4
RT08060/03	INNER INTERDUCK CAHNGE-OUT KIT	25962.75	0	0	E5/5
SP035126	PUMP	18795.72	0	0	E5/5
RT14012	INLET SCREEN	1084.08	0	0	E6/0
SP028520	SPRING RINGS	64.79	0	0	E6/0
01096F023	MONITOR 15”	0.00	2	0	E6/1
20805	BLACKBOX	0.00	2	0	E6/1
RT54000/02	BLOW OFF VALVE	0.00	1	0	E6/1
RT54000/06	BLOW OFF VALVE	0.00	2	0	E6/1
SP021740	COMBINED SOUNDER/BEACON UNIT	336.90	0	0	E6/2
64/07031026/1		0.00	1	0	E6/2
SP021977	LOCATING BEARING	5485.87	0	0	E6/2
RM34018B	LABYRINTH SEAL—DOWNSTREAM	7234.13	0	0	E6/2
RT33032	CT STAT DIAPHRAGM	12054.79	0	0	E6/2
RT32017D	LABYRINTH SEAL	9355.85	0	0	E6/2
RT31410C/2	PT HALF COUPLING	0.00	1	0	E6/3
RM34017B	LABYRINTH SEAL—UPSTREAM	7430.45	0	0	E6/3
RT33633A	PT SHROUD SEAL ST1	2279.70	0	0	E6/3
RT64017A	END SEAL RING	1116.76	0	0	E6/3
RT35422A	INTERDUCT CASING SHIM	684.20	0	0	E6/3
64/60040102/4	GAS THROTTLE VALVE	16101.00	0	0	E6/4
CT4271/02	PIPES FOR OIL FILTER MONITORING	0.01	0	0	E7/1
CT1108/25	PIPE 3/8x1654WGx1¦5mtr.	29.50	0	0	E7/1
CT1108/28	PIPE	54.19	0	0	E7/1
CT4260/36	RETROFIT ICO4ES SOLENOID VALVES	1671.24	0	0	E7/1
RM06011	BODY	7764.38	0	0	E7/1
CT4263/22	PIPEWORK AND RETROFIT	2835.89	0	0	E7/1
64/03019001/1	AMAL FLAME TRAP ELEMENT	4298.30	0	0	E7/1
CT4271/01	CV04HYD OIL FILTER MONITORING	635.48	0	0	E7/1
P70931	STEAM VALVE	0.00	1	0	E7/1
RM06010A/01	BOV-302	0.00	1	0	E7/1
64/60040063/8	AUTO SHUTOFF VALVE	0.00	1	0	E7/1
CT1108/81	PIPE	16.00	0	0	E7/1
SP022824	DIFFERENTIAL PRESSURE GAUGE	2617.68	0	0	E7/2
ZRT51000	FUEL VALVE ACTUATOR ASSY (RT51000/12)	0.01	0	0	E7/2
CO2 RELEASE	CO2 RELEASE	0.00	2	0	E7/2

51

RT13048	STEEL LEVER	61.36	0	0	E7/2
64/05010091/1	P.T. LUB OIL AND SCAVANGE PUMP	11136.83	0	0	E7/2
64/6005005/17	AUTO DRAIN VALVE	0.00	2	0	E7/2
CT461A/5	COUPLING ELEMENT	1348.08	0	0	E7/2
SP019852	ACCUNULATOR BLADDER + KIT	1032.67	0	0	E7/2
64/07004168/8	ROTARY SWITCH	0.00	1	0	E7/2
64/60005005/17	AUTO DRAIN VALVE	285.20	0	0	E7/3
64/05002006/2	LUB OIL FILTER	0.00	2	0	E7/3
64/60040064/9	BLOCK AND BLEED REGULATOR ASSY	12365.96	0	0	E7/3
SP034644	FILTER ELEMENT	697.27	0	0	E7/4
RT33620/04	TYPHON FOR LINCOLN	0.01	0	0	E7/4
SP026654	FILTER ELEMENT	0.00	2	0	E7/4
SP023443	FILTER ELEMENT	86.46	0	0	E7/4
RT31617	PT ROTOR TENSION BOLT	4231.55	0	0	E7/5
64/05002028/30	HIGH PRESSURE FILTER	0.00	9	0	E7/5
RT31013B	CT ROTOR TENSION BOLT	7129.71	0	0	E7/5
64/05002028/20	.FILTER	0.00	12	0	E7/5
RT31013A	CT ROTOR TENSION BOLT	11881.05	0	0	E7/5
SP029253		608.65	0	0	E8/1
64/60030062/2	AUTO SHUT— OFF VALVE	202.37	0	0	E8/1
X64/60040063/8	AUTO SHUT— OFF VALVE	883.11	0	0	E8/1
CT4010D/10	THERMOCOUPLE PROBE	427.41	0	0	E8/1
64/07004186/8	ROTARI SWITCH	231.55	0	0	E8/1
SP023433	FILTER ELEMENT	0.01	0	0	E8/2
CT3009B/2	FILTER ELEMENT	140.65	0	0	E8/2
64/60040122/2	VALVE AND ACTUATOR	0.00	1	0	E8/2
SP019825	ACCUMULATOR KIT	0.00	4	0	E8/2
64/60040073/1	REGULATOR ASSEMBLY	7131.95	0	0	E8/2
SP027778	HIGH PRESSURE FILTER	0.00	10	0	E8/3
64/05002050/6	FILTER ELEMENT	344.93	0	0	E8/3
RT14003/01	FLEX JOINT	650.69	0	0	E8/3
64/07010139/3076	CABLE MARKET UD13x 2	0.01	0	0	E8/3
SP032598	FILTER ELMENT SET— 2 POR SET	464.37	0	0	E8/3
64/05002028/24	FILTER ELEMENT	387.93	0	0	E8/3
CT34034D	DIL SUPPLY PIPE	0.01	0	0	E8/4
RT31617A	PT ROTOR TENSION BOLT	3349.03	0	0	E8/4
RM31013A	TENSION STUD	6210.60	0	0	E8/4
RT31013	CT ROTOR TENSION BOLT	0.01	0	0	E8/4
CT3009/50	FILTER ELEMENT	191.93	0	0	E8/4
CT4010D/08	THERMOCOUPLE PROBE	432.19	0	0	E8/4
64/07026008/21	CLAMPING BAND SS 600-052	3.34	0	0	E8/4
RT83011D	EXHAUST FLEXIBLE JOINT	2049.96	0	0	E8/5
RT34017	CT1 SEAL PLATE	3243.90	0	0	E9/1
64/04004015/15	DEMISTER ELEMENT	443.13	0	0	E9/1
64/04004015/10	DEMISTER ELEMENT	267.30	0	0	E9/1
TB04031	DEMISTER ELEMENT	861.51	0	0	E9/1
X64/07004102/6	AIR FLOW SWITCH	400.44	0	0	E9/3
RT12017A	LABY.SEAL	3759.35	0	0	E9/3
RT32617A	LABY SEAL PT BRG	5921.09	0	0	E9/3
RT34015	OUTER SEAL RING	1354.34	0	0	E9/3
XRT32017D	LABYRINTH SEAL	5808.79	0	0	E9/3
64/05002058/3	SEPARATOR ELEMENT	1232.28	0	0	E9/3-4
RT83016	WATER DRAIN PIPE	453.82	0	0	E9/5
172784-100	EB-NON ASBES GASKET INYEC	0.00	7	0	EST. SOLAR

52

137676-102	VALVE ASSY. SVO LOADER	0.00	1	0	EST. SOLAR
1028903	GASKET, COPPER 995	0.00	1	0	EST. SOLAR
172780-100	EB-NON ASBES GASKET. PYRO	0.00	2	0	EST. SOLAR
U916455C1	DUAL POWER SUPPLIES	0.00	2	0	EST. SOLAR
64/04001128/10	ELECTROSTATIC PRECIPITATOR	16313.85	0	0	EX-HIDRO
110051-59	engine speed monitor	0.00	0	0	Estant. So
CT92429/01	VGV SERVO AMP PCB ASSY.	1034.28	0	0	FR02/13546
SP902488	VT2000 Prop amplifier	0.01	0	0	FR02/2171
12431	DRUCK (Modelo DPI-615-IS PC)	0.00	2	0	ROOM D
2750E2	DECADE RESISTANCE BOX (LOW OHM)	0.00	1	0	ROOM D
D095291	ELEMENTO DOLLINGER	0.01	0	0	S / P
CT1207/133	FLEXIBLE PIPE ASSY.	0.00	0	0	S/P
CT91206/173	AXIAL FAN—24VDC	0.00	0	0	S/P
64/60088001/6	AIR OPERATED STOP VALVE	909.01	0	0	S/P
64/60088001/7	AIR OPERATED STOP VALVE	413.90	0	0	S/P
CT963A/23	FLEXIBLE PIPE	0.00	1	0	S/P
354160131	O RING SEAL—13.1 MM I/D	0.36	0	0	S/P
026057	SELF.LOCKING NUT—3/8 UNF	0.33	0	0	S/P
64/05011021/14	FLEXIBLE PIPE JOINT— STRAIGHT	0.00	0	0	S/P
64/05002068/20	FILTER ELEMENT	0.00	1	0	S/P
64/07004169/2	TEMP. SWITCH	0.00	0	0	S/P
HC9404FKS26Z	FILTER ELEMENT	0.00	2	0	S/P
64/60001060/21	PRESSURE TRANSMITER	0.00	1	0	S/P
SP040416D	TORNADO A TYPE INSPECTION KIT	35954.97	0	0	S/P
64/07004134/1	MICRO SWITCH	0.00	0	0	S/P
9161800C2E	SENSOR	0.00	0	0	S/P
64/60050048/30	OFF-SKID AIR FILTER & BLOCK VALVE	0.00	2	0	S/P
64/05002028/37	ELEMENT	0.00	3	0	S/P
SP039778	SEAL KIT	0.00	3	0	S/P
64/05011021/26	FLEXMASTER 90oC PIPE JOINT-ELBOW	0.00	0	0	S/P
151212065	CAPSCREW N/P M12 x65MM	0.00	2	0	S/P
94L9008	TWIST DRILL 8.5 MM DIA	0.00	0	0	S/P
RU33011A	SEAL RING	0.00	1	0	S/P
RU33024A	LOCATION DOWEL	0.00	0	0	S/P
RU33025	SEAL STRIP	0.00	1	0	S/P
RU33333A	ROTOR TIP SEAL—HP	0.00	0	0	S/P
84L9043	TAP M8x1.25MM SECOND	0.00	2	0	S/P
CT887B/6	ANTI-SEIZE COMPOUND—0.5 KG	0.00	1	0	S/P
CT3095/4	EXTENSION CABLE	0.00	1	0	S/P
89L9225	CARB. POLISH A 150FRFP— 10x35x57	0.00	0	0	S/P
RM13034	FITTED BOLT	0.00	4	0	S/P
RM03612/2	SHIM— PROXIMITY PROBE	0.00	4	0	S/P
RM21032A	PACKING PLATE	0.00	0	0	S/P
RM22012B/3	SHIM—0.13 mm	0.00	6	0	S/P
151210060	CAPSCREW N/P M10x60mm	0.00	24	0	S/P
CT91035/275	INSOLOK CABLE TIE	0.00	20	0	S/P
444-136-000-201	ACL.CE 136	0.00	3	0	S/P
RU33335A	ROTOR TIP SEAL— HP RH BORESCOPE	0.00	0	0	S/P
RT21012M	FLAME TUBE	0.00	2	0	S/P
072106/030	UNION— 3/8 O/D TUBE	0.00	0	0	S/P

53

117705020	SETSCREW—M5x20MM	0.00	12	0	S/P
RT21011M	FLAME TUBE	0.00	0	0	S/P
SP040010	RM HP PEENING FIXTURE	0.00	0	0	S/P
RM31001/805	SPARE BLADE SET— AXIAL— 6203(W)	0.00	0	0	S/P
K-1205	RELAY MODULE	0.01	0	0	S/P
93L9118	TWIST DRILL 10.20MM DIA	0.00	0	0	S/P
TB02107	OVEN ASSEMBLY—0—700 DEG C	0.00	0	0	S/P
90L9119	TAPPING DRILL 2.5 MM _ NIMONIC	0.00	0	0	S/P
115608055	NICKEL PLATED BOLT— M8x55MM	0.00	0	0	S/P
219562008	NICKEL PLATED HELI-LOCKNUT— M8	0.00	0	0	S/P
82L9252	INDIA STONE	0.00	0	0	S/P
84L9034	TAP M8 x 1.25 SECOND	0.00	0	0	S/P
L9043	TAP—M10 PLUG	0.00	0	0	S/P
84L9050	TAP— M12x1.75 SPIRAL POINT	0.00	0	0	S/P
RT34069A	BOLT—12 POINT HEAD	0.00	1	0	S/P
RU33334A	ROTOR TIP SEAL— HP LH BOROSCOPE	0.00	0	0	S/P
21047	BLACKBOX	0.00	1	0	S/P
CT1208A/1	FLEXIBLE HOSAE	253.38	0	0	S/P
128542-102	EB— THERMOCOUPLE ASSY. T5	0.00	1	0	S/P
8271-394	CONTROL 2301 L.S.& SPEED	0.01	0	0	S/P
EV06129	GASKET	4.21	0	0	S/P
2205166	SCAN CONVERTER DSSC 110	0.00	0	0	S/P
SP044924	BOLSTER	7741.01	0	0	S/P
2205167	SCAN CONVERTER: DSSC110	0.00	1	0	S/P
LMDM2AA005029	MONITOR	0.00	1	0	S/P
EV05704	GASKET	35.83	0	0	S/P
027854	SPLIT PIN—1/16 x7/8	0.07	0	0	S/P
CT348G/1	RESTRICTOR—3/32	0.00	1	0	S/P
22811	SETSCREW—5/16 UNF x1.1/8	0.00	0	0	S/P
RT31611C	PT OUTPUT SHAFT	16244.11	0	0	S/P
SS-400-3	UNION T 1/4	0.01	0	0	S/P
SS-400-1-4	CONECTOR MACHO 1/4 O.D x1/4 NPTM	0.01	0	0	S/P
SP037704	SHEAR PIN SET 80KNM—SET OF 8	596.15	0	0	S/P
CT4550/04	OVERHAUL REGULATOR VALVE	16120.32	0	0	S/P
CT908D/11	SPEED PICK-UP	1027.68	0	0	S/P
CT1207/132	FLEXIBLE PIPE ASSY	306.60	0	0	S/P
EV05712/2	GASKET	1.44	0	0	S/P
CT336N/4	O RING	0.00	1	0	S/P
21093	BLACKBOX	0.00	0	0	S/P
RT32615A/2	THRUST PAD	0.00	0	0	S/P
64/07010288/1	CABLE 2CORE 1.0MM SQ	0.00	20	0	S/P
4899 0001-FK	POWER SUPPLY UNIT	0.00	1	0	S/P
64/51012002/1	UV FLAME DETECTOR SENSOR	0.00	0	0	S/P
RT32615/5	END PAD STOP	0.00	2	0	S/P
SP040421C	TORNADO C TYPE INSPECTION KIT	82345.84	0	0	S/P
RT33644	SPECIAL DOWEL	0.00	0	0	S/P
SP040241D	TYPHOON C TYPE INSPECTION KIT	69101.75	0	0	S/P
LMDM2AA005030	MONITOR 17” IIYAMA	0.00	0	0	S/P
CT91034/343	END SECTION	0.00	2	0	S/P
64/07010332/1	CABLE TYGADURE 4 CORE	0.00	24	0	S/P
64/60040086/10	ELEMENT—31/42 DEG CENTIGRADE	0.00	1	0	S/P
EF83007	INSPRINGING SEALS	0.00	0	0	S/P
64/07104909/3	HIDRAULIC MOTOR	0.00	0	0	S/P
64/62001223/1	HIDROSTATIC PUMP	0.00	0	0	S/P

54

TB05272C	LUB OIL PIPE	0.00	0	0	S/P
CT4017S/204	SPRING SET	0.00	0	0	S/P
TB02099	PRINTED CIRCUIT BOARD 3	0.00	0	0	S/P
273410030	DOWEL — 10 x30MM	0.00	0	0	S/P
36606	BONDED SEAL—7/16 DIA	0.00	2	0	S/P
64/07010125/1	CABLE—1.5 MM 2 CORE	0.00	52	0	S/P
64/07010125/2	CABLE—1.5MM 3 CORE	0.00	36	0	S/P
J7265J/1	VIN/24 MODULE	0.00	0	0	S/P
FR02/2065	sp038187	0.00	0	0	S/P
D6360545	MICROFINE CARTRIDGE	0.01	0	0	SALIDAS
64/60040159/1	BUTTERFLY VALVE	11526.64	0	0	SALIDAS
RT52101A/01	CYLINDER AND SLEEVE	2008.53	0	0	SALIDAS
64/62001237/10	GEAR AND CLUTCH ASSY.	71921.14	0	0	SALIDAS
64/62001200/4	GEAR & CLUTCH ASSEMBLY	70511.46	0	0	SALIDAS
64/05010084/1	HYDRAULIC OIL PUMP	19344.07	0	0	SALIDAS
191294-100	JUNTAS NON ABESTOS	0.00	12	0	SOLAR
FR02/2465	CT4010D/10	0.00	0	0	SP
FR02/2380	CT908D/11	0.00	0	0	SP
FR02/2348	CT251G/18	0.00	0	0	SP
FR02/2691	CT4010D/10	0.00	0	0	SP
FR02/2692	CT4010D/10	0.00	0	0	SP
FR02/1711	64/60006018/2	0.00	0	0	SP
FR02/2379	CT908D/11	0.00	0	0	SP
FR02/1854	CT93341/01	0.00	0	0	SP
FR02/2603	CT4010D/10	0.00	0	0	SP
1AR15-P6W-30S	Vßlvula control presi¾n aceite servo	0.00	0	0	s/p
SS-T4-S-035-6 M	Tubo de acero inox.316/316l	0.01	0	0	s/p
RM12031D	thrust/Tilt Pad Journal Module	0.00	1	0	s/p
CT3038/2	BN 7200 SERIES PROBE DRIVER (9.Om)	0.00	0	0	s/p
RM33370A/01	BORESCOPE PLUG ASSY.—HP	0.00	0	0	s/p
111710080	BOLT	0.00	4	0	s/p
		Valor total Stock		£1,143,789.28

55

Exhibit 2.1.3—All Receivables and other Assets

[As at 24 April 2003)

	Invoice No	Inv. Date	Due Date	Concept	GBP Value	USD Value	EUR Value
430-002	INCOMISA / ACEPROSA
	3228	02/04/03	02/05/03	Abr—Jun’03	39,091.30	0.00	7,468.52
	3122	12/02/03	12/03/03	Spares	0.00	0.00	2,842.00
	2042	11/12/00	11/12/01	Rev	904.76	0.00	238.08

	TOTAL				39,996.06	0.00	10,548.60

430-003	AZUVI COGENERACION
	3209	02/04/03	02/06/03	Abr’02	7,769.60	0.00	5,330.66
	3154	03/03/03	03/05/03	Mar’03	7,769.60	0.00	5,369.60

	TOTAL				15,539.20	0.00	10,700.26

430-004	ASANEFI
	3093	21/01/03	21/04/03	Labour	0.00	0.00	30,094.80

	TOTAL				0.00	0.00	30,094.80

430-007	FOREL
	3213	02/04/03	02/05/03	Abr’03	11,047.29	0.00	0.00
	3212	02/04/03	02/05/03	Abr’03	0.00	44,434.68	0.00
	3172	03/03/03	03/04/03	Mar’03	0.00	44,434.68	0.00
	3157	03/03/03	03/04/03	Mar’03	11,047.29	0.00	0.00
	3095	21/01/03	21/02/03	Labour	0.00	0.00	30,912.84
	2660	08/04/02	08/05/02	Labour	0.00	0.00	10,308.92

	TOTAL				22,094.58	88,869.36	41,221.76

430-011	UTE IDAE—SEAT
	3200	18/03/03	18/04/03	Club GG	0.00	68,800.00	10,395.69

	TOTAL				0.00	68,800.00	10,395.69

430-012	UTE IDAE—OPEL
	3199	18/03/03	18/04/03	Club GG	0.00	68,800.00	10,395.69

	TOTAL				0.00	68,800.00	10,395.69

430-016	GRES DE NULES
	3214	02/04/03	02/05/03	Abr’03	7,618.00	0.00	1,772.92
	3158	03/03/03	03/04/03	Mar’03	7,618.00	0.00	1,779.65

	TOTAL				15,236.00	0.00	3,552.57

430-017	ITALCOGENERACION
	3238	15/04/03	15/05/03	Spares	0.00	0.00	1,744.76
	3216	02/04/03	02/06/03	Abr’03	7,769.60	0.00	5,330.66
	3160	03/03/03	03/05/03	Mar’03	7,769.60	0.00	5,369.60
	3109	03/02/03	03/05/03	Feb’03	7,769.60	0.00	5,471.56

	TOTAL				23,308.80	0.00	17,916.58

430-018	PAPEL ARALAR
	3219	02/04/03	02/05/03	Abr’03	0.00	0.00	18,924.44
	3164	03/03/03	03/04/03	Mar’03	0.00	0.00	18,996.29

	TOTAL				0.00	0.00	37,920.73

430-019	PAMESA COGENERACION
	3235	14/04/03	14/05/03	Spares	0.00	0.00	679.30
	3218	02/04/03	02/06/03	Abr’03	8,767.20	0.00	6,015.11
	3217	02/04/03	02/06/03	Abr’03	15,092.00	0.00	10,354.50
	3203	24/03/03	24/04/03	F&G	0.00	0.00	2,227.20
	3189	11/03/03	11/04/03	Spares	0.00	0.00	569.56
	3163	03/03/03	03/05/03	Mar’03	8,767.20	0.00	6,059.04
	3162	03/03/03	03/05/03	Mar’03	15,092.00	0.00	10,430.14
	3112	03/02/03	03/04/03	Feb’03	8,767.20	0.00	6,174.10
	3111	03/02/03	03/04/03	Feb’03	15,092.00	0.00	10,628.20
	3075	02/01/03	02/03/03	Jan’03	15,092.00	0.00	10,665.32
	3067	02/01/03	02/03/03	Jan’03	8,767.20	0.00	6,196.81
	3033	02/12/02	02/02/03	Dec’02	8,767.20	0.00	6,247.76
	3032	02/12/02	02/02/03	Dec’02	15,092.00	0.00	10,755.00

	TOTAL				119,296.00	0.00	87,002.04

430-020	RENCAT
	3221	02/04/03	02/05/03	Abr’03	17,750.00	34,373.00	9,211.44
	3166	03/03/03	03/04/03	Mar’03	17,750.00	34,373.00	9,239.83
	3115	03/02/03	03/03/03	Feb’03	17,750.00	34,373.00	9,418.10
	3079	02/01/03	02/02/03	Jan’03	17,750.00	34,373.00	9,621.02

2

	TOTAL				71,000.00	137,492.00	37,490.39

430-022	TODEN
	3225	02/04/03	02/05/03	Abr’03	13,153.85	0.00	3,061.26

	TOTAL				13,153.85	0.00	3,061.26

430-023	COGENERACION UFICSA
	3226	02/04/03	02/05/03	Abr’03	14,985.27	0.00	3,487.48
	3171	03/03/03	03/04/03	Mar’03	14,985.27	0.00	3,500.72

	TOTAL				29,970.54	0.00	6,988.20

430-025	PRECOSA
	3229	02/04/03	02/06/03	Abr—Jun’03	0.00	0.00	178,442.80
	3147	28/02/03	28/03/03	Ene—Mar’03	0.00	0.00	178,442.80
	3125	21/02/03	21/03/03	Spares	0.00	0.00	1,773.92

	TOTAL				0.00	0.00	358,659.52

430-026	DOW CHEMICAL
	3245	23/04/03	23/05/03	Spares	0.00	0.00	1,679.17
	3230	10/04/03	10/05/03	Abr’03	0.00	51,931.73	0.00
	3174	10/03/03	10/04/03	Mar’03	0.00	52,334.14	0.00

	TOTAL				0.00	104,265.87	1,679.17

430-029	ANOIA D´ENERGIA
	3207	02/04/03	02/05/03	Abr’03	16,720.74	37,744.64	9,470.25
	3152	03/03/03	03/04/03	Mar’03	16,720.74	37,744.64	9,498.98

	TOTAL				33,441.48	75,489.28	18,969.23

430-030	PROQUIMED
	3220	02/04/03	02/05/03	Abr’03	15,510.00	36,780.00	9,046.20
	3165	03/03/03	03/04/03	Mar’03	15,510.00	36,782.00	9,073.49
	3114	03/02/03	03/03/03	Feb’03	15,510.00	36,782.00	9,227.23

	TOTAL				46,530.00	110,344.00	27,346.92

3

430-031	STORA ENSO
	3223	02/04/03	02/05/03	Abr’03	0.00	110,498.21	0.00
	3222	02/04/03	02/05/03	Abr’03	13,649.16	0.00	0.00
	3168	03/03/03	03/04/03	Mar’03	0.00	110,498.21	0.00
	3167	03/03/03	03/04/03	Mar’03	13,649.16	0.00	0.00
	3139	28/02/03	28/03/03	Labour	0.00	0.00	20,778.80
	3061	19/12/02	19/01/03	Spares	0.00	0.00	1,104.32
	3060	19/12/02	19/01/03	Labour	0.00	0.00	5,583.08
	3059	19/12/02	19/01/03	Rev F&G	0.00	0.00	2,558.62

	TOTAL				27,298.32	220,996.42	30,024.82

430-033	LA SEDA / IQA
	3215	02/04/03	02/05/03	Abr’03	8,583.33	0.00	1,997.57
	3159	03/03/03	03/04/03	Mar’03	8,583.33	0.00	2,005.16
	3137	26/02/03	26/03/03	Spares	0.00	0.00	163.61
	2953	15/10/02	15/11/02	Spares	0.00	0.00	3,280.32

	TOTAL				17,166.66	0.00	7,446.66

430-034	BP OIL REFINERIA CASTELLON
	3236	14/04/03	14/05/03	Spares	0.00	0.00	5,862.64
	3211	02/04/03	02/05/03	Abr’02	0.00	0.00	23,541.04
	3194	11/03/03	11/05/03	F & G	0.00	0.00	2,721.36
	3190	11/03/03	11/04/03	Spares	0.00	0.00	781.38
	3188	11/03/03	11/05/03	Spares	0.00	0.00	17,982.32
	3187	11/03/03	11/04/03	Labour	0.00	0.00	20,143.40
	3186	11/03/03	11/04/03	Labour	0.00	0.00	20,016.67
	3185	11/03/03	11/04/03	Labour	0.00	0.00	5,783.26
	3184	11/03/03	11/04/03	Labour	0.00	0.00	10,049.02
	3183	11/03/03	11/04/03	Labour	0.00	0.00	5,501.15
	3182	11/03/03	11/04/03	Labour	0.00	0.00	1,334.00
	3181	11/03/03	11/04/03	Labour	0.00	0.00	8,537.60
	3180	11/03/03	11/04/03	Labour	0.00	0.00	5,642.21
	3178	11/03/03	11/04/03	Spares	0.00	0.00	4,496.74
	3156	03/03/03	03/04/03	Mar’03	0.00	0.00	23,541.04
	3143	28/02/03	28/03/03	Labour	0.00	0.00	10,071.70
	3136	15/02/03	15/03/03	Feb’03	0.00	0.00	23,541.04
	3134	26/02/03	26/03/03	Labour	0.00	0.00	4,149.68
	3133	25/02/03	25/03/03	Labour	0.00	0.00	11,860.31
	3132	26/02/03	26/03/03	Labour	0.00	0.00	33,235.46
	3131	26/02/03	26/03/03	Labour	0.00	0.00	21,365.66
	3127	21/02/03	21/04/03	Spares	0.00	0.00	8,422.16
	3124	12/02/03	12/04/03	Spares	0.00	0.00	10,763.64
	3097	23/01/03	23/03/03	F & G	0.00	0.00	2,644.80
	3047	12/12/02	12/02/03	Spares	0.00	0.00	10,840.66

4

	3041	10/12/02	10/02/03	Spares	0.00	0.00	10,838.84
	2970	29/10/02	29/12/02	Spares	0.00	0.00	4,058.84

	TOTAL				0.00	0.00	307,726.62

430-035	COGENERACION ALCALA
	3234	14/04/03	14/05/03	Labour	0.00	0.00	875.54
	3206	02/04/03	02/06/03	Abr’03	7,781.28	27,912.16	5,936.50
	3204	24/03/03	24/04/03	Labour	0.00	0.00	1,513.80
	3201	18/03/03	18/04/03	Labour	0.00	0.00	3,310.64
	3192	11/03/03	11/04/03	Labour	0.00	0.00	2,734.12
	3197	11/03/03	11/04/03	Labour	0.00	0.00	1,158.13
	3177	11/03/03	11/04/03	Labour	0.00	0.00	1,776.54
	3151	03/03/03	03/05/03	Mar’03	7,781.28	27,912.16	8,863.10
	3126	18/02/03	18/02/03	Rev hrs’ 02	0.00	0.00	-587.74
	3099	03/02/03	03/04/03	Feb’03	7,781.28	27,912.16	6,027.97
	3096	21/01/03	21/02/03	Labour	0.00	0.00	297.27
	3062	02/01/03	02/03/03	Jan’03	7,781.28	27,912.16	6,184.55

	TOTAL				31,125.12	111,648.64	38,090.42

430-038	AZULIBER 1
	3208	02/04/03	02/05/03	Abr’03	48,000.00	0.00	11,170.91
	3153	03/03/03	03/04/03	Mar’03	48,000.00	0.00	11,213.31
	2448	02/11/01	02/12/01	Nov’01	0.00	0.00	-493.40

	TOTAL				96,000.00	0.00	21,890.82

430-039	COGENERACION LIPSA
	3227	02/04/03	02/05/03	Abr’03	9,250.00	0.00	2,152.73

	TOTAL				9,250.00	0.00	2,152.73

430-041	TIOXIDE EUROPE
	3244	24/04/03	24/07/03	Spares	0.00	0.00	874.64
	3140	28/02/03	28/05/03	Spares	0.00	0.00	1,682.00

	TOTAL				0.00	0.00	1,682.00

430-042	AMYLUM IBERICA
	3231	10/04/03	11/04/03	Club GG 02/03	0.00	68,800.00	10,193.54
	3198	11/03/03	11/04/03	Hrs Ene–Mar’03	paid	paid	2,877.14

5

	TOTAL				0.00	0.00	2,877.14

430-043	FIBRAREL
	3205	24/03/03	24/04/03	Mar’03	0.00	5,137.00	6,410.66
	3142	28/02/03	28/03/03	Feb’03	0.00	5,137.00	6,399.77
	3138	28/02/03	28/03/03	Spares	0.00	0.00	412.03
	3123	12/02/03	12/03/03	Labour	0.00	0.00	2,889.77
	3098	27/01/03	27/02/03	Jan’03	0.00	5,137.00	6,393.77
	3057	17/12/02	17/01/03	Dec’02	0.00	5,137.00	6,435.19
	3045	12/12/02	12/01/03	Spares	0.00	0.00	9,662.80
	3014	27/11/02	27/12/02	Nov’02	0.00	5,137.00	6,456.90
	3011	25/11/02	25/12/02	Spares	0.00	0.00	1,894.67
	2972	29/10/02	29/11/02	Oct’02	0.00	5,137.00	6,474.56

	TOTAL				0.00	30,822.00	53,430.12

430-045	NYLSTAR
	3247	24/04/03	24/07/03	Spares	0.00	0.00	2,942.34
	3049	12/12/02	12/03/03	Spares	0.00	0.00	13,662.83
	2949	15/10/02	15/01/03	Spares	0.00	0.00	3,294.40

	TOTAL				0.00	0.00	19,899.57

430-047	COGENERACION GEQUISA
	3241	23/04/03	23/07/03	Spares	0.00	0.00	2,432.52
	3191	11/03/03	11/06/03	Insp. 4000 hrs	0.00	0.00	28,207.66
	3052	12/12/02	12/03/03	Spares	0.00	0.00	9,662.80
	3046	12/12/02	12/03/03	Spares	0.00	0.00	1,070.68

	TOTAL				0.00	0.00	41,373.66

430-048	SOLAR TURBINES—BELGICA
	3193	11/03/03	26/04/03	Labour	0.00	0.00	15,800.89

	TOTAL				0.00	0.00	15,800.89

430-049	TARRAGONA POWER
	3224	02/04/03	02/05/03	Abr’03	0.00	0.00	22,265.04
	3169	03/03/03	03/04/03	Mar’03	0.00	0.00	22,265.04
	2757	03/06/02	03/07/02	Jun’02	0.00	0.00	22,265.04

	TOTAL				0.00	0.00	66,795.12

6

430-051	ARJO WIGGINS
	3141	28/02/03	28/03/03	Labour	0.00	0.00	5,412.43

	TOTAL				0.00	0.00	5,412.43

430-055	BAYER POLIMEROS
	3210	02/04/03	02/05/03	Abt’03	15,697.30	0.00	3,653.19
	3155	03/03/03	03/04/03	Mar’03	15,697.30	0.00	3,667.06
	3145	28/02/03	28/03/03	Escalation	4,234.65	0.00	990.84
	3129	19/02/03	19/02/03	Cargo Bayer	-3,107.99	0.00	0.00

	TOTAL				32,521.26	0.00	8,311.09

430-056	ALMUSSAFES SERV. ENERGETICOS
	3128	21/02/03	21/03/03	Spares	0.00	0.00	8,961.00

	TOTAL				0.00	0.00	8,961.00

430-058	TAGOL
	3195	11/03/03	11/04/03	Nov’02–Ene’03	18,130.50	0.00	0.00
	3179	11/03/03	11/04/03	Spares	0.00	0.00	1,822.00
	3176	11/03/03	11/04/03	Spares	0.00	0.00	7,349.40
	3175	11/03/03	11/04/03	Spares	0.00	0.00	7,845.00

	TOTAL				18,130.50	0.00	17,016.40

430-060	GE Energy Europe—UK
	3202	18/03/03	18/04/03	Spares	0.00	0.00	6,461.20

	TOTAL				0.00	0.00	6,461.20

430-061	Holmen Paper Papelera Peninsular
	3240	15/04/03	15/05/03	Spares	0.00	0.00	638.88
	3239	15/04/03	15/05/03	Spares	0.00	0.00	638.88

	TOTAL				0.00	0.00	1,277.76

				TOTAL	641,512.72	1,051,927.57	1,371,095.93

7

Exhibit 2.2—Excluded Assets

Reference is made to the definition of the “Excluded Assets” in the Terms of Offer.

8

Exhibit 3.1—Liabilities of Local Parthenon Business

Refer to Balance Sheet—Exhibit 2.1

9

Exhibit 3.2—Excluded Liabilities

Reference is made to the definition of “Excluded Liabilities” referred to in the Terms of Offer.

10

Exhibit 4.1—Employees

00001 Controller SGT	METCALFE CORONA JUAN CARLOS

000026 Admin SGT	Ma DOLORES ZAMARRENO GONZALEZ

000007 Admin SGT	BLASI RECASENS GEMMA

000025 Admin SGT	NATALIA ORTUNO PEREZ

000015 warehouseman SGT	MILLAN ACEVEDO GASPAR

000008 Operations mngr SGT	THOMPSON DAVID

000005 Customer Support Mngr SGT	GONZALEX CODESEIRA FRANCISCO J

000006 Customer Cupport Mngr SGT	MARTINEZ RODRIGUEZ JOSE ANTONI

000018 Customer Support Mngr SGT	VILAUR FUSTER JORGE

000030 Customer Support Mngr SGT	DAVID A MARTIN

000031 Customer Support Mngr SGT	DIEGO MAZZA

000017 Director General SGT	BECLE OLIVIER PIERRE

000004 Fieldtech SGT	BROCH AYMERICH DOMINGO

000013 Fieldtech SGT	RALUY DORCA XAVIER

000016 Fieldtech SGT	MINOL FREDERIC

000021 Fieldtech SGT	MANUEL ALONSO HIDALGO

000022 Fieldtech SGT	SCHIRCH THIERRY

000028 Fieldtech SGT	KEVIN J LEMON

000010 Fieldtech SGT	RONALD EWAN

000011 Fieldtech SGT	MATTHEW THOMAS NEWMAN

000012 Fieldtech SGT	RUST LIAM

000020 Fieldtech SGT	ERIKSSON MATTI

000027 Commercial Mngr SGT	LAURENT J P DENDRAEL

11

Exhibit 5.1—Assumed Contracts

1	Maintenance contract as of 24/04/03

	MC0003	Precosa
	MC0015	Storaenso Barcelona SA
	MC0044	Incomisa / Aceprosa
	MC0050	Dow Chemical Iberica SA
	MC0064	Anoia De Energía
	MC0068	BP Oil Refinería
	MC0077	Forel SL
	MC0091	Pamesa Cog SA (GT3)
	MC0150	Proquimed SA
	MC0157	Azuliber 1 SA
	MC0166	Amylum Iberica (ex-Campo)
	MC0167	UTE IDAE-Opel
	MC0168	UTE IDAE-Seat
	MC0169	Cogeneración Alcalá SA
	MC0172	La Seda de BCN—IQA
	MC0195	Italcogeneración SA
	MC0198	Azuvi Cogeneración SA
	MC0201	Bayer Hispania Ind SA
	MC0213	Papel Aralar SA
	MC0216	Cogeneración UFICSA
	MC0218	Lípidos Santiga SA
	MC0219	Toden AIE
	MC0221	Pamesa Cog SA (GT1 & GT2)
	MC0232	GNK
	MC0233	Rencat AIE
Fibrarel
	MC0151	Basf Española
	MC0295	Tarragona Power
	MC0259	Tagol
	MC0329	UNIGRA SPA MC0053
	MC0325	TEXTILE MC0059
	MC0075	FILLATICE SPA MC0075
	MC0305	VIDEOCOLOUR MC0111
	MC0159	GIST-BROCADES
MC0159
	MC0162	SEDAMYL S.P.A.
MC0162
	MC0163	CEFLA OXON MC0163
	MC0178	CARTIERE
	MC0193	INFINEUM ITALIA SRL
	MC0196	TEXPROTRE SpA
	MC0217	Ri-Wal Ceramiche S.p.A.
	MC0241	Cartiera di Carmignano
	MC0246	TRT Srl
	MC0254	CEFLA (FBM Bologna)

2	Tenders

	BANK OF ITALY		BLADED DISK
	PAMESA		MAINTENANCE CONTRACT
	SONATRA	30-Apr	OVERHAU
	CH		L

12

ASANEFI	06-Feb	MANTENIMIENTO ENERO 2003
STORA	13-Jan	DESMONTAJE TURBINA DE
ENSO		ALQUILER
ASANEFI	17-Jan	HPC REFURBISHING
BP OIL	15-Jan	VARIOS
TIOXIDE	28-Jan	SUSTITUCIÓN
BATERÍAS
BP OIL	22-Jan	FAILSAFE CARD
TAGOL	22-Jan	FILTROS TAGOL
BP OIL	24-Jan	SPEED PICK UP
DOW		FILTROS ALTERNADOR
BP OIL	27-Jan	VARIOS
ASANEFI	28-Jan	REPUEST
OS
StoraEnso	29-Jan	Modificación sistema de Vibraciones
FORD	29-Jan	REPUEST
OS
BP OIL	30-Jan	BOV
FORD	03-Feb	REPUEST
OS
ASANEFI	05-Feb	MÓDULO K1219
Melilla	06-Feb	Revisión 10.000h Turbina GT-35
BP OIL	10-Feb	REPARACIÓN
ACTUADOR
TIOXIDE		VÁLVULAS
BP OIL		PRESSURE SWITCH
IQA	17-Feb	RTD
Module
ASANEFI	11-Feb	MANTENIMIENTO FEBRERO 2003
TIOXIDE	21-Feb	TARJETA REED
RELAYS
BP OIL	19-Feb	REPUEST
OS
COGESA		REPARACIÓN 2 MÓDULOS
TIOXIDE		REPARACIÓN 2 MÓDULOS
POLISEDA	27-Feb	HARNESS ASSY
FOREL	03-Mar	VARIOS
FOREL	10-Mar	CO2 BOTTLES
BP OIL	17-Mar	REPARACIÓN VIBRATION MONITOR
BP OIL	17-Mar	REPARACIÓN VIBRATION MONITOR
BP OIL	18-Mar	VARIOS
BP OIL	18-Mar	FLEXIBLE PIPES
FOREL	19-Mar	VARIOS
FOREL	20-Mar	VARIOS
Forsean	20-Mar	Multiplicador de par
BP OIL	21-Mar	O-RING
ITALGEN	24-Mar	F&G
DOW		GAS DETECTOR
BP OIL	24-Mar	OVERSPEED CARD
INCOMISA	26-Mar	FILTERS
BP OIL	28-Mar	F&G TORNADO
BP OIL	28-Mar	F&G LM2500
IQA	01-Apr	MONITOR
ITALGEN	02-Apr	FILTROS
TIOXIDE		REPARACIÓN SERVOLOADER
BP OIL	08-Apr	PROXIM. AMPLIFIER&CABLES
TIOXIDE		REGULADOR PRESIÓN
EBAG		TARJETA DUAL FUEL CONTROL
BP OIL	11-Apr	TEMPERATURE
SWITCH

13

Reverté	14-Apr	Filtros
BP OIL	22-Apr	FILTROS
NYLSTAR	23-Apr	TERMOPARES T5 + TARJETA
BP OIL	24-Apr	SOLENOID VALVE

14

Exhibit 5.2—Excluded Contracts

Reference is made to Schedule 21 to the Terms of Offer.

15

Exhibit 6—Form of Lease Assignment Agreement

En Madrid y Barcelona, a 29 de abril de 2003.

REUNIDOS

I.	De una parte, Alstom Power Industrial Turbine Services, Ltd., Sucursal en España, con domicilio a efectos de este Contrato en Ctra d’Esplugues, 191-217, Cornellá de Llobregat, Barcelona y número de identificación fiscal (NIF) A-0063710 H (“Alstom”).

Alstom está representada por D. Juan Carlos Metcalfe Corona con domicilio a efectos de este Contrato en el mismo de la sucursal a la que representa y con Documento Nacional de Identidad (DNI) número 39712533C. El Sr. Metcalfe actúa en su condición de representante de la sucursal, con las facultades que resultan de la escritura otorgada el catorce de diciembre de 1995 ante el notario de Madrid D. José Luis Martínez Gil, con el número 3.805 de su protocolo.

II.	De otra parte, Demag Delaval Industrial Turbomachinery Spain S.L.U., con domicilio en Coslada (Madrid), Avenida dela Industria, 38 (“Demag”).

Demag está representada por sus administradores mancomunados D. Rudolf Göllner, con pasaporte alemán en vigor número 3209094812 y D. Manuel Sierra Ludwig, con N.I.F. 2474261J, ambos con domicilio a efectos de este Contrato en el mismo de la sociedad a la que representan.

III.	De otra parte, Matas Negras, S.A., con domicilio en Paseo Ángel Guimera 36, Matadepera (Barcelona) y número de identificación fiscal (NIF) A02064210 (“Matas Negras”).

Matas Negras está representada por Dña. Pilar Montoya Pelayo, con domicilio a efectos de este Contrato en el mismo de la sociedad a la que representa y con Documento Nacional de Identidad (DNI) número 45464341B, en su condición de Administradora única de la sociedad.

EXPONEN

I.	Que el dieciséis de octubre de 2002 Alstom (como arrendataria) y Matas Negras (como propietaria arrendadora) celebraron el contrato de arrendamiento (el “Contrato”) de la nave industrial situada en el número 2C de la Avenida Mare de Deu de Monstserrat en Sant Joan Despi, Barcelona (el “Inmueble”). Demag manifiesta conocer los términos de dicho Contrato.

II.	Que en el marco de ciertos acuerdos entre Alstom y Demag, cuya formalización se producirá el próximo 30 de abril de 2003, éstas han acordado la cesión por Alstom de su posición contractual en el Contrato a favor de Demag.

III.	Que dicha cesión, de acuerdo con lo establecido en el Contrato, requiere el consentimiento de Matas Negras, como arrendador del Inmueble.

16

De conformidad con lo anterior, las Partes han alcanzado los siguientes acuerdos:

1.	Cesión de la posición contractual de Alstom. Con sujeción al cierre entre Alstom y Demag de los acuerdos referidos en el expositivo II anterior, Alstom cede a Demag, que lo acepta, su posición contractual en el Contrato. Dicha cesión devendrá eficaz el día 1 de mayo de 2003. En dicha fecha, Demag se subrogará en todos los derechos y obligaciones derivados del Contrato.

2.	Fianza. Como consecuencia de la cesión descrita, Demag se hará cargo de la fianza del arrendamiento. Demag satisfará a Alstom, dentro de los quince primeros días de mayo de 2003, la cantidad de ocho mil (8.000) euros depositada en concepto de fianza.

3.	Autorización expresa de la cesión. Matas Negras consiente expresamente la cesión contractual en los términos descritos.

En prueba de conformidad con todo lo que antecede, las Partes firman tres ejemplares del presente documento.

Alstom Power Industrial Turbine Services, Ltd., Sucursal en España

P.p.

Juan Carlos Metcalfe

Demag Delaval Industrial Turbomachinery Spain S.L.U.

P.p.

Rudolf Göllner	Manuel Sierra Ludwig

Matas Negras, S.A.

P.p.

Pilar Montoya Pelayo

17

[Non-binding English translation of Exhibit 6 (for convenience purposes only)]

In Madrid and Barcelona, 29 April 2003.

THE PARTIES

I.	On the one side, Alstom Power Industrial Turbine Services, Ltd., Sucursal en España, with domicile for the purposes of this Agreement in Ctra d’Esplugues, 191-217, Cornellá de Llobregat, Barcelona and tax identification number (NIF) A-0063710 H (“Alstom”).

Alstom is represented by Mr. Juan Carlos Metcalfe Corona with the same domicile for the purposes of this Agreement as the branch office it represents and with National Identity Card (DNI) number 39712533C. Mr. Metcalfe is acting in his capacity as representative of the branch, by virtue of the powers granted in the deed executed on 14 December 1995 before the Public Notary of Madrid Mr. José Luis Martínez Gil, with number 3,805 of his protocol.

II.	On the other side, Demag Delaval Industrial Turbomachinery Spain S.L.U., with domicile in Coslada (Madrid), Avenida dela Industria, 38 (“Demag”).

Demag is represented by its joint directors Mr. Rudolf Göllner, with German Passport number 3209094812 in force and Mr. Manuel Sierra Ludwig, with Tax Identification Number (NIF) 2474261J, both shall have the same domicile as the company they represent for the purposes of this Agreement.

III.	On the other side, Matas Negras, S.A., with domicile in Paseo Ángel Guimera 36, Matadepera (Barcelona) and Tax Identification Number (NIF) A02064210 (“Matas Negras”).

Matas Negras is represented by Mrs. Pilar Montoya Pelayo, with the same domicile for the purposes of this Agreement as the company it represents and with National Identity Card (DNI) number 45464341B, in her capacity as sole Director of the company.

RECITALS

I.	On the 16 October 2002 Alstom (as lessee) and Matas Negras (as owner and lessor) executed a lease agreement (the “Agreement”) for the industrial premises located in number 2C of Avenida Mare de Deu de Monstserrat in Sant Joan Despi, Barcelona (the “Premises”). Demag represents that it knows the terms and conditions of the Agreement.

II.	Within the framework of certain agreements reached between Alstom and Demag which are to be executed on 30 April 2003, they have agreed that Alstom shall assign its contractual position in the Agreement in favour of Demag.

III.	In accordance with the terms of the Agreement, the said assignment requires Matas Negras’ consent as lessor of the Premises.

In accordance with the above, the Parties have reached the following agreements:

1.	Assignment of Alstom’s contractual position. Subject to the successful completion between Alstom and Demag of the agreements referred to in Recital II above, Alstom assigns to Demag, which accepts, its contractual position in the Agreement. Said

18

assignment shall become effective on the 1 May 2003. On said date, Demag shall subrogate to the rights and obligations arising from the Agreement.

2.	Deposit. As a consequence of the said assignment, Demag shall be in charge of the lease deposit. Demag shall pay Alstom, within the first fifteen days of May 2003, an amount of Euro eight thousand (8,000) paid as a deposit.

3.	Express authorisation to carry out the assignment. Matas Negras expressly consents to the contractual assignment in the terms described.

In witnesss whereof, the Parties sign three counterparts of this document.

Alstom Power Industrial Turbine Services, Ltd., Sucursal en España

By

Juan Carlos Metcalfe

Demag Delaval Industrial Turbomachinery Spain S.L.U.

By

Rudolf Göllner	Manuel Sierra Ludwig

Matas Negras, S.A.

By

Pilar Montoya Pelayo

19

DATED	2003

ALSTOM POWER SINGAPORE PTE LTD

- and -

DEMAG DELAVAL INDUSTRIAL

TURBOMACHINERY PTE. LTD.

LOCAL TRANSFER AGREEMENT

LOVELLS

THIS AGREEMENT is made on             2003

Between:

(1)	ALSTOM POWER SINGAPORE PTE LTD, a company incorporated under the laws of Singapore and having its registered office at 331 North Bridge Rd, #04-04/05 Odeon Towers Singapore 188720 (the “Seller”); and

(2)	DEMAG DELAVAL INDUSTRIAL TURBOMACHINERY PTE. LTD., a company incorporated under the laws of Singapore and having its registered office at 36 Robinson Road #18-01 City House Singapore 068877 (the “Purchaser”).

Recitals:

A	Pursuant to the terms of offer from ALSTOM, the Seller’s ultimate parent company, to Demag Delaval Industrial Turbomachinery N.V. dated 26 April 2003 (the “Terms of Offer”), ALSTOM shall procure the sale of, and the Local Transferors shall sell, the SGT Business to Demag Delaval Industrial Turbomachinery N.V. and its designated subsidiaries.

B.	The Seller conducts the SGT Business in and from Singapore (the “Local SGT Business”) and is therefore the Local Transferor with respect to the Local SGT Business under the Terms of Offer.

C.	The Seller wishes to sell and transfer, and the Purchaser wishes to purchase and assume as a going concern, the SGT Assets (other than the Excluded Assets) and the SGT Liabilities (other than the Excluded Liabilities) in relation to the Local SGT Business on the terms more fully set out in this Agreement.

D.	The Terms of Offer contain the rights and obligations of the parties thereto in connection with the sale and transfer of the SGT Business as a whole and this Agreement is intended to implement the sale and transfer of the Local SGT Business from the Seller to the Purchaser.

It is Agreed:

1.	Definitions

Unless expressly provided for otherwise in this Agreement, the definitions contained in the Terms of Offer also apply to this Agreement.

2.	Sale and Transfer of Assets

2.1

With effect as of the Completion Date, the Seller hereby sells and transfers to the Purchaser all SGT Assets of the Local SGT Business (herein collectively “Assets”), including but not limited to those which are shown in the draft balance sheet for the Local

SGT Business as of the Completion Date attached as Exhibit 2.1 hereto and/or listed in Exhibits 2.1.1 through 2.1.3 to this Agreement, and the Purchaser hereby accepts such sale and such transfer.

Such Assets sold and transferred include without limitation:

(a)	all Books and Records relating to the Local SGT Business;

(b)	all moveable fixed assets listed without limitation in Exhibit 2.1.1to this Agreement which shall include:

(i)	technical equipment and machinery; and

(ii)	further business equipment;

(c)	all inventories listed in Exhibit 2.1.2; and

(d)	all receivables and other assets listed in Exhibit 2.1.3.

2.2	Notwithstanding clause 2.1, the Excluded Assets, including but not limited to those assets listed in Exhibit 2.2, are expressly excluded from the sale and transfer to the Purchaser hereunder.

3.	Assumption of Liabilities

3.1	With effect as of the Completion Date, the Seller hereby sells and transfers, and the Purchaser hereby assumes, performs and discharges all the SGT Liabilities of the Local SGT Business (herein collectively “Assumed Liabilities”), including but not limited to those shown in the draft balance sheet for the Local SGT Business as of the Completion Date attached as Exhibit 2.1 hereto and/or listed in Exhibit 3.1 to this Agreement, and the Purchaser shall take all such steps as may be required to procure the release of the Seller from any Assumed Liability and in the meantime shall indemnify the Seller accordingly.

3.2	Notwithstanding clause 3.1, the Excluded Liabilities, including but not limited to those liabilities listed in Exhibit 3.2, are expressly excluded from the assumption by the Purchaser hereunder.

3.3	With effect from the Completion Date the Seller shall retain the Retained Liabilities and the Seller shall take all such steps as may be required to procure the release of the Purchaser from any Retained Liability and in the meantime shall indemnify the Purchaser accordingly.

4.	Transfer of Employees

4.1	The transfer of Employees to whom the provisions of Section 18A of the Singapore Employment Act applies shall be governed by Section 18A of that Act and the Seller and

2

the Purchaser shall each comply with their respective obligations under Section 18A of that Act. In particular, the contracts of employment of each Asset Sale Employee of the Local SGT Business who is listed in Part A of Exhibit 4.1 (each a “Section 18A Employee”) and who, on the Completion Date, is actively employed by the Seller or who is absent from such employment due to temporary illness or an approved vacation or short term leave of absence will (subject to any right of the individual employee to object to such transfer and in each case in accordance with mandatory applicable local law) have effect as if originally made between the Purchaser and the Section 18A Employee and the Purchaser shall assume all rights, power, duties and liabilities under or in connection with the contracts of employment of such Section 18A Employees (except in respect of occupational pension arrangements).

4.2	The Purchaser shall offer suitable employment to each Asset Sale Employee of the Local SGT Business, who is listed and not marked with an asterisk in Part B of Exhibit 4.1 (each a “Non-Section 18A Employee” which, together with the Section 18A Employees, shall be “Employees”) and who, on the Completion Date, is actively employed by the Seller or who is absent from such employment due to temporary illness or an approved vacation or short term leave of absence with effect from the Completion Date on terms and conditions of employment, including compensation and benefits, that are substantially equivalent, in the aggregate, to those on which such employee is then employed (such offer to take effect from the Completion Date).

4.3	The Purchaser shall perform and observe all its obligations (including statutory obligations) with respect to the Section 18A Employees and with respect to the Non-Section 18A Employees who have accepted the Purchaser’s offer of employment with effect from and after Completion and regarding the time after the Completion Date. The Purchaser further agrees to assume the obligation to pay all accrued obligations of the Retained ALSTOM Group to the Employees for salary or hourly wages, vacation leave and sick leave accrued but unpaid as at Completion, to the extent liability therefor is reflected in the Net Asset Statement.

4.4	The Seller shall indemnify and keep indemnified the Purchaser against all losses, costs, liabilities, expenses, actions, proceedings, claims and demands arising out of or in connection with:

(a)	any claim by an Employee in respect of any failure of the Seller to perform and observe all its obligations (including statutory obligations) under or in connection with the contracts of employment of the Employees up to the Completion Date, including all obligations to inform and consult with relevant employees or their representatives (and including in relation to the Pre-Completion Reorganisation);

(b)	any claim by an Employee as a result of anything done or omitted to be done in relation to his employment prior to the Completion Date; and

34

(c)	any claim by a person other than an Employee listed in Exhibit 4.1 that his or her employment is automatically transferred to the Purchaser pursuant to the transfer of the Local SGT Business.

4.5	The Purchaser shall indemnify and keep indemnified the Seller against all losses, costs, liabilities, expenses, actions, proceedings, claims and demands arising out of or in connection with:

(a)	any change in the working conditions of the Employees or any of them made or proposed to be made by the Purchaser on or after the Completion Date;

(b)	in relation only to Section 18A Employees, the employment by the Purchaser on or after the Completion Date of the Employees other than on terms, that are in accordance with mandatory provisions of applicable law;

(c)	any claim by an Employee as a result of anything done or omitted to be done by the Purchaser after the Completion Date.

4.6	To the extent that Employees refuse to transfer to, or accept an offer of employment from, the Purchaser, the Seller shall co-operate in such arrangements as the Purchaser may reasonably request to make the services of such employees available to the Purchaser.

5.	Assumption of Contracts

5.1	With effect from the Completion Date the Purchaser shall be entitled to the benefits under the SGT Contracts of the Local SGT Business (the “AssumedContracts”), including without limitation those listed in Exhibit 5.1 hereto. Pending the consent where necessary of the other contracting parties, the Seller will hold the benefits under the Assumed Contracts for the account of the Purchaser, and in particular shall receive any payment made to the Seller in respect of the Assumed Contracts as trustee for the Purchaser and shall account to the Purchaser for such payment within five Business Days of its receipt.

5.2	With effect from the Completion Date the Seller shall be entitled to the benefits under the Retained Contracts. Pending the consent where necessary of the other contracting parties, the Purchaser will hold the benefits under the Retained Contracts for the account of the Seller and in particular shall receive any payment made to the Purchaser in respect of the Retained Contracts as trustee for the Seller and shall account to the Seller for such payment within five Business Days of its receipt.

5.3	Save as expressly stated otherwise and without prejudice to clauses 3.1, 3.3, 5.1 and 5.2:

(a)

each party shall use its reasonable endeavours to procure the assignments, novations, consents, approvals and waivers (“Third Party Consents”) that are necessary in order to pass the benefit (subject to the burden) of each Assumed Contract to the Purchaser and where there is a choice of method of so passing

45

the benefit (subject to the burden) of an Assumed Contract, provided that there is no disadvantage to either party in pursuing novation of that contract as opposed to any other method, the contract in question shall be so novated;

(b)	the provisions of clause 5.3(a) shall not apply where the Purchaser has reasonable cause to believe that to apply them may be disadvantageous to the Local SGT Business whether because it would result in the counterparty treating the Assumed Contract as repudiated or otherwise so long as the party holding such belief shall first have consulted the other party in good faith; and

(c)	insofar as at the Completion Date a Third Party Consent has not been obtained in relation to any Assumed Contract (such contract being referred to in this clause as a “Non-Assignable Assumed Contract”):

(i)	this Agreement shall not constitute an assignment or attempted assignment if the same would be illegal or would constitute a breach of any Non-Assignable Assumed Contract;

(ii)	unless and until such Third Party Consent has been obtained and accordingly the Non-Assignable Assumed Contract has been conveyed:

(1)	the original contracting party shall continue its corporate existence and shall co-operate in any reasonable arrangements designed to provide for the Purchaser the benefits under the Non-Assignable Assumed Contract;

(2)	the Purchaser shall carry out, perform and complete all the obligations and liabilities of the original contracting party under or in relation to the Non-Assignable Assumed Contract as the original contracting party’s sub-contractor or agent provided that such sub-contracting or agency is permissible and lawful under the Non-Assignable Assumed Contract;

(3)	the original contracting party shall give all such assistance as the Purchaser may reasonably require to enable the Purchaser to enforce its rights under or in relation to the Non-Assignable Assumed Contract including, at the Purchaser’s request, a power of attorney enabling the Purchaser to deal with the Non-Assignable Assumed Contract;

(4)	the original contracting party shall provide access to the Purchaser to all relevant books, records and other documents and information in relation to the Non-Assignable Assumed Contract as the Purchaser may reasonably require; and

56

(5)	the original contracting party shall deliver promptly to the Purchaser any correspondence, notice or other document or item received by it in relation to the Non-Assignable Assumed Contract.

5.4	Pending the issuance by the relevant regulatory authorities of all necessary licences, permits and approvals required by the Purchaser in relation to the conduct by the Purchaser of the Local SGT Business, the Seller will carry on, perform and complete all the obligations and liabilities of the Seller under or in relation to the Assumed Contracts for the account of and on trust for the Purchaser. For such purpose, the Section 18A Employees and the Non-Section 18A Employees who have accepted the Purchaser’s offer of employment will be deemed to have been seconded to the Seller, on the basis that the Purchaser shall remain liable to perform and observe all its obligations (including statutory obligations) with respect to such Employees in accordance with Clause 4.3.

5.5	Shared Contracts

(a)	Where:

(i)	some of the obligations under an Assumed Contract with a third party fall to be performed by the Local SGT Business and other such obligations fall to be performed by the Seller; and

(ii)	upon the transfer of that Assumed Contract pursuant to clause 5.1 the Seller will not remain as a party to that Assumed Contract and there is no sub-contract or other binding agreement already in place, then as from the Completion Date the Purchaser and the Seller shall enter into a sub-contract under which the Seller will perform the obligations which fall to be performed by the Retained Business with respect to that Assumed Contract. The sub-contract shall reflect the terms of the Assumed Contract as they apply to the Retained Business’s share to the extent reasonable and reflecting arm’s length market terms having regard to the terms of the relevant Assumed Contract.

(b)	Where:

(i)	some of the obligations under a Retained Contract with a third party fall to be performed by the Retained Business and other such obligations fall to be performed by the Local SGT Business; and

(ii)	from Completion the Purchaser will not remain as a party to that Retained Contract and there is no sub-contract or other binding agreement already in place,

then as from the Completion Date the Seller and the Purchaser shall enter into a sub-contract under which the Purchaser will perform the obligations which fall to be performed by the Local SGT Business with respect to that Retained Contract.

6

The sub-contract shall reflect the terms of the Retained Contract as they apply to the Local SGT Business’s share to the extent reasonable and reflecting arm’s length market terms having regard to the terms of the relevant Assumed Contract.

5.6	Notwithstanding clause 5.1, the Excluded Contracts, including but not limited to those contracts listed in Exhibit 5.2, are expressly excluded from the sale to, and the assumption by, the Purchaser hereunder.

6.	Consideration

6.1	The total consideration payable by the Purchaser to the Seller for the Local SGT Business (the “Consideration”) shall be € 8,000,000, as adjusted pursuant to the Terms of Offer.

6.2	The amount of the Consideration described in clause 6.1 shall be paid in cash in accordance with the provisions of clause 6.4 of the Terms of Offer.

7.	Completion

7.1	On Completion, the Seller shall deliver to the Purchaser:

(a)	possession of the Premises described in clause 12;

(b)	all other physical assets (including all moveable fixed assets, inventories and other assets referred to in clause 2.1) agreed to be sold;

(c)	a certified true copy of the resolution of the directors of the Seller approving the sale of the Local SGT Business to the Purchaser on the terms set out in this Agreement; and

(d)	a certified true copy of the ordinary resolution passed at a general meeting of the shareholders of the Seller approving the sale of the Local SGT Business to the Purchaser on the terms set out in this Agreement.

7.2	Completion shall take place at the offices of Lovells at Avenue Louise 523, 1050, Brussels, Belgium.

8.	Amendment of Exhibits

Exhibits 2.1, 2.1.1, 2.1.2, 2.1.3, 3.1 and 5.1 (showing the status as of the date as indicated on each such Exhibit) shall be updated by agreement of the parties without undue delay following Completion in accordance with the actual position of the Local SGT Business as at the Completion Date. All amounts in such updated Exhibits shall also be shown in Euro amounts (converted at the exchange rate as at the Completion Date).

9.	“Wrong Pocket” Provisions

9.1	In the event and to the extent that the Seller conveys or transfers to the Purchaser title to any assets (including contracts) of the Retained Business, whether by sale, lease,

78

assignment or any other form of disposition, then upon the Purchaser becoming aware of the same (whether by notice from the Seller or otherwise), the Purchaser shall, at the Seller’s sole cost and expense, re-convey or re-transfer any such assets to the Seller, and the Seller shall be obliged to accept the transfer of such assets upon terms reasonably satisfactory to the Purchaser and the Seller and the Purchaser shall take all such additional steps and make such payments as shall be necessary to place the Seller in the same economic position as if the transfer of the relevant assets had not occurred (deducting the costs to be borne by the Seller pursuant to this clause).

9.2	In the event that any Asset is not transferred to the Purchaser on Completion, then upon the Seller becoming aware of the same (whether by notice from the Purchaser or otherwise), the Seller shall, at its sole cost and expense, promptly take all necessary steps to ensure the transfer of any such asset to the Purchaser, in a manner and form reasonably satisfactory to the Purchaser and the Seller, and shall take all such additional steps and make such payments as shall be necessary to place the Purchaser in the same economic position as if the transfer of the relevant Asset had occurred at the Completion Date.

10.	Joint and Several Liability of the Seller

The Seller hereby agrees to be jointly and severally liable for the due and punctual performance by ALSTOM of all of its obligations under the Terms of Offer (including for the avoidance of doubt making payment pursuant to the Warranties and Indemnities set out therein but subject to the same limitations on ALSTOM’s liability as set out in the Terms of Offer and so that any claim against the Seller hereunder in respect of the performance by ALSTOM of all of its obligations under the Terms of Offer shall be included in calculating the maximum limit of liability for claims under the Terms of Offer and further that no double recovery may be made under both this Agreement and the Terms of Offer) to the extent only that they relate to the Local SGT Business. The Seller’s obligations shall not be affected by any time or indulgence given to ALSTOM or its solvency and the Seller shall be liable pursuant to this clause 10 as if it were the primary obligor.

11.	Indemnity

The parties agree that the indemnity in the Schedule to this Agreement shall apply to the sale of the Local SGT Business hereunder.

12.	Leases

The Seller and the Purchaser shall, and the Seller shall use all reasonable endeavours to procure Admiralty International Marketing Pte Ltd (“Admiralty”), the sub-lessor under the Sublease dated 8 November 2001 made between Admiralty and the Seller, as sub-lessee, to, (i) complete and submit all necessary applications and to do all other acts and things as may be required by the Jurong Town Corporation (“JTC”) in order to obtain

JTC’s consent to the sublease of the premises occupied by the Local SGT Business (the “Premises”) to the Purchaser, and (ii) subject to JTC’s consent being obtained as aforesaid, execute all deeds, documents or agreements which may be necessary for the sublease of the Premises in favour of the Purchaser. The Purchaser shall, vis-à-vis the Seller, have the right to use the Premises as of Completion as if the Purchaser were the sub-lessee to the Premises.

13.	Shared Services

The Purchaser and the Seller shall, to the extent necessary and appropriate to ensure the continued functioning of their respective business after Completion in the manner in which they were conducted prior to Completion, provide IT services to each other in accordance with the principles set out in Schedule 12 to the Terms of Offer.

14.	GST and Related Transfer Matters

The Purchaser shall bear all stamp or other documentary or transactional duties, charges and expenses (including without limitation any sales, use, transfer or goods and services tax) that may arise as a result of the transfer of the Local SGT Business or the Assets being assigned pursuant to this Agreement. All payments hereunder are expressed exclusive of goods and services tax (“GST”) which, if chargeable, shall be paid in addition.

The parties agree and acknowledge that the Local SGT Business shall be transferred to the Purchaser as a going concern and that pursuant to the Singapore Goods and Services Tax (Excluded Transactions) Order 1994, GST should not be chargeable in respect of the Consideration. If GST is chargeable in respect of the transfer of the Local SGT Business, the Purchaser shall pay the relevant GST to the Seller upon receipt of a valid tax invoice from the Seller.

Clause 22 of the Terms of Offer shall apply accordingly between the parties.

15.	Relationship with the Terms of Offer

15.1	The Parties acknowledge that this Agreement is entered into pursuant to and in furtherance of the Terms of Offer. In the event of any conflict between the provisions of this Agreement and the Terms of Offer, the provisions of the Terms of Offer shall prevail.

15.2	Unless stated otherwise, the provisions of the Terms of Offer contained in the following clauses: Confidentiality (Clause 15), Further Assurance and Availability of Information (Clause 17), Interest (Clause 18), Currency Conversions (Clause 19), Costs (Clause 23), Notices (Clause 25), Severability (Clause 26), Entire Agreement and Variation (Clause 27) and General Provisions (Clause 28) shall apply to this Agreement as the context requires.

15.3	Subject to compulsory laws of Singapore being applicable to legal acts in rem in connection with the transactions contemplated hereby, this Agreement shall be governed and interpreted exclusively in accordance with English law, without reference to the conflict of laws rules thereof.

15.4	Arbitration

(a)	The parties irrevocably agree (save as otherwise provided in this Agreement) that any dispute, claim or matter arising under or in connection with this Agreement or the legal relationships established by this Agreement (and by any documents to be entered into pursuant to it that are not expressed to be subject to any other jurisdiction), including any questions regarding the existence, validity or termination of this Agreement, shall, upon notice delivered by either party to the other, be finally settled by arbitration. The arbitration shall be conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “ICC”) in effect at the time of the arbitration, except as they may be modified herein or by agreement of the parties.

(b)	The place of the arbitration shall be London and the proceedings shall be conducted in the English language.

(c)	The arbitration shall be conducted by three arbitrators of whom one shall be appointed by the Seller and one shall be appointed by the Purchaser. The parties shall each obtain their respective appointee’s acceptance of such appointment, and deliver written notification of such appointment and acceptance to the other party within thirty days after the dispute has been referred to arbitration in accordance with clause 15.4(a) above. In the event that a party to a dispute fails to appoint an arbitrator or deliver notification of such appointment to the other within this time period, upon request of either such party, such arbitrator shall instead be appointed by the ICC within thirty days or receiving such request. The two arbitrators appointed in accordance with the above provisions shall appoint the third arbitrator, obtain the appointee’s acceptance of such appointment and notify the parties in writing of such appointment and acceptance within thirty days of their appointment. If the first two appointed arbitrators fail to appoint a third arbitrator or notify the parties of that appointment within this time period, then, upon request of either party, the third arbitrator shall be appointed by the ICC within thirty days of receiving such request. The third arbitrator shall serve as the chairman of the arbitration.

(d)	The judgment rendered by the arbitrators shall be final and binding on the parties. Judgment on any award made by the arbitrators may be entered in any court of competent jurisdiction.

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(e)	By agreeing to arbitration, the parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration and a request for such provisional remedies by a party to a court shall not be deemed a waiver of this agreement to arbitrate. In addition to the authority conferred upon the arbitrators by the rules specified above, the arbitrators shall also have the authority to grant provisional remedies, including injunctive relief.

(f)	Notwithstanding anything to the contrary herein, the procedural rules of the seat of the arbitration shall apply whenever and to the extent that the ICC Rules are silent.

(g)	Except as may be required by applicable law, stock exchange rules, court order, or in connection with the ordinary course operation of the Local SGT Business, the parties agree to maintain confidentiality as to all aspects of the arbitration, including its existence and results, except that nothing herein shall prevent any party from disclosing information regarding the arbitration for purposes of enforcing the judgment of the arbitrators or in any court proceedings involving the parties. The parties further agree to obtain the arbitrators’ agreement to preserve the confidentiality of the arbitration.

16.	Access to Records

The Seller shall furnish to the Purchaser at the Completion Date all Books and Records maintained by or for the Seller, which relate to the Local SGT Business. The Purchaser shall maintain such Books and Records for the relevant statutory document retention period applicable as at the date of this Agreement and during this period, the Seller shall have access to such Books and Records to the extent necessary for accounting or tax purposes.

17.	Further Assurance

Without prejudice to clause 17 of the Terms of Offer, the Seller shall promptly give due notice to the debtors of the assignment of the receivables referred to in clause 2.1(d) in the form annexed as Exhibit 6 and furnish a copy of each such notice to the Purchaser.

As Witness the hands of the parties or their duly authorised representatives the day and year first above written.

Executed by the parties

Signed by	)
)
for and on behalf of	)
Alstom Power Singapore Pte Ltd	)

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Signed by [ ]	)
)
for and on behalf of	)
Demag Delaval Industrial	)
Turbomachinery Pte. Ltd.	)

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SCHEDULE

INDEMNITY—ABB PROCEEDING

1.	In this Schedule:

(a)	“ABB Proceeding” means any actual, pending or threatened judgment, order, injunction or any legal proceeding including any suit, action or claim, demand, citation, notice or complaint, in each case arising out of or relating to or in connection with any ABB Ltd Excluded Liability relating to or arising out of the Local SGT Business, including without limitation any such matter alleging or based in whole or in part on tort, successor liability, strict liability, joint and several liability, assumption of liability, contribution, indemnity, contract, warranty, fraudulent conveyance, fraudulent transfer, piercing the corporate veil, or any other theory in law or equity; and

(b)	“Excluded Business” means the Retained Business and any current or former activities, operations or businesses directly or indirectly conducted by the Seller, the Retained ALSTOM Group, ALSTOM N.V. and all of its current or former direct or indirect subsidiaries (excluding the MGT/IST Group Companies) and any of their direct or indirect predecessors, successors, Affiliates or assigns but in any event excluding the MGT/IST Business; and

(c)	“Local ABB-related Asbestos Claims” means any ABB Ltd Excluded Liabilities relating to or arising out of the Local SGT Business which are based upon or arise out of the actual or asserted presence, use, storage, removal, disposal, exposure or alleged exposure to Asbestos or Asbestos-containing products, materials or substances but in all cases excluding the same in relation to the Excluded Business or any Former Property save to the extent that any liability is asserted on the basis of acquisitions completed under this Agreement; and

(d)

“Local Asbestos Liabilities” means expenses, costs, claims, legal obligations, losses, liabilities, damages (whether compensatory, punitive or otherwise), fines, payments and penalties, including without limitation, legal and expert expenses and other defence costs, (together “Losses”) suffered or incurred by a Protected Person as a result of any Asbestos Proceeding against or involving any Protected Person relating to or arising out of the Local SGT Business or a Property or Former Property of the Local SGT Business other than to the extent that such Losses arise or increase as a result of activities of the Local SGT Business or any Protected Person after the Completion Date, but in all cases excluding Losses in relation to (i) any Asbestos or Asbestos containing products forming part of any building or building structure at any Property or otherwise in any land and (ii) the

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Excluded Business or any Former Property save to the extent that any liability is asserted on the basis of the acquisitions completed under this Agreement; and

(e)	“Third Party” means any person other than a Protected Person.

2.	Indemnity

2.1	Subject to paragraph 2.2 below, the Seller shall indemnify and keep indemnified, defend and hold harmless each relevant Protected Person against any and all ABB Excluded Liabilities incurred, by or asserted against a Protected Person by reason of any ABB Excluded Liability being transferred to or assumed by it (notwithstanding the agreement of the parties set out herein that the same should not be transferred or assumed) due to the consummation of the sale and purchase transactions pursuant to this Agreement.

2.2	With respect to Local ABB-related Asbestos Claims which are not Local Asbestos Liabilities, the liability of the Seller under the indemnity in paragraph 2.1 above shall be limited to and shall in no event exceed the amounts actually received by or on behalf of the Seller or its Affiliates (less its or their reasonable costs incurred in recovery) from ABB Ltd or its Affiliates respect of such claims, and the Seller shall not be under any liability under the indemnity in paragraph 2.1 above unless and until such amounts are actually received by it. The Seller shall procure that its rights against ABB Ltd are pursued with respect to any ABB Ltd Excluded Liabilities and, to the extent legally possible, require ABB to make direct payment to the Protected Person.

2.3	If the Purchaser becomes aware of any liability of any Protected Person in relation to an ABB Ltd Excluded Liability and/or any ABB Proceeding against a Protected Person (the Purchaser hereby agreeing to procure that any Protected Person shall notify it of any knowledge of the same), then the Purchaser shall:

(a)	inform the Seller thereof with all reasonable promptness;

(b)	ensure that the Seller and its personnel, representatives, lawyers, accountants and other professional advisers, at the Seller’s cost and expense, shall be given access to such information, personnel, premises, documents and records relating to the ABB Ltd Excluded Liability and circumstances surrounding the same as the Seller may reasonably request, subject to appropriate arrangements being made to protect commercial confidentiality, business secrets and privilege; and

(c)	subject as aforesaid, at the Seller’s cost and expense provide the Seller with any relevant reports or documents prepared in connection with the particular claim.

provided, however, that any failure of the Purchaser to satisfy the terms of this paragraph 2.3 shall not affect the Protected Person’s claim or indemnification against the Seller in any way.

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2.4	In the event of any ABB Proceedings, the Seller or ABB Ltd (or any of its successors or assigns) as its nominee shall control the conduct of such ABB Proceedings (including any negotiations or settlement with any Third Party before or after the lodging of any formal action, suit, claim or proceeding).

2.5	If requested by the person with conduct of proceedings, the Protected Person shall provide all such cooperation required by the party with conduct, its nominee or their legal advisers in contesting the ABB Proceedings and in making any counterclaim or any cross complaint against any person with respect to the subject matter of the ABB Proceedings.

2.6	If the Seller has conduct, the Seller shall use all reasonable endeavours (having regard, inter alia, to the provisions governing its right to be indemnified by ABB Ltd) to ensure in relation to such proceedings that:

(a)	copies of material pleadings, orders, decisions or other filings received or prepared on behalf of the Seller and all other relevant information shall with all reasonable promptness be provided to the relevant Protected Person or its nominee;

(b)	there shall be reasonable advance consultation with the relevant Protected Person or its nominee in relation to decisions materially affecting the conduct of such proceedings; and

(c)	the relevant Protected Person or its nominee shall be allowed an adequate opportunity to review and comment in advance (such comment to be taken into account) on formal filings prepared on behalf of the Seller in relation to the proceedings.

2.7	The party with conduct shall (to the extent consistent with applicable law, and in the case of Seller as the party with conduct, subject to the rights of ABB Ltd with respect to conduct and settlement) not unreasonably admit liability, or enter into any agreement, settlement or compromise in relation to any Asbestos Proceeding without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed).

2.8	The Purchaser shall and shall procure that each Protected Person shall (to the extent consistent with applicable law):

(a)	take all reasonable action to mitigate any ABB Ltd Excluded Liabilities; and

(b)	take reasonable steps to avoid prejudicing any right of recovery of the Seller, the relevant Protected Person or any of their affiliates against any applicable Third Party in respect of which right of recovery the relevant person should have been aware.

2.9	Each Protected Person shall be entitled to enforce this indemnity pursuant to the Contracts (Rights of Third Parties) Act 1999, but the Agreement may be varied or

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rescinded without the consent of any Protected Person by written agreement between the Purchaser and the Seller.

16

Dated	2003

ALSTOM POWER SINGAPORE PTE LTD

- and -

DEMAG DELAVAL INDUSTRIAL

TURBOMACHINERY PTE. LTD.

Local Transfer AGREEMENT

[GRAPHIC APPEARS HERE]

This Agreement is made on                    2003

Between:

(1)	ALSTOM POWER SINGAPORE PTE LTD, a company incorporated under the laws of Singapore and having its registered office at 331 North Bridge Rd, #04-04/05 Odeon Towers Singapore 188720 (the “Seller”); and

(2)	DEMAG DELAVAL INDUSTRIAL TURBOMACHINERY PTE. LTD., a company incorporated under the laws of Singapore and having its registered office at 36 Robinson Road #18-01 City House Singapore 068877 (the “Purchaser”).

Recitals:

A.	Pursuant to the terms of offer from ALSTOM, the Seller’s ultimate parent company, to Demag Delaval Industrial Turbomachinery N.V. dated 26 April 2003 (the “Terms of Offer”), ALSTOM shall procure the sale of, and the Local Transferors shall sell, the SGT Business to Demag Delaval Industrial Turbomachinery N.V. and its designated subsidiaries.

B.	The Seller conducts the SGT Business in and from Singapore (the “Local SGT Business”) and is therefore the Local Transferor with respect to the Local SGT Business under the Terms of Offer.

C.	The Seller wishes to sell and transfer, and the Purchaser wishes to purchase and assume as a going concern, the SGT Assets (other than the Excluded Assets) and the SGT Liabilities (other than the Excluded Liabilities) in relation to the Local SGT Business on the terms more fully set out in this Agreement.

D.	The Terms of Offer contain the rights and obligations of the parties thereto in connection with the sale and transfer of the SGT Business as a whole and this Agreement is intended to implement the sale and transfer of the Local SGT Business from the Seller to the Purchaser.

It is Agreed:

1.	Definitions

Unless expressly provided for otherwise in this Agreement, the definitions contained in the Terms of Offer also apply to this Agreement.

2.	Sale and Transfer of Assets

2.1	With effect as of the Completion Date, the Seller hereby sells and transfers to the Purchaser all SGT Assets of the Local SGT Business (herein collectively “Assets”), including but not limited to those which are shown in the draft balance sheet for the Local

SGT Business as of the Completion Date attached as Exhibit 2.1 hereto and/or listed in Exhibits 2.1.1 through 2.1.3 to this Agreement, and the Purchaser hereby accepts such sale and such transfer.

Such Assets sold and transferred include without limitation:

(a)	all Books and Records relating to the Local SGT Business;

(b)	all moveable fixed assets listed without limitation in Exhibit 2.1.1to this Agreement which shall include:

(i)	technical equipment and machinery; and

(ii)	further business equipment;

(c)	all inventories listed in Exhibit 2.1.2; and

(d)	all receivables and other assets listed in Exhibit 2.1.3.

2.2	Notwithstanding clause 2.1, the Excluded Assets, including but not limited to those assets listed in Exhibit 2.2, are expressly excluded from the sale and transfer to the Purchaser hereunder.

3.	Assumption of Liabilities

3.1	With effect as of the Completion Date, the Seller hereby sells and transfers, and the Purchaser hereby assumes, performs and discharges all the SGT Liabilities of the Local SGT Business (herein collectively “Assumed Liabilities”), including but not limited to those shown in the draft balance sheet for the Local SGT Business as of the Completion Date attached as Exhibit 2.1 hereto and/or listed in Exhibit 3.1 to this Agreement, and the Purchaser shall take all such steps as may be required to procure the release of the Seller from any Assumed Liability and in the meantime shall indemnify the Seller accordingly.

3.2	Notwithstanding clause 3.1, the Excluded Liabilities, including but not limited to those liabilities listed in Exhibit 3.2, are expressly excluded from the assumption by the Purchaser hereunder.

3.3	With effect from the Completion Date the Seller shall retain the Retained Liabilities and the Seller shall take all such steps as may be required to procure the release of the Purchaser from any Retained Liability and in the meantime shall indemnify the Purchaser accordingly.

4.	Transfer of Employees

4.1	The transfer of Employees to whom the provisions of Section 18A of the Singapore Employment Act applies shall be governed by Section 18A of that Act and the Seller and

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the Purchaser shall each comply with their respective obligations under Section 18A of that Act. In particular, the contracts of employment of each Asset Sale Employee of the Local SGT Business who is listed in Part A of Exhibit 4.1 (each a “Section 18A Employee”) and who, on the Completion Date, is actively employed by the Seller or who is absent from such employment due to temporary illness or an approved vacation or short term leave of absence will (subject to any right of the individual employee to object to such transfer and in each case in accordance with mandatory applicable local law) have effect as if originally made between the Purchaser and the Section 18A Employee and the Purchaser shall assume all rights, power, duties and liabilities under or in connection with the contracts of employment of such Section 18A Employees (except in respect of occupational pension arrangements).

4.2	The Purchaser shall offer suitable employment to each Asset Sale Employee of the Local SGT Business, who is listed and not marked with an asterisk in Part B of Exhibit 4.1(each a “Non-Section 18A Employee” which, together with the Section 18A Employees, shall be “Employees”) and who, on the Completion Date, is actively employed by the Seller or who is absent from such employment due to temporary illness or an approved vacation or short term leave of absence with effect from the Completion Date on terms and conditions of employment, including compensation and benefits, that are substantially equivalent, in the aggregate, to those on which such employee is then employed (such offer to take effect from the Completion Date).

4.3	The Purchaser shall perform and observe all its obligations (including statutory obligations) with respect to the Section 18A Employees and with respect to the Non-Section 18A Employees who have accepted the Purchaser’s offer of employment with effect from and after Completion and regarding the time after the Completion Date. The Purchaser further agrees to assume the obligation to pay all accrued obligations of the Retained ALSTOM Group to the Employees for salary or hourly wages, vacation leave and sick leave accrued but unpaid as at Completion, to the extent liability therefor is reflected in the Net Asset Statement.

4.4	The Seller shall indemnify and keep indemnified the Purchaser against all losses, costs, liabilities, expenses, actions, proceedings, claims and demands arising out of or in connection with:

(a)	any claim by an Employee in respect of any failure of the Seller to perform and observe all its obligations (including statutory obligations) under or in connection with the contracts of employment of the Employees up to the Completion Date, including all obligations to inform and consult with relevant employees or their representatives (and including in relation to the Pre-Completion Reorganisation);

(b)	any claim by an Employee as a result of anything done or omitted to be done in relation to his employment prior to the Completion Date; and

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(c)	any claim by a person other than an Employee listed in Exhibit 4.1 that his or her employment is automatically transferred to the Purchaser pursuant to the transfer of the Local SGT Business.

4.5	The Purchaser shall indemnify and keep indemnified the Seller against all losses, costs, liabilities, expenses, actions, proceedings, claims and demands arising out of or in connection with:

(a)	any change in the working conditions of the Employees or any of them made or proposed to be made by the Purchaser on or after the Completion Date;

(b)	in relation only to Section 18A Employees, the employment by the Purchaser on or after the Completion Date of the Employees other than on terms, that are in accordance with mandatory provisions of applicable law;

(c)	any claim by an Employee as a result of anything done or omitted to be done by the Purchaser after the Completion Date.

4.6	To the extent that Employees refuse to transfer to, or accept an offer of employment from, the Purchaser, the Seller shall co-operate in such arrangements as the Purchaser may reasonably request to make the services of such employees available to the Purchaser.

5.	Assumption of Contracts

5.1	With effect from the Completion Date the Purchaser shall be entitled to the benefits under the SGT Contracts of the Local SGT Business (the “AssumedContracts”), including without limitation those listed in Exhibit 5.1 hereto. Pending the consent where necessary of the other contracting parties, the Seller will hold the benefits under the Assumed Contracts for the account of the Purchaser, and in particular shall receive any payment made to the Seller in respect of the Assumed Contracts as trustee for the Purchaser and shall account to the Purchaser for such payment within five Business Days of its receipt.

5.2	With effect from the Completion Date the Seller shall be entitled to the benefits under the Retained Contracts. Pending the consent where necessary of the other contracting parties, the Purchaser will hold the benefits under the Retained Contracts for the account of the Seller and in particular shall receive any payment made to the Purchaser in respect of the Retained Contracts as trustee for the Seller and shall account to the Seller for such payment within five Business Days of its receipt.

5.3	Save as expressly stated otherwise and without prejudice to clauses 3.1, 3.3, 5.1 and 5.2:

(a)

each party shall use its reasonable endeavours to procure the assignments, novations, consents, approvals and waivers (“Third Party Consents”) that are necessary in order to pass the benefit (subject to the burden) of each Assumed Contract to the Purchaser and where there is a choice of method of so passing

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the benefit (subject to the burden) of an Assumed Contract, provided that there is no disadvantage to either party in pursuing novation of that contract as opposed to any other method, the contract in question shall be so novated;

(b)	the provisions of clause 5.3(a) shall not apply where the Purchaser has reasonable cause to believe that to apply them may be disadvantageous to the Local SGT Business whether because it would result in the counterparty treating the Assumed Contract as repudiated or otherwise so long as the party holding such belief shall first have consulted the other party in good faith; and

(c)	insofar as at the Completion Date a Third Party Consent has not been obtained in relation to any Assumed Contract (such contract being referred to in this clause as a “Non-Assignable Assumed Contract”):

(i)	this Agreement shall not constitute an assignment or attempted assignment if the same would be illegal or would constitute a breach of any Non-Assignable Assumed Contract;

(ii)	unless and until such Third Party Consent has been obtained and accordingly the Non-Assignable Assumed Contract has been conveyed:

(1)	the original contracting party shall continue its corporate existence and shall co-operate in any reasonable arrangements designed to provide for the Purchaser the benefits under the Non-Assignable Assumed Contract;

(2)	the Purchaser shall carry out, perform and complete all the obligations and liabilities of the original contracting party under or in relation to the Non-Assignable Assumed Contract as the original contracting party’s sub-contractor or agent provided that such sub-contracting or agency is permissible and lawful under the Non-Assignable Assumed Contract;

(3)	the original contracting party shall give all such assistance as the Purchaser may reasonably require to enable the Purchaser to enforce its rights under or in relation to the Non-Assignable Assumed Contract including, at the Purchaser’s request, a power of attorney enabling the Purchaser to deal with the Non-Assignable Assumed Contract;

(4)	the original contracting party shall provide access to the Purchaser to all relevant books, records and other documents and information in relation to the Non-Assignable Assumed Contract as the Purchaser may reasonably require; and

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(5)	the original contracting party shall deliver promptly to the Purchaser any correspondence, notice or other document or item received by it in relation to the Non-Assignable Assumed Contract.

5.4	Pending the issuance by the relevant regulatory authorities of all necessary licences, permits and approvals required by the Purchaser in relation to the conduct by the Purchaser of the Local SGT Business, the Seller will carry on, perform and complete all the obligations and liabilities of the Seller under or in relation to the Assumed Contracts for the account of and on trust for the Purchaser. For such purpose, the Section 18A Employees and the Non-Section 18A Employees who have accepted the Purchaser’s offer of employment will be deemed to have been seconded to the Seller, on the basis that the Purchaser shall remain liable to perform and observe all its obligations (including statutory obligations) with respect to such Employees in accordance with Clause 4.3.

5.5	Shared Contracts

(a)	Where:

(i)	some of the obligations under an Assumed Contract with a third party fall to be performed by the Local SGT Business and other such obligations fall to be performed by the Seller; and

(ii)	upon the transfer of that Assumed Contract pursuant to clause 5.1 the Seller will not remain as a party to that Assumed Contract and there is no sub-contract or other binding agreement already in place, then as from the Completion Date the Purchaser and the Seller shall enter into a sub-contract under which the Seller will perform the obligations which fall to be performed by the Retained Business with respect to that Assumed Contract. The sub-contract shall reflect the terms of the Assumed Contract as they apply to the Retained Business’s share to the extent reasonable and reflecting arm’s length market terms having regard to the terms of the relevant Assumed Contract.

(b)	Where:

(i)	some of the obligations under a Retained Contract with a third party fall to be performed by the Retained Business and other such obligations fall to be performed by the Local SGT Business; and

(ii)	from Completion the Purchaser will not remain as a party to that Retained Contract and there is no sub-contract or other binding agreement already in place,

then as from the Completion Date the Seller and the Purchaser shall enter into a sub-contract under which the Purchaser will perform the obligations which fall to be performed by the Local SGT Business with respect to that Retained Contract.

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The sub-contract shall reflect the terms of the Retained Contract as they apply to the Local SGT Business’s share to the extent reasonable and reflecting arm’s length market terms having regard to the terms of the relevant Assumed Contract.

5.6	Notwithstanding clause 5.1, the Excluded Contracts, including but not limited to those contracts listed in Exhibit 5.2, are expressly excluded from the sale to, and the assumption by, the Purchaser hereunder.

6.	Consideration

6.1	The total consideration payable by the Purchaser to the Seller for the Local SGT Business (the “Consideration”) shall be € 8,000,000, as adjusted pursuant to the Terms of Offer.

6.2	The amount of the Consideration described in clause 6.1 shall be paid in cash in accordance with the provisions of clause 6.4 of the Terms of Offer.

7.	Completion

7.1	On Completion, the Seller shall deliver to the Purchaser:

(a)	possession of the Premises described in clause 12;

(b)	all other physical assets (including all moveable fixed assets, inventories and other assets referred to in clause 2.1) agreed to be sold;

(c)	a certified true copy of the resolution of the directors of the Seller approving the sale of the Local SGT Business to the Purchaser on the terms set out in this Agreement; and

(d)	a certified true copy of the ordinary resolution passed at a general meeting of the shareholders of the Seller approving the sale of the Local SGT Business to the Purchaser on the terms set out in this Agreement.

7.2	Completion shall take place at the offices of Lovells at Avenue Louise 523, 1050, Brussels, Belgium.

8.	Amendment of Exhibits

Exhibits 2.1, 2.1.1, 2.1.2, 2.1.3, 3.1 and 5.1 (showing the status as of the date as indicated on each such Exhibit) shall be updated by agreement of the parties without undue delay following Completion in accordance with the actual position of the Local SGT Business as at the Completion Date. All amounts in such updated Exhibits shall also be shown in Euro amounts (converted at the exchange rate as at the Completion Date).

9.	“Wrong Pocket” Provisions

9.1	In the event and to the extent that the Seller conveys or transfers to the Purchaser title to any assets (including contracts) of the Retained Business, whether by sale, lease,

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assignment or any other form of disposition, then upon the Purchaser becoming aware of the same (whether by notice from the Seller or otherwise), the Purchaser shall, at the Seller’s sole cost and expense, re-convey or re-transfer any such assets to the Seller, and the Seller shall be obliged to accept the transfer of such assets upon terms reasonably satisfactory to the Purchaser and the Seller and the Purchaser shall take all such additional steps and make such payments as shall be necessary to place the Seller in the same economic position as if the transfer of the relevant assets had not occurred (deducting the costs to be borne by the Seller pursuant to this clause).

9.2	In the event that any Asset is not transferred to the Purchaser on Completion, then upon the Seller becoming aware of the same (whether by notice from the Purchaser or otherwise), the Seller shall, at its sole cost and expense, promptly take all necessary steps to ensure the transfer of any such asset to the Purchaser, in a manner and form reasonably satisfactory to the Purchaser and the Seller, and shall take all such additional steps and make such payments as shall be necessary to place the Purchaser in the same economic position as if the transfer of the relevant Asset had occurred at the Completion Date.

10.	Joint and Several Liability of the Seller

The Seller hereby agrees to be jointly and severally liable for the due and punctual performance by ALSTOM of all of its obligations under the Terms of Offer (including for the avoidance of doubt making payment pursuant to the Warranties and Indemnities set out therein but subject to the same limitations on ALSTOM’s liability as set out in the Terms of Offer and so that any claim against the Seller hereunder in respect of the performance by ALSTOM of all of its obligations under the Terms of Offer shall be included in calculating the maximum limit of liability for claims under the Terms of Offer and further that no double recovery may be made under both this Agreement and the Terms of Offer) to the extent only that they relate to the Local SGT Business. The Seller’s obligations shall not be affected by any time or indulgence given to ALSTOM or its solvency and the Seller shall be liable pursuant to this clause 10 as if it were the primary obligor.

11.	Indemnity

The parties agree that the indemnity in the Schedule to this Agreement shall apply to the sale of the Local SGT Business hereunder.

12.	LEASES

The Seller and the Purchaser shall, and the Seller shall use all reasonable endeavours to procure Admiralty International Marketing Pte Ltd (“Admiralty”), the sub-lessor under the Sublease dated 8 November 2001 made between Admiralty and the Seller, as sub-lessee, to, (i) complete and submit all necessary applications and to do all other acts and things as may be required by the Jurong Town Corporation (“JTC”) in order to obtain

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JTC’s consent to the sublease of the premises occupied by the Local SGT Business (the “Premises”) to the Purchaser, and (ii) subject to JTC’s consent being obtained as aforesaid, execute all deeds, documents or agreements which may be necessary for the sublease of the Premises in favour of the Purchaser. The Purchaser shall, vis-à-vis the Seller, have the right to use the Premises as of Completion as if the Purchaser were the sub-lessee to the Premises.

13.	Shared Services

The Purchaser and the Seller shall, to the extent necessary and appropriate to ensure the continued functioning of their respective business after Completion in the manner in which they were conducted prior to Completion, provide IT services to each other in accordance with the principles set out in Schedule 12 to the Terms of Offer.

14.	Gst and Related Transfer Matters

The Purchaser shall bear all stamp or other documentary or transactional duties, charges and expenses (including without limitation any sales, use, transfer or goods and services tax) that may arise as a result of the transfer of the Local SGT Business or the Assets being assigned pursuant to this Agreement. All payments hereunder are expressed exclusive of goods and services tax (“GST”) which, if chargeable, shall be paid in addition.

The parties agree and acknowledge that the Local SGT Business shall be transferred to the Purchaser as a going concern and that pursuant to the Singapore Goods and Services Tax (Excluded Transactions) Order 1994, GST should not be chargeable in respect of the Consideration. If GST is chargeable in respect of the transfer of the Local SGT Business, the Purchaser shall pay the relevant GST to the Seller upon receipt of a valid tax invoice from the Seller.

Clause 22 of the Terms of Offer shall apply accordingly between the parties.

15.	Relationship with the Terms of Offer

15.1	The Parties acknowledge that this Agreement is entered into pursuant to and in furtherance of the Terms of Offer. In the event of any conflict between the provisions of this Agreement and the Terms of Offer, the provisions of the Terms of Offer shall prevail.

15.2	Unless stated otherwise, the provisions of the Terms of Offer contained in the following clauses: Confidentiality (Clause 15), Further Assurance and Availability of Information (Clause 17), Interest (Clause 18), Currency Conversions (Clause 19), Costs (Clause 23), Notices (Clause 25), Severability (Clause 26), Entire Agreement and Variation (Clause 27) and General Provisions (Clause 28) shall apply to this Agreement as the context requires.

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15.3	Subject to compulsory laws of Singapore being applicable to legal acts in rem in connection with the transactions contemplated hereby, this Agreement shall be governed and interpreted exclusively in accordance with English law, without reference to the conflict of laws rules thereof.

15.4	Arbitration

(a)	The parties irrevocably agree (save as otherwise provided in this Agreement) that any dispute, claim or matter arising under or in connection with this Agreement or the legal relationships established by this Agreement (and by any documents to be entered into pursuant to it that are not expressed to be subject to any other jurisdiction), including any questions regarding the existence, validity or termination of this Agreement, shall, upon notice delivered by either party to the other, be finally settled by arbitration. The arbitration shall be conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “ICC”) in effect at the time of the arbitration, except as they may be modified herein or by agreement of the parties.

(b)	The place of the arbitration shall be London and the proceedings shall be conducted in the English language.

(c)	The arbitration shall be conducted by three arbitrators of whom one shall be appointed by the Seller and one shall be appointed by the Purchaser. The parties shall each obtain their respective appointee’s acceptance of such appointment, and deliver written notification of such appointment and acceptance to the other party within thirty days after the dispute has been referred to arbitration in accordance with clause 15.4(a) above. In the event that a party to a dispute fails to appoint an arbitrator or deliver notification of such appointment to the other within this time period, upon request of either such party, such arbitrator shall instead be appointed by the ICC within thirty days or receiving such request. The two arbitrators appointed in accordance with the above provisions shall appoint the third arbitrator, obtain the appointee’s acceptance of such appointment and notify the parties in writing of such appointment and acceptance within thirty days of their appointment. If the first two appointed arbitrators fail to appoint a third arbitrator or notify the parties of that appointment within this time period, then, upon request of either party, the third arbitrator shall be appointed by the ICC within thirty days of receiving such request. The third arbitrator shall serve as the chairman of the arbitration.

(d)	The judgment rendered by the arbitrators shall be final and binding on the parties. Judgment on any award made by the arbitrators may be entered in any court of competent jurisdiction.

10

(e)	By agreeing to arbitration, the parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration and a request for such provisional remedies by a party to a court shall not be deemed a waiver of this agreement to arbitrate. In addition to the authority conferred upon the arbitrators by the rules specified above, the arbitrators shall also have the authority to grant provisional remedies, including injunctive relief.

(f)	Notwithstanding anything to the contrary herein, the procedural rules of the seat of the arbitration shall apply whenever and to the extent that the ICC Rules are silent.

(g)	Except as may be required by applicable law, stock exchange rules, court order, or in connection with the ordinary course operation of the Local SGT Business, the parties agree to maintain confidentiality as to all aspects of the arbitration, including its existence and results, except that nothing herein shall prevent any party from disclosing information regarding the arbitration for purposes of enforcing the judgment of the arbitrators or in any court proceedings involving the parties. The parties further agree to obtain the arbitrators’ agreement to preserve the confidentiality of the arbitration.

16.	Access to Records

The Seller shall furnish to the Purchaser at the Completion Date all Books and Records maintained by or for the Seller, which relate to the Local SGT Business. The Purchaser shall maintain such Books and Records for the relevant statutory document retention period applicable as at the date of this Agreement and during this period, the Seller shall have access to such Books and Records to the extent necessary for accounting or tax purposes.

17.	Further Assurance

Without prejudice to clause 17 of the Terms of Offer, the Seller shall promptly give due notice to the debtors of the assignment of the receivables referred to in clause 2.1(d) in the form annexed as Exhibit 6 and furnish a copy of each such notice to the Purchaser.

As Witness the hands of the parties or their duly authorised representatives the day and year first above written.

Executed by the parties

Signed by	)
)
for and on behalf of	)
Alstom Power Singapore Pte Ltd	)

11

Signed by [ ]	)
)
for and on behalf of	)
Demag Delaval Industrial	)
Turbomachinery Pte. Ltd.	)

12

SCHEDULE

INDEMNITY - ABB PROCEEDING

1.	In this Schedule:

(a)	“ABB Proceeding” means any actual, pending or threatened judgment, order, injunction or any legal proceeding including any suit, action or claim, demand, citation, notice or complaint, in each case arising out of or relating to or in connection with any ABB Ltd Excluded Liability relating to or arising out of the Local SGT Business, including without limitation any such matter alleging or based in whole or in part on tort, successor liability, strict liability, joint and several liability, assumption of liability, contribution, indemnity, contract, warranty, fraudulent conveyance, fraudulent transfer, piercing the corporate veil, or any other theory in law or equity; and

(b)	“Excluded Business” means the Retained Business and any current or former activities, operations or businesses directly or indirectly conducted by the Seller, the Retained ALSTOM Group, ALSTOM N.V. and all of its current or former direct or indirect subsidiaries (excluding the MGT/IST Group Companies) and any of their direct or indirect predecessors, successors, Affiliates or assigns but in any event excluding the MGT/IST Business; and
(c)	“Local ABB-related Asbestos Claims” means any ABB Ltd Excluded Liabilities relating to or arising out of the Local SGT Business which are based upon or arise out of the actual or asserted presence, use, storage, removal, disposal, exposure or alleged exposure to Asbestos or Asbestos-containing products, materials or substances but in all cases excluding the same in relation to the Excluded Business or any Former Property save to the extent that any liability is asserted on the basis of acquisitions completed under this Agreement; and
(d)	“Local Asbestos Liabilities” means expenses, costs, claims, legal obligations, losses, liabilities, damages (whether compensatory, punitive or otherwise), fines, payments and penalties, including without limitation, legal and expert expenses and other defence costs, (together “Losses”) suffered or incurred by a Protected Person as a result of any Asbestos Proceeding against or involving any Protected Person relating to or arising out of the Local SGT Business or a Property or Former Property of the Local SGT Business other than to the extent that such Losses arise or increase as a result of activities of the Local SGT Business or any Protected Person after the Completion Date, but in all cases excluding Losses in relation to (i) any Asbestos or Asbestos containing products forming part of any building or building structure at any Property or otherwise in any land and (ii) the

13

Excluded Business or any Former Property save to the extent that any liability is asserted on the basis of the acquisitions completed under this Agreement; and

(e)	“Third Party” means any person other than a Protected Person.

2.	Indemnity

2.1	Subject to paragraph 2.2 below, the Seller shall indemnify and keep indemnified, defend and hold harmless each relevant Protected Person against any and all ABB Excluded Liabilities incurred, by or asserted against a Protected Person by reason of any ABB Excluded Liability being transferred to or assumed by it (notwithstanding the agreement of the parties set out herein that the same should not be transferred or assumed) due to the consummation of the sale and purchase transactions pursuant to this Agreement.

2.2	With respect to Local ABB-related Asbestos Claims which are not Local Asbestos Liabilities, the liability of the Seller under the indemnity in paragraph 2.1 above shall be limited to and shall in no event exceed the amounts actually received by or on behalf of the Seller or its Affiliates (less its or their reasonable costs incurred in recovery) from ABB Ltd or its Affiliates respect of such claims, and the Seller shall not be under any liability under the indemnity in paragraph 2.1 above unless and until such amounts are actually received by it. The Seller shall procure that its rights against ABB Ltd are pursued with respect to any ABB Ltd Excluded Liabilities and, to the extent legally possible, require ABB to make direct payment to the Protected Person.

2.3	If the Purchaser becomes aware of any liability of any Protected Person in relation to an ABB Ltd Excluded Liability and/or any ABB Proceeding against a Protected Person (the Purchaser hereby agreeing to procure that any Protected Person shall notify it of any knowledge of the same), then the Purchaser shall:

(a)	inform the Seller thereof with all reasonable promptness;

(b)	ensure that the Seller and its personnel, representatives, lawyers, accountants and other professional advisers, at the Seller’s cost and expense, shall be given access to such information, personnel, premises, documents and records relating to the ABB Ltd Excluded Liability and circumstances surrounding the same as the Seller may reasonably request, subject to appropriate arrangements being made to protect commercial confidentiality, business secrets and privilege; and

(c)	subject as aforesaid, at the Seller’s cost and expense provide the Seller with any relevant reports or documents prepared in connection with the particular claim.

provided, however, that any failure of the Purchaser to satisfy the terms of this paragraph 2.3 shall not affect the Protected Person’s claim or indemnification against the Seller in any way.

14

2.4	In the event of any ABB Proceedings, the Seller or ABB Ltd (or any of its successors or assigns) as its nominee shall control the conduct of such ABB Proceedings (including any negotiations or settlement with any Third Party before or after the lodging of any formal action, suit, claim or proceeding).

2.5	If requested by the person with conduct of proceedings, the Protected Person shall provide all such cooperation required by the party with conduct, its nominee or their legal advisers in contesting the ABB Proceedings and in making any counterclaim or any cross complaint against any person with respect to the subject matter of the ABB Proceedings.

2.6	If the Seller has conduct, the Seller shall use all reasonable endeavours (having regard, inter alia, to the provisions governing its right to be indemnified by ABB Ltd) to ensure in relation to such proceedings that:

(a)	copies of material pleadings, orders, decisions or other filings received or prepared on behalf of the Seller and all other relevant information shall with all reasonable promptness be provided to the relevant Protected Person or its nominee;

(b)	there shall be reasonable advance consultation with the relevant Protected Person or its nominee in relation to decisions materially affecting the conduct of such proceedings; and

(c)	the relevant Protected Person or its nominee shall be allowed an adequate opportunity to review and comment in advance (such comment to be taken into account) on formal filings prepared on behalf of the Seller in relation to the proceedings.

2.7	The party with conduct shall (to the extent consistent with applicable law, and in the case of Seller as the party with conduct, subject to the rights of ABB Ltd with respect to conduct and settlement) not unreasonably admit liability, or enter into any agreement, settlement or compromise in relation to any Asbestos Proceeding without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed).

2.8	The Purchaser shall and shall procure that each Protected Person shall (to the extent consistent with applicable law):

(a)	take all reasonable action to mitigate any ABB Ltd Excluded Liabilities; and

(b)	take reasonable steps to avoid prejudicing any right of recovery of the Seller, the relevant Protected Person or any of their affiliates against any applicable Third Party in respect of which right of recovery the relevant person should have been aware.

2.9	Each Protected Person shall be entitled to enforce this indemnity pursuant to the Contracts (Rights of Third Parties) Act 1999, but the Agreement may be varied or

15

rescinded without the consent of any Protected Person by written agreement between the Purchaser and the Seller.

16

EXHIBIT 2.1—SINGAPORE BUSINESS DRAFT BALANCE SHEET

(Balance Sheet as at 31 March 2003 Singapore Dollars—S$)

S$’000
Tangible Assets	440
Inventory	5,160
Trade receivable	5,610
Other receivable	1,028

TOTAL ASSETS	12,238

S$’000
Advance from customers	476
Trade payables	6,997
Other payables	992
Loan from ALSTOM Holdings	2,371
Retained Earning	1,402

TOTAL LIABILITIES & Net INCOME	12,238

EXHIBIT 2.1.1—MOVEABLE FIXED ASSETS

ALSTOM POWER Singapore Pte Ltd—IGT Fixed Assets Cost and Net Book Value as at 28th February 2003—S$

	Plant & Machinery		Amount
1	Balancing Machine-H5V M480/450	Carl Schenck Singapore Pte Ltd	9,700.00
2	TB Tooling	Britac-Saag Oil & Gas Sdn Bhd	121,440.00
3	Crane		129,664.00
4	Racking		11,481.60
5	Vulcan Blast		70,804.80
6	Air Compressor		43,360.00
7	TB Tooling		113,689.60
8	Additional roacking/work bench		11,200.00

			511,340.00

	Tools & Fixtures
1	Weighing Scale	Lian Seng Weighing Scale Co.	1,180.00
2	HP Cleaner-230V/50HZ/1PH	Klenco (Singapore) Pte Ltd	3,000.00
3	DIGI Electronic Weighing Balance	Annex Microsystems	630.00
4	wiremesh partition/construct heavy duty boxed/stacker	Hemsco (Singapore) Pte Ltd	5,550.00
5	Metal/Electrical/Painting & Partition works-ground flr	Hemsco (Singapore) Pte Ltd	13,520.00
6	Aluminium tools box & disassemble/cleaning of IGT engine Model NO. TB5000	Kinmark Engineering Work	2,600.00

			26,480.00

	Office Equipment/Furniture/Computer
1	Rack System	Soft-Pro Computer Pte Ltd	3,370.00
2	Compaq Pentium 4	Soft-Pro Computer Pte Ltd	5,206.00
3	Cisco 1720 router +network services	Soft-Pro Computer Pte Ltd	1,830.00
4	Electrical & Plumbing work-35 Loyang Crescent	Suntrak Enterprises Pte Ltd	25,441.55
5	Construct heavy duty work bench-1pc	DEC Associates Pte Ltd	1,100.00
6	Construct heavy duty work bench-4pcs	DEC Associates Pte Ltd	7,500.00
7	Low swing door cabinet/mobile pedestal	Kino Office Furniture Pte Ltd	401.00
8	Printer	Parisilk Electronics & Computer	890.00
9	Dexion S-90 T-35 Static Shelving System	Dexcon Storage Systems Pte Ltd	8,842.12
10	Construct bench-top-1pc	DEC Associates Pte Ltd	1,300.00
11	Card Access Control System	Goldtron Enterprise & Services Pte Ltd	3,500.00
12	Sharp LCD Projector	Personal Automation Mart Pte Ltd	5,000.00
13	Printer/Compaq Pentium 4/Kingston 128MB SDRAM	Soft-Pro Computer Pte Ltd	6,138.00
14	Computer Viewstation MP/Desktop system,etc	Net e2 Asia Pte Ltd	18,156.25
15	Shelf/cabinet/side return table/mobile pedestal	Kino Office Furniture Pte Ltd	965.00
16	Nokia 8910-Law	Telexcel Communication	1,228.00
17	HP Business Inkjet 2230 Printer-Joan	Soft-Pro Computer Pte Ltd	779.00

18	2 Desk/2 Side return/2 mobile pedestal/shelf cabinet	Kino Office Furniture Pte Ltd	1,239.00
19	copper piping & tap outlet/construct 1 heavy duty box & bench/renovate a/c’s dept/secretary office	Hemsco (S) Pte Ltd	14,480.00
20	Sony CLIE PEG-NR70V G PDA/64MB SDRAM-Dave	Soft-Pro Computer Pte Ltd	1,070.00
21	HP LaserJet LJ1200-LYC	Soft-Pro Computer Pte Ltd	650.00
22	Compaq Pentium 3-Peter	Soft-Pro Computer Pte Ltd	3,679.00
23	Trolley	Alniff Industries Pte Ltd	2,204.00
24	Time Attendance Management System	Goldtron Enterprise & Services Pte Ltd	3,100.00
25	Alstom Logo	Hemsco (S) Pte Ltd	2,700.00
26	Clothes lockers with bench seat	Alniff Industries Pte Ltd	631.00
27	Renovation-Marketing Office	Hemsco (S) Pte Ltd	37,592.00
28	HP LaserJet 1200 Printer	Soft-Pro Computer Pte Ltd	669.00
29	Renovation-Marketing Office	Hemsco (S) Pte Ltd	8,621.00
30	Renovation		59,788.80
31	Video confering equipments		28,800.00

			168,281.92

EXHIBIT 2.1.2—ALL INVENTORIES

(As at 29 April 2003)

ITEM	PART NUMBER	DESCRIPTION	QUANTITY		UNIT PRICE	AMOUNT (GBP)	REMARKS

1	010291	SETSCREW—2 BA X 5/16	54	EA	1.18	63.72

2	010292	SETSCREW—2 BA X 3/8	6	EA	0.24	1.44

3	010296	SETSCREW—2 BA X 1. 1/4	2	EA	0.08	0.16

4	010402	DRIVE SCREW—NO. 2 X 1/4	107	EA	0.10	10.70

5	011064	SCREW S/TAP .189 X 1/2 L	24	EA	0.78	18.72

6	011416	SPRING DOWEL PIN— 1/8 X 3/8	8	EA	0.08	0.64

7	011417	SPRING DOWEL PIN— 1/8 X 5/16	6	EA	0.08	0.48

8	012002	NUT—2BA	100	EA	0.80	80.00

9	012520	BRASS PLUG— 1/2 BSP	3	EA	11.51	34.53

10	012531	DRAIN PLUG— 1/8 BSP	2	EA	8.50	17.00

11	012533	DRAIN PLUG 3/8 BSP	2	EA	9.84	19.68

12	012600	FIBRE WASHER— 1/4 I/D	4	EA	0.08	0.32

13	012610	FIBRE WASHER—2 IN BSP	50	EA	1.47	73.50

13	012630	ALUMINIUM WASHER— 1/8 BSP	12	EA	0.20	2.40

4

14	012631	ALUMINUM WASHER— 1/4 BSP	91	EA	0.10	9.10

15	012632	ALUMINUM WASHER— 3/8 BSP	17	EA	0.20	3.40

16	012633	ALUMINIUM WASHER— 1/2 BSP	16	EA	0.08	1.28

17	012634	ALUMINIUM WASHER— 3/4 BSP	4	EA	0.24	0.96

18	012651	COPPER WASHER 1/4 BSP	3	EA	0.08	0.24

19	012653	COPPER WASHER 1/2 BSP	56	EA	0.08	4.48

20	012655	COPPER WASHER 1 IN BSP	1	EA	0.43	0.43

21	013101	WASHER— 1/4	26	EA	0.08	2.08

22	013103	WASHER— 3/8	434	EA	0.08	34.72

23	013105	WASHER— 1/2	204	EA	0.08	16.32	10—UK YEAR 2002 STK

24	013107	WASHER— 5/8	307	EA	0.13	39.91

25	013109	WASHER— 3/4	20	EA	0.15	3.00

26	013132	PLAIN WASHER—2BA LARGE	4	EA	0.08	0.32

27	013184	PLAIN WASHER— 1/2	451	EA	0.08	36.08

28	013186	PLAIN WASHER— 5/8	14	EA	0.08	1.12

29	013187	PLAIN WASHER— 3/4	143	EA	0.15	21.45

30	014024	COUNTERSUNK SCREW—2BA X 3/8	6	EA	0.33	1.98

31	014026	COUNTERSUNK SCREW—2BA X 1/2	10	EA	0.32	3.20

32	014046	COUNTERSUNK SCREW—4BA X 1/2	6	EA	0.52	3.12

33	015551	EYEBOLT— 3/8 UNF	16	EA	2.89	46.24

34	015552	EYEBOLT— 1/2 UNF	16	EA	5.53	88.48

35	015553	EYEBOLT— 5/8 UNF	16	EA	6.55	104.80

36	015554	EYEBOLT— 3/4 UNF	16	EA	10.46	167.36

37	015556	EYEBOLT—1 IN UNF	16	EA	27.93	446.88

38	016622	DRAIN COCK— 1/2 BSP	4	EA	80.40	321.60

39	018500	SELF-LOCKING NUT—2BA	106	EA	0.08	8.48

40	019674	CAPSCREW—2BA X 3/4	58	EA	0.13	7.54

41	020465	OIL SEAL	5	EA	3.09	15.45

42	021202	HOSE CLIP 5/8 — 7/8	2	EA	0.45	0.90

43	021206	HOSE CLIP—1. 3/4-2. 3/8	2	EA	0.63	1.26

44	021703	SPRING WASHER—2BA	48	EA	0.20	9.60

45	021704	SPRING WASHER— 1/4	834	EA	0.08	66.72	108—UK YEAR 2002 STK

46	021705	SPRING WASHER— 5/16	35	EA	0.08	2.80

47	021706	SPRING WASHER— 3/8	829	EA	0.08	66.32	120—UK YEAR 2002 STK

48	021708	SPRING WASHER— 1/2	1371	EA	0.08	109.68

49	021710	SPRING WASHER— 5/8	552	EA	0.20	110.40

50	021711	SPRING WASHER— 3/4	20	EA	0.08	1.60

51	021712	SPRING WASHER— 7/8	48	EA	0.20	9.60

52	021713	SPRING WASHER—1 IN	16	EA	0.10	1.60

53	021788	SPRING WASHER— 3/4	40	EA	0.30	12.00

54	021808	SPRING WASHER—DOUBLE COIL— 1/2	42	EA	0.11	4.62

55	022502	STUD— 1/4 UNF X 1/2	144	EA	0.43	61.92	36—UK YEAR 2002 STK

56	022519	STUD— 3/8 UNF X 1 IN	165	EA	1.18	194.70

57	022540	STUD— 3/8 UNF X 1. 1/4	76	EA	1.97	149.72

58	022542	STUD— 3/8 UNF X 1. 1/2	4	EA	1.12	4.48	4—UK YEAR 2002 STK

59	022543	STUD— 3/8 UNF X 1. 5/8	10	EA	1.08	10.80

60	022552	STUD— 3/8 UNF X 2. 3/4	2	EA	0.99	1.98

61	022554	STUD— 3/8 UNF X 3 IN	2	EA	3.93	7.86

62	022589	STUD— 7/8 UNF X 1. 7/8	48	EA	2.30	110.40

63	022702	SETSCREW— 1/4 UNF X 1/2	4	EA	0.08	0.32

64	022705	SETSCREW— 1/4 UNF X 1 IN	20	EA	0.08	1.60

65	022710	SETSCREW— 3/8 UNF X 7/8	8	EA	0.18	1.44

66	022712	SETSCREW— 3/8 UNF X 3/4	96	EA	0.39	37.44

67	022713	SETSCREW— 3/8 UNF X 1 IN	100	EA	0.15	15.00

68	022716	SETSCREW— 3/8 UNF X 1. 1/4	20	EA	0.13	2.60

69	022723	SETSCREW— 1/2 UNF X 1. 1/4	89	EA	0.22	19.58	34—UK YEAR 1999 STK

70	022724	SETSCREW— 1/2 UNF X 1. 1/2	119	EA	0.13	15.47

71	022729	SETSCREW— 5/8 UNF X 1. 3/4	40	EA	0.41	16.40

72	022804	SETSCREW— 5/16 UNF X 1IN	232	EA	0.13	30.16

73	022811	SETSCREW— 5/16 UNF X 1. 1/8	128	EA	0.55	70.40	32—UK YEAR 2002 STK

74	022903	BOLT— 1/4 UNF X 1. 1/4	18	EA	0.13	2.34

75	022904	BOLT— 1/4 UNF X 1. 1/2	20	EA	0.28	5.60

76	022905	BOLT— 1/4 UNF X 1. 3/4	23	EA	0.28	6.44

77	022906	BOLT— 1/4 UNF X 2 IN	112	EA	0.24	26.88

78	022910	BOLT— 3/8 UNF X 1. 1/2	20	EA	0.15	3.00

79	022911	BOLT— 3/8 UNF X 1. 3/4	140	EA	0.18	25.20

80	022912	BOLT— 3/8 UNF X 2 IN	20	EA	0.18	3.60

81	022913	BOLT 3/8 UNF X 2. 1/4	29	EA	0.22	6.38

82	022915	BOLT 3/8 UNF X 2. 3/4	110	EA	0.39	42.90	4—UK YEAR 2002 STK

83	022916	BOLT 3/8 UNF X 3 IN	107	EA	0.18	19.26

84	022918	BOLT— 1/2 UNF X 1. 3/4	132	EA	0.22	29.04

85	022919	BOLT— 1/2 UNF X 2 IN	143	EA	0.22	31.46	10—UK YEAR 1999 STK

86	022920	BOLT— 1/2 UNF X 2. 1/4	20	EA	0.24	4.80

87	022921	BOLT— 1/2 UNF X 2. 1/2	20	EA	0.45	9.00

88	022922	BOLT— 1/2 UNF X 2. 3/4	71	EA	0.33	23.43

89	022936	BOLT— 5/8 UNF X 2 IN	22	EA	0.75	16.50

90	022937	BOLT— 5/8 UNF X 2. 1/4	23	EA	0.55	12.65

91	022938	BOLT— 5/8 UNF X 2. 1/2	20	EA	0.76	15.20

92	022939	BOLT— 5/8 UNF X 2. 3/4	20	EA	1.18	23.60

93	023101	NUT— 1/4 UNF	410	EA	0.13	53.30

94	023102	NUT— 5/16 UNF	130	EA	0.15	19.50

95	023103	NUT— 3/8 UNF	604	EA	0.08	48.32

96	023105	NUT— 1/2 UNF	808	EA	0.08	64.64

97	023106	NUT— 5/8 UNF	50	EA	0.12	6.00

98	023107	NUT— 3/4 UNF	220	EA	0.15	33.00

99	023108	NUT— 7/8 UNF	48	EA	0.55	26.40

100	023109	NUT—1 IN UNF	64	EA	2.77	177.28

101	023155	NICKLE PLATED NUT— 1/2 UNF	440	EA	0.10	44.00

102	023157	NICKLE PLATED NUT— 5/8 UNF	32	EA	0.20	6.40

103	023158	NICKLE PLATED NUT— 3/4 UNF	149	EA	0.28	41.72

104	023303	LOCKNUT— 3/8 UNF	2	EA	0.08	0.16

105	023305	LOCKNUT— 1/2 UNF	104	EA	0.08	8.32

106	023806	CAPSCREW— 1/4 UNF X 1 IN	9	EA	0.08	0.72

107	023809	CAPSCREW— 1/4 UNF X 1. 3/4	102	EA	0.15	15.30

108	023817	CAPSCREW— 5/16 UNF X 1. 1/4	100	EA	0.20	20.00

109	023828	CAPSCREW— 3/8 UNF X 1. 3/4	6	EA	0.35	2.10

110	023832	CAPSCREW— 3/8 UNF X 2. 3/4	106	EA	0.84	89.04

111	023846	CAPSCREW— 1/2 UNF X 1. 1/4	50	EA	0.59	29.50

112	023847	CAPSCREW— 1/2 UNF X 1. 1/2	104	EA	0.59	61.36

113	024301	GRUBSCREW— 1/4 UNF X 3/8	8	EA	0.08	0.64	4—UK YEAR 2002 STK

114	024321	GRUBSCREW— 1/2 UNF X 1/2	130	EA	0.59	76.70

115	024322	GRUBSCREW— 1/2 UNF X 5/8	130	EA	0.78	101.40

116	024323	GRUBSCREW— 1/2 UNF X 3/4	80	EA	0.52	41.60

117	024801	TAB WASHER—2BA STRAIGHT	3	EA	0.11	0.33	3—UK YEAR 1998 STK

118	026003	SELF-LOCKING NUT— 3/8 UNF	131	EA	0.08	10.48	2—UK YEAR 1999 STK

119	026004	SELF-LOCKING NUT— 1/2 UNF	99	EA	0.09	8.91

120	026057	SELF-LOCKING NUT— 3/8 UNF	38	EA	0.39	14.82

121	026061	SELF-LOCKING NUT— 5/8 UNF	145	EA	0.99	143.55

122	026101	SELF-LOCKING NUT— 1/4 UNF	4	EA	0.10	0.40

123	026902	C/SUNK SCREW 1/4 UNF X 1/2	174	EA	0.33	57.42	12—UK YEAR 2002 STK

124	026903	C/SUNK SCREW 1/4 UNFX 5/8	136	EA	0.20	27.20

125	026906	C/SUNK SCREW 1/4 UNF X 1IN	12	EA	0.20	2.40

126	026943	C/SUNK SCREW UNF 3/8 X 3/4	106	EA	0.37	39.22	2—UK YEAR 2002 STK

127	026995	C/SUNK SCREW—2BA X 1/2	12	EA	0.22	2.64

128	027854	SPLIT PIN— 1/16 X 7/8	155	EA	0.08	12.40

129	029101	BRASS NUT— 1/4 UNF	6	EA	0.15	0.90

130	029503	PLUG—TAPER— 3/8 BSP	2	EA	0.47	0.94

131	030312	O RING SEAL— 3/8 I/D	62	EA	0.10	6.20

132	030333	O RING SEAL—2 IN I/D	31	EA	0.54	16.74

133	030415	O RING SEAL— 11/16 I/D	54	EA	0.23	12.42

134	030629	O RING SEAL—2 IN I/D	51	EA	1.40	71.40

135	030635	O RING SEAL—2. 3/4 I/D	1	EA	9.68	9.68

137	031054	O RING SEAL—5. 1/2 I/D	30	EA	0.29	8.70

136	036605	BONDED SEAL— 1/8 IN	18	EA	0.11	1.98

137	036607	BONDED SEAL— 1/4 IN	47	EA	0.10	4.70

138	036610	BONDED SEAL— 3/8 IN	17	EA	0.11	1.87

139	036613	BONDED SEAL— 1/2 BSP	64	EA	0.14	8.96

140	036614	BONDED SEAL— 5/8 BSP	10	EA	0.23	2.30

141	036616	BONDED SEAL— 3/4 BSP	32	EA	0.21	6.72

142	036620	BONDED SEAL—1 BSP	6	EA	0.31	1.86

143	036623	BONDED SEAL—1. 1/4 BSP	32	EA	0.62	19.84

144	036625	SEAL DOWTY 1. 1/2 BSP	10	EA	0.73	7.30

145	036629	BONDED SEAL—3 IN BSP	2	EA	14.29	28.58

148	036701	O RING SEAL— 1/8 I/D	30	EA	0.08	2.40

146	036712	O RING SEAL— 5/8 I/D	90	EA	0.08	7.20

147	036730	O RING SEAL—1. 3/4 I/D	52	EA	0.10	5.20

148	036739	O RING SEAL—2. 7/8 I/D	54	EA	0.22	11.88

149	036791	O RING SEAL—13 IN I/D	1	EA	1.77	1.77

150	036795	O RING SEAL—15 IN I/D	3	EA	2.27	6.81

151	038926	DOWEL 1/4 X 3/4	3	EA	0.63	1.89

152	038928	DOWEL 1/4 X 1IN	17	EA	0.71	12.07

153	038954	DOWEL 3/8 X 1 1/4	2	EA	0.78	1.56

154	039408	STUD COUPLING— 1/4 BSP X 3/8	1	EA	3.37	3.37

155	039409	STUD COUPLING— 3/8 BSP X 3/8	4	EA	3.37	13.48

156	039416	STUD COUPLING— 1/2 BSP X 5/8	2	EA	6.45	12.90

157	039425	STUD COUPLING— 3/4 BSP X 1 IN	4	EA	9.64	38.56

158	039704	EQUAL TEE— 3/8 O/D	1	EA	10.33	10.33

159	039825	BANJO COUPLING— 1/4 BSP X 3/8	4	EA	13.20	52.80

160	041549	BOLT— 1/2 UNF X 2 IN	144	EA	1.97	283.68

161	041552	BOLT— 1/2 UNF X 2. 3/4	336	EA	0.36	120.96

162	041754	SETSCREW— 1/2 UNF X 1. 1/4	2	EA	0.20	0.40	2—UK YEAR 2002 STK

163	041755	SETSCREW— 1/2 UNF X 1. 1/2	10	EA	0.76	7.60

164	042202	STUD— 1/4 UNF X 1/2	6	EA	3.83	22.98

165	042204	STUD 1/4 UNF X 3/4	4	EA	4.78	19.12

166	042245	STUD 3/8 UNF X 1. 1/8	50	EA	1.12	56.00

167	042265	STUD 1/2 X 1. 1/4	8	EA	1.97	15.76

168	042266	STUD— 1/2 UNF X 1. 3/8	6	EA	2.05	12.30

169	045102	PLUG— 1/4 BSPP	4	EA	0.52	2.08

170	049619	STUD COUPLING— 1/2 BSP X 5/8	8	EA	29.51	236.08

171	049623	STUD COUPLING— 1/2 BSP X 3/4	2	EA	29.51	59.02

172	053103	STEEL PLUG— 3/8 BSP	1	EA	8.67	8.67

173	053104	STEEL PLUG— 1/2 BSP	10	EA	4.84	48.40

174	053118	STEEL PLUG— 1/4 BSP	2	EA	7.98	15.96

175	111710080	BOLT	8	EA	0.49	3.92

176	115412050	NICKLE PLATED BOLT—M12 X 50MM	22	EA	P.O.A.	P.O.A.

177	115412070	BOLT—M12 X 70MM	10	EA	P.O.A.	P.O.A.

178	115612045	BOLT—M12 X 45MM	115	EA	2.37	272.55

179	115612055	BOLT—M12 X 55MM	6	EA	2.75	16.50

180	115612070	BOLT—NICKEL M12 X 70MM	26	EA	2.75	71.50

181	115616180	BOLT—HIGH TEMP	6	EA	4.72	28.32

182	117708016	SETSCREW—M8 X 16MM	69	EA	0.14	9.66

183	119403008	SETSCREW—M3 X 8MM	68	EA	0.07	4.76

184	119410020	SETSCREW—M10 X 20MM	64	EA	0.12	7.68

185	119410035	SETSCREW—M10 X 35MM	127	EA	0.13	16.51

186	119410040	SETSCREW—M10 X 40MM	72	EA	0.17	12.24

190	119412040	SETSCREW—M12 X 40MM	10	EA	P.O.A.	P.O.A.

187	119612035	SETSCREW—M12 X 35MM	5	EA	P.O.A.	P.O.A.

188	119612045	SCREW—M12 X 45MM	139	EA	3.73	518.47

189	131104012	SCREW C/SK—M4 X 12MM	4	EA	0.08	0.32

190	151203010	CAPSCREW N/P M3 X 10MM	11	EA	0.22	2.42

191	151206045	CAPSCREW N/P M6 X 45MM	19	EA	0.09	1.71

192	151210035	CAPSCREW—M10 X 35MM	24	EA	P.O.A.	P.O.A.

193	151210055	CAPSCREW N/P M10 X 55MM	24	EA	0.23	5.52

194	151210060	NICKLE PLATED CAPSCREW—M10 X 60MM	32	EA	P.O.A.	P.O.A.

195	151212040	CAPSCREW N/P M12 X 40MM	10	EA	0.26	2.60

196	151212065	NICKLE PLATED CAPSCREW—M12 X 65MM	2	EA	P.O.A.	P.O.A.

197	151506010	CAPSCREW—M6 X 10MM	9	EA	P.O.A.	P.O.A.

198	151510025	CAPSCREW—M6 X 25MM	10	EA	P.O.A.	P.O.A.

199	151510055	CAPSCREW—M6 X 55MM	10	EA	P.O.A.	P.O.A.

200	192112040	STUD—M12 X 40MM	774	EA	2.75	2,128.50

201	192406040	STUD—N/P M6 X 40MM S/O	4	EA	1.51	6.04

202	192412040	NICKLE PLATED STUD—M12 X 40MM	10	EA	P.O.A.	P.O.A.

203	192612060	STUD—M12 X 60MM	18	EA	P.O.A.	P.O.A.

204	211114012	NUT—M12	6	EA	0.30	1.80

205	211117010	NUT—M10	10	EA	P.O.A.	P.O.A.

206	211117016	NUT—M16 STAINLESS STEEL	16	EA	0.23	3.68

207	211137008	NUT—SLOTTED M8 SS	24	EA	1.83	43.92

208	211165006	NICKLE PLATED NUT—M6	4	EA	0.03	0.12

209	211165008	NUT—NICKLE M8	2	EA	0.01	0.02

210	211165010	NICKLE PLATED NUT—M10	80	EA	0.08	6.40

211	211165012	NICKLE PLATED NUT—M12	112	EA	0.08	8.96

212	211465008	NUT LH M8	4	EA	0.43	1.72

213	215111010	SELF-LOCKING NUT—M10	114	EA	0.40	45.60

214	215312006	BUT PHILIDAS M6	34	EA	0.08	2.72

215	215512006	NYLOC NUT M6	8	EA	0.01	0.08

216	215512008	NYLOC NUT M8	8	EA	0.01	0.08

217	219562012	HELI-LOCK NUT—M12	329	EA	2.86	940.94

218	219562016	HELI-NUT	6	EA	3.08	18.48

219	231115008	WASHER—FLAT M8 STEELESS STEEL	24	EA	0.08	1.92

220	231121006	WASHER—FLAT M6 NICKLE	26	EA	0.01	0.26

221	231121010	PLAIN WASHER—M10	133	EA	0.08	10.64

222	231121012	PLAIN WASHER—M12	258	EA	0.08	20.64

223	231121016	PLAIN WASHER—M16	31	EA	0.08	2.48

224	231615006	LARGE WASHER	19	EA	0.23	4.37

225	231621012	LARGE PLAIN WASHER—M12	26	EA	0.11	2.86

226	233221010	SPRING WASHER—M10	167	EA	0.08	13.36

227	233221012	SPRING WASHER—M12	151	EA	0.19	28.69

228	237115005	TABWASHER—M5	24	EA	0.49	11.76

229	237115008	TABWASHER—M8	64	EA	0.37	23.68

230	237115010	TAB WASHER	12	EA	0.39	4.68

231	237115012	NICKLE PLATED PLAIN WASHER—M12	6	EA	P.O.A.	P.O.A.

232	239111010	TAB WASHER	1	EA	0.39	0.39

233	273412040	DOWEL—12MM DIA X 40MM	2	EA	4.32	8.64

234	273416040	DOWEL	1	EA	6.06	6.06

235	277303018	SPRING TENSION PIN	1	EA	P.O.A	P.O.A.

236	279502020	SPLIT PIN	12	EA	0.09	1.08

237	346321052	GASKET—2 IN NPS CL300	2	EA	1.98	3.96

238	346781013	SPIRAL GASKET— 1/2 NPS CL300	11	EA	1.43	15.73

239	346782025	SPRIAL GASKET—1 IN NPS CL300	1	EA	2.60	2.60

240	351240146	O RING SEAL	8	EA	0.08	0.64

241	354160051	O RING SEAL	2	EA	0.13	0.26

242	354160091	O RING SEAL	3	EA	0.19	0.57

243	354160111	O RING SEAL	4	EA	0.35	1.40

244	354240116	O RING SEAL	8	EA	0.23	1.84

245	354240216	O RING SEAL	4	EA	0.43	1.72

246	354240276	O RING SEAL	1	EA	0.49	0.49

247	354240616	O RING SEAL	1	EA	0.94	0.94

248	354240676	O RING SEAL	1	EA	1.14	1.14

249	354300445	O RING SEAL—VITON	1	EA	0.68	0.68

250	354300995	O RING SEAL	1	EA	1.59	1.59

251	383711016	EYEBOLT—M16	2	EA	P.O.A.	P.O.A.

252	383711024	EYEBOLT—M24	2	EA	P.O.A.	P.O.A.

253	500521	PLAIN WASHER— 5/8	40	EA	1.14	45.60

258	500551	STUD— 1/2 UNF X 2. 1/8	9	EA	1.51	13.59

254	500706	SETSCREW— 1/4 UNF X 7/8	286	EA	0.26	74.36

255	500707	SETSCREW— 3/8 UNF X 1. 1/8	216	EA	1.06	228.96	72—UK YEAR 2002 STK

256	500727	SETSCREW— 1/2 UNF X 1. 1/8	16	EA	2.55	40.80

257	500731	SETSCREW— 1/4 UNF X 1. 5/8	12	EA	2.46	29.52

258	500831	BOLT— 1/2 UNF X 1. 7/8	4	EA	2.46	9.84	4—UK YEAR 2002 STK

259	500930	INTERNAL CIRCLIP—3 IN	4	EA	1.55	6.20

260	505503	STUD— 1/4 UNF X 3/4	32	EA	0.67	21.44

261	505510	STUD— 3/8 UNF X 1. 3/8	32	EA	0.63	20.16

262	505513	STUD— 1/2 UNF X 1. 1/4	114	EA	1.06	120.84

263	505519	STUD— 3/8 UNF X 7/8	6	EA	1.85	11.10

264	505531	STUD 1/2 UNF X 2 IN	7	EA	2.27	15.89

265	505573	STUD 5/8 UNF X 2. 3/8	1	EA	2.46	2.46

266	505575	STUD 5/8 UNF X 2. 3/4	20	EA	2.36	47.20

267	505576	STUD 5/8 UNF X 5. 5/8	18	EA	3.93	70.74

268	505580	STUD 1/2 UNF X 3. 1/4	4	EA	2.27	9.08

269	506628	STUD 1/4 UNF X 1. 1/8	2	EA	1.13	2.26

270	506825	O RING SEAL— 5/8 O/D	50	EA	0.08	4.00

271	508745	HELI-NUT— 1/2 UNF	120	EA	5.84	700.80

272	508746	HELI-NUT— 5/8 UNF	78	EA	6.55	510.90	24—UK YEAR 1999 STK

273	508747	HELI-NUT— 3/8 UNF	84	EA	6.86	576.24

274	508835	BOLT—1 IN UNF X 3. 3/4	64	EA	7.93	507.52

275	509910	DRY BUSH— 3/4 I/D	12	EA	1.14	13.68

276	509983	SPHERICAL BEARING— 3/8	12	EA	27.46	329.52

277	509993	SPHERICAL BEARING— 1/2	12	EA	21.29	255.48

278	64/02001006/12	SEALING STRIP	21	ME	0.82	17.22

279	64/02001006/16	SEALING STRIP	2	ME	0.99	1.98

280	64/02001006/19	SEALING STRIP	5	ME	0.67	3.35

281	64/04001041/9	FUEL FILTER ELEMENT	3	EA	63.39	190.17

282	64/04001044/6	FLANGE GASKET—BOTTOM	1	EA	26.38	26.38

283	64/05002028/2	FILTER ELEMENT	1	EA	202.84	202.84

284	64/05002028/3	SEAL KIT	1	EA	10.21	10.21

285	64/05002028/31	FILTER ELEMENT	1	EA	106.43	106.43

286	64/05002071/10	FILTER ELEMENT	1	EA	201.37	201.37

287	64/07001200/1	CIRCUIT BREAKER	1	EA	166.85	166.85

288	64/07001200/3	MOULDED CASE SWITCH	1	EA	117.35	117.35

289	64/07001393/1	HIGH ENERGY IGNITION UNIT	1	EA	915.78	915.78

290	64/07004119/1	PRESSURE SWITCH	1	EA	497.62	497.62

291	64/07004134/1	MICROSWITCH—SPDT	4	EA	199.78	799.12

292	64/07004164/1	TEMPERATURE SWITCH	1	EA	526.74	526.74

293	64/07004168/1	PRESSURE SWITCH	2	EA	322.64	645.28

294	64/07004168/5	PRESSURE SWITCH	2	EA	337.83	675.66

295	64/07004169/2	PRESSURE SWITCH	1	EA	399.23	399.23

296	64/07004169/22	TEMPERATURE SWITCH	1	EA	406.03	406.03

297	64/07004176/1	PRESSURE SWITCH	1	EA	448.48	448.48

298	64/07004176/5	PRESSURE SWITCH	1	EA	461.73	461.73

299	64/07004262/5	PRESSURE SWITCH	1	EA	517.99	517.99

300	64/07009025/1K	RESISTOR TERMINAL	8	EA	22.55	180.40

301	64/07010071/32	ADAPTOR—25MM X 20MM	3	EA	2.44	7.32

302	64/07010099/1	CABLE GLAND	8	EA	34.27	274.16

303	64/07010099/2	GLAND474/SB20 NP 25MM EXD	6	EA	41.43	248.58

304	64/07010099/3	GLAND 474/SB32 NP 32MM	2	EA	48.62	97.24

305	64/07010099/5	SILICON RUBBER SEAL	3	EA	2.70	8.10

306	64/07010099/6	SEAL TO SUIT 474/SB25 GLAND	4	EA	6.04	24.16

307	64/07010119/1	CABLE GLAND	4	EA	34.27	137.08

308	64/07010121/3	HEATSHRINK SLEEVING— 1/4	2	ME	13.18	26.36

309	64/07010139/3021	CABLE MARKER—TC21	8	EA	1.88	15.04

310	64/07010139/3022	CABLE MARKER—TC22	9	EA	1.88	16.92

311	64/07010139/3023	CABLE MARKER—TC23	8	EA	1.88	15.04

312	64/07010139/3024	CABLE MARKER—TC24	8	EA	1.88	15.04

313	64/07011046/2	TRIPLE POLE	1	EA	173.42	173.42

314	64/07019177/1	STATIC INVERTER	1	EA	973.81	973.81

315	64/07104905/3	HYDRO START SOLENOID	1	EA	984.83	984.83

316	64/09001208/2	POWER SUPPLY UNIT	1	EA	493.85	493.85

317	64/51001096	IGNITER PLUG	2	EA	216.40	432.80

318	64/60001057/14	PRESSURE TRANSMITTER-LUB OIL	1	EA	466.74	466.74

319	64/60020020/4	SEAT AND SEAL KIT	3	EA	43.71	131.13

320	64/60020028/11	QUICK CONNECT SOCKET AND DUSTCAP	2	EA	118.94	237.88

321	64/60020028/23	QUICK CONNECT PLUG AND DUSTCAP	1	EA	48.38	48.38

322	64/60030041/2	NON-RETURN VALVE	4	EA	104.76	419.04

323	64/60040061/2	THERMOSTATIC VALVE	1	EA	934.47	934.47

324	64/60040087/2	SLAM SHUT VALVE	1	EA	2,329.81	2,329.81

325	64/60040172/20	SEAL KIT	1	EA	109.30	109.30

326	64/60040197/2	AUTO DRAIN VALVE	1	EA	755.44	755.44

327	64/60050060/12	PRESSURE REGULATOR	1	EA	202.28	202.28

328	64/60060082/19	THERMOCOUPLE	1	EA	328.09	328.09

329	64/60060082/21	THERMOCOUPLE ASSEMBLY	1	EA	399.52	399.52

330	64/60070024/19	SOLENOID VALVE	1	EA	434.77	434.77

331	64/60070054/12	GAS FUEL BLEED VALVE ASSEMBLY	1	EA	2,936.14	2,936.14

332	64/60070081/3	SPARE COIL & CORE ASSY—24 VDC	1	EA	215.02	215.02

333	64/60070084/2	SPARES KIT	1	EA	162.46	162.46

334	64/60070085/5	PROXIMITY SWITCH KIT	1	EA	147.55	147.55

335	64/60070093/4	MANIFOLD DRAIN VALVE ASSEMBLY	1	EA	1,419.29	1,419.29

336	64/60070093/5	MANIFOLD DRAIN VALVE ASSEMBLY	1	EA	2,415.55	2,415.55

337	64/60093008/7	ISOLATION/CALIBRATION VALVE	1	EA	95.06	95.06

338	64/62001027/2	PT COUPLING FLANGE	1	EA	3,518.38	3,518.38

339	64/62002108/2	COUPLING ELEMENT	2	EA	37.79	75.58

340	64/62002115/8	RETAINING BOLT—SET OF 6	2	EA	472.63	945.26

341	64/62002130/4	COUPLING SLEEVE	2	EA	74.84	149.68

342	716854	STOPPING PLUG—25MM	1	EA	2.96	2.96

343	71J2615	STATOR RING CLAMPS—SET OF 4	4	EA	763.23	3,052.92

344	73J2482	CLAMPING RING ASSEMBLY	4	EA	3,213.60	12,854.40

345	748503	CABLE CLIP—1.57MM I/D	72	EA	0.08	5.76

346	748505	CABLE CLIP—3.18MM I/D	30	EA	0.08	2.40

347	748507	CABLE CLIP—4.75MM I/D	84	EA	0.08	6.72

348	748509	CABLE CLIP—6.35MM I/D	9	EA	0.18	1.62

349	74J2105	LOCATION PEG	16	EA	76.58	1,225.28

350	79L9752	DRILL 7/64 SS	4	EA	0.76	3.04

351	79L9753	DRILL 1/8 SS	4	EA	0.66	2.64

352	80L9005	DRILL—10.20MM TS	2	EA	15.46	30.92

353	81L9450	REAMER HAND— 7/16 IN	3	EA	19.46	58.38

354	84L9034	TAP—M8 X 1.25 SECOND	6	EA	4.58	27.48

355	84L9043	TAP—M10 PLUG	10	EA	5.86	58.60

356	84L9048	TAP—M12 X 1.75 BOTTOM	1	EA	8.34	8.34

357	84L9050	TAP—M12 X 1.75 SPIRAL POINT	10	EA	13.04	130.40

358	88L9145	DRILL—4.5MM	2	EA	12.24	24.48

359	88L9147	DRILL—6.80MM SS GHHR 657	3	EA	23.80	71.40

360	89L9225	10X35X57 CARB POLISH A150FRFP	1	EA	13.01	13.01

361	89T0215	REAMER SPECIAL—3.500/3.505MM	4	EA	18.46	73.84

362	90L9119	TAPPING DRILL 2.5MM NIMONIC	8	EA	6.16	49.28

363	912901	GALVANISED WIRE MESH—50MT ROLL	7	EA	175.09	1,225.63

364	93L9118	TWIST DRILL—10.20MM DIA	6	EA	70.52	423.12

365	94L9008	TWIST DRILL—8.5MM DIA	2	EA	22.09	44.18

366	CT1010A/1	BRACKET	2	EA	14.39	28.78

367	CT1014/3	JOINTING COMPOUND—4OZ TUBE	57	EA	3.11	177.27

368	CT1034/2	STUD COUPLING—1/4 NPT X 3/8	4	EA	5.14	20.56

369	CT1045	JOINTING COMPOUND—0.5 LITRE TIN	4	EA	18.35	73.40

370	CT1115	ADAPTOR—THERMOCOUPLE PROBE	4	EA	44.24	176.96

371	CT1126A/6	JOINT	3	EA	1.32	3.96

372	CT1185/1	ROD END—R/H THREAD	2	EA	0.63	1.26

373	CT1185/2	ROD END—L/H THREAD	2	EA	41.61	83.22

374	CT119/73	STANDPIPE— 3/4 UNF X 5/8	1	EA	39.91	39.91

375	CT1208A/27	HIGH PRESSURE HOSE	1	EA	41.61	41.61

376	CT1208A/33	HIGH PRESSURE HOSE	1	EA	58.48	58.48

377	CT121/601	FITTING BOLT— 5/16 UNF X 2IN	16	EA	45.71	731.36

378	CT129/17	DOWEL SLEEVE— 15/32 X 3/4	4	EA	12.61	50.44

379	CT130A/1	TAB WASHER—STAINLESS— 1/4	90	EA	1.18	106.20	42—UK YEAR 2001 STK

380	CT130A/10	2 BA TAB WASHER	134	EA	3.24	434.16

381	CT130A/2	TAB WASHER—STAINLESS— 3/8	14	EA	1.24	17.36	11—UK YEAR 1999 STK

382	CT130A/3	TAB WASHER—STAINLESS— 5/8	287	EA	2.06	591.22	50—UK YEAR 2000 STK

383	CT130A/4	TAB WASHER—STAINLESS— 5/16	80	EA	0.82	65.60	56—UK YEAR 1999 STK

384	CT130A/5	TAB WASHER—STAINLESS— 1/2	225	EA	3.35	753.75

385	CT130A/6	TAB WASHER—STAINLESS— 7/8	3	EA	5.56	16.68

386	CT130A/7	TAB WASHER—STAINLESS— 3/4	250	EA	3.50	875.00

387	CT130G/1	TAB LOCK WASHER—1. 1/4	41	EA	9.22	378.02

388	CT133A/13	HELICAL SPRING—STAINLESS	1	EA	26.37	26.37

389	CT138/5	NUT— 3/8 UNF	198	EA	18.54	3,670.92	6—BRITAC YEAR 2000 STK

390	CT138/6	NUT— 1/2 UNF	2	EA	18.54	37.08

391	CT138/7	NUT— 5/8 UNF	28	EA	18.54	519.12

392	CT138B/1	NUT— 1/4 UNF	38	EA	0.15	5.70

393	CT138B/8	NUT— 3/4 UNF	32	EA	18.54	593.28	32—UK YEAR 2001 STK

394	CT148/14	WASHER—STAINLESS— 3/8	212	EA	0.31	65.72	12—UK YEAR 1999 STK

395	CT148/3	WASHER—STAINLESS— 3/8	46	EA	0.41	18.86

396	CT162/152	STUD— 1/2 UNF X 1. 7/8	58	EA	6.44	373.52

397	CT162/204	STUD— 5/8 UNF X 2. 17/32	64	EA	5.67	362.88

398	CT162/209	STUD— 5/8 UNF X 3. 3/4	4	EA	9.92	39.68

399	CT162/210	STUD— 5/8 UNF X 2. 3/4	28	EA	10.82	302.96

400	CT162/211	STUD— 5/8 UNF X 2 IN	57	EA	7.47	425.79

401	CT162/251	STUD— 3/4 UNF X 2. 1/32	96	EA	11.85	1,137.60

407	CT162D/8	STUD— 3/4 UNF X 5. 7/8	28	EA	17.51	490.28

402	CT162D/9	STUD— 3/4 UNF X 3. 1/8	10	EA	12.88	128.80

403	CT168/166	BOLT— 3/8 UNF X 2. 5/8	58	EA	13.91	806.78	6—BRITAC YEAR 2000 STK

404	CT168/168	BOLT— 3/8 UNF X 5/8	32	EA	19.88	636.16

405	CT168/215	BOLT— 1/2 UNF X 2. 1/2	2	EA	33.48	66.96

406	CT168B/24	BOLT— 3/8 UNF X 3. 1/2	6	EA	14.16	84.96

407	CT168J/1	BOLT— 5/8 UNF X 2. 1/8	200	EA	10.82	2,164.00

408	CT169F	STUD—THERMOCOUPLE MOUNTING	38	EA	4.05	153.90

409	CT186D/10	JOINT	11	EA	2.01	22.11

410	CT186D/6	JOINT	2	EA	1.91	3.82

411	CT186E/1	JOINT	32	EA	0.37	11.84

412	CT186E/2	JOINT	36	EA	0.27	9.72

413	CT186E/3	JOINT	8	EA	0.78	6.24

414	CT188F	SIGHT WINDOW	12	EA	169.33	2,031.96

415	CT188Z	SIGHT WINDOW	12	EA	99.24	1,190.88

416	CT190/101	TAPPED DOWEL— 1/2 NOM X 1. 3/4	117	EA	4.74	554.58

417	CT190/104	TAPPED DOWEL— 1/2 NOM X 1. 1/2	160	EA	20.82	3,331.20

418	CT190/105	TAPPED DOWEL— 1/2 NOM X 2. 1/8	168	EA	5.20	873.60

419	CT190/107	TAPPED DOWEL— 1/2 NOM X 1. 1/4	4	EA	23.18	92.72	2—UK YEAR 2002 STK

420	CT190/109	TAPPED DOWEL— 1/2 NOM X 1. 1/4	4	EA	10.30	41.20

421	CT190/29	TAPPED DOWEL— 5/16 NOM X 1 IN	2	EA	16.27	32.54

422	CT190/52	TAPPED DOWEL— 3/8 NOM X 7/8	80	EA	4.74	379.20

423	CT190/58	TAPPED DOWEL— 3/8 NOM X 7/8	36	EA	4.74	170.64

424	CT190/59	TAPPED DOWEL— 3/8 NOM X 7/8	2	EA	2.99	5.98	2—UK YEAR 2002 STK

426	CT190/62	TAPPED DOWEL— 3/8 NOM X 7/8	8	EA	4.32	34.56

427	CT190/63	TAPPED DOWEL— 3/8 NOM X 1. 1/4	8	EA	4.74	37.92

428	CT190A/104	TAPPED DOWEL— 1/2 NOM X 1. 7/16	32	EA	9.79	313.28

429	CT190A/105	TAPPED DOWEL— 1/2 NOM X 1. 1/4	110	EA	9.27	1,019.70

431	CT190A/108	TAPPED DOWEL— 1/2 NOM X 1. 1/4	158	EA	6.85	1,082.30

432	CT190A/55	TAPPED DOWEL— 3/8 NOM X 1 IN	12	EA	6.85	82.20

433	CT190A/61	TAPPED DOWEL— 3/8 NOM X 1. 1/4	20	EA	6.18	123.60

434	CT190B/3	TAPPED DOWEL— 3/8 NOM X 3/4	116	EA	18.33	2,126.28

435	CT190C/12	TAPPED DOWEL	6	EA	8.14	48.84

436	CT2081	FLAME TRAP INNER AND OUTER CAGE	5	EA	834.30	4,171.50

441	CT300A/27	WASHER SPACER	8	EA	1.70	13.60

445	CT300D/3	WASHER—1. 9/16 I/D	2	EA	25.75	51.50

437	CT3009/101	JOINT RING	17	EA	19.85	337.45

438	CT3009/102	JOINT RING	5	EA	2.46	12.30

439	CT3009/132	JOINT RING	4	EA	21.13	84.52

440	CT3009/7	LUB OIL FILTER ELEMENT	4	EA	16.26	65.04

441	CT3009B/1	FILTER ELEMENT	10	EA	160.22	1,602.20

442	CT3009B/6	FILTER ELEMENT	3	EA	235.51	706.53

443	CT3009B/7	FILTER ELEMENT	4	EA	213.13	852.52

444	CT3009B/9	FILTER ELEMENT	7	EA	126.95	888.65

446	CT3014D	FILTER ELEMENT	1	EA	192.61	192.61

447	CT3028/2	LAGGING MATTRESS	4	EA	102.77	411.08

448	CT3036K/2	PROXIMITY PROBE	3	EA	389.53	1,168.59

449	CT3037/4	EXTENSION CABLE	1	EA	P.O.A	P.O.A

451	CT3040/1	CARBON SEAL	2	EA	82.84	165.68

452	CT3040/3	TRIPLE SEAL ASSEMBLY	2	EA	149.75	299.50

453	CT304A/1	DATA PLATE	3	EA	11.59	34.77

454	CT3056	JOURNAL BEARING BUSH HALF	5	EA	84.99	424.95

455	CT3057	JOURNAL BEARING BUSH HALF	5	EA	69.84	349.20

456	CT3095/4	EXTENSION CABLE—7M	7	EA	180.99	1,266.93

457	CT336D/21	O RING CORD—0.149/0.129 DIA	85	EA	5.17	439.45

458	CT336D/29	O RING CORD—3MM DIA—METRES	6	EA	4.02	24.12

459	CT336D/30	O RING CORD— 5.82/5.58MM DIA	3	EA	11.70	35.10

460	CT336D/31	O RING SEAL—15 IN LONG	1	EA	6.87	6.87

461	CT336E/1	BAL SEAL—3. 1/4 I/D	2	EA	32.15	64.30

462	CT336E/2	BAL SEAL—3. 5/8 I/D	2	EA	40.96	81.92

463	CT336E/3	BAL SEAL— 3/8 I/D	1	EA	6.90	6.90

464	CT336F/14	O RING SEAL—6.975 I/D	2	EA	6.22	12.44

465	CT336F/15	O RING SEAL—9.475 I/D	1	EA	10.27	10.27

466	CT336F/16	O RING SEAL—9.975 I/D	2	EA	10.14	20.28

467	CT336F/23	O RING SEAL—9.925 I/D	11	EA	12.15	133.65

468	CT336N/9	O RING SEAL—640MM I/D	1	EA	33.42	33.42

469	CT337/27	O RING SEAL—10.475 I/D	12	EA	14.74	176.88

470	CT337/28	O RING SEAL—7.475 I/D	12	EA	8.30	99.60

471	CT341B	SAFETY SCREEN	1	EA	16.89	16.89

472	CT345F/02	SIGHT WINDOW ASSEMBLY	1	EA	379.19	379.19

473	CT355C/10	CAPSCREW— 3/8 UNF X 1. 3/4	2	EA	27.55	55.10

474	CT355E/1	LOCKING SCREW— 5/16 UNF X 1. 1/4	40	EA	1.70	68.00

475	CT4010D/09	THERMOCOUPLE	2	EA	502.84	1,005.68

476	CT4010D/14	THERMOCOUPLE	12	EA	502.84	6,034.08

477	CT4010E/08	THERMOCOUPLE	36	EA	76.53	2,755.08

478	CT4010E/09	THERMOCOUPLE	4	EA	76.53	306.12

479	CT4012G/2	THERMOCOUPLE PROBE	4	EA	31.36	125.44

480	CT4012J/3	THERMOCOUPLE PROBE—DUPLEX	12	EA	101.69	1,220.28

481	CT4012J/4	THERMOCOUPLE PROBE—DUPLEX	3	EA	75.62	226.86

482	CT4017B/1	BEARING	1	EA	10.96	10.96

483	CT4017B/108	GUIDE BUTTON	2	EA	6.20	12.40

484	CT4017B/47	BALL BEARING 70MM I/D	2	EA	80.50	161.00

485	CT4017B/48	BALL BEARING 60MM I/D	2	EA	70.07	140.14

486	CT4017C/3	RETAINING CLIP	1	EA	0.82	0.82

487	CT4017D/2	DIAPHRAGM	1	EA	12.79	12.79

488	CT4017D/3	DIAPHRAGM	1	EA	134.27	134.27

489	CT4017D/4	DIAPHRAGM	2	EA	96.40	192.80

490	CT4017E/1	FILTER ELEMENT	1	EA	78.36	78.36

491	CT4017G/4	NEEDLE VALVE GROMMET	1	EA	1.73	1.73

493	CT4017K/13	VALVE SPARES KIT	8	EA	118.80	950.40

495	CT4017K/206	BALL AND STEM KIT	2	EA	114.34	228.68

496	CT4017K/24	VALVE SPARES KIT	1	EA	0.35	0.35

498	CT4017K/34	VALVE SPARES KIT	1	EA	3.93	3.93

499	CT4017K/36	VALVE SPARES KIT	1	EA	1.81	1.81

501	CT4017K/81	SEALING RING KIT	1	EA	19.97	19.97

502	CT4017P/60	VALVE PIN	4	EA	14.18	56.72

503	CT4017P/63	THRUST PAD—SET OF 11	15	EA	929.65	13,944.75

504	CT4017R/136	HAND REAMER— 13/32 IN	4	EA	33.98	135.92

505	CT4017R/22	JOINT RING	2	EA	9.68	19.36

506	CT4017R/41	O RING SEAL	2	EA	13.28	26.56

507	CT4017S/10	VALVE SEAT	1	EA	60.73	60.73

508	CT4017S/117	LOADING SPRING	1	EA	63.91	63.91

509	CT4017S/135	VALVE SEAT	1	EA	63.02	63.02

510	CT4017S/137	GUIDE BUTTON SCREW	2	EA	7.40	14.80

511	CT4017S/139	LOADING SPRING	1	EA	67.30	67.30

512	CT4017S/141	SPRING	3	EA	44.82	134.46

513	CT4017S/143	VALVE SEAT	2	EA	157.47	314.94

514	CT4017S/144	SPRING	2	EA	32.24	64.48

515	CT4017S/145	VALVE SEAT	1	EA	213.12	213.12

516	CT4017S/167	SCREW DRIVER	1	EA	285.26	285.26

517	CT4017S/168	PEG SPANNER	2	EA	186.89	373.78

518	CT4017S/204	SPRING SET	2	EA	28.60	57.20

519	CT4017S/3	VALVE SEAT	2	EA	20.09	40.18

520	CT4017S/7	SPRING	2	EA	2.58	5.16

521	CT4017S/9	SPRING	2	EA	1.56	3.12

522	CT4017V/12	NEEDLE VALVE	1	EA	8.26	8.26

523	CT4017V/18	VALVE AND PAD SUB-ASSEMBLY	2	EA	441.66	883.32

524	CT4017V/2	NEEDLE VALVE	1	EA	12.49	12.49

525	CT4017V/3	NEEDLE VALVE	1	EA	52.73	52.73

526	CT4017V/4	LOADING NEEDLE VALVE	2	EA	9.80	19.60

527	CT4017V/9	VALVE SUB-ASSEMBLY	1	EA	169.19	169.19

528	CT4017W/30	BRASS WASHER	2	EA	1.24	2.48

529	CT4017W/36	LOCKING WIRE—18SWG INCALLOY DS	3	EA	1.47	4.41

530	CT4017W/37	LOCKING WIRE—16SWG INCALLOY DS	21	EA	0.41	8.61

531	CT4017W/38	LOCKING WIRE—22SWG INCALLOY DS	2	EA	0.61	1.22

532	CT408/1	STUD—2BA X 1/2	2	EA	25.99	51.98

533	CT408/3	STUD—2BA X 5/8	4	EA	24.16	96.64

534	CT411/50	SPECIAL WASHER—0.395 I/D	32	EA	0.15	4.80

535	CT411/57	SPECIAL WASHER—0.376 I/D	3	EA	17.05	51.15

536	CT411/58	SPECIAL WASHER—0.500 I/D	3	EA	24.46	73.38

537	CT4260/51	GAS FUEL RGULATOR RETROFIT KIT	5	EA	435.11	2,175.55

538	CT4260SHT131/DNG	COPY OF DRAWING	2	EA	2.63	5.26

540	CT450A/11	ROUND JOINT—94MM I/D	66	EA	1.73	114.18

541	CT450A/12	ROUND JOINT—49MM I/D	2	EA	0.39	0.78

542	CT450A/22	ROUND JOINT—63.5.MM I/D	2	EA	0.45	0.90

543	CT450A/43	ROUND JOINT—64MM I/D	1	EA	0.65	0.65

544	CT450A/46	ROUND JOINT—57MM I/D	1	EA	0.91	0.91

545	CT450A/47	ROUND JOINT—57MM I/D	5	EA	0.69	3.45

546	CT450A/48	ROUND JOINT—57MM I/D	17	EA	0.63	10.71

547	CT450A/49	ROUND JOINT—114MM I/D	6	EA	3.56	21.36

549	CT450A/52	ROUND JOINT—48.4MM I/D	6	EA	0.43	2.58

550	CT450A/53	ROUND JOINT—76MM I/D	8	EA	0.67	5.36

551	CT450A/55	ROUND JOINT—47.6MM I/D	6	EA	0.32	1.92

552	CT450A/56	ROUND JOINT—57MM I/D	11	EA	0.55	6.05

553	CT450A/62	ROUND JOINT—71MM I/D	2	EA	0.67	1.34

554	CT450A/64	ROUND JOINT—21.5MM I/D	3	EA	0.28	0.84

556	CT450B/21	ROUND JOINT—50.8MM I/D	5	EA	1.43	7.15

557	CT450C/12	ROUND JOINT—213MM I/D	4	EA	4.13	16.52

558	CT450C/13	ROUND JOINT—116MM I/D	3	EA	3.01	9.03

559	CT450C/14	ROUND JOINT—330MM I/D	3	EA	9.17	27.51

560	CT450C/8	ROUND JOINT—108MM I/D	12	EA	2.22	26.64

561	CT450D/1	ROUND JOINT—105MM I/D	28	EA	7.81	218.68

562	CT450D/2	ROUND JOINT—102MM I/D	22	EA	6.65	146.30

563	CT466/16	INTERNAL RETAINING RING— 5/8	2	EA	1.80	3.60

564	CT466/3	INTERNATL RETAINING RING—3. 3/4	1	EA	7.88	7.88

565	CT476A/4	SQUARE JOINT—51MM I/D	2	EA	0.59	1.18

566	CT476A/5	SQUARE JOINT—67MM I/D	1	EA	2.75	2.75

567	CT476B/3	SQUARE JOINT—57MM I/D	5	EA	2.83	14.15

568	CT4800/04	3-WAY VALVE ASSEMBLY	1	EA	4,097.31	4,097.31

569	CT4812	DIAPHRAGM	2	EA	17.00	34.00

570	CT484A/6	SQUARE JOINT—2 IN I/D	4	EA	1.24	4.96

571	CT484B/1	SQUARE JOINT—50.8MM I/D	4	EA	0.57	2.28

572	CT501A/1	OVAL JOINT – 3/4 I/D	18	EA	0.24	4.32

573	CT5101/05	GEARBOX ASSEMBLY – 1800RPM	1	EA	218,153.06	218,153.06

574	CT593B/17	CONNECTOR 3/8 BSPP X 1/4 APIT	4	EA	37.11	148.44

575	CT596	STAINLESS SEAL RING— 5/8 O/D	82	EA	2.77	227.14

576	CT596A/2	STAINLESS SEAL RING— 3/8 O/D	148	EA	2.36	349.28

577	CT596A/3	STAINLESS SEAL RING—½ O/D	20	EA	2.53	50.60

578	CT596A/4	STAINLESS SEAL RING— 3/4 O/D	50	EA	3.66	183.00

579	CT596A/5	STAINLESS SEAL RING— 7/8 O/D	20	EA	5.29	105.80

580	CT596A/6	STAINLESS SEAL RING—1 IN O/D	10	EA	7.46	74.60

581	CT596A/7	STAINLESS SEAL RING—1. 1/4 O/D	10	EA	14.89	148.90

582	CT596A/8	STAINLESS SEAL RING—1. 1/2 O/D	10	EA	11.37	113.70

583	CT645/161	DOWEL— 5/16 DIA X 3/4	4	EA	5.92	23.68

584	CT645/203	DOWEL— 3/8 DIA X 3/4 LONG	1	EA	10.89	10.89

585	CT645/204	DOWEL— 3/8 DIA X 1/2	24	EA	4.48	107.52

586	CT645/82	DOWEL— 9/16 DIA X 7/8	20	EA	9.68	193.60	4-FI

587	CT645A/27	DOWEL— 3/32 DIA X 5/8	32	EA	1.09	34.88

588	CT645A/41	DOWEL— 1/8 DIA X 7/16	32	EA	2.06	65.92

589	CT645A/43	DOWEL— 1/2 DIA X 1 IN	3	EA	1.27	3.81

590	CT645A/45	DOWEL— 1/8 DIA X 5/8	64	EA	1.23	78.72

591	CT652J/1	GRAPHITED PACKING— 1/4	48	EA	9.25	444.00

592	CT652K/2	ARMOURED PACKING— 1/2	30	EA	24.49	734.70

593	CT677/11	SPRING DOWEL— 1/4 DIA X 1. 3/8	24	EA	1.29	30.96

595	CT677/16	SPRING DOWEL— 1/4 DIA X 1. 1/2	40	EA	1.51	60.40

596	CT677/2	SPRING DOWEL— 1/4 DIA X 8/8	1	EA	1.80	1.80

597	CT677/20	SPRING DOWEL— 1/4 DIA X 7/8	48	EA	0.64	30.72

598	CT677A/3	SPIROL PIN— 3/4 O/D X 4. 1/2	12	EA	8.87	106.44

599	CT736B	CAPNUT— 1/2 UNF	2	EA	13.65	27.30

600	CT759A/1	STUD COUPLING— 5/8 X 5/8 BSP	1	EA	62.56	62.56

601	CT759E/2	STUD COUPLING— 5/8 X 3/8 BSP	1	EA	26.53	26.53

602	CT774/11	DOWEL— 1/2 DIA X 1 IN	30	EA	15.45	463.50

603	CT775C/3	PLUG—1. 3/4 BSP	1	EA	57.50	57.50

604	CT775F/1	PLUG— 5/8 UNF	32	EA	8.65	276.80

605	CT839X/7	SHIM— 1/16	1	EA	4.94	4.94

606	CT881/17	CLAMP STRIP	1	EA	24.72	24.72

607	CT882/8	CLAMP BLOCK	1	EA	3.09	3.09

608	CT886/25	GASKET ELIMINATOR—65ML	3	EA	14.12	42.36

608	CT886/25	GASKET ELIMINATOR—50ML	11	EA	14.12	155.32

609	CT886/39	FLEXIBLE SEALANT	1	EA	22.31	22.31

610	CT886/7	STUDLOCK—50ML TUBE	1	EA	16.45	16.45

611	CT886A/104	LIQUID GASKET—80MG TUBE	1	EA	3.09	3.09

612	CT887B/6	ANTI-SEIZE COMPOUND—0.5KG	19	EA	72.79	1,383.01

614	CT904/2	GUIDE DOWEL—1 IN DIA X 2. 3/4	9	EA	19.72	177.48

615	CT91013/182	RED PUSH BUTTON—CHROME BEZEL	1	EA	4.31	4.31

616	CT91013/183	2 POSITION KEY SWITCH	1	EA	27.50	27.50

617	CT91014/491	PLUG	1	EA	1.00	1.00

618	CT91015/10	STARTS COUNTER	1	EA	18.77	18.77

619	CT91015/11	COUNTER-HOURS	2	EA	28.54	57.08

620	CT91032/237	CABLE—1 CORE 16/0.2MM BLACK	5	EA	0.10	0.50

621	CT91032/238	CABLE—1 CORE 16/0.2MM RED	5	EA	0.08	0.40

622	CT91035/16	CABLE TIE	50	EA	0.08	4.00

623	CT91035/239	CABLE TIE—HIGH TEMPERATURE	60	EA	0.45	27.00

624	CT91035/275	CABLE TIE	40	EA	0.08	3.20

625	CT91039A/111	PAN HEAD SCREW—M4 X 12MM	12	EA	0.08	0.96

626	CT91206/322	SVGA CABLE—5 METRES	1	EA	25.97	25.97

627	CT91206/323	SERIAL COMMUNICATION CABLE 5 ME	1	EA	31.61	31.61

628	CT91210/64	PAN HEAD SCREW—M6 X 16MM	4	EA	0.26	1.04

629	CT91614/4	PUSH BUTTON	4	EA	257.70	1,030.80

630	CT91619/1	BOOTLACE FERRULE	4	EA	0.13	0.52

631	CT92469B/03	FREQUENCY INPUT MODULE	1	EA	651.41	651.41

632	CT92470B/6008738	OVERSPEED TRIP/WATCHDOG MODULE	2	EA	711.01	1,422.02

633	CT92471D/01	ANALOGUE INPUT MODULE	1	EA	813.72	813.72

634	CT92536/01	RELAY MODULE—VOLT FREE	1	EA	180.32	180.32

635	CT92556/01	INTERFACE MODULE	1	EA	180.51	180.51

636	CT92582A/01	SWITCH INPUT MODULE	1	EA	80.06	80.06

633	CT92614/09	PPM BOOTSTRAP PROM V3.1	1	EA	36.32	36.32

637	CT92621A/01	RS323 INTERFACE BOARD	1	EA	320.93	320.93

638	CT92760/01	INTERFACE MODULE	1	EA	78.21	78.21

639	CT92783/01	THERMOCOUPLE INTERFACE MODULE	1	EA	124.31	124.31

640	CT92941/01	SWITCH OUTPUT INTERFACE MODULE	1	EA	115.31	115.31

641	CT93048/02	ANALOGUE OUTPUT INTERFACE MODULE	1	EA	127.30	127.30

642	CT93049/01	OVERSPEED INPUT MODULE	1	EA	72.83	72.83

643	CT93050/01	FREQUENCY/OVERSPEED MODULE	1	EA	72.83	72.83

645	CT937	LAMINATED SHIM	1	EA	13.49	13.49

646	CT93708A/011150	GAS VALVE AND ACTUATOR ASSY	1	EA	5,419.60	5,419.60

647	CT93708A/DNG	COPY OF DRAWING (7 SHEET)	1	EA	18.38	18.38

648	CT94025A/01	COLOUR MONITOR—15 IN	1	EA	3,731.82	3,731.82

649	CT94120/02	SCSI PATCH DISC	1	EA	110.44	110.44

650	CT941E/1	IGNITER CABLE	1	EA	189.25	189.25

651	CT941E/2	IGNITER CABLE	1	EA	225.84	225.84

652	CT941E/3	IGNITER CABLE	2	EA	235.97	471.94

653	CT94406/02	COLOUR MONITOR/DRIVER	1	EA	4,713.67	4,713.67

654	CT94901/01	TOUCHSCREEN DRIVER DISK	1	EA	34.89	34.89

655	CT963A/44	FLEXIBLE PIPE	8	EA	76.99	615.92

656	JP3612	SILICON GREASE	19	EA	16.21	307.99	12-LOCAL PURCHASE

657	JP4316	MASING TAP 50MM WIDE—50ME ROLL	2	EA	11.37	22.74

658	RM03612/1	PROXIMITY PROBE SHIM—0.25MM	8	EA	10.35	82.80

659	RM03612/2	PROXIMITY PROBE SHIM—0.125MM	4	EA	11.02	44.08

660	RM03621	ACCELEROMETER ADAPTOR	1	EA	160.21	160.21

661	RM06525/01	ACTUATOR ASSEMBLY	1	EA	10,621.00	10,621.00

662	RM11212/1	PLUG BALANCING—M6	15	EA	45.32	679.80

663	RM12012	FITTING BOLT	4	EA	38.99	155.96

664	RM12018	RETAINING CLIP	2	EA	24.72	49.44

665	RM12027	GASKET	3	EA	0.15	0.45

667	RM13034	FITTED BOLT	4	EA	8.65	34.60

663	RM13041	ROD	2	EA	25.60	51.20

668	RM21032A	PACKING PLATE	2	EA	9.48	18.96

669	RM22012B/1	SHIM—0.5MM	64	EA	3.04	194.56

670	RM22012B/2	SHIM—0.25MM	16	EA	3.50	56.00

671	RM22012B/3	SHIM—0.13MM	8	EA	4.64	37.12

672	RM22207	SEAL RING	6	EA	135.49	812.94

673	RM22210G/DNG	COPY OF DRAWING	1	EA	P.O.A.	P.O.A.

674	RM31001/01	BLADED HP DISC OVERSPEED—AXIAL	1	EA	174,919.06	174,919.06

675	RM31012B	COOLING AIR COLLAR	3	EA	825.45	2,476.35

676	RM31082A/1	SEALING STRIP	64	EA	1.94	124.16

677	RM31083A/1	LOCKING STRIP	64	EA	11.65	745.60

678	RM31083A/2	LOCKING STRIP	12	EA	11.65	139.80

679	RM31083A/3	LOCKING STRIP	6	EA	11.65	69.90

680	RM33312B/01	BORESCOPE PLUG ASSY—HP	15	EA	530.45	7,956.75

681	RM33313B/01	BORESCOPE PLUG ASSY—LP U/S	15	EA	252.35	3,785.25

682	RM33315A/01	BORESCOPE PLUG ASSY—LP D/S	21	EA	247.20	5,191.20

683	RM33322	OUTER SEAL RING	6	EA	3,449.39	20,696.34

684	RM33323	OUTER SEAL RING CLIP	84	EA	29.00	2,436.00

685	RM33324A	LOCATION PIN—ROTOR TIP SEAL	80	EA	25.24	2,019.20

686	RM33333Z	ROTOR TIP SEAL—HP	20	EA	1,783.03	35,660.60

687	RM33334Z	ROTOR TIP SEAL—HP BORESCOPE	4	EA	1,788.85	7,155.40

688	RM33335Z	ROTOR TIP SEAL—HP BORESCOPE	5	EA	1,788.85	8,944.25

689	RM33336A	STRIP SEALING—HP TIP SEAL	24	EA	14.38	345.12

690	RM33370A/01	BORESCOPE PLUG ASSY—HP	6	EA	283.25	1,699.50

691	RM34029	GASKET	7	EA	15.58	109.06

692	RM34034A	BOLT—12 POINT HEAD	4	EA	14.42	57.68

693	RM34045/1	O RING SEAL	4	EA	7.69	30.76

694	RM35612	SPECIAL STUD	10	EA	7.11	71.10

695	RM54003	JOINT BLOW-OFF VALVE FLANGE	1	EA	2.64	2.64

696	RM83031E	FLEXIBLE JOINT—AXIAL EXHAUST	2	EA	1,183.73	2,367.46

697	RM83032A	CLAMPING STRIP SEGMENT	18	EA	84.31	1,517.58

698	RT07011D	FLEXIBLE COUPLING	1	EA	512.89	512.89

695	RT13042B	FITTED BOLT	4	EA	11.07	44.28

701	RT13045/5	DISTANCE PIECE	4	EA	3.30	13.20

702	RT13048	OPERATING LEVER	19	EA	72.19	1,371.61

703	RT21018	FLAME TUBE BOLT	18	EA	14.40	259.20

704	RT22219J	GASKET	16	EA	0.99	15.84

705	RT22226/2	DISC SPRING	24	EA	1.69	40.56

706	RT31093A/1	LOCKING STRIP	10	EA	14.94	149.40

707	RT31403D/100	COUPLING BOLT—SET OF 9	1	EA	711.55	711.55

708	RT31427	SEALING RING	2	EA	230.74	461.48

709	RT35029	BOLT—M8 X 40MM	5	EA	20.09	100.45

710	RT35422A	INTERDUCT CASING SHIM	2	EA	804.95	1,609.90

712	RU31621	LOCKING WASHER	2	EA	185.73	371.46

713	RU33011A	SEAL RING	2	EA	5,124.25	10,248.50

714	RU33024A	LOCATION DOWEL	12	EA	20.60	247.20

715	RU33025	SEAL STRIP	12	EA	10.56	126.72

716	RU33333A	ROTOR TIP SEAL—HP	8	EA	1,652.53	13,220.24

717	RU33334A	ROTOR TIP SEAL HP/LH BORESCOPE	2	EA	1,681.27	3,362.54

718	RU33335A	ROTOR TIP SEAL HP/RH BORESCOPE	2	EA	1,681.27	3,362.54

719	SP003547	O RING/DIAPHRAGM KIT—VITON	1	EA	30.69	30.69

720	SP008470	MICROSWITCH ASSEMBLY—A	1	EA	140.04	140.04

721	SP025263	REPAIR KIT	1	EA	22.63	22.63

722	SP025911	PISTON ASSEMBLY—SG IRON COVER	7	EA	937.54	6,562.78

723	SP027402	CAP GASKET	1	EA	12.39	12.39

724	SP027886	SEAL KIT	1	EA	16.07	16.07

725	SP029079	EASING OIL—250ML TIN	3	EA	3.83	11.49

726	SP029590	SPARES KIT	2	EA	43.28	86.56

727	SP029927	REPAIR KIT	1	EA	15.80	15.80

728	SP029928	ELEMENT	1	EA	24.77	24.77

729	SP031480	SPARES KIT	2	EA	138.01	276.02

730	SP032310	MAINTENANCE KIT	1	EA	32.47	32.47

731	SP032825	SOLENOID VALVE COIL	1	EA	50.82	50.82

732	SP034474	O RING AND BELLOFRAM KIT	1	EA	83.32	83.32

733	SP036020	PRESSURE GAUGE 0-4 BARG	1	EA	92.21	92.21

734	SP037691	ELEMENT ASSY	2	EA	586.59	1,173.18

735	SP037697	COUPLING BOLTS—SET OF 8	2	EA	574.13	1,148.26

736	SP037704	SHEAR PIN SET 80KNM—SET OF 8	1	EA	701.35	701.35

737	SP038510	AIR FILTER ELEMENT	1	EA	18.76	18.76

738	SP038664	BELLOFRAM & SEAL KIT	1	EA	95.81	95.81

732	SP041993	CHANGE INSTRUCTIONS—ISM	1	EA	5.10	5.10

739	SP042185	NUT SET—SET OF 8	2	EA	155.65	311.30

747	SP042921	SPARES KIT	1	EA	440.76	440.76

740	T69/14018	COMPRESSOR INLET GASKET	1	EA	21.21	21.21

741	T69/81083	FLEXIBLE JOINT	2	EA	393.46	786.92

742	T69/81087	CLAMPING BATTEN	4	EA	95.28	381.12

743	T69/81088	CLAMPING BATTEN	2	EA	212.18	424.36

744	T79/21001	FLAME TUBE EXTENSION	1	EA	3,907.13	3,907.13

745	TA05201A	JOINT	3	EA	5.27	15.81

746	TA05202A	SAND TRAP FILTER	2	EA	131.07	262.14

747	TA08192B	GAS FILTER KIT	1	EA	34.39	34.39

748	TA23114	ORIFICE PLATE JOINT	24	EA	0.08	1.92

749	TA23119	IGNITER PLUG	20	EA	41.31	826.20

750	TA31018	WITHDRAWING NUT KEY	47	EA	19.57	919.79	47—UK YEAR 1999 STK

751	TA54085A	DIAPHRAGM	52	EA	51.35	2,670.20

752	TA54088/1	SHIM—0.005 IN	36	EA	0.10	3.60

753	TA54088/2	SHIM—0.002 IN	62	EA	0.10	6.20

754	TA54088/3	SHIM—0.025 IN	36	EA	0.10	3.60

755	TA54090E/DNG	COPY OF DRAWING	2	EA	2.57	5.14

756	TA54652B	JOINT	36	EA	1.21	43.56

757	TB02097	PRINTED CIRCUIT BOARD 1	3	EA	1,280.71	3,842.13

758	TB02102	PRINTED CIRCUIT BOARD 5	1	EA	1,485.31	1,485.31

759	TB02107	OVEN ASSEMBLY—0-700 DEG C	1	EA	2,437.48	2,437.48

760	TB022/KIT	AIR INLET CASING REBUILT KIT	2	SET	110.38	220.76

761	TB023/KIT	AIR RELAY VALVE REBUILT KIT	2	SET	210.14	420.28

762	TB024/KIT	BLEED / B.O.V REBUILT KIT	3	SET	613.76	1,841.28

763	TB025/KIT	CENTRE CASING (5/8 STUDS) REBUILT KIT	1	SET	985.81	985.81

764	TB026/KIT	CENTRE CASING (3/4 STUDS) REBUILT KIT	2	SET	1,380.50	2,761.00

765	TB027/KIT	CENTRE CASING TB5U REBUILT KIT	1	SET	1,528.82	1,528.82

766	TB028/KIT	COMBUSTION CHAMBER TB5 REBUILT KIT	2	SET	613.30	1,226.60

767	TB029/KIT	COMBUSTION CHAMBER TB5U REBUILT KIT	1	SET	495.88	495.88

768	TB030/KIT	COMPRESSOR STATOR REBUILT KIT	2	SET	185.66	371.32

769	TB031/KIT	CT1 QUADRANT TB5 REBUILT KIT	2	SET	1,739.35	3,478.70

770	TB032/KIT	CT1 QUADRANT TB5U REBUILT KIT	1	SET	1,639.76	1,639.76

771	TB033/KIT	CT2 STATOR ASSEMBLY REBUILT KIT	4	SET	12,948.06	51,792.24

772	TB034/KIT	GAS BURNER REBUILD KIT	2	SET	146.78	293.56

773	TB035/KIT	GAS GENERATOR CORE REBUILT KIT	2	SET	17,825.54	35,651.08

774	TB036/KIT	GAS GENERATOR ROTOR REBUILT KIT	2	SET	1,860.94	3,721.88

775	TB037/KIT	I.G.V. ACTUATOR REBUILT KIT	2	SET	3,724.67	7,449.34

776	TB038/KIT	I.G.V. CASING REBUILT KIT	2	SET	1,223.48	2,446.96

777	TB039/KIT	INLET BEARING HOUSING REBUILT KIT	2	SET	395.43	790.86

778	TB04031	DEMISTER ELEMENT	1	EA	1,013.54	1,013.54

779	TB04038A	DEMISTER DRAIN PIPE	4	EA	167.69	670.76

780	TB041/KIT	PT ROTOR RE-BUILD KIT	1	EA	479.16	479.16

781	TB044/KIT	AC STARTER GEARBOX REBUILT KIT	2	SET	816.20	1,632.40

782	TB05026A	JOINT—ASBESTOS FREE	1	EA	4.78	4.78

783	TB05216Z/02	LUB OIL PUMP	1	EA	6,904.50	6,904.50

784	TB05216Z/10	LUB OIL PUMP	1	EA	7,537.14	7,537.14

785	TB06045	STUB PIPE	3	EA	172.34	517.02

786	TB06046A	JOINT	1	EA	2.05	2.05

787	TB06050C/01	AIR SUPPLY PIPING	1	EA	476.80	476.80

788	TB07038	STARTER DRIVER SHAFT	3	EA	340.56	1,021.68

791	TB07132A	JOINT	2	EA	73.03	146.06

792	TB08001B/106	GAS GENERATOR ROTOR AND STAND	1	EA	260,892.58	260,892.58

793	TB08005A/DNG	COPY OF DRAWING	4	EA	10.50	42.00

794	TB08007B/09	CT STAGE 1—QUADRANT ASSY—SET OF 4	2	EA	90,042.22	180,084.44

795	TB08010/05	CT ROTOR DISC—STAGE 2	1	EA	46,105.87	46,105.87

796	TB08011/02	COMPRESSOR ROTOR BLADE SET	3	EA	86,334.14	259,002.42

797	TB08012/2	CT ROTOR BLADES SET—STAGE 2	3	EA	22,958.12	68,874.36

798	TB08012/4	CT ROTOR BLADES SET—STAGE 1	3	EA	24,369.74	73,109.22

799	TB08013/1	PT ROTOR BLADE SET—STAGE 1	2	EA	34,757.97	69,515.94

800	TB08013/3	PT ROTOR BLADE SET—STAGE 2	2	EA	40,651.41	81,302.82

801	TB08015/101	STATOR RING CHANGEOUT KIT—CT ST2	4	EA	89,724.66	358,898.64

802	TB08023/01	INLET GUIDE VANE SET	2	EA	16,021.86	32,043.72

803	TB08165	COVER	1	EA	1,775.35	1,775.35

804	TB08240/100	COMPRESSOR STATOR BLADES SET	3	EA	99,289.29	297,867.87

805	TB10000J/DNG	COPY OF DRAWING	2	EA	2.57	5.14

806	TB11017	LOCATING DOWEL	48	EA	14.06	674.88

807	TB11014C	LOCKING COLLAR	3	EA	153.83	461.49

808	TB11015	COMPRESSOR TENSION BOLT NUT	2	EA	414.68	829.36

809	TB11057/1	COMPRESSOR ROTOR BLADE—STAGE 6	25	EA	104.77	2,619.25

810	TB11057/2	COMPRESSOR ROTOR BLADE—STAGE 7	6	EA	102.23	613.38

811	TB11057/3	COMPRESSOR ROTOR BLADE—STAGE 8	12	EA	99.56	1,194.72

812	TB11060B	CT STUB SHAFT ASSY	1	EA	35,071.31	35,071.31

813	TB11071A	COMPRESSOR ROTOR DISC—STAGE 1	1	EA	2,162.07	2,162.07

814	TB11078	COMPRESSOR ROTOR DISC—STAGE 9—11	1	EA	3,052.60	3,052.60

815	TB11081D/1	COMPRESSOR ROTOR BLADE—STAGE 1	3	EA	346.68	1,040.04

816	TB11081D/2	COMPRESSOR ROTOR BLADE—STAGE 2	2	EA	344.39	688.78

817	TB11082/2	COMPRESSOR ROTOR BLADE	5	EA	125.79	628.95

818	TB11082/3	COMPRESSOR ROTOR BLADE	1	EA	122.52	122.52

819	TB11082D/1	COMPRESSOR ROTOR BLADE—STAGE 3	2	EA	176.32	352.64

820	TB11089/1	COMPRESSOR ROTOR BALDE SHIM—0.010 IN	30	EA	4.12	123.60

821	TB11089/2	COMPRESSOR ROTOR BALDE SHIM—0.015 IN	30	EA	0.83	24.90

822	TB11091/1	COMPRESSOR ROTOR BALDE SHIM—0.010 IN	30	EA	3.35	100.50

823	TB11091/2	COMPRESSOR ROTOR BALDE SHIM—0.015 IN	30	EA	0.83	24.90

824	TB11092/1	COMPRESSOR ROTOR BALDE SHIM—0.010 IN	60	EA	1.65	99.00

825	TB11092/2	COMPRESSOR ROTOR BALDE SHIM—0.015 IN	60	EA	1.39	83.40

826	TB11093/1	COMPRESSOR ROTOR BALDE SHIM—0.010 IN	100	EA	1.24	124.00

820	TB11093/2	COMPRESSOR ROTOR BALDE SHIM—0.015 IN	60	EA	0.83	49.80

827	TB11096	COOLING AIR TUBE	1	EA	88.75	88.75

828	TB11097/1	COMPRESSOR ROTOR BLADE—STAGE 9	8	EA	95.85	766.80

829	TB11097/2	COMPRESSOR ROTOR BLADE—STAGE 10	13	EA	94.29	1,225.77

830	TB11097/3	COMPRESSOR ROTOR BLADE—STAGE 11	5	EA	92.97	464.85

831	TB11097/4	COMPRESSOR ROTOR BLADE—STAGE 12	8	EA	92.19	737.52

832	TB12014	SEALING RING	2	EA	326.57	653.14

833	TB12015A	BEARING BUSH	9	EA	87.75	789.75

834	TB12016/2	THRUST PAD	54	EA	69.31	3,742.74

835	TB12017C	LABYRINTH SEAL	1	EA	1,899.98	1,899.98

836	TB12018A	ADJUSTER SCREW	4	EA	39.14	156.56

837	TB12024	SUPPORT RING	15	EA	19.88	298.20

838	TB13000H/05	COMPRESSOR STATOR ASSEMBLY	2	EA	125,410.55	250,821.10

839	TB13075A	RETAINING BLOCK	26	EA	10.30	267.80

840	TB13088	SHIM 0.15 IN	30	EA	1.39	41.70

841	TB13089	SHIM 0.15 IN	70	EA	P.O.A.	P.O.A.

842	TB13091	SHIM 0.15 IN	80	EA	P.O.A.	P.O.A.

843	TB13092/1	SHIM 0.15 IN	100	EA	P.O.A.	P.O.A.

844	TB13093	SHIM 0.15 IN	44	EA	P.O.A.	P.O.A.

845	TB14019/1	FACE SHIM	8	EA	3.39	27.12

846	TB14027	COTTER PIN	26	EA	24.21	629.46

847	TB14038	SLIPPER ROAD	4	EA	63.46	253.84

848	TB14051E	BRACKET	1	EA	308.95	308.95

849	TB14074D/78D	DUST COVER AND LIB ASSEMBLY	3	EA	462.32	1,386.96

850	TB14076A	JOINT	4	EA	0.55	2.20

851	TB14077B	JOINT	2	EA	2.96	5.92

852	TB14077C	JOINT	2	EA	1.30	2.60

853	TB14079A	GAITER	3	EA	63.60	190.80

854	TB14084	CONNECTOR	1	EA	34.60	34.60

855	TB14087B	SPECIAL BOLT	2	EA	28.33	56.66

856	TB14088A	MOUNTING BUSH	2	EA	31.67	63.34

857	TB14093	CONTROL ROD	1	EA	118.45	118.45

858	TB14096A	BELLOFRAM CYLINDER	2	EA	1,471.08	2,942.16

859	TB14104	BRACKET	1	EA	69.46	69.46

860	TB14111	AIR FILTER	2	EA	66.39	132.78

861	TB14114	LOCATION BUSH	43	EA	10.25	440.75

862	TB14115	JOINT	3	EA	0.57	1.71

863	TB14120/04/BOM	COPY OF BILL OF MATERIAL	2	EA	2.65	5.30

864	TB14120/DNG	COPY OF DRAWING	2	EA	2.65	5.30

865	TB14124	INLET SCREEN	1	EA	620.58	620.58

866	TB21003Y/03	GAS FUEL BURNER ASSEMBLY	4	EA	4,200.00	16,800.00

867	TB21012D	COMBUSTION CHAMBER TOP	1	EA	1,980.08	1,980.08

868	TB21014G	FLAME TUBE EXTENSION	2	EA	3,753.71	7,507.42

869	TB21026F	JOINT	16	EA	3.78	60.48

870	TB21027	SPECIAL WASHER	8	EA	5.68	45.44	4—UK YEAR 2002 STK

871	TB21042E	SWIRLER CONE	2	EA	3,604.49	7,208.98

872	TB21043B	SWIRLER	10	EA	1,926.65	19,266.50

873	TB21044A	LAMINATED SHIM—STAINLESS STEEL	16	EA	61.75	988.00

874	TB21073Z/01	JOINT—SET OF 8	8	EA	635.02	5,080.16

875	TB21114D	FLAME TUBE	1	EA	4,176.06	4,176.06

876	TB21125	PACKING—COMBUSTION CHAMBER	36	EA	39.35	1,416.60

877	TB22048	JOINT	28	EA	0.39	10.92

878	TB23110E/04	IGNITER ASSEMBLY	7	EA	843.44	5,904.08

879	TB31013	TENSION BOLT	6	EA	1,907.69	11,446.14

880	TB31016	LOCKING PLATE	6	EA	68.19	409.14

881	TB31017	COOLING AIR COLLAR	1	EA	345.31	345.31

882	TB31018	PLUG	4	EA	32.39	129.56

883	TB31062/100	CAPSCREW—SET OF 12	3	EA	203.96	611.88

884	TB31082X	CT ROTOR BLADE—STAGE 2—PAIR	1	EA	540.22	540.22

893	TB31093	LOCKING STRIP	196	EA	0.41	80.36

885	TB31096	STEPPED DOWEL	2	EA	23.74	47.48

886	TB31097	ADAPTOR	1	EA	104.91	104.91

887	TB31105Z/01	CT ROTOR BLADE—STAGE 1—PAIR	2	EA	548.26	1,096.52

888	TB31621	FITTING BOLT	10	EA	24.72	247.20

889	TB32017H	LABYRINTH SEAL	1	EA	3,751.15	3,751.15

890	TB32018F	LABYRINTH SEAL	1	EA	1,687.48	1,687.48

886	TB32614	LAMINATED SHIM 0.120 IN	1	EA	66.74	66.74

891	TB32617E	LABYRINTH SEAL	1	EA	5,550.40	5,550.40

892	TB32622	SHIM—0.003 IN	28	EA	9.22	258.16

893	TB33000D/DNG	COPY OF DRAWING	2	EA	2.57	5.14

894	TB33004D/DNG	COPY OF DRAWING	4	EA	7.86	31.44

895	TB33011/2	LAGGING PIN	32	EA	1.21	38.72

896	TB33011/3	RETAINING LUG	12	EA	1.94	23.28

897	TB33012	LAGGING CONE	3	EA	857.67	2,573.01

898	TB33017	SECURING PLATE	3	EA	917.41	2,752.23

899	TB33018	LOCKING CLIP	24	EA	17.66	423.84

900	TB33019A	LAGGING ASSEMBLY	2	EA	708.95	1,417.90

901	TB33023	SPECIAL BOLT	24	EA	57.68	1,384.32

902	TB33025	LOCATION PIN	30	EA	126.78	3,803.40

903	TB33035	STATOR SHROUD SEAL	1	EA	1,349.82	1,349.82

904	TB33036	SEAL RETAINING BLOCK	4	EA	32.19	128.76

905	TB33043C	RETAINING PIN	16	EA	193.48	3,095.68

906	TB33044C	RETAINING PIN	32	EA	164.32	5,258.24

907	TB33045B	BLADE TRACK SEAL—STAGE 2	32	EA	386.66	12,373.12

908	TB33046B	BLADE TRACK SEAL—STAGE 1	32	EA	386.66	12,373.12

910	TB33634	SEAL RETAINING BLOCK	4	EA	14.68	58.72

911	TB33637	SHOULD SEAL	3	EA	1,605.45	4,816.35

912	TB34002B	COMPRESSOR EXIT SEAL ASSEMBLY	3	EA	7,469.93	22,409.79

913	TB34015C/2	COVER PLATE	110	EA	4.24	466.40

914	TB34016	FLAME TUBE EXTENSION GUIDE	1	EA	1494.22	1,494.22

915	TB34019	RETAINING PIN	4	EA	105.37	421.48

916	TB34031	RETAINING BLOCK	2	EA	41.10	82.20

917	TB34034	DOWEL	12	EA	7.42	89.04

918	TB34046A	SEAL RING HOUSING	3	EA	3,364.64	10,093.92

919	TB34049	STUD	3	EA	27.81	83.43

920	TB34051/6	SEALING STRIP	1	EA	20.90	20.90

921	TB34055	SEALING STRIP	1	EA	28.74	28.74

922	TB34056	SEALING STRIP	1	EA	34.74	34.74

923	TB34078	STUD	76	EA	17.77	1,350.52

924	TB34090	END SEALING STRIP	2	EA	23.95	47.90

925	TB34095	LOCKING STRIP	10	EA	6.90	69.00

926	TB50104B/12	SPEED PICK UP ASSEMBLY	1	EA	1,568.93	1,568.93

927	TB50118	LAMINATED SHIM—0.060 IN	3	EA	1.49	4.47

928	TB54031A	DISTANCE PIECE	6	EA	P.O.A.	P.O.A.

929	TB54400G/01	AIR RELAY VALVE	2	EA	3,405.51	6,811.02

930	TB54416	RETAINER BLOCK	1	EA	P.O.A.	P.O.A.

931	TB54421	VALVE SEAT	1	EA	72.46	72.46

932	TB54422	PILOT VALVE	1	EA	24.62	24.62

933	TB64053A	JOINT	1	EA	8.84	8.84

934	TB95046/1	PARALLEL PLUG—1/2 UNF	2	EA	23.15	46.30

935	TD12019	RETAINING BLOCK	6	EA	18.39	110.34

936	TD34017	SPACER—EXTENSION GUIDE	6	EA	40.17	241.02

937	TD34024	SPRAY NOZZLE	1	EA	75.19	75.19

938	X64/07004168/37	PRESSURE SWITCH	1	EA	212.84	212.84

939	X64/07004168/39	PRESSURE SWITCH	2	EA	212.84	425.68

940	X64/51009002/2	IGNITER HEAD/CABLE ASSEMBLY	1	EA	711.00	711.00

941	X64/51014002/1	HYDRAULIC ACTUATOR AND FITTINGS	1	EA	1,455.27	1,455.27

942	X64/51014003/1	HYDRAULIC PROPORTIONAL VALVE	1	EA	683.30	683.30

943	X64/60040197/2	AUTO DRAIN VALVE	1	EA	498.36	498.36

944	XCT4800/03	3-WAY VALVE ASSEMBLY	1	EA	2,445.25	2,445.25

945	XCT91292	ACTUATOR CIRCUIT BOARD ASSEMBLY	1	EA	5,555.90	5,555.90

946	XCT92466A/02	SWITCH INPUT MODULE	1	EA	372.42	372.42

947	XCT92467B/03	SWITCH OUTPUT MODULE	1	EA	485.92	485.92

948	XCT92468A/05	ANALOGUE OUTPUT MODULE	1	EA	878.61	878.61

949	XCT92474A/14	PROCESSOR MODULE—2.0 MB 20MHZ	1	EA	2,388.30	2,388.30

950	XCT94406/01	COLOUR MONITOR/DRIVER	1	EA	6,774.41	6,774.41

951	XSP035362	OVERSPEED TRIP/WATCHDOG MODULE	1	EA	340.84	340.84

952	XT79/21001	FLAME TUBE EXTENSION	5	EA	1,116.64	5,583.20

953	XTB21014G	FLAME TUBE	10	EA	2,249.88	22,498.80

954	XTB21042E	SWIRLER CONE	8	EA	2,529.00	20,232.00

955	XTB21114D	FLAME TUBE	1	EA	2,734.16	2,734.16

956	XTB54090E/04	BLOW OFF VALVE	10	EA	3,033.81	30,338.10

						3,234,962.86

	LESS 15% DISCOUNT					(485,244.43)

	TOTAL AMOUNT				GBP	2,749,718.43

EXHIBIT 2.1.3—ALL RECEIVABLES AND OTHER ASSETS

(AS AT 29 APRIL 2003)

Power		Outstanding Balance As At 29/4/2003
Invoice No	Date	Due Date	Customers			Sales	GST	Total Invoiced	Rate	SGD	Date	Receipts amounts	Balance
APS-30-04054-035	18-Jul-02	17-Aug-02	CNOOC China Limited	USD	SP	3,221.80	—	3,221.80	1.72	5,541.50			3,221.80
APS-30-04054-049	30-Jul-02	18-Aug-02	Thai Ceramics Power Co. Ltd	GBP	MC0282	785.00	—	785.00	2.72	2,135.20			785.00
APS-30-04054-050	30-Jul-02	19-Aug-02	Thai Ceramics Power Co. Ltd	GBP	MC0282	804.12	—	804.12	2.72	2,187.21			804.12
APS-30-04054-051	30-Jul-02	20-Aug-02	Thai Ceramics Power Co. Ltd	GBP	MC0282	804.12	—	804.12	2.72	2,187.21			804.12
APS-30-04054-052	30-Jul-02	21-Aug-02	Thai Ceramics Power Co. Ltd	GBP	MC0283	5,751.00	—	5,751.00	2.72	15,642.72			5,751.00
APS-30-04054-053	30-Jul-02	22-Aug-02	Thai Ceramics Power Co. Ltd	GBP	MC0283	5,647.66	—	5,647.66	2.72	15,361.64			5,647.66
APS-30-04054-054	30-Jul-02	23-Aug-02	Thai Ceramics Power Co. Ltd	GBP	MC0283	5,647.66	—	5,647.66	2.72	15,361.64			5,647.66
APS-30-04054-080	20-Aug-02	19-Sep-02	Thai Ceramics Power Co. Ltd	GBP	MC0282	804.12	—	804.12	2.69	2,163.08			804.12
APS-30-04054-081	20-Aug-02	19-Sep-02	Thai Ceramics Power Co. Ltd	GBP	MC0283	5,647.66	—	5,647.66	2.69	15,192.21			5,647.66
APS-30-04054-094	09-Sep-02	08-Oct-02	Britac-Saag Oil & Gas SB	GBP	FS	5,035.86	—	5,035.86	2.73	13,747.90			5,035.86
APS-30-04054-104	10-Sep-02	09-Oct-02	DNGC	GBP	FS	5,695.20	—	5,695.20	2.73	15,547.90			5,695.20
APS-30-04054-110	17-Sep-02	16-Oct-02	Thai Ceramics Power Co. Ltd	GBP	MC0282	804.12	—	804.12	2.75	2,211.33			804.12
APS-30-04054-111	17-Sep-02	16-Oct-02	Thai Ceramics Power Co. Ltd	GBP	MC0283	5,647.66	—	5,647.66	2.75	15,531.07			5,647.66

APS-30-04054-126	01-Oct-02	30-Oct-02	Britac-Saag Oil & Gas SB	GBP	FS	6,039.21	—	6,039.21	2.78	16,789.00		6,039.21
APS-30-04054-135	07-Oct-02	06-Nov-02	Thai Ceramics Power Co. Ltd	GBP	MC0282	804.12	—	804.12	2.75	2,211.33		804.12
APS-30-04054-136	07-Oct-02	06-Nov-02	Thai Ceramics Power Co. Ltd	GBP	MC0283	5,647.66	—	5,647.66	2.75	15,531.07		5,647.66
APS-30-04054-154	22-Oct-02	21-Dec-02	China Ocean Oilfields Serv.	USD	SP	7,325.37	—	7,325.37	1.78	13,039.16		7,325.37
APS-30-04054-166	29-Oct-02	28-Nov-02	Britac-Saag Oil & Gas SB	GBP	FS	3,982.40	—	3,982.40	2.75	10,951.60	28-Jan-03	3,982.40
APS-30-04054-180	29-Nov-02	28-Dec-02	Thai Ceramics Power Co. Ltd	GBP	MC0282	804.12	—	804.12	2.74	2,203.29		804.12
APS-30-04054-181	29-Nov-02	28-Dec-02	Thai Ceramics Power Co. Ltd	GBP	MC0283	5,647.66	—	5,647.66	2.74	15,474.59		5,647.66
APS-30-04054-185	21-Nov-02	20-Dec-02	Britac-Saag Oil & Gas SB	GBP	SP	7,144.91	—	7,144.91	2.80	20,005.75		7,144.91
APS-30-04054-198	04-Dec-02	03-Jan-03	Britac-Saag Oil & Gas SB	GBP	FS	5,477.36	—	5,477.36	2.76	15,117.51		5,477.36
APS-30-04054-199	04-Dec-02	03-Jan-03	Britac-Saag Oil & Gas SB	GBP	FS	10,520.30	—	10,520.30	2.76	29,036.03		10,520.30
APS-30-04054-221	06-Jan-03	05-Feb-03	ALSTOM POWER UK LTD	GBP	C	60.76	—	60.76	2.78	168.92		60.76
APS-30-04054-222	06-Jan-03	05-Feb-03	ALSTOM POWER UK LTD	GBP	C	1,224.07	—	1,224.07	2.78	3,402.92		1,224.07
APS-30-04054-223	06-Jan-03	05-Feb-03	China Ocean Oilfields Serv.	USD	C	87.14	—	87.14	1.74	151.63		87.14
APS-30-04054-228	08-Jan-03	07-Feb-03	Thai Ceramics Power Co. Ltd	GBP	MC0282	804.12	—	804.12	2.79	2,243.49		804.12
APS-30-04054-229	08-Jan-03	07-Feb-03	Thai Ceramics Power Co. Ltd	GBP	MC0283	5,647.66	—	5,647.66	2.79	15,756.97		5,647.66
APS-30-04054-230	13-Jan-03	12-Feb-03	ALSTOM POWER UK LTD	GBP	FS	15,311.91	—	15,311.91	2.79	42,720.23		15,311.91
APS-30-04054-235	21-Jan-03	20-Feb-03	Alstom Power UK Ltd	GBP	C	9,722.30	—	9,722.30	2.79	27,125.22		9,722.30
APS-30-04054-236	21-Jan-03	20-Feb-03	Alstom Power UK Ltd	GBP	C	447.40	—	447.40	2.79	1,248.25		447.40
APS-30-04054-237	21-Jan-03	20-Feb-03	Alstom Power UK Ltd	GBP	C	24.72	—	24.72	2.79	68.97		24.72
APS-30-04054-238	22-Jan-03	21-Feb-03	Alstom Power UK Ltd	SGD	C	17,080.17	—	17,080.17	1.00	17,080.17		17,080.17
APS-30-04054-241	29-Jan-03	28-Feb-03	SINGLE BUOY MOORING INC.	SGD	FS	4,393.00	175.72	4,568.72	1.00	4,568.72		4,568.72
APS-30-04054-242	06-Feb-03	08-Mar-03	ALSTOM POWER UK LTD	GBP	FS	5,521.79	—	5,521.79	2.87	15,847.54		5,521.79
APS-30-04054-243	06-Feb-03	23-Mar-03	Tianjin Sinoda Instrument & Meter Co. Ltd	GBP	FS	55,030.64	—	55,030.64	2.87	157,937.94		55,030.64
APS-30-04054-249	06-Feb-03	23-Mar-03	ACT OPERATORS GROUP	GBP	FS	32,181.41		32,181.41	2.87	92,360.65		32,181.41	700097	Redo po

APS-30-04054-258	10-Feb-03	12-Mar-03	Thai Ceramics Power Co. Ltd	GBP	MC0282	804.12	—	804.12	2.84	2,283.70	804.12
APS-30-04054-259	10-Feb-03	12-Mar-03	Thai Ceramics Power Co. Ltd	GBP	MC0283	5,647.66	—	5,647.66	2.84	16,039.35	5,647.66
APS-30-04054-261	18-Feb-03	20-Mar-03	ALSTOM POWER UK LTD	GBP	FS	5,012.25	—	5,012.25	2.82	14,134.55	5,012.25
APS-30-04054-263	25-Feb-03	11-Apr-03	Tianjin Sinoda Instrument & Meter Co. Ltd	GBP	C	12,277.63	—	12,277.63	2.74	33,640.71	12,277.63
APS-30-04054-267	04-Mar-03	03-Apr-03	Tanjung Offshore Services Sdn Bhd	GBP	SP	9,550.29		9,550.29	2.73	26,072.29	9,550.29
APS-30-04054-268	04-Mar-03	03-Apr-03	Tanjung Offshore Services Sdn Bhd	GBP	SP	8,108.51		8,108.51	2.73	22,136.23	8,108.51
APS-30-04054-202- bal	09-Dec-02	08-Jan-03	Brunei Shell petroleum Co. Sdn. Bhd.	GBP	FS	521.96
APS-30-04054-270	07-Mar-03	06-Apr-03	Brunei Shell petroleum Co. Sdn. Bhd.	GBP	MC0284	48,930.00	—	48,930.00	2.78	136,025.40	48,930.00
APS-30-04054-271	07-Mar-03	06-Apr-03	Brunei Shell petroleum Co. Sdn. Bhd.	GBP	MC0284	13,980.00	—	13,980.00	2.78	38,864.40	13,980.00
APS-30-04054-274	07-Mar-03	06-Apr-03	Thai Ceramics Power Co. Ltd	GBP	MC0282	804.12	—	804.12	2.78	2,235.45	804.12
APS-30-04054-275	07-Mar-03	06-Apr-03	Thai Ceramics Power Co. Ltd	GBP	MC0283	5,647.66	—	5,647.66	2.78	15,700.49	5,647.66
APS-30-04054-276	11-Mar-03	10-Apr-03	Alstom Power UK Ltd	GBP	C	19,794.37	—	19,794.37	2.78	55,028.35	19,794.37
APS-30-04054-277	11-Mar-03	10-Apr-03	Alstom Power UK Ltd	GBP	C	12,557.66	—	12,557.66	2.78	34,910.29	12,557.66
APS-30-04054-278	11-Mar-03	10-Apr-03	Alstom Power UK Ltd	GBP	C	43,356.00	—	43,356.00	2.78	120,529.68	43,356.00
APS-30-04054-279	11-Mar-03	25-Apr-03	ACT OPERATORS GROUP	GBP	C	682.24	—	682.24	2.78	1,896.63	682.24
APS-30-04054-280	12-Mar-03	11-Apr-03	Alstom Power UK Ltd	GBP	C	3,358.85	—	3,358.85	2.78	9,337.60	3,358.85
APS-30-04054-282	14-Mar-03	13-Apr-03	SINODA INDUSTRIAL DEVELOPMENT	GBP	SP	2,978.69		2,978.69	2.81	8,370.12	2,978.69
APS-30-04054-283	14-Mar-03	13-Apr-03	Brunei Shell petroleum Co. Sdn. Bhd.	GBP	SP	6,696.52		6,696.52	2.81	18,817.22	6,696.52
APS-30-04054-285	17-Mar-03	16-Apr-03	Tanjung Offshore Services Sdn Bhd	GBP	SP	248.05		248.05	2.81	697.02	248.05

APS-30-04054-286	18-Mar-03	17-Apr-03	ACT OPERATORS GROUP	GBP	FS	11,277.11		11,277.11	2.78	31,350.37	11,277.11
APS-30-04054-288	20-Mar-03	19-Apr-03	Tanjung Offshore Services Sdn Bhd	GBP	SP	248.05		248.05	2.76	684.62	248.05
APS-30-04054-289	22-Mar-03	21-Apr-03	Alstom Power UK Ltd	GBP	SP	394.81		394.81	2.77	1,093.62	394.81
APS-30-04054-291	21-Mar-03	20-Apr-03	China Ocean Oilfields Services (HK) Ltd	USD	C	206.18		206.18	1.77	364.94	206.18
APS-30-04054-292	21-Mar-03	20-Apr-03	Vtech Equipment Pte Ltd	GBP	SP	862.87	—	862.87	2.77	2,390.15	862.87
APS-30-04054-293	24-Mar-03	23-Apr-03	Alstom Power UK Ltd	SGD	C	52,136.07		52,136.07	1.00	52,136.07	52,136.07
APS-30-04054-294	25-Mar-03	09-May-03	ACT OPERATORS GROUP	GBP	FS	23,492.58		23,492.58	2.78	65,309.37	23,492.58
APS-30-04054-295	25-Mar-03	24-May-03	CNOOC China Limited	USD	SP	8,649.07		8,649.07	1.77	15,308.85	8,649.07
APS-30-04054-296	27-Mar-03	11-May-03	ACT OPERATORS GROUP	GBP	OH	27,744.10		27,744.10	2.78	77,128.60	27,744.10
APS-30-04054-297	27-Mar-03	26-Apr-03	ALSTOM POWER UK LTD	SGD	C	4,277.53		4,277.53	1.00	4,277.53	4,277.53
APS-30-04054-298	27-Mar-03	26-Apr-03	Brunei Shell petroleum Co. Sdn. Bhd.	GBP	OH	64,512.80		64,512.80	2.78	179,345.58	64,512.80
APS-30-04054-299	27-Mar-03	25-Jun-03	Tanjung Offshore Services Sdn Bhd	GBP	OH	320,312.45		320,312.45	2.78	890,468.61	320,312.45
APS-30-04054-300	31-Mar-03	IMMEDIATE	ACT OPERATORS GROUP	GBP	OH	665,955.64		665,955.64	2.76	1,838,037.57	665,955.64
APS-57-04054- 0004-BAL	18-Feb-03	20-Mar-03	SINGLE BUOY MOORING INC.	GBP	FS	801.54		801.54			801.54
APS-35-04054- 0004-BAL	26-Sep-02	23-Oct-02	SINGLE BUOY MOORING INC.	GBP	FS	30,156.03		30,156.03	2.786	84,014.70
APS-31-0003	26-Mar-03	25-Apr-03	ALSTOM POWER UK LTD	SGD	C	664,937.97	26,597.52	691,535.49
APS-22-0001	26-Mar-03	25-Apr-03	ALSTOM POWER UK LTD	SGD	C	358,376.85	14,335.07	372,711.92
APS-57-04054-0006	10-Apr-03	10-May-03	SINGLE BUOY MOORING INC.	GBP	FS	33,227.35	1,329.85	34,557.20	2.764	95,516.10	34,557.20

APS-57-04054-0007	14-Apr-03	14-May-03	SINGLE BUOY MOORING INC.	GBP	FS	152,326.38	6,096.30	158,422.68	2.787	441,524.01	158,422.68
APS-30-04054-301	01-Apr-03	01-May-03	Brunei Shell Petroleum Co. Sdn. Bhd.	GBP	SP	1,419.68		1,419.68	2.78	3,946.71	1,419.68
APS-30-04054-302	03-Apr-03	03-May-03	Brunei Shell Petroleum Co. Sdn. Bhd.	GBP	SP	4,682.99		4,682.99	2.79	13,065.54	4,682.99
APS-30-04054-303	03-Apr-03	18-May-03	ACT Operators Group	GBP	SP	37,402.80		37,402.80	2.79	104,353.81	37,402.80
APS-30-04054-304	04-Apr-03	04-May-03	Alstom Power Ltd	GBP	SP	443.02		443.02	2.78	1,231.60	443.02
APS-30-04054-305	08-Apr-03	08-May-03	Brunei Shell Petroleum Co. Sdn. Bhd.	GBP	MC0284	48,930.00		48,930.00	2.78	136,025.40	48,930.00
APS-30-04054-306	08-Apr-03	08-May-03	Brunei Shell Petroleum Co. Sdn. Bhd.	GBP	MC0284	13,980.00		13,980.00	2.78	38,864.40	13,980.00
APS-30-04054-309	08-Apr-03	IMMEDIATE	Thai Ceramics Power Co., Ltd	GBP	MC0282	804.12		804.12	2.78	2,235.45	804.12
APS-30-04054-310	08-Apr-03	IMMEDIATE	Thai Ceramics Power Co., Ltd	GBP	MC0283	5,647.66		5,647.66	2.78	15,700.49	5,647.66
APS-30-04054-311	08-Apr-03	08-May-03	Tianjin Sinoda Instrument & Meter Co. Ltd	GBP	C	14,849.31		14,849.31	2.78	41,281.08	14,849.31
APS-30-04054-312	08-Apr-03	08-May-03	Alstom Power UK Ltd	SGD	C	11,878.12		11,878.12	1.00	11,878.12	11,878.12
APS-30-04054-313	08-Apr-03	08-May-03	Alstom Power UK Ltd	GBP	C	9,929.38		9,929.38	2.78	27,603.68	9,929.38
APS-30-04054-314	08-Apr-03	IMMEDIATE	Vtech Equipment Pte Ltd	GBP	SP	2,519.50		2,519.50	2.78	7,004.21	2,519.50
APS-30-04054-315	08-Apr-03	08-May-03	Alstom Power UK Ltd	GBP	C	2,529.91		2,529.91	2.78	7,033.15	2,529.91
APS-30-04054-316	08-Apr-03	08-May-03	Tanjung Offshore Services Sdn Bhd	GBP	SP	52.64		52.64	2.78	146.34	52.64
APS-30-04054-317	14-Apr-03	14-May-03	Alstom Power Ltd	GBP	SP	327.76		327.76	2.79	914.45	327.76
APS-30-04054-318	14-Apr-03	14-May-03	Alstom Power Ltd	GBP	SP	2,011.19		2,011.19	2.79	5,611.22	2,011.19
APS-30-04054-319	14-Apr-03	14-May-03	Alstom Power Ltd	GBP	SP	829.39		829.39	2.79	2,314.00	829.39
APS-30-04054-320	14-Apr-03	14-May-03	Alstom Power Ltd	GBP	SP	301.25		301.25	2.79	840.49	301.25
APS-30-04054-321	15-Apr-03	15-May-03	ACT Operators Group	GBP	C	14,163.18		14,163.18	2.80	39,656.90	14,163.18
APS-30-04054-322	25-Apr-03	25-May-03	Brunei Shell Petroleum Co. Sdn. Bhd.	GBP	SP	140.71		140.71	2.82	396.80	140.71

APS-30-04054-323	25-Apr-03	25-May-03	CNOOC China Ltd	GBP	SP	1,005.60	1,005.60	2.82	2,835.79		1,005.60
APS-30-04054-324	28-Apr-03	28-May-03	CNOOC China Ltd	GBP	SP	6,237.04	6,237.04				6,237.04
							—		—		—
Total						3,048,163.40	3,096,175.90		5,442,461.33	—	2,001,772.46

EXHIBIT 2.2—EXCLUDED ASSETS

Reference is made to the definition of “Excluded Assets” in the Terms of Offer.

EXHIBIT 3.1—LIABILITIES OF LOCAL SGT BUSINESS

(AS AT 29 APRIL 2003—S$)

Invoice No	Date	Items	Purchase GBP
P037209	12-Jun-02	Costs-JS/RD	26,925.06
TO050646	08-Oct-02	Site Time & Expenses-Tim	20,292.85
TO050663	09-Oct-02	Services Of Lectec Services Ltd	60,404.37
TO050736	18-Oct-02	Site Time & Travel-A Veal	3,220.00
IV085099	28-Oct-02	CT ST1 Quadrant Assy-Set of 4	262,973.56
80642	01-Nov-02	Thai Ceramics	4,802.13
IV086682	17-Dec-02	Typhoon Core Unit-Mature Rated	212,417.73
ZIV1/12000109	28-Jan-03	Oven Assembly—0-700 Deg C	15,719.57
ZIV1/12000112	28-Jan-03	Drain Pipe Assy	1,408.35
ZIV1/12000124	29-Jan-03	Hi-Energy Igniter	3,256.47
ZIV1/12000128	29-Jan-03	Disc Assy STG 2	38,070.59
ZIV1/12000149	30-Jan-03	MPI Burner 3E	27,958.79
ZIV5/14000118	31-Jan-03	Limiter Module	398.72
ZIV7/15000055	03-Feb-03	Site Time & Travel+Expenses-S. Jarvill	8,928.08
ZIV1/12000168	03-Feb-03	Flexible Pipe	213.90
ZIV1/12000163	03-Feb-03	Actuator Assembly	31,607.75
ZIV7/15000056	04-Feb-03	Site Time & Travel+Expenses-R. Wortley	3,628.40
37000159	05-Feb-03	Joint	183,840.69
ZIV1/12000218	07-Feb-03	Capscrew/Burner & Block Assy/Washer/Copper	33,115.09
YPF2/10000114	07-Feb-03	Jointing Compound/Locking Wire/Gasket/Cable	2,591.47
YPF2/10000136	11-Feb-03	Capscrew	21.60
ZIV1/12000250	12-Feb-03	Ring,Washer,Seal.Circlip, Filter Elemet, Spring	1,199.90
ZIV1/12000255	12-Feb-03	Sunwheel Coupling Flange	24,910.14
YPF2/10000140	12-Feb-03	Proximity Probe/Thermocouple Probe	864.13
YPF2/10000143	13-Feb-03	Emergency Lo Pump Motor	3,659.00
YPF2/10000152	14-Feb-03	Pilot Burner Assembly	4,967.34
ZIV1/12000291	19-Feb-03	Dowel.Bolt,Nut,Washer,Stud,Screw	3,740.58
YPF2/10000175	20-Feb-03	Igniter Comb(119mm)7m Lead Eexe	2,398.14

YPF2/10000177	20-Feb-03	Dual Fuel Burner Assembly	513.06
YPF2/10000180	20-Feb-03	Air Filter Element/Gasket/Seal/Capscrew/Shim	620.02
ZIV1/12000295	20-Feb-03	Pall Replacement Element/Jointing Compond	389.29
ZFV1/11500285	20-Feb-03	Repair & Maint.Contract-Indonesia 1/3/03-31/3/03	10,996.10
ZFV1/11500253	20-Feb-03	Repair & Maint.Contract-Thailand 1/3/03-31/3/03	4,890.00
YPF2/10000147	24-Feb-03	Blade,Ring,Cable Tie,Gasket	27,516.57
YPF2/10000202	25-Feb-03	Burner & Block Assy	5,054.76
ZIV1/12000356	25-Feb-03	BN7200 Series Probe Driver	2,539.75
ZIV1/12000347	26-Feb-03	Sealing Strip,Washer,Ring Seal,Pin	9,361.61
ZIV1/12000345	26-Feb-03	Stud/Solenoid Coil/Setscrew/Nut/Joint/Bellows	7,974.86
ZIV1/12000347	26-Feb-03	Sealing Strip,Washer,Ring Seal,Pin/Shim/Joint	9,361.61
ZIV1/12000357	26-Feb-03	Adaptor/Flange/Seal/Ring/Coupling/Loctite	2,500.65
ZIV7/15000089	28-Feb-03	Operations & Maintenance Course	1,427.63
ZFV1/11500492	02-Mar-03	Saraburi, Thailand	4,890.00
ZFV1/11500508	02-Mar-03	PTDSS	10,996.10
ZIV1/12000388	03-Mar-03	Sealing Strip/Washer/Seal/Pad/Pin/Ring Cord	9,108.25
ZIV1/12000401	04-Mar-03	Diaphragm Element/Bolts/Nuts/Pump Hub	8,522.16
ZIV1/12000451	11-Mar-03	Speed Pick Up/Lamp Les 28V	1,152.81
ZIv1/12000452	11-Mar-03	Air Relay Valve	6,129.92
ZIV1/12000570	24-Mar-03	Solenoid-Flameproof	1,277.72
ZIV8/15500001	25-Mar-03	Typhoon Core	303,453.90
ZIV1/12000592	25-Mar-03	Drain Pipe Assy	1,255.79
ZIV1/12000593	25-Mar-03	Proximity Switch Kit	442.64
ZIV1/12000606	25-Mar-03	Sealing Strip/Washer/Drawing/Blade/Joint	474.73
ZIV1/12000618	26-Mar-03	Rebuild Kit/Washer/Seal/Clip/Redicer/Gland	543,507.34
ZIV1/12000635	27-Mar-03	Rebuild Kit/Screw/Washer Spring/Joint	642,379.17
ZIV1/12000634	27-Mar-03	O Ring Seal/Valve Spares Kit/Spring Set	51.87
CN17500002	31-Mar-03	Sunwheel Coupling Flange	(12,455.07)
ZIV1/12000664	31-Mar-03	Gas Fuel Regulator	4,214.69
ZIV1/12000665	31-Mar-03	Gas Regulator/PCB Assy Actuator/Filter Element	32,027.75
ZFV1/11500756	01-Apr-03	Saraburi, Thailand	4,890.00
ZFV1/11500773	01-Apr-03	PTDSS	10,996.10
M90066	03-Apr-03	Gas Detection Module	130.00

37000003	04-Apr-03	Freight Charges	41.82
YPF2/10000390	08-Apr-03	BN7200 Seriers Probe Driver	252.62
ZIV1/12000772	09-Apr-03	Shim Laminated/Washer Locking/Shim/Capscrew	265.66
ZIV1/12000776	09-Apr-03	Filter Element/O Ring Seal	293.92
ZIV1/12000777	09-Apr-03	Zone Module/Blank Front Panel/Issue 2 PCB	1,774.58
ZIV1/12000778	09-Apr-03	Diaphragm/Round Joint/Copy Of Deawing	1,314.60
ZIV1/12000779	09-Apr-03	Diaphragm/Round Joint/Copy Of Deawing	1,460.55
ZIV1/12000780	09-Apr-03	Body Assy/Circuit Breaker DC 15A	731.82
YPF2/10000402	10-Apr-03	Seat And Seal Kit	17.94
ZIV1/12000795	11-Apr-03	Operating Lever/Capscrew	522.88

			2,646,802.57

EXHIBIT 3.2—EXCLUDED LIABILITIES

Reference is made to the definition of “Excluded Liabilities” in the Terms of Offer.

EXHIBIT 4.1—EMPLOYEES

[* indicates ex-pat personnel assigned to the UK Business but ordinarily working in the Local SGT Business whose employment will transfer to the UK Purchaser under the Transfer of Undertakings (Protection of Employment) Regulations 1981 (“TUPE”).]

Job Title	Name	Executive/Non-Executive
Part A
Secretary	Kablina Mustaffa	Non-Executive
Administrative Assistant	Regina Chow	Non-Executive
After Market Commercial Supervisor	Joan Peh	Non-Executive
After Market Commercial Assistant	Iris Leong	Non-Executive
Customer Support Engineer	KF Soh	Non-Executive
Local Field Tech	CS Chen	Non-Executive
Local Field Tech	Barnabas Foo	Non-Executive
Local Field Tech	Peter Lee	Non-Executive
Accounts Executive	Yvonne Cheng	Non-Executive
Workshop Direct	Sam Loo	Non-Executive
Workshop Direct	BH Lim	Non-Executive
Workshop Direct	Simon Wong	Non-Executive
Secretary	Helen Shim	Non-Executive
Part B
General Manager	Edward Law*	Executive
Finance Manager	Yaw Chyun Lee	Executive
Sales & Marketing Manager	Sean Lancastle	Executive
After Market Commercial Manager	P Clarke*	Executive
After Market Commercial Manager	K Turnell*	Executive
Operation Manager	J Stephenson*	Executive
Customer Support Manager	R Daniels*	Executive
Expat Field Tech	A Veal*	Executive
Sales & Marketing Manager	H Clarke*	Executive
Engineer	Mark Taylor*	Executive

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EXHIBIT 5.1—ASSUMED CONTRACTS

(As at 29 April 2003)

No.	Description and Date	Data Room Reference
1.

Contract to supply 2 Typhoon Gas Turbine Cores together with maintenance between ALSTOM Australia Limited and BHPP Grittin/Onslow (dated 1 October 1998).

(This is also known as Repair and Maintenance Contract number MC0173).

L/6.1(b)/285

2.	Repair and Maintenance Contract between APITS and Thai Ceramic Power co Ltd (dated 20 November 2001). (This is also known as Repair and Maintenance Contract Number MC0282).	L/6.1(b)/373

3.	Repair and Maintenance Contract between APITS and Thai Ceramic Power Co Ltd (dated 20 November 2001). (This is also known as Repair and Maintenance Contract Number MC0283).	L/6.1(b)/374

4.	Repair and Maintenance Contract between Brunei Shell Petroleum Company Sendirian Berhad and APITS (dated 17 January 2002). (This is also known as Repair and Maintenance Contract Number MC0284).	L/6.1(b)/375

5.	Contract between ALSTOM Singapore Pte Ltd and PT Dian Swastatika Sentosa Tangerang, Indonesia. Reference MC0308.	L/6.1(b)/447

6.	Note in relation to maintenance contract MC0132 South Australia Gas (Whyalla)—via GEC ALSTOM Australia Limited together with maintenance contract itself.	L/6.1(b)/474

7.	Lease with Admiralty International Marketing Pte Ltd.	MU/4/1.2

8.	ACCPAC delivery orders and activation information.	MU/4/1.4

9.	Assignments of contract 201013 with Brunei Shell Petroleum Company Sendirian Berhad from Alstom Power Industrial Services limited to Alstom Power Singapore Pte Limited dated 1 May 2002. (See also L/6.1(b)/375)	MU/4/1.5

10.	Documentation relating to a representation agreement (re Petronas) between Alstom International and Tanjung Offshore Services Sdn. Bhd commencing 1 September 2002.	MU/4/1.7

11.	Invitation to bid document, associated documents and exhibits to a contract form Tender Number S03/K/015 for provision of Alstom Gas Turbine Maintenance services for Petronas Carigali SDN BHD Sarawak Operations.	MU/4/1.8

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12.	Maintenance Contracts for Industiral Gas Turbines Australia and New Zealand: BOPE NZ: Repair and maintenance contract for typhoon turbines Edgecumbe Ganz Purchase order No 70303221 between GEX Alsthom New Zealand Limited and GEC Alsthom Australia Limited dated 30 June 1998.	MU/4/1.9(a)

13.	Maintenance Contracts for Industiral Gas Turbines Australia and New Zealand: Austin Hospital: Gas Turbine maintenance Contract Austin & Repatriation Medical Centre Ref TM 4162 dated 1 October 1998 between Alstom Australia Energy and Austin & Repatriation Medical Centre and associated documents.	MU/4/1.9(a)

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EXHIBIT 5.2—EXCLUDED CONTRACTS

Reference is made to Schedule 21 of the Terms of Offer.

EXHIBIT 6—NOTICE OF ASSIGNMENT

To:	[Debtor’s Name]

[Debtor’s Address]

NOTICE OF ASSIGNMENT

We, Alstom Power Singapore Pte Ltd, hereby give you notice that we have, by a Local Transfer Agreement dated [             ] and made between us and Demag Delaval Industrial Turbomachinery Pte. Ltd., a company incorporated in Singapore and having its registered office at 36 Robinson Road #18-01 City House Singapore 068877, assigned absolutely to Demag Delaval Industrial Turbomachinery Pte. Ltd. the debt owing by you to us in the aggregate sum of [             ] in respect of [             ] and all interest and other sums accrued or accruing thereon and the full benefit and advantage thereof.

We hereby require you to pay the said outstanding debt, interest and other sums to Demag Delaval Industrial Turbomachinery Pte. Ltd. at its address stated above or at such address as it may notify you.

Yours faithfully

Name:
Title:

6

SCHEDULE 10

INTENTIONALLY LEFT BLANK

Schedule 11

Form of US Local Transfer Agreement

[To be completed]

SGT

SCHEDULE 12

DESCRIPTION OF SHARED SERVICES AGREEMENT AND IT SERVICES PRINCIPLES

PART A: SHARED SERVICES AGREEMENTS (EXCLUDING IT TRANSITIONAL SERVICES) - GENERAL PRINCIPLES

1.	Shared services may be required by each party from the other after the sale of the relevant part of the SGT Business (the “Shared Services”). The Shared Services will be provided under Shared Services Agreements.

2.	Before Completion the parties will produce agreed lists of:

(a)	the shared service personnel and assets (other than real estate), which will transfer to or be retained by each party on Completion; and

(b)	the Shared Services which will be required by each party at each of the following sites from Completion:

(i)	Lincoln, UK.

3.	Following Completion the parties will, using all reasonable endeavours and as soon as is reasonably practicable, jointly define, agree, document and implement a project to separate the shared services infrastructure of the Parthenon Business from that of the Retained Business. In the course of this project they will, among other matters, identify those elements of the shared services organisation and those shared services employees who will be retained by each party after complete separation has been achieved at. The parties will aim to complete the definition, agreement and documentation of the project within three months of Completion. On completion of the implementation of the separation project, the provisions of paragraph 23 of Part A of this Schedule shall apply.

4.	Those costs necessarily incurred by the parties for the purpose of achieving the separation of the shared services assets employed in the Parthenon Business from those employed in the Retained Business shall be borne by the Seller, and unless otherwise agreed the Seller shall have sole control (following due consultation with the Purchaser) over the manner in which that separation is achieved and the payment of the relevant costs. The Seller shall not be responsible for any excess costs to the extent that such costs are incurred as a result of the particular characteristics of the Purchaser’s business, or which result from any changes which are made to the Parthenon Business by the Purchaser after Completion. Those costs which are incurred by the parties for the purposes of integration with their other systems shall be borne by the parties themselves.

5.	The Shared Services will be made available by the provider for a period of time commencing with effect from Completion and not exceeding two years from Completion (the “Transitional Period”). Upon expiration of the Transitional Period the parties may negotiate to continue the supply of the Shared Services on arm’s length business terms.

6.	The Purchaser may terminate the requirement upon the Seller to provide all or any part of the Shared Services at any time upon giving at least 90 days written notice to the Seller. For the avoidance of doubt, the Seller shall not be entitled to cease the provision of all or any Shared Services to the Purchaser during the Transitional Period without the prior written consent of the Purchaser (not to be unreasonably withheld).

7.

The Seller may terminate the requirement upon the Purchaser to provide all or any part of the Shared Services at any time upon given at least 90 days written notice to the Purchaser. For the avoidance of doubt, the Purchaser shall not be entitled to cease the provision of all or any Shared Services to Seller during the Transitional Period without the prior written consent of the Seller (not to be unreasonably withheld).

8.	The Shared Services are only required for specific business circumstances, on a transitional basis only and neither party is in the business of providing the Shared Services on a commercial arm’s length basis to third parties. The Shared Services will be supplied by the relevant party with the same degree of skill and care and to the same specification, standard, quality, priority, responsiveness and timelines as they were provided prior to Completion. The performance of any of the Shared Services may be sub-contracted or assigned provided that the party required to provide such Shared Services remains fully responsible and liable for the performance of those Shared Services as if it were the sub-contractor or assignee.

9.	Following Completion the Purchaser and the Seller shall grant to each other such reasonable access to their premises as may be required for the performance of the Shared Services.

10.	The costs charged by either party under the Shared Services Agreements shall be on a full cost recovery basis excluding any element of profit.

11.	If during the Transitional Period the costs necessarily incurred by the Purchaser in connection with the provision of the Shared Services (excluding those parts of the Shared Services which are wholly or predominantly employed in connection with the provision of Shared Services to the Retained Business) exceed (on an annual basis) the aggregate costs in that respect as reflected in the Financial Book, as revised by relevant budget figures for the year 2003/4, then the excess shall be reimbursed to the Purchaser by the Seller, provided that no account shall be taken of:

(a)	any costs which are incurred as a result of unforeseeable increases in the cost of equipment or services or which (in the case of years 2004/5 and later) are incurred as a result of inflation;

(b)	any costs which result from the addition of employees to the Parthenon Business (except for any such additions for which allowance is made in the said budget figures); and

(c)	any costs incurred by any member of the Purchaser’s Group which result from changes made to the Parthenon Business after Completion (other than changes allowed for in the relevant budget or changes which the Seller would have had to make even if the Parthenon Business had not been sold) or which result from the particular characteristics of the Purchaser’s business.

12.	The parties will co-operate to identify budget figures (in reasonable detail) where the relevant budgets have not been finalised. The budgets shall be prepared in accordance with normal business practices and on the basis of reasonable assumptions, with appropriate reference to historical figures in the Financial Book.

13.	The Seller acknowledges that the scope of services on which the budget figures are based may change because of the factors listed at 11(a) to (c) above. For the purposes of comparing the budget figures with actual figures, in cases where actual costs are changed because of those factors, there shall instead be an assessment of what the actual costs would have been if those factors had not occurred.

14.	Either party may terminate the requirement to provide the Shared Services if an Insolvency Event (as defined in the relevant Shared Services Agreement) occurs in relation to the other party.

2

15.	Either party may terminate the requirement upon the other party to provide the Shared Services forthwith on written notice to the other party if the other party is in breach of a material obligation under this Schedule or a Shared Services Agreement which, if capable of remedy, has not been remedied within 20 Business Days of receiving notice in writing specifying the nature of the breach and requiring it to be remedied.

16.	Any termination of Shared Services by either party however caused shall be without prejudice to any rights or liabilities of the parties which have accrued on or before the date of termination.

17.	Upon termination of the Shared Services or expiration of the Transitional Period, each party shall pay to the other party all charges due in respect of the Shared Services provided prior to such termination or expiration.

18.	Upon termination of the Shared Services or expiration of the Transitional Period, each party shall as soon as practicable return the originals and any copies of all documents and materials provided to it by the other party which do not comprise or have not become the property of that party and each party shall certify in writing to the other party that it has complied with the terms of this paragraph 16.

19.	Except as expressly set out in this Schedule or any Shared Services Agreement, all warranties, terms, conditions and undertakings whether express or implied, statutory or otherwise are hereby excluded and no warranty, condition, undertaking or term, express or implied, statutory or otherwise, as to the quality, quantity or performance of the Shared Services or their fitness for any particular purpose is given or assumed by either party.

20.	Nothing in this Schedule or any Shared Services Agreement shall affect, or grant any right to, patents or other Intellectual Property owned by the parties prior to the commencement of the provision of Shared Services.

21.	All rights in Intellectual Property and Know-how created by the parties pursuant to the provision of the Shared Services shall remain vested in that party.

22.	The parties shall agree the terms of any exit plan to be followed in the event of termination of the Shared Services (or part thereof) for any reason, which shall provide for an orderly and timely transfer of responsibility for the provision of the Shared Services from the provider of the Shared Services to the recipient or the recipient’s nominee and the period of notice to be given to terminate the Shared Services.

23.	Where the termination of the provision of Shared Services hereunder necessarily requires that elements of the shared services organisation transferred to the Purchaser are no longer required, or that certain shared services employees should be made redundant then the Seller shall pay to the Purchaser the book value of those elements of the shared services organisation no longer needed and any redundancy costs incurred by the Purchaser in respect of the said shared services employees, provided that the Seller is first provided with an opportunity to purchase the relevant elements of the shared services organisation (at book value) and to re-employ the said shared services employees. For the purposes of this paragraph, ‘book value’ shall be calculated in accordance with the depreciation policies of the Seller.

24.	Following exercise of the Call Option, the parties shall agree the extent to which any Shared Services will be required at the following sites:

(a)	Richmond, USA; and

(b)	Houston, USA.

3

The principles in Part A of this Schedule 12 shall apply to the provision of those Shared Services.

25.	The parties shall agree the extent to which any Shared Services will be required in respect of the Minor Units according to the principles set out in this Schedule and pursuant to the agreed timescale for the transfer of such Minor Units. The principles in Part A of this Schedule 12 shall apply to the provision of those Shared Services.

4

SCHEDULE 12 (SGT)

Part B: IT Transitional Services - General Principles

1.	In this Schedule:

“IT Employees” means those employees of the ALSTOM Group working wholly or predominantly in connection with the provision of IT Services to the SGT Business together with in the case of the site at Lincoln any such employees who work wholly or predominantly in connection with the provision of IT Services to the Retained Business as set out in Appendix D.

“IT Organisation” means the assets (including without limitation rights in relation to hardware and software) and related agreements of the ALSTOM Group which are employed wholly or predominantly in connection with the provision of IT Services to the SGT Business together with in the case of the site at Lincoln all such assets which are employed at the aforementioned sites wholly or predominantly in connection with the provision of IT Services to the Retained Business.

“IT Services” means those services provided under Current LSAs (as defined in paragraph 3 below).

2.	Purchaser will obtain a transfer of the IT Organisation and the IT Employees as at Completion. The legal transfer of the IT Organisation and the IT Employees will take place on Completion, and will be subject to the general provisions of this Offer which apply to assets, employees and contracts. The parties agree that they will complete the physical separation of the email networks of the SGT Business and the Retained Business as soon as reasonably practicable after Completion.

3.	During the Transitional Period (as defined in paragraph 5 below) transitional IT Services will be made available as described in Part C below. The transitional IT Services will be provided in accordance with the charging mechanisms which apply under the existing local service agreements between ITC (or the local IT department) and the business units (“Current LSAs”). To the extent that any Current LSAs are not set up on a full cost basis, they will be amended appropriately.

4.	Where any part of the IT Organisation is used under licence from a third party (other than a member of the ALSTOM Group) then the parties shall (subject to obtaining any necessary consents from third parties) assign or novate the relevant licences or grant sub-licences thereunder in accordance with the provisions set out at Clause 11.6(a)-(f) inclusive of this Offer, with the exception that any sums payable to third parties which necessarily arise from the implementation of these provisions shall be shared equally, save that if the total of such amounts should exceed €3 million (three million euros) then the excess shall be borne by the Seller.

5.	IT Services will, where required by the recipient, be made available by each party for a period of time commencing upon Completion and not exceeding two years from Completion (the “Transitional Period”). Upon expiration of the Transitional Period the parties may negotiate to continue the supply of the IT Services on arms’ length business terms.

6.

The IT Services are only required for specific business circumstances, on a transitional basis only and it is recognised that neither the Seller nor the Purchaser is in the business of providing the IT Services on a commercial arm’s length basis to third parties. The IT

Services will be supplied by the relevant party with the same degree of skill and care and to the same specification, standard, quality, priority, responsiveness and timeliness as they were provided prior to Completion. The performance of any of the IT Services may be subcontracted or assigned to a third party (including without limitation a separate legal entity established for that purpose), provided that the party required to provide such shared services under this Schedule shall remain fully responsible and liable for the performance of those shared services.

7.	Following Completion the parties will, using all reasonable endeavours and as soon as is reasonably practicable, jointly define, agree, document and implement a project to separate the information technology infrastructure of the SGT Business from that of the Retained Business. In the course of this project they will, among other matters, identify those elements of the IT Organisation and those IT Employees who will be retained by each party after complete separation has been achieved. The parties will aim to complete the definition, agreement and documentation of the project within three months of Completion. On completion of the implementation of the separation project, the provisions of paragraph 14 of Part C of this Schedule shall apply.

8.	Those costs necessarily incurred by the parties for the purpose of achieving the separation of the IT assets employed in the SGT Business from those employed in the Retained Business (other than costs which are the subject of paragraph 4 above) shall be borne by the Seller, and unless otherwise agreed the Seller shall have sole control (following due consultation with the Purchaser) over the manner in which that separation is achieved and the payment of the relevant costs. The Seller shall not be responsible for any excess costs to the extent that such costs are incurred as a result of the particular characteristics of the Purchaser’s IT infrastructure or applications, or which result from any changes which are made to the IT Organisation or the relevant IT assets by the Purchaser after Completion. Those costs which are incurred by the parties for the purposes of integration with their other IT systems shall be borne by the parties themselves.

9.	Following Completion the Purchaser and the Seller shall grant to each other such reasonable access to their premises as may be required for the performance of the IT Services.

10.	If during the Transitional Period the costs necessarily incurred by the Purchaser in connection with the maintenance of the IT Organisation (excluding those parts of the IT Organisation which are wholly or predominantly employed in connection with the provision of IT Services to the Retained Business) exceed (on an annual basis) the aggregate costs in that respect as shown in the Financial Book, as revised by relevant budget figures for the year 2003/4, then the excess shall be reimbursed to the Purchaser by the Seller, provided that no account shall be taken of:

(a)	any costs which are incurred as a result of unforeseeable increases in the cost of equipment, software or services or which (in the case of years 2004/5 and later) are incurred as a result of inflation;

(b)	any costs which result from the addition of employees to the SGT Business (except for any such additions for which allowance is made in the said budget figures);

(c)	any costs incurred by any member of the Purchaser’s Group which result from changes made to the IT Organisation after Completion (other than changes allowed for in the relevant budget or changes which the Seller would have had to make even if the SGT Business had not been sold) or which result from the particular characteristics of the Purchaser’s IT infrastructure or applications; and

2

(d)	any costs which are the subject of allocation or reimbursement under any other provisions of this Schedule.

11.	To the extent that the budgets referred to in paragraph 10 have been finalised at the date of this Offer they can be found in the Data Room at M/115. The parties will co-operate to identify budget figures (in reasonable detail) where the relevant budgets have not been finalised. The budgets shall be prepared in accordance with normal business practices and on the basis of reasonable assumptions, with appropriate reference to historical figures in the Financial Book.

12.	The Seller acknowledges that the scope of services on which the budget figures are based may change because of the factors listed at 10(a) to (d) above. For the purposes of comparing the budget figures with actual figures, in cases where actual costs are changed because of those factors, there shall instead be an assessment of what the actual costs would have been if those factors had not occurred.

13.	If following the date of this Offer but prior to Completion the Seller proposes to enter into an agreement with a third party for the provision of IT services or software (other than software relating to manufacturing and product technology) for the benefit of the SGT Business, where that agreement requires the Seller to make total payments for the benefit of the SGT Business of €1 million or more, then the Seller shall first seek the consent of the Purchaser to the conclusion of that agreement, such consent not to be unreasonably withheld or delayed.

PART C: IT TRANSITIONAL SERVICES - MECHANISM

1.	On Completion, the Seller will transfer to the Purchaser the IT Organisation including but not limited to those items listed in Appendix A.

2.	Following Completion, the Seller will procure the provision of IT Services to units of the SGT Business for the Transitional Period in accordance with the provisions of this Schedule 12 and the terms of the Current LSAs listed in Appendix B. These Current LSAs shall continue in effect, with such modifications as may be necessary in order to comply with the terms of this Schedule or the reasonable requirements of the Purchaser and, if required, will be renewed on substantially similar terms to ensure continuity during the Transitional Period and will, upon such renewal, be deemed to be ‘Current LSAs’ for the purposes of this Schedule.

3.	Following Completion, the Purchaser will procure the provision of IT Services to the Seller and/or the Seller’s Affiliates as nominated by the Seller for the Transitional Period in accordance with the provisions of this Schedule 12 and the terms of the Current LSAs listed in Appendix C. These Current LSAs shall continue in effect, with such modifications as may be necessary in order to comply with the terms of this Schedule or the reasonable requirements of the Seller and, if required, will be renewed on substantially similar terms to ensure continuity during the Transitional Period and will, upon such renewal, be deemed to be ‘Current LSAs’ for the purposes of this Schedule.

4.	The Purchaser may terminate the requirement upon the Seller to provide all or any part of the IT Services at any time upon giving at least 90 days written notice to the Seller. For the avoidance of doubt, the Seller shall not be entitled to cease the provision of all or any IT Services to the Purchaser during the Transitional Period without the prior written consent of the Purchaser (not to be unreasonably withheld).

5.	The Seller may terminate the requirement upon the Purchaser to provide all or any part of the IT Services at any time upon given at least 90 days written notice to the Purchaser. For the avoidance of doubt, the Purchaser shall not be entitled to cease the provision of

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all or any IT Services to Seller during the Transitional Period without the prior written consent of the Seller (not to be unreasonably withheld).

6.	Either party may terminate the requirement upon the other party to provide the IT Services forthwith on written notice to the other party if the other party:-

(a)	is in breach of a material obligation under this Schedule or an LSA which, if capable of remedy, has not been remedied within 20 Business Days of receiving notice in writing specifying the nature of the breach and requiring it to be remedied;

(b)	becomes unable to pay its debts for the purposes of Section 123 of the Insolvency Act 1986 or any similar legislation in a relevant jurisdiction; or

(c)	calls a meeting of its creditors or makes any arrangement with or compounds with its creditors; or

(d)	enters into any liquidation (other than for the purposes of a voluntary reconstruction or amalgamation for which the prior written consent of the other party has been obtained); or

(e)	has an encumbrancer take possession or a judicial factor or receiver or administrative receiver or manager or administrator appointed (other than where such possession or appointment is discharged within 14 days of being effected) of all or any material part of its assets.

7.	Any termination of IT Services by either party however caused shall be without prejudice to any rights or liabilities of the parties which have accrued on or before the date of termination.

8.	Upon termination of the IT Services or expiration of the Transitional Period, each party shall pay to the other party all charges due under the Current LSAs and this Schedule in respect of the IT Services provided prior to such termination or expiration.

9.	Upon termination of the IT Services or expiration of the Transitional Period, each party shall as soon as practicable return the originals and any copies of all documents and materials provided to it by the other party which do not comprise or have not become the property of that party and each party shall certify in writing to the other party that it has complied with the terms of this paragraph 9.

10.	Except as expressly set out in this Schedule 12 or any Current LSA, all warranties, terms, conditions and undertakings whether express or implied, statutory or otherwise are hereby excluded and no warranty, condition, undertaking or term, express or implied, statutory or otherwise, as to the quality, quantity or performance of the IT Services or their fitness for any particular purpose is given or assumed by either party.

11.	Nothing in this Schedule or any Current LSA shall affect, or grant any right to, patents or other Intellectual Property owned by the parties prior to the commencement of the provision of IT Services pursuant to this Schedule.

12.	All rights in Intellectual Property and Know-how created by the parties pursuant to the provision of the IT Services shall remain vested in that party.

13.	The parties shall agree the terms of any exit plan to be followed in the event of termination of the IT Services (or part thereof) for any reason, which shall provide for an orderly and timely transfer of responsibility for the provision of the IT Services from the provider of the IT Services to the recipient or the recipient’s nominee.

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14.	Where the termination of the provision of IT Services hereunder necessarily requires that elements of the IT Organisation transferred to the Purchaser are no longer required, or that certain IT Employees should be made redundant then the Seller shall pay to the Purchaser the book value of those elements of the IT Organisation no longer needed and any redundancy costs incurred by the Purchaser in respect of the said IT Employees, provided that the Seller is first provided with an opportunity to purchase the relevant elements of the IT Organisation (at book value) and to re-employ the said IT Employees. For the purposes of this paragraph, ‘book value’ shall be calculated in accordance with the depreciation policies of the Seller’s ITC.

15.	Where there is any conflict or inconsistency between the terms of this Schedule 12 and the terms of any Current LSA, the terms of this Schedule 12 shall prevail.

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APPENDIX A

TRANSFERRED IT ORGANISATION

Those assets listed in Data Room documents G/26/110 and 111.

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Appendix B

Existing Local Service Agreement for Seller-provided IT Services

Country	Business	Unit	Site	LSC	Contract Ref
USA	Turbine	IGT/IST	Houston	Richmond

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Appendix C

Existing Local Service Agreement for Purchaser-provided IT Services

Country	Business	Unit	Site	LSC	Contract ref
United Kingdom	G-Gas	Technology Centre—AMF	Lincoln	Lincoln	AMF_Lincoln_9156

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Appendix D

IT Employees

Ashcroft	Pete	Computer Operator Supervisor
Bear	Steve	Principal IT Engineer
Corcutt	Adam	IT Support Engineer
Dealtry	Kathy	Help Desk Analyst
Edge	Mark J W	IT Manager
Finch	Derek	Budget Controller
Firth	Gerry	Senior Business Analyst
Fricke	Chris	IT Support Technician
Gregory	Robert F	Principal Engineer
Harris	Chris	Senior Computer Operator
Hubbard	Phil J	Senior Engineer
Hunter	Simon P	Senior IT Engineer
Ingamells	Val	Computer Operator
Johncock	Anthony	Senior Technical Engineer
Kerry	Tony S	IT Engineer
Kirtland	Steven	IT Engineer
Lucas	Dave S	IT Specialist
Middleton	Andrew J	IT Trainer
Moon	Andy	Senior Engineer
Mountcastle	Sarah D	IT Administrator
Mumby	Suzanne J	Help Desk Analyst
O’Donnell	Kevin I	IT Support Engineer
Pilgrim	James	Analyst Programmer
Pomfret	Mike C	Principal IT Engineer
Pryce	Derek J	Customer Service Manager
Reeve	Russell D	IT Support Engineer
Richardson	Glynis M	Help Desk Supervisor
Rountree	Adrian J	Analyst Programmer
Salisbury	Rowan	Senior Technical Engineer
Sherlock	Peter G	Chief Analyst Programmer
Sivakumaran	Spencer	Development Project Mgr
Smith	Matt J	Principal IT Engineer
Snell	Rhona	Senior Analyst/Programmer
Solly	Bridget	Budget Controller
Spencer	Les C	Systems Manager
Squires	Stuart T	Analyst Programmer
Stanham	Nick J	IT Support Engineer
Taylor	Steve J	Principal IT Engineer
Turner	Paul	Team Leader
Walker	Michael J	Apprentice
Warren	Sharon	IT Technician
Washbourne	Martin	Team Leader
Woodcock	Chris R	Senior IT Engineer

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DATED                                                                                                                                2003

[Supplier]

- and -

[Company]

Shared Services Agreement

Lovells

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THIS AGREEMENT is made on 200[            ]

Between:

(1)	[ ], a company incorporated in [ ] (registered number [ ]) whose registered office is at [ ] (the “Company”); and

(2)	[ ], a company incorporated in [ ] (registered number [ ]) whose registered office is at [ ] (the “Supplier”).

Whereas:

(A)	The Company wishes to appoint the Supplier to provide the Services to the Company.
(B)	The Supplier is not in the business of providing the Services on a commercial arm’s length basis to third parties and the Supplier is providing the Services for specific business purposes and on a transitional basis only.
(C)	The Company and the Supplier have agreed to record in writing the terms and conditions of the Supplier’s appointment by the Company.

It is agreed:

1.	INTERPRETATION
1.1	In this Agreement:

“Applicable Laws” means in relation to any undertaking and any circumstance, all laws, regulations and standards determined by any governmental or regulatory authority and generally applicable industry or self-regulatory standards whether the same are regional, national or international which apply to such undertaking or to such circumstance;

“Business Day” means any day except Saturdays and Sundays on which banks in the City of London are open for business;

“Charges” means the charges payable by the Company to the Supplier pursuant to clause 4;

“Effective Date” means the date of this Agreement;

“Group” means the Company or the Supplier, as appropriate, any holding company of the Company or the Supplier, as appropriate, and any subsidiary of any such holding company from time to time;

“Insolvency Event” means:

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(a)	an order being made, petition presented (and not dismissed within 60 days), resolution passed or meeting convened for the winding up of such other party (or any other process whereby the business of such party is terminated and its assets are distributed among its creditors and shareholders, participants or members) in any jurisdiction;
(b)	a distress, distraint, charging order, garnishee order, execution or other process being levied or applied in any jurisdiction on any of the assets of such other party;
(c)	an administration order, Chapter 11 order, or any process by which the affairs, business and assets of a company are managed by a person appointed for the purpose by a court, governmental agency or similar body has been made in respect of such other party, or any petition being presented (and not dismissed within 60 days) for such an order to be made in any jurisdiction; and
(d)	any receiver (including an administrative receiver), liquidator, trustee, administrator, custodian or similar official being appointed in any jurisdiction in respect of the whole or any part of the business or assets of such other party;

“Intellectual Property” means inventions, patents (including supplementary protection certificates), trade marks, service marks, registered designs, utility models, design rights, topography rights, copyrights, rights in databases, trade secrets, rights in Know-how, business or trade names, get-up, domain names and all other intellectual property and neighbouring rights and rights of a similar or corresponding character in any part of the world (whether or not the same are registered or capable of registration) and all applications and rights to apply for or for the protection of any of the foregoing;

“Know-how” means confidential industrial and commercial information and techniques in any form (including paper, electronically stored data, magnetic media, film and microfilm) including, without limiting the foregoing, drawings, formulae, test results, reports, project reports and testing procedures, shop practices, instruction and training manuals, tables of operating conditions, market forecasts, specifications, quotations, tables, lists and particulars of customers and suppliers, technical methods and procedures;

“Proper Standard” means, in relation to any undertaking providing any Service in any circumstance, the same degree of skill and care and to the same specification, standard, quality, priority, responsiveness and timelines as was historically exercised in providing such Services prior to the Effective Date;

“Sale Agreement” means the agreement dated [ ] between ALPHA (registered under number B389058447 at the Paris Registry of Companies) whose registered office is at 25 Avenue Kléber, 75116 Paris, the Local Transferors and Demag Delavel Industrial Turbomachinery N.V., registered under number 08115006, whose registered office is at Lansinkesweg 1, 7553 AE Hengelo (Ov.).

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“Services” means the Services set out in Schedule 1 and such other services as the Company and the Supplier may from time to time agree in writing;

“Tax” means any tax, including (without limitation) any tax, levy, impost, duty or other charge of a similar nature and all withholdings or deductions in respect thereof together with any fine, penalty or interest payable in connection with any failure to pay or any delay in paying any of the same;

“Transitional Period” means the period of two years from the Effective Date; and

“Value Added Tax” means value added tax as imposed under the Sixth directive on the harmonisation of the laws of the member states relating to turnovers taxes – a common system of value added tax (17 May 1977, OJ 1977 L145/1) (77/388/EEC) or equivalent laws of a member state of the European Union, and any other similar tax within the European Union or elsewhere;

1.2	In this Agreement:

(a)	references to this Agreement or any other document include references to this Agreement, its recitals and its schedules or such other document as varied, supplemented and/or replaced in any manner from time to time;
(b)	references to any party shall, where relevant, be deemed to be references to or to include, as appropriate, their respective lawful successors, assigns or transferees;
(c)	references to recitals, clauses, Schedules and subdivisions of them are references to the recitals and clauses of, and Schedules to, this Agreement and subdivisions of them respectively;
(d)	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended and any subordinate legislation made from time to time under it;
(e)	references to a “person” include any individual, company, corporation, firm, partnership, joint venture, association, organisation, institution, trust or agency, whether or not having a separate legal personality;
(f)	references to the one gender include all genders and references to the singular shall include the plural and vice versa; and
(g)	headings are inserted for convenience only and shall be ignored in construing this Agreement.

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2.	DURATION

This Agreement shall commence on the Effective Date and shall continue in force for the Transitional Period, unless terminated before the end of the Transitional Period in accordance with clause 8.

3.	PROVISION OF THE SERVICES
3.1	The Supplier shall provide the Services to the Company from the Effective Date and for the duration of this Agreement upon and subject to the terms of this Agreement and in accordance with Proper Standards and Applicable Laws.
3.2	The Supplier shall use reasonable efforts to avoid doing anything which might prejudice or bring into disrepute in any manner the business or reputation of the Company or any of its directors.
3.3	To the extent permitted by law, and except as expressly set out in this Agreement, all warranties, terms, conditions and undertakings whether express or implied, statutory or otherwise are hereby excluded and no warranty, condition, undertaking or term, express or implied, statutory or otherwise, as to the quality, quantity or performance of the Services or their fitness for any particular purpose is given or assumed by either party.
3.4	Nothing in this Agreement shall affect, or grant any right to, patents or other Intellectual Property owned by the parties prior to the commencement of the provision of the Services.
3.5	All rights in Intellectual Property and Know-how created by the parties pursuant to the provision of the Services shall remain vested in that party.
4.	CHARGES
4.1	Subject to clause 5, in consideration of the Supplier providing the Services to the Company, the Company shall pay to the Supplier the Charges set out in Schedule 2 in the manner set out in Schedule 2.
4.2	The Company shall not be liable to pay any amount other than the Charges to the Supplier in connection with the provision of the Services or otherwise pursuant to this Agreement.
4.3	Upon termination of the Services or expiration of the Transitional Period, each party shall pay to the other party all Charges due in respect of the Services provided prior to such termination or expiration.
5.	BREACH AND REPAYMENT
5.1	Where in any month the Supplier’s performance falls below the standard required under clause 3, the Company shall notify the Supplier who shall either:

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(a)	remedy such failure (if capable of remedy) within 20 Business Days of such notice; or
(b)	if such failure is not so remedied (whether or not as a result of being incapable of remedy), repay to the Company such amount of the Charges as agreed between the parties to be fair and proportionate to the fall in standard required of the Supplier under clause 3.
6.	LIABILITY
6.1	The liability of the Supplier for a breach of clause 3 shall, in the absence of fraud on the part of the Supplier, be limited to any repayment made under clause 5.1.
6.2	Neither party shall be liable, in the absence of fraud on their part, for any consequential or indirect loss, loss of profit, loss of use or loss of business, even if advised of the possibility of such loss.
6.3	In no event shall either party’s aggregate liability arising out of, based upon or in connection with this Agreement exceed the Charges paid by the Company to the Supplier during the three months immediately preceding the event giving rise to the claim.
7.	DATA PROTECTION
7.1	The Supplier shall, in connection with the provision of the Services, comply at all times with such provisions of the Data Protection Act 1998 as are in force from time to time (the “DPA”) and any regulations made under the DPA and in particular with the data protection principles set out in the DPA and, in particular, the Supplier shall ensure that it is properly registered under the DPA to use any personal data in connection with the performance of its obligations under this Agreement. The parties acknowledge that, for the purposes of the DPA, in performing the Services under this Agreement the Supplier is a data processor and the Company is the data controller.
7.2	The Supplier:
(a)	will only act on the instructions of the Company in relation to the processing of any personal data as part of the Services; and
(b)	will allow the Company or its representative access to its premises on reasonable notice and at reasonable intervals to inspect its procedures described in clause 7.2(a).
8.	TERMINATION
8.1	Either party may terminate this Agreement by written notice served on the other party if an Insolvency Event occurs in relation to the other party.

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8.2	Either party may terminate the requirement upon the other party to provide the Services forthwith on written notice to the other party if the other party is in breach of a material obligation under this Agreement which, if capable of remedy, has not been remedied within 20 Business Days of receiving notice in writing specifying the nature of the breach and requiring it to be remedied.
8.3	The Company may terminate this Agreement by 90 days’ written notice of termination served on the Supplier.
8.4	The Supplier may terminate this Agreement by 90 days’ written notice of termination served on the Company save that where such termination would take effect prior to the end of the Transitional Period, such termination may only be with the prior written consent of the Company (such consent not to be unreasonably withheld).
8.5	The parties may terminate this Agreement by mutual agreement.
9.	CONSEQUENCES OF TERMINATION
9.1	The parties shall agree the terms of any exit plan to be followed in the event of termination of the Services (or part thereof) for any reason, which shall provide for an orderly and timely transfer of responsibility for the provision of the Services from the Supplier to the Company or the Company’s nominee.
9.2	Upon termination of the Services or expiration of the Transitional Period, each party shall as soon as practicable return the originals and any copies of all documents and materials provided to it by the other party which do not comprise or have not become the property of that party and each party shall certify in writing to the other party that it has complied with the terms of this clause 9.2.
9.3	The cancellation or termination of this Agreement shall be without prejudice to any rights or liabilities of either party which shall have accrued prior to such cancellation or termination and shall not affect any provisions of this Agreement that are expressly or by necessary implication intended to survive such cancellation or termination.
9.4	Where the termination of the provision of Services hereunder necessarily requires that elements of the shared services organisation transferred to the Supplier are no longer required, or that certain employees involved in the provision of the Services should be made redundant, then the Company shall pay to the Supplier the book value of these elements of the shared services organisation which are no longer needed and any redundancy costs incurred by the Supplier in respect of the said employees, provided that the Company is first provided with an opportunity to purchase the relevant elements of the shared services organisation (at book value) and to re-employ the said employees. For the purposes of this clause 9.4, ‘book value’ shall be calculated in accordance with the depreciation policies of the Company.

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10.	PAYMENTS
10.1	Each payment to be made under this Agreement shall be made free and clear of and without any deduction, withholding or set-off whatsoever, including for or on account of Taxes, unless the payer is required by law to make such a payment subject to a deduction or withholding. If the payer is required by law to make a deduction or withholding from such a payment, the relevant sum payable by the payer shall be increased by an additional amount to the extent necessary to ensure that, after the making of such deduction or withholding, the payee receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to that which it would have received and so retained had no such deduction or withholding been made or required to be made.
10.2	If the payee receives the benefit of a Tax credit or an allowance resulting from a payment which includes an additional amount paid by the payer under clause 10.1 it shall (to the extent that it can do so without prejudice to the retention of such credit or allowance and to the extent that it is lawful for it to do so) pay to the payer such part of that benefit as is attributable to the deduction or withholding giving rise to payment of that additional amount.
10.3	All amounts payable to the Supplier under this Agreement are exclusive of Value Added Tax which if applicable shall be added to such amounts and be payable by the Company at the rate in force at the time when they become due. If under this Agreement the Supplier makes a supply to the Company for Value Added Tax purposes and Value Added Tax is or becomes chargeable on that supply and the Supplier is liable to account for such Value Added Tax, the Company shall within 5 Business Days of receipt of a valid Value Added Tax invoice from the Supplier pay to the Supplier (in addition to the consideration payable for the supply) a sum equal to the amount of the Value Added Tax chargeable thereon.
11.	INTEREST

If a party fails to make any payment under this Agreement on the due date or within the applicable period for payment, such party shall pay interest to the recipient party on the amount for the time being outstanding at the rate of two per cent per annum above the base rate of Barclays Bank PLC from time to time in force on the basis of actual days elapsed from the due date for payment or from the date of the expiry of such period (as the case may be) until payment in full (as well after as before judgment).

12.	CONFIDENTIALITY AND ANNOUNCEMENTS

Each party undertakes that it shall not, and that it shall take all reasonable steps to ensure that its officers, representatives, employees and agents shall not, directly or indirectly, save as required by law (and then only to the extent so required), either during the term of

7

this Agreement or at any time thereafter divulge any information in relation to the affairs or business or method of carrying on business of the other.

13.	FURTHER ASSURANCE
13.1	The parties agree to execute and deliver such instruments and other documents and to take all such actions (and to procure, so far as is within their power, any third party to do the same) as may from time to time be necessary in order to give full effect to the purposes of this Agreement.
13.2	Each party shall grant to each other such reasonable access to their premises as may be required for the performance of the Services.
14.	BREACH AND LIABILITY DUE TO STRIKES AND OTHER CAUSES

Neither party shall have any right to terminate this Agreement for any breach caused by reason of, nor shall either party be liable for any loss or damage caused to the other by reason of any failure or delay of such party in meeting its obligations under this Agreement which is due to any riot, strike, fire, accident, explosion, civil commotion, malicious damage or to any similar cause not attributable to the default or negligence of such party. Each party shall forthwith notify the other of any event likely to cause such failure or delay immediately it shall have come to such party’s knowledge.

15.	ASSIGNMENT AND SUBCONTRACTING

The performance of any obligation under this Agreement may be subcontracted or assigned by the Supplier. In this event the Supplier shall remain liable for any act or omission of the assignee or subcontractor as if such act or omission had been the Supplier’s own act or omission under this Agreement.

16.	[UMPIRE

If any dispute arises between the parties as to any payment due pursuant to this Agreement it may at the option of either party be referred at any time within six months of the dispute arising to an Umpire in accordance with Schedule 3. The Umpire shall act as an expert and not as an arbitrator and the decision of the Umpire as to the resolution of any such dispute shall be final and binding on the parties.]

17.	ENTIRE AGREEMENT

This Agreement, together with the terms set out at Part A of Schedule [            ] to the Sale Agreement constitutes the entire agreement between the parties in relation to the provision of the Services and supersedes any previous agreement between the parties in relation thereto. Where there is any conflict or inconsistency between the terms of this Agreement and the terms contained in the Sale Agreement, the terms of the Sale Agreement shall prevail.

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18.	VARIATION

No variation of any terms of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties hereto. The expression “variation” shall include any variation, supplement, deletion or replacement however effected.

19.	NO WAIVER

No delay or omission of the Company or the Supplier in exercising any right, power or privilege hereunder shall operate to impair such right, power or privilege or be construed as a waiver hereof and no single or partial exercise or non-exercise of any right, power or privilege shall in any circumstances preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

20.	REMEDIES EXCLUSIVE

Save in respect of a breach of clause 7 or 12 and except as expressly provided in this Agreement, the rights and remedies contained in this Agreement are cumulative and exclusive of any other rights or remedies provided by law or otherwise.

21.	SEVERABILITY OF PROVISIONS

If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part, this Agreement shall continue to be valid as to its other provisions and the remainder of the affected provision.

22.	NOTICES
22.1	Any notice or other communication to be given hereunder shall be in writing and shall either be delivered personally or sent by first class post or facsimile transmission. The address for service of the Company and the Supplier shall be the address stated at the head of this Agreement or such other address in England as the party to be served may have previously notified the other party.

Their respective facsimile numbers for service shall be such number as the party to be served may have previously notified the other party.

All notices shall be deemed to have been served as follows:

(a)	if personally delivered, at the time of delivery;
(b)	if posted in the United Kingdom, at the expiration of 72 hours after the envelope containing the same was delivered into the custody of the postal authorities and shall be effective notwithstanding that it may be misdelivered or returned undelivered;

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(c)	if communicated by facsimile transmission, subject to clause 22.2 at the time of transmission,

PROVIDED that where, in the case of delivery by hand or transmission by facsimile, such delivery or transmission occurs after 6.00 pm (GMT) on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9.00 am (GMT) on the next following Business Day.

22.2	In proving such service it shall be sufficient to prove that:
(a)	personal delivery was made; or
(b)	the envelope containing such notice was properly addressed and delivered into the custody of the postal authorities as a prepaid first class letter; or
(c)	the facsimile transmission was made to the number notified by the party in question for this purpose and that a transmission report was received from the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.
23.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which when taken together shall constitute a single instrument.

24.	GOVERNING LAW AND JURISDICTION
24.1	This Agreement shall be governed by and construed and take effect in accordance with English law and each of the parties hereto hereby submits to the jurisdiction of the courts of England.
24.2	The parties agree that in the event of any action between the parties being commenced in respect of this Agreement or matters arising under it the process by which it is commenced, where consistent with the applicable Court rules, may be served on them in accordance with clause 22.
25.	THIRD PARTIES

No person other than a party to this Agreement may enforce this Agreement by virtue of the Contracts (Rights of Third Parties) Act 1999

IN WITNESS whereof the parties hereto have executed this Agreement on the date first written above.

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Schedule 1

Services

ACTIVITY	DESCRIPTION	PEOPLE INVOLVED
[ ]	[ ]	[ ]

11

SCHEDULE 2

Charges

ACTIVITY	DESCRIPTION	COST
[ ]	[ ]	[ ]

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[Schedule 3

Umpire

1.	The Umpire shall be an independent firm of Chartered Accountants with an actuarial department agreed on by the Company and the Supplier or, if they cannot agree on such within seven days of one party giving notice in writing to the other that it desires an Umpire to be appointed, such independent firm of Chartered Accountants as may be nominated on the application of either of them by the President or other senior officer for the time being of the Institute of Chartered Accountants in England and Wales.
2.	The parties hereby agree and undertake that if any disagreement or dispute under this Agreement is referred to the Umpire:
(a)	the parties shall each use all reasonable endeavours to co-operate with the Umpire in resolving such disagreement or dispute, and for that purpose shall provide to him all such information and documentation, subject to the terms of any agreement between the Company and the Supplier, or any Group companies of the Company and the Supplier, relating to receiving documentation into the United Kingdom in connection with United Kingdom stamp duty, as he may reasonably require;
(b)	the Umpire shall have the right to seek such professional assistance and advice as he may require in fulfilling his duties;
(c)	the Umpire so appointed shall consider only the matters in dispute;
(d)	the Umpire shall be entitled, in rendering his decision, to take into account only such evidence and information as the parties shall have put to him; and
(e)	the fees of the Umpire (and any professional fees incurred by him) shall be borne as the Umpire shall direct or failing such direction as to half by the Company and as to half by the Supplier provided that if either party fails to pay its share of any such fee within seven days of the relevant invoice being rendered to the parties or either of them the other party shall be entitled to pay the full amount of the fee and thereupon to recover one half thereof from the first-mentioned party as a debt due and payable on demand.]

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Signed by	)
for and on behalf of	)
[ ]	)
in the presence of:	)

Signed by	)
for and on behalf of	)
[ ]	)
in the presence of:	)

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Schedule 13

Pre Completion Reorganisation

USA
1.	THE CURRENT POSITION
1.1	Activities at the Houston site are MGT (sales, aftermarket and project management), IST (sales and project management) and SGT (packaging, tests on SGTs as well as servicing and holding inventory).
1.2	The Richmond site’s activities include IST (parts sales and services).
1.3	The Anchorage, Alaska, site carries out SGT (hold inventory of small industrial gas turbine parts to provide aftermarket service).
1.4	The Syracuse, New York, site carries out SGT (hold inventory of small industrial gas turbine parts to provide aftermarket service).
2.	DESCRIPTION OF THE SGT CARVE OUT
2.1	Conditional on the exercise of the SGT call option, there will be a transfer of the SGT assets of the SGT Business by ALSTOM Power Inc. to ALSTOM Newco.
2.2	The SGT Business assets will include the assignment of the leases for the Anchorage and Syracuse facilities by ALSTOM Power Inc. to ALSTOM Newco.
2.3	Occupation of the SGT part of the Richmond site will be on a shared services basis.

1

IRAN

ALSTOM N.V. to transfer its shares in ALSTOM Desoil Services Company PJSC to ALSTOM Holdings S.A.

2

Schedule 14

Intentionally left blank

SGT

SCHEDULE 15

WARRANTIES MATRIX

WARRANTY NUMBER	WARRANTY IS NOT REPEATED	REPEATED FOR PURPOSES OF RESCISSION		REPEATED FOR PURPOSES OF DAMAGES		UPDATE OF DISCLOSURE	GENERAL DATA ROOM DISCLOSURE
	1		2		3	4	5
1.
1.		✓		✓
2.
2.		✓		✓
2.1		✓		✓
2.2		✓		✓
2.3		✓		✓
2.4		✓		✓
3.
3.1		✓		✓
3.2		✓		✓
3.3		✓		✓
3.4		✓		✓
3.5(a)		✓		✓
3.5(b)		✓		✓
3.6(a)		✓		✓
3.6(b)		✓		✓
3.7		✓		✓
3.8		✓		✓
3.9(a)		✓		✓
3.9(b)		✓		✓
3.10		✓		✓
4.

WARRANTY NUMBER	WARRANTY IS NOT REPEATED		REPEATED FOR PURPOSES OF RESCISSION		REPEATED FOR PURPOSES OF DAMAGES		UPDATE OF DISCLOSURE		GENERAL DATA ROOM DISCLOSURE
		1		2		3		4		5
4.1			✓		✓
4.2			✓		✓
4.3			✓		✓
4.4			✓		✓
4.5			✓		✓
4.6			✓		✓
4.7			✓		✓
4.8			✓		✓
4.9			✓		✓
4.10			✓		✓
5.
5.1			✓		✓
5.2			✓		✓
5.3			✓		✓
5.4			✓		✓
5.5	✓
5.6(a)	✓
5.6(b)	✓
5.7					✓
5.8					✓
5.9			✓		✓		✓
6.
6.1(a)			✓		✓		✓		✓
6.1(b)			✓		✓		✓		✓
6.1(c)			✓		✓		✓		✓
6.2			✓		✓				✓
6.3			✓		✓				✓

2

WARRANTY NUMBER	WARRANTY IS NOT REPEATED	REPEATED FOR PURPOSES OF RESCISSION		REPEATED FOR PURPOSES OF DAMAGES		UPDATE OF DISCLOSURE		GENERAL DATA ROOM DISCLOSURE
	1		2		3		4		5
6.4		✓		✓				✓
6.5		✓		✓				✓
6.6		✓		✓				✓
6.7		✓		✓				✓
6.8		✓		✓
6.9		✓		✓
6.10		✓		✓
7.
7.1		✓		✓
7.2				✓				✓
7.3				✓				✓
7.4
7.4(a)				✓		✓		✓
7.4(b)		✓		✓
7.5				✓				✓
7.6				✓				✓
7.7		✓		✓				✓
7.8				✓		✓		✓
7.9				✓				✓
7.10				✓				✓
7.11		✓		✓
7.12		✓		✓
8.
8.1
(a)		✓		✓				✓
(b)		✓		✓		✓		✓
8.2				✓				✓

3

WARRANTY NUMBER	WARRANTY IS NOT REPEATED	REPEATED FOR PURPOSES OF RESCISSION		REPEATED FOR PURPOSES OF DAMAGES		UPDATE OF DISCLOSURE		GENERAL DATA ROOM DISCLOSURE
	1		2		3		4		5
9.
9.1		✓		✓
9.2		✓		✓
9.3		✓		✓
9.4		✓		✓
9.5		✓		✓
9.6		✓		✓
10.
10.1
(a)(i)		✓		✓		✓		✓
(a)(ii)		✓		✓				✓
(a)(iii)(1)		✓		✓				✓
(a)(iii)(2)				✓				✓
(b)				✓		✓		✓
10.2		✓		✓		✓		✓
10.3
(a)		✓		✓
(b)		✓		✓
10.4		✓		✓				✓
10.5		✓		✓				✓
10.6		✓		✓
10.7
(a)		✓		✓
(b)		✓		✓		✓
10.8		✓		✓				✓
10.9		✓		✓				✓
10.10		✓		✓

4

WARRANTY NUMBER	WARRANTY IS NOT REPEATED	REPEATED FOR PURPOSES OF RESCISSION		REPEATED FOR PURPOSES OF DAMAGES		UPDATE OF DISCLOSURE		GENERAL DATA ROOM DISCLOSURE
	1		2		3		4		5
10.11		✓		✓				✓
10.12		✓		✓				✓
10.13		✓		✓		✓
11.
11.1		✓		✓
11.2		✓		✓
11.3		✓		✓
11.4		✓		✓
11.5		✓		✓
11.6		✓		✓
11.7		✓		✓
12.
12.1		✓		✓
12.2		✓		✓
12.3		✓		✓				✓
12.4		✓		✓
12.5		✓		✓
12.6		✓		✓
13.
13.		✓		✓
14.
14.1		✓		✓				✓
14.2
(a)		✓		✓		✓		✓
(b)		✓		✓				✓
14.3				✓				✓
14.4				✓		✓		✓

5

WARRANTY NUMBER	WARRANTY IS NOT REPEATED	REPEATED FOR PURPOSES OF RESCISSION		REPEATED FOR PURPOSES OF DAMAGES		UPDATE OF DISCLOSURE		GENERAL DATA ROOM DISCLOSURE
	1		2		3		4		5
14.5				✓		✓		✓
15.
15.1		✓		✓				✓
15.2
(a)		✓		✓
(b)				✓
15.3		✓		✓
15.4		✓		✓
15.5		✓		✓
15.6		✓		✓
15.7		✓		✓
15.8		✓		✓
15.9
(a)		✓		✓
(b)		✓		✓
15.10
(a)		✓		✓				✓
(b)		✓		✓
15.11		✓		✓
15.12				✓				✓
15.13				✓
15.14		✓		✓
15.15				✓
15.16		✓		✓
15.17		✓		✓
16.
16.1		✓		✓				✓

6

WARRANTY NUMBER	WARRANTY IS NOT REPEATED	REPEATED FOR PURPOSES OF RESCISSION		REPEATED FOR PURPOSES OF DAMAGES		UPDATE OF DISCLOSURE		GENERAL DATA ROOM DISCLOSURE
	1		2		3		4		5
16.2				✓				✓
16.3
(a)				✓				✓
(b)		✓		✓				✓
16.4		✓		✓		✓		✓
16.5		✓		✓				✓
16.6		✓		✓				✓
16.7		✓		✓				✓
17.
17.1		✓		✓		✓		✓
17.2		✓		✓		✓		✓
(a)		✓		✓		✓		✓
(b)(i)		✓		✓		✓		✓
(b)(ii)		✓		✓		✓		✓
(b)(iii)		✓		✓		✓		✓
(b)(iv)		✓		✓		✓		✓
(b)(v)		✓		✓		✓		✓
(b)(vi)		✓		✓		✓		✓
(b)(vii)		✓		✓		✓		✓
17.3
(a)		✓		✓		✓		✓
(b)		✓		✓		✓		✓
17.4		✓		✓		✓		✓
17.5		✓		✓				✓
17.6		✓		✓				✓
17.7		✓		✓				✓
17.8

7

WARRANTY NUMBER	WARRANTY IS NOT REPEATED		REPEATED FOR PURPOSES OF RESCISSION		REPEATED FOR PURPOSES OF DAMAGES		UPDATE OF DISCLOSURE		GENERAL DATA ROOM DISCLOSURE
		1		2		3		4		5
(a)			✓		✓				✓
(b)			✓		✓				✓
(c)			✓		✓				✓
17.9			✓		✓				✓
17.10			✓		✓				✓
17.11	✓								✓
17.12
(a)			✓		✓				✓
(b)			✓		✓				✓
17.13	✓								✓
17.14
(a)			✓		✓		✓		✓
(b)	✓								✓
17.15	✓								✓
17.16
(a)									✓
(b)			✓		✓				✓
17.17(a)			✓		✓		✓		✓
17.17(b)			✓		✓				✓
17.17(c)			✓						✓
18.
18.1			✓		✓
18.2			✓		✓
18.3			✓		✓
19.
19.1					✓				✓
19.2

8

WARRANTY NUMBER	WARRANTY IS NOT REPEATED	REPEATED FOR PURPOSES OF RESCISSION		REPEATED FOR PURPOSES OF DAMAGES		UPDATE OF DISCLOSURE		GENERAL DATA ROOM DISCLOSURE
	1		2		3		4		5
(a)		✓		✓
(b)		✓		✓		✓
19.3		✓		✓				✓
19.4				✓				✓
19.5		✓		✓				✓
19.6		✓		✓				✓
19.7		✓		✓				✓
19.8		✓		✓				✓
19.9				✓				✓
19.10				✓				✓
19.11		✓		✓				✓
19.12		✓		✓				✓
19.13		✓		✓				✓
19.14		✓		✓				✓
20.
20.		✓		✓
21.
21.1		✓		✓
21.2		✓		✓
21.3		✓		✓
21.4		✓		✓
21.5		✓		✓
21.6		✓		✓
21.7		✓		✓
22.
22.1
(a)		✓

9

WARRANTY NUMBER	WARRANTY IS NOT REPEATED	REPEATED FOR PURPOSES OF RESCISSION		REPEATED FOR PURPOSES OF DAMAGES	UPDATE OF DISCLOSURE	GENERAL DATA ROOM DISCLOSURE
	1		2	3	4	5
(b)		✓
22.2		✓

10

Schedule 16

Environmental Indemnity

1.	INTERPRETATION

In this Schedule:

“Asbestos” means crocidolite, amosite, chrysotile, actinolite, anthophyllite, tremolite, and any other material commonly known as asbestos (and any product or substance containing the same);

“Environmental Liabilities” means expenses, costs, claims, losses, legal obligations in relation to SGT Contracts, liabilities, damages (whether compensatory or punitive), diminution in value (but only in the value of any Property and buildings), fines, payments and penalties, including without limitation reasonable legal and expert expenses and other defence costs, suffered or incurred by a Protected Person as a result of an Environmental Matter;

“Environmental Matter” means:

(a)	Remedial Action to address Historic Contamination;
(b)	any exposure prior to the Completion Date of any person to Hazardous Substances (excluding Asbestos) in relation to the SGT Business or any Minor Unit, or any Property or Former Property in respect of which the SGT Business has a liability; or
(c)	any Environmental Proceeding relating to the time period prior to the Completion Date in relation to Historic Contamination or in relation to non-compliance with Environmental Laws prior to the Completion Date;

“Environmental Proceeding” means any judgment, order, injunction, or any proceeding (whether criminal, civil, judicial, regulatory or administrative), suit, action, claim, demand, citation, notice or complaint by a Relevant Authority or Third Party against a Protected Person arising out of or relating to or in connection with the SGT Business, any Minor Unit, or any Property or any Former Property pursuant to Environmental Laws;

“Good Industry Practice” means the exercise of that degree of skill, diligence, prudence and foresight and the use of investigation, design and environmental and engineering principles which would reasonably and ordinarily be expected from a skilled and experienced person undertaking activities of the type in question under the same or similar circumstances and conditions and location concerned;

“Historic Contamination” means any Hazardous Substances:

(i)	present on or before the Completion Date in the Environment at, on or under any Property or Former Property (including any migration of such Hazardous Substances from the Properties or Former Property whether before or after the Completion Date); or
(ii)	generated by the SGT Business or the activities or operations of any Minor Unit and transported and treated, stored or disposed of off the Properties or any Former Property on or before the Completion Date (“Off-Site Disposal”);

“Relevant Authority” means any court or any relevant governmental agency or other regulatory body;

“Remedial Action” means any action that is required by Environmental Law or by a Relevant Authority, or that is reasonably necessary to address a significant risk to human health or the Environment, to investigate, clean up, treat, remediate, control or remove Historic Contamination but to no higher standard than to achieve the Remedial Action standard required by Environmental Law or by a Relevant Authority or to the extent reasonably necessary to address any significant risk to human health or the Environment, assuming in all cases the category of use (as laid down in the planning and/or zoning laws) of the relevant Property continues as that at the Completion Date; and

“Third Party” means any person other than a Protected Person.

2.	COVENANT
2.1	Subject to the provisions of paragraph 3 of this Schedule, the Seller shall indemnify, defend and hold harmless each relevant Protected Person against any and all Environmental Liabilities.
2.2	For the avoidance of doubt, Environmental Liabilities which are not within the scope of the indemnity given by the Seller pursuant to this Schedule, or which do not give rise to a claim under any other provision of this Agreement or any Local Transfer Agreement, shall not give rise to any other claims against the Seller or any other member of the ALSTOM Group howsoever arising and whether under statute or otherwise, and the parties agree that the Seller and the other members of the ALSTOM Group shall have no liability with respect to any environmental or health and safety issue other than pursuant to this Schedule or such other provisions, provided always that the Seller’s liability under the Warranties or the Indemnities shall not be affected by this clause.

2

3.	LIMITATIONS AND EXCLUSIONS
3.1	The Seller shall not be liable under this Schedule to the extent that any claim is increased by any act or omission of any Protected Person or any of their advisers, employees, directors, contractors or agents which:
(a)	is negligent;
(b)	breaches Environmental Laws (including Environmental Permits); or
(c)	results in liability to a licensor or landlord as a result of a breach of the terms of a lease or licence provided that all such terms in existence at the Completion Date have been Disclosed to the Purchaser prior to the Completion Date.
3.2	The Seller shall not be liable under this Schedule to the extent that any claim is increased by:
(a)	any spills and/or releases of Hazardous Substances (i) caused by any Protected Person; or (ii) occurring on the Properties or Former Properties or the Minor Units after the Completion Date (excluding for the avoidance of doubt ongoing migration other than as a result of post Completion Date spill or release and any spills and/or releases of Hazardous Substance caused by the Seller or its Affiliates, directors, officers, employees, advisers, contractors or agents);
(b)	any soil or groundwater investigation or sampling after the Completion Date which investigation or sampling is undertaken with the prime purpose of instigating a claim under this Schedule or which investigation or sampling is conducted other than in accordance with Good Industry Practice thereby causing or exacerbating contamination by or exposure to Hazardous Substances or introducing any Hazardous Substances to a receptor;
(c)	any change of use from the use for which the Property is authorised at the Completion Date by planning and/or zoning laws or its redevelopment for a different use; and/or
(d)	the voluntary provision of information to a Relevant Authority or Third Party after the Completion Date with the primary purpose of instigating a claim under this Schedule.
3.3	The Seller shall have no liability under this Schedule to the extent that any claim arises from or is increased as a consequence of any change in applicable law including Environmental Law after the Completion Date, unless (i) such change was adopted and published in an official government publication (including publication in the official journal of the European Community) on or before the date of this Agreement and such changes are in force and then applicable to a Protected Person within three years thereafter and

3

(ii)	any increased capital expenditure necessary to ensure compliance with such change is not reflected in the capital expenditure projections included in the business plan from which the projections contained in the Financial Book were derived and has been accordingly reflected in the projections contained in the Financial Book.
3.4	The Seller shall have no liability under this Schedule:
(a)	in respect of any matter which is an indemnified matter pursuant to the Local Transfer Agreements, liabilities in respect of which shall be governed by such agreements;
(b)	in respect of any Former Property, exposure of any person (other than a SGT Group Employee) to Hazardous Substances and/or Off Site Disposal where such liability would not have arisen but for the acquisition of the SGT Business pursuant to clause 2 of this Agreement.
3.5	The Seller shall only be liable under this Schedule to the extent that notice of any claim is given in writing to the Seller and Environmental Proceedings have been initiated or Environmental Liabilities have been incurred on or before the tenth anniversary of the Completion Date, provided that in the case of any Property the lease of which cannot by its terms be terminated by the relevant Purchaser’s Group member prior to the expiry of such ten year period, the Seller’s liability under this Schedule in respect of such Property shall continue until such time as the relevant Purchaser’s Group member is entitled to terminate such lease in accordance with its terms.
3.6	If and to the extent the presence of Hazardous Substances on a Property, as at the Completion Date, was not in breach of Environmental Laws, the Seller shall have no liability under this Schedule in respect of Remedial Action undertaken in the course of use or occupation of, or as part of the development of, or any demolition activities at, any of the Properties to the extent that amounts incurred in such Remedial Action could reasonably have been estimated at the date of this Agreement on the basis of information Disclosed.
3.7	If the Seller and the relevant Protected Person disagree as to:
(a)	whether (in relation to Remedial Action) there is a significant risk to human health or the Environment and whether and what Remedial Action is reasonably necessary to address it;
(b)	whether the standard of Remedial Action being proposed is reasonably necessary to address the risk; or
(c)	whether contamination is Historic Contamination or contamination that first arose after the Completion Date;

4

the Seller and the relevant Protected Person shall first meet with a view to resolving amicably any such dispute. If the dispute is not resolved within 10 Business Days the matter shall then be referred by either party within 10 Business Days thereafter to an independent expert (the “Independent Expert”), the identity of such expert to be agreed by the Seller and the relevant Protected Person or (failing agreement between them within 15 Business Days) to be appointed by the Chairman for the time being of the Institute of Environmental Management and Assessment or any similar institute in any other country. Provided always that this indemnity shall not in any way be affected by a Protected Person taking an emergency remedial action to cure any Environmental Matter without consulting the Seller if such consultation would be impracticable.

3.8	The Independent Expert shall determine the procedure for making findings, provided that the Independent Expert shall:
(a)	invite the Seller and the relevant Protected Person to make oral or written representations in relation to the particular matter on or before 20 Business Days after appointment of the Independent Expert;
(b)	determine on the basis of the information provided by the Seller and the relevant Protected Person, through the representations referred to above:
(i)	any matter in relation to paragraph 3.7 (a) above;
(ii)	what standard of Remedial Action is reasonably necessary;
(iii)	which contamination is Historic Contamination and which is contamination that first arose after the Completion Date; and
(c)	provide findings on or before two months after appointment or such longer period as the parties may agree.
3.9	The Independent Expert shall act as an expert and not as an arbitrator and the parties shall be bound, save in the case of manifest error, by the findings of the Independent Expert. The Independent Expert shall be entitled to take legal advice. The costs and expenses of the Independent Expert shall be borne by the Seller and the relevant Protected Person as determined by the Independent Expert who shall have regard in his determination to costs being awarded (in whole or in part) against the person who has been unsuccessful in the substance of its assertions in relation to the dispute in question.
3.10	If having considered all the available evidence, the Independent Expert cannot determine what contamination is Historic Contamination and what is contamination that first arose after the Completion Date, the allocation of what is and is not Historic Contamination shall be made on the following basis:

5

Year of discovery after Completion Date	Share of Seller %	Share of Purchaser %
1	90	10
2	80	20
3	70	30
4	60	40
5	50	50
6	40	60
7	30	70
8	20	80
9	10	90
10	0	100

4.	NOTICE OF CLAIMS TO THE SELLER
4.1	If a Protected Person obtains knowledge of sufficient facts which may give rise to a claim under this Schedule, then the Protected Person shall:
(a)	inform the Seller thereof with reasonable promptness;
(b)	ensure that the Seller (or any person nominated by it, its nominee) and any of their personnel, representatives, accountants and other professional advisers, at Seller’s sole cost and expense, shall be given access to such information, personnel, premises, documents and records relating to the respective Environmental Matter as the Seller (or its nominee) may reasonably request, subject to appropriate arrangements being made to protect commercial confidentiality and privilege;
(c)	at Seller’s sole cost and expense, provide the Seller (or its nominee) with any relevant reports or documents together with any cost estimates prepared in connection with the particular claim, subject to appropriate arrangements being made to protect commercial confidentiality and privilege;
(d)	provide the Seller (or its nominee), in a timely fashion, with reasonable documentation identifying and describing the nature and amount of Environmental Liabilities subject to the claim.
5.	CONDUCT OF ENVIRONMENTAL PROCEEDINGS AND REMEDIAL ACTION
5.1	If Environmental Proceedings and/or any Remedial Action result from any matter to which this Schedule applies, the Seller (or any other person nominated by it) shall, subject to paragraph 5.4 below, have the right at any time to assume conduct at any time (in the case of Environmental Proceedings) and within 15 Business Days of being informed in

6

writing thereof (in the case of Remedial Action) of all or any part of (i) any Environmental Proceedings (including any negotiations or settlement with any Relevant Authority or Third Party before or after the lodging of any Environmental Proceeding) which gives rise or may give rise to a claim under paragraph 2 above; and/or (ii) any Remedial Action which gives rise or may give rise to a claim under paragraph 2 above in circumstances where the Seller (or its nominee) requires control of Remedial Action in relation to the indemnity rights pursuant to the Azur Master Agreement, such agreement being disclosed at Tab L/4.2/25 in the Data Room and/or in relation to ABB Ltd Excluded Liabilities.

5.2	In all other circumstances the Purchaser (or its nominee) shall have conduct of Remedial Action.
5.3	If requested by the person with conduct of Environmental Proceedings and/or Remedial Action, the relevant Protected Person or the Seller (as appropriate) shall provide all such co-operation reasonably required by the party with conduct, its nominee or their legal advisers in contesting the Environmental Proceedings and/or undertaking any Remedial Action and if appropriate in making any counterclaim or any cross complaint against any person with respect to the subject matter of the Environmental Proceedings and/or Remedial Action.
5.4	The relevant Protected Person (or any person nominated by it) shall have the right to assume conduct at the Seller’s sole cost and expense of any relevant Environmental Proceedings (including any negotiations or settlement with any Third Party before or after the lodging of any formal action, suit, claim or proceeding) which gives rise or may give rise to a claim under paragraph 2 above (except in relation to a matter in respect of which the Seller has or in good faith asserts a right to be indemnified by ABB Ltd or Key Property Investments (No. 6) Limited (“KPI”) if (i) the Seller fails to remedy any breach of its obligations hereunder with respect to such proceedings within 21 days after receipt of a written notice from the relevant Protected Person, or (ii) the Seller enters into any form of insolvency proceedings for so long only as it is subject to such proceedings. If three or more written notices have been issued to the Seller pursuant to this paragraph and the Seller has not remedied the breaches of its obligations which are the subject of the notices, the Purchaser shall thereafter be entitled to assume the conduct of all proceedings or to direct that they be conducted by Protected Persons (except those in relation to which the Seller has or in good faith asserts a right to be indemnified by ABB Ltd or KPI).
5.5	The person with control of the conduct of Environmental Proceedings and/or Remedial Action (the “Controlling Party”) shall use all reasonable endeavours (having regard inter alia where the Seller or its nominee has conduct to the provisions governing its right to be indemnified by ABB Ltd and/or KPI as appropriate) to ensure in relation to such Environmental Proceedings and/or Remedial Action that:

7

(a)	copies of all material pleadings, orders, decisions or other filings and the results or reports of any environmental investigations in relation to Remedial Action received or prepared on behalf of the Controlling Party shall be promptly provided to the party without control pursuant to clause 5.1 (the “Other Party”);
(b)	there shall be reasonable advance notice to and consultation with the Other Party in relation to decisions materially affecting the conduct of such Environmental Proceedings and/or Remedial Action and prior to taking any steps which will result in material costs being incurred;
(c)	the Other Party or its representative shall where reasonable be allowed to be involved in discussions with any relevant consultants or contractors concerning the scope, nature and extent of any Remedial Action to be carried out and to attend any meetings with such consultants or contractors; and
(d)	to the extent consistent with applicable law, the Other Party shall be allowed a reasonable opportunity to review and comment in advance (such reasonable comment to be taken into account) on formal filings prepared on behalf of the Protected Person in relation to Environmental Proceedings and/or written proposals (including designs and cost estimates) for the carrying out of any Remedial Action.
5.6	The Party with conduct shall (to the extent consistent with applicable law, and in the case of Seller (or its nominee) as the party with conduct, subject to the rights of ABB Ltd and/or KPI as appropriate with respect to conduct including as to settlement) not unreasonably admit liability or enter into any agreement, settlement or compromise in relation to any Environmental Proceeding and/or Remedial Action without the prior written consent of the other party (who may delegate such consent right to its nominee with respect to such Environmental Proceedings), which consent shall not be unreasonably withheld or delayed. If the other party has not responded in writing within 15 Business Days to a request to the party with conduct, the consent of the other party shall, in the case of Remedial Action only, be deemed to be given.
5.7	The Purchaser shall and shall procure that each Protected Person shall:
(a)	take all reasonable action to mitigate any Environmental Liabilities upon Seller’s written agreement to assume all reasonable costs and expenses associated with such action; and
(b)	take all reasonable action so as not to prejudice any right of recovery of the Seller or any member of the ALSTOM Group against any applicable Third Party in respect of which right of recovery the Purchaser has been made aware.
5.8	Remedial Action shall be designed and implemented in an expeditious manner, in accordance with Good Industry Practice, and in a fashion that, to the extent reasonably

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necessary and feasible, minimizes the off-site migration of Hazardous Substances. In the conduct of Environmental Proceedings and the design and implementation of Remedial Action, the Purchaser’s interests in ongoing operations of the facilities and the Parties’ interests in maintaining good relations with governmental authorities and third parties shall be taken into reasonable account.

5.9	The parties will cooperate in good faith with respect to conduct of Environmental Proceedings and/or Remedial Action so as to procure the minimum prejudice to both the Seller and any Protected Person in relation to the handling of and, where appropriate, any transfer of conduct including as to the timeliness of the same.
6.	CONFIDENTIALITY
6.1	Each party shall comply with reasonable requests of the other party for arrangements to maintain confidentiality or privilege in relation to information or documents passing between them pursuant to this Schedule. The parties hereby agree and covenant that they will use any information provided pursuant to this Schedule solely in relation to this Environmental Indemnity and proceedings hereunder and shall indemnify the other party of any breach of this paragraph 6.1.
6.2	Where any provision of this Schedule is qualified by a reference to appropriate arrangements to maintain commercial confidentiality and privilege, the parties shall be obliged to use all reasonable efforts to put appropriate arrangements in place without delay.
7.	THIRD PARTY BENEFICIARY

Each Protected Person shall be entitled to enforce this indemnity pursuant to the Contracts (Rights of Third Parties) Act 1999, but this Agreement may be varied or rescinded without the consent of any Protected Person by written agreement between the Purchaser and the Seller.

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SCHEDULE 17

ASBESTOS INDEMNITY

1.	INTERPRETATION

In this Schedule:

“ABB Ltd Excluded Liabilities” has the meaning given in the Share Purchase and Settlement Agreement between ABB Ltd, ALSTOM and ABB ALSTOM Power NV dated as of 31 March 2000, as amended and in effect on the date of this Agreement, the relevant provisions of such agreement being disclosed at Tab G/26/107 in the Data Room;

“ABB-related Asbestos Claims” means any ABB Ltd Excluded Liabilities which are based upon or arise out of the actual or asserted presence, use, storage, removal, disposal, exposure or alleged exposure to Asbestos or Asbestos-containing products, materials or substances but in all cases excluding the same in relation to (a) the Excluded Business or any Former Property save to the extent that any liability is asserted on the basis of acquisitions completed under this Agreement and (b) to the extent that they are the subject of indemnities pursuant to any Local Transfer Agreement in relation to an ABB Ltd Excluded Liability;

“Asbestos” means crocidolite, amosite, chrysotile, actinolite, anthophyllite, tremolite, and any other material commonly known as asbestos;

“Asbestos Liabilities” means expenses, costs, claims, legal obligations, losses, liabilities, damages (whether compensatory, punitive or otherwise), fines, payments and penalties, including without limitation, legal and expert expenses and other defence costs, (together “Losses”) suffered or incurred by a Protected Person as a result of any Asbestos Proceeding against or involving any Protected Person relating to or arising out of (i) the SGT Business, or the Excluded Business or any Minor Unit, a Property or Former Property; or (ii) any activities of any SGT Group Company; in each case other than to the extent that such Losses arise or increase as a result of activities of the SGT Business or any Protected Person after the Completion Date, but in all cases excluding the same (a) in relation to (i) any Asbestos or Asbestos containing products forming part of any building or building structure at any Property or Minor Unit or otherwise in any land, which shall be covered by the Environmental Indemnity; and (ii) the Excluded Business or any Former Property save to the extent that any liability is asserted on the basis of the acquisitions completed under this Agreement and (b) to the extent they are the subject of indemnity pursuant to any Local Transfer Agreement in relation to an ABB Ltd Excluded Liability;

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“Asbestos Proceeding” means any actual, pending or threatened judgment, order, injunction or any legal proceeding including any suit, action or claim, demand, citation, notice or complaint, in each case arising out of or relating to or in connection with Asbestos or any Asbestos-containing product, material or substance, including without limitation any such matter alleging or based in whole or in part on tort, successor liability, strict liability, joint and several liability, assumption of liability, contribution, indemnity, contract, warranty, fraudulent conveyance, fraudulent transfer, piercing the corporate veil, or any other theory in law or equity;

“Excluded Business” means the Retained Business and any current or former activities, operations or businesses directly or indirectly conducted by the Seller, the Retained ALSTOM Group, ALSTOM N.V. and all of its current or former direct or indirect subsidiaries (excluding the SGT Group Companies) and any of their direct or indirect predecessors, successors, Affiliates or assigns but in any event excluding the SGT Business; and

“Third Party” means any person other than a Protected Person.

2.	INDEMNITY
(a)	The Seller shall indemnify and keep indemnified, defend and hold harmless each relevant Protected Person against any and all Asbestos Liabilities and (subject as provided in paragraph (b) below) all ABB-related Asbestos Claims, regardless of when such Asbestos Liabilities are incurred, discovered by or asserted against a Protected Person, without limitation in time or in amount.
(b)	(i) The liability of the Seller under the indemnity in paragraph (a) above in relation to the ABB-related Asbestos Claims shall (without prejudice to the indemnity in paragraph (a) above in relation to Asbestos Liabilities which may also constitute ABB-related Asbestos Claims) be limited to and in no event exceed the amounts actually received by the Seller or its Affiliates (less its or their reasonable costs incurred in recovery) from ABB Ltd or its affiliates in respect of such claims, and the Seller shall not be under any liability under paragraph (a) above in relation to ABB-related Asbestos Claims unless and until such amounts are actually received by it.
(ii)	The Seller shall pursue its rights against ABB Ltd with respect to any ABB-related Asbestos Claims and, to the extent legally possible, require ABB Ltd to make direct payment to the Protected Person.

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3.	NOTICE OF CLAIMS TO THE SELLER

If the Purchaser becomes aware of an Asbestos Proceeding against a Protected Person, (the Purchaser hereby agreeing to procure that any Protected Person shall notify it of any knowledge of the same) then the Purchaser shall:

(a)	inform the Seller thereof with all reasonable promptness;
(b)	ensure that the Seller and its personnel, representatives, lawyers, accountants and other professional advisers, at the Seller’s cost and expense, shall be given access to such information, personnel, premises, documents and records relating to the respective Asbestos Liabilities and circumstances surrounding the same as the Seller may reasonably request, subject to appropriate arrangements being made to protect commercial confidentiality, business secrets and privilege; and
(c)	subject as aforesaid, at the Seller’s cost and expense provide the Seller with any relevant reports or documents prepared in connection with the particular claim,

provided, however, that any failure of the Purchaser to satisfy the terms of this paragraph 3 shall not affect the Protected Person’s claim or indemnification rights against the Seller in any way.

4.	CONDUCT OF ASBESTOS PROCEEDINGS
4.1	In the event of any Asbestos Proceeding against a Protected Person to which this Schedule applies, the Seller or ABB Ltd (or any of its successors or assigns) as its nominee shall, subject to paragraph 4.2 below, control the conduct of such Asbestos Proceedings (including any negotiations or settlement with any Third Party before or after the lodging day formal action, suit, claim or proceeding).
4.2	The relevant Protected Person (or any other person nominated by it) shall have the right to assume conduct at the Seller’s sole cost and expense of any relevant Asbestos Proceedings (including any negotiations or settlement with any Third Party before or after the lodging of any formal action, suit, claim or proceeding) which gives rise or may give rise to a claim under paragraph 2 above (except in relation to a matter in respect of which the Seller has or in good faith asserts a right to be indemnified by ABB Ltd) if (i) the Seller fails to remedy any breach of its obligations hereunder with respect to such proceedings within 21 days after receipt of a written notice from the relevant Protected Person, or (ii) the Seller enters into any form of insolvency proceedings for so long only as it is subject to such proceedings. If three or more written notices have been issued to the Seller pursuant to this paragraph and the Seller has not remedied the breaches of its obligations which are the subject of the notices, the Purchaser shall thereafter be entitled to assume the conduct of all proceedings or to direct that they be conducted by Protected Persons

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(except	those in relation to which the Seller has or in good faith asserts a right to be indemnified by ABB Ltd).
4.3	If requested by the person with conduct of proceedings, the other party shall provide all such cooperation required by the party with conduct, its nominee or their legal advisers in contesting the Asbestos Proceedings and in making any counterclaim or any cross complaint against any person with respect to the subject matter of the Asbestos Proceedings.
4.4	If the Seller has conduct, the Seller shall use all reasonable endeavours (having regard, inter alia, to the provisions governing its right to be indemnified by ABB Ltd) to ensure in relation to such proceedings that:
(a)	copies of material pleadings, orders, decisions or other filings received or prepared on behalf of the Seller and all other relevant information shall with all reasonable promptness be provided to the relevant Protected Person or its nominee;
(b)	there shall be reasonable advance consultation with the relevant Protected Person or its nominee in relation to decisions materially affecting the conduct of such proceedings; and
(c)	the relevant Protected Person or its nominee shall be allowed an adequate opportunity to review and comment in advance (such comment to be taken into account) on formal filings prepared on behalf of the Seller in relation to the proceedings.
4.5	The party with conduct shall (to the extent consistent with applicable law, and in the case of Seller as the party with conduct, subject to the rights of ABB Ltd with respect to conduct and settlement) not unreasonably admit liability, or enter into any agreement, settlement or compromise in relation to any Asbestos Proceeding without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed).
4.6	The Purchaser shall and shall procure that each Protected Person shall (to the extent consistent with applicable law):
(a)	take all reasonable action to mitigate any Asbestos Liabilities; and
(b)	take reasonable steps to avoid prejudicing any right of recovery of the Seller, the relevant Protected Person or any of their affiliates against any applicable Third Party in respect of which right of recovery the relevant person should have been aware.

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5.	THIRD PARTY BENEFICIARY

Each Protected Person shall be entitled to enforce this indemnity pursuant to the Contracts (Rights of Third Parties) Act 1999, but this Agreement may be varied or rescinded without the consent of any Protected Person by written agreement between the Purchaser and the Seller.

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SCHEDULE 18

PROPERTIES

PART A

SGT AGREEMENT

SCHEDULE 18

1.	UK

PROPERTY
1.	Ruston Works Waterside South Lincoln LN5 7FD Lease dated 31 July 2002 between 2177th Single Member Shelf Investment Company Limited (1) and ALSTOM Power UK Ltd (2)
2.	Firth Road Lincoln Lease dated 31 July 2002 between 2177th Single Member Shelf Investment Company Limited (1) and ALSTOM Power UK Ltd (2)
3.	Freeman Road North Hykeham Lincoln Lease dated 31 July 2002 between ALSTOM UK Ltd (1) and ALSTOM Power UK Ltd (2)
4.	Lindum House 11 Sewell Road Lincoln LN2 5RY Lease dated 31 July 2002 between 2177th Single Member Shelf Investment Company Limited (1) and ALSTOM Power UK Ltd (2)
5.	Car Park (0.95 acres) Waterside North Lincoln Lease dated 28 January 1998 between (1) The Lincoln City Council and (2) European Gas Turbines Limited
6.	Car Park Under Pelham Bridge Arches Oxford Street Lincoln Lease dated 21 September 2000 between (1) Lincoln City Council and (2) ABB ALSTOM Power UK Limited

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7.	Premises at Lindum Business Park Station Road North Hykeham Lincoln Lease dated 23 August 2000 between Lindum Group Limited (1) and ABB ALSTOM Power UK Limited (2)
8.	Unit B4 Airport Industrial Park Howe Moss Drive Dyce Aberdeen Lease dated 2 July and 7 August 1980 between (1) Graylaw Properties Limited and (2) Ruston Gas Turbines Limited
9.	Land on the south west side of Kirkton Drive Raiths Industrial Estate Aberdeen Lease dated 31 July 2002 between 2177th Single Member Shelf Investment Company Limited (1) and ALSTOM Power UK Ltd (2)

2. UNITED STATES

PROPERTY
1.	Lease of Anchorage facility
2.	Lease of Syracuse facility
3.	Houston freehold

PART B

The following provisions shall apply with respect to arrangements affecting the Properties to be made in the course of the Pre-Completion Reorganisation and at Completion:

1.	Properties which are currently leased by the SGT Business from a member of the ALSTOM Group

The Seller shall procure that, on or before the Completion Date, the existing leases shall be assigned to the relevant Purchaser’s Group member or, where any modifications are required to any such lease as a result of the need for separation of the activities of the SGT Business and the Retained Business at a Property, a new lease is granted to the relevant Purchaser’s Group member. Any new lease will be granted for a two-year term renewable on notice on open market conditions, including as to rent, but shall in other respects be on terms which are no less favourable than those contained in the existing

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lease. Six months’ notice is to be given to terminate any new lease (but there is to be no unilateral termination before two years from Completion) and six months’ notice is to be given if the lease is to be renewed.

2.	Properties which are currently leased by the SGT Business from a third party landlord

Licence to assign such leases will, insofar as the Property is listed in Schedule 23, have been obtained by Completion pursuant to clause 2.7 of the Offer. In the case of other Properties, the provisions of clause 2.7 shall apply as if the said Properties were so listed.

The provisions of paragraph 6 below shall apply.

3.	Properties in respect of which new leases are to be granted by a member of the ALSTOM Group

Any new lease of a Property which is to be granted by a member of the ALSTOM Group to a Purchaser’s Group member with effect from Completion shall be granted for a two-year term renewable on notice on open market conditions, including as to rent, but shall in other respects be on terms which do not result in the relevant Purchaser’s Group member incurring costs during such two-year period in respect of its occupation of the Property in excess of those reflected in the expenditure projections included in the business plan from which the projections contained in the Financial Book were derived. Six months’ notice is to be given to terminate the lease (but there is to be no unilateral termination before two years from Completion) and six months’ notice is to be given if the lease is to be renewed.

4.	Properties in respect of which sub-leases are to be granted by a Purchaser’s Group member

Any sub-leases to be entered into with effect from Completion granted by a Purchaser’s Group member (as head lessee) to a member of the ALSTOM Group (as sub-tenant) shall be on terms such that all costs incurred by the relevant Purchaser’s Group member as head lessee of the relevant Property (or part of it) shall be fully recovered under the sub-lease rent, and that such sub-lease shall otherwise be entered into on terms that fully mirror the terms of the relevant head lease, except for any put and/or call option.

5.	Separation costs

All costs necessarily incurred for the purpose of achieving the separation of the activities of the SGT Business and the Retained Business at any Property shall be borne by the Seller, and unless otherwise agreed the Seller shall have sole control (following due consultation with the Purchaser) over the manner in which that separation is achieved and the payment of the relevant costs. The Seller shall not be responsible for any excess costs to the extent such costs are incurred to effect any improvement (except such

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improvements which result from the separation itself in the facilities at the Property to be used by the SGT Business or which result from any changes which are made to the SGT Business by the Purchaser after Completion.

6.	Indemnity

The Seller shall indemnify and keep indemnified each Purchaser’s Group member from and against the amount of any rent and other costs and expenses incurred by it as tenant under a lease assigned to it pursuant to paragraph 2 above in respect of the period of two years following the Completion Date to the extent such rent, costs and expenses exceed the equivalent amounts payable in respect of the period immediately preceding Completion.

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Schedule 19

Purchaser’s Warranties

1.	INCORPORATION, ORGANISATION

The Purchaser and each relevant member of the Purchaser’s Group is duly incorporated and validly existing under the laws of the jurisdiction of its formation and each of them is duly qualified to do business in each jurisdiction where it carries on business.

2.	AUTHORITY

The Purchaser and each relevant member of the Purchaser’s Group has full power and authority to accept this Offer and perform the terms of the agreement created by acceptance of this Offer and all documents to be entered into by it pursuant to such agreement and this Offer and such other documents when executed will constitute binding obligations of the Purchaser and each relevant member of the Purchaser’s Group, in accordance with their respective terms.

3.	NO BREACH

The execution and delivery of and the performance by each relevant member of the Purchaser’s Group of its obligations under the agreement created by acceptance of this Offer and all agreements and documents to be entered into pursuant to it will not:

(a)	result in a breach of any provision of the Memorandum or Articles of Association or equivalent constitutional documents of the relevant member of the Purchaser’s Group; or
(b)	result in a breach of any order, judgment or decree of or undertaking given to any court, governmental agency, supranational authority or regulatory body to which the relevant member of the Purchaser’s Group is a party or by which it is bound.
4.	NO WINDING-UP

No resolution has been passed nor has any other step been taken or legal proceedings been started against any relevant member of the Purchaser’s Group for its winding-up or dissolution or for the appointment of a liquidator, receiver, administrator, administrative receiver or similar officer of any jurisdiction over any or all of its assets.

5.	SECURITIES LAWS

The Purchaser (or the relevant member of the Purchaser’s Group, as the case may be) is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution or resale thereof. The Purchaser will not (and will cause the relevant members of the Purchaser’s Group not to) sell or transfer any of the Shares in violation of applicable securities laws.

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SCHEDULE 20

SUPPORT FOR THE US BUSINESS

1.	With effect from Completion, the Purchaser shall procure that the relevant members of the Purchaser’s Group shall continue to perform their obligations to the US Company or the US Business pursuant to any then existing subcontracts, consortium agreements or other agreements or commitments. The Purchaser shall provide other services and supplies promptly to the extent requested by the US Company or the US Business for tenders and contracts forming part of the US Business with respect to which there are any actual or contingent liabilities or obligations outstanding as of the date of expiration of the Call Option (the “Option Contracts”). Such services and supplies shall be provided in accordance with the outstanding terms and arrangements as applicable between the US Business and the relevant part of the Business or, if such terms or arrangements do not exist, at full cost plus a margin of 5% and at arm’s length terms materially identical to the terms that apply to supplies and services from the Business to the US Business prior to signing.
2.	The Purchaser shall indemnify and hold harmless the Seller and the US Company from and against any and all costs, claims, damages, expenses and liabilities resulting from any failure to comply with its obligations under the arrangements mentioned in paragraph 1 according to their terms.
3.	Subject to the Purchaser’s rights pursuant to clause 5 of this Offer, in the event that the execution of the Option Contracts results in a negative net margin to the Seller or the US Company (or any member of the Retained ALSTOM Group), the Purchaser shall reimburse to the Seller (or the relevant member of the Retained ALSTOM Group) the amount of such loss.

SCHEDULE 21 (SGT)

EXCLUDED CONTRACTS

1.	CONTRACTS

The Excluded Contracts are those referenced below:

(a)	COGELYON (Rhodia) Data Room tab L/6.1(b)/44
(b)	TOULOUSE Data Room tab L/21/6
(c)	BOURGES Data Room tab L/21/24
(d)	FIRESTONE Data Room tab L/6.1(b)/484
(e)	BRITISH SUGAR (EGT) (contract with customer and sub-contract with General Electric Company) Data Room tab L/6.1(b)/42, L/21/27, L/21/9A, L/21/9

2.	GENERAL PROVISIONS RELATING TO EXCLUDED CONTRACTS
(a)	The Excluded Contracts are not SGT Contracts. Therefore, the Excluded Contracts and related liabilities are not assigned to the Purchaser and the benefit and burden of the Excluded Contracts will remain with the Retained Business.
(b)	The Purchaser shall procure that the Purchaser’s Group shall, as sub-contractor to the relevant member of the Retained ALSTOM Group and at cost, perform all services and supply all parts, equipment and materials as may be reasonably requested by the Retained ALSTOM Group in connection with the execution of the Excluded Contracts provided that the Purchaser’s Group will not be required to enter into a sub-contract involving the purchase of parts or services from GE.
(c)	The Seller shall be entitled to all third party recoveries, including without limitation recoveries under insurance or from customers and sub-contractors, related to the Excluded Contracts. The Purchaser shall procure that all reasonable steps are taken at the Seller’s cost to mitigate the amount of any indemnity or liabilities with respect to the Excluded Contracts and to recover, or assist in the recovery of, sums payable by such third parties. All such recoveries received by the Purchaser’s Group shall be paid immediately to the Seller.
(d)	The Seller shall have the right to conduct the defence of any legal proceeding, suit, action, claim, demand, citation, notice or complaint relating to the Excluded Contracts or any third party recoveries related thereto. The Purchaser shall (at the Seller’s cost only in relation to an obligation to commit management for an extended period of time and for out-of-pocket costs) procure that the Purchaser’s

Group shall use all reasonable endeavours to assist in the defence of such matters and shall make available to the Retained ALSTOM Group all information and records available to them with respect thereto.

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SCHEDULE 22

GE PROVISIONS

1.	DEFINITIONS

For purposes of this Schedule 22 only:

1.1	“GE” shall mean General Electric Company and its subsidiary undertakings;
1.2	“Relevant Gas Turbines” means gas turbines other than (i) aero and aero-derivative gas turbines and (ii) gas turbines type EM610 manufactured by GEC plc or its subsidiary undertakings and for purposes of determining whether a gas turbine is a “20 megawatt or greater gas turbine” the output in megawatts shall be measured at the generator terminals, at ISO conditions, based on mean expected from the cycle deck or equivalent, in a simple cycle setting, and with methane fuel delivered at 80 degrees Fahrenheit.
1.3	“GE Intellectual Property” means Intellectual Property belonging to GE.
2.	RETURN OF GE INFORMATION UPON REQUEST
2.1	For purposes of this section 2, the term “GE Information” shall mean all technical information and information of the categories described in Exhibit 1 hereto (i) which was provided by GE prior to June 27, 1999 to the Seller or any undertaking which was a subsidiary undertaking of the Seller prior to such date or which is derived from or based upon such information and (ii) for which the SGT Business or a Purchaser’s Group Member does not have a license or other valid right of possession and use from GE.
2.2	The Purchaser agrees that it will, and will cause each SBE Company to, within fifteen days of the Seller’s written request from time to time and with respect to the GE Information described in such request, make its best efforts, at the cost of the Seller, to promptly locate any GE Information which may have been in the possession of the SGT Business as of the Completion Date, including any copies thereof, and to return all such GE Information and copies thereof to the Seller.
3.	GE INSTALLED BASE

During the period from Completion through June 27, 2004, Purchaser agrees that it will not, and will cause each SBE Company not to, engage in the manufacture, installation or sale of, or provision of associated contracting services related to Frame 3, Frame 5 or 20 megawatt or greater Relevant Gas Turbines that are based on, or incorporate in any material respect, GE Intellectual Property, including the provision of associated parts, services (including, without limitation, installation, repair, maintenance, operation and maintenance, conversions or modifications), overhauls or upgrades for or relating to such Relevant Gas Turbines.

4.	SELLER’S TECHNOLOGY
4.1	For purposes of this paragraph 4, the term “Seller’s Technology” shall mean all Intellectual Property, and all information, data, notes and reports of a confidential and technical nature, which (i) is SGT Intellectual Property, Intellectual Property licensed to the Purchaser pursuant to Clause 11.3 or otherwise an asset of the SGT Business, (ii) relates to Relevant Gas Turbines and (iii) was owned as of June 29, 1999 by the Seller or any undertaking which was a subsidiary undertaking of the Seller as of such date (for the avoidance of doubt, the term “Seller’s Technology” shall not include any ABB Technology).

4.2	During the period from Completion through June 27, 2004, Purchaser agrees that it will not, and will cause each SBE Company not to, use Seller’s Technology for or in connection with any 20 megawatt or greater gas turbine or related components, parts or services.
5.	ACKNOWLEDGMENT

The Purchaser acknowledges that a breach of the obligations of this Schedule 22 may result in liability of the Retained ALPHA Group to pay liquidated damages to GE in the amount of $10,000,000 or $100,000,000 per breach up to an aggregate total of $400,000,000.

6.	The Purchaser may consult the Seller from time to time in relation to the nature and extent of the obligations of the Purchaser under this Schedule. The Seller shall use reasonable endeavours to respond to such consultation, but nothing in this paragraph or any response given by the Seller shall in any way affect the obligations of the Purchaser or give rise to any liability on the part of the Seller.

EXHIBIT 1 TO SCHEDULE 22

GE INFORMATION

GE Information includes the following with respect to GE’s 20 MW or greater Relevant Gas Turbines business (“GE GT Business”):

1.	Strategic Plans of GE GT Business (Product Plans, Development and Marketing Forecast)
2.	Any documents and knowledge regarding GE and its vendor production capacities and/or production capabilities
3.	Gas turbine spare parts costs and life duration cycle
4.	Field Service practices and procedures, including maintenance manuals, startup instructions, audit checklists, inspection sheets
5.	Design change instructions
6.	Design practices checklist and methods, including notes of individuals from:
■	9FA+e Design Review

■	Turbine Rotor Failure Investigation

■	Compressor Rotor Tie Bolt failures

■	Compressor Stage – 15 cracking

■	9EC Design Information
7.	Commercial arrangements with customers regarding all F/FA issues
8.	Any field inspection capabilities relating to GE designed Relevant Gas Turbines
9.	Any information or documents relating to GE 7E/7EA performance shortfall and risk abatement plan relating to the above
10.	Documents and information relating to field in/out costs, repair cycle times for rotors, combustor liners and all other gas turbine hardware
11.	DLN system tuning procedures, methodologies and analytical tools used for commercial installation
12.	Field performance tests: methods, procedures, capabilities and results from existing GE customers
13.	Rotor field balance methodology and procedures including 9FA rotor dynamics models
14.	Vendor qualification procedures
15.	Field service capacity and capability relating to hot gas path parts repairs
16.	GE cycle deck performance codes or any other codes derived from the use of this cycle deck other than available in the market
17.	Application of warranty terms and concessions to customers in respect of fleet issues (e.g. F rotor, combustion, flashbacks, 17th stage compressor, end cover leakage, etc.) and related practices, including customer analysis, parts replacement policy and packaging of claims settlement with other uprate programs

18.	With respect to Black Point, CAPCO project: commercial offering in resolution of various liabilities, including process for developing the package, elements of the program and negotiation practices
19.	Technology relating to internal coatings of air-cooled buckets
20.	Any information relating to Materials Engineering Group’s method of determining time at temperature a bucket experiences by examining diffusion zone between the coating and the parent metal
21.	Design codes for F stator parts
22.	Buckets – oxidation life; details of materials behavior of GT 111 alloy particularly in respect of oxidation
23.	GE Bucket Lifing Methodology
24.	Oxidation rates of GE proprietary bucket alloys
25.	Tie bolt root cause analysis: process, test results, methodology, notes of individuals from discussions, problem-solving with GE, GE CR&D, GEAE and consulting engineers
26.	Compressor rotor structural lining on 6B
27.	Compressor air foil design (including 6F, 9F), including related GEPS and GEAE design practices
28.	Monitoring and diagnostic algorithms. Vibration logic tree for original F fleet issues and 17th stage F issues
29.	Information obtained from hands-on manufacturing process improvements for F rotors, including from training by Messrs. Bratton, Normloyle and Helvik in the Seller’s shops
30.	Design practices, including design checklist for the 9FA+e
31.	Material specs, including 9E 1st stage bucket material spec
32.	Restricted specs, including Coatings such as GT29, GT33, GT33+
33.	Process specs, including bolt thread rolling
34.	Manufacturing processes documentation, including rotor assembly
35.	Design calculations, including 9F compressor design
36.	Engineering Technical Communication, including soft start TIL
37.	Design analysis, including EGT performed analysis on 9FA+e
38.	Failure analysis, including compressor failure analysis
39.	VPS cell information, including processes and specifications
40.	Information regarding what kind of fuel can be run in GE combustors
41.	Any cost information on Relevant Gas Turbines or purchased gas turbine auxiliaries

SGT

SCHEDULE 23

Third party consents required in relation to the following properties

LOCATION	OWNER	LESSEE
Land and Buildings known as Ruston Works Waterside South, Lincoln (unregistered lease)	ALSTOM Real Estate 1 Limited	APUK
Land and Buildings at Firth Road, Lincoln	ALSTOM Real Estate 1 Limited	APUK
Land and Buildings at Freeman Road, North Hykeham, Lincoln	ALSTOM Real Estate 3 Limited	APUK
Part of a Building at Lindum Business Park, Station Road, North Hykeham, Lincoln comprising a refurbished equipment facility lease plus small area of additional external storage space	ALSTOM Real Estate 1 Limited	APUK
Lindum House, 11 Sewell Road, Lincoln (Guest House, Offices and Conference Facilities)	ALSTOM Real Estate 1 Limited	APUK
Land on the southwest side of Kirkton Drive, Raiths Industrial Estate, Aberdeen		APUK

SCHEDULE 24

RISK SHARING MECHANISM

1.	In this Schedule, the following expressions shall bear the following meanings:

“Differential Amount” means the amount subject to these risk sharing arrangements calculated in accordance with paragraphs 4 to 7 below;

“Indemnity Amount” means the relevant proportion of the Differential Amount calculated in accordance with paragraph 8 below;

“Relevant Contracts” means the contracts referred to in the list contained in Appendix 1 to this Schedule;

“Relevant Litigation” means the disputes listed in Appendix 2 to this Schedule;

“Review Period” means the period between the Net Assets Date and the periods of 6, 12, 18 and 24 months commencing on the Completion Date;

“Schedule 2 Report” means the report of sales and gross profit analysis by contract as used by the SGT Business (an example of which was included as Appendix 1.3 to the Addendum to the Financial Book); and

“Statement of Differential Amount” means the statement in a form to be agreed for each Review Period to be provided by the Purchaser to the Seller in accordance with paragraph 3.

2.	The Schedule 2 Report will be prepared summarising the trading for each of the Relevant Contracts at the Net Assets Date and as at the end of each Review Period in order to prepare the Statement of Differential Amount set out below. This contract-specific Schedule 2 Report will be reconciled to the reporting for those contracts on an overall Schedule 2 Report for each relevant business unit for each Review Period.
3.	The Statement of Differential Amount for each Review Period will show the Differential Amount arising under each of the items of Relevant Litigation and each of the Relevant Contracts and will be provided by the Purchaser to the Seller within 30 Business Days of the end of each Review Period, together will all relevant supporting documents including project review reports. The Statement of Differential Amount will also show the aggregate cumulative Differential Amount and the Indemnity Amount which is to be paid by the Seller or the Purchaser in accordance with paragraph 9.
4.	The Differential Amount arising after Completion under the Relevant Litigation will be determined by taking the amounts paid out by the SGT Business in respect of the Relevant Litigation (including the costs incurred as a consequence thereof) plus provisions (or liabilities) still outstanding at the end of the Review Period less the provisions made (or liabilities brought into account) for the Relevant Litigation in the Net Asset Statement.
5.	The Differential Amount arising after Completion under the Relevant Contracts will be the actual gross margin outcome for the Relevant Contracts compared with the future gross margin assumed in the accounting for the Relevant Contracts in the Net Asset Statement and will be determined for each Relevant Contract as follows:
(a)	the actual costs incurred by the SGT Business in performing the contract after the Net Assets Date plus any further estimated costs of the SGT Business to complete the contract and settle any claims related thereto at the end of the Review Period less the estimated costs to complete the contract at the Net Assets Date as reflected in the project review at that date; less
(b)	the actual revenue traded under the contract after the Net Assets Date plus any further estimated revenue to be generated under the contract at the end of the Review Period less estimated revenue to be traded under the contract by the SGT Business at the Net Assets Date as reflected in the project review at that date.
6.	The references above to project reviews at the Net Assets Date will be based on the adjusted position (reconciled to the Schedule 2 Report sales and gross profit analysis at that date) reflecting the limitations on variations since 31 December 2002 of the provisions as set out in paragraph 20 of Part B of Schedule 4.
7.	In determining the Differential Amount at the end of each Review Period as described above, post-Completion revenues, costs and provisions (or liabilities) will be calculated in accordance with the Accounting Principles as defined in Schedule 4 Part E (but without reference to the matters referred to in Part B of Schedule 4 other than paragraphs 9(b) and 9(c)) . Contract costs and contract costs to complete will include any specific contract related provisions or costs incurred or to be incurred in respect of penalties and warranties.
8.	For the Relevant Contracts and Relevant Litigation, the aggregate cumulative Differential Amount arising after Completion for the Review Periods of 12 and 24 months, respectively, after the Completion Date will be calculated and amounts in excess of €5 million will be reimbursed by the Seller to the Purchaser as follows (Indemnity Amount):
(a)	57% of the aggregate Differential Amount between €5 million and €42.8 million; and
(b)	50% of the aggregate Differential Amount in excess of €42.8 million.
9.	The Indemnity Amount as shown in the Statement of Differential Amount for the Review Periods ending twelve months and 24 months after Completion will be paid by the Seller

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to the Purchaser in accordance with paragraphs 10 and 11 when the Indemnity Amount is agreed or otherwise determined in accordance with paragraph 12.

10.	The Indemnity Amount in respect of the twelve months period following Completion will be considered as a payment on account and deducted from the Indemnity Amount due in respect of the 24 months. If the Indemnity Amount in respect of the 24 months after Completion is lower than the amount paid by the Seller in respect of the twelve months the Purchaser will refund any previous overpayment by the Seller.
11.	Except as described in paragraph 10, no payments would be made by the Purchaser to the Seller in respect of the Differential Amount for the Review Periods ending twelve and 24 months after Completion being negative (i.e., a better outcome for those contracts and litigation than that assumed at Completion and reflected in the preparation of the Net Asset Statement).
12.	Within 30 Business Days of receipt of the Statement of Differential Amount for the periods ended twelve months and 24 months after Completion, the Seller shall either confirm its agreement regarding the Statement of Differential Amount or give to the Purchaser a Notice of Disagreement. Any items in respect of which the Seller does not give such notice within such period will be deemed to have been accepted by the Seller. The provisions of Part D of Schedule 4 shall apply upon service of a Notice of Disagreement. For that purpose, the “Net Asset Statement” and “Objections of the Purchaser” in paragraphs 1 to 6 of Part D of Schedule 4 will be deemed to be replaced by the “Statement of Differential Amount” and “Objections of the Seller” as necessary to give effect thereto.
13.	These risk sharing arrangements between the Seller and the Purchaser will cease following the settlement of the Indemnity Amount (being the amount shown in the Statement of Differential Amount for the period ending 24 months after Completion when agreed or otherwise determined in accordance with paragraph 12) to be paid under this risk sharing mechanism. Following cessation of these risk sharing arrangements, the Purchaser will have no right to make further claims against the Seller in respect of the Relevant Litigation or the Relevant Contracts under this Schedule 24.

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Appendix 1

Relevant Contracts as referenced

Data Room
1.	Tiodxide	L/6.1(b)/51; L/21/7B; L21/17, L21/31, L21/31A
2.	Guernsey	L/6.1(b)/53; L/21/18, 30, 30A, 30B; L/9.2/7, L21/7B;
3.	Bulwer Island	L/6.1(b)/48; L/21/8;
4.	SBM Xikomba	L/6.1(b)/64, L/6.1(b)/110; L/21/7B;
5.	Khuff Gas	L/6.1(b)/55; L/21/16;
6.	Mystrass	L/6.1(b)/65; L/6.1(b)/135; L/21/7B;
7.	Iroquois	L/6.1(b)/61; L/21/7B;
8.	Rhône-Poulenc	L/6.1(b)/239, L/6.1 (d) (i)/3
9.	Rhodia Chimie Roussillon	L/6/1(b)/307, L/6.1 (d) (i)/3
10.	British Sugar Wissington	L/6.1(b)/263, L21/7B, L/21/9, L21/9A, L21/27
11.	British Sugar PLC	L/6.1(b)/295, L21/7B, L/21/9, L21/9A, L21/27
12.	Stora Enso Barcelona	L/6.1(b)/202
13.	NIGC Tabriz	L/6.1(b)/50; L/21/7B;
14.	Transco Nether Kellet	L/6.1(b)/54; L/21/20; L/21/37;
15.	Transco Cambridge	L/6.1(b)/54; L21/20; L/21/37;
16.	Gusto	L/6.1(b)/56;
17.	ITH Matep	L/6.1(b)/58; L/21/7B;
18.	Zeneca Macclesfield	L/6.1(b)/59; L/21/7B;
19.	SBM EPS B	L/6.1(b)/60; L21/7B
20.	Transco Kings Lynn	L/6.1(b)/62; L/21/7B, L21/34;
21.	Kharg 4 (KPC Iran)	L/6.1(b)/63;
22.	Transco Bathgate	L/6,1(b)/100;

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Appendix 2

Relevant Litigation

Data Room
1.	PHP Power	L/21/33, 33B, L6.1(b)/71
2.	Saipem	L/21/35, L6.1(b)/93
3.	Hanson	L/21/19
4.	Cargill	L/21/39
5.	Volvo	L/21/40

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